As filed with the Securities and Exchange Commission on June 14, 2004

                                                     Registration No. 333-107486

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. ONE
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER

                     THE SECURITIES ACT OF 1933, AS AMENDED
                     --------------------------------------
                         CNL RETIREMENT PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)
                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                    (Address of Principal executive offices)

                             THOMAS J. HUTCHISON III
                             Chief Executive Officer
                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                          (Name, Address and Telephone
                          Number of Agent for Service)

                                   COPIES TO:
                            JUDITH D. FRYER, ESQUIRE
                             Greenberg Traurig, LLP
                                Met Life Building
                                 200 Park Avenue
                            New York, New York 10166

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-107486


                         CNL RETIREMENT PROPERTIES, INC.

                     SUPPLEMENT NO. ONE, DATED JUNE 14, 2004
                       TO PROSPECTUS, DATED MARCH 26, 2004

      This Supplement is part of, and should be read in conjunction with, the Prospectus dated March 26, 2004. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      Information as to proposed Properties for which the Company has entered into initial commitments to acquire and the number and types of Properties acquired by the Company are presented as of May 19, 2004, and all references to commitments and Property acquisitions should be read in that context. Proposed Properties for which the Company enters into initial commitments to acquire, as well as Property acquisitions that occur after May 19, 2004, will be reported in a subsequent Supplement.

                               RECENT DEVELOPMENTS

      The following table sets forth the type, location and acquisition date for each of the Properties acquired by the Company between February 17, 2004 and May 19, 2004.

        Type and Location           Date Acquired
---------------------------------   -------------
RETIREMENT COMMUNITIES
Sunrise
      Des Peres, MO                   03/31/04
      Richmond Heights, MO            03/31/04
      Wilmette, IL                    03/31/04
Courtyard Manor
      Auburn Hills, MI                04/01/04
      Sterling Heights, MI            04/01/04

MEDICAL OFFICE BUILDINGS
      Aurora, CO (Aurora I)           04/30/04
      Aurora, CO (Aurora II)          04/30/04
      Chesapeake, VA                  04/30/04
      Clearwater, FL                  04/30/04
      Columbia, MD                    04/30/04
      Corpus Christi, TX              04/30/04
      Denver, CO                      04/30/04
      Durham, NC (4204)               04/30/04
      Durham, NC (4228)               04/30/04
      Durham, NC (4233)               04/30/04
      Durham, NC (4323)               04/30/04
      Encino, CA                      04/30/04
      Fairfax, VA                     04/30/04
      Houston, TX                     04/30/04
      Irving, Texas (Boardwalk)       04/30/04
      Irving, Texas (Las Colinas)     04/30/04
      Largo, FL                       04/30/04
      Plano, TX                       04/30/04
      Rockville, MD                   04/30/04
      Sherman Oaks, CA                04/30/04
      Tampa, FL                       04/30/04
      Valencia, CA                    04/30/04

      The Sunrise Properties acquired are assisted living Properties currently under construction. The three Properties are expected to include a total of 110 assisted living units and 70 units for residents with Alzheimer's and related memory disorders.

      The Courtyard Manor Properties are assisted living Properties, which opened in October 1994 and November 1997. The two Properties include a total of 156 units for residents with Alzheimer's and related memory disorders.

      The 22 medical office buildings represent a total of 1.3 million rentable square feet. The Properties were built between 1958 and 2001.

      As of May 19, 2004, the Company owned interests in 165 Properties. In addition, the Company has commitments to acquire three additional Properties. The retirement Properties are or will be leased on a long-term, triple-net basis and are managed by Operators of retirement facilities. The majority of the medical office buildings are leased on a "gross" basis for a period of five to ten years and are managed by 11 regional third-party property managers.

      As of May 19, 2004, 94 of the 143 retirement Properties owned by the Company are operated by Sunrise. Additionally, seven Properties owned by the Company as of May 19, 2004 are being developed by Sunrise Development, Inc., an affiliate of Sunrise. Upon completion of each development, the Property will be operated by Sunrise. Five additional Operators manage the remaining 42 retirement Properties owned by the Company as of May 19, 2004.

      The Board of Directors declared Distributions of $0.0592 to stockholders of record on April 1, May 1 and June 1, 2004, payable by June 30, 2004.

                                  THE OFFERINGS

GENERAL

      As of May 19, 2004, the Company had received aggregate subscriptions for 218 million Shares totalling $2.2 billion in gross proceeds from its Prior Offerings, including 2.0 million Shares ($19.6 million) issued pursuant to the Reinvestment Plan. As of May 19, 2004, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and organizational and offering expenses, totalled $2.0 billion. The Company used $1.5 billion of net offering proceeds, $71.4 million in advances relating to its line of credit and $662 million in Permanent Financing, as well as the assumption of $88.5 million in bonds payable, to invest $2.3 billion in 165 Properties. As of May 19, 2004, the Company had repaid $51.4 million in advances relating to its line of credit, had paid $140 million in Acquisition Fees and Acquisition Expenses, including Acquisition Fees on Permanent Financing, and had used $2.0 million to redeem 0.2 million Shares of Common Stock, leaving $284.7 million available to invest in Properties, Mortgage Loans and other permitted investments.

                             MANAGEMENT COMPENSATION

      For information concerning compensation paid to the Advisor and its Affiliates, see "Certain Relationships and Related Transactions."

                              REDEMPTION OF SHARES

      The following information updates and replaces the "Redemption of Shares" section beginning on page 45 of the Prospectus.

      Prior to such time, if any, as Listing occurs, any stockholder who has held Shares for not less than one year (other than the Advisor) may present for the Company's consideration, all or any portion equal to at least 25% of such Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its sole option, choose to redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption or that the Company will exercise its discretion to redeem such Shares and, accordingly, a stockholder's Shares may not be redeemed. Factors that the Company will consider in making its determination to redeem Shares include (i) whether such redemption impairs the capital or the operations of the Company; (ii) whether an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for such action for the protection of the stockholders; (iv) whether such redemption would be unlawful; or (v) whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT for tax purposes. If the Company elects to redeem Shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of Shares under the Reinvestment Plan (the "Reinvestment Proceeds") attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its Common Stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of Shares redeemed by the Company (if the Company so determines to redeem Shares) exceed 5% of the number of Shares of the Company's outstanding Common Stock at the beginning of such 12-month period.

      In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, and the Company determines to redeem Shares, the Company will redeem Shares on a pro rata basis at the end of each quarter. A stockholder whose Shares are not redeemed due to insufficient funds in that quarter, can ask that the request to redeem the Shares be honored at such time as sufficient funds exist. In such case, the redemption request will be retained and such Shares will be redeemed (if the Company so determines to redeem Shares) in the same manner as described above, at the end of the next quarter. Alternatively, if a redemption request is not satisfied and the stockholder does not make a subsequent request to redeem its Shares at such time as sufficient proceeds from the Reinvestment Plan exist, the initial redemption request will be treated by the Company as cancelled. Stockholders will not relinquish to the Company their Shares of Common Stock, until such time as the Company commits to redeem such Shares. Commitments to redeem Shares will be made at the end of each quarter and will be communicated to each stockholder who has submitted a request either telephonically or in writing. Until such time as a commitment is communicated and Shares are actually delivered to the Company, a stockholder may withdraw its redemption request.

      If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount may be held for subsequent redemptions unless such amount is sufficient to make an additional investment (directly or through a Joint Venture) or to acquire additional Properties, invest in Mortgage Loans, or is used to repay outstanding indebtedness. In that event, the Company may use all or a portion of such amount to make additional investments or to invest in one or more Mortgage Loans or to repay such outstanding indebtedness, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to make such investments, purchase such Property or Properties or invest in such Mortgage Loan or Mortgage Loans, or use such amount to repay outstanding indebtedness, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares.

      A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the "Redemption Agent"), which is currently Bank of New York. The Redemption Agent at all times will be registered or exempt from registration as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

      Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares of the Company's Common Stock will equal the lesser of (x) the price at which the Shares of Common Stock to be redeemed were initially sold by the Company, or (y) a fixed redemption price to be set forth in the Prospectus, which initially will be $9.50 per Share and which will never exceed the then current offering price of the Company's Common Stock. Accordingly, the redemption price paid to stockholders for Shares of Common Stock redeemed by the Company may vary over time to the extent that the United States Internal Revenue Service changes its ruling regarding the percentage discount that a REIT may give on reinvested Shares, and the Board of Directors determines to make a corresponding change to the price at which it offers Shares pursuant to its Reinvestment Plan. Because the proceeds from the Reinvestment Plan are the primary source of funds to redeem Shares under the redemption plan, the Company would then adjust the fixed redemption price described in (y) to match the price at which it offers Shares pursuant to its Reinvestment Plan. In addition, to the extent the Board of Directors determines that it is in the best interests of the Company to offer less than the maximum discount permitted by the United States Internal Revenue Service, the Board of Directors will change the price at which it offers Shares pursuant to its Reinvestment Plan and will make the corresponding change to the fixed redemption price described in (y). The Board of Directors of the Company will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders. The Company will provide at least 30 days advance notice prior to effecting a price adjustment: (i) in its annual or quarterly reports or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While the Company is engaged in an offering, the Company will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws.

      A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least $5,000 worth of Shares based on the current offering price.

      The Board of Directors, in its sole discretion, may amend or suspend the redemption plan at any time it determines that such amendment or suspension is in the best interest of the Company. The Board of Directors may amend or suspend the redemption plan if (i) it determines, in its sole discretion, that the redemption plan impairs the capital or the operations of the Company; (ii) it determines, in its sole discretion, that an emergency makes the redemption plan not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders;
(iv) it determines, in its sole discretion, that the redemption plan would be unlawful; (v) it determines, in its sole discretion, that redemptions under the redemption plan, when considered with all other sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) it determines, in its sole discretion, that such amendment or suspension would be in the best interest of the Company. If the Board of Directors amends or suspends the redemption plan, the Company will provide stockholders with at least 30 days advance notice prior to effecting such amendment or suspension: (i) in its annual or quarterly reports, or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While the Company is engaged in an offering, the Company will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of Stockholders." The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when Listing occurs. See "Risk Factors -- Offering-Related Risks -- The sale of shares by stockholders could be difficult."

                                    BUSINESS

PROPERTY ACQUISITIONS

      The following information should be read in conjunction with the "Business -- Property Acquisitions" section beginning on page 55 of the Prospectus.

      Between February 17, 2004 and May 19, 2004, the Company acquired interests in five retirement Properties and 22 medical office buildings. The five retirement Properties are or will be leased on a long-term, triple-net basis and are or will be managed by Operators of retirement facilities. The majority of the medical office buildings are leased on a "gross" basis for a period of five to ten years and are managed by 11 regional third-party property managers. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases."

      The following tables set forth the location of each of the five retirement Properties and the 22 medical office buildings described above, and a summary of the principal characteristics and the lease terms of each Property. With respect to the 22 medical office buildings, information regarding occupancy, annualized base rent and annualized base rent per occupied square foot is as of March 31, 2004.

                              PROPERTY ACQUISITIONS
                             RETIREMENT COMMUNITIES
                   From February 17, 2004 through May 19, 2004

                                                                        Purchase      Depreciable      Date
                         Property Location                                Price      Tax Basis (1)   Acquired
--------------------------------------------------------------------   -----------   -------------   --------
SUNRISE OF CLAYTON (2) (3)                                             $14,087,390        (4)        03/31/04
(the "Richmond Heights Property")
Retirement facility currently under construction

The Richmond Heights Property is located in Richmond Heights,
Missouri, nine miles west of downtown St. Louis, and is expected to include 47 assisted living units and 27 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF DES PERES (2) (3)                                           $11,592,452        (4)        03/31/04
(the "Des Peres Property")
Retirement facility currently under construction

The Des Peres Property is located in Des Peres, Missouri, 19 miles west of downtown St. Louis and is expected to include 50 assisted living units and 28 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF WILMETTE (2) (3)                                            $ 8,969,560        (4)        03/31/04
(the "Wilmette Property")
Retirement facility currently under renovation

The Wilmette Property is located in Wilmette, Illinois, 20 miles northwest of Chicago, and is expected to include 13 assisted living units and 15 units for residents with Alzheimer's and related memory disorders.

COURTYARD MANOR AT AUBURN HILLS (7)                                    $ 9,095,000   $   8,000,000   04/01/04
(the "Auburn Hills Property")
Existing retirement facility

The Auburn Hills Property is located in Auburn Hills, Michigan, 32 miles northwest of downtown Detroit, and includes 76 units for residents with Alzheimer's and related memory disorders.

                                                                       Lease Expiration
                                                                          and Renewal              Minimum           Additional
                         Property Location                                  Options              Annual Rent            Rent
--------------------------------------------------------------------   -----------------   -----------------------   ----------
SUNRISE OF CLAYTON (2) (3)                                             03/2019; Four                 (5)                (6)
(the "Richmond Heights Property")                                      five-year renewal
Retirement facility currently under construction                       options

The Richmond Heights Property is located in Richmond Heights,
Missouri, nine miles west of downtown St. Louis, and is expected to include 47 assisted living units and 27 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF DES PERES (2) (3)                                           03/2019; Four                 (5)                (6)
(the "Des Peres Property")                                             five-year renewal
Retirement facility currently under construction                       options

The Des Peres Property is located in Des Peres, Missouri, 19 miles west of downtown St. Louis and is expected to include 50 assisted living units and 28 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF WILMETTE (2) (3)                                            03/2019; Four                 (5)                (6)
(the "Wilmette Property")                                              five-year renewal
Retirement facility currently under renovation                         options

The Wilmette Property is located in Wilmette, Illinois, 20 miles northwest of Chicago, and is expected to include 13 assisted living units and 15 units for residents with Alzheimer's and related memory disorders.

COURTYARD MANOR AT AUBURN HILLS (7)                                    04/2019; two          $893,282 for first         N/A
(the "Auburn Hills Property")                                          ten-year renewal      lease year, with
Existing retirement facility                                           options               increases of 3% each
                                                                                             lease year thereafter
The Auburn Hills Property is located in Auburn Hills, Michigan, 32                           (8)
miles northwest of downtown Detroit, and includes 76 units for residents with Alzheimer's and related memory disorders.

                                                                        Purchase      Depreciable      Date
                         Property Location                                Price      Tax Basis (1)   Acquired
--------------------------------------------------------------------   -----------   -------------   --------
COURTYARD MANOR AT STERLING HEIGHTS (7)                                $ 8,695,000   $   8,200,000   04/01/04
(the "Sterling Heights Property")
Existing retirement facility

The Sterling Heights Property is located in Sterling Heights,
Michigan, 27 miles northeast of downtown Detroit, and includes 80 units for residents with Alzheimer's and related memory disorders.

                                                                       Lease Expiration
                                                                          and Renewal              Minimum           Additional
                         Property Location                                  Options              Annual Rent            Rent
--------------------------------------------------------------------   -----------------   -----------------------   ----------
COURTYARD MANOR AT STERLING HEIGHTS (7)                                04/2019; two          $854,221 for first         N/A
(the "Sterling Heights Property")                                      ten-year renewal      lease year, with
Existing retirement facility                                           options               increases of 3% each
                                                                                             lease year thereafter
The Sterling Heights Property is located in Sterling Heights,                                (8)
Michigan, 27 miles northeast of downtown Detroit, and includes 80 units for residents with Alzheimer's and related memory disorders.

FOOTNOTES:

      (1) Represents the approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the Properties acquired. Depreciable tax basis includes a portion of the purchase price plus acquisition costs for Properties subject to operating leases.

      (2) The Company acquired the Des Peres, Richmond Heights and Wilmette Properties, hereinafter referred to as the "Sunrise Portfolio Five Properties," in various stages of development. The Company has entered into three development service agreements with Sunrise Development, Inc., an affiliate of Sunrise, which provides for construction of the Properties. Sunrise has agreed to fund development costs exceeding an aggregate amount of $47,816,467.

      (3) Sunrise has guaranteed minimum annual rent and the FF&E Reserve from the lease commencement dates until the later of (i) 30 months or
            (ii) the Sunrise Portfolio Five Properties achieving a predetermined rent coverage ratio for a trailing six month period (hereinafter referred to as the "Stabilization Date"). Commencing on the Stabilization Date, the leases for the Sunrise Portfolio Five Properties will contain pooling terms, meaning that net operating profits with respect to the Sunrise Portfolio Five Properties will be combined for the purpose of funding rental payments and the FF&E Reserve.

      (4)   Depreciation will commence upon completion of construction.

      (5) From the lease commencement date to the Stabilization Date, minimum annual rent for the Sunrise Portfolio Five Properties is based upon a fixed return on the Company's aggregate equity investment in the five Properties, which is $19,325,856. The fixed return is 10.0% in the first lease year; 10.75% in the second lease year; 11.0% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter. On the Stabilization Date, minimum annual rent will be adjusted to the sum of (i) the total cost of the Sunrise Portfolio Five Properties less the Company's aggregate equity investment, multiplied by the 30-day LIBOR plus 225 basis points plus (ii) the then current fixed return rate multiplied by the Company's aggregate equity investment amount. Commencing in the fifth lease year, and every third lease year thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Properties determined pursuant to a formula multiplied by 9.5% or (b) 3% of the prior lease year's minimum rent.

      (6) In addition to minimum rent, the lease requires additional rent if certain operating performance thresholds are achieved.

      (7) The leases for the Auburn Hills and Sterling Heights Properties, hereinafter referred to as the "Courtyard Manor Portfolio One Properties," contain pooling terms, meaning that net operating profits with respect to both Properties are combined for the purpose of funding rental payments and the FF&E Reserve. The Courtyard Manor Portfolio One Properties are leased to and operated and managed by affiliates of HRA. The HRA Affiliated Companies are described in the section of the Prospectus entitled "Business -- Property Acquisitions."

      (8) Commencing on the fourth lease year, and every fourth lease year thereafter, minimum rent will be reset to the greater of (a) the fair market value of the Property multiplied by 10.5% or (b) 3% of the prior lease year's minimum rent.

OCCUPANCY RATE AND REVENUE PER UNIT

      The following information should be read in conjunction with the "Business -- Occupancy Rate and Revenue Per Unit" section beginning on page 98 of the Prospectus.

      The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years that the Properties have been operational, excluding land-only and construction Properties, are as follows:

                                                        Revenue     Revenue
                                                          per         per
                                          Average       Occupied   Available
        Property            Year(1)    Occupancy Rate     Unit       Unit
-------------------------   --------   --------------   --------   ---------
Auburn Hills Property        1999                90.8%  $ 118.89   $  107.95
                             2000                80.8%    121.19       97.92
                             2001                95.5%    122.02      116.53
                             2002                96.3%    130.60      125.77
                             2003                96.7%    135.43      132.72
                             2004 (2)            96.6%    139.77      135.58

Sterling Heights Property    1999                93.3%  $ 107.63   $  100.42
                             2000                92.0%    120.04      110.44
                             2001                97.0%    120.50      116.89
                             2002                98.3%    122.70      120.62
                             2003                98.1%    128.20      124.36
                             2004 (2)            96.8%    128.97      125.10

(1) Data represents information for each applicable fiscal year, unless noted otherwise.

(2)   Data for 2004 represents the period January 1, 2004 through March 31,
      2004.

                              PROPERTY ACQUISITIONS
                            MEDICAL OFFICE BUILDINGS
                   From February 17, 2004 through May 19, 2004

                                      Rentable
                                       Square      Purchase    Depreciable     Date
              Property                 Footage      Price       Tax Basis    Acquired
------------------------------------  ---------  ------------  ------------  --------
Aurora Medical Center I (2)              43,973  $  8,789,200  $  8,700,000  4/30/04
(the "Aurora-I Property")
Existing multi-tenant medical
office building

The Aurora-I Property is located in
Aurora, Colorado on the campus of
the Medical Center of Aurora.

Aurora Medical Center II (2)             53,980  $  9,345,478  $  9,200,000  4/30/04
(the "Aurora-II Property")
Existing multi-tenant medical
office building

The Aurora-II Property is located
in Aurora, Colorado on the campus
of the Medical Center of Aurora.

BayCare Health Headquarters              75,000  $  9,790,501  $  7,800,000  4/30/04
(the "Clearwater Property")
Existing single-tenant medical
office building

The Clearwater Property is located
in Clearwater, Florida and is the
corporate headquarters for BayCare
Health System.

Boardwalk Medical Office                 62,738  $ 13,072,544  $ 11,800,000  4/30/04
Building (6)
(the "Irving-Boardwalk Property")
Existing multi-tenant medical
office building

The Irving-Boardwalk Property is
located in Irving, Texas three miles
from the campus of Las Colinas
Medical Center.

                                                               Annualized
                                                               Base Rent
                                                 Annualized   Per Occupied      Principal
              Property                Occupancy   Base Rent   Square Foot      Tenants (1)
------------------------------------  ---------  -----------  ------------  ------------------
Aurora Medical Center I (2)                98.3% $ 1,047,171  $      24.22  Aurora Denver
(the "Aurora-I Property")                                                   Cardiology (3)
Existing multi-tenant medical
office building

The Aurora-I Property is located in
Aurora, Colorado on the campus of
the Medical Center of Aurora.

Aurora Medical Center II (2)               90.4% $ 1,119,993  $      22.94  Colorado
(the "Aurora-II Property")                                                  Orthopedic;
Existing multi-tenant medical                                               Total Renal Care
office building                                                             (4)

The Aurora-II Property is located
in Aurora, Colorado on the campus
of the Medical Center of Aurora.

BayCare Health Headquarters               100.0% $   708,750  $       9.45  BayCare Health
(the "Clearwater Property")                                                 System (5)
Existing single-tenant medical
office building

The Clearwater Property is located
in Clearwater, Florida and is the
corporate headquarters for BayCare
Health System.

Boardwalk Medical Office                  100.0% $ 1,264,851  $      20.16  Texas Health
Building (6)                                                                System; CSANT
(the "Irving-Boardwalk Property")                                           (7)
Existing multi-tenant medical
office building

The Irving-Boardwalk Property is
located in Irving, Texas three miles
from the campus of Las Colinas
Medical Center.

                                      Rentable
                                       Square      Purchase    Depreciable     Date
              Property                 Footage      Price       Tax Basis    Acquired
------------------------------------  ---------  ------------  ------------  --------
Chesapeake Medical Center                51,167  $  9,901,757  $  8,500,000  4/30/04
(the "Chesapeake Property")
Existing multi-tenant medical
office building

The Chesapeake Property is located
in Chesapeake, Virginia on the
campus of the Chesapeake General
Hospital.

The Diagnostic Clinic                   114,756  $ 29,705,270  $ 27,700,000  4/30/04
(the "Largo Property")
Existing single-tenant medical
office buildings

The Largo Property is located in
Largo, Florida next to the Largo
Medical Center.

Dorsey Hall Medical Center (10)          38,081  $  5,451,529  $  4,400,000  4/30/04
(the "Columbia Property")
Existing multi-tenant medical
office building

The Columbia Property is located in
Columbia, Maryland four miles from
Howard County General
Hospital.

Encino Medical Plaza (12)                66,973  $ 16,020,820  $ 10,300,000  4/30/04
(the "Encino Property")
Existing multi-tenant medical
office building

The Encino Property is located in
Encino, California two miles from
the Encino and Tarzana Campuses
of the Encino-Tarzana Regional
Medical Center.

                                                               Annualized
                                                               Base Rent
                                                 Annualized   Per Occupied      Principal
              Property                Occupancy   Base Rent   Square Foot      Tenants (1)
------------------------------------  ---------  -----------  ------------  ------------------
Chesapeake Medical Center                  84.1% $ 1,007,143  $      23.39  N/A (8)
(the "Chesapeake Property")
Existing multi-tenant medical
office building

The Chesapeake Property is located
in Chesapeake, Virginia on the
campus of the Chesapeake General
Hospital.

The Diagnostic Clinic                     100.0% $ 2,739,131  $      23.87  Diagnostic Clinic
(the "Largo Property")                                                      Medical Group
Existing single-tenant medical                                              (9)
office buildings

The Largo Property is located in
Largo, Florida next to the Largo
Medical Center.

Dorsey Hall Medical Center (10)            92.9% $   899,935  $      25.44  Helixcare, Inc.
(the "Columbia Property")                                                   (11)
Existing multi-tenant medical
office building

The Columbia Property is located in
Columbia, Maryland four miles from
Howard County General
Hospital.

Encino Medical Plaza (12)                  95.4% $ 1,713,083  $      26.82  N/A (8)
(the "Encino Property")
Existing multi-tenant medical
office building

The Encino Property is located in
Encino, California two miles from
the Encino and Tarzana Campuses
of the Encino-Tarzana Regional
Medical Center.

                                      Rentable
                                       Square      Purchase    Depreciable     Date
              Property                 Footage      Price       Tax Basis    Acquired
------------------------------------  ---------  ------------  ------------  --------
Independence Park (6)                    48,317  $ 10,124,268  $  8,700,000  4/30/04
4204 Technology Drive
(the "Durham 4204 Property")
Existing research/flex building

The Durham 4204 Property is
located in Durham, North Carolina
one mile from Durham Regional
Hospital and four miles from Duke
University Medical Center.

Independence Park (6)                    20,000  $  3,226,415  $  2,600,000  4/30/04
4228 Technology Drive
(the "Durham 4228 Property")
Existing research/flex building

The Durham 4228 Property is
located in Durham, North Carolina
one mile from Durham Regional
Hospital and four miles from Duke
University Medical Center.

Independence Park (6)                    20,000  $  3,782,694  $  2,300,000  4/30/04
4233 Technology Drive
(the "Durham 4233 Property")
Existing research/flex building

The Durham 4233 Property is
located in Durham, North Carolina
one mile from Durham Regional
Hospital and four miles from Duke
University Medical Center.

                                                               Annualized
                                                               Base Rent
                                                 Annualized   Per Occupied      Principal
              Property                Occupancy   Base Rent   Square Foot      Tenants (1)
------------------------------------  ---------  -----------  ------------  ------------------
Independence Park (6)                     100.0% $   645,896  $      13.37  Duke University
4204 Technology Drive                                                       (13)
(the "Durham 4204 Property")
Existing research/flex building

The Durham 4204 Property is
located in Durham, North Carolina
one mile from Durham Regional
Hospital and four miles from Duke
University Medical Center.

Independence Park (6)                     100.0% $   198,507  $       9.93  Applied
4228 Technology Drive                                                       Clinical
(the "Durham 4228 Property")                                                Concepts;
Existing research/flex building                                             Duke
                                                                            University
The Durham 4228 Property is                                                 (14)
located in Durham, North Carolina
one mile from Durham Regional
Hospital and four miles from Duke
University Medical Center.

Independence Park (6)                     100.0% $   161,834  $       8.09  Aventis (15)
4233 Technology Drive
(the "Durham 4233 Property")
Existing research/flex building

The Durham 4233 Property is
located in Durham, North Carolina
one mile from Durham Regional
Hospital and four miles from Duke
University Medical Center.

                                       -11

                                      Rentable
                                       Square      Purchase    Depreciable     Date
              Property                 Footage      Price       Tax Basis    Acquired
------------------------------------  ---------  ------------  ------------  --------
Independence Park (6)                    16,572  $  3,448,926  $  3,000,000  4/30/04
4323 Ben Franklin Boulevard
(the "Durham 4323 Property")
Existing multi-tenant medical office
office building

The Durham 4323 Property is
located in Durham, North Carolina
one mile from Durham Regional
Hospital and four miles from Duke
University Medical Center.

Las Colinas Medical Plaza II (6)         51,591  $ 10,958,686  $  9,500,000  4/30/04
(the "Irving-Las Colinas Property")
Existing multi-tenant medical
office building

The Irving-Las Colinas Property is
located in Irving, Texas located on
the campus of Las Colinas Medical
Center.

Medical Place I (18)                    150,520  $ 25,088,809  $ 25,000,000  4/30/04
(the "Houston Property")
Existing multi-tenant medical
office building

The Houston Property is located in
Houston, Texas on the campus of
CHRISTUS St. Joseph's Hospital.

Northwest Regional Medical Center        34,079  $  7,454,131  $  7,000,000  4/30/04
(the "Corpus Christi Property")
Existing multi-tenant medical
office building

The Corpus Christi Property is
located in Corpus Christi, Texas on
the campus of the Northwest
Regional Hospital.

                                                               Annualized
                                                               Base Rent
                                                 Annualized   Per Occupied      Principal
              Property                Occupancy   Base Rent   Square Foot      Tenants (1)
------------------------------------  ---------  -----------  ------------  ------------------
Independence Park (6)                     100.0% $   257,410  $      15.53  Durham
4323 Ben Franklin Boulevard                                                 Diagnostic
(the "Durham 4323 Property")                                                Imaging; Duke
Existing multi-tenant medical office                                        University (16)
office building

The Durham 4323 Property is
located in Durham, North Carolina
one mile from Durham Regional
Hospital and four miles from Duke
University Medical Center.

Las Colinas Medical Plaza II (6)          100.0% $ 1,085,765  $      21.05  Southwest
(the "Irving-Las Colinas Property")                                         Primary Care;
Existing multi-tenant medical                                               Urology
office building                                                             Associates;
                                                                            Clinical Pediatric
The Irving-Las Colinas Property is                                          Associates;
located in Irving, Texas located on                                         Network Cancer
the campus of Las Colinas Medical                                           Care (17)
Center.

Medical Place I (18)                       93.3% $ 2,849,803  $      20.36  N/A (8)
(the "Houston Property")
Existing multi-tenant medical
office building

The Houston Property is located in
Houston, Texas on the campus of
CHRISTUS St. Joseph's Hospital.

Northwest Regional Medical Center         100.0% $   740,945  $      21.74  Riverside
(the "Corpus Christi Property")                                             Hospital, Inc.;
Existing multi-tenant medical                                               Cambridge
office building                                                             Holdings, Inc.;
                                                                            Coastal
The Corpus Christi Property is                                              Children's
located in Corpus Christi, Texas on                                         Clinic; Coastal
the campus of the Northwest                                                 Cardiology (19)
Regional Hospital.

                                      Rentable
                                       Square      Purchase    Depreciable     Date
              Property                 Footage      Price       Tax Basis    Acquired
------------------------------------  ---------  ------------  ------------  --------
Plano Medical Pavilion                   86,878  $ 15,130,774  $ 13,200,000  4/30/04
(the "Plano Property")
Existing multi-tenant medical
office building

The Plano Property is located in
Plano, Texas on the campus of The
Medical Center of Plano.

Randolph Medical Center                  40,859  $  8,733,572  $  6,800,000  4/30/04
(the "Rockville Property")
Existing multi-tenant medical
office building

The Rockville Property is located
in Rockville, Maryland four miles
from Suburban Hospital and Holy
Cross Hospital.

Rocky Mountain Cancer Center (22)        34,087  $  9,122,967  $  8,200,000  4/30/04
(the "Denver Property")
Existing multi-tenant medical
office building

The Denver Property is located in
Denver, Colorado one block from
the HealthOne Presbyterian/St.
Luke's Hospital.

Sherman Oaks Medical Center (6)          70,574  $ 14,852,635  $  6,600,000  4/30/04
(the "Sherman Oaks Property")
Existing multi-tenant medical
office building

The Sherman Oaks Property is located
in Sherman Oaks, California next to
Sherman Oaks Hospital.

                                                               Annualized
                                                               Base Rent
                                                 Annualized   Per Occupied      Principal
              Property                Occupancy   Base Rent   Square Foot      Tenants (1)
------------------------------------  ---------  -----------  ------------  ------------------
Plano Medical Pavilion                     96.9% $ 1,640,757  $      19.48  Dr. Freer; The
(the "Plano Property")                                                      Raphael
Existing multi-tenant medical                                               Institute for
office building                                                             Plastic Surgery;
                                                                            Dr. Samara (20)
The Plano Property is located in
Plano, Texas on the campus of The
Medical Center of Plano.

Randolph Medical Center                    83.6% $   776,320  $      22.74  Metro
(the "Rockville Property")                                                  Orthopedic (21)
Existing multi-tenant medical
office building

The Rockville Property is located
in Rockville, Maryland four miles
from Suburban Hospital and Holy
Cross Hospital.

Rocky Mountain Cancer Center (22)         100.0% $   791,139  $      23.21  Rocky Mountain
(the "Denver Property")                                                     Cancer Center;
Existing multi-tenant medical                                               HCA HealthOne;
office building                                                             Childhood
                                                                            Hematology
The Denver Property is located in                                           Oncology (23)
Denver, Colorado one block from
the HealthOne Presbyterian/St.
Luke's Hospital.

Sherman Oaks Medical Center (6)            99.5% $ 1,756,106  $      25.02  UCLA;  Dr.
(the "Sherman Oaks Property")                                               Greenspan (24)
Existing multi-tenant medical
office building

The Sherman Oaks Property is located
in Sherman Oaks, California next to
Sherman Oaks Hospital.

                                      Rentable
                                       Square      Purchase    Depreciable     Date
              Property                 Footage      Price       Tax Basis    Acquired
------------------------------------  ---------  ------------  ------------  --------
Tampa Medical Tower (6)                 106,261  $ 10,569,291  $  8,400,000  4/30/04
(the "Tampa Property")
Existing multi-tenant medical
office building

The Tampa Property is located in
Tampa, Florida next to St. Joseph's
Hospital.

Valencia Medical Center (6)              27,887  $  6,786,597  $  5,500,000  4/30/04
(the "Valencia Property")
Existing multi-tenant medical
office building

The Valencia Property is located in
Valencia, California less than one
mile from the Henry Mayo
Newhall Memorial Hospital.

Yorktown 50 (6)                          96,477  $ 25,143,136  $ 23,500,000  4/30/04
(the "Fairfax Property")
Existing multi-tenant medical
office building

The Fairfax Property is located in
Fairfax, Virginia one mile from
Inova Fairfax Hospital.
                                      ---------  ------------  ------------
Total                                 1,310,770  $256,500,000  $218,700,000
                                      =========  ============  ============
Weighted Average

                                                               Annualized
                                                               Base Rent
                                                 Annualized   Per Occupied      Principal
              Property                Occupancy   Base Rent   Square Foot      Tenants (1)
------------------------------------  ---------  -----------  ------------  ------------------
Tampa Medical Tower (6)                    86.4% $ 1,815,144  $      19.78  N/A (8)
(the "Tampa Property")
Existing multi-tenant medical
office building

The Tampa Property is located in
Tampa, Florida next to St. Joseph's
Hospital.

Valencia Medical Center (6)                98.9% $   689,476  $      25.00  N/A (8)
(the "Valencia Property")
Existing multi-tenant medical
office building

The Valencia Property is located in
Valencia, California less than one
mile from the Henry Mayo
Newhall Memorial Hospital.

Yorktown 50 (6)                           100.0% $ 2,723,168  $      28.23  Otolaryngology
(the "Fairfax Property")                                                    Associates;
Existing multi-tenant medical                                               Bio-Medical
office building                                                             Applications (25)

The Fairfax Property is located in
Fairfax, Virginia one mile from
Inova Fairfax Hospital.
                                                 -----------
Total                                            $26,632,327
                                      ---------  ===========  ------------
Weighted Average                           95.8%              $      21.20
                                      =========               ============

------------------------

FOOTNOTES:

      (1) Represents tenants leasing 10% or more of the building's rentable square footage.

      (2) In connection with the acquisition of the Aurora-I and Aurora-II Properties, the Company assumed approximately $10 million in existing debt comprised of two loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 8.24% and require principal and interest payments until maturity on October 1, 2009. In connection with the loans, the Company incurred loan costs of approximately $68,000.

      (3) Aurora Denver Cardiology leases 11,171 square feet with annual base rent of $267,503 and the lease expires on June 14, 2005. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses above a contractual base amount of operational expenses (the "Base Expenses"), and base rents increase annually based on the consumer price index.

      (4) Colorado Orthopedic leases 9,413 square feet with annual base rent of $221,206 and the lease expires on May 31, 2007. Total Renal Care leases 8,421 square feet with an annual base rent of $165,466 and the lease expires on April 1, 2006. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses above Base Expenses, and base rents increase annually based on either the consumer price index or 3%.

      (5) BayCare Health System leases 75,000 square feet on a triple-net basis with annual base rent of $708,750 which increases annually by 3%. The lease expires on November 30, 2013. The tenant has been provided with a $3,000,000 tenant improvement allowance which was escrowed by the seller on behalf of the Company. If the actual costs for the tenant improvements are less than $3,000,000, the annual base rent will be reduced by $750 for each $8,200 reduction in the cost of the tenant improvements. If the actual costs for the tenant improvements exceed $3,000,000, the tenant, at its option, may pay for such costs directly or have the annual base rent rate increased by $750 for each $8,200 in additional costs. After the renovation is completed in the summer of 2004, the building will be occupied as the corporate headquarters for BayCare Health System, a community healthcare system that consists of partnerships between 16 hospitals in the Greater Tampa area.

      (6) In connection with the acquisition of the Irving-Boardwalk, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Sherman Oaks, Tampa, Valencia and Fairfax Properties, the Company assumed $57.9 million in existing debt comprised of seven loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 5.38%. The loans require principal and interest payments until maturity. The maturity dates range from August 2008 to February 2011. In connection with the assumption of the loans, the Company incurred loan costs of approximately $350,000.

      (7) Texas Health System leases 30,000 square feet with annual base rent of $588,300 which increases by 5% on November 1, 2008 and November 1, 2013. The lease expires on October 31, 2018. CSANT leases 8,184 square feet with annual base rent of $171,864 which increases to $180,048 on July 1, 2005, $196,416 on July 1, 2008 and $204,600 on
            July 1, 2011. The lease expires on June 30, 2014. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses. Other tenants' base rents increase at various times with increases ranging from 5% to 10%.

      (8) Tenancy is a mix of various physician practices. All of the tenants pay their proportionate share of operational expenses above Base Expenses. Base rents increase annually based on various percentages.

      (9) Diagnostic Clinic Medical Group, a specialty medical practice group, leases 114,756 square feet on a triple net lease basis with annual base rent of $2,739,131, which increases by 3% on May 1, 2005 and each lease year thereafter. The lease expires on April 30, 2010.

      (10) In connection with the acquisition of the Columbia Property, the Company assumed $4 million in existing debt. The loan bears interest at 7.87% and requires principal and interest payments until maturity on August 1, 2009.

      (11) Helixcare, Inc. leases 22,081 square feet with annual base rent of $511,963 and the lease expires on February 28, 2005. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants' annual base rent increases range from 2% to 4%, except for two tenants where the base rent increases annually by $1.00 per square foot.

      (12) In connection with the acquisition of the Encino Property, the Company assumed $7.6 million in existing debt. The loan bears interest at 5.78% and requires principal and interest payments until maturity on January 1, 2013.

      (13) Duke University leases 48,317 square feet with annual base rent of $645,896 which increases annually by 4.6%. The lease expires on February 28, 2013. Duke University is responsible for all operational expenses of the property, except for a portion of the real estate taxes and insurance.

      (14) Applied Chemical Concepts leases 13,500 square feet with annual base rent of $148,842 which increases annually by 3%. The lease expires on September 30, 2010. Duke University leases two office spaces for a total of 6,500 square feet. The first lease contains 1,500 square feet with annual base rent of $12,665 which increases annually by 3%. The lease expires on May 15, 2006. The second lease contains 5,000 square feet with annual base rent of $37,000. The lease expires on February 28, 2005. The tenants are responsible for all operational expenses of the property, except for real estate taxes and insurance.

      (15) Aventis, an international pharmaceutical company, leases 20,000 square feet with annual base rent of $161,834 that increases annually by 3.5%. The lease expires on August 31, 2006. Aventis is responsible for all operational expenses of the property, except for real estate taxes and insurance.

      (16) Durham Diagnostic Imaging leases 13,172 square feet with annual base rent of $194,015 which increases annually by 3.5%. The lease expires on January 31, 2012. Duke University leases 3,400 square feet with annual base rent of $63,395 which increases annually by 5.1%. The lease expires on January 31, 2010. The tenants are responsible for all operational expenses of the property, except for real estate taxes and insurance.

      (17) Southwest Primary Care leases 17,654 square feet with annual base rent of $344,253, which increases to $346,018 on November 1, 2006 and $361,201 on November 1, 2009. The lease expires on October 31, 2011. Urology Associates leases 9,308 square feet with annual base rent of $186,160. The lease expires on November 30, 2008. Clinical Pediatric Associates leases 6,392 square feet with annual base rent of $134,232 which increases to $147,655 on March 1, 2007. The lease expires on February 28, 2012. Network Cancer Care leases 5,749 square feet with annual base rent of $158,833 which increases to $168,906 on July 1, 2007 and $182,186 on July 1, 2012. Tenancy in
            the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses. Other tenants' base rents increase at various times with increases ranging from 2% to 10%.

      (18) The Company does not own the land on which the Houston Property office building is located. The Company assumed a ground lease which expires on June 3, 2053 and has five consecutive renewal options of ten years each. The ground lease requires minimum annual rent of $115,300 through May 31, 2008. On June 1, 2008, and every 60 months thereafter, minimum annual rent will increase by the lesser of (i) prior year's rent increased by the consumer price index or (ii) prior year's rent increased by 10%.

      (19) Riverside Hospital, Inc. has two leases with a total of 6,464 square feet with annual base rent of $98,319 which increases annually based on the consumer price index. Both leases expire on August 31, 2008. Cambridge Holdings Inc. leases 5,112 square feet with annual base rent of $83,428 which increases annually by 2%. The lease expires on February 9, 2008. Coastal Children's Clinic leases 4,367 square feet with annual base rent of $103,088 which increases to $105,856 on September 15, 2006 and to $108,476 on September 15, 2007. The lease expires on September 30, 2008. Coastal Cardiology leases 3,915 square feet with annual base rent of $94,302 which increases annually based on the consumer price index. The lease expires on January 31, 2011. Tenancy in the building is a mix of physician practices, with concentration in pediatrics and cardiology. All tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants' annual base rent increases are based on the consumer price index.

      (20) Dr. Freer leases 17,049 square feet with annual base rent of $326,023 which increases annually by 4%. The lease expires on December 31, 2010. The Raphael Institute for Plastic Surgery leases 15,795 square feet with annual base rent of $302,043 which increases annually by 4%. The lease expires on December 31, 2010. Dr. Samara leases 10,515 square feet with annual base rent of $195,219 which increases annually by 3%. The lease expires on October 31, 2011. Tenancy in the building is a mix of physician practices. All tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants' annual base rent increases are based on either the consumer price index or a fixed percentage.

      (21) Metro Orthopedic leases 4,484 square feet with annual base rent of $97,556 and the lease expires on October 31, 2004. Tenancy in the building is a mix of physician practices. All tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants' annual base rent increases are based on a fixed percentage.

      (22) In connection with the acquisition of the Denver Property, the Company assumed $4.7 million in existing debt. The loan bears interest at 7.34% and requires principal and interest payments until maturity on July 1, 2010.

      (23) Rocky Mountain Cancer Center leases 18,872 square feet with annual base rent of $441,003 which increases annually by 2%. The lease expires on March 31, 2009. HCA HealthOne leases 9,365 square feet with annual base rent of $213,432 which increases annually by 2%. The lease expires on April 30, 2009. Childhood

            Hematology Oncology leases 5,850 square feet with annual base rent of $136,704 which increases annually by 2%. The lease expires on March 31, 2009. All of the tenants pay their proportionate share of operational expenses.

      (24) UCLA leases 12,561 square feet with annual base rent of $298,449 which increases to $313,523 on November 1, 2004. The lease expires on April 30, 2007. Dr. Greenspan leases 9,608 square feet with annual base rent of $234,743 which increases to $244,133 on September 1, 2004. The lease expires on August 31, 2005. Tenancy in the building is a mix of physician practices. All tenants pay their proportionate share of operational expenses above Base Expenses.

      (25) Otolaryngology Associates leases 11,323 square feet with annual base rent of $327,341 which increases annually by 3%. The lease expires on October 31, 2012. Bio-Medical Applications leases 11,404 square feet with annual base rent $270,382 which increases annually by 3%. The lease expires on June 30, 2013. Tenancy in the building is a mix of physician practices. Tenants pay their proportionate share of operational expenses above Base Expenses.

      The following table represents a summary as of March 31, 2004 of leases by Property for each of the medical office buildings that the Company has acquired, which leases are expiring during the period 2004 through 2018:

                                                                             Percentage
                                                Total        Annual Base      of Gross
                                 Number of   Square Feet       Rent of       Base Rents
                                 Expiring    of Expiring   Expiring Leases   on Expiring
       Property           Year    Leases       Leases            (1)           Leases
-----------------------   ----   ---------   -----------   ---------------   -----------
Aurora-I Property         2004       4             6,571   $       161,085          15.4%
                          2005       2            12,114           291,149          27.8%
                          2006       3             7,263           180,258          17.2%
                          2007       3             9,815           235,560          22.5%
                          2008       2             4,730           114,471          10.9%
                          2009       1             2,751            64,648           6.2%

Aurora-II Property        2004       1             1,658            40,610           3.6%
                          2005       2             3,919            96,558           8.6%
                          2006       1             8,421           165,473          14.8%
                          2007       4            11,543           273,391          24.4%
                          2008       4            12,429           302,930          27.1%
                          2009       4             7,872           184,818          16.5%
                          2010       2             2,973            56,213           5.0%

Chesapeake Property       2004       4             6,519           160,636          15.9%
                          2005       5             8,692           207,016          20.6%
                          2006       1             2,138            47,699           4.7%
                          2007       1             3,652            84,507           8.4%
                          2008       4            12,973           290,885          28.9%
                          2009       3             9,083           216,400          21.5%

Clearwater Property       2013       1            75,000           708,750         100.0%

Columbia Property         2005       2            23,201           544,639          60.5%
                          2006       5             7,540           242,202          26.9%
                          2007       -                 -                 -             -
                          2008       1             1,906            45,534           5.1%
                          2009       -                 -                 -             -
                          2010       1             2,733            67,560           7.5%

Corpus Christi Property   2006       1             1,493            37,877           5.1%
                          2007       1             2,686            66,855           9.0%
                          2008       4            15,943           284,835          38.5%
                          2009       -                 -                 -             -
                          2010       3             7,220           185,612          25.0%
                          2011       2             6,737           165,765          22.4%

Denver Property           2009       4            34,087           791,139         100.0%

Durham 4204 Property      2013       2            48,317           645,896         100.0%

                                                                             Percentage
                                                Total        Annual Base      of Gross
                                 Number of   Square Feet       Rent of       Base Rents
                                 Expiring    of Expiring   Expiring Leases   on Expiring
       Property           Year    Leases       Leases            (1)           Leases
-----------------------   ----   ---------   -----------   ---------------   -----------
Durham 4228 Property      2005       1             5,000   $        37,000          18.6%
                          2006       1             1,500            12,665           6.4%
                          2007       -                 -                 -             -
                          2008       -                 -                 -             -
                          2009       -                 -                 -             -
                          2010       1            13,500           148,842          75.0%

Durham 4233 Property      2006       1            20,000           161,834         100.0%

Durham 4323 Property      2010       1             3,400            63,395          24.6%
                          2011       -                 -                 -             -
                          2012       1            13,172           194,015          75.4%

Encino Property           2004       8            15,686           411,445          24.0%
                          2005       7             9,441           258,355          15.1%
                          2006       2             2,567            69,320           4.0%
                          2007       3             6,614           193,235          11.3%
                          2008      10            19,606           510,470          29.8%
                          2009       -                 -                 -             -
                          2010       2             4,352           114,599           6.7%
                          2011       1             2,235            63,027           3.7%
                          2012       -                 -                 -             -
                          2013       2             3,361            92,632           5.4%

Fairfax Property          2004       2             3,593            96,970           3.6%
                          2005       2             4,756           130,755           4.8%
                          2006       4            11,027           306.220          11.2%
                          2007       6            10,012           271,554          10.0%
                          2008       -                 -                 -             -
                          2009       2            11,512           343,269          12.6%
                          2010       1             2,971            94,834           3.5%
                          2011       5            14,253           405,366          14.9%
                          2012       8            22,661           668,472          24.5%
                          2013       1            11,104           270,382           9.9%
                          2014       1             4,588           135,346           5.0%

Houston Property          2004      12            24,717           495,014          17.4%
                          2005       1             7,432           138,235           4.9%
                          2006      18            40,643           853,511          29.9%
                          2007      10            31,280           649,370          22.8%
                          2008      12            24,646           513,959          18.0%
                          2009       1             4,655            60,282           2.1%
                          2010       -                 -                 -             -
                          2011       1             2,025            40,095           1.4%
                          2012       1             5,017            99,337           3.5%

                                                                             Percentage
                                                Total        Annual Base      of Gross
                                 Number of   Square Feet       Rent of       Base Rents
                                 Expiring    of Expiring   Expiring Leases   on Expiring
       Property           Year    Leases       Leases            (1)           Leases
-----------------------   ----   ---------   -----------   ---------------   -----------
Irving-Boardwalk          2004       1             1,704   $        37,778           3.0%
   Property               2005       1             5,163            98,097           7.8%
                          2006       -                 -                 -             -
                          2007       1             4,745           109,135           8.6%
                          2008       2             4,688            93,602           7.4%
                          2009       1             2,839            57,263           4.5%
                          2010       -                 -                 -             -
                          2011       1             2,476            51,179           4.0%
                          2012       -                 -                 -             -
                          2013       -                 -                 -             -
                          2014       1             8,184           171,864          13.6%
                          2015       -                 -                 -             -
                          2016       -                 -                 -             -
                          2017       -                 -                 -             -
                          2018       2            32,939           645,933          51.1%

Irving-Las Colinas        2007       1             2,442            48,840           4.5%
   Property               2008       2            11,453           229,060          21.1%
                          2009       1             3,424            80,087           7.4%
                          2010       -                 -                 -             -
                          2011       3            22,131           436,713          40.2%
                          2012       1             6,392           134,232          12.4%
                          2013       -                 -                 -             -
                          2014       -                 -                 -             -
                          2015       -                 -                 -             -
                          2016       -                 -                 -             -
                          2017       1             5,749           156,833          14.4%

Largo Property            2010       1           114,756         2,739,131         100.0%

Plano Property            2005       1             1,650            28,875           1.8%
                          2006       2             4,514           111,338           6.8%
                          2007       5            15,401           314,906          19.2%
                          2008       2             6,975           128,419           7.8%
                          2009       1             2,856            50,694           3.1%
                          2010       5            42,317           811,306          49.4%
                          2011       1            10,515           195,219          11.9%

Rockville Property        2004       7            11,025           246,975          31.8%
                          2005       1               718            16,378           2.1%
                          2006       6             7,807           165,901          21.4%
                          2007       1             1,447            35,003           4.5%
                          2008       2             3,745            84,880          10.9%
                          2009       -                 -                 -             -
                          2010       1             1,387            32,983           4.3%
                          2011       3             4,905           123,283          15.9%
                          2012       1             1,236            28,329           3.6%
                          2013       1             1,872            42,588           5.5%

                                                                             Percentage
                                                Total        Annual Base      of Gross
                                 Number of   Square Feet       Rent of       Base Rents
                                 Expiring    of Expiring   Expiring Leases   on Expiring
       Property           Year    Leases       Leases            (1)           Leases
-----------------------   ----   ---------   -----------   ---------------   -----------
Sherman Oaks Property     2004       6             8,423   $       222,074          12.6%
                          2005       7            16,923           424,303          24.2%
                          2006       4             6,684           176,613          10.1%
                          2007       4            21,981           530,092          30.2%
                          2008       8            12,764           316,714          18.0%
                          2009       -                 -                 -             -
                          2010       1             3,425            86,310           4.9%

Tampa Property            2004       4            10,262           188,545          10.4%
                          2005       8            22,204           459,523          25.3%
                          2006       4             7,973           163,109           9.0%
                          2007       8            20,173           391,096          21.6%
                          2008       2             9,655           188,918          10.4%
                          2009       2             3,479            67,841           3.7%
                          2010       1             2,121            41,360           2.3%
                          2011       -                 -                 -             -
                          2012       -                 -                 -             -
                          2013       -                 -                 -             -
                          2014       -            15,922           314,752          17.3%

Valencia Property         2004       3             3,605            99,104          14.4%
                          2005       6             7,842           190,052          27.5%
                          2006       4             6,671           166,660          24.2%
                          2007       -                 -                 -             -
                          2008       4             6,151           145,419          21.1%
                          2009       1             2,232            56,983           8.3%
                          2010       -                 -                 -             -
                          2011       -                 -                 -             -
                          2012       -                 -                 -             -
                          2013       1             1,076            31,258           4.5%

(1) Represents annualized March 2 004 base rent.

OCCUPANCY RATE

The following table presents the average occupancy rates for the medical office buildings for the year ended December 31, 2003 and for the quarter ended March 31, 2004:

                                                           Average
                                                          Occupancy
         Property                  Location        Year     Rate
---------------------------   ------------------   ----   ---------
Aurora-I Property             Aurora, CO           2003       100.0%
                                                   2004        98.9%

Aurora-II Property            Aurora, CO           2003        86.9%
                                                   2004        90.4%

                                                           Average
                                                          Occupancy
         Property                  Location        Year     Rate
---------------------------   ------------------   ----   ---------
Clearwater Property           Clearwater, FL       2003       100.0%
                                                   2004       100.0%

Irving-Boardwalk Property     Irving, TX           2003       100.0%
                                                   2004       100.0%

Chesapeake Property           Chesapeake, VA       2003        89.9%
                                                   2004        87.3%

Largo Property                Largo, FL            2003       100.0%
                                                   2004       100.0%

Columbia Property             Columbia, MD         2003        92.9%
                                                   2004        92.9%

Encino Property               Encino, CA           2003        96.5%
                                                   2004        95.4%

Durham 4204 Property          Durham, NC           2003       100.0%
                                                   2004       100.0%

Durham 4228 Property          Durham, NC           2003       100.0%
                                                   2004       100.0%

Durham 4233 Property          Durham, NC           2003       100.0%
                                                   2004       100.0%

Durham 4323 Property          Durham, NC           2003       100.0%
                                                   2004       100.0%

Irving-Las Colinas Property   Irving, TX           2003       100.0%
                                                   2004       100.0%

Houston Property              Houston, TX          2003        93.3%
                                                   2004        92.3%

Corpus Christi Property       Corpus Christi, TX   2003       100.0%
                                                   2004       100.0%

Plano Property                Plano, TX            2003        96.7%
                                                   2004        96.9%

Rockville Property            Rockville, MD        2003        83.6%
                                                   2004        83.6%

Denver Property               Denver, CO           2003       100.0%
                                                   2004       100.0%

Sherman Oaks Property         Sherman Oaks, CA     2003        99.5%
                                                   2004        99.5%

Tampa Property                Tampa, FL            2003        80.6%
                                                   2004        84.5%

                                                           Average
                                                          Occupancy
         Property                  Location        Year     Rate
---------------------------   ------------------   ----   ---------
Valencia Property             Valencia, CA         2003        98.9%
                                                   2004        98.9%

Fairfax Property              Fairfax, VA          2003        95.2%
                                                   2004        98.4%

PENDING INVESTMENTS

      As of May 19, 2004, the Company had initial commitments to acquire three additional Properties for an aggregate purchase price of approximately $61.0 million. The Properties include one Sunrise Property (in Santa Rosa, California) and one Horizon Bay Property (in Tiverton, Rhode Island). The third Property is a parcel of land upon which the Sedgebrook Continuing Care Retirement Community is expected to be constructed (in Lincolnshire, Illinois). The Company anticipates purchasing the land only and will not own the buildings and improvements.

      The Sunrise Property is expected to be acquired from an affiliate of Sunrise, the Horizon Bay Property is expected to be acquired from an affiliate of WHSLH Realty and the Lincolnshire Property is expected to be acquired from a subsidiary of Erickson Retirement Communities.

      The acquisition of each of the Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. If acquired, the leases of the Properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -- Description of Property Leases."

      The Company plans to assume Permanent Financing of approximately $4.6 million in connection with the acquisition of the Sunrise Property.

      Leases. Set forth below are summarizing terms expected to apply to the leases for each of the Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.

                          PENDING INVESTMENT PROPERTIES
                             RETIREMENT COMMUNITIES
                               As of May 19, 2004

                                        Estimated Purchase        Lease Term and              Minimum Annual
              Property                        Price              Renewal Options                   Rent              Percentage Rent
-------------------------------------   ------------------   ------------------------   --------------------------   ---------------
Sunrise of Santa Rosa (1) (2)           $        9,279,900   15 years; five five-year               (3)              (4)
Santa Rosa, California                                       renewal options
(the "Santa Rosa Property")
Existing retirement facility

Sakonnet Bay Manor (5) (6)              $       24,679,000   15 years; two five-year    $1,927,000 for the first     N/A
Tiverton, Rhode Island                                       renewal options            lease year; $2,141,000 for
(the "Tiverton Property")                                                               the second lease year;
Existing retirement facility                                                            $2,342,000 for the third
                                                                                        lease year; $2,418,000 for
                                                                                        the fourth lease year;
                                                                                        $2,519,000 for the fifth
                                                                                        lease year; with increases
                                                                                        of 3% each lease year
                                                                                        thereafter (7)

Sedgebrook Continuing Care Retirement   $       27,000,000   10 years; two five-year    $4,066,000 for the first     N/A
Community (8)                                                renewal options            through fifth lease years;
Lincolnshire, Illinois                                                                  increases of 3% each lease
(the "Lincolnshire Property")                                                           year thereafter (7)
Land only

------------------------

FOOTNOTES:

(1)   It is expected that this Property will be operated and managed by Sunrise.

(2) The lease for the Property is expected to be with Twenty Pack Management Corp., which is the tenant of the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties described in the section of the Prospectus entitled "Business - Property Acquisitions." Twenty Pack Management Corp. is an affiliate of HRA. The HRA Affiliated Companies are thinly capitalized, newly formed companies affiliated with the Advisor and are described in further detail in the section of the Prospectus entitled "Business -- Property Acquisitions." The leases for this Property, the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties contain or are expected to contain pooling terms, meaning that the net operating profits with respect to all of the Properties are combined for the purpose of funding rental payments due under each lease. It is expected that Sunrise will guarantee minimum annual rent and the FF&E Reserve from the lease commencement date until the later of (i) March 31, 2006 or (ii) 18 months after the Final Development Date as described in the section of the Prospectus entitled "Business -- Property Acquisitions."

(3) Minimum annual rent is expected to be adjustable based upon the cost of debt and the Company's cash investment in the Property. The lease rate on the Company's cash investment is expected to be the following: 10% in the first lease year; 10.75% for the second lease year; 11% for the third lease year; 11.5% for the fourth lease year and is expected to increase by 3% each lease year thereafter. The Company expects to obtain Permanent Financing totalling approximately $4.6 million relating to the Santa Rosa Property and the lease rate related to the debt portion of the Company's investment in the Property is expected to be equal to the fixed interest rate on the anticipated loan.

(4) It is expected that additional rent will be payable in an amount equal to the difference between (i) 13.5% of the Company's cash investment basis in the Santa Rosa Property and (ii) minimum annual rent payable each lease year until minimum annual rent exceeds 13.5% of the Company's cash investment basis. For purposes of the additional rent calculation, the Company's cash investment basis equals the sum of the Property's purchase price plus closing costs, less Permanent Financing. The additional rent is expected to be payable on a quarterly basis to the extent net operating cash flow from the Property is available and will not accumulate beyond each lease year.

(5) It is expected that the Property will be operated and managed by Horizon Bay Management, L.L.C.

(6) The lease for the Property is expected to be with an affiliate of WHSLH Realty, which is affiliated with the tenants of the Horizon Bay Portfolio One Properties. The lease for this Property is expected to be pooled with the Horizon Bay Portfolio One Properties, meaning that the net operating profits with respect to all of the Properties are combined for the purpose of rental payments due under each lease.

(7)   Based on estimated purchase price.

(8) The Company anticipates purchasing the land only and will not own the buildings and improvements.

      Santa Rosa Property. The Santa Rosa Property, which opened in May 1996, is the Sunrise of Santa Rosa, an independent living facility, located in Santa Rosa, California. The Santa Rosa Property includes 120 independent living units. The Property is located two miles north of downtown Santa Rosa, California, which is 55 miles north of San Francisco.

      Tiverton Property. The Tiverton Property, which opened in 1997, is the Sakonnet Bay Manor, an independent living/assisted living/skilled nursing facility, located in Tiverton, Rhode Island. The Tiverton Property includes 95 independent living units, 48 assisted living units and 27 skilled nursing units. The Property is located 20 miles southeast of downtown Providence, Rhode Island.

      Lincolnshire Property. The Lincolnshire Property is a 92.8 acre parcel of land upon which the Sedgebrook Continuing Care Retirement Community is expected to be constructed. The Property is located 35 miles northwest of downtown Chicago, Illinois. The Lincolnshire Property is expected to be a land lease only.

BORROWING

      The following information should be read in conjunction with the "Business -- Borrowing" section beginning on page 138 of the Prospectus.

      On May 1, 2004, the Company elected to terminate its $50.0 million credit facility.

      On January 27, 2004, the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $130 million from a commercial lender. At loan closing, the Company drew $30 million bearing interest at 5.25%. On April 22, 2004, the Company drew an additional $30 million bearing interest at 5.5%. The Company is required to draw the remaining $70 million bearing interest at 6.15% by January 27, 2005. Upon final funding, the loans will bear interest at a blended rate of 5.79% per annum. The loans require interest only payments through January 2005 and principal and interest payments thereafter until maturity on January 27, 2009. In connection with these loans, the Company incurred loan fees and closing costs of $3.3 million.

      On March 17, 2004, the Company borrowed $20.4 million in the form of a three-year commercial paper backed loan secured by five Properties. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The Company has a liquidity facility in place in the event that the marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102% of the outstanding loan balance. The commercial paper loan bears interest at the commercial paper rate as determined by market demand, which approximates 30-day LIBOR, plus a margin of 3.15%, which is inclusive of liquidity fees and administrative costs (4.29% as of March 31, 2004). Interest is payable monthly with principal due when the commercial paper loan matures in March 2007. The monthly interest payments due under the loan include a margin of 40 basis points for monthly service provided by the CCM related to the administration of the loan. In connection with the loan, the Company incurred loan fees and closing costs of $0.9 million, which included a $0.2 million structuring fee paid to CCM.

      On April 30, 2004, the Company assumed $84.2 million in Permanent Financing comprised of 15 loans from various commercial lenders in connection with the acquisition of 15 medical office Properties. These loans bear interest at fixed rates ranging from 5.09% to 8.35%, require monthly principal and interest payments and mature between August 2008 and February 2013. Certain loans assumed contain substantial prepayment penalties that precluded the repayment of the loans on the assumption date.

LITIGATION

      The following paragraph updates and replaces the corresponding paragraph on page 139 of the Prospectus.

      On February 6, 2004, a complaint was filed in the Superior Court of the State of California for the County of Los Angeles by California Public Interest Research Group, Inc. and Congress of California Seniors, Inc. against 94 named defendants, including the Company, its Advisor and two operators that manage certain Properties owned by the Company that are located in California. The plaintiffs seek restitution with respect to deposits and fees collected from residents by the operators of the senior living facilities that, the complaint alleges, were designated and treated as nonrefundable deposits and fees in violation of the California Civil Code. The Company and its Advisor were made parties to the litigation by receipt of service of process on April 27, 2004, have engaged California counsel, and are working with counsel to submit a response within the applicable time period. This matter is in the preliminary stages and although management is not able to predict the outcome, management has been advised by counsel that a number of valid defenses exist.

                             SELECTED FINANCIAL DATA

      The following table sets forth certain financial information for the Company, and should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Information commencing on page F-1 of this Prospectus Supplement and the Prospectus (amounts in thousands except per Share data and footnotes). This table updates and replaces the "Selected Financial Data" section beginning on page 141 of the Prospectus.

                               Quarter Ended March 31,                   Year Ended December 31,
                               -----------------------   --------------------------------------------------------
                                  2004         2003         2003         2002        2001       2000     1999 (1)
                               ----------   ----------   -----------   ---------   --------   --------   --------
Revenues                       $   51,432   $   12,504   $    95,594   $  18,852   $  1,900   $  1,085   $     86
Net earnings (loss) (2)(3)         27,801        8,503        58,460      11,372        916        225        (28)
Cash flows from operating
  activities                       23,329        7,351        60,658      16,785      2,173      1,096         13
Cash flows used in investing
  activities                     (397,651)    (259,379)   (1,012,600)   (358,090)   (22,931)   (14,429)         -
Cash flows provided by
  financing activities            483,140      235,229     1,078,232     355,384     47,301      8,766      4,731
Cash distributions
  declared and paid (4)            28,841        8,689        59,784      14,379      1,507        502         50
Earnings (loss) per Share
  (Basic and Diluted)                0.16         0.16          0.66        0.52       0.38       0.27      (0.07)
Funds from operations (5)          37,294       10,604        76,256      14,610      1,440        528        (28)
Cash distributions declared
  and paid per Share                 0.18         0.18          0.71        0.70       0.70       0.58       0.13
Weighted average number of
  Shares outstanding (6):
  (Basic and Diluted              169,112       51,672        88,840      22,035      2,391        846        413

                                          March 31,                            December 31,
                                    ---------------------   --------------------------------------------------
                                       2004        2003        2003        2002      2001      2000      1999
                                    ----------   --------   ----------   --------   -------   -------   ------
Total assets                        $2,569,164   $801,367   $1,761,899   $441,765   $64,447   $14,689   $5,089
Long-term obligations                  785,752    251,741      392,583     45,327         -     3,795        -
Total liabilities                      821,400    264,033      415,958     51,970     3,537     5,485    1,796
Total stockholders' equity           1,747,764    537,334    1,345,941    389,795    60,910     9,204    3,292

Properties owned at end of period          141          5          119         37         3         1        -
Properties acquired during period           22         16           82         34         2         1        -

(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2) Net loss for the year ended December 31, 1999 is primarily the result of a deduction of $35,000 in organizational costs in accordance with generally accepted accounting principles ("GAAP").

(3) To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines (the "Expense Cap"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap. During the Expense Year ended March 31, 2004, Operating Expenses did not exceed the Expense Cap. During the years ended December 31, 2001 and 2000, the Advisor reimbursed the Company $145,015 and $213,886, respectively, in Operating Expenses. No such amounts were reimbursed in 2003, 2002 or 1999.

(4) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the quarters ended March 31, 2004 and 2003, and the years ended December 31, 2003, 2002, 2001, 2000 and 1999, approximately 4%, 2%, 2%,
      21%, 39%, 55% and 100% of cash Distributions, respectively, represented a return of capital in accordance with GAAP. Cash Distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(5) Management considers funds from operations ("FFO") to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net earnings. FFO is based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the quarters ended March 31, 2004 and 2003, and the years ended December 31, 2003, 2002, 2001 and 2000, net earnings included approximately $7.9 million, $1.3 million, $13.4 million, $1.2 million, $77,000 and $21,000, respectively, of these amounts. No such amounts were earned during 1999.) Management believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See the Financial Information commencing on page F-1.

      The following is a reconciliation of net earnings to FFO for the quarters ended March 31, 2004 and 2003, and the years ended December 31, 2003, 2002, 2001, 2000 and 1999:

                                   Quarter Ended March 31,                 Year ended December 31,
                                   -----------------------   ----------------------------------------------------
                                      2004         2003        2003       2002       2001       2000       1999
                                   ----------   ----------   --------   --------   --------   --------   --------
Net earnings                       $   27,801   $    8,503   $ 58,460   $ 11,372   $    916   $    225   $    (28)
   Adjustments:
     Effect of unconsolidated
       subsidiary                           2           65        261        150          -          -          -
     Effect of minority interest            -            -          -       (234)         -          -          -
     Depreciation of real estate
       assets                           8,732        1,890     16,367      3,322        524        303          -
     Amortization of lease
       intangibles                        759          146      1,168          -          -          -          -
                                   ----------   ----------   --------   --------   --------   --------   --------
FFO                                $   37,294   $   10,604   $ 76,256   $ 14,610   $  1,440   $    528   $    (28)
                                   ==========   ==========   ========   ========   ========   ========   ========

(6) The weighted average number of Shares outstanding for the year ended December 31, 1999, is based upon the period the Company was operational.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 142 of the Prospectus.

OVERVIEW

      Our continuing focus during the first quarter of 2004 was the investment in Properties using proceeds received from our public offerings. During the quarter ended March 31, 2004, we received gross offering proceeds of $445.3 million and invested $583.4 million in 22 Properties, consisting primarily of assisted living and independent living facilities. As of March 31, 2004, we had net real estate assets of approximately $2.1 billion consisting of 141 seniors' housing Properties located in 30 states, including eight seniors' housing facilities under various stages of development. We also obtained or assumed $399.6 million of Permanent Financing during the first quarter of 2004. In April 2004, we purchased an additional 24 Properties, including two assisted living facilities and 22 medical office buildings, for an aggregate purchase price of $274.3 million. The purchase of the medical office building portfolio marked our entrance into the medical office market.

LIQUIDITY AND CAPITAL RESOURCES

      We primarily use capital to acquire or develop Properties and are required to distribute at least 90% of our taxable income to stockholders in order to maintain our REIT qualifications. We may also provide Mortgage Loans to operators of seniors' housing facilities, however, we have not entered into any Mortgage Loans as of March 31, 2004. We rely on the sale of our Common Stock to fund a significant portion of our Property acquisitions and other permitted investments. We also obtain funds through borrowings under permanent or construction financing, operating activities and draws on our revolving line of credit.

      COMMON STOCK OFFERINGS

      Upon formation in December 1997, we received an initial capital contribution of $200,000 for 20,000 Shares of Common Stock from the Advisor. As of March 31, 2004, we have made four best efforts public offerings and received aggregate subscriptions of $1.9 billion (representing 194.8 million Shares). Our fourth offering (the "2003 Offering") closed on May 13, 2004. We commenced this offering of up to 400 million Shares of Common Stock (approximately $4.0 billion) on May 14, 2004.

      Our Board of Directors has approved a resolution to amend our Articles of Incorporation to increase the number of authorized Shares of Common Stock from 450 million to one billion. The Board of Directors has submitted this matter to the stockholders for approval at the 2004 annual meeting. Until such time, if any, that the stockholders approve an increase in the number of authorized Shares of Common Stock, this offering will be limited to 236 million Shares.

      The price per Share of all of our equity offerings has been $10 per Share. The percentage of Gross Proceeds payable to the Managing Dealer for Selling Commissions, marketing support fees, due diligence expense reimbursements and other offering expenses will not exceed 13%.

      During the quarter ended March 31, 2004, net proceeds received from the 2003 Offering, after deduction of selling commissions, marketing support fees, due diligence expense reimbursements and organizational and offering expenses, totaled approximately $403.3 million. We used net offering proceeds and proceeds from permanent and construction financing to invest in 22 seniors' housing Properties.

      The following table summarizes our proceeds, investment activity and cash available for investment for the quarter ended March 31, 2004 (dollars in thousands):

Sources of equity and debt proceeds:
      Cash available for investment, January 1, 2004                 $  164,466
      Net proceeds from offerings                                       403,277
      Proceeds from Permanent Financing (1)                             125,044
      Proceeds from construction financing                               19,066
      Proceeds from life care bonds issued                                2,159
                                                                     ----------
                                                                        714,012
                                                                     ----------
Uses of equity and debt proceeds:
      Investment in 22 Properties (1)                                   308,832
      Payment of Acquisition Fees and costs                              45,645
      Payment of loan costs                                               9,395
      Deposits on pending acquisitions                                   43,174
      Retirement of life care bonds                                       1,501
      Repayment of Permanent Financing                                   26,158
      Stock redemptions (44,167 Shares)                                     406
      Advances under line of credit for general corporate purposes        6,755
                                                                     ----------
                                                                        441,866
                                                                     ----------
Cash available for investment, March 31, 2004                        $  272,146
                                                                     ==========

            (1) Excludes amount for assumed mortgage loans of $274,559.

      During the period April 1, 2004 through May 19, 2004, we received additional net offering proceeds of approximately $211.8 million and paid Acquisition Fees and costs of approximately $17.0 million. We also used $190.1 million in connection with the acquisition of 24 Properties and $3.8 million related to Acquisition Fees on Permanent Financing, leaving approximately $284.7 million for investment in Properties, Mortgage Loans and other permitted investments as of May 19, 2004.

      We expect to use uninvested net offering proceeds, plus additional net offering proceeds from the sale of Shares from this offering and any future offerings to purchase additional Properties, and to a lesser extent, to invest in Mortgage Loans and other permitted investments. We also intend to obtain additional borrowings to acquire Assets and to pay certain related fees. The number of Properties to be acquired and Mortgage Loans and other permitted investments in which we may invest will depend upon the amount of net offering proceeds and loan proceeds available to us.

      We believe that the net proceeds received from this offering and any additional offerings will enable us to continue to grow and take advantage of acquisition opportunities until such time, if any, that our Shares are listed on a national securities exchange or over-the-counter market. Under our Articles of Incorporation, if we do not List by December 31, 2008, we will commence an orderly liquidation of our assets and the distribution of net proceeds to our stockholders.

      REDEMPTIONS

      We have a redemption plan under which we may elect to redeem Shares, subject to certain conditions and limitations. During the quarter ended March 31, 2004, 44,167 Shares were redeemed at $9.20 per Share (for a total of $0.4 million) and retired.

      PROPERTY ACQUISITIONS

      During the quarter ended March 31, 2004, we invested $583.4 million in 22 Properties. The Properties acquired were primarily assisted living and independent living facilities and included three Properties in various stages of development. At March 31, 2004, our investment portfolio consisted of 141 retirement Properties located in 30 states with an aggregate investment amount of approximately $2.1 billion. With the exception of one Property under development, we, as lessor, have entered into long-term, triple-net lease agreements relating to the Properties.

      The 22 Properties that we acquired during the quarter ended March 31, 2004 are subject to operating leases. The operating leases provide for initial terms of 15 years with options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases. The leases provide for minimum annual base rent, generally payable in monthly installments, with increases at predetermined intervals (typically on an annual basis) during the terms of the leases. In addition to minimum annual base rent, substantially all of the leases require contingent rent if operating performance or occupancy rate thresholds, as defined in the lease agreement, are achieved. The leases also provide for the tenant to fund, in addition to minimum rent payments, an FF&E Reserve fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment.

      In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations," we allocate the value associated with having an in-place operating lease at the date of acquisition to a lease intangible asset considering factors associated with lease origination costs and above or below market leases. As of March 31, 2004, we have allocated $49.4 million to lease intangible assets that are amortized over the initial term of each applicable lease (generally 15 years).

      In January 2004, one of our Properties that was under construction at December 31, 2003, commenced operations.

      At March 31, 2004, our restricted cash balance included $49.0 million that was held in escrow to fund the acquisition of 26 Properties in which we had entered into commitments to acquire. In April 2004, $34.2 million was applied to our purchase of 24 Properties. We expect to acquire the remaining two Properties by the end of third quarter of 2004. There can be no assurance that these transactions will be consummated.

      INVESTMENTS SUBSEQUENT TO MARCH 31, 2004 AND PENDING INVESTMENTS

      In April 2004, we acquired an additional 24 Properties, including two assisted living facilities containing 156 units and 22 medical office buildings containing approximately 1.3 million square feet, for an aggregate purchase price of $274.3 million. Our purchase of the medical office portfolio marks our entrance into the medical office market. We assumed $84.2 million of existing debt and used cash available at March 31, 2004 to purchase the Properties.

      As of May 19, 2004, we had commitments to acquire three additional Properties. The anticipated aggregate purchase price is $61.0 million, and the acquisition of each Property is subject to the fulfillment of certain conditions. We plan to assume Permanent Financing of approximately $4.6 million in connection with the acquisition of one of the Properties and use cash on hand to purchase the Properties. It is expected that Horizon Bay Management, L.L.C. will operate one of the proposed retirement facilities and Sunrise Senior Living Services, Inc. will operate the other proposed retirement facility. The remaining Property is a parcel of land upon which the Sedgebrook Continuing Care Retirement Facility is expected to be constructed. The Company will not own the buildings or improvements. There can be no assurance that these transactions will be consummated.

      BORROWINGS

      Line of Credit. We have an $85.0 million revolving line of credit that may be amended to allow the line of credit to be increased up to $125.0 million. Eleven Properties with an aggregate real estate value of $119.3 million collateralize the $85.0 million revolving line of credit; however, the collateral provided by these 11 Properties only allows us to draw up to $71.4 million. This credit facility requires monthly payments of interest only at LIBOR plus a percentage that fluctuates until maturity (3.62% at March 31, 2004), depending on our aggregate amount of debt outstanding in relation to our total assets. The line has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. We may use the revolving line of credit to fund acquisitions, pay fees, make distributions and fund working capital for general business purposes. Periodically, we expect to repay amounts drawn under the revolving line of credit with proceeds received from equity offerings, Permanent Financing, the sale of assets or working capital. As of March 31, 2004, we had an outstanding balance of $20.0 million on the line of credit which matures in March 2005.

      We also had a $50.0 million credit facility that we elected to terminate as of May 1, 2004. As of March 31, 2004, there were no amounts outstanding under this facility.

      Permanent Financing. During the quarter ended March 31, 2004, we obtained $399.6 million in Permanent Financing by assuming existing debt on various Properties acquired during the first quarter of 2004, and by encumbering certain existing Properties with new debt. In addition, we extinguished $25.6 million in variable rate debt using proceeds from new Permanent Financing. As of March 31, 2004, our aggregate Permanent Financing was $648.5 million and was collateralized by Properties with an aggregate net book value of $1.4 billion. We have approximately $2.1 million in principal amortization due during the remainder of 2004 and approximately $5.0 million in principal amortization and debt maturities during 2005.

      Approximately 53% of our mortgage notes payable at March 31, 2004, were subject to variable interest rates that are adjustable monthly or quarterly. Fixed interest rates range from 5.25% to 8.375% with a weighted average rate of 6.32%. Certain fixed rate loans assumed by us contain substantial prepayment penalties and/or defeasance provisions that may preclude repayment of the loans prior to their maturity dates. Substantially all of the loans have financial covenants which are typically found in commercial loans and which are primarily based on the operations of the Properties. Certain loans contain extension options with terms similar to the initial loan terms. In addition, certain loans contain provisions that allow us to convert variable interest rates to fixed interest rates based on U.S. Treasury rates plus a premium at the time the conversion option is exercised.

      During the quarter ended March 31, 2004, we incurred $9.4 million in loan costs in connection with the placement and assumption of Permanent Financing facilities.

      The table below summarizes Permanent Financing that we obtained during the quarter ended March 31, 2004, and the outstanding balance as of March 31, 2004 (dollars in thousands):

                       Mortgage
Date Funded /Assumed   Payable    Maturity Date                 Interest Rate
--------------------   --------   --------------   ---------------------------------------
Fixed Rate Debt:
  January 2004 (1)     $ 30,000     January 2009   5.79%
  January 2004           74,645    February 2011   5.96%
  February 2004          33,025       April 2008   8.17%
                       --------
                        137,670
                       --------
Variable Rate Debt:
  February 2004          48,740        June 2008   30-day LIBOR plus 3.70%; 5.95% floor
  February 2004         192,680   October 2005 -   Fannie Mae Discount MBS rate plus 90 to
                                      April 2008   104 basis points

  March 2004             20,400       March 2007   30-day commercial paper rate plus 3.15%
                       --------
                        261,820
                       --------
                       $399,490
                       ========

     (1) Debt contains delayed funding options to a maximum of $130 million. At loan closing, we drew $30 million bearing interest at 5.25%. In April 2004, we drew an additional $30 million bearing interest at 5.5%, and we are required to draw the remaining $70 million bearing interest at 6.15% by January 2005. Upon final funding, the debt will bear interest at a blended interest rate of 5.79%.

      In April 2004, we assumed $84.2 million in Permanent Financing comprised of 15 loans in connection with the acquisition of the medical office building portfolio. These loans bear interest at fixed rates ranging from 5.09% to 8.35%, require monthly principal and interest payments and mature between August 2008 and February 2013.

      Construction Financing. During the quarter ended March 31, 2004, we drew $19.1 million under construction loans related to certain Properties under various stages of development. Total construction loans outstanding at March 31, 2004 were $26.5 million, and total liquidity remaining was $104.6 million. The loans are variable interest rate loans and mature from November 2006 to December 2007. We anticipate that we will obtain Permanent Financing or use proceeds from our offerings to pay the construction loans as they become due.

      Bonds Payable. We have non-interest bearing life care bonds payable to certain residents of two of our CCRCs. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident's estate upon the resident's death. In some instances, the bonds are not refunded until the unit has been successfully remarketed to a new resident. During the quarter ended March 31, 2004, we issued new bonds to new residents of these retirement facilities totaling $2.2 million, and used the proceeds from the new bonds to retire $1.5 million of the existing bonds. As of March 31, 2004, the bonds payable had an outstanding balance of $90.8 million.

      CONTRACTUAL OBLIGATIONS AND COMMITMENTS

      The following table presents our contractual cash obligations and related payment periods as of March 31, 2004 (in thousands):

                                       Less than
                                        1 Year     2-3 Years   4-5 Years   Thereafter    Total
                                       ---------   ---------   ---------   ----------   --------
Mortgages payable                      $   2,068   $  55,585   $ 243,485   $  347,363   $648,501
Revolving line of credit                  20,000          --          --           --     20,000
Refundable life care bonds (1)                --          --          --       90,783     90,783
Construction loans payable                    --      13,070      13,398           --     26,468
Refundable tenant security deposits           --          --          --       22,742     22,742
                                       ---------   ---------   ---------   ----------   --------
                                       $  22,068   $  68,655   $ 256,883   $  460,888   $808,494
                                       =========   =========   =========   ==========   ========

      (1) It is expected that the proceeds from the issuance of new bonds will be used to retire the existing bonds; therefore, bond redemptions are not expected to create a current net cash obligation for the Company.

      The following table presents our commitments, contingencies and guarantees and related expiration periods as of March 31, 2004 (in thousands):

                                           Less than
                                            1 Year     2-3 Years   4-5 Years   Thereafter    Total
                                           ---------   ---------   ---------   ----------   --------
Guarantee of unsecured promissory
   note of unconsolidated subsidiary (1)   $   2,430   $      --   $      --   $       --   $  2,430
Earnout provisions (2)                         4,050      24,679          --           --     28,729
Capital improvements to investment
   Properties                                  7,784      69,702      34,930           --    112,416
Pending investments (3)                      308,080          --          --           --    308,080
                                           ---------   ---------   ---------   ----------   --------
                                           $ 322,344   $  94,381   $  34,930   $       --   $451,655
                                           =========   =========   =========   ==========   ========

      (1) In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., we severally guaranteed 16.67%, or $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of March 31, 2004, the unsecured promissory note has an outstanding balance of $14.6 million. We have not been required to fund any amounts under this guarantee. In the event we are required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

      (2) In connection with the acquisition of 31 Properties, we may be required to make additional payments if certain earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, our initial investment in the Property and the fair value of the Property. In the event an amount is due, the applicable lease will be amended and annual minimum rent will increase accordingly. Amounts presented represent maximum exposure to additional payments.

      (3) As of March 31, 2004, we had commitments to acquire 26 Properties, subject to the fulfillment of certain conditions.

      MARKET RISK

      Approximately 54% of our mortgage and construction notes payable at March 31, 2004 were subject to variable interest rates; therefore, we are exposed to market changes in interest rates. At March 31, 2004, a hypothetical 100 basis point increase in LIBOR rates would have resulted in additional interest costs of approximately $1.5 million. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of our exposure to interest rate change, it is not intended to predict future results and our actual results will likely vary.

      We are also subject to interest rate risk through outstanding balances on our variable rate line of credit. We had $20.0 million outstanding at March 31, 2004.

      To mitigate interest rate risk, we may pay down the mortgages or the line of credit prior to their maturity dates with offering proceeds should interest rates rise substantially. Certain loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.

      Following is a summary of our Permanent Financing, construction and line of credit obligations at March 31, 2004 (in thousands):

                                  Permanent Financing Expected Maturities
                        -----------------------------------------------------------
                        2004     2005      2006      2007       2008     Thereafter    Total     Fair Value
                        ----   --------   -------   -------   --------   ----------   --------   ----------
Fixed Rate Debt:        $ --   $     --   $    --   $    --   $ 53,249   $  254,154   $307,403   $  307,403
Average Interest Rate     --         --        --        --       8.04%        5.96%      6.32%

Variable Rate Debt:     $ --   $138,297   $50,546   $67,748   $130,975           --   $387,566   $  387,566
Average Interest Rate     --       2.57%     3.69%     4.87%      3.70%          --       3.50%

      CASH AND CASH EQUIVALENTS

      Until Properties are acquired or Mortgage Loans are entered into, we may accumulate significant amounts of cash from offering proceeds or Permanent Financings. The net offering proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments which we believe to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate our use of these funds to acquire Properties at such time as Properties suitable for acquisition are identified or to fund Mortgage Loans and take advantage of favorable capital market conditions. At March 31, 2004, we had $275.9 million invested in short-term investments as compared to $167.1 million at December 31, 2003. The increase was primarily attributable to offering proceeds received from the sale of Shares of Common Stock during the quarter ended March 31, 2004, offset by cash used to purchase 22 Properties and placement of Permanent Financing.

      ACCOUNTS AND OTHER RECEIVABLES

      Our accounts and other receivables balance increased from $12.2 million at December 31, 2003 to $15.8 million as of March 31, 2004. The increase was primarily due to an increase in rental revenues receivable from $11.2 million at December 31, 2003 to $16.1 million at March 31, 2004, offset by a $1.3 million reserve for doubtful accounts. We have experienced delays in receiving current rent amounts due on certain Properties as a result of several tenants experiencing higher than expected property operating expenses. These tenants are thinly capitalized and rely on the cash flow generated from the Properties to fund rent obligations under their leases. An Affiliate of the Advisor owns a 30% interest in the parent company of four thinly capitalized tenants that have past due amounts aggregating $5.0 million at March 31, 2004. We have been and will continue to work with these tenants and the operators of the respective Properties to implement a plan to increase operating efficiencies that will reduce property operating expenses so that cash flow generated from the Properties in the coming year will be sufficient to fund current and past due rent obligations under the leases. At March 31, 2004, we had reserved $1.3 million for doubtful accounts.

      DISTRIBUTIONS

      During the quarters ended March 31, 2004 and 2003, we generated cash from operations of $23.3 million and $7.4 million, respectively, which included security deposits received from tenants of $0.7 million for the quarter ended March 31, 2003. We declared and paid Distributions to our stockholders of $28.8 million and $8.7 million during the quarters ended March 31, 2004 and 2003, respectively. In addition, on April 1, May 1 and June 1, 2004, the Company declared Distributions to stockholders of record on April 1, May 1 and June 1, 2004, of $0.0592 per Share of Common Stock. These Distributions are payable by June 30, 2004.

      During the quarter ended March 31, 2004, $5.5 million of Distributions paid to stockholders was supported by cash generated from prior period operating activities and borrowings on our revolving line of credit. Our distribution policy is based on a balanced analysis of both current and long-term stabilized cash flows of our

Properties and value creation, and our objective of continuing to qualify as a REIT for federal income tax purposes. During the quarter ended March 31, 2004, Distributions paid to stockholders were greater than cash flows generated from operations. This occurred primarily because of a build up in accounts receivable due to several of our tenants experiencing higher than expected property operating expenses as described above. In addition, our acquisition strategy has focused on opportunistically investing in larger portfolios, which allows us to obtain increased efficiencies as we invest the proceeds received from the sale of Shares of Common Stock. As a result, larger cash outlays are required at the time of purchase which causes equity proceeds to accumulate for longer periods of time in cash and short-term investments at lower returns prior to making these purchases. We expect to continue a large portfolio investment strategy during 2004, and may continue to borrow funds from the revolving line of credit to make Distributions to stockholders.

      For the quarters ended March 31, 2004 and 2003, approximately 67% and 77%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 33% and 23%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the quarters ended March 31, 2004 and 2003, were required to be or have been treated by us as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. We intend to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable monthly or quarterly.

      LIQUIDITY REQUIREMENTS

      We believe that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and a significant portion of the Distributions to stockholders. To the extent that cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of our portfolio investment strategy or expenses due to the tenants defaulting under the terms of their lease agreements, we have used and will continue to use borrowings under our revolving line of credit. We expect to meet our other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and other permitted investments, with proceeds from our offerings, advances under our revolving line of credit and Permanent Financing. We expect to meet our long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.

      Seniors' housing Properties are generally leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities. Generally, the tenants are also required to maintain an FF&E Reserve account which is used to fund expenditures to refurbish buildings, premises and equipment to maintain the leasehold in a manner that allows operation for its intended purpose. In the event that the FF&E Reserve is not sufficient, the Company may make fixed asset expenditures, in which case the annual minimum rent will be increased. We believe that current tenant reserves are sufficient to meet foreseen FF&E repairs. Our medical office buildings are generally leased on a gross basis, whereby the tenants are responsible for a capped amount of repairs, maintenance, property taxes, utilities and insurance, and we are responsible for the balance.

      We believe that our Properties are adequately covered by insurance. In addition, we have obtained contingent liability and property coverage. This insurance policy is intended to reduce our exposure in the event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property.

      From time to time, we are exposed to litigation arising from an unrecognized preacquisition contingency or from the operations of our business. In February 2004, we, our Advisor and two operators that manage Properties located in California were named in a complaint with respect to certain fees and deposits collected by operators from residents of the Properties, as described in "Business -- Litigation."

      RESULTS OF OPERATIONS

      COMPARISON OF THE QUARTER ENDED MARCH 31, 2004 TO THE QUARTER ENDED MARCH 31, 2003.

      Net earnings for the quarter ended March 31, 2004 totaled $27.8 million or $0.16 per Share of Common Stock. This compares to net earnings of $8.5 million or $0.16 per Share of Common Stock for the quarter ended March 31, 2003. The increase in net earnings was the result of the various factors described below.

      For the quarters ended March 31, 2004 and 2003, we earned $49.4 million and $11.8 million, respectively, in rental income from our Properties under operating leases and earned income from our Properties subject to direct financing leases. We also earned $1.4 million and $0.3 million in FF&E Reserve income during the quarters ended March 31, 2004 and 2003, respectively. The increase in rental and FF&E Reserve income was due to us owning 133 Properties subject to lease agreements during the quarter ended March 31, 2004, as compared to 52 Properties during the quarter ended March 31, 2003. Since 22 Properties were owned for only a portion of 2004 and additional Property acquisitions are expected to occur, results of operations are not expected to be indicative of future periods. Rental income from operating leases, earned income from direct financing leases and FF&E Reserve income are expected to increase in subsequent periods.

      In addition to minimum base rent, certain leases require the payment of contingent rent if certain operating performance or occupancy rate thresholds, as defined in the lease agreements, are achieved by the Properties. During the quarters ended March 31, 2004 and 2003, we recognized $49,000 and $8,900, respectively, of contingent rent.

      During the quarters ended March 31, 2004 and 2003, we also earned $0.6 million and $0.4 million, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. The increase in interest income is due to an increase in the average amount invested in short-term investments during the quarter ended March 31, 2004, as compared to the quarter ended March 31, 2003. As net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of our total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease. Included in interest and other income for the quarter ended March 31, 2003 was $0.1 million in interest income related to accounts and other receivables.

      Operating expenses, which include general and administrative, property expenses and Asset Management Fees, were $4.9 million and $1.2 million for the quarters ended March 31, 2004 and 2003, respectively (9.7% and 9.7%, respectively, of net revenues). The increase in operating expenses for the quarter ended March 31, 2004, as compared to the quarter ended March 31, 2003, was the result of incurring Asset Management Fees and general, administrative and property expenses relating to us owning 88 additional Properties, including seven Properties under development, during the quarter ended March 31, 2004, as compared to the same period in the prior year. The dollar amount of operating expenses is expected to increase as we acquire additional Properties and invest in Mortgage Loans. However, general and administrative expenses as a percentage of total revenues are expected to decrease as we acquire additional Properties and invest in Mortgage Loans.

      Interest expense increased from $0.8 million for the quarter ended March 31, 2003 to $8.0 million for the quarter ended March 31, 2004, as a result of us increasing the average amount of debt outstanding during 2004 as well as an increase in the weighted average interest rate. The weighted average interest rate increased from 4.4% for the quarter ended March 31, 2003 to 5.2% for the quarter ended March 31, 2004, as a result of an increase in the ratio of fixed rate debt to total debt.

      During the quarter ended March 31, 2004, we recognized a provision for loss of $1.3 million related to doubtful accounts receivable as discussed in the "Accounts and Other Receivables" section above.

      Depreciation and amortization expense increased from $2.0 million for the quarter ended March 31, 2003, to $9.6 million for the quarter ended March 31, 2004, as a result of us owning 73 additional Properties subject to operating leases during 2004.

      The following unaudited condensed pro forma information assumes that the Properties acquired as of March 31, 2004, were owned on January 1, 2003. Additionally, it assumes that the effect of the sale of our Common Stock and assumption or issuance of mortgage debt had occurred on January 1, 2003, (in thousands, except per Share data):

                                           Quarter Ended March 31,
                                           -----------------------
                                             2004           2003
                                           --------       --------
Revenues                                   $ 60,553       $56,884
Expenses                                     30,761        25,826
Net earnings                                 29,807        31,072
Basic and diluted earnings per Share           0.18          0.20
Weighted average number of Common Shares
    outstanding - basic and diluted         170,241       157,848

      At March 31, 2004, we leased Properties to 17 tenants, three of which individually contributed between 10.8% and 17.6% (an aggregate of 39.3%) of our total rental income from operating leases and earned income from direct financing leases for the quarter ended March 31, 2004.

      The Advisor's parent company is affiliated with the HRA Affiliated Companies that leased 72 of our 141 Properties as of March 31, 2004. The HRA Affiliated Companies contributed 36% of total rental income from operating leases and earned income from direct financing leases for the quarter ended March 31, 2004. Each of the HRA Affiliated Companies is a thinly capitalized corporation that is affiliated with HRA Holdings, LLC ("HRA"). Our other tenants include subsidiaries or affiliates of: American Retirement Corporation ("ARC"); Erickson Retirement Communities, LLC; Greenwalt Corporation; Horizon Bay Management, LLC ("Horizon Bay"); Prime Care Properties, LLC; Summit Companies, Incorporated; Solomon Senior Living Holdings, LLC; and Sunrise Senior Living Services, LLC ("Sunrise").

      The following table summarizes information about our operator concentration based on annualized rental revenue as of March 31, 2004 (dollars in thousands):

                                                     Number of    Annualized    Percent of
                                                     Facilities   Revenue (1)    Revenue
                                                     ----------   -----------   ----------
Sunrise Senior Living Services, Inc. ("Sunrise")             99   $   103,730           51%
Horizon Bay Management, LLC                                  19        41,626           20%
American Retirement Corporation                               8        17,589            9%
Harbor Assisted Living, LLC (affiliate of Advisor)            7        26,702           13%
Erickson Retirement Communities, LLC                          4        11,613            6%
CateredLife Communities, Inc.                                 4         3,016            1%
                                                     ----------   -----------   ----------
                                                            141   $   204,276          100%
                                                     ==========   ===========   ==========

     (1) For operating leases, reflects annual base rent straight-lined over the term of the lease and for direct financing leases, reflects annual interest earned.

      To mitigate credit risk, certain leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. Certain portfolios also contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of March 31, 2004, the Company had $22.7 million in security deposits related to certain Properties as well as various guarantees or required cash reserves to be held by the tenant for payment of minimum rent.

      In connection with eight Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.

      In connection with the purchase of five Properties that are in various stages of development and are being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants' obligations to pay minimum rent and the FF&E Reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2007) or (ii) 18 months after the final development date. In addition, Sunrise has guaranteed the tenant's rent obligations related to three additional Properties under development until such time the operating performance of the Properties achieves predetermined rent coverage thresholds. We had the following additional limited guarantees as of March 31, 2004 (in thousands):

                                                                 Guarantee
                                                      --------------------------------
                         Number of                              Used Since   Remaining
      Guarantor          Properties   Date Acquired   Maximum    Acquired     Balance
----------------------   ----------   -------------   -------   ----------   ---------
Sunrise                       1        April 2000     $ 2,770   $    2,080   $     690
Marriott International        5         May 2002        5,880        4,158       1,722
Sunrise/cash reserves        22       November 2003    10,500        2,350       8,150

      Although we acquire Properties located in various states and regions and screen our tenants in order to reduce risks of default, failure of these tenants, their guarantors or the Sunrise, American Retirement Corporation or

Horizon Bay brands would significantly impact the results of our operations. It is expected that the percentage of total rental income contributed by these tenants will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

OTHER

      INFLATION AND TRENDS

      Our current leases are primarily triple-net leases and contain provisions that we believe will mitigate the effect of inflation. These provisions include clauses requiring automatic increases in base rent at specified times during the term of the lease (generally on an annual basis) and the payment of contingent rent if Properties achieve specified operating thresholds (based on factors such as a percentage of gross sales above a specified level). We have also invested in medical office buildings, which typically are leased on a shorter-term, gross basis. The gross leases associated with our medical office portfolio also contain provisions that mitigate the effect of inflation, such as scheduled base rent increases during the lease terms and the reimbursement of future increases in operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount. Inflation and changing prices may have an adverse impact on the potential disposition of the Properties and on appreciation of the Properties.

      Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources. Assuming the inflation rate remains low and long-term interest rates do not increase significantly, management believes that inflation will not impact the availability of equity and debt financings. Management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

      RELATED PARTY TRANSACTIONS

      Certain Directors and officers of the Company hold similar positions with the Advisor, the parent company of the Advisor and the Managing Dealer of our public offerings, CNL Securities Corp. Our Chairman of the Board indirectly owns a controlling interest in the parent company of the Advisor. These Affiliates receive fees and compensation in connection with the offerings, Permanent Financing and the acquisition, management and sale of our assets.

      We have entered into an Advisory Agreement with the Advisor pursuant to which the Advisor and its Affiliates are entitled to earn certain fees and receive reimbursement of certain expenses. During the quarters ended March 31, 2004 and 2003, the Advisor and its Affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

                                             Quarter Ended March 31,
                                             -----------------------
                                               2004          2003
                                             --------      ---------
Acquisition Fees (1):
   Acquisition Fees from offering proceeds   $ 21,866      $   7,356
   Acquisition Fees from debt proceeds         21,312          2,999
                                             --------      ---------
                                               43,178         10,355
                                             --------      ---------

Asset Management Fee (2)                        2,264            554
                                             --------      ---------

Reimbursable expenses (3):
   Stock issuance costs                           873            997
   Acquisition Expenses                           135             27
   General and administrative expenses          1,060            331
                                             --------      ---------
                                                2,068          1,355
                                             --------      ---------
                                             $ 47,510      $  12,264
                                             ========      =========

  (1) Acquisition Fees for identifying Properties and structuring the terms of their leases and Mortgage Loans equal to 4.5% of Gross Proceeds of the Prior Offerings and loan proceeds from Permanent Financing, excluding that portion of the Permanent Financing used to finance Secured Equipment Leases. These fees are included in other assets in the accompanying balance sheets prior to being allocated to individual Properties or lease intangible costs.

      If we list our Common Stock on a national securities exchange or over-the-counter market, the Advisor will receive an Acquisition Fee equal to 4.5% of amounts outstanding on the line of credit, if any, at the time of Listing.

  (2) Asset Management Fee of 0.05% of our real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month.

  (3) Reimbursement of administrative services, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations.

      Pursuant to the Advisory Agreement, the Advisor is required to reimburse us the amount by which the total Operating Expenses paid or incurred by us exceed the Expense Cap in any Expense Year. Operating Expenses for the Expense Years ended March 31, 2004 and 2003, did not exceed the Expense Cap.

      For our Prior Offerings, CNL Securities Corp. received fees based on the amounts raised from our offerings equal to: (i) selling commissions of 7.5% of Gross Proceeds from the Prior Offerings, (ii) a marketing support fee of 0.5% of Gross Proceeds from the Prior Offerings and (iii) beginning in December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in a prior offering. The majority of such fees were re-allowed to other broker dealers. For the quarters ended March 31, 2004 and 2003, we incurred the following costs (in thousands):

                         Quarter Ended March 31,
                         -----------------------
                           2004           2003
                         --------       --------
Selling commissions      $ 33,396       $ 12,276
Marketing support fee       2,226            818
                         --------       --------
                         $ 35,622       $ 13,094
                         ========       ========

      During the quarters ended March 31, 2004 and 2003, Affiliates of the Advisor incurred on our behalf $6.8 million and $2.5 million, respectively, for certain offering expenses. Offering expenses paid by us, together with selling commissions, the marketing support fee and due diligence expense reimbursements incurred will not exceed 13% of the proceeds raised in connection with the offerings.

      Amounts due to related parties consisted of the following (in thousands):

                                                          March 31,   December 31,
                                                            2004          2003
                                                          ---------   ------------
Due to the Advisor and its Affiliates:
  Expenditures incurred for offering expenses on behalf
     of the Company                                        $    164   $        372
  Accounting and administrative services                         --            304
  Acquisition Fees and miscellaneous Acquisition
     Expenses                                                 3,113            815
                                                          ---------   ------------
                                                              3,277          1,491
                                                          ---------   ------------
Due to CNL Securities Corp.:
  Selling commissions                                     $   1,748   $      1,366
  Marketing support fees and due diligence expense
     reimbursements                                             141             91
  Soliciting dealer servicing fee                                --            310
                                                          ---------   ------------
                                                              1,889          1,767
                                                          ---------   ------------
                                                          $   5,166   $      3,258
                                                          =========   ============

      We own a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. We periodically receive distributions from the partnership, however, no distributions were received during the quarter ended March 31, 2004.

      CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). In March 2004, CCM made the arrangements for the $20.4 million commercial paper loan described in Note 8 to the Notes to Condensed Consolidated Financial Statements of the Company included in the Financial Information commencing on page F-1. CCM was paid a $0.2 million structuring fee, which is included in our deferred loan costs as of March 31, 2004, and is being amortized over the term of the loan. In addition, the monthly interest payment due under the commercial paper loan includes a margin of 40 basis points payable to CCM for the monthly services it provides related to the administration of the commercial paper loan. As of March 31, 2004, no such fees were paid to CCM related to these services.

      We maintain bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank was $25.4 million at March 31, 2004.

      An Affiliate of the Advisor owns a 30% voting membership interest in a limited liability company, which is affiliated with the HRA Affiliated Companies that leased 72 of our 141 Properties as of March 31, 2004. The HRA Affiliated Companies contributed 36% and 41% of total rental income from operating leases and earned income from direct financing leases during the quarters ended March 31, 2004 and 2003, respectively. As of March 31, 2004, we had past due rents aggregating $8.8 million, including $5.0 million from the HRA Affiliated Companies. We expect these past due receivables to be repaid within the coming year as we work with the tenants and operators to implement a plan to increase operating efficiencies that will reduce property expenses so that cash flow generated from the Properties will be sufficient to fund current and past due rent obligations under the leases. As of March 31, 2004, we have recorded a $1.3 million reserve for doubtful amounts. Subsequent to March 31, 2004, we entered into two additional leases with tenants that are affiliates of the HRA Affiliated Companies. In addition, as of May 19, 2004, we had entered into an initial commitment to acquire the Santa Rosa Property, as described in "Business -- Pending Investments." It is expected that the tenant of the Santa Rosa Property will be Twenty Pack Management Corp., an affiliate of the HRA Affiliated Companies.

      CRITICAL ACCOUNTING POLICIES

      Allocation of Purchase Price for Acquisition of Properties. We allocate the purchase costs of Properties to the tangible and intangible assets acquired and the liabilities assumed as provided by Statement of Accounting Standard No. 141, "Business Combinations." For each acquisition, we assess the value of the land, building, equipment and its intangible assets, including in-place leases, the above or below market lease values and the value of tenant relationships based on their estimated fair values. The value of the buildings acquired are determined on an as-if vacant basis. The values determined are based on independent appraisals or on our estimates reflecting the facts and circumstances of each acquisition.

      Acquisition Fees and Costs. Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a Property, the fees and costs directly identifiable with that Property are reclassified to land, building, equipment and lease intangibles or to investment in direct financing leases. In the event a Property is not acquired or no longer is expected to be acquired, costs directly related to the Property are charged to expense.

      Leases. Our leases are accounted for under the provisions of Statement of Accounting Standard No. 13, "Accounting for Leases," and have been accounted for as either operating leases or direct financing leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, we assume that all payments to be received under our leases are collectible. Changes in our estimates or assumptions regarding collectibility of lease payments could result in a change in accounting for the lease.

      Impairments. We periodically (no less than once per year) evaluate our investments in real estate and any unconsolidated joint ventures for impairment and whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through operations. Management determines whether impairment in the value has occurred by comparing the undiscounted cash flows, including the estimated residual value of the asset with the carrying amount of the individual asset. If impairment is indicated, the asset is adjusted to its estimated fair value.

      Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our tenants to make required rent payments. We base our estimates on historical experience, projected cash flows generated from the tenants' operations of the Properties and various other assumptions that we believe to be reasonable under the circumstances of a specific Property or portfolio of Properties. If the financial condition of any of our tenants deteriorates, resulting in the impairment of their ability to make required rent payments, additional allowances may be required.

      OTHER

      Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources. Management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

STATEMENT REGARDING FORWARD LOOKING INFORMATION

      The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally characterized by the use of terms such as "believe," "expect" and "may." Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under our line of credit, continued availability of proceeds from our equity offerings, our ability to obtain Permanent Financing on satisfactory terms, our ability to continue to locate suitable tenants for our Properties and borrowers for our Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The following information should be read in conjunction with the "Certain Relationships and Related Transactions" section beginning on page 168 of the Prospectus.

      The Managing Dealer was entitled to receive selling commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares in the Company's Prior Offerings, a substantial portion of which was or will be paid as commissions to other broker-dealers. The Managing Dealer is entitled to receive Selling Commissions amounting to 6.5% of the total amount raised from the sale of Shares from this offering, up to 6% of which may be paid as commissions to other broker-dealers. However, Soliciting Dealers that sell more than $50 million in Gross Proceeds in any fiscal year may be reallowed up to 6.2% with respect to Selling Commissions on the Shares they sell. During the period January 1, 2004 through May 19, 2004, the Company incurred approximately $51.0 million of such fees in connection with the 2003 Offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

      In addition, the Managing Dealer was entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the Company's Prior Offerings, all or a portion of which was or may be reallowed to other broker-dealers. The Managing Dealer is entitled to receive a marketing support fee of 2.0% of the total amount raised from the sale of Shares from this offering, all or a portion of which may be reallowed to other broker-dealers who enter into an addendum to the Participating Broker Agreement with the Managing Dealer. During the period January 1, 2004 through May 19, 2004, the Company incurred approximately $3.4 million of such fees in connection with the 2003 Offering, the majority of which has been or will be reallowed to other broker-dealers.

      In connection with its Prior Offerings, the Advisor was entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans and other permitted investments of 4.5% of the total amount raised from the sale of Shares and loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding loan proceeds used to finance Secured Equipment Leases. During the period

January 1, 2004 through May 19, 2004, the Company incurred approximately $30.6 million of such fees in connection with the 2003 Offering. For the period January 1, 2004 through May 19, 2004, the Company incurred Acquisition Fees totaling approximately $25.1 million as a result of Permanent Financing used to acquire certain Properties. In connection with this offering, the Advisor is entitled to receive Acquisition Fees for services in making or investing in Mortgage Loans or the purchase, development or construction of a Property and other permitted investments of 4.0% of the total amount raised or loaned.

      The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of 0.05% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the quarter ended March 31, 2004, the Company incurred approximately $2.3 million of such fees.

      The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the Expense Year ended March 31, 2004, the Company's Operating Expenses did not exceed the Expense Cap.

      The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the quarter ended March 31, 2004, the Company incurred approximately $2.1 million for these services, approximately $0.9 million of such costs represented stock issuance costs, approximately $0.1 million represented acquisition-related costs and approximately $1.1 million represented general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

      During the quarter ended March 31, 2004, Affiliates of the Advisor incurred on behalf of the Company $6.8 million for certain Offering Expenses.

      The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank at March 31, 2004 was approximately $25.4 million. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

      On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equal to its equity interest in the limited partnership. No distributions were received during the quarter ended March 31, 2004. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of March 31, 2004, the unsecured promissory note had an outstanding balance of approximately $14.6 million. The Company has not been required to fund any amounts under this guarantee.

      In March 2003, the Advisor's parent company purchased a 30% voting membership interest in a limited liability company which is affiliated with nine of the Company's tenants that leased 72 of the 141 Properties as of March 31, 2004. These nine tenants contributed 36% of total rental income from operating leases and earned income from investments in direct financing leases during the quarter ended March 31, 2004. The Company has past due rents aggregating to $8.8 million, including $5.0 million from these nine tenants as of March 31, 2004. Subsequent to March 31, 2004, we entered into two additional leases with tenants that are affiliates of the HRA Affiliated Companies. In addition, as of May 19, 2004, we had entered into an initial commitment to acquire the Santa Rosa Property, as described in "Business -- Pending Investments." It is expected that the tenant of the Santa Rosa Property will be Twenty Pack Management Corp., an affiliate of the HRA Affiliated Companies.

                          PRIOR PERFORMANCE INFORMATION

      The following information updates and replaces the "Prior Performance Information" section beginning on page 170 of the Prospectus.

      The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. PRIOR PUBLIC PROGRAMS HAVE INVESTED ONLY IN RESTAURANT PROPERTIES AND HOTEL PROPERTIES AND HAVE NOT INVESTED IN RETIREMENT PROPERTIES. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PUBLIC REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS TO WHICH THE FOLLOWING INFORMATION RELATES.

      Two Directors of the Company, James M. Seneff, Jr. and Robert A. Bourne, individually or with others have served as general partners of 90 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior public programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

      CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, currently serves as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Mr. Seneff currently serves as a director and an officer and Mr. Bourne currently serves as a director of CNL Restaurant Properties, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases. Mr. Seneff also currently serves as a director and Mr. Bourne currently serves as a director and officer of CNL Hospitality Properties Inc., an unlisted public REIT organized to invest in hotel properties and mortgage loans. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of December 31, 2003, the 18 partnerships and the two unlisted REITs had raised a total of approximately $4.9 billion from a total of approximately 166,000 investors, had purchased, directly or indirectly, approximately 2,100 fast-food, family-style and casual-dining restaurant properties, and 128 hotel properties. None of the 18 public partnerships or the two unlisted public REITs has invested in retirement properties. Certain information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

                                                                   NUMBER OF       DATE 90% OF NET
                                                                    LIMITED        PROCEEDS FULLY
                       MAXIMUM                                    PARTNERSHIP        INVESTED OR
    NAME OF            OFFERING                                    UNITS OR        COMMITTED TO
    ENTITY            AMOUNT (1)             DATE CLOSED          SHARES SOLD      INVESTMENT (2)
    ------            ----------             -----------          -----------      --------------
CNL Income          $15,000,000            December 31, 1986         30,000       December 1986
Fund, Ltd.          (30,000 units)

CNL Income          $25,000,000            August 21, 1987           50,000       November 1987
Fund II, Ltd.       (50,000 units)

CNL Income          $25,000,000            April 29, 1988            50,000       June 1988
Fund III, Ltd.      (50,000 units)

CNL Income          $30,000,000            December 6, 1988          60,000       February 1989
Fund IV, Ltd.       (60,000 units)

CNL Income          $25,000,000            June 7, 1989              50,000       December 1989
Fund V, Ltd.        (50,000 units)

CNL Income          $35,000,000            January 19, 1990          70,000       May 1990

                                                                               NUMBER OF          DATE 90% OF NET
                                                                                LIMITED            PROCEEDS FULLY
                            MAXIMUM                                           PARTNERSHIP            INVESTED OR
    NAME OF                 OFFERING                                           UNITS OR            COMMITTED TO
    ENTITY                 AMOUNT (1)                  DATE CLOSED            SHARES SOLD          INVESTMENT (2)
    ------                 ----------                  -----------            -----------          --------------
Fund VI, Ltd.         (70,000 units)

CNL Income            $30,000,000                  August 1, 1990              30,000,000         January 1991
Fund VII, Ltd.        (30,000,000 units)

CNL Income            $35,000,000                  March 7, 1991               35,000,000         September 1991
Fund VIII, Ltd.       (35,000,000 units)

CNL Income            $35,000,000                  September 6, 1991            3,500,000         November 1991
Fund IX, Ltd.         (3,500,000 units)

CNL Income            $40,000,000                  April 22, 1992               4,000,000         June 1992
Fund X, Ltd.          (4,000,000 units)

CNL Income            $40,000,000                  October 8, 1992              4,000,000         September 1992
Fund XI, Ltd.         (4,000,000 units)

CNL Income            $45,000,000                  April 15, 1993               4,500,000         July 1993
Fund XII, Ltd.        (4,500,000 units)

CNL Income            $40,000,000                  September 13, 1993           4,000,000         August 1993
Fund XIII, Ltd.       (4,000,000 units)

CNL Income            $45,000,000                  March 23, 1994               4,500,000         May 1994
Fund XIV, Ltd.        (4,500,000 units)

CNL Income            $40,000,000                  September 22, 1994           4,000,000         December 1994
Fund XV, Ltd.         (4,000,000 units)

CNL Income            $45,000,000                  July 18, 1995                4,500,000         August 1995
Fund XVI, Ltd.        (4,500,000 units)

CNL Income            $30,000,000                  October 10, 1996             3,000,000         December 1996
Fund XVII, Ltd.       (3,000,000 units)

CNL Income            $35,000,000                  February 6, 1998             3,500,000         December 1997
Fund XVIII, Ltd.      (3,500,000 units)

CNL Restaurant        $747,464,413                 January 20, 1999 (3)        37,373,221         February 1999 (3)
Properties, Inc.      (37,373,221 shares)                                         (3)

CNL Hospitality       $3,075,072,637                        (4)                   (4)                    (4)
Properties, Inc.      (307,507,264 shares)

-----------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.) (the "Restaurant Properties REIT") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, the Restaurant Properties REIT commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totaling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, the Restaurant Properties REIT commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totaling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, the Restaurant Properties REIT commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, the Restaurant Properties REIT had received subscriptions totaling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares)
      through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to the Restaurant Properties REIT from its three offerings totaled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

 (4) Effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totaling $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) through the reinvestment plan. Following completion of the initial offering on June 17, 1999, the Hospitality Properties REIT commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totaling approximately $275,000,000. Following the completion of the 1999 Offering on September 14, 2000, the Hospitality Properties REIT commenced a subsequent offering (the "2000 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On April 22, 2002, the 2000 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2000 Offering, the Hospitality Properties REIT commenced a subsequent offering (the "2002 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On February 4, 2003, the 2002 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2002 Offering, the Hospitality Properties REIT commenced a subsequent offering (the "2003 Offering") of up to 175,000,000 shares ($1,750,000,000) of common stock. As of March 12, 2004, the date the 2003 Offering closed, the Hospitality Properties REIT had received subscriptions totaling approximately $3.0 billion (300 million shares) from its public offerings. As of such date, the Hospitality Properties REIT owned interests in 130 properties, including 24 properties owned through joint ventures and one property under development.

      Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. The partnership raised $27.5 million from 267 investors and invested approximately $25.1 million in the resort, which opened on November 30, 2002.

      As of December 31, 2003, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 70 nonpublic real estate limited partnerships. The offerings of all of these 70 nonpublic limited partnerships had terminated as of December 31, 2003. These 70 partnerships raised a total of approximately $187 million from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 314 projects as of December 31, 2003. These 314 projects consist of 18 apartment projects (comprising 8.3% of the total amount raised by all 70 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 70 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 69.1% of the total amount raised by all 70 partnerships), one condominium development (comprising 0.3% of the total amount raised by all 70 partnerships), four hotels/motels (comprising 4.3% of the total amount raised by all 70 partnerships), 39 commercial/retail properties (comprising 13% of the total amount raised by all 70 partnerships), and two tracts of undeveloped land (comprising 0.1% of the total amount raised by all 70 partnerships).

      Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

      Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

      Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 2003 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

      In addition to the real estate limited partnerships described above, in 2002, CNL Mortgage Fund, Ltd., a limited partnership in which Mr. Seneff and Mr. Bourne serve as officers and stockholders of the corporate general partner, raised $2,500,000 from 68 investors and entered into a mortgage loan, as the lender, with an affiliated limited partnership. CNL Mortgage Fund, Ltd. was organized for the purpose of investing in the mortgage loan on the property owned by 100 Legacy Park, Ltd.

      The following table sets forth summary information, as of December 31, 2003, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.

   NAME OF               TYPE OF                                      METHOD OF       TYPE OF
   ENTITY                PROPERTY                  LOCATION           FINANCING       PROGRAM
   -------               --------                  --------           ---------       -------
CNL Income,           22 fast-food or           AL,AZ,CA,FL,GA,       All cash        Public
Fund Ltd.             family-style              LA,MD,OK,PA,TX,
                      restaurants               VA,WA

CNL Income            50 fast-food or           AL,AZ,CO,FL,GA,       All cash        Public
Fund II, Ltd.         family-style              IL,IN,KS,LA,MI,
                      restaurants               MN,MO,NC,NM,OH,
                                                TN,TX,WA,WY

CNL Income            40 fast-food or           AL,AZ,CA,CO,FL,       All cash        Public
Fund III, Ltd.        family-style              GA,IA,IL,IN,KS,
                      restaurants               KY,MD,MI,MN,MO,
                                                NC,NE,OK,TX

CNL Income            47 fast-food or           AL,DC,FL,GA,IL,       All cash        Public
Fund IV Ltd.          family-style              IN,KS,MA,MD,MI,
                      restaurants               MS,NC,OH,PA,TN,
                                                TX,VA

CNL Income            36 fast-food or           AZ,FL,GA,IL,IN,       All cash        Public
Fund V, Ltd.          family-style              MI,NH,NY,OH,SC,
                      restaurants               TN,TX,UT,WA

CNL Income            67 fast-food or           AR,AZ,CA,FL,GA,       All cash        Public
Fund VI, Ltd.         family-style              ID,IL,IN,KS,MA,
                      restaurants               MD,MI,MN,NC,NE,
                                                NM,NY,OH,OK,PA,
                                                TN,TX,VA,WA,WY

CNL Income            59 fast-food or           AL,AZ,CO,FL,GA,       All cash        Public
Fund VII, Ltd.        family-style              IN,LA,MI,MN,NC,
                      restaurants               NE,OH,PA,SC,TN,
                                                TX,UT,WA

   NAME OF               TYPE OF                                      METHOD OF       TYPE OF
   ENTITY                PROPERTY                  LOCATION           FINANCING       PROGRAM
   -------               --------                  --------           ---------       -------
CNL Income            55 fast-food or           AZ,CO,FL,IL,IN,       All cash        Public
Fund VIII, Ltd.       family-style              LA,MI,MN,NC,NY,
                      restaurants               OH,OR,TN,TX,VA,
                                                WI

CNL Income            55 fast-food or           AL,CA,CO,FL,GA,       All cash        Public
Fund IX, Ltd.         family-style              IL,IN,LA,MD,MI,
                      restaurants               MN,MS,NC,NH,NY,
                                                OH,SC,TN,TX

CNL Income            60 fast-food or           AL,AZ,CA,CO,FL,       All cash        Public
Fund X, Ltd.          family-style              GA,ID,IL,IN,LA,
                      restaurants               MI,MO,MT,NC,NE,
                                                NH,NM,NY,OH,PA,
                                                SC,TN,TX,WA

CNL Income            50 fast-food or           AL,AZ,CA,CO,CT,       All cash        Public
Fund XI, Ltd.         family-style              FL,GA,KS,LA,MA,
                      restaurants               MI,MS,NC,NH,NM,
                                                OH,OK,PA,SC,TX,
                                                VA,WA

CNL Income            58 fast-food or           AL,AZ,CA,CO,FL,       All cash        Public
Fund XII, Ltd.        family-style              GA,IA,IN,LA,MO,
                      restaurants               MS,NC,NM,OH,SC,
                                                TN,TX,WA

CNL Income            54 fast-food or           AL,AR,AZ,CA,CO,       All cash        Public
Fund XIII, Ltd.       family-style              FL,GA,IN,KS,LA,
                      restaurants               MD,MO,NC,OH,PA,
                                                SC,TN,TX,VA

CNL Income            72 fast-food or           AL,AZ,CO,FL,GA,       All cash        Public
Fund XIV, Ltd.        family-style              IL,KS,LA,MN,MO,
                      restaurants               MS,NC,NJ,NV,OH,
                                                SC,TN,TX,VA

CNL Income ,          63 fast-food or           AL,CA,FL,GA,KS,       All cash        Public
Fund XV Ltd.          family-style              KY,MN,MO,MS,NC,
                      restaurants               NJ,NM,OH,OK,PA,
                                                SC,TN,TX,VA

CNL Income            56 fast-food or           AL,AZ,CA,CO,DC,       All cash        Public
Fund XVI, Ltd.        family-style              FL,GA,ID,IN,KS,
                      restaurants               LA,MN,MO,NC,NM,
                                                NV,OH,PA,TN,TX,
                                                UT,WI

   NAME OF               TYPE OF                                      METHOD OF       TYPE OF
   ENTITY                PROPERTY                  LOCATION           FINANCING       PROGRAM
   -------               --------                  --------           ---------       -------
CNL Income            39 fast-food,             CA,FL,GA,IL,IN,       All cash        Public
Fund XVII, Ltd.       family-style or           MD,MI,NC,NE,NV,
                      casual-dining             OH,SC,TN,TX,WA, WI
                      restaurants

CNL Income            30 fast-food,             AZ,CA,CO,FL,GA,       All cash        Public
Fund XVIII, Ltd.      family-style or           IL,KY,MD,MN,NC,
                      casual-dining             NV,NY,OH,PA,TN,
                      restaurants               TX,VA

CNL Restaurant        1,211 fast-food,          AL,AR,AZ,CA,CO,         (1)           Public
Properties, Inc.      family-style or           CT,DE,FL,GA,IA,                        REIT
                      casual-dining             ID,IL,IN,KS,KY,
                      restaurants               LA,MD,MI,MN,MO,
                                                MS,NC,NE,NH,NJ,
                                                NM,NV,NY,OH,OK,
                                                OR,PA,RI,SC,SD,
                                                TN,TX,UT,VA,WA,
                                                WI,WV

CNL Hospitality       128 limited               AL,AZ,CA,CO,CT,         (2)           Public
Properties, Inc.      service, extended         DE,FL,GA,HI,IL,                        REIT
                      stay or full              IN,KS,KY,LA,MA,
                      service hotels or         MD,ME,MI,MN,MO,
                      resorts                   MS,NC,NE,NJ,NV,
                                                NY,OK,OR,PA,RI,
                                                SC,TN,TX,UT,VA,
                                                WA,WI,D.C.,CANADA

---------------------

(1) As of March 31, 1999, all of the Restaurant Properties REIT's net offering proceeds had been invested or committed for investment in properties and loans. Since April 1, 1999, the Restaurant Properties REIT and its consolidated subsidiaries have used proceeds from their lines of credit, warehouse facilities and other borrowings to acquire and develop properties and to fund loans.

(2) As of December 31, 2003, approximately 46% of the assets acquired by the Hospitality Properties REIT had been funded using debt. The balance was acquired using proceeds from the Hospitality Properties REIT's equity offerings.

      A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Seneff and Bourne is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc. and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

      In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix B. Information about the previous public programs, the offerings of which became fully subscribed between January 1999 and December 2003, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix B (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.

                               DISTRIBUTION POLICY

DISTRIBUTIONS

      The following information updates and replaces the table and footnotes on page 179 of the Prospectus.

      The following table presents total Distributions declared and Distributions per Share:

                                                             Quarter
                                  ---------------------------------------------------------------
                                     First           Second            Third            Fourth             Year
                                     -----           ------            -----            ------             ----

2004:
Total Distributions declared      $ 28,840,885              (1)
Distributions per Share                 0.1776              (1)

2003:
Total Distributions declared      $  8,688,670    $ 12,030,979     $  16,591,206    $  22,473,016     $  59,783,871
Distributions per Share                 0.1767          0.1767            0.1767           0.1770            0.7071

2002:
Total Distributions declared      $  1,552,344    $  2,586,745     $   4,097,267    $   6,143,121     $  14,379,477
Distributions per Share                 0.1749          0.1749            0.1749           0.1755            0.7002

2001:
Total Distributions declared      $    219,887    $    247,922     $     312,583    $     726,930     $   1,507,322
Distributions per Share                 0.1749          0.1749            0.1749           0.1749            0.6996

2000:
Total Distributions declared      $     43,593    $    108,932     $     160,911    $     188,642     $     502,078
Distributions per Share                 0.0750          0.1537            0.1749           0.1749            0.5785

1999:
Total Distributions declared                (2)             (2)    $      16,460    $      33,944     $      50,404
Distributions per Share                     (2)             (2)           0.0500           0.0750            0.1250

(1) In April, May and June 2004, the Company declared Distributions totaling $37.3 million (representing $0.0592 per Share) payable by June 30, 2004.

(2) For the period December 22, 1997 (date of inception) through July 13, 1999, the Company did not make any cash distributions because operations had not commenced.

(3) For the quarter ended March 31, 2004, the years ended December 31, 2003, 2002, 2001 and 2000, and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, approximately 67%, 71%, 65%, 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 33%, 29%, 35%, 35% , 46% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of March 31, 2004, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for federal income tax purposes of Distributions declared for the quarter ended March 31, 2004, may not be indicative of the results that may be expected for the year ended December 31, 2004.

(4) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the quarter ended March 31, 2004, and the years ended December 31, 2003, 2002, 2001, 2000 and 1999, approximately 4%, 2%, 21%, 39%, 55% and
      100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(4) Distributions declared and paid for the years ended December 31, 2003, 2002, 2001 and 2000, represent a distribution rate of 7.071%, 7%, 7% and 5.785%, respectively, of Invested Capital.

      The Company intends to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. The Board of Directors currently declares Distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a Distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring Shares, will not receive a Distribution for a record date that they are not considered a stockholder of record. Currently, Distributions are declared monthly and paid quarterly, unless a stockholder elects to receive Distributions monthly, as described below, during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare Distributions on a another basis during the offering period. During the quarter ended March 31, 2004, $5.5 million of Distributions paid to stockholders was supported by cash generated from prior period operating activities and borrowings on our revolving line of credit.

                                     EXPERTS

      The following paragraphs update and replace the corresponding paragraphs under the heading "Experts" beginning on page 208 of the Prospectus.

      The financial statements of the Company as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, and the combined financial statements of American Retirement Communities Portfolio (a group of related properties acquired by CNL Retirement Properties, Inc.) as of December 31, 2001 and 2000 and for the two years then ended, included in the Prospectus and Registration Statement, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

      The combined statement of certain revenues and certain expenses of the Medical Office Properties Twenty-Two Properties for the year ended December 31, 2003, included in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

                           QUESTIONS AND ANSWERS ABOUT
                CNL RETIREMENT PROPERTIES, INC.'S PUBLIC OFFERING

      The following updates and replaces the first question and answer on page three of the Prospectus.

Q:    IF I BUY SHARES IN THE OFFERING, HOW CAN I SELL THEM?

A: At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

      We anticipate listing the shares on a national securities exchange or over-the-counter market on or before December 31, 2008, if market conditions are favorable. Listing does not assure liquidity. If we have not listed the shares on a national securities exchange or over-the-counter market by December 31, 2008, we plan to sell the properties and other assets and return the proceeds from the liquidation to our stockholders through distributions.

      Beginning one year after you purchase your shares from the Company, you may ask us to redeem at least 25% of the shares you own. The redemption procedures are described in the "Redemption of Shares" section of this Prospectus. As a result, if a public market for the shares never develops, you may be able to redeem your shares through the redemption plan beginning one year from the date on which you purchased your shares, provided we have sufficient funds available. No more than 5% of the number of shares of the Company's common stock outstanding at the beginning of any 12-month period may be redeemed during such 12 month period. If we have not listed and we liquidate our assets, you will receive proceeds through the liquidation process.

      If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.

                         INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.

                                                                                                         Page
                                                                                                         ----
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of March 31, 2004                                            F-2

     Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2004                    F-3

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2003                    F-4

     Notes to Pro Forma Consolidated Financial Statements for the quarter ended March 31, 2004
        and the year ended December 31, 2003                                                              F-5

Interim Unaudited Condensed Consolidated Financial Statements as recently filed in CNL Retirement Properties, Inc.'s March 31, 2004 Form 10-Q:

     Condensed Consolidated Balance Sheets as of March 31, 2004 and December 31, 2003                    F-13

     Condensed Consolidated Statements of Earnings for the quarters ended
        March 31, 2004 and 2003                                                                          F-14

     Condensed Consolidated Statements of Stockholders' Equity for the quarter ended
        March 31, 2004 and the year ended December 31, 2003                                              F-15

     Condensed Consolidated Statements of Cash Flows for the quarters ended March 31,
        2004 and 2003                                                                                    F-16

     Notes to Condensed Consolidated Financial Statements for the quarters ended
        March 31, 2004 and 2003                                                                          F-17

Report of Independent Registered Certified Public Accounting Firm dated February 25, 2004                F-30

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to (i) the receipt of $235.8 million in gross offering proceeds from the sale of 23.6 million additional shares for the period April 1, 2004 through May 19, 2004, the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses and borrowings of $89.0 million under mortgage notes payable and (ii) the application of such funds and cash on hand as of March 31, 2004, to purchase 27 Properties, including the payment of acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2004, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on March 31, 2004.

The Unaudited Pro Forma Consolidated Statements of Earnings for the quarter ended March 31, 2004 and the year ended December 31, 2003, include the historical operating results of the Properties described in (ii) above, as well as 141 Properties purchased by the Company prior to March 31, 2004, from the date of their acquisition (or for the pending acquisitions, from the date they became probable of being acquired) plus operating results from (A) the later of
(i) the date the Properties became operational by the previous owners or (ii) January 1, 2003, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the "Pro Forma Period").

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                      (in thousands, except per share data)

                                                                                       Pro Forma
                                                                  Historical          Adjustments               Pro Forma
                                                                  ----------          -----------               ---------
                         ASSETS

Investment Properties:
    Accounted for using the operating method, net                $ 1,669,033          $  307,377   (b)         $ 1,976,410
    Accounted for using the direct financing method                  420,057              28,555   (b)             448,612
    Lease intangible costs, net                                       47,228              21,101   (c)              68,329
Cash and cash equivalents                                            275,908             235,811   (a)             260,069
                                                                                        (253,683)  (b)
                                                                                           2,033   (d)
Restricted cash                                                       72,738                  --                    72,738
Accounts and other receivables, net                                   15,809                  --                    15,809
Loan costs                                                            12,995                 739   (b)              13,734
Accrued rental income                                                 22,585                  --                    22,585
Other assets                                                          32,791              10,611   (a)              29,192
                                                                                           6,674   (b)
                                                                                         (20,884)  (b)
Investment in unconsolidated subsidiary                                   20                  --                        20
                                                                 -----------          ----------               -----------
                                                                 $ 2,569,164          $  338,334               $ 2,907,498
                                                                 ===========          ==========               ===========

          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Mortgages payable                                            $   648,501          $   88,979   (b)         $   737,480
    Bonds payable                                                     90,783                  --                    90,783
    Line of credit                                                    20,000                  --                    20,000
    Construction loans payable                                        26,468                  --                    26,468
    Due to related parties                                             5,166              29,476   (a)              34,642
    Accounts payable and accrued expenses                              6,576                  --                     6,576
    Deferred income                                                    1,164                 900   (c)               2,064
    Security deposits                                                 22,742               2,033   (d)              24,775
                                                                 -----------          ----------               -----------
           Total liabilities                                         821,400             121,388                   942,788
                                                                 -----------          ----------               -----------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, without par value
       Authorized and unissued 3,000 shares                               --                  --                        --
    Excess shares, $.01 par value per share
       Authorized and unissued 103,000 shares                             --                  --                        --
    Common stock, $.01 par value per share
       Authorized 450,000 shares, issued 194,781 and
       218,362 shares, respectively, outstanding
       194,561 and 218,142 shares, respectively                        1,946                 236   (a)               2,182
    Capital in excess of par value                                 1,752,137             235,575   (a)           1,968,847
                                                                                         (18,865)  (a)
    Accumulated distributions in excess of net earnings               (6,319)                 --                    (6,319)
                                                                 -----------          ----------               -----------
           Total stockholders' equity                              1,747,764             216,946                 1,964,710
                                                                 -----------          ----------               -----------
                                                                 $ 2,569,164          $  338,334               $ 2,907,498
                                                                 ===========          ==========               ===========

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          QUARTER ENDED MARCH 31, 2004
                      (in thousands, except per share data)

                                                                          Historical
                                                                           Medical
                                                                            Office         Pro Forma
                                                         Historical       Properties      Adjustments         Pro Forma
                                                         ----------       ----------      -----------         ---------
Revenues:
    Rental income from operating leases                   $ 36,692        $    6,948       $  7,428    (1)    $  51,149
                                                                                                 44    (2)
                                                                                                 37    (3)
    Earned income from direct financing leases              12,642                --          1,031    (1)       13,673
    Recoveries from tenants                                     --             1,098             --               1,098
    Contingent rent                                             49                --             --                  49
    FF&E reserve                                             1,447                --             48    (4)        1,495
    Interest and other                                         602               261           (540)   (5)          323
                                                          --------        ----------       --------           ---------
                                                            51,432             8,307          8,048              67,787
                                                          --------        ----------       --------           ---------

Expenses:
    Interest and loan amortization                           7,969                --          2,813    (6)       10,782
    General and administrative                               2,280                --             --               2,280
    Property taxes                                              --               766             --                 766
    Property operating                                         321             1,827            239    (7)        2,387
    Asset management fees to related party                   2,264                --          1,054    (8)        3,318
    Provision for doubtful accounts                          1,250                --             --               1.250
    Depreciation and amortization                            9,562                --          5,247    (9)       14,809
                                                          --------        ----------       --------           ---------
                                                            23,646             2,593          9,353              35,592
                                                          --------        ----------       --------           ---------

Earnings before equity in earnings of
    unconsolidated subsidiary                               27,786             5,714         (1,305)             32,195

Equity in earnings of unconsolidated
    subsidiary                                                  15                --             --                  15
                                                          --------        ----------       --------           ---------

Net earnings                                              $ 27,801        $    5,714       $ (1,305)          $  32,210
                                                          ========        ==========       ========           =========

Net earnings per share of common stock
    (basic and diluted) (10)                              $   0.16                                            $    0.17
                                                          ========                                            =========

Weighted average number of shares of common
    stock outstanding (basic and diluted) (10)             169,112                                              188,041
                                                          ========                                            =========

 See accompanying notes to unaudited pro forma consolidated financial statements

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

                                                                           Historical
                                                                             Medical
                                                                             Office        Pro Forma
                                                          Historical       Properties     Adjustments         Pro Forma
                                                          ----------       ----------     -----------         ---------
Revenues:
     Rental income from operating leases                   $60,207           $26,035       $114,979    (1)     $201,546
                                                                                                176    (2)
                                                                                                149    (3)
     Earned income from direct financing leases             31,107                --         24,769    (1)       55,876
     Recoveries from tenants                                    --             3,146             --               3,146
     Contingent rent                                            47                --             --                  47
     FF&E reserve income                                     2,607                --          3,616    (4)        6,223
     Interest and other income                               1,626             1,068         (1,584 )  (5)        1,110
                                                           -------           -------       --------            --------
                                                            95,594            30,249        142,105             267,948
                                                           -------           -------       --------            --------

Expenses:
     Interest and loan amortization                          9,588                --         29,717    (6)       39,305
     General and administrative                              5,482                --             --               5,482
     Property taxes                                             --             2,889             --               2,889
     Property operating                                        136             7,329          1,568    (7)        9,033
     Asset management fees to related party                  4,372                --          8,852    (8)       13,224
     Depreciation and amortization                          17,567                --         41,172    (9)       58,739
                                                           -------           -------       --------            --------
                                                            37,145            10,218         81,309             128,672
                                                           -------           -------       --------            --------

Earnings before equity in earnings of
     unconsolidated subsidiary                              58,449            20,031         60,796             139,276

Equity in earnings of unconsolidated subsidiary                 11                --             --                  11
                                                           -------           -------       --------            --------

Net earnings                                               $58,460           $20,031       $ 60,796            $139,287
                                                           =======           =======       ========            ========

Net earnings per share of common
     stock (basic and diluted) (10)                        $  0.66                                             $   0.74
                                                           =======                                             ========

Weighted average number of shares of common
     stock outstanding (basic and diluted) (10)             88,840                                              187,466
                                                           =======                                             ========

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
   FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                     (in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $235,811 from the sale of 23,581 shares during the period April 1, 2004 through May 19, 2004, and the accrual of $29,476 for (i) related acquisition fees of $10,611 (4.5% of gross proceeds from Prior Offerings) which are reflected in other assets, (ii) selling commissions of $17,686 (7.5% of gross proceeds) and (iii) marketing support fees of $1,179 (0.5% of gross proceeds), which have been netted against stockholders' equity.

(b) Represents the use of $253,683 of cash and cash equivalents and borrowings of $88,979 under mortgage notes payable (i) to purchase 27 properties for $335,249, (ii) to pay loan costs of $739, (iii) to pay acquisition fees on permanent financing (4.5% of permanent financing) of $4,004 and (iv) $2,670 in miscellaneous acquisition costs incurred in conjunction with the purchase of the properties. Also represents the reclassification of $20,884 in miscellaneous acquisition costs and acquisition fees to Properties subject to operating leases, lease intangible costs and deferred income liabilities (see Note (c) below).


                                                                     Acquisition
                                                                       Fees and
                                                                    Closing Costs
                                                       Purchase     Allocated to
                                                         Price        Investment        Total
                                                         -----        ----------        -----
Sunrise of Santa Rosa in Santa Rosa, CA                $  9,280        $    537        $  9,817
Sakonnet Bay Manor in Tiverton, RI                       24,679           2,006          26,685
Courtyard Manor Portfolio One Properties                 17,790           1,178          18,968
Medical Office Portfolio One Properties                 256,500          15,608         272,108
                                                       --------        --------        --------
     Properties subject to operating leases             308,249          19,329         327,578
                                                       --------        --------        --------
Sedgebrook Continuing Care Retirement Community
    in Lincolnshire, IL                                  27,000           1,555          28,555
                                                       --------        --------        --------
     Investment in direct financing leases               27,000           1,555          28,555
                                                       --------        --------        --------

                                                       $335,249        $ 20,884        $356,133
                                                       ========        ========        ========

(c) The Company allocates the value associated with having an in-place lease at the date of acquisition to a lease intangible asset or a deferred income liability considering factors associated with lease origination costs and above, at or below market leases. Such costs are amortized on a straight-line basis over the remaining term of the lease.

(d) Represents a security deposit in the amount of $2,033 received from the lessee in conjunction with the acquisition of the Sedgebrook Continuing Care Retirement Community.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
   FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                     (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the Properties acquired, and for the pending acquisitions expected to be acquired, by the Company as of May 19, 2004 (collectively, the "Pro Forma Property" or "Pro Forma Properties") for the Pro Forma Period.

      The following presents the actual date the Pro Forma Properties were acquired or made probable by the Company as compared to January 1, 2003, the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings as well as the related adjustments for the Pro Forma Periods.

                                                                                                               Pro Forma
                                                                                                 Pro Forma    Adjustment
                                                                                              Adjustment for    for the
                                                          Date                                the Year Ended    Quarter
                                                  Acquired/Probable by        Purchase          December 31,  Ended March
                                                       the Company              Price              2003        31, 2004
                                                       -----------              -----              ----        --------
Properties subject to operating leases:
 Acquired:
 Summit Portfolio Properties                     March 27, 2003              $    52,000         $   1,455    $        --
 Additional Marriott Portfolio Two Properties    March 28, 2003                  254,575             4,759             --
 Brighton Gardens of Saddle River, NJ            March 31, 2003                   12,750               405             --
 Balmoral Assisted Living Community in Palm
     Harbor, FL                                  July 8, 2003                     12,175               629             --
 ARC Somerby Portfolio Properties                August 25, 2003                  73,260             5,683             --
 GreenTree Portfolio Properties                  September 5 & 11, 2003           22,956             2,046             --
 Sunrise Portfolio Four Properties               September 30, 2003              149,277            11,509             --
 Additional Sunrise Portfolio Four Properties    September 30, 2003               29,552                --             --
 Dogwood Forest of Dunwoody in Dunwoody, GA      November 25, 2003                 5,500               681             --
 EdenCare Portfolio One Properties               November 25, 2003                27,000             3,236             --
 EdenCare Portfolio Two Properties               November 25, 2003               171,755            19,401             --
 Horizon Bay Portfolio One Properties            February 6 & 13, 2004           537,321            59,309          5,962
 Sunrise Portfolio Five Properties               March 31, 2004                   34,649                --             --
 Courtyard Manor Portfolio One Properties        April 1, 2004                    17,790             2,167            541
 Medical Office Portfolio One Properties         April 30, 2004                  256,500                --             --
 Probable:
 Sunrise of Santa Rosa in Santa Rosa, CA         September 16, 2003                9,280               960            240
 Sakonnet Bay Manor (Tiverton Property)          January 5, 2004                  24,679             2,739            685
                                                                             -----------         ---------    -----------
                                                                             $ 1,691,019         $ 114,979    $     7,428
                                                                             ===========         =========    ===========
Investment in direct financing leases:
 Acquired:
 Fox Run Village in Novi, MI                     February 28, 2003           $    17,000         $     420    $        --
 Prime Care Portfolio Two Properties             March 31, 2003                   22,635               744             --
 Ann's Choice Continuing Care Retirement
      Community in Warminster, PA                June 2, 2003                     19,500             1,338             --
 Sunrise Portfolio Three Properties              August 29, 2003                 184,500            15,401             --
 Linden Ponds Continuing Care Retirement
      Community in Hingham, MA                   December 1, 2003                 19,700             2,747             --
 Probable:
 Sedgebrook Continuing Care Retirement
      Community in Lincolnshire, IL              May 19, 2004                     27,000             4,119          1,031
                                                                             -----------         ---------    -----------
                                                                             $   290,335         $  24,769    $     1,031
                                                                             ===========         =========    ===========

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
    FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(2) Represents the Company's straight-line rent adjustment to the Medical Office Portfolio One Properties' historical rental income.

(3) Represents amortization of deferred rental income related to the allocated value associated with below market leases at the date of each Property's acquisition. The deferred rental income is amortized on a straight-line basis over the remaining term of the lease.

(4) Represents adjustments to FF&E Reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties. The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(5) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately 2% per annum by the Company during the quarter ended March 31, 2004 and the year ended December 31, 2003.

(6) Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

                                                                                                  Pro Forma
                                                                                Pro Forma         Adjustment
                                                                              Adjustment for       for the
                                  Original                                    the Year Ended       Quarter
                                  Mortgage                                     December 31,      Ended March
                                    Loan             Interest Rate                 2003           31, 2004
                                  --------     -------------------------      --------------     -----------
Prime Care Portfolio Two          $ 20,635     7.83%, with principal and        $      359       $        --
Properties maturing                            interest payable monthly.
October 2008

Revolving line of credit            20,000     Floating at 250 basis                   159                --
secured by Prime Care                          points over the 30-day
Portfolio Properties,                          LIBOR.  During the Pro
maturing March 2005                            Forma Period, the interest
                                               rate varied from 3.62% to
                                               3.88%.

Summit Portfolio                    26,000     Floating at 325 basis                   318                --
Properties, maturing March                     points over the 30-day
2005                                           LIBOR with a minimum
                                               interest rate of 5% and
                                               principal and interest
                                               payable monthly. During
                                               the Pro Forma Period,
                                               the interest rate was
                                               5.0%.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
    FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

                                                                                                   Pro Forma
                                                                                Pro Forma          Adjustment
                                                                              Adjustment for        for the
                                  Original                                    the Year Ended        Quarter
                                  Mortgage                                     December 31,      Ended March 31,
                                    Loan             Interest Rate                 2003               2004
                                  --------     -------------------------      --------------     -------------
ARC Somerby Portfolio             $ 50,400     5.79% with principal and         $    1,848       $        --
Properties, maturing                           interest payable monthly.
June 2013

Sunrise Portfolio Three             92,500     5.13% the first year,                 3,747                --
Properties, maturing                           5.38% the second year,
July 2010                                      6.06% the third year with
                                               3% increases to the per
                                               annum rate each calendar
                                               year thereafter to a
                                               maximum of 7.25%
                                               (effective rate of
                                               interest is 5.60%) to
                                               maturity. Monthly
                                               interest only payments
                                               through 2005 with
                                               principal and interest
                                               payable monthly for the
                                               remaining term of the
                                               loan.

Sunrise Portfolio Four              74,645     Fixed interest rate of                4,449               346
Properties, maturing seven                     5.96%.  Monthly interest
years from funding date                        only payments for first
                                               two years with principal
                                               and interest payable
                                               monthly for the remaining
                                               term of the loan.

EdenCare Portfolio Two              45,000     Floating at 260 to 300                1,539                --
Properties, maturing                           basis points over the
November 2006                                  30-day LIBOR rate.  During
                                               the Pro Forma Period, the
                                               interest rate varied from
                                               3.70% to 4.34%.

EdenCare Portfolio Two               7,130     Fixed rates of 8.25% and                531                --
Properties, two loans                          8.375%, with principal and
maturing between March                         interest payable monthly.
2038 and November 2038

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
    FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

                                                                                                   Pro Forma
                                                                                Pro Forma          Adjustment
                                                                              Adjustment for        for the
                                  Original                                    the Year Ended        Quarter
                                  Mortgage                                     December 31,      Ended March 31,
                                    Loan             Interest Rate                 2003               2004
                                  --------     -------------------------      --------------     ---------------
Horizon Bay Portfolio One         $110,445     Floating at 90 basis points      $    2,360       $       219
Properties, maturing                           over the 3 to 9 month
October 2005                                   Fannie Mae Discount MBS and
                                               interest only payable
                                               monthly.  During the Pro
                                               Forma Period, the interest
                                               rate varied from 2.02% to
                                               2.25%.

Horizon Bay Portfolio One           74,000     Floating at 104 basis                 1,634               157
Properties, maturing April                     points over the 3 to 9
2008                                           month Fannie Mae
                                               Discount MBS and
                                               interest only payable
                                               monthly. During the Pro
                                               Forma Period, the
                                               interest rate varied
                                               from 2.16% to 2.33%.

Horizon Bay Portfolio One            8,235     Floating at 104 basis                   186                17
Properties, maturing                           points over the 3 to 9
December 2008                                  month Fannie Mae Discount
                                               MBS and interest only
                                               payable monthly. During
                                               the Pro Forma Period,
                                               the interest rate varied
                                               from 2.15% to 2.38%.

Horizon Bay Portfolio One           38,340     Floating at 370 basis                 2,281               269
Properties, maturing May                       points over the 30-day
2008                                           LIBOR with a minimum
                                               interest rate of 5.95%.
                                               Monthly interest only
                                               payments through July
                                               2004 with principal and
                                               interest payable monthly
                                               for the remaining term
                                               of the loan. During the
                                               Pro Forma Period, the
                                               interest rate was 5.95%.

Horizon Bay Portfolio One           33,139     8.17% with principal and              2,687               253
Properties, maturing May                       interest payable monthly.
2010

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
   FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

                                                                                                  Pro Forma
                                                                                Pro Forma         Adjustment
                                                                              Adjustment for       for the
                                  Original                                    the Year Ended       Quarter
                                  Mortgage                                     December 31,      Ended March
                                    Loan             Interest Rate                 2003           31, 2004
                                  --------    --------------------------      --------------     -----------
Horizon Bay Portfolio One         $ 10,400    Floating at 370 basis             $      619       $        73
Properties, maturing May                      points over the 30-day
2008                                          LIBOR with a minimum
                                              interest rate of 5.95%.
                                              Monthly interest only
                                              payments through January
                                              2005 with principal and
                                              interest payable monthly
                                              for the remaining term
                                              of the loan. During the
                                              Pro Forma Period, the
                                              interest rate was 5.95%.

Medical Office Portfolio            62,322    Fixed rates ranging from               3,877               960
One Properties, nine                          5.09% to 8.35%, with
loans maturing between                        principal and interest
August 2008 and February                      payable monthly
2013

Medical Office Portfolio            14,900    5.15%, with interest only                767               192
One Properties, maturing                      payable monthly for the
October 2008                                  first year with principal
                                              and interest payable
                                              monthly for the remaining
                                              term of the loan.

Medical Office Portfolio             7,025    5.4%, with interest only                 378                94
One Properties, maturing                      payable monthly for the
February 2013                                 first three months with
                                              principal and interest
                                              payable monthly for the
                                              remaining term of the loan.

Sunrise of Santa Rosa in             4,733    6.875%, with principal and               322                79
Santa Rosa, CA, maturing                      interest payable monthly
June 2024
                                                                                ----------       -----------
                                                                                $   28,061       $     2,659
                                                                                ==========       ===========

      In addition, loan cost amortization was $154 and $1,656 for the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively. Loan costs are amortized using the effective interest method over the life of the loan.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
    FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

      If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $21 and $295 for the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively.

(7) Represents property management fees payable to third-party property managers related to the Medical Office Portfolio One Properties. Property management fees are equal to 3% of the Properties' gross rental revenues. For the year ended December 31, 2003, the adjustment also includes a $750 fee payable to the sellers of the Medical Office Portfolio One Properties for temporary asset management services during a transitional period.

(8) Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's Prospectus.

(9) Represents increase in depreciation expense of the buildings, tenant improvements and the furniture, fixtures and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $4,107 and $35,219 for the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. The tenant improvements are depreciated over the remaining term of the lease. Also represents amortization of lease intangible costs of $1,140 and $5,953 for the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively, related to the amounts associated with having in-place leases at the date of each Property's acquisition allocated to a lease intangible asset that is amortized on a straight-line basis over the remaining term of the lease.

      The following presents the amount of land, building and FF&E for each of the Pro Forma Properties accounted for as operating leases:

                                                                                                 Tenant
                                                         Land         Building      FF&E      Improvements
                                                        -------       --------      ------    -------------
Additional Marriott Portfolio Two Properties            $50,817       $200,815      $9,410               --
Summit Portfolio Properties                               3,230         50,210       1,085               --
Brighton Gardens in Saddle River, NJ                      2,156         10,458         511               --
Balmoral Assisted Living Community in Palm Harbor,                                                       --
    FL                                                    1,002         11,134         376
ARC Somerby Portfolio Properties                          3,404         68,946       3,199               --
GreenTree Portfolio Properties                            1,298         21,824         380               --
Sunrise Portfolio Four Properties                        16,755        130,456       7,546               --
Additional Sunrise Portfolio Four Properties             10,057             --          --               --
Sunrise of Santa Rosa in Santa Rosa, CA                   2,486          6,762         342               --
Dogwood Forest of Dunwoody in Dunwoody, GA                  855          4,884          --               --
EdenCare Portfolio One Properties                         2,216         24,616         953               --
EdenCare Portfolio Two Properties                        10,982        158,187       6,854               --
Horizon Bay Portfolio One Properties                     34,536        509,614       5,993               --
Sunrise Portfolio Five Properties                         9,304             --          --               --
Courtyard Manor Portfolio One Properties                  2,822         15,014         389               --
Medical Office Portfolio One Properties                  40,610        195,661          --           17,326
Sakonnet Bay Manor (Tiverton Property)                    4,256         21,373         337               --

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
    FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(10) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the quarter ended March 31, 2004 and the year ended December 31, 2003. As a result of receipts of gross proceeds from the sale of shares during the period April 1, 2004 through May 19, 2004, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the quarter ended March 31, 2004 as needed to fund the purchase of the Pro Forma Properties.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                      (in thousands, except per share data)

                                                                            MARCH 31,              December 31,
                                                                              2004                     2003
                                                                          ------------             ------------
                         ASSETS

Investment properties:
   Accounted for using the operating method, net                          $  1,669,033             $  1,083,392
   Accounted for using the direct financing method                             420,057                  418,347
   Lease intangible costs, net                                                  47,228                   30,205
Cash and cash equivalents                                                      275,908                  167,090
Restricted cash                                                                 72,738                   14,812
Accounts and other receivables, net                                             15,809                   12,223
Loan costs, less accumulated amortization of $2,440 and $1,429                  12,995                    7,386
Accrued rental income                                                           22,585                   14,644
Other assets                                                                    32,791                   13,793
Investment in unconsolidated subsidiary                                             20                        7
                                                                          ------------             ------------

                                                                          $  2,569,164             $  1,761,899
                                                                          ============             ============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Mortgages payable                                                      $    648,501             $    275,056
   Bonds payable                                                                90,783                   90,125
   Line of credit                                                               20,000                   20,000
   Construction loans payable                                                   26,468                    7,402
   Due to related parties                                                        5,166                    3,258
   Accounts payable and accrued expenses                                         6,576                   11,657
   Deferred income                                                               1,164                      476
   Security deposits                                                            22,742                    7,984
                                                                          ------------             ------------
          Total liabilities                                                    821,400                  415,958
                                                                          ------------             ------------

Commitments and contingencies (Note 9)

Stockholders' equity:
   Preferred stock, without par value
       Authorized and unissued 3,000 shares                                         --                       --
   Excess shares, $.01 par value per share
       Authorized and unissued 103,000 shares                                       --                       --
   Common stock, $.01 par value per share
       Authorized 450,000 shares,
       issued 194,781 and 150,253 shares, respectively,
       outstanding 194,561 and 150,077 shares, respectively                      1,946                    1,501
   Capital in excess of par value                                            1,752,137                1,349,719
   Accumulated distributions in excess of net earnings                          (6,319)                  (5,279)
                                                                          ------------             ------------
          Total stockholders' equity                                         1,747,764                1,345,941
                                                                          ------------             ------------

                                                                          $  2,569,164             $  1,761,899
                                                                          ============             ============

     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)
                      (in thousands, except per share data)

                                                                                         Quarter Ended
                                                                                            March 31,
                                                                             ------------------------------------
                                                                                2004                       2003
                                                                             ---------                   --------
Revenues:
   Rental income from operating leases                                       $  36,692                   $  7,095
   Earned income from direct financing leases                                   12,642                      4,660
   Contingent rent                                                                  49                          9
   FF&E reserve                                                                  1,447                        327
   Interest and other                                                              602                        413
                                                                             ---------                   --------
                                                                                51,432                     12,504
                                                                             ---------                   --------

Expenses:
   Interest and loan amortization                                                7,969                        755
   General and administrative                                                    2,280                        648
   Property operating                                                              321                         12
   Asset management fees to related party                                        2,264                        554
   Provision for doubtful accounts                                               1,250                         --
   Depreciation and amortization                                                 9,562                      2,044
                                                                             ---------                   --------
                                                                                23,646                      4,013
                                                                             ---------                   --------
Earnings before equity in earnings of unconsolidated
   subsidiary                                                                   27,786                      8,491

Equity in earnings of unconsolidated subsidiary                                     15                         12
                                                                             ---------                   --------

Net earnings                                                                 $  27,801                   $  8,503
                                                                             =========                   ========

Net earnings per share of common stock (basic and diluted)                   $    0.16                   $   0.16
                                                                             =========                   ========

Weighted average number of shares of common stock outstanding
   (basic and diluted)                                                         169,112                     51,672
                                                                             =========                   ========

     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
          Quarter Ended March 31, 2004 and Year Ended December 31, 2003
                                   (UNAUDITED)
                      (in thousands, except per share data)

                                                      Common stock                                     Accumulated
                                                -------------------------         Capital in          distributions
                                                  Number            Par            excess of           in excess of
                                                of shares          Value           par value           net earnings      Total
                                                ---------         -------         -----------         -------------   -----------
Balance at December 31, 2002                      44,211          $   442         $   393,308          $    (3,955)   $   389,795

    Subscriptions received for common
     stock through public offering and
     distribution reinvestment plan              105,998            1,060           1,058,921                   --      1,059,981

    Stock issuance costs                              --               --            (101,299)                  --       (101,299)

    Retirement of common stock                      (132)              (1)             (1,211)                  --         (1,212)

    Net earnings                                      --               --                  --               58,460         58,460

    Distributions declared and paid
     ($0.7067 per share)                              --               --                  --              (59,784)       (59,784)
                                                 -------          -------         -----------          -----------    -----------

Balance at December 31, 2003                     150,077            1,501           1,349,719               (5,279)     1,345,941

    Subscriptions received for common
     stock through public offering and
     distribution reinvestment plan               44,528              445             444,833                   --        445,278

    Stock issuance costs                              --               --             (42,009)                  --        (42,009)

    Retirement of common stock                       (44)              --                (406)                  --           (406)

    Net earnings                                      --               --                  --               27,801         27,801

    Distributions declared and paid
    ($0.1776 per share)                               --               --                  --              (28,841)       (28,841)
                                                 -------          -------         -----------          -----------    -----------

Balance at March 31, 2004                        194,561          $ 1,946         $ 1,752,137          $    (6,319)   $ 1,747,764
                                                 =======          =======         ===========          ===========    ===========

     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                 (in thousands)

                                                                                         Quarter Ended
                                                                                           March 31,
                                                                                -------------------------------
                                                                                   2004                 2003
                                                                                ---------             ---------
Increase (decrease) in cash and cash equivalents:

   Net cash provided by operating activities                                    $  23,329             $   7,351
                                                                                ---------             ---------

   Investing activities:
       Investment in land, buildings and equipment                               (291,051)             (221,608)
       Investment in direct financing leases                                           --               (19,889)
       Investment in lease intangibles                                            (17,781)               (8,324)
       Payment of acquisition costs                                               (45,645)              (12,382)
       Proceeds from note receivable                                                   --                 2,000
       (Increase) decrease in restricted cash                                     (43,174)                  824
                                                                                ---------             ---------
            Net cash used in investing activities                                (397,651)             (259,379)
                                                                                ---------             ---------

   Financing activities:
       Proceeds from borrowings on mortgages payable                              125,044                26,000
       Principal payments on mortgage loans                                       (26,158)                 (102)
       Proceeds from construction financing                                        19,066                    --
       Proceeds from borrowings on line of credit                                      --                71,370
       Proceeds from issuance of life care bonds                                    2,159                    --
       Retirement of life care bonds                                               (1,501)                   --
       Payment of loan costs                                                       (9,395)               (2,460)
       Subscriptions received from stockholders                                   445,278               163,675
       Payment of stock issuance costs                                            (42,001)              (14,374)
       Distributions to stockholders                                              (28,841)               (8,689)
       Retirement of common stock                                                    (511)                 (192)
                                                                                ---------             ---------
            Net cash provided by financing activities                             483,140               235,228
                                                                                ---------             ---------

Net increase (decrease) in cash and cash equivalents                              108,818               (16,800)

Cash and cash equivalents at beginning of period                                  167,090                40,800
                                                                                ---------             ---------

Cash and cash equivalents at end of period                                      $ 275,908             $  24,000
                                                                                =========             =========

Supplemental schedule of non-cash financing activities:

       Mortgages assumed on properties purchased                                $ 274,559             $  20,635
                                                                                =========             =========

       Bonds assumed on property purchased                                      $      --             $  88,511
                                                                                =========             =========

     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

1.    Significant Accounting Policies:

      Organization and Nature of Business - CNL Retirement Properties, Inc., a Maryland corporation, was organized in December 1997 to operate as a real estate investment trust (a "REIT") for federal income tax purposes. Various other wholly owned subsidiaries of CNL Retirement Properties, Inc. have or will be formed for the purpose of acquiring and owning real estate properties. The term "Company" includes CNL Retirement Properties, Inc. and its subsidiaries. The Company has retained CNL Retirement Corp. (the "Advisor") as its advisor to provide management, acquisition, advisory and administrative services.

      The Company acquires real estate properties related to seniors' housing and health care facilities (the "Properties") located primarily across the United States. The Properties may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities ("CCRC"), life care communities, specialty clinics, medical office buildings, walk-in clinics and similar types of health care-related facilities. The Properties are generally leased on a long-term, triple-net basis. The Company may also lease medical office space on a shorter-term, gross basis. The Company may provide mortgage financing loans ("Mortgage Loans") and furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of seniors' housing facilities.

      Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Operating results for the quarter ended March 31, 2004, may not be indicative of the results that may be expected for the year ending December 31, 2004. Amounts included in the financial statements as of December 31, 2003, have been derived from the audited financial statements.

      These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Report on Form 10-K of CNL Retirement Properties, Inc. and its subsidiaries for the year ended December 31, 2003. The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Retirement Properties, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

      Accounts and Other Receivables - Accounts and other receivables consist primarily of lease payments due from tenants. On a monthly basis, the Company reviews the contractual payments versus the actual cash received. When management identifies delinquencies, an estimate is made as to the amount of provision for loss related to doubtful accounts, if any, that may be needed. At March 31, 2004, the Company had recorded a $1.3 million reserve for doubtful accounts and other receivables. At December 31, 2003, there was no reserve for loss related to accounts and other receivables.

      Reclassifications - Certain items in the prior periods financial statements have been reclassified to conform with the 2004 presentation. These reclassifications had no effect on reported equity or net earnings.

2.    Public Offerings:

      During the quarter ended March 31, 2004, the Company received subscription proceeds of $445.3 million from its open public offering, bringing total proceeds received from all of the Company's offerings to $1.9 billion.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

2.    Public Offerings - Continued:

      The Company has incurred offering expenses, including selling commissions, marketing support fees, due diligence expense reimbursements, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Offering expenses together with selling commissions, marketing support fees and due diligence expense reimbursements will not exceed 13% of the proceeds raised in connection with the Company's public offerings. During the quarters ended March 31, 2004 and 2003, the Company incurred $42.0 million and $15.7 million, respectively, in offering costs, including $35.6 million and $13.1 million, respectively, in selling commissions, marketing support fees and due diligence expense reimbursements. These amounts have been treated as stock issuance costs and charged to stockholders' equity. The price per share of all the offerings is the same.

      On July 30, 2003, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission for the sale by the Company of up to 400 million shares of common stock (approximately $4.0 billion) (the "2004 Offering"). The 2004 Offering was declared effective by the Securities and Exchange Commission on March 26, 2004. The current open offering is expected to close and the 2004 Offering is expected to commence in the second quarter of 2004. The board of directors has approved a resolution to amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 450 million to one billion. The board of directors has submitted this matter to the stockholders for approval at the 2004 annual meeting. Until such time, if any, that the stockholders approve an increase in the number of authorized shares of common stock, the 2004 Offering will be limited to 213 million shares.

3.    Investment Properties:

      Accounted for Using the Operating Method - Properties subject to operating leases consisted of the following (dollars in thousands):

                                                          March 31,           December 31,
                                                            2004                  2003
                                                         -----------          ------------
Land                                                     $   186,041          $   141,635
Buildings                                                  1,404,479              884,701
Equipment                                                     48,433               41,544
                                                         -----------          -----------
                                                           1,638,953            1,067,880
Less accumulated depreciation                                (28,994)             (20,261)
                                                         -----------          -----------
                                                           1,609,959            1,047,619
Construction in progress                                      59,074               35,773
                                                         -----------          -----------
                                                         $ 1,669,033          $ 1,083,392
                                                         ===========          ===========
Number of Properties:
    Operating                                                    102                   82
    Under construction                                             8                    6
                                                         -----------          -----------
                                                                 110                   88
                                                         ===========          ===========

      Operating leases generally have initial terms of 15 years and provide for minimum and contingent rent. Operating leases generally provide options that allow the tenants to renew their leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases. These leases also require minimum annual rents to increase at predetermined intervals during the lease terms. Increases in lease revenue are recognized on a straight-line basis over the terms of each applicable lease commencing on the date the Property was placed in service. For the quarters ended March 31, 2004 and 2003, the Company recognized $7.9 million and $1.3 million, respectively, of revenue from the straight-lining of lease revenues over current contractually due amounts. These amounts are included in rental income from operating leases in the accompanying condensed consolidated statements of earnings.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

3.    Investment Properties - Continued:

      Future minimum lease payments contractually due under the noncancellable operating leases at March 31, 2004, are as follows (in thousands):

2004                                 $   103,716
2005                                     144,545
2006                                     152,897
2007                                     158,351
2008                                     163,425
2009 and thereafter                    1,838,639
                                     -----------
                                     $ 2,561,573
                                     ===========

      Since the leases are renewable at the option of the tenants, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents, which may be received on the leases based on factors such as a percentage of the tenants' gross revenues, occupancy rates of the Properties or a percentage of the Company's investment in a Property. The Company defers recognition of contingent rental income until the thresholds requiring such payments in accordance with the lease terms are met.

      Accounted for Using the Direct Financing Method - Components of net investment in direct financing leases consisted of the following (dollars in thousands):

                                                          March 31,        December 31,
                                                             2004              2003
                                                         -----------       ------------
Minimum lease payments receivable                        $ 1,484,997       $ 1,491,957
Estimated residual values                                    399,099           399,099
Less unearned income                                      (1,464,039)       (1,472,709)
                                                         -----------       -----------
Net investment in direct financing leases                $   420,057       $   418,347
                                                         ===========       ===========

Number of Properties                                              31                31
                                                         ===========       ===========

      Direct financing leases have initial terms that range from 10 to 35 years and provide for minimum annual rent. Lease payments relating to four direct financing leases with a carrying value of $78.1 million are subordinate to first mortgage construction loans entered into by the tenants to fund development costs related to the Properties. Certain leases contain provisions that allow the tenants to elect to purchase or require the tenants to purchase the Properties during or at the end of the lease terms for the Company's aggregate initial investment plus adjustments, if any, as defined in the lease agreements.

      Future minimum lease payments contractually due on direct financing leases at March 31, 2004, are as follows (in thousands):

2004                               $   32,769
2005                                   44,956
2006                                   46,679
2007                                   47,667
2008                                   48,755
2009 and thereafter                 1,264,171
                                   ----------
                                   $1,484,997
                                   ==========

      The above table does not include any amounts for contingent rents that may be received on certain leases based on a percentage of the tenants' gross revenues if the Properties achieve specified occupancy rates.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

4.    Lease Intangible Costs:

      Lease intangible costs included the following (in thousands):

                                                           March 31,           December 31,
                                                             2004                  2003
                                                           ---------           ------------
In-place lease values                                      $ 32,105              $ 20,139
Lease origination costs                                      17,304                11,489
                                                           --------              --------
                                                             49,409                31,628
Less accumulated amortization                                (2,181)               (1,423)
                                                           --------              --------
                                                           $ 47,228              $ 30,205
                                                           ========              ========

5.    Restricted Cash:

      Restricted cash included the following (in thousands):

                                                          March 31,            December 31,
                                                            2004                   2003
                                                          ---------            ------------
Property acquisition deposits                             $  48,966             $   9,852
Tenant rent reserves                                         14,752                    --
FF&E reserves                                                 4,419                 3,229
Lender escrow reserves                                        1,396                    --
Other                                                         3,205                 1,731
                                                          ---------             ---------
                                                          $  72,738             $  14,812
                                                          =========             =========

6.    Accounts and Other Receivables:

      Accounts and other receivables included the following (in thousands):

                                                          March 31,           December 31,
                                                            2004                 2003
                                                          ---------           ------------
Rental revenues receivable                                $  16,119            $  11,215
Other receivables                                               940                1,008
Allowance for doubtful accounts                              (1,250)                  --
                                                          ---------            ---------
                                                          $  15,809            $  12,223
                                                          =========            =========

7.    Other Assets:

      Other assets as of March 31, 2004 and December 31, 2003, were $32.8 million and $13.8 million, respectively, and consisted of miscellaneous prepaid expenses and acquisition costs that will be capitalized to land, buildings, equipment, lease intangible costs or investment in direct financing leases upon the purchase of Properties.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

8.    Indebtedness:

      Mortgage Notes Payable - Mortgage notes payable and the net book value ("NBV") of the associated collateral consisted of the following (in thousands):

                                                                          March 31, 2004                     December 31, 2003
                                                                   ---------------------------         ----------------------------
                                                                   Mortgages          NBV of           Mortgages           NBV of
                                                                    Payable         Collateral          Payable          Collateral
                                                                   ---------        ----------         ---------         ----------
Twelve mortgages payable, each with variable interest
rates ranging from 90 to 104 basis points over the 3 to
9 month Fannie Mae Discount MBS rate (2.28% -
2.38% at March 31, 2004), with monthly interest only
payments, maturing between October 2005 and April 2008             $ 192,680        $  400,314         $      --         $       --

Seven mortgages payable, each bearing interest at 30-
day LIBOR plus 260 to 300 basis points, (ranging from
3.67% to 4.07% at March 31, 2004), with monthly
interest only payments through December 2004 and
principal and interest payments thereafter until maturity
in November 2006                                                      45,000            80,614            45,000             81,178

Mortgage payable, bearing interest at 315 basis points
over the 30-day commercial paper rate (4.29% at
March 31, 2004), with monthly payments of interest
only, maturing March 2007                                             20,400            50,025                --                 --

Mortgage payable, bearing interest at 30-day LIBOR
plus 262 basis points (3.76% at March 31, 2004), with
monthly payments of interest only, maturing May 2007                  23,520            57,652            23,520             58,015

Mortgage payable, bearing interest at 90-day LIBOR
plus 390 basis points, with a minimum interest rate of
6.50% (6.50% at March 31, 2004), with monthly
principal and interest payments, maturing August 2007                 10,758            19,032            10,811             19,174

Mortgage payable, bearing interest at 8.17%, with
monthly principal and interest payments, maturing
April 2008                                                            33,025            61,369                --                 --

Four mortgages payable, each bearing interest at 30-
day LIBOR plus 370 basis points with a minimum
interest rate of 5.95% (5.95% at March 31, 2004), with
monthly interest only payments through either July
2004 or January 2005 with principal and interest
payments thereafter until maturity in June 2008                       48,740            76,812                --                 --

Mortgage payable, bearing interest at 7.83%, with
monthly principal and interest payments, maturing
October 2008                                                          20,224            26,112            20,332             25,974

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

8.    Indebtedness - Continued:

                                                                          March 31, 2004                     December 31, 2003
                                                                   ---------------------------         ----------------------------
                                                                   Mortgages          NBV of           Mortgages           NBV of
                                                                    Payable         Collateral          Payable          Collateral
                                                                   ---------        ----------         ---------         ----------
Three mortgages payable, each with extended funding
options through January 2005 to an aggregate
maximum of $130 million. Each outstanding loan
bears interest at 5.25%, with rates increasing to a
blended maximum of 5.79% when the loans are fully
drawn. Interest only payments through January 2005,
and principal and interest payments thereafter until
maturity in January 2009                                           $  30,000        $  209,185         $      --         $       --

Fourteen mortgages payable, each bearing interest at
5.38%, with rates increasing annually to a maximum of
7.16%. Interest on the loan is recorded using the
effective interest rate of 6.09%. Interest only payments
through December 2005, and principal and interest
payments thereafter until maturity in September 2010                  92,500           198,477            92,500            195,779

Twelve mortgages payable, each bearing interest at
5.96%, with monthly interest only payments through
February 2006, and principal and interest payments
thereafter until maturity in February 2011                            74,645           150,222                --                 --

Two mortgages payable, each bearing interest at
5.79%, with monthly principal and interest payments,
maturing September 2012                                               49,891            74,288            50,114             74,898

Mortgage payable, bearing interest at 8.25%, with
monthly principal and interest payments, maturing
March 2038                                                             4,677             4,866             4,683              4,906

Mortgage payable, bearing interest at 8.375%, with
monthly principal and interest payments, maturing
November 2038                                                          2,441             3,901             2,444              3,928

Three mortgages payable, each bearing interest at 30-
day LIBOR plus 325 basis points, with a minimum
interest rate of 5.00%. Loan was repaid in full in
January 2004                                                              --                --            25,652             53,409
                                                                   ---------        ----------         ---------         ----------
                                                                   $ 648,501        $1,412,869         $ 275,056         $  517,261
                                                                   =========        ==========         =========         ==========

      The following is a schedule of maturities for all mortgage notes payable at March 31, 2004 (in thousands):

2004                                  $   2,068
2005                                      4,951
2006                                     50,634
2007                                     61,670
2008                                    181,815
2009 and thereafter                     347,363
                                      ---------
                                      $ 648,501
                                      =========

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

8.    Indebtedness - Continued:

      Bonds Payable - On March 28, 2003, the Company assumed approximately $88.5 million in non-interest bearing life care bonds refundable to certain residents in connection with the purchase of two CCRC Properties. From the acquisition date to March 31, 2004, the tenant of the CCRCs retired $8.1 million of existing bonds and issued $10.4 million of new bonds to new residents on the Company's behalf. At March 31, 2004, approximately $90.8 million was outstanding in bonds payable.

      Line of Credit - The Company has a revolving line of credit (the "Revolving LOC") that it may use to fund the acquisition and development of Properties, purchase other permitted investments and for general corporate purposes. Under the terms of the Revolving LOC, the Company is entitled to receive cash advances of up to $85.0 million for a two-year period expiring March 16, 2005. The Revolving LOC requires payment of interest only at LIBOR plus a percentage that fluctuates depending on the Company's aggregate amount of debt outstanding in relation to the Company's total assets until maturity (3.62% at March 31, 2004), and is collateralized by Properties with a carrying value of approximately $119.3 million. The Revolving LOC contains provisions that allow the facility to be increased up to $125.0 million upon the Company pledging additional Properties as collateral. This facility has financial covenants, including maintaining a minimum net worth and minimum collateral value. At March 31, 2004, $20.0 million was outstanding under the Revolving LOC.

      The Company also had a $50.0 million credit facility that had not been drawn upon as of March 31, 2004. The Company elected to terminate this facility as of May 1, 2004.

      Construction Loans Payable - Construction loans payable consisted of the following (in thousands):

                                                                                               March 31,         December 31,
                                                                           Total Facility        2004                2003
                                                                           --------------      ---------         ------------
Five construction loans payable, each bearing interest at LIBOR plus 225 to 275 basis points, based on the Properties' occupancy and debt service coverage ratios (3.34% at March 31, 2004), with
monthly interest only payments, maturing November 2006                        $  83,100        $  13,398          $    6,766

Construction loan payable bearing interest at the lender's base rate, as defined, plus 225 basis points with a minimum rate of 6.5%
(6.5% at March 31, 2004), with monthly interest only payments,
maturing December 2007                                                           48,000           13,070                 636
                                                                              ---------        ---------          ----------
                                                                              $ 131,100        $  26,468          $    7,402
                                                                              =========        =========          ==========

      The Company was in compliance with all loan covenants as of March 31, 2004.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

9.    Commitments and Contingencies:

      The following table presents the Company's commitments, contingencies and guarantees by expiration period as of March 31, 2004 (in thousands):

                                           Less than 1
                                               Year         2-3 Years      4-5 Years      Thereafter          Total
                                           -----------      ---------      ---------      ----------        ---------
Guarantee of unsecured
 promissory note of
 unconsolidated subsidiary (1)              $    2,430      $      --      $      --      $       --        $   2,430
Earnout provisions (2)                           4,050         24,679             --              --           28,729
Capital improvements to
 investment Properties                           7,784         69,702         34,930              --          112,416
Pending investments (3)                        308,080             --             --              --          308,080
                                            ----------      ---------      ---------      ----------        ---------
                                            $  322,344      $  94,381      $  34,930      $       --        $ 451,655
                                            ==========      =========      =========      ==========        =========

        (1) In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67%, or $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of March 31, 2004, the unsecured promissory note had an outstanding balance of approximately $14.6 million. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

        (2) In connection with the acquisition of 31 Properties, the Company may be required to make additional payments if certain earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an amount is due, the respective lease will be amended and annual minimum rent will increase accordingly. Amounts presented represent maximum exposure to additional payments.

        (3) As of March 31, 2004, the Company had commitments to acquire 26 Properties, subject to the fulfillment of certain conditions.

      On February 6, 2004, a complaint was filed in the Superior Court of the State of California for the County of Los Angeles by California Public Interest Research Group, Inc. and Congress of California Seniors, Inc. against 94 named defendants, including the Company, the Advisor and two operators that manage certain Properties owned by the Company. The plaintiffs seek restitution with respect to deposits and fees collected from residents by the operators of the senior living facilities that, the complaint alleges, were designated and treated as nonrefundable deposits and fees in violation of the California Civil Code. The Company and the Advisor were made parties to the litigation by receipt of service of process on April 27, 2004, and are working with counsel to submit a response within the applicable time period. This matter is in the preliminary stages and, although management is not able to predict the outcome, management has been advised by counsel that a number of valid defenses exist.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

10.   Redemption of Shares:

      During the quarters ended March 31, 2004 and 2003, 44,167 and 22,650 shares, respectively, of common stock were redeemed for $0.4 million and $0.2 million ($9.20 per share), respectively, and retired from shares outstanding of common stock.

11.   Distributions:

      For the quarter ended March 31, 2004, approximately 67% of the distributions paid to stockholders were considered ordinary income and approximately 33% were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the quarter ended March 31, 2004, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. Certain fees payable to the Advisor upon listing, orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders' invested capital plus the achievement of a cumulative, noncompounded annual 8% return on stockholders' invested capital. The characterization for tax purposes of distributions declared for the quarter ended March 31, 2004, may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2004.

      During the quarter ended March 31, 2004, $5.5 million of distributions paid to stockholders was supported by cash generated from prior period operating activities and borrowings on the Revolving LOC.

12.   Related Party Arrangements:

      Certain directors and officers of the Company hold similar positions with the Advisor, the parent company of the Advisor and the managing dealer of the Company's public offerings, CNL Securities Corp. The Company's chairman of the board indirectly owns a controlling interest in an affiliate of the Advisor. These affiliates receive fees and compensation in connection with the offerings, permanent financing and the acquisition, management and sale of the Company's assets.

      The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor and its affiliates earn certain fees and are entitled to reimbursement of certain expenses. During the quarters ended March 31, 2004 and 2003, the Advisor and its affiliates earned fees and incurred reimbursements as follows (in thousands):

                                                                          Quarter Ended March 31,
                                                                         ------------------------
                                                                           2004           2003
                                                                         --------       ---------
Acquisition fees (1):
   Acquisition fees from offering proceeds                               $ 21,866       $   7,356
   Acquisition fees from debt proceeds                                     21,312           2,999
                                                                         --------       ---------
                                                                           43,178          10,355
                                                                         --------       ---------

Asset management fees (2)                                                   2,264             554
                                                                         --------       ---------

Reimbursement of expenses (3):
   Stock issuance costs                                                       873             997
   Acquisition expenses                                                       135              27
   General and administrative expenses                                      1,060             331
                                                                         --------       ---------
                                                                            2,068           1,355
                                                                         --------       ---------
                                                                         $ 47,510       $  12,264
                                                                         ========       =========

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

12.   Related Party Arrangements - Continued:

            (1) Acquisition fees for identifying Properties and structuring the terms of the leases and Mortgage Loans equal to 4.5% of gross proceeds of the offerings and loan proceeds from permanent financing, excluding that portion of the permanent financing used to finance Secured Equipment Leases. These fees are included in other assets in the accompanying balance sheets prior to being allocated to individual Properties or lease intangible costs.

                  If there is a listing of the Company's common stock on a national securities exchange or over-the-counter market, the Advisor will receive an acquisition fee equal to 4.5% of amounts outstanding on the line of credit, if any, at the time of listing.

            (2) Asset management fee of 0.05% of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month.

            (3) Reimbursement of administrative services, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations.

                  Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceeds in any four consecutive fiscal quarters (the "Expense Year") the greater of 2% of average invested assets or 25% of net income (the "Expense Cap"). Operating expenses for the Expense Years ended March 31, 2004 and 2003, did not exceed the Expense Cap.

      CNL Securities Corp. receives fees based on the amounts raised from the Company's offerings equal to: (i) selling commissions of 7.5% of gross proceeds from the offering, (ii) a marketing support fee of 0.5% of gross proceeds from the offering and (iii) beginning in December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in a prior offering. The majority of these fees were re-allowed to other broker dealers. During the quarters ended March 31, 2004 and 2003, the Company incurred the following fees (in thousands):

                                                       Quarter Ended March 31,
                                                     --------------------------
                                                       2004              2003
                                                     --------          --------
Selling commissions                                  $ 33,396          $ 12,276
Marketing support fee                                   2,226               818
                                                     --------          --------
                                                     $ 35,622          $ 13,094
                                                     ========          ========

      During the quarters ended March 31, 2004 and 2003, affiliates of the Advisor incurred on behalf of the Company $6.8 million and $2.5 million, respectively, for certain offering expenses. Offering expenses paid by the Company, together with selling commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with the offerings.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

12.   Related Party Arrangements - Continued:

      Amounts due to related parties consisted of the following (in thousands):

                                                                        March 31,              December 31,
                                                                          2004                     2003
                                                                        ---------              ------------
Due to the Advisor and its affiliates:
  Expenditures incurred for offering expenses on behalf
     of the Company                                                      $    164               $     372
  Accounting and administrative services                                       --                     304
  Acquisition fees and expenses                                             3,113                     815
                                                                         --------               ---------
                                                                            3,277                   1,491
                                                                         --------               ---------

Due to CNL Securities Corp.:
  Selling commissions                                                    $  1,748               $   1,366
  Marketing support fees and due diligence expense
     reimbursements                                                           141                      91
  Soliciting dealer servicing fee                                              --                     310
                                                                         --------               ---------
                                                                            1,889                   1,767
                                                                         --------               ---------
                                                                         $  5,166               $   3,258
                                                                         ========               =========

      CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). In March 2004, CCM made the arrangements for the $20.4 million commercial paper loan described in
      Note 8. CCM was paid a $0.2 million structuring fee, which is included in the Company's deferred loan costs as of March 31, 2004, and is being amortized over the term of the loan. In addition, the monthly interest payment due under the commercial paper loan includes a margin of 40 basis points payable to CCM for the monthly services it provides related to the administration of the commercial paper loan. As of March 31, 2004, no such fees were payable to CCM related to these services.

      The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are stockholders. The amounts deposited with this bank were $25.4 million and $15.8 million at March 31, 2004 and December 31, 2003, respectively.

      The Company owns a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. The Company periodically receives distributions from the partnership; however, no distributions were received during the quarter ended March 31, 2004.

      An affiliate of the Advisor owns a 30% voting membership interest in a limited liability company which is affiliated with nine of the Company's tenants ("Affiliated Tenants") that leased 72 of the Company's 141 Properties as of March 31, 2004. Each of the Affiliated Tenants is a thinly capitalized corporation. The Affiliated Tenants contributed 36% and 41% of total rental income from operating leases and earned income from direct financing leases for the quarters ended March 31, 2004 and 2003, respectively. The Company had past due rents aggregating to $8.8 million and $4.3 million, including $5.0 million and $2.1 million from Affiliated Tenants as of March 31, 2004 and December 31, 2003, respectively.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

13.   Concentration of Credit Risk:

      At March 31, 2004, the Company leased its Properties to 17 tenants, three of which individually contributed between 10.8% and 17.6% (an aggregate of 39.3%) of the Company's total rental income from operating leases and earned income from direct financing leases for the quarter ended March 31, 2004.

      At March 31, 2004, 92 of the 141 Properties were operated by Sunrise Senior Living Services, Inc. ("Sunrise"), a wholly owned subsidiary of Sunrise Senior Living, Inc. Additionally, seven Properties as of March 31, 2004, are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. Upon completion of each development, each Property will be operated by Sunrise. Five additional operators manage the remaining 42 Properties owned by the Company as of March 31, 2004.

      To mitigate credit risk, certain leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. Certain portfolios also contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of March 31, 2004, the Company had $22.7 million in security deposits related to certain Properties as well as various guarantees or required cash reserves to be held by the tenant for payment of minimum rent.

      In connection with eight Properties leased to wholly owned subsidiaries of American Retirement Corporation, ("ARC"), ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.

      In connection with the purchase of five Properties that are in various stages of development and are being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants' obligations to pay minimum rent and the FF&E reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2007) or (ii) 18 months after the final development date. In addition, Sunrise has guaranteed the tenant's rent obligations related to three additional Properties under development until such time the operating performance of the Properties achieves predetermined rent coverage thresholds.

      The Company had the following additional limited guarantees as of March 31, 2004 (in thousands):

                                                                                     Guarantee
                                                                       ---------------------------------------
                                                                                       Used
                               Number of                                               Since         Remaining
      Guarantor                Properties       Date Acquired           Maximum      Acquired         Balance
----------------------         ----------       -------------          --------      --------        ---------
Sunrise                             1            April 2000            $  2,770      $  2,080        $     690
Marriott International              5             May 2002                5,880         4,158            1,722
Sunrise/cash reserves              22           November 2003            10,500         2,350            8,150

      Although the Company acquires Properties located in various states and regions and screens its tenants in order to reduce risks of default, failure of these lessees, their guarantors or the Sunrise, Horizon Bay or ARC brands would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

      As of March 31, 2004 and December 31, 2003, the Company had past due rents aggregating to $8.8 million and $4.3 million, respectively, and allowance for doubtful accounts of $1.3 million and $0, respectively.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

14.   Subsequent Events:

      Property Acquisitions - In April 2004, the Company acquired 24 Properties, including two assisted living facilities containing 156 units and 22 medical office buildings containing approximately 1.3 million square feet, for an aggregate purchase price of $274.3 million. The Company assumed $84.2 million of existing debt related to the medical office portfolio and used cash available at March 31, 2004, to purchase the Properties. Substantially all of the medical office building leases are gross leases.

      Permanent Financings - In April 2004, the Company assumed $84.2 million in permanent financing comprised of 15 loans from various commercial lenders in connection with the acquisition of 15 medical office Properties. These loans bear interest at fixed rates ranging from 5.09% to 8.35%, require monthly principal and interest payments and mature between August 2008 and February 2013. Certain loans assumed contain substantial prepayment penalties that precluded the repayment of the loans on the assumption date.

      In April 2004, the Company drew an additional $30.0 million from the $130.0 million facility described in Note 8, in accordance with loan provisions. This funding bears interest at a fixed rate of 5.5%.

      Other - During the period April 1, 2004 through May 3, 2004, the Company received subscription proceeds for an additional 23.6 million shares ($235.5 million) of common stock.

      On April 1, 2004 and May 1, 2004, the Company declared distributions totaling $11.5 million and $12.9 million, respectively, or $0.0592 per share of common stock, payable by June 30, 2004, to stockholders of record on April 1, 2004 and May 1, 2004, respectively.

      The following report updates and replaces the corresponding report included in the Financial Information on page F-11 of the Prospectus.



        Report of Independent Registered Certified Public Accounting Firm



To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.

In our opinion, the accompanying consolidated balance sheets and related consolidated statements of earnings, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of CNL Retirement Properties, Inc. and its subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with standards of the Public Company Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

Orlando, Florida
February 25, 2004

                       INDEX TO OTHER FINANCIAL STATEMENTS



MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES

Combined Statement of Certain Revenues and Certain Expenses

Year ended December 31, 2003
With Report of Independent Registered Public Accounting Firm

CONTENTS

Report of Independent Registered Public Accounting Firm...................................               F-32

Combined Statement of Certain Revenues and Certain Expenses for the three
     months ended March 31, 2004 (unaudited)..............................................               F-33

Combined Statement of Certain Revenues and Certain Expenses for the year
     ended December 31, 2003..............................................................               F-34

Notes to Combined Statement of Certain Revenues and Certain Expenses......................               F-35

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



TO THE BOARD OF DIRECTORS
MEDICAL OFFICE PROPERTIES, INC.

We have audited the accompanying Combined Statement of Certain Revenues and Certain Expenses of the Medical Office Properties Twenty-Two Properties (as defined in Note 1) for the year ended December 31, 2003. The Combined Statement of Certain Revenues and Certain Expenses is the responsibility of the management of Medical Office Properties, Inc. Our responsibility is to express an opinion on the Combined Statement of Certain Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Certain Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statement of Certain Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Certain Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Certain Revenues and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing of Form S-11 of CNL Retirement Properties, Inc., and is not intended to be a complete presentation of the Medical Office Properties Twenty-Two Properties' revenues and expenses.

In our opinion, the Combined Statement of Certain Revenues and Certain Expenses referred to above presents fairly, in all material respects, the combined certain revenues and certain expenses described in Note 1 of the Medical Office Properties Twenty-Two Properties for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.



                                                  /s/ Ernst & Young LLP



McLean, Virginia
March 2, 2004

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                     COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

                                                                          THREE MONTHS ENDED
                                                                            MARCH 31, 2004
                                                                              (UNAUDITED)
                                                                          ------------------
CERTAIN REVENUES:
Minimum rent                                                              $        6,948,074
Recoveries from tenants                                                            1,098,104
Other property revenues                                                              260,927
                                                                          ------------------

Total certain revenues                                                             8,307,105
                                                                          ------------------

CERTAIN EXPENSES:
Operating Expenses
Maintenance                                                                          887,041
Taxes                                                                                765,841
Utilities                                                                            563,917
Insurance                                                                            165,438
Administrative                                                                       151,199
Other operating                                                                       59,143
                                                                          ------------------
Total Operating Expenses                                                           2,592,579
                                                                          ------------------

EXCESS OF CERTAIN REVENUES OVER
CERTAIN EXPENSES                                                          $        5,714,526
                                                                          ------------------

                             See accompanying notes

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                     COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

                                                                              YEAR ENDED
                                                                           DECEMBER 31, 2003
                                                                          ------------------
CERTAIN REVENUES:
Minimum rent                                                              $       26,034,959
Recoveries from tenants                                                            3,145,737
Other property revenues                                                            1,068,013
                                                                          ------------------

Total certain revenues                                                            30,248,709
                                                                          ------------------

CERTAIN EXPENSES:
Operating Expenses
Maintenance                                                                        3,574,837
Taxes                                                                              2,888,446
Utilities                                                                          2,268,661
Insurance                                                                            614,748
Administrative                                                                       692,389
Other operating                                                                      178,299
                                                                          ------------------
Total Operating Expenses                                                          10,217,380
                                                                          ------------------

EXCESS OF CERTAIN REVENUES OVER
CERTAIN EXPENSES                                                          $       20,031,329
                                                                          ------------------

                             See accompanying notes

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                 NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

1. ORGANIZATION AND BASIS FOR PRESENTATION

The accompanying combined statement of certain revenues and certain expenses relates to the operations of twenty-two medical office properties owned by Medical Office Properties, Inc. (the "Properties").

This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements include the operations of the Properties for the twelve-month period ended December 31, 2003 and the three month period ended March 31, 2004. Further, the statement is not representative of the actual operations for the period presented as certain revenues and certain expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in future operations of the Properties have been excluded. Such items include management fee expense, interest expense, depreciation and amortization expense, and interest income. The Properties are as follows:

    PROPERTY                              LOCATION
    --------                              --------
4204 Tech Drive                       Durham, NC
4228 Tech Drive                       Durham, NC
4223 Tech Drive                       Durham, NC
4323 Ben Franklin                     Durham, NC
AMC I                                 Aurora, CO
AMC II                                Aurora, CO
BayCare                               Pinellas County, FL
Boardwalk                             Irving, TX
Chesapeake                            Chesapeake, VA
Corpus Christi                        Corpus Christi, TX
Dorsey                                Ellicott City, MD
Encino                                Encino, CA
Largo                                 Largo, FL
Las Colinas                           Irving, TX
Medplace                              Houston, TX
Plano                                 Plano, TX
Randolph                              Rockville, MD
Rocky Mountain                        Denver, CO
Sherman Oaks                          Sherman Oaks, CA
Tampa Medical                         Tampa, FL
Valencia                              Santa Clarita, CA
Yorktown                              Fairfax, VA

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Properties lease space to tenants, for which such tenants are charged minimum rent that is recognized on a straight-line basis over the terms of the respective leases.

Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred. Additional rental income is recognized as earned.

USE OF ESTIMATES

The preparation of the combined statement of certain revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statement of certain revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                 NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Interim Period Statement

The interim combined statement of certain revenues and certain expenses have been prepared without audit. Certain information and footnote disclosures included in combined statement of certain revenues and certain expenses presented in accordance with U.S. generally accepted accounting principles have been condensed or omitted. Management believes the disclosures are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim combined statement of certain revenues and certain expenses reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the combined certain revenues and certain expenses for the three months ended March 31, 2004. Interim results are not indicative of fiscal year performance.

3. LEASING ACTIVITIES

The Properties have noncancellable leases with tenants requiring monthly payments of specified minimum rent. Future minimum rental commitments under the noncancellable operating leases at December 31, 2003 are as follows:

Year ending December 31,
2004                                                                                 $        24,084,000
2005                                                                                          21,131,000
2006                                                                                          19,073,000
2007                                                                                          16,890,000
2008                                                                                          14,143,000
Thereafter                                                                                    35,988,000
                                                                                     -------------------

                                                                                     $       131,309,000
                                                                                     ===================

4. GROUND LEASES

Certain of the Properties are subject to ground leases, which have lease termination dates ranging from 2006 to 2053. The Properties incurred approximately $69,000 of ground lease expense in 2003. Future ground lease payments required under these leases are as follows:

Year ending December 31,
2004                                                                                 $           119,000
2005                                                                                             119,000
2006                                                                                             118,000
2007                                                                                             115,000
2008                                                                                             115,000
Thereafter                                                                                     5,131,000
                                                                                     -------------------

                                                                                     $         5,717,000
                                                                                     ===================

5. SUBSEQUENT EVENT

On April 30, 2004, Medical Office Properties, Inc. sold the Properties to CNL Retirement Properties, Inc. for $256,500,000.

                      INDEX TO OTHER FINANCIAL INFORMATION

The following summarized financial information is filed as part of this report as a result of Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. ("Sunrise") managing and operating the majority of the Properties owned by the Company as of May 19, 2004. The summarized financial information presented for Sunrise as of December 31, 2003 and December 31, 2002, and for each of the three years ended December 31, 2003, was obtained from the Form 10-K filed by Sunrise with the Securities and Exchange Commission for the year ended December 31, 2003. The summarized financial information presented for Sunrise as of March 31, 2004, was obtained from the Form 10-Q filed by Sunrise with the Securities and Exchange Commission for the three months ended March 31, 2004.

Sunrise Senior Living, Inc.:

      Selected Financial Data for the three months ended
        March 31, 2004 and the years ended
          December 31, 2003, 2002 and 2001                                 F-38

                          Sunrise Senior Living, Inc.
                             Selected Financial Data
                      (in Thousands, except per share data)

Consolidated Balance Sheet Data:

                                        March 31,          December 31,      December 31,
                                          2004                2003               2002
                                        ---------          ------------      ------------
Current assets                          $ 232,777          $  235,895        $  254,386
Noncurrent assets                         767,621             773,903           861,765
Current liabilities                       170,846             164,772           114,747
Noncurrent liabilities                    345,421             353,147           533,725
Minority interests                          1,605               1,603             1,861
Stockholders' equity                      482,526             490,276           465,818

Consolidated Statements of Income Data:

                                    Three Months
                                       Ended            Year Ended         Year Ended            Year Ended
                                      March 31,         December 31,       December 31,         December 31,
                                       2004               2003                2002                  2001
                                    ------------        ----------          ----------           ----------
Revenues                             $  367,144         $1,188,301          $  505,912           $  428,219

Costs and expenses                      344,800          1,074,633             394,164              322,779
                                     ----------         ----------          ----------           ----------

Net income                           $   13,931         $   62,178          $   54,661           $   49,101
                                     ==========         ==========          ==========           ==========

Basic earnings per share             $     0.67         $     2.92          $     2.44           $     2.25
                                     ==========         ==========          ==========           ==========

Diluted earnings per share           $     0.60         $     2.63          $     2.23           $     2.08
                                     ==========         ==========          ==========           ==========

                                   ADDENDUM TO
                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

                        THE PRIOR PERFORMANCE TABLES IN THIS
                        ADDENDUM UPDATE AND REPLACE APPENDIX B TO
                        THE PROSPECTUS, DATED MARCH 26, 2004.

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix B contains certain relevant summary information concerning certain prior public programs (the "Prior Public Programs") sponsored by two of the Company's principals and their Affiliates (collectively, the "Sponsor") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc., to invest in hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in retirement properties leased on a triple-net basis.

      A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

      The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

      STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

DESCRIPTION OF TABLES

      The following Tables are included herein:

            Table I - Experience in Raising and Investing Funds

            Table II - Compensation to Sponsor

            Table III - Operating Results of Prior Programs

            Table V - Sales or Disposal of Properties

      Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2003. The following is a brief description of the
Tables:

      TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

      Table I presents information on a percentage basis showing the experience of the Sponsor in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 2001 and December 2003.

      The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

      TABLE II - COMPENSATION TO SPONSOR

      Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the Sponsor of the Prior Public Programs.

      The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the Sponsor through December 31, 2003, in connection with each Prior Public Program, which had offerings that became fully subscribed between January 2001 and December 2003. The Table also shows the amounts paid to the Sponsor from cash generated from operations and from cash generated from sales or refinancing by each of these Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2003. In addition, the Table presents in a separate column aggregate payments to the Sponsor in the most recent three years from all other Prior Public Programs.

      TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

      Table III presents a summary of operating results for the period from inception through December 31, 2003, of the Prior Public Programs, the offerings of which became fully subscribed between January 1999 and December 2003.

      The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as stock issuance and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

      The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

      TABLE IV - RESULTS OF COMPLETED PROGRAMS

      Table IV is omitted from this Appendix B because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

      TABLE V - SALES OR DISPOSAL OF PROPERTIES

      Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 2001 and December 2003.

      The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                                   CNL Hospitality
                                                                   Properties, Inc.
                                                                   ----------------
                                                                   (Notes 1 and 2)
Dollar amount offered                                                $1,340,000,000
                                                                     --------------
Dollar amount raised                                                          100.0%

Less offering expenses:

   Selling commissions and discounts                                           (7.5)
   Organizational expenses                                                     (3.0)
   Marketing support and due diligence expense
      reimbursement fees (includes amounts
      reallowed to unaffiliated entities)                                      (0.5)
                                                                     --------------
                                                                              (11.0)
                                                                     --------------
Reserve for operations                                                           --
                                                                     --------------
Percent available for investment                                               89.0%
                                                                     ==============
Acquisition costs:

   Cash down payment                                                           84.5%
   Acquisition fees paid to affiliates                                          4.5
   Acquisition expenses                                                          --
                                                                     --------------
Total acquisition costs                                                        89.0%
                                                                     ==============
Percent leveraged (mortgage financing divided
   by total acquisition costs)                                                 48.4%

Date offering began                                               7/09/97, 6/17/99,
                                                                9/15/00 and 4/23/02

Length of offering (in months)                                    23, 15, 20 and 9,
                                                                       respectively
Months to invest 90% of amount available                         29, 16, 22 and 12,
   for investment measured from date of offering                       respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637
               (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (96,520 shares)
               issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000, and upon completion of the 2000 Offering on September 14, 2000, the company received approximately $450,000,000, including $3,375,474 (337,547 shares)
               issues pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for the sale up to $450,000,000 of shares of common stock (the "2002 Offering"). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002 and upon completion of the 2002 Offering on February 5, 2003, the company had received approximately $450,000,000 including $3,225,431 (322,543 shares)
               issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the Hospitality Properties REIT registered for the sale of up to $1.75 billion of shares of common stock (the "2003 Offering"). As of December 31, 2003, the Hospitality Properties REIT had received subscription proceeds of $1,112,277,877 (111,227,788 shares) from its 2003
               Offering, including $16,674,866 (1,667,487 shares) issued pursuant to the reinvestment plan.

Note 2: The amounts shown represent the combined results of the CHP Initial Offering, 1999, 2000 and the 2002 Offering only, due to the fact that the 2003 Offering was not yet fully subscribed at December 31, 2003.

      Past performance is not necessarily indicative of future performance.

                                    TABLE II
                             COMPENSATION TO SPONSOR


                                                                                        NL Hospitality
                                                                                       Properties, Inc.          Other Programs
                                                                                       ----------------          --------------
                                                                                       (Notes 2 and 3)               (Note 1)
Date offering commenced                                                                7/9/97, 6/17/99,
                                                                                       9/15/00, 4/23/02
                                                                                            and 02/5/03

Dollar amount raised                                                                     $2,437,349,502              (Note 1)
                                                                                       ================          ==============
Amount paid to sponsor from proceeds
   of offering:
      Selling commissions and discounts                                                     182,801,213
      Real estate commissions                                                                        --
      Acquisition fees                                                                      109,680,728
      Marketing support and due diligence
         expense reimbursement fees
         (includes amounts reallowed to
         unaffiliated entities)                                                              12,186,748
                                                                                       ----------------          --------------
Total amount paid to sponsor                                                                304,668,689              (Note 1)
                                                                                       ================          ==============
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
      2003 (Note 6)                                                                         127,948,000             160,501,239
      2002 (Note 6)                                                                          84,484,672             167,271,966
      2001 (Note 6)                                                                          62,826,759             101,478,002
      2000                                                                                   45,528,919                      NA
      1999                                                                                   13,348,795                      NA
      1998                                                                                    2,985,455                      NA
      1997                                                                                       29,358                      NA
Amount paid to sponsor from operations (administrative, accounting and management fees) (Notes 5 and 7):
      2003                                                                                   15,061,000               5,507,367
      2002                                                                                    7,824,672               7,333,973
      2001                                                                                    4,418,759               8,241,644
      2000                                                                                    1,878,358                      NA
      1999                                                                                      458,634                      NA
      1998                                                                                      208,490                      NA
      1997                                                                                        6,889                      NA
Dollar amount of property sales and refinancing before deducting payments to sponsor:
      Cash                                                                                           --             771,555,925
      Notes                                                                                          --                 890,581
Amount paid to sponsors from property sales and refinancing:
      Real estate commissions                                                                        --                      --
      Incentive fees                                                                                 --                      --
Other  (Notes 3 and 4)                                                                       74,900,983               4,480,309

Note 1: Other Programs in the table above includes Prior Public Programs sponsored by CNL whose offerings were fully subscribed prior to January 1, 2001. This column present payments to the sponsor during the three years ended December 31, 2003 by the CNL Income Funds (18 limited partnerships) and CNL Restaurant Properties, Inc. (the "Restaurant Properties REIT"), a REIT, all of which invested in triple-net leased restaurant properties. A total of approximately $1.36 billion was raised from 1986 through 2000 for these programs.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637
               (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration

      Past performance is not necessarily indicative of future performance.

Note 2
(Continued:)   Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock
               (the "2000 Offering"). The 2000 Offering of the Hospitality
               Properties REIT commenced following the completion of the 1999
               Offering on September 14, 2000 and upon completion of the 2000
               Offering on September 14, 2000, the company had received
               $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration
               Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock
               (the "2002 Offering"). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002, and upon completion of the 2002 Offering on February 5, 2003, the company had received approximately $450,000,000 including
               $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the
               Hospitality Properties REIT registered for the sale of up to $1.75 billion of shares of common stock (the "2003 Offering"). As of December 31, 2003, the Hospitality Properties REIT had received subscription proceeds of $1,112,277,877 (111,227,788 shares) from its 2003 Offering, including $16,674,866 (1,667,487 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the
               2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2003.

Note 3: CNL Hospitality Corp., the advisor of the Hospitality Properties REIT, is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the years ended December 31, 2003, 2002, 2001 and 2000, the Hospitality Properties REIT paid the advisor approximately $42.2 million, $7.5 million, $8.8 million and $8.0 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hospitality Properties REIT. These acquisition fees were not paid using proceeds from the offerings. The advisor of the Hospitality Properties REIT is also entitled to receive fees in connection with the development, construction or renovation of a property, generally equal to 4% of project costs. During the years ended December 31, 2003, 2002 and 2001, the Hospitality Properties REIT paid the advisor $2,611,989, $1,895,579 and $2,107,404, respectively, relating to these fees.

Note 4: During each of the years ended December 31, 2001, 2002 and 2003, the Restaurant Properties REIT (included in "Other Programs") incurred $1,493,436 of soliciting dealer servicing fees payable to the sponsor, and during the years ended December 31, 2003, 2002 and 2001, the Hospitality Properties REIT incurred approximately $1.2 million, $293,000 and $293,002, respectively, in soliciting dealer servicing fees payable to the sponsor.

Note 5: In connection with its 1999 Offering, the Hospitality Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Hospitality Properties REIT at a price of $12.00 during the five year period commencing the date the 1999 Offering began. During the year ended December 31, 2000, the Hospitality Properties REIT issued 960,900 Soliciting Dealer Warrants to CNL Securities Corp.

Note 6: In September 1999, the Restaurant Properties REIT (included in "Other Programs") acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 7: On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, the Restaurant Properties REIT ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. The Restaurant Properties REIT continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

      Past performance is not necessarily indicative of future performance.

                                   TABLE III
                      Operating Results of Prior Programs
                        CNL RESTAURANT PROPERTIES, INC.

                                                               1994             1995            1996               1997
                                                           (Notes 1, 23       (Notes 23       (Notes 23        (Notes 2, 23
                                                              and 26)          and 26)         and 26)            and 26)
                                                           ------------     ------------     ------------     -------------
Continuing Operations:
   Gross revenue (Note 24)                                 $         --     $    539,776     $  4,363,456     $  15,516,102
   Equity in earnings of unconsolidated
     joint venture                                                   --               --               --                --
   Gain (loss) on sale of assets (Notes 7, 15,
     18, 21 and 23)                                                  --               --               --                --
   Provision for losses on assets (Notes 12, 14,
     17, 23 and 26)                                                  --               --               --                --
   Sale of real estate (Notes 23 and 24)                             --               --               --                --
   Interest income                                                   --          119,355        1,843,228         3,941,831
   Less:    Operating expenses (Notes 5, 23 and 26)                  --         (186,145)        (908,924)       (2,066,962)
            Transaction costs                                        --               --               --                --
            Net decrease in value of mortgage
              loans held for sale, net of related
              hedge                                                  --               --               --                --
            Interest expense (Notes 23 and 26)                       --               --               --                --
            Cost of real estate sold (Notes 23
              and 24)                                                --               --               --                --
            Depreciation and amortization
              (Notes 23 and 26)                                      --         (104,131)        (521,871)       (1,795,062)
            Loss on termination of cash flow
              hedge accounting                                       --               --               --                --
            Advisor acquisition expense
              (Note 16)                                              --               --               --                --
            Minority interest in (income)/loss of
              consolidated joint ventures                            --              (76)         (29,927)          (31,453)
Discontinued Operations:
   Earnings/(loss) from discontinued operations,
     net (Notes 23 and 26)                                           --               --               --                --
   Gain on disposal of discontinued operations,
     net (Notes 23 and 26)                                           --               --               --                --
   Income tax benefit                                                --               --               --                --
Cumulative effect of accounting change                               --               --               --                --
                                                           ------------     ------------     ------------     -------------
Net income (loss) - GAAP basis                                       --          368,779        4,745,962        15,564,456
                                                           ============     ============     ============     =============
Taxable income
   - from operations (Note 8)                                        --          379,935        4,894,262        15,727,311
                                                           ============     ============     ============     =============
   - from gain (loss) on sale (Notes 7, 15, 18 and 21)               --               --               --           (41,115)
                                                           ============     ============     ============     =============
Cash generated from (used in) operations (Notes 4 and 5)             --          498,459        5,482,540        17,076,214
Cash generated from sales (Notes 7, 15, 18 and 21)                   --               --               --         6,289,236
Cash generated from refinancing                                      --               --               --                --
                                                           ------------     ------------     ------------     -------------
Cash generated from (used in) operations, sales
   and refinancing                                                   --          498,459        5,482,540        23,365,450
Less: Cash distributions to investors (Note 9)
     - from operating cash flow (Note 4)                             --         (498,459)      (5,439,404)      (16,854,297)
     - from sale of properties                                       --               --               --                --
     - from cash flow from prior period                              --               --               --                --
     - from return of capital (Note 10)                              --         (136,827)              --                --
                                                           ------------     ------------     ------------     -------------
Cash generated (deficiency) after cash distributions                 --         (136,827)          43,136         6,511,153
Special items (not including sales of real estate
   and refinancing):
     Subscriptions received from stockholders                        --       38,454,158      100,792,991       222,482,560
     Sale of common stock to CNL Fund
       Advisors, Inc.                                           200,000               --               --                --
     Retirement of shares of common stock (Note 13)                  --               --               --                --
     Contributions from minority interest of
       consolidated joint venture                                    --          200,000           97,419                --
     Distributions to minority interest                              --               --          (39,121)          (34,020)
     Payment of stock issuance costs (Note 20)                      (19)      (3,680,704)      (8,486,188)      (19,542,862)
     Acquisition of land and buildings on
       operating leases (Note 4)                                     --      (18,835,969)     (36,104,148)     (143,542,667)
     Investment in direct financing leases (Note 4)                  --       (1,364,960)     (13,372,621)      (39,155,974)
     Proceeds from sales of equipment direct
       financing leases                                              --               --               --           962,274

     Past performance is not necessarily indicative of future performance.

   1998                 1999                 2000               2001             2002
(Notes 3, 23        (Notes 3, 23          (Notes 23          (Notes 23         (Notes 23             2003
  and 26)              and 26)              and 26)            and 26)           and 26)           (Note 26)
-------------      --------------       -------------      -------------      ------------       ------------
 $ 29,560,219        $ 57,979,792       $  83,618,889      $ 104,327,440      $ 92,134,457       $ 81,797,052

       16,018              97,307              97,559             98,561           100,493            107,702

           --          (1,851,838)           (721,230)        (1,136,997)         (347,179)          (157,488)

     (269,149)         (6,989,195)         (9,365,818)       (41,487,374)       (9,625,354)       (14,250,404)
           --                  --                  --        128,479,972       209,497,908                 --
    8,984,546          13,335,146          29,794,446         46,676,272        39,899,581         34,393,394
   (3,493,160)        (12,830,157)        (28,508,769)       (32,477,683)      (31,763,002)       (26,349,946)
           --          (6,798,803)        (10,315,116)                --                --                 --

           --            (551,011)         (6,854,932)        (5,070,213)       (5,368,261)        (1,852,941)
           --         (10,205,197)        (47,612,460)       (69,750,191)      (58,400,715)       (50,575,760)

           --                  --                  --       (118,537,146)     (193,178,891)                --

   (3,658,617)         (8,382,082)        (17,565,604)       (17,715,411)      (13,132,656)       (12,521,181)

           --                  --                  --         (8,060,600)               --           (501,500)

           --         (76,333,516)                 --                 --                --                 --

      (30,156)            (41,678)          1,023,730         (1,250,245)       (2,408,702)        (1,913,277)

    1,042,707           2,733,898           9,336,468         (4,871,981)       (3,396,637)          (410,711)

           --                  --                  --                 --        11,578,657         28,329,974
           --                  --                  --                 --                --          6,345,551
           --                  --                  --         (3,840,902)               --                 --
 ------------        ------------       -------------      -------------      ------------       ------------
   32,152,408         (49,837,334)          2,927,163        (24,451,498)       35,589,693         42,440,465
 ============        ============       =============      =============      ============       ============

   33,553,390          58,152,473          28,881,542         22,681,442         3,205,385         33,044,614
 ============        ============       =============      =============      ============       ============

     (149,948)           (789,861)         (2,696,079)        (9,518,197)      (10,831,314)        (6,089,087)
 ============        ============       =============      =============      ============       ============
   39,116,275         307,261,214        (155,961,649)        48,733,308       111,588,697        108,372,363

    2,385,941           5,302,433          12,833,063         12,658,578        67,084,608         25,312,090
           --                  --                  --                 --                --                 --
 ------------        ------------       -------------      -------------      ------------       ------------

   41,502,216         312,563,647        (143,128,586)        61,391,886       178,673,305        133,684,453

  (39,116,275)        (60,078,825)                 --        (48,733,308)      (67,990,684)       (68,244,434)
           --                  --                  --                 --                --                 --
     (265,053)                 --         (66,329,582)       (17,733,389)               --                 --
      (67,821)                 --                  --                 --                --                 --
 ------------        ------------       -------------      -------------      ------------       ------------
    2,053,067         252,484,822        (209,458,168)        (5,074,811)      110,636,412         65,440,019

  385,523,966             210,736                  --          3,691,600         9,750,000                 --

           --                  --                  --                 --                --                 --

     (639,528)            (50,891)                 --                 --            (4,709)                --
                                                                                                           --
           --             740,621              39,922                 --                --                 --
      (34,073)            (66,763)           (146,601)          (234,002)       (1,484,386)        (1,867,258)

  (34,579,650)           (737,190)         (1,493,436)        (1,493,436)       (1,493,437)        (1,493,437)

 (200,101,667)       (286,411,210)       (160,901,355)       (26,051,869)       (7,211,699)                --

  (47,115,435)        (63,663,720)        (15,368,629)                --                --                 --

           --           2,252,766           1,848,664                 --                --                 --

     Past performance is not necessarily indicative of future performance.

                                                     1994            1995               1996             1997
                                                 (Notes 1, 23      (Notes 23          (Notes 23       (Notes 2, 23
                                                    and 26)          and 26)            and 26)          and 26)
                                                 ------------      ----------        ------------     -------------
       Proceeds from sale of consolidated
         partnership interest (Note 19)                    --              --                  --                --
       Proceeds from sale of securities                    --              --                  --                --
       Proceeds from borrowing from affiliate
         (Note 22)                                         --              --                  --                --
       Investment in joint venture                         --              --                  --                --
       Increase in restricted cash                         --              --                  --                --
       Purchase of other investments (Note 4)              --              --                  --                --
       Investment in mortgage, equipment and
         other notes receivable (Note 4)                   --              --         (13,547,264)      (16,923,383)
       Collections on mortgage, equipment and
         other notes receivable (Note 4)                   --              --             133,850           250,732
       Redemption of (investment in)
         certificates of deposit                           --              --                  --        (2,000,000)
       Proceeds from the issuance of bonds                 --              --                  --                --
       Payment on bonds                                    --              --                  --                --
       Proceeds from borrowing on credit
         facility, note payable and subordinated
         note payable                                      --              --           3,666,896        19,721,804
       Payment on credit facility and note
         payable                                           --              --            (145,080)      (20,784,577)
       Reimbursement of organization,
         acquisition, and deferred offering and
         stock issuance costs paid on behalf of
         CNL Restaurant Properties, Inc.
         by related parties                          (199,036)     (2,500,056)           (939,798)       (2,857,352)
       Decrease (increase) in intangibles and
         other assets                                      --        (628,142)         (1,103,896)               --
       Proceeds from borrowings on mortgage
         warehouse facilities                              --              --                  --                --
       Payments on mortgage warehouse
         facilities                                        --              --                  --                --
       Payments of loan and bond issuance costs            --              --                  --                --
         Other                                             --              --             (54,533)           49,001
                                                 ------------      ----------        ------------     -------------
Cash generated (deficiency) after cash
  distributions and special items                         945      11,507,500          30,941,643         5,136,689
                                                 ============      ==========        ============     =============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)

  -  from operations (Notes 8 and 25)                      --              20                  61                67
                                                 ============      ==========        ============     =============
  -  from recapture                                        --              --                  --                --
                                                 ============      ==========        ============     =============
Capital gain (loss) (Notes 7, 15, 18 and 21)               --              --                  --                --
                                                 ============      ==========        ============     =============
Cash distributions to investors:
  Source (on GAAP basis):
  -  from investment income                                --              19                  59                66
  -  from capital gain                                     --              --                  --                --
  -  from investment income from prior period              --              --                  --                --
  -  from return of capital (Note 10)                      --              14                   8                 6
                                                 ------------      ----------        ------------     -------------
Total distributions on GAAP basis (Note 11):               --              33                  67                72
                                                 ============      ==========        ============     =============
  Source (on cash basis):
  -  from sales                                            --              --                  --                --
  -  from refinancing                                      --              --                  --                --
  -  from operations (Note 4)                              --              26                  67                72
  -  from cash flow from prior period                      --              --                  --                --
  -  from return of capital (Note 10)                      --               7                  --                --
                                                 ------------      ----------        ------------     -------------
Total distributions on cash basis (Note 11)                --              33                  67                72
                                                 ============      ==========        ============     =============
Total cash distributions as a percentage of              0.00%           5.34%               7.06%             7.45%
  original $1,000 investment (Note 6)
Total cumulative cash distributions per
  $1,000 investment from inception                         --              33                 100               172
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented (original
  total acquisition cost of properties
  retained, divided by original total                     N/A             100%               100%              100%
  acquisition cost of all properties in
  program) (Notes 7, 15, 18 and 21)

      Past performance is not necessarily indicative of future performance.

    1998                 1999                 2000              2001              2002
(Notes 3, 23         (Notes 3, 23          (Notes 23         (Notes 23          (Notes 23           2003
   and 26)              and 26)              and 26)           and 26)           and 26)          (Note 26)
-------------        -------------        ------------      ------------       ------------      ------------
           --                   --           1,187,238                --                 --                --
           --                   --           7,720,997           982,050                 --                --

           --                   --                  --         8,708,400         11,750,000        18,709,603
     (974,696)            (187,452)                 --           (10,000)          (150,000)               --
           --                   --          (1,875,838)       (9,055,564)         6,357,321        (7,887,421)
  (16,083,055)                  --          (2,831,779)               --                 --                --

  (10,724,398)         (31,004,345)        (11,130,607)      (11,457,682)        (6,606,837)               --

    1,555,623            3,894,067           8,334,231         9,325,173         15,481,478        29,075,354

           --            2,000,000                  --                --                 --                --
           --                   --         280,906,000       177,222,667                 --        24,905,561
           --                   --          (2,422,469)      (10,065,808)       (16,435,554)      (19,402,557)

    7,692,040          439,941,245         397,538,000        63,948,887        249,333,516        34,104,800

       (8,039)         (61,580,289)       (586,425,008)     (159,064,801)       (90,875,084)      (66,750,919)

   (4,574,925)          (1,492,310)                 --                --                 --                --

   (6,281,069)          (1,862,036)           (377,755)               --                 --                --

           --           27,101,067         301,227,438       325,264,212        189,901,470       124,126,661

           --         (352,808,966)         (7,718,739)     (358,859,850)      (474,312,483)     (176,371,771)
           --           (5,947,397)        (20,891,532)       (9,633,523)           (22,557)       (2,231,032)
      (95,101)                  --                  --                --                 --            19,064
-------------        -------------        ------------      ------------       ------------      ------------

   75,613,060          (77,188,245)        (22,239,426)       (2,458,357)        (5,345,049)       20,376,667
=============        =============        ============      ============       ============      ============




           63                   73                  30                15                 --                30
=============        =============        ============      ============       ============      ============
           --                   --                  --                --                 --                --
=============        =============        ============      ============       ============      ============
           --                   --                  --                --                 --                --
=============        =============        ============      ============       ============      ============


           60                   --                   3                --                 40                47
           --                   --                  --                --                 --                --
           --                   --                  --                --                 --                --
           14                   76                  73                76                 36                28
-------------        -------------        ------------      ------------       ------------      ------------
           74                   76                  76                76                 76                75
=============        =============        ============      ============       ============      ============

           --                   --                  --                --                 --                --
           --                   --                  --                --                 --                --
           73                   76                  --                55                 76                75
            1                   --                  76                21                 --                --
           --                   --                  --                --                 --                --
-------------        -------------        ------------      ------------       ------------      ------------
           74                   76                  76                76                 76                75
=============        =============        ============      ============       ============      ============

        7.625%               7.625%              7.625%            7.625%             7.625%            7.625%

          246                  322                 398               474                550               625

          100%                 100%                100%              100%               100%              100%

      Past performance is not necessarily indicative of future performance.

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc. (the "Restaurant Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares)
          issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, the Restaurant Properties REIT registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of the Restaurant Properties REIT commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, the Restaurant Properties REIT had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4:   Cash generated from operations from inception through September
          1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings, investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant Properties REIT.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, the Restaurant Properties REIT sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:   Taxable income presented is before the dividends paid deduction.

Note 9:   For the years ended December 31, 2003, 2002, 2001, 2000, 1999,
          1998, 1997, 1996 and 1995, 39%, 0%, 21%, 40%, 97%, 84.87%, 93.33%,
          90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 61%, 100%, 79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

      Past performance is not necessarily indicative of future performance.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note 16). During the year ended December 31, 2001, the Restaurant Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended December 31, 1998, the Restaurant Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13:  In October 1998, the Board of Directors of the Restaurant
          Properties REIT elected to implement the Restaurant Properties REIT's redemption plan. Under the redemption plan, the Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Restaurant Properties REIT agreed to redeem fractional shares (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.

Note 14: During the year ended December 31, 1999, the Restaurant Properties REIT recorded provisions for losses on buildings in the amount of $6,989,195 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, the Restaurant Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16:  On September 1, 1999, the Restaurant Properties REIT issued
          6,150,000 shares of common stock to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the year ended December 31, 2000, 2001, 2002 and 2003 the Restaurant Properties REIT recorded provision for losses on assets in the amount of $9,365,818, $41,487,374, $9,625,354 and $14,250,400,
          respectively, for financial reporting purposes relating to several properties and mortgage loans. The tenants of these properties or borrowers under the mortgage loans experienced financial difficulties and/or ceased payment of rents or debt service under the terms of their lease agreements or loan agreements. For the properties, the allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001, 2002 and 2003, respectively, and the estimated net realizable value for these properties. For the mortgage loans, the provision for loss represents the differences between the carrying value of the loan and its net realizable value.

Note 18: During the year ended December 31, 2000, the Restaurant Properties REIT sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $721,230 for financial reporting purposes (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).

Note 19: During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

      Past performance is not necessarily indicative of future performance.

Note 20: An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in the Restaurant Properties REIT in connection with such offering. An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000, 2001, 2002 and 2003 the
          Restaurant Properties REIT incurred $300,206, $1,493,437, $1,493,436, $1,493,436, $1,493,437 and $1,493,437 of such fees, respectively, which were paid in January 1999, 2000, 2001, 2002, 2003 and 2004, respectively.

Note 21:  During the year ended December 31, 2001, 2002 and 2003, the
          Restaurant Properties REIT sold several properties held for investment which resulted in total aggregate losses of $1,136,997, $347,179 and $157,488, respectively, for financial reporting purposes. In addition, during the year ended December 31, 2001, the Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.

Note 22: During the year ended December 31, 2001, an affiliate of the Restaurant Properties REIT advanced $6.0 million to the Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended December 31, 2001, the Restaurant Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the Restaurant Properties REIT under the same terms of the previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock. As of December 31, 2002, the affiliate had advanced an additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances. During 2003, the affiliate advanced $18.7 million to the Restaurant Properties REIT under the same terms as previous advances.

Note 23: Effective January 1, 2002, the Restaurant Properties REIT adopted Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FASB #144"). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 1998, 1999, 2000 and 2001 to conform to the 2002 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996 and 1997 have not been restated or reclassified to conform to the 2002 presentation.

Note 24: Starting in 2001, the Restaurant Properties REIT began designating certain properties as held for sale and began selling these properties to private investors as an alternative to retaining the properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December 31, 2001 are presented as discontinued operations (see Note 23).

Note 25: For the year ended December 31, 2002, 100% of the distributions to stockholders were deemed return of capital for federal income tax purposes.

Note 26: As discussed in Note 23, and in accordance with FASB #144, any properties identified as held for sale or sold through December 31, 2003, have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 1999, 2000, 2001 and 2002 to conform to the 2003 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 have not been restated or reclassified to conform to the 2003 presentation. During the year ended December 31, 2003, the Restaurant Properties REIT adopted the provisions of FIN46 and restated certain amounts in the operating results for the years ended December 31, 2001, 2002 and 2003.

      Past performance is not necessarily indicative of future performance.

                                    TABLE III
                      Operating Results of Prior Programs
                        CNL HOSPITALITY PROPERTIES, INC.

                                                           1996             1997                                 1999
                                                         (Note 1)         (Note 1)             1998            (Note 2)
                                                        ----------      ------------       ------------      ------------
Gross revenue                                           $       --      $         --       $  1,316,599      $  4,230,995
Dividend income (Note 10)                                       --                --                 --         2,753,506
Interest and other income                                       --            46,071            638,862         3,693,004
                                                        ----------      ------------       ------------      ------------
Less:  Operating expenses                                       --           (22,386)          (257,646)         (802,755)
       Interest expense                                         --                --           (350,322)         (248,094)
       Depreciation and amortization                            --              (833)          (388,554)       (1,267,868)
       Equity in loss of unconsolidated
         subsidiary after deduction of
         preferred stock dividends (Note 10)                    --                --                 --          (778,466)
       Minority interest                                        --                --                 --           (64,334)
Benefit from Income Taxes                                       --                --                 --                --
Income from Continuing Operations                               --                --                 --                --
                                                        ----------      ------------       ------------      ------------
Net income - GAAP basis                                         --            22,852            958,939         7,515,988
                                                        ==========      ============       ============      ============
Taxable income
    -  from operations (Note 6)                                 --            46,071            609,304         7,613,284
                                                        ==========      ============       ============      ============
    -  from gain (loss) on sale                                 --                --                 --                --
                                                        ==========      ============       ============      ============
Cash generated from operations (Notes

    3 and 4)                                                    --            22,469          2,776,965        12,890,161
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                               --           (22,469)        (1,168,145)      (10,765,881)
      -  from sale of properties                                --                --                 --                --
      -  from cash flow from prior period                       --                --                 --                --
      -  from return of capital (Note 8)                        --            (7,307)                --                --
                                                        ----------      ------------       ------------      ------------
Cash generated (deficiency) after cash
    distributions                                               --            (7,307)         1,608,820         2,124,280
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from
       stockholders                                             --        11,325,402         31,693,678       245,938,907
      Sale of common stock to CNL
       Hospitality Corp. (formerly CNL
       Hospitality Advisors, Inc.)                         200,000                --                 --                --
      Proceeds from mortgage loans and other
       notes payable                                            --                --                 --                --
      Contribution from minority interest                       --                --                 --         7,150,000
      Distributions to holders of minority
       interest                                                 --                --                 --                --
      Stock issuance costs                                (197,916)       (1,979,371)        (3,948,669)      (26,472,318)
      Acquisition of land, buildings and
       equipment                                                --                --        (28,752,549)      (85,089,887)
      Acquisition of RFS                                        --                --                 --                --
      Investment in unconsolidated subsidiary                   --                --                 --       (39,879,638)
      Deposit on property and other investments                 --                --                 --                --
      Acquisition of additional interest CNL
       Hotel Investors, Inc.                                    --                --                 --                --
      Redemption of (investment in) certificate of
       deposit                                                  --                --         (5,000,000)               --
      Increase in restricted cash                               --                --            (82,407)         (193,223)
      Proceeds of borrowing on line of credit                   --                --          9,600,000                --
      Payment on mortgage loans and line of credit              --                --                 --        (9,600,000)
      Payment of other notes                                    --                --                 --                --
      Payment of loan costs                                     --                --            (91,262)          (47,334)
      Decrease (increase) in intangibles and
        other assets                                            --          (463,470)          (676,026)       (5,068,727)
      Retirement of shares of common stock                      --                --                 --          (118,542)
      Due from related parties - offering expenses              --                --                 --                --
      Other                                                     --            (7,500)             7,500                --
                                                        ----------      ------------       ------------      ------------
Cash generated (deficiency) after cash
    distributions and special items                          2,084         8,867,754          4,359,085        88,743,518
                                                        ==========      ============       ============      ============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
    -  from operations (Note 6)                                 --                 7                 25                48
                                                        ==========      ============       ============      ============
    -  from recapture                                           --                --                 --                --
                                                        ==========      ============       ============      ============
Capital gain (loss) (Note 7)                                    --                --                 --                --
                                                        ==========      ============       ============      ============

      Past performance is not necessarily indicative of future performance.

    2000             2001              2002               2003
  (Note 2)         (Note 2)          (Note 2)           (Note 2)
 -----------     -------------      ------------      --------------
$ 26,681,838     $  79,728,000       217,742,000      $  550,174,000
   2,780,063                --                --                  --
   6,637,318         9,289,000         7,784,000           6,966,000
 -----------     -------------      ------------      --------------
  (3,311,988)      (22,514,000)     (130,886,000)       (392,582,000)
  (2,383,449)      (15,635,000)      (23,125,000)        (58,040,000)
  (7,830,456)      (22,281,000)      (37,810,000)        (79,876,000)

    (386,627)       (7,968,000)      (17,256,000)        (23,970,000)
  (1,516,237)       (1,291,000)         (639,000)            778,000
          --                --                --           1,321,000
          --                --                --           1,222,000
 -----------     -------------      ------------      --------------
  20,670,462        19,328,000        15,810,000           5,993,000
 ===========     =============      ============      ==============

  14,507,032        16,938,386        24,804,256          24,674,829
 ===========     =============      ============      ==============
          --                --                --                  --
 ===========     =============      ============      ==============

  43,650,561        58,408,000        76,660,000         112,887,000

 (28,082,275)      (48,410,000)      (74,217,000)       (112,887,000)
          --                --                --                  --
          --                --                --                  --
          --                --                --         (17,074,000)
 -----------     -------------      ------------      --------------

  15,568,286         9,998,000         2,443,000         (17,074,000)

 203,684,044       286,069,000       489,111,000       1,169,496,000

          --                --                --                  --

 102,081,950       137,990,000       118,720,000         866,912,000
          --                --                --                  --

 (10,217,828)       (2,896,000)         (530,000)           (380,000)
 (24,808,156)      (34,723,000)      (51,640,000)       (113,211,000)

(310,711,912)     (351,621,000)     (446,520,000)     (1,224,313,000)
          --                --                --        (450,350,000)
 (10,174,209)      (30,804,000)      (53,099,000)           (727,000)
          --                --       (10,300,000)        (24,985,000)

 (17,872,573)               --                --                  --

   5,000,000                --                --                  --
  (2,988,082)       (6,106,000)      (12,425,000)        (29,241,000)
          --         7,500,000        16,579,000              (6,000)
          --        (1,184,000)       (1,931,000)         (4,730,000)
          --                --       (26,607,000)         (2,533,000)
  (1,342,713)       (4,932,000)       (2,395,000)         (9,751,000)

   2,510,090       (11,611,000)      (29,643,000)        (81,996,000)
  (2,503,484)       (2,313,000)       (2,391,000)         (6,591,000)
          --        (1,411,000)               --                  --
          --                --                --                  --
 -----------     -------------      ------------      --------------

 (51,774,587)       (6,044,000)      (10,628,000)         70,520,000
 ===========     =============      ============      ==============

          38                26                25                  14
 ===========     =============      ============      ==============
          --                --                --                  --
 ===========     =============      ============      ==============
          --                --                --                  --
 ===========     =============      ============      ==============

     Past performance is not necessarily indicative of future performance.

                                                        1996             1997                               1999
                                                      (Note 1)         (Note 1)            1998           (Note 2)
                                                      --------         --------           ------          --------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               --                3               40                47
    -  from capital gain                                    --               --               --                --
    -  from investment income from
       prior period                                         --               --               --                --
    -  from return of capital (Note 8)                      --                1                9                21
                                                      --------         --------           ------          --------
Total distributions on GAAP basis
   (Note 9)                                                 --                4               49                68
                                                      ========         ========           ======          ========
   Source (on cash basis)
    -  from sales                                           --               --               --                --
    -  from refinancing                                     --               --               --                --
    -  from operations                                      --                3               49                68
    -  from cash flow from prior period                     --               --               --                --
    -  from return of capital (Note 8)                      --                1               --                --
                                                      --------         --------           ------          --------
Total distributions on cash basis (Note 9)                  --                4               49                68
                                                      ========         ========           ======          ========
Total cash distributions as a percentage
    of original $1,000 investment (Notes
    5 and 11)                                              N/A             3.00%            4.67%             7.19%
Total cumulative cash distributions per
    $1,000 investment from inception                       N/A                4               53               121
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties
    in program)                                            N/A              N/A              100%              100%

Note 1:   Pursuant to a Registration Statement on Form S-11 under the
          Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). As of December 31, 2002, the Hospitality Properties REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2003.

Note 2: The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering, 2002 Offering and the 2003 Offering, as applicable. For the years ended December 31, 2001, 2002 and 2003 the amounts were restated in connection with the adoption of FIN 46R and have been rounded to thousands.

Note 3: Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hospitality Properties REIT.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

      Past performance is not necessarily indicative of future performance.

   2000             2001              2002             2003
 (Note 2)         (Note 2)          (Note 2)         (Note 2)
-----------      ----------         --------         ---------
         53              30               16                3
         --              --               --               --

         --              --               --
         20              45               60               72
-----------      ----------         --------         --------

         73              75               76               75
===========      ==========         ========         ========

         --              --               --               --
         --              --               --               --
         73              75               76               65
         --              --               --               --
         --              --               --               10
-----------      ----------         --------         --------
         73              75               76               75
===========      ==========         ========         ========

       7.38%          7.688%            7.75%            7.75%

        194             269              345              420

        100%            100%             100%             100%

Note 6:   Taxable income presented is before the dividends paid deduction.

Note 7:   For the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998 and 1997, approximately 39%, 51%, 52%, 63%, 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 61%, 49%, 48%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10: In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the years ended after December 31, 2001.

Note 11: Certain data for columns representing less than 12 months have been annualized.

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND, LTD.:
   Wendy's -
     Mesquite, TX (2)                    09/29/86   02/20/02     1,064,259       --            --        --      1,064,259
   Burger King -
     Orlando, FL (30)                    11/12/86   06/18/02       613,553       --            --        --        613,553
   Jade Hunan -
     Angleton, TX (2)                    09/11/86   01/17/03       297,888       --            --        --        297,888

CNL INCOME FUND II, LTD.:
   KFC -
     Bay City, TX (2)                    12/18/87   09/10/01       548,874       --            --        --        548,874
   Burger King -
     San Antonio, TX (2)                 05/15/87   06/26/02       747,510       --            --        --        747,510
   Denny's -
     Casper, WY (2) (38)                 09/15/87   08/09/02       346,252       --            --        --        346,252
   Denny's -
     Rock Springs, WY (2)                09/18/87   08/09/02       204,659       --            --        --        204,659
   Golden Corral -
     TOMBALL, TX                         05/13/87   10/10/02       458,175       --            --        --        458,175
   Golden Corral -
     Pineville, LA                       06/18/97   12/18/02       262,425       --            --        --        262,425
   Darryl's -
     Greensboro, NC (11)                 06/11/97   09/26/03       300,118       --            --        --        300,118
   IHOP -
     Peoria, AZ (20)                     11/18/99   08/27/01       836,160       --            --        --        836,160

CNL INCOME FUND III, LTD.:
   Golden Corral -
     Washington, IL (2) (3)              11/20/87   11/29/01       586,132       --            --        --        586,132
   Golden Corral -
     Schereville, IN (2) (23)            11/19/87   09/11/01       810,550       --            --        --        810,550
   Po' Folks -
     Titusville, FL (28)                 10/30/87   01/09/02       121,558       --            --        --        121,558
    Burger King -
     Montgomery, AL (2) (36)             01/28/99   05/17/02        78,294       --       320,000        --        398,294
   Golden Corral -
     Altus, OK (2)                       10/14/87   09/27/02       307,785       --            --        --        307,785
   Red Oak Steakhouse -
     Canton Township, MI (2) (37)        08/18/88   09/30/02       106,315       --       640,000        --        746,315
   Darryl's -
     Fayetteville, NC (2)                06/11/97   02/10/03       383,338       --            --        --        383,338

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND, LTD.:
   Wendy's -
     Mesquite, TX (2)                          --            848,000        848,000       1,351,586
   Burger King -
     Orlando, FL (30)                          --            487,500        487,500         911,938
   Jade Hunan -
     Angleton, TX (2)                          --            575,000        575,000         568,404

CNL INCOME FUND II, LTD.:
   KFC -
     Bay City, TX (2)                          --            446,827        446,827         767,761
   Burger King -
     San Antonio, TX (2)                       --            703,500        703,500       1,251,201
   Denny's -
     Casper, WY (2) (38)                       --            566,700        566,700         872,849
   Denny's -
     Rock Springs, WY (2)                      --            667,900        667,900         928,587
   Golden Corral -
     TOMBALL, TX                               --            807,583        807,583       1,434,457
   Golden Corral -
     Pineville, LA                             --            645,400        645,400       1,115,813
   Darryl's -
     Greensboro, NC (11)                       --            501,778        501,778         233,002
   IHOP -
     Peoria, AZ (20)                           --            764,975        764,975         125,468

CNL INCOME FUND III, LTD.:
   Golden Corral -
     Washington, IL (2) (3)                    --            690,500        690,500       1,083,951
   Golden Corral -
     Schereville, IN (2) (23)                  --            694,100        694,100       1,053,524
   Po' Folks -
     Titusville, FL (28)                       --            714,117        714,117         166,684
    Burger King -
     Montgomery, AL (2) (36)                   --            941,358        941,358         261,836
   Golden Corral -
     Altus, OK (2)                             --            557,900        557,900         920,131
   Red Oak Steakhouse -
     Canton Township, MI (2) (37)              --            924,921        924,921       1,309,270
   Darryl's -
     Fayetteville, NC (2)                      --          1,276,324      1,276,324         602,726

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND IV, LTD.:
   Taqueria Jalisco -
     Corpus Christi, TX (2)              04/01/91   06/19/01      390,000        --         --          --         390,000
   Bellissimos Family Restaurant -
      Palm Bay, FL                       01/10/89   08/17/01      289,894        --         --          --         289,894
   Po' Folks -
     Titusville, FL (28)                 10/30/87   01/09/02       44,052        --         --          --          44,052
   Arby's -
     Portland, IN (2)                    11/15/88   02/28/03      776,081        --         --          --         776,081
   The Vitamin Shoppe -
     Richmond, VA (2)                    12/31/96   03/27/03      922,652        --         --          --         922,652
   Dunkin Donuts/Holsum Bread -
     Maywood, IL (2)                     09/28/88   07/30/03      345,977        --         --          --         345,977

CNL INCOME FUND V, LTD.:
   Denny's -
      Daleville, IN (2)                  02/06/89   03/02/01      300,386        --         --          --         300,386
   Denny's -
     Huron, OH (2) (6)                   05/19/89   01/15/02      260,956        --         --          --         260,956
   Market Street Buffet and Bakery
     West Lebanon, NH (2)                07/10/89   01/17/02      654,530        --         --          --         654,530
   Taco Bell -
      Bountiful, UT (2)                  08/17/89   01/28/02    1,039,998        --         --          --       1,039,998
   Burger King -
     Lawrenceville, GA (2)               06/27/89   06/20/02      847,000        --         --          --         847,000

CNL INCOME FUND VI, LTD.:
   Captain D's -
     Chester, PA (4)                     02/09/90   05/22/01       83,000        --         --          --          83,000
   IHOP -
     Dublin, CA (14)                     11/12/99   06/28/01    1,274,672        --         --          --       1,274,672
   IHOP -
     Round Rock, TX (21)                 10/27/99   10/05/01    1,163,216        --         --          --       1,163,216
   Denny's -
     Cheyenne, WY                        12/19/89   12/21/01      290,800        --         --          --         290,800
   KFC -
     Caro, MI (35)                       04/02/90   11/15/02      396,840        --         --          --         396,840
   Denny's -
     Broken Arrow, OK                    08/31/98   06/24/03      472,425        --         --          --         472,425
   Darryl's -
     Greensboro, NC (11)                 06/11/97   09/26/03      168,817        --         --          --         168,817

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND IV, LTD.:
   Taqueria Jalisco -
     Corpus Christi, TX (2)                    --             622,310       622,310         331,788
   Bellissimos Family Restaurant -
      Palm Bay, FL                             --           1,070,822     1,070,822       1,250,729
   Po' Folks -
     Titusville, FL (28)                       --             258,795       258,795          60,406
   Arby's -
     Portland, IN (2)                          --             806,121       806,121         912,778
   The Vitamin Shoppe -
     Richmond, VA (2)                          --           1,035,417     1,035,417         541,155
   Dunkin Donuts/Holsum Bread -
     Maywood, IL (2)                           --             681,525       681,525         520,525

CNL INCOME FUND V, LTD.:
   Denny's -
      Daleville, IN (2)                        --             547,600       547,600         589,375
   Denny's -
     Huron, OH (2) (6)                         --             448,100       448,100         764,529
   Market Street Buffet and Bakery
     West Lebanon, NH (2)                      --           1,159,990     1,159,990         (29,353)
   Taco Bell -
      Bountiful, UT (2)                        --             614,249       614,249       1,053,833
   Burger King -
     Lawrenceville, GA (2)                     --             797,778       797,778       1,290,366

CNL INCOME FUND VI, LTD.:
   Captain D's -
     Chester, PA (4)                           --             550,000       550,000         786,617
   IHOP -
     Dublin, CA (14)                           --           1,166,160     1,166,160         175,195
   IHOP -
     Round Rock, TX (21)                       --           1,076,103     1,076,103         192,394
   Denny's -
     Cheyenne, WY                              --             765,500       765,500       1,058,493
   KFC -
     Caro, MI (35)                             --             348,855       348,855         651,265
   Denny's -
     Broken Arrow, OK                          --             729,440       729,440         472,549
   Darryl's -
     Greensboro, NC (11)                       --             282,250       282,250         131,063

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND VII, LTD.:
   Church's -
     Daytona Beach, FL (22)              01/16/91   11/27/01      213,482        --      103,581        --         317,063
   Church's
     Gainesville, FL                     01/16/91   11/29/01      182,750        --           --        --         182,750
   Johnnies -
     Saddlebrook, FL                     04/04/90   12/21/01      698,050        --           --        --         698,050
   Burger King -
     Columbus, OH (31)                   09/27/91   06/03/02      218,833        --           --        --         218,833
   Burger King -
     Pontiac, MI (31)                    09/27/91   06/27/02      130,073        --           --        --         130,073
   Jack in the Box -
     Mansfield, TX (34)                  03/20/97   08/23/02      799,084        --           --        --         799,084

CNL INCOME FUND VIII, LTD.:
   Golden Corral -
     Middleburg Heights, OH (12)         05/31/96   03/21/01      236,740        --           --        --         236,740
   Quincy's -
     Statesville, NC                     10/10/91   05/25/01      877,000        --           --        --         877,000
   Burger King -
     Baseball City, FL                   06/18/91   05/02/02    1,184,559        --           --        --       1,184,559
   Burger King -
     Columbus, OH (31)                   09/27/91   06/03/02      447,392        --           --        --         447,392
   Burger King -
     Pontiac, MI (31)                    09/27/91   06/27/02      265,926        --           --        --         265,926
   Bakers Square -
     Libertyville, IL (33)               08/31/00   09/05/02    1,076,041        --           --        --       1,076,041

CNL INCOME FUND IX, LTD.:
   IHOP -
     Dublin, CA (14)                     11/12/99   06/28/01      424,891        --           --        --         424,891
   Shoney's -
     Bedford, IN                         07/09/91   07/31/01      900,110        --           --        --         900,110
   Shell's Seafood Restaurant -
     Copley Township, OH                 12/17/91   11/28/01    1,086,143        --           --        --       1,086,143
   Hardee's -
     Greenville, SC                      10/21/91   05/03/02      976,798        --           --        --         976,798
   Burger King -
     Greensboro, NC (29)                 03/30/92   05/16/02      571,744        --           --        --         571,744
   Burger King -
     Columbus, OH (31)                   09/27/91   06/03/02      549,515        --           --        --         549,515

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND VII, LTD.:
   Church's -
     Daytona Beach, FL (22)                   --             318,188        318,188         396,488
   Church's
     Gainesville, FL                          --             183,872        183,872         239,254
   Johnnies -
     Saddlebrook, FL                          --           1,100,000      1,100,000       1,324,170
   Burger King -
     Columbus, OH (31)                        --             167,259        167,259         190,438
   Burger King -
     Pontiac, MI (31)                         --             211,050        211,050         238,235
   Jack in the Box -
     Mansfield, TX (34)                       --             617,155        617,155         351,952

CNL INCOME FUND VIII, LTD.:
   Golden Corral -
     Middleburg Heights, OH (12)              --             236,740        236,740         127,155
   Quincy's -
     Statesville, NC                          --             893,422        893,422         997,232
   Burger King -
     Baseball City, FL                        --             873,857        873,857       1,096,005
   Burger King -
     Columbus, OH (31)                        --             341,952        341,952         389,340
   Burger King -
     Pontiac, MI (31)                         --             431,480        431,480         487,058
   Bakers Square -
     Libertyville, IL (33)                    --             960,000        960,000         187,961

CNL INCOME FUND IX, LTD.:
   IHOP -
     Dublin, CA (14)                          --             388,720        388,720          58,398
   Shoney's -
     Bedford, IN                              --             754,028        754,028         991,085
   Shell's Seafood Restaurant -
     Copley Township, OH                      --             870,713        870,713         692,662
   Hardee's -
     Greenville, SC                           --             760,405        760,405         957,261
   Burger King -
     Greensboro, NC (29)                      --             460,989        460,989         479,360
   Burger King -
     Columbus, OH (31)                        --             420,008        420,008         478,210

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND IX, LTD. (CONTINUED):
   Burger King -
     Ashland, NH (32)                    06/29/92   06/03/02      402,545        --         --          --         402,545
   Burger King -
     Pontiac, MI (31)                    09/27/91   06/27/02      326,626        --         --          --         326,626
   Shoney's -
     Huntsville, AL                      10/04/91   08/20/02      951,528        --         --          --         951,528
   Bakers Square -
     Libertyville, IL (33)               08/31/00   09/05/02      554,324        --         --          --         554,324
   Hardee's -
     Farragut, TN                        10/09/91   12/18/02      886,300        --         --          --         886,300
   Denny's -
     Grand Prairie, TX                   08/20/91   02/28/03      286,543        --         --          --         286,543

CNL INCOME FUND X, LTD.:
   IHOP -
     Peoria, AZ (20)                     11/18/99   08/27/01      905,840        --         --          --         905,840
   Jack in the Box -
     San Marcos, TX                      03/03/99   04/23/02    1,161,055        --         --          --       1,161,055
   Burger King -
     Greensboro, NC (29)                 03/30/92   05/16/02      571,744        --         --          --         571,744
   Burger King -
     Ashland, NH (32)                    06/29/92   06/03/02      154,802        --         --          --         154,802
   Perkins -
     Ft. Pierce, FL                      02/04/92   12/20/02      329,175        --         --          --         329,175
   Burger King -
     Ocean Shores, WA (16)               01/28/99   09/18/03      543,986        --         --          --         543,986

CNL INCOME FUND XI, LTD.:
   IHOP -
     Round Rock, TX (21)                 10/27/99   10/05/01      347,454        --         --          --         347,454
   Quincy's -
     Sebring, FL                         09/29/92   11/21/01    1,029,000        --         --          --       1,029,000
   Burger King -
     Columbus, OH                        09/01/92   06/03/02      901,125        --         --          --         901,125
   Burger King -
     Ashland, NH (32)                    06/29/92   06/03/02      915,559        --         --          --         915,559
   Burger King -
     East Detroit, MI                    06/29/92   06/20/02      833,247        --         --          --         833,247
   Denny's -
     Abilene, TX                         11/17/92   03/04/03      931,858        --         --          --         931,858

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND IX, LTD. (CONTINUED):
   Burger King -
     Ashland, NH (32)                          --            325,018        325,018          322,154
   Burger King -
     Pontiac, MI (31)                          --            529,969        529,969          598,234
   Shoney's -
     Huntsville, AL                            --            763,901        763,901        1,050,434
   Bakers Square -
     Libertyville, IL (33)                     --            494,545        494,545           96,829
   Hardee's -
     Farragut, TN                              --            707,025        707,025          940,825
   Denny's -
     Grand Prairie, TX                         --            495,874        495,874          423,298

CNL INCOME FUND X, LTD.:
   IHOP -
     Peoria, AZ (20)                           --            828,723        828,723          135,923
   Jack in the Box -
     San Marcos, TX                            --          1,020,829      1,020,829          288,292
   Burger King                                                                                   -
     Greensboro, NC (29)                       --            460,989        460,989          479,360
   Burger King -
     Ashland, NH (32)                          --            124,989        124,989          123,887
   Perkins -
     Ft. Pierce, FL                            --          1,002,337      1,002,337          623,996
   Burger King -
     Ocean Shores, WA (16)                     --            803,568        803,568          149,991

CNL INCOME FUND XI, LTD.:
   IHOP -
     Round Rock, TX (21)                       --            321,434        321,434           57,468
   Quincy's -
     Sebring, FL                               --          1,054,550      1,054,550        1,111,338
   Burger King -
     Columbus, OH                              --            714,413        714,413          798,711
   Burger King -
     Ashland, NH (32)                          --            739,228        739,228          732,715
   Burger King -
     East Detroit, MI                          --            761,501        761,501          779,593
   Denny's -
     Abilene, TX                               --            763,284        763,284        1,004,895

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND XII, LTD.:
   Golden Corral -
     Middleburg Heights, OH (12)         05/31/96   03/21/01     1,663,260       --           --         --      1,663,260
   Jack in the Box -
     Rialto, CA                          01/15/93   09/28/01     1,382,365       --           --         --      1,382,365
   Johnnies -
     Winter Haven, FL                    08/09/93   10/02/01     1,090,297       --           --         --      1,090,297
   Jack in the Box -
     Arlington, TX                       01/15/93   04/23/02     1,248,205       --           --         --      1,248,205
   Burger King -
      Valdosta, GA                       08/24/93   08/30/02       623,661       --           --         --        623,661
   The Knight Club -
     Tempe, AZ                           04/05/93   12/19/03       673,300       --           --         --        673,300

CNL INCOME FUND XIII, LTD.:
   Quincy's -
     Mount Airy, NC                      07/30/93   04/09/01       947,000       --           --         --        947,000
   Burger King -
     Dayton, OH                          07/30/93   06/03/02     1,049,863       --           --         --      1,049,863
   Lion's Choice -
     Overland Park, KS (5)               12/16/93   08/12/02     1,242,050       --           --         --      1,242,050

CNL INCOME FUND XIV, LTD.:
   Golden Corral -
     Paris, TX (13)                      07/26/96   05/25/01       400,000       --           --         --        400,000
   Razzleberries -
     Las Vegas, NV                       07/08/94   02/01/02     1,143,753       --           --         --      1,143,753
   Long John Silver's -
     Laurens, SC                         03/25/94   08/05/02       155,249       --           --         --        155,249
   Golden Corral -
     Greeley, CO                         12/13/94   09/25/02     1,306,595       --           --         --      1,306,595
   Checker's -
     Merriam, KS                         03/31/94   11/07/02       323,175       --           --         --        323,175

CNL INCOME FUND XV, LTD.:
   Quincy's -
     Greer, SC (15)                      06/13/94   04/06/01       233,000       --      467,000         --        700,000
   Jack in the Box -
     Woodland Hills, CA                  07/29/94   04/19/01     1,253,728       --           --         --      1,253,728
   Golden Corral -
     Paris, TX (13)                      07/26/96   05/25/01       400,000       --           --         --        400,000

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND XII, LTD.:
   Golden Corral -
     Middleburg Heights, OH (12)               --          1,663,260      1,663,260          893,350
   Jack in the Box -
     Rialto, CA                                --          1,033,072      1,033,072          936,833
   Johnnies -
     Winter Haven, FL                          --          1,172,608      1,172,608        1,117,762
   Jack in the Box -
     Arlington, TX                             --            966,466        966,466          937,794
   Burger King -
      Valdosta, GA                             --            510,432        510,432          648,558
   The Knight Club -
     Tempe, AZ                                 --            710,000        710,000          603,945

CNL INCOME FUND XIII, LTD.:
   Quincy's -
     Mount Airy, NC                            --            968,134        968,134          755,601
   Burger King -
     Dayton, OH                                --            905,717        905,717        1,032,534
   Lion's Choice -
     Overland Park, KS (5)                     --          1,029,449      1,029,449          964,561

CNL INCOME FUND XIV, LTD.:
   Golden Corral -
     Paris, TX (13)                            --            501,276        501,276          255,146
   Razzleberries -
     Las Vegas, NV                             --          1,006,514      1,006,514          631,310
   Long John Silver's -
     Laurens, SC                               --            448,796        448,796          257,444
   Golden Corral -
     Greeley, CO                               --          1,184,810      1,184,810        1,015,365
   Checker's -
     Merriam, KS                               --            284,609        284,609          269,328

CNL INCOME FUND XV, LTD.:
   Quincy's -
     Greer, SC (15)                            --            946,933        946,933          649,756
   Jack in the Box -
     Woodland Hills, CA                        --            939,806        939,806          648,254
   Golden Corral -
     Paris, TX (13)                            --            501,276        501,276          255,146

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND XV, LTD. (CONTINUED):
   Jack in the Box -
     Altadena, CA                        07/29/94   10/04/01       937,250       --         --          --         937,250
   Jack in the Box -
     Redlands, CA                        07/29/94   02/15/02     1,300,882       --         --          --       1,300,882
   Long John Silver's -
     Medina, OH                          10/05/94   09/30/02       395,205       --         --          --         395,205
   Checker's -
     Stratford, NJ                       05/27/94   12/27/02       350,802       --         --          --         350,802
   Denny's -
     Bartlesville, OK                    08/31/95   06/24/03       558,990       --         --          --         558,990

CNL INCOME FUND XVI, LTD.:
   Denny's -
     Marana, AZ                          02/13/95   03/30/01     1,145,045       --         --          --       1,145,045
   Boston Market -
     St. Cloud, MN                       09/15/95   11/28/01       647,365       --         --          --         647,365
   Big Boy -
     Las Vegas, NV                       05/31/95   12/11/01     1,059,264       --         --          --       1,059,264
   Denny's -
     Mesquite, TX                        08/31/95   03/28/02       448,675       --         --          --         448,675
   Jack in the Box -
     Rancho Cordova, CA                  10/31/94   06/04/02     1,325,054       --         --          --       1,325,054
   Denny's -
     Bucyrus, OH (26)                    06/08/95   08/07/02       144,915       --         --          --         144,915
   Denny's -
     Salina, KS                          12/12/95   02/04/03       154,492       --         --          --         154,492
   Golden Corral -
     Independence, MO                    12/31/94   11/21/03     1,947,899       --         --          --       1,947,899

CNL INCOME FUND XVII, LTD.:
   Boston Market -
     Houston, TX                         06/19/96   01/19/01       782,648       --         --          --         782,648
   Mr. Fable's -
     Kentwood, MI                        09/05/95   06/21/01       681,300       --         --          --         681,300
   Boston Market -
     Inglewood, CA                       07/24/96   09/06/01       298,300       --         --          --         298,300
   Jack in the Box -
     El Dorado, CA                       09/26/96   09/25/01     1,510,463       --         --          --       1,510,463
   Denny's -
     Mesquite, NV                        04/25/96   03/29/02       771,800       --         --          --         771,800

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND XV, LTD. (CONTINUED):
   Jack in the Box -
     Altadena, CA                              --            709,812        709,812         528,007
   Jack in the Box -
     Redlands, CA                              --            973,020        973,020         758,150
   Long John Silver's -
     Medina, OH                                --            812,056        812,056         285,620
   Checker's -
     Stratford, NJ                             --            287,391        287,391         271,787
   Denny's -
     Bartlesville, OK                          --            935,365        935,365         610,214

CNL INCOME FUND XVI, LTD.:
   Denny's -
     Marana, AZ                                --            719,234        719,234         587,377
   Boston Market -
     St. Cloud, MN                             --          1,075,093      1,075,093         502,978
   Big Boy -
     Las Vegas, NV                             --          1,160,553      1,160,553         476,249
   Denny's -
     Mesquite, TX                              --            987,353        987,353         480,530
   Jack in the Box -
     Rancho Cordova, CA                        --            900,290        900,290         705,521
   Denny's -
     Bucyrus, OH (26)                          --            540,000        540,000         385,051
   Denny's -
     Salina, KS                                --            897,358        897,358         329,827
   Golden Corral -
     Independence, MO                          --          1,793,974      1,793,974       1,712,444

CNL INCOME FUND XVII, LTD.:
   Boston Market -
     Houston, TX                               --            812,696        812,696         323,963
   Mr. Fable's -
     Kentwood, MI                              --            855,609        855,609         272,268
   Boston Market -
     Inglewood, CA                             --            857,488        857,488         196,478
   Jack in the Box -
     El Dorado, CA                             --          1,097,220      1,097,220         581,924
   Denny's -
     Mesquite, NV                              --          1,186,460      1,186,460         494,461

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND XVII, LTD
(CONTINUED):
   Wendy's -
     Knoxville, TN                       07/30/96   05/31/02     1,045,425       --         --          --       1,045,425
   Bakers Square -
     Wilmette, IL                        01/31/00   06/27/02     1,682,371       --         --          --       1,682,371
   Jack in the Box -
     Mansfield, TX (34)                  03/20/97   08/23/02       212,415       --         --          --         212,415
   Burger King -
     Ocean Shores, WA (16)               01/28/99   09/18/03       243,714       --         --          --         243,714

CNL INCOME FUND XVIII, LTD.:
   Boston Market -
     Timonium, MD                        07/13/97   06/29/01       848,550       --         --          --         848,550
   Jack in the Box -
     Henderson, NV                       06/30/97   07/12/01     1,278,046       --         --          --       1,278,046
   IHOP -
     Santa Rosa, CA                      05/21/97   12/28/01     1,664,829       --         --          --       1,664,829
   On the Border -
     San Antonio, TX                     09/02/97   05/08/02       470,304       --         --          --         470,304
   Boston Market -
     San Antonio, TX                     08/18/97   05/29/02       481,325       --         --          --         481,325
   Boston Market -
     Raleigh, NC (27)                    01/23/97   08/07/02       714,050       --         --          --         714,050
   Golden Corral -
     Destin, FL (2)                      02/05/98   06/27/03     1,742,825       --         --          --       1,742,825

CNL APF PARTNERS, LP:
   Big Boy -
     Guadalupe, AZ                       04/16/97   03/23/01       883,685       --         --          --         883,685
   Tumbleweed's -
     Nashville, TN                       08/01/97   04/20/01       525,050       --         --          --         525,050
   Boston Market -
     Vacaville, CA                       05/06/97   05/08/01     1,064,430       --         --          --       1,064,430
   Big Boy -
     Independence, MO                    01/19/99   05/22/01       524,513       --         --          --         524,513
   Big Boy -
     Belleville, IL (9)                  02/26/99   06/13/01       375,000       --         --          --         375,000
   Tumbleweeds -
     Clarksville, TN                     02/10/98   06/15/01       803,050       --         --          --         803,050
   Big Boy -
     Grandview, MO                       02/26/99   06/29/01       516,235       --         --          --         516,235

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND XVII, LTD.
(CONTINUED):
   Wendy's -
     Knoxville, TN                            --              783,748       783,748         484,686
   Bakers Square -
     Wilmette, IL                             --            1,627,273     1,627,273         380,572
   Jack in the Box -
     Mansfield, TX (34)                       --              164,054       164,054          93,557
   Burger King -
     Ocean Shores, WA (16)                    --              360,012       360,012          67,199

CNL INCOME FUND XVIII, LTD.:
   Boston Market -
     Timonium, MD                             --            1,140,100     1,140,100         302,665
   Jack in the Box -
     Henderson, NV                            --            1,067,175     1,067,175         494,105
   IHOP -
     Santa Rosa, CA                           --            1,286,364     1,286,364         598,179
   On the Border -
     San Antonio, TX                          --            1,225,163     1,225,163         190,705
   Boston Market -
     San Antonio, TX                          --              857,595       857,595           9,631
   Boston Market -
     Raleigh, NC (27)                         --            1,225,686     1,225,686         511,581
   Golden Corral -
     Destin, FL (2)                           --            1,528,391     1,528,391         878,717

CNL APF PARTNERS, LP:
   Big Boy -
     Guadalupe, AZ                            --            1,706,768     1,706,768         140,439
   Tumbleweed's -
     Nashville, TN                            --            1,308,411     1,308,411         362,588
   Boston Market -
     Vacaville, CA                            --            1,437,474     1,437,474         358,396
   Big Boy -
     Independence, MO                         --            1,253,699     1,253,699          65,156
   Big Boy -
     Belleville, IL (9)                       --              761,074       761,074         (17,597)
   Tumbleweeds -
     Clarksville, TN                          --            1,440,247     1,440,247         229,692
   Big Boy -
     Grandview, MO                            --              962,290       962,290          36,150

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP CONTINUED):
   Pizza Hut -
     Toledo, OH                          12/05/96   06/29/01       148,528       --         --          --         148,528
   Shoney's -
     Indian Harbor Beach, FL             01/24/97   08/13/01       457,016       --         --          --         457,016
   Black-eyed Pea -
     Wichita, KS                         10/01/97   08/15/01       300,000       --         --          --         300,000
   Tumbleweed Southwest Mesquite
     Grill & Bar - Hermitage, TN         02/10/98   09/24/01       871,496       --         --          --         871,496
   Tumbleweed Southwest Mesquite
     Grill & Bar - Cookeville, TN        08/01/97   09/26/01       844,905       --         --          --         844,905
   Big Boy -
     Granite City, IL                    01/19/99   09/28/01       595,148       --         --          --         595,148
   Big Boy -
     Taylor, MI                          08/19/99   10/16/01       887,731       --         --          --         887,731
   Boston Market -
     Cedar Park, TX                      04/02/97   10/31/01       875,000       --         --          --         875,000
   Shoney's -
     Phoenix, AZ                         03/24/98   11/26/01       399,285       --         --          --         399,285
   Burger King -
     Atlanta, GA                         06/09/98   12/21/01       418,050       --         --          --         418,050
   Barbwires Steakhouse -
     Lawrence, KS                        08/01/97   12/28/01       718,000       --         --          --         718,000
   Boston Market -
     Jessup, MD                          05/06/97   02/19/02       324,343       --         --          --         324,343
   Black-eyed Pea -
     Herndon, VA                         07/14/98   02/22/02       815,875       --         --          --         815,875
   TGI Friday's -
     El Paso, TX                         08/14/98   03/19/02     1,594,729       --         --          --       1,549,729
   Big Boy -
     Las Vegas, NV                       08/20/97   04/19/02       981,540       --         --          --         981,540
   Big Boy -
     Overland Park, KS                   02/26/99   04/26/02       577,580       --         --          --         577,580
   Burger King -
     Tappahannock, VA                    03/16/99   05/16/02     1,089,779       --         --          --       1,089,779
   Burger King -
     Prattville, AL                      01/28/99   05/17/02       497,867       --         --          --         497,867
   Burger King -
     Tuskegee, AL                        01/28/99   05/17/02       397,867       --         --          --         397,867
   Burger King -
     Montgomery, AL                      01/28/99   05/17/02       797,867       --         --          --         797,867

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP CONTINUED):
   Pizza Hut -
     Toledo, OH                               --              328,381       328,381        (21,742)
   Shoney's -
     Indian Harbor Beach, FL                  --              693,304       693,304         68,946
   Black-eyed Pea -
     Wichita, KS                              --              660,748       660,748        305,701
   Tumbleweed Southwest Mesquite
     Grill & Bar - Hermitage, TN              --            1,410,719     1,410,719        191,005
   Tumbleweed Southwest Mesquite
     Grill & Bar - Cookeville, TN             --            1,471,963     1,471,963        386,178
   Big Boy -
     Granite City, IL                         --            1,037,579     1,037,579         10,800
   Big Boy -
     Taylor, MI                               --            1,227,132     1,227,132         61,898
   Boston Market -
     Cedar Park, TX                           --              827,223       827,223         71,386
   Shoney's -
     Phoenix, AZ                              --              482,368       482,368        (91,021)
   Burger King -
     Atlanta, GA                              --              926,261       926,261        227,653
   Barbwires Steakhouse -
     Lawrence, KS                             --            1,448,598     1,448,598        179,747
   Boston Market -
     Jessup, MD                               --            1,243,060     1,243,060        107,266
   Black-eyed Pea -
     Herndon, VA                              --            1,279,118     1,279,118        354,530
   TGI Friday's -
     El Paso, TX                              --            1,602,944     1,602,944        577,055
   Big Boy -
     Las Vegas, NV                            --            1,658,000     1,658,000        114,934
   Big Boy -
     Overland Park, KS                        --            1,037,383     1,037,383         (7,476)
   Burger King -
     Tappahannock, VA                         --              857,826       857,826        285,470
   Burger King -
     Prattville, AL                           --            1,018,519     1,018,519        285,895
   Burger King -
     Tuskegee, AL                             --              972,222       972,222        267,501
   Burger King -
     Montgomery, AL                           --            1,296,296     1,296,296        362,395

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Burger King -
     Montgomery, AL                      01/28/99   05/17/02       397,867       --         --          --         397,867
   Black-eyed Pea -
     McKinney, TX                        12/30/98   05/31/02     1,149,064       --         --          --       1,149,064
   Black-eyed Pea -
     Forestville, MD (10)                10/01/97   06/01/02            --       --         --          --              --
   Burger King -
     Coon Rapids, MN                     03/16/99   06/03/02     1,078,973       --         --          --       1,078,973
   Burger King -
     Rochester, NH                       03/16/99   06/03/02     1,193,284       --         --          --       1,193,284
   Burger King -
     Columbus, OH                        03/16/99   06/03/02       950,938       --         --          --         950,938
   Burger King -
     Asheboro, NC                        03/16/99   06/03/02     1,513,213       --         --          --       1,513,213
   Hardee's -
     Gulf Shores, AL                     03/16/99   06/13/02       904,861       --         --          --         904,861
   Burger King -
     Lancaster, OH                       03/16/99   06/14/02     1,321,822       --         --          --       1,321,822
   Burger King -
     John's Island, SC                   03/16/99   06/14/02     1,289,282       --         --          --       1,289,282
   IHOP -
     Elk Grove, CA                       08/20/97   06/17/02     2,085,346       --         --          --       2,085,346
   Hardee's -
     Tusculum, TN                        03/16/99   06/17/02       653,460       --         --          --         653,460
   Pollo Tropical -
     Miami, FL                           09/22/98   06/20/02     1,302,936       --         --          --       1,302,936
   Burger King -
     St. Paul, MN                        03/16/99   06/26/02       849,273       --         --          --         849,273
   Texas Roadhouse -
     Joilet, IL                          02/25/00   06/27/02     1,940,745       --         --          --       1,940,745
   Black-eyed Pea -
     Phoenix, AZ                         09/30/97   06/28/02       281,000       --         --          --         281,000
   Black-eyed Pea -
     Mesa, AZ                            09/30/97   06/28/02     1,710,000       --         --          --       1,710,000
   Black-eyed Pea
     Phoenix, AZ                         09/30/97   06/28/02       425,000       --         --          --         425,000
   Black-eyed Pea
     Tucson, AZ                          09/30/97   06/28/02       234,000       --         --          --         234,000
   Jack in the Box -
     Fresno, CA                          05/22/98   07/18/02     1,244,289       --         --          --       1,244,289

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
Burger King -
  Montgomery, AL                               --           1,018,519     1,018,519        289,495
Black-eyed Pea -
  McKinney, TX                                 --           1,644,856     1,644,856        304,736
Black-eyed Pea -
  Forestville, MD (10)                         --             643,925       643,925        477,253
Burger King -
  Coon Rapids, MN                              --             844,815       844,815        288,892
Burger King -
  Rochester, NH                                --             963,499       963,499        318,314
Burger King -
  Columbus, OH                                 --             744,585       744,585        257,877
Burger King -
  Asheboro, NC                                 --           1,228,831     1,228,831        436,666
Hardee's -
  Gulf Shores, AL                              --             914,337       914,337        320,113
Burger King -
  Lancaster, OH                                --             799,195       799,195        364,070
Burger King -
  John's Island, SC                            --           1,077,802     1,077,802        367,639
IHOP -
  Elk Grove, CA                                --           1,540,356     1,540,356        751,308
Hardee's -
  Tusculum, TN                                 --             666,045       666,045        233,604
Pollo Tropical -
  Miami, FL                                    --           1,318,182     1,318,182        392,816
Burger King -
  St. Paul, MN                                 --             747,713       747,713        271,528
Texas Roadhouse -
  Joilet, IL                                   --           1,745,014     1,745,014        384,473
Black-eyed Pea -
  Phoenix, AZ                                  --             641,371       641,371        265,557
Black-eyed Pea -
  Mesa, AZ                                     --           1,600,000     1,600,000        522,239
Black-eyed Pea
  Phoenix, AZ                                  --             641,254       641,254        282,585
Black-eyed Pea
  Tucson, AZ                                   --             641,871       641,871        251,809
Jack in the Box -
  Fresno, CA                                   --             972,841       972,841        394,246

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Black-eyed Pea
     Phoenix, AZ                         09/30/97   07/19/02       580,000       --         --          --         580,000
   Jack in the Box -
     Austin, TX                          10/05/99   07/22/02     1,384,759       --         --          --       1,384,759
   Black-eyed Pea -
     Albuquerque, NM (10)                01/00/00   07/26/02            --       --         --          --              --
   Big Boy -
     St. Clairsville, OH                 12/18/98   07/29/02       339,300       --         --          --         339,300
   Jack in the Box -
     Fort Worth, TX                      01/11/00   08/05/02     1,141,653       --         --          --       1,141,653
   Jack in the Box -
     Menlo Park, CA                      12/30/99   08/22/02     1,772,360       --         --          --       1,772,360
   Arby's -
     Lawrenceville, GA                   02/08/00   08/26/02     1,422,750       --         --          --       1,422,750
   Darryl's -
     Louisville, KY                      06/11/97   08/28/02     1,840,800       --         --          --       1,840,800
   Black-eyed Pea -
     Killeen, TX                         12/18/98   09/05/02     1,133,800       --         --          --       1,133,800
   IHOP -
     Fairfax, VA                         06/18/97   09/06/02     2,268,911       --         --          --       2,268,911
   Black eyed Pea -
     Oklahoma City, OK                   03/26/97   09/10/02       475,000       --         --          --         475,000
   Arby's -
     Circleville, OH                     09/09/99   09/10/02       993,900       --         --          --         993,900
   Black eyed Pea -
     Waco, TX (10)                       10/01/97   09/13/02        70,000       --         --          --          70,000
   Hardee's -
     Iuka, MS                            03/16/99   09/18/02       594,413       --         --          --         594,413
   Hardee's -
     Warrior, AL                         03/16/99   09/18/02       667,050       --         --          --         667,050
   Hardee's -
     Horn Lake, MS                       03/16/99   09/20/02       818,263       --         --          --         818,263
   Jack in the Box -
     Corning, CA                         09/17/99   09/24/02     1,266,556       --         --          --       1,266,556
   Bennigan's -
     Batavia, IL                         10/21/99   09/25/02     2,595,121       --         --          --       2,595,121
   Shoney's -
     Titusville, FL                      03/31/02   09/26/02       686,200       --         --          --         686,200
   Pollo Tropical -
     Sunrise, FL                         09/30/98   09/26/02     1,457,533       --         --          --       1,457,533

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
Black-eyed Pea
  Phoenix, AZ                                  --            645,471        645,471        207,379
Jack in the Box -
  Austin, TX                                   --          1,289,945      1,289,945        299,499
Black-eyed Pea -
  Albuquerque, NM (10)                         --            666,355        666,355        238,206
Big Boy -
  St. Clairsville, OH                          --          1,144,209      1,144,209        169,976
Jack in the Box -
  Fort Worth, TX                               --          1,062,145      1,062,145        223,450
Jack in the Box -
  Menlo Park, CA                               --          1,546,740      1,546,740        368,611
Arby's -
  Lawrenceville, GA                            --          1,374,986      1,374,986        314,054
Darryl's -
  Louisville, KY                               --          1,481,448      1,481,448        514,069
Black-eyed Pea -
  Killeen, TX                                  --          1,386,948      1,386,948        257,250
IHOP -
  Fairfax, VA                                  --          1,709,091      1,709,091        906,669
Black eyed Pea -
  Oklahoma City, OK                            --            617,022        617,022        268,734
Arby's -
  Circleville, OH                              --            925,329        925,329        237,321
Black eyed Pea -
  Waco, TX (10)                                --            661,682        661,682        280,179
Hardee's -
  Iuka, MS                                     --            616,476        616,476        233,121
Hardee's -
  Warrior, AL                                  --            627,937        627,937        238,440
Hardee's -
  Horn Lake, MS                                --            833,058        833,058        319,101
Jack in the Box -
  Corning, CA                                  --          1,158,524      1,158,524        314,769
Bennigan's -
  Batavia, IL                                  --          2,429,907      2,429,907        729,536
Shoney's -
  Titusville, FL                               --                 --             --        (82,318)
Pollo Tropical -
  Sunrise, FL                                  --          1,454,545      1,454,545        527,258

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Hardee's -
     Biscoe, NC                          03/16/99   09/27/02      564,984        --         --          --         564,984
   Black-eyed Pea -
     Bedford, TX                         03/26/97   09/30/02      921,175        --         --          --         921,175
   Black-eyed Pea -
     Norman, OK                          11/09/98   09/30/02    1,091,708        --         --          --       1,091,708
   Black-eyed Pea -
     Mesa, AZ                            11/30/98   09/30/02    1,325,500        --         --          --       1,325,000
   Hardee's -
     Aynor, SC                           03/16/99   09/30/02      586,189        --         --          --         586,189
   Denny's
     McKinney, TX                        06/05/96   10/02/02      600,000        --         --          --         600,000
   Black-eyed Pea -
     Scottsdale, AZ (10)                 04/17/97   10/02/02           --        --         --          --              --
   Arby's
     Renton, WA                          09/14/99   10/18/02    1,406,197        --         --          --       1,406,197
   Pizza-Hut -
     Belle, WV                           05/17/96   10/21/02       47,500        --         --          --          47,500
   Pizza Hut -
     Collinsville, IL                    04/02/97   10/25/02      801,953        --         --          --         801,953
   Burger King -
     Tampa, FL                           08/19/99   10/28/02      770,306        --         --          --         770,306
   Big Boy -
     O'Fallon, MO                        01/19/99   10/31/02      679,925        --         --          --         679,925
   Golden Corral -
     Hopkinsville, KY                    02/19/97   11/07/02      924,057        --         --          --         924,057
   Jack in the Box -
     Los Angeles, CA                     01/04/99   12/10/02    1,793,802        --         --          --       1,793,802
   Hardee's
     Columbia, TN                        03/16/99   12/12/02      859,259        --         --          --         859,259
   Golden Corral -
     Olathe, KS                          10/02/97   12/19/02    1,751,760        --         --          --       1,751,760
   Darryl's -
     Hampton, VA                         06/11/97   12/19/02      871,290        --         --          --         871,290
   Jack in the Box -
     Humble, TX                          02/03/97   12/20/02    1,265,506        --         --          --       1,265,506
   Hardee's -
     Chalkville, AL                      03/16/99   12/20/02      680,428        --         --          --         680,428
   TGI Friday's -
     Lakeland, FL                        07/20/99   12/20/02      834,234        --         --          --         834,234

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Hardee's -
     Biscoe, NC                               --              522,853       522,853        199,708
   Black-eyed Pea -
     Bedford, TX                              --              620,336       620,336        224,003
   Black-eyed Pea -
     Norman, OK                               --            1,429,799     1,429,799        335,124
   Black-eyed Pea -
     Mesa, AZ                                 --            1,677,152     1,677,152        228,704
   Hardee's -
     Aynor, SC                                --              546,022       546,022        209,884
   Denny's
     McKinney, TX                             --            1,014,221     1,014,221        484,416
   Black-eyed Pea -
     Scottsdale, AZ (10)                      --              769,863       769,863        (31,203)
   Arby's
     Renton, WA                               --            1,286,545     1,286,545        261,304
   Pizza-Hut -
     Belle, WV                                --               47,485        47,485         13,301
   Pizza Hut -
     Collinsville, IL                         --              795,476       795,476        (55,653)
   Burger King -
     Tampa, FL                                --            1,057,404     1,057,404          5,224
   Big Boy -
     O'Fallon, MO                             --            1,017,250     1,017,250        (54,647)
   Golden Corral -
     Hopkinsville, KY                         --            1,260,576     1,260,576        255,379
   Jack in the Box -
     Los Angeles, CA                          --            1,575,414     1,575,414        591,448
   Hardee's
     Columbia, TN                             --              787,764       787,764        319,094
   Golden Corral -
     Olathe, KS                               --            1,577,340     1,577,340        791,627
   Darryl's -
     Hampton, VA                              --            1,203,391     1,203,391        595,216
   Jack in the Box -
     Humble, TX                               --              932,112       932,112        566,284
   Hardee's -
     Chalkville, AL                           --              608,445       608,445        248,876
   TGI Friday's -
     Lakeland, FL                             --            1,711,517     1,711,517         85,755

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Pollo Tropical -
     Miami, FL                           09/22/98   12/23/02     1,079,144       --         --          --       1,079,144
   Golden Corral -
     Universal City, TX                  08/04/95   12/30/02       959,975       --         --          --         959,975
   Darryl's -
     Nashville, TN                       06/11/97   01/15/03       684,800       --         --          --         684,800
   Darryl's -
     Huntsville, AL                      06/11/97   01/29/03       312,205       --         --          --         312,205
   Jack in the Box -
     Humble, TX                          11/04/99   01/31/03     1,228,066       --         --          --       1,228,066
   Darryl's -
     Knoxville, TN                       06/11/97   02/18/03       381,800       --         --          --         381,800
   Darryl's -
     Evansville, IN                      06/11/97   02/21/03       455,458       --         --          --         455,458
   Sophia's House of Pancakes -
     Benton Harbor, MI                   02/06/99   02/24/03       447,550       --         --          --         447,550
   Big Boy -
     Mansfield, OH                       01/27/99   02/28/03       379,791       --         --          --         379,791
   Hardee's -
     Petal, MS                           03/16/99   03/17/03       751,320       --         --          --         751,320
   Kentucky Fried Chicken -
     Gretna, LA                          05/11/99   04/21/03       497,300       --         --          --         497,300
   Black Eyed Pea -
     Albuquerque, NM                     10/01/97   04/25/03       380,752       --         --          --         380,752
   Golden Corral -
     Liberty, MO                         10/23/97   06/16/03     1,463,800       --         --          --       1,463,800
   Denny's -
     Shawnee, OK                         09/06/95   06/24/03       691,325       --         --          --         691,325
   Shoney's -
     Cocoa Beach, FL                     02/28/02   07/02/03       846,413       --         --          --         846,413
   Hardee's -
     Johnson City, TN                    03/16/99   07/15/03       965,117       --         --          --         965,117
   Roadhouse Grill -
     Roswell, GA                         03/29/00   08/15/03       949,800       --         --          --         949,800
   Darryl's -
     Raleigh, NC                         06/11/97   08/21/03     1,275,700       --         --          --       1,275,700
   Darryl's -
     Pensacola, FL                       06/11/97   09/24/03     1,314,713       --         --          --       1,314,713
   Golden Corral -
     Columbia, TN                        12/03/96   09/29/03       802,600       --         --          --         802,600

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Pollo Tropical -
     Miami, FL                                --           1,227,273      1,227,273        402,650
   Golden Corral -
     Universal City, TX                       --             994,152        994,152        747,387
   Darryl's -
     Nashville, TN                            --           1,185,158      1,185,158        574,421
   Darryl's -
     Huntsville, AL                           --           1,367,490      1,367,490       (676,144)
   Jack in the Box -
     Humble, TX                               --           1,119,706      1,119,706        350,984
   Darryl's -
     Knoxville, TN                            --           1,231,653      1,231,653        568,874
   Darryl's -
     Evansville, IN                           --           1,458,656      1,458,656        685,272
   Sophia's House of Pancakes -
     Benton Harbor, MI                        --           1,144,209      1,144,209        149,874
   Big Boy -
     Mansfield, OH                            --           1,085,571      1,085,571        151,051
   Hardee's -
     Petal, MS                                --             671,514        671,514        282,741
   Kentucky Fried Chicken -
     Gretna, LA                               --             749,106        749,106        155,564
   Black Eyed Pea -
     Albuquerque, NM                          --             667,290        667,290        216,972
   Golden Corral -
     Liberty, MO                              --           1,290,325      1,290,325        781,468
   Denny's -
     Shawnee, OK                              --           1,095,244      1,095,244        876,351
   Shoney's -
     Cocoa Beach, FL                          --           1,200,000      1,200,000        (71,331)
   Hardee's -
     Johnson City, TN                         --             759,531        759,531        362,827
   Roadhouse Grill -
     Roswell, GA                              --           1,849,940      1,849,940        218,627
   Darryl's -
     Raleigh, NC                              --           1,754,946      1,754,946        932,657
   Darryl's -
     Pensacola, FL                            --           1,057,526      1,057,526        479,075
   Golden Corral -
     Columbia, TN                             --           1,308,074      1,308,074        527,864

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Boston Market -
     Newport News, VA                    07/16/97   09/30/03       751,018       --         --           --        751,018
   Randy's Steak and Seafood -
     Murfreesboro, TN                    08/05/97   09/30/03       826,125       --         --           --        826,125
   Golden Corral -
     Winchester, KY                      06/05/97   10/01/03     1,784,192       --         --           --      1,784,192
   Hardee's -
     Rock Hill, SC                       03/16/99   10/03/03       767,702       --         --           --        767,702
   Golden Corral -
     Mobile, AL                          12/30/97   10/16/03     1,808,386       --         --           --      1,808,386
   Golden Corral -
     Enid, OK                            11/24/97   11/04/03     1,387,130       --         --           --      1,387,130
   Golden Corral -
     Muskogee, OK                        04/27/98   11/04/03     1,567,218       --         --           --      1,567,218
   Golden Corral -
     Edmond, OK                          07/20/98   11/04/03     1,625,782       --         --           --      1,625,782
   Roadhouse Grill -
     Columbus, OH                        11/16/99   12/08/03       889,069       --         --           --        889,069

CNL FUNDING 2000-A, LP:
   Steak & Ale -
     Palm Harbor, FL                     06/16/98   06/14/02     1,241,943       --         --           --      1,241,943
   Steak & Ale Restaurant -
     Austin, TX                          06/16/98   07/02/02     1,437,468       --         --           --      1,437,468
   Denny's -
     Santee, SC                          03/16/99   11/21/02       583,000       --         --           --        583,000

MAPLE & MAIN ORLANDO, LLC (18):
   Exxon -
     Punta Gorda, FL                      11/0203   11/05/03       807,432       --         --           --        807,432
   Checker's -
     Tampa, FL                           09/16/03   12/31/03     1,193,775       --         --           --      1,193,775

RAI RESTAURANTS, INC. (18):
   Denny's -
     Orlando, FL                         12/01/02   06/27/03     1,329,635       --         --           --      1,329,635
   Denny's -
     Brooksville, FL                     12/01/02   08/29/03     1,041,192       --         --           --      1,041,192
   Denny's -
     Orange City, FL                     12/01/02   09/30/03     1,281,012       --         --           --      1,281,012
   Denny's -
     Palm Coast, FL                      12/01/02   12/23/03       999,951       --         --           --        999,951

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Boston Market -
     Newport News, VA                          --          1,011,492      1,011,492        358,243
   Randy's Steak and Seafood -
     Murfreesboro, TN                          --          1,425,234      1,425,234        455,622
   Golden Corral -
     Winchester, KY                            --          1,216,826      1,216,826        903,531
   Hardee's -
     Rock Hill, SC                             --            660,104        660,104        332,232
   Golden Corral -
     Mobile, AL                                --          1,379,370      1,379,370      1,037,100
   Golden Corral -
     Enid, OK                                  --          1,172,141      1,172,141        762,928
   Golden Corral -
     Muskogee, OK                              --          1,219,036      1,219,036       (766,217)
   Golden Corral -
     Edmond, OK                                --          1,516,169      1,516,169        898,804
   Roadhouse Grill -
     Columbus, OH                              --          1,754,536      1,754,536        200,097

CNL FUNDING 2000-A, LP:
   Steak & Ale -
     Palm Harbor, FL                           --          1,232,558      1,232,558        504,926
   Steak & Ale Restaurant -
     Austin, TX                                --          1,372,093      1,372,093        568,339
   Denny's -
     Santee, SC                                --            678,340        678,340        251,554

MAPLE & MAIN ORLANDO, LLC (18):
   Exxon -
     Punta Gorda, FL                           --            754,450        754,450             --
   Checker's -
     Tampa, FL                                 --            756,039        756,039             --

RAI RESTAURANTS, INC. (18):
   Denny's -
     Orlando, FL                               --            859,437        859,437         65,356
   Denny's -
     Brooksville, FL                           --            910,000        910,000         66,305
   Denny's -
     Orange City, FL                           --          1,175,000      1,175,000         89,408
   Denny's -
     Palm Coast, FL                            --            889,549        889,549         91,267

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received    balance     mortgage        from
                                           Date     Date of   net of closing   at time    taken back    application
               Property                  Acquired     Sale         costs       of sale    by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
SOUTH STREET INVESTMENTS, INC. (18):
   Denny's -
     Apopka, FL                          11/20/02   09/26/03       508,538           --           --         --          508,538

CNL RESTAURANT PROPERTY SERVICES, INC
 (18):
   Black Angus -
     Boise, ID                           08/14/00   02/20/01     1,776,590           --           --         --        1,776,590
   Jack in the Box -
     Murietta, CA                        04/13/97   02/23/01     1,129,320           --           --         --        1,129,320
   Arby's -
     Kendallville, IN                    07/10/96   04/06/01       792,940           --           --         --          792,940
   Black Angus -
     Folsom, CA                          12/04/00   04/24/01     2,581,569           --           --         --        2,581,569
   Jack in the Box -
     Kingsburg, CA                       04/10/97   06/11/01     1,169,090           --           --         --        1,168,840
   Jack in the Box -
     Garland, TX                         09/27/97   07/26/01     1,085,654           --           --         --        1,085,654

CNL RESTAURANT INVESTORS PROPERTIES,
 LLC (18):
   Arby's -
     Atlanta, GA                         12/07/00   03/30/01       214,900    1,212,813           --         --        1,427,713
   Arby's -
     Peoria, AZ                          03/03/01   04/19/01       154,871    1,200,463           --         --        1,355,335
   Arby's -
     Baxter, MN                          02/20/01   05/31/01        66,351      892,834           --         --          959,185
   Arby's -
     Eagan, MN                           02/20/01   06/29/01       106,348      880,945           --         --          987,293
   Arby's -
     St. Louis Park, MN                  02/20/01   06/29/01       119,843      941,178           --         --        1,061,022
   Arby's -
     Willmar, MN                         02/20/01   07/18/01        44,507      704,324           --         --          748,831
   Arby's -
     Pooler, GA                          09/01/00   07/31/01       109,662    1,212,893           --         --        1,322,555
   Arby's -
     White Bear Township, MN             02/20/01   08/07/01        84,441      955,346           --         --        1,039,787
   Arby's -
     Coon Rapids, MN                     02/20/01   08/28/01       168,982    1,281,068           --         --        1,450,050
   Arby's -
     Eden Prairie, MN                    02/20/01   09/07/01       107,288      936,215           --         --        1,043,503

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
SOUTH STREET INVESTMENTS, INC. (18):
   Denny's -
     Apopka, FL                                   --          467,800       467,800             --

CNL RESTAURANT PROPERTY SERVICES, INC
 (18):
   Black Angus -
     Boise, ID                                    --        1,534,238     1,534,238        120,971
   Jack in the Box -
     Murietta, CA                                 --          952,485       952,485        377,385
   Arby's -
     Kendallville, IN                             --          739,628       739,628        421,717
   Black Angus -
     Folsom, CA                                   --        2,166,867     2,166,867        146,487
   Jack in the Box -
     Kingsburg, CA                                --        1,001,073     1,001,073        428,186
   Jack in the Box -
     Garland, TX                                  --          936,119       936,119        367,842

CNL RESTAURANT INVESTORS PROPERTIES,
 LLC (18):
   Arby's -
     Atlanta, GA                           1,212,813               --     1,212,813         60,359
   Arby's -
     Peoria, AZ                            1,200,463               --     1,200,463         40,467
   Arby's -
     Baxter, MN                              893,855               --       893,855         26,023
   Arby's -
     Eagan, MN                               882,968               --       882,968         33,246
   Arby's -
     St. Louis Park, MN                      943,340               --       943,340         35,241
   Arby's -
     Willmar, MN                             707,592               --       707,592         41,253
   Arby's -
     Pooler, GA                            1,223,108               --     1,223,108        117,724
   Arby's -
     White Bear Township, MN                 960,915               --       960,915        148,790
   Arby's -
     Coon Rapids, MN                       1,288,536               --     1,288,536         90,298
   Arby's -
     Eden Prairie, MN                        942,798               --       942,798         51,912

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL RESTAURANT INVESTORS PROPERTIES,
 LLC (18) (CONTINUED):
   Arby's -
     Carmel, IN                          10/13/00   09/26/01      142,925     1,297,484       --             --        1,440,409
   Arby's -
     Winston Salem, NC                   04/01/01   10/03/01      123,645     1,090,250       --             --        1,213,895
   Arby's -
     Carrboro, NC                        11/16/00   10/11/01      155,473     1,111,725       --             --        1,267,198
   Arby's -
     Cottage Grove, MN                   02/02/01   11/27/01       61,878       703,412       --             --          765,290
   Arby's -
     Minnetonka, MN                      02/02/01   12/13/01      120,202       907,130       --             --        1,027,332
   Arby's -
     Maple Grove, MN                     02/02/01   12/14/01      150,455     1,176,200       --             --        1,326,655
   Arby's -
     Plymouth, MN                        02/02/01   12/21/01      100,063       846,616       --             --          946,679
   Arby's -
     Plymouth, MN                        02/02/01   12/21/01      120,817       899,893       --             --        1,020,710
   Arby's -
     New Castle, PA                      09/21/00   12/28/01       70,999     1,074,459       --             --        1,145,458
   Arby's -
     Oak Park Heights, MN                02/20/01   02/08/02      108,400       860,199       --             --          968,599
   Arby's -
     Greenwood, IN                       09/07/01   02/21/02      106,134     1,051,402       --             --        1,157,535
   Arby's -
     Hudson, WI                          02/20/01   03/06/02      141,804       949,356       --             --        1,091,160
   Arby's -
     Wauseon, OH                         04/10/01   03/11/02      101,408       700,080       --             --          801,488
   Arby's -
     St. Paul, MN                        02/20/01   03/21/02       87,658       713,993       --             --          801,651
   Arby's -
     Richfield, MN                       02/20/01   04/03/02      120,587     1,035,063       --             --        1,155,650
   Arby's -
     Crystal, MN                         02/20/01   04/17/02      113,810       945,740       --             --        1,059,550
   Arby's -
     Hopkins, MN                         02/20/01   04/26/02       90,927       829,399       --             --          920,326
   Arby's -
     Rochester, MN                       02/20/01   05/02/02      101,643       817,845       --             --          919,488
   Arby's -
     Apple Valley, MN                    02/20/01   05/17/02      178,105     1,315,159       --             --        1,493,264
   Arby's -
     Pell City, AL                       09/18/01   06/21/02      102,875       936,662       --             --        1,039,537

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL RESTAURANT INVESTORS PROPERTIES,
LLC (18) (CONTINUED):
  Arby's -
    Carmel, IN                             1,308,411           --         1,308,411        131,560
  Arby's -
    Winston Salem, NC                      1,098,081           --         1,098,081         58,269
  Arby's -
    Carrboro, NC                           1,123,886           --         1,123,886        106,362
  Arby's -
    Cottage Grove, MN                        710,074           --           710,074         63,567
  Arby's -
    Minnetonka, MN                           916,844           --           916,844         78,525
  Arby's -
    Maple Grove, MN                        1,188,796           --         1,188,796        102,167
  Arby's -
    Plymouth, MN                             855,682           --           855,682         75,302
  Arby's -
    Plymouth, MN                             909,529           --           909,529         80,041
  Arby's -
    New Castle, PA                         1,088,971           --         1,088,971        145,107
  Arby's -
    Oak Park Heights, MN                     870,487           --           870,487         10,593
  Arby's -
    Greenwood, IN                          1,051,402           --         1,051,402            330
  Arby's -
    Hudson, WI                               963,121           --           963,121         15,707
  Arby's -
    Wauseon, OH                              704,249           --           704,249          7,174
  Arby's -
    St. Paul, MN                             724,346           --           724,346          9,604
  Arby's -
    Richfield, MN                          1,051,406           --         1,051,406         16,798
  Arby's -
    Crystal, MN                              960,672           --           960,672         15,913
  Arby's -
    Hopkins, MN                              842,495           --           842,495         14,275
  Arby's -
    Rochester, MN                            831,824           --           831,824         15,757
  Arby's -
    Apple Valley, MN                       1,337,639           --         1,337,639         23,636
  Arby's -
    Pell City, AL                            938,824           --           938,824          2,860

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL RESTAURANT INVESTORS PROPERTIES,
LLC (18) (CONTINUED):
   Arby's -
     East Huntington, PA                 09/01/01   07/15/02     153,028      1,103,332       --             --        1,256,360
   Arby's -
     Florence, AL                        10/01/01   08/22/02     176,044      1,182,056       --             --        1,358,100
   Arby's -
     Troy, AL                            09/21/01   08/22/02     134,632        920,681       --             --        1,055,313
   Arby's -
     Muskegon, MI                        11/15/01   08/29/02     183,565      1,255,825       --             --        1,439,390
   Arby's -
     Greenville, MI                      07/25/02   10/31/02     196,093      1,074,766       --             --        1,270,860
   Arby's -
     Cullman, AL                         09/05/01   11/13/02     175,467        993,620       --             --        1,169,087
   Arby's -
     Evansville, IN                      04/01/02   11/15/02     166,901      1,080,328       --             --        1,247,229
   Arby's -
     Youngstown, OH                      04/10/02   11/27/02     109,192        903,118       --             --        1,012,310
   Arby's -
     Union City, TN                      09/04/02   12/30/02     207,127      1,158,879       --             --        1,366,005
   Arby's -
     Northwood, OH                       08/30/02   01/06/03     176,585      1,028,037       --             --        1,204,623
   Arby's -
     Winston-Salem, NC                   09/06/02   01/27/03     253,741      1,098,131       --             --        1,351,872
   Arby's -
     Sikeston, MO                        10/15/02   02/05/03     244,103      1,168,224       --             --        1,412,328
   Arby's -
     Bowling Green, OH                   09/23/02   02/12/03     288,402      1,261,682       --             --        1,550,084
   Arby's -
     Norcross, GA                        09/10/02   02/13/03     229,246      1,028,037       --             --        1,257,283
   Arby's -
     Montgomery, AL                      09/12/02   02/13/03     193,702      1,121,495       --             --        1,315,197
   Arby's -
     Buffalo, MN                         12/13/02   04/11/03     180,594        943,925       --             --        1,124,519
   Arby's -
     Bellevue, PA                        07/30/02   04/11/03     165,264        731,856       --             --          897,120
   Arby's -
     Toledo, OH                          09/30/02   04/15/03     217,636      1,074,766       --             --        1,292,402
   Arby's -
     Frankfort, IN                       08/08/02   05/19/03     266,795        986,104       --             --        1,252,899
   Arby's -
     Cullman, AL                         10/01/02   06/12/03     243,834      1,095,601       --             --        1,339,435

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL RESTAURANT INVESTORS PROPERTIES,
LLC (18) (CONTINUED):
   Arby's -
     East Huntington, PA                   1,115,401           --         1,115,401         18,068
   Arby's -
     Florence, AL                          1,196,262           --         1,196,262         17,628
   Arby's -
     Troy, AL                                931,745           --           931,745         10,910
   Arby's -
     Muskegon, MI                          1,261,682           --         1,261,682          6,545
   Arby's -
     Greenville, MI                        1,074,766           --         1,074,766           (198)
   Arby's -
     Cullman, AL                           1,001,853           --         1,001,853          8,373
   Arby's -
     Evansville, IN                        1,089,280           --         1,089,280         26,999
   Arby's -
     Youngstown, OH                          909,500           --           909,500          8,019
   Arby's -
     Union City, TN                        1,158,879           --         1,158,879         (2,918)
   Arby's -
     Northwood, OH                         1,028,037           --         1,028,037           (124)
   Arby's -
     Winston-Salem, NC                     1,098,131           --         1,098,131           (132)
   Arby's -
     Sikeston, MO                          1,168,224           --         1,168,224             24
   Arby's -
     Bowling Green, OH                     1,261,682           --         1,261,682            177
   Arby's -
     Norcross, GA                          1,028,037           --         1,028,037            372
   Arby's -
     Montgomery, AL                        1,121,495           --         1,121,495            165
   Arby's -
     Buffalo, MN                             943,925           --           943,925          2,623
   Arby's -
     Bellevue, PA                            734,403           --           734,403          2,706
   Arby's -
     Toledo, OH                            1,074,766           --         1,074,766            243
   Arby's -
     Frankfort, IN                           989,536           --           989,536          3,532
   Arby's -
     Cullman, AL                           1,098,131           --         1,098,131          2,505

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL RESTAURANT INVESTORS PROPERTIES,
 LLC (18) (CONTINUED):
   Arby's -
     Albany, OR                          06/30/03   10/23/03      263,501       697,045       --            --           960,546
   Arby's -
     Birmingham, AL                      06/18/03   12/31/03      545,151     1,247,573       --            --         1,792,724

CNL FUNDING 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                        09/25/00   01/19/01      159,023     1,379,621       --            --         1,538,644
   Jack in the Box -
     Baton Rouge, LA                     07/06/00   01/31/01        9,972     1,473,571       --            --         1,483,542
   Jack in the Box -
     Burley, ID                          09/22/00   01/31/01           --       951,027       --            --           951,027
   Jack in the Box -
     Las Vegas, NV                       10/01/00   01/03/01      254,521     1,615,000       --            --         1,869,521
   Jack in the Box -
     Peoria, AZ                          09/15/00   03/08/01      112,352     1,247,170       --            --         1,359,522
   Jack in the Box -
     Cleburne, TX                        09/21/00   01/31/01        4,598     1,118,539       --            --         1,123,137
   Jack in the Box -
     Fresno, CA                          09/15/00   04/26/01      129,458       950,196       --            --         1,079,653
   Jack in the Box -
     Bakersfield, CA                     09/19/00   03/27/01       80,199       973,493       --            --         1,053,692
   Pizza Hut -
     Miami, FL                           10/06/00   06/29/01       69,130       588,593       --            --           657,723
   IHOP -
     Hiram, GA                           10/12/00   04/16/01       97,519     1,432,800       --            --         1,530,319
   IHOP -
     Jacksonville, NC                    10/12/00   06/25/01       47,442     1,367,919       --            --         1,415,361
   IHOP -
     Pueblo, CO                          10/12/00   06/19/01       91,901     1,296,394       --            --         1,388,295
   Jack in the Box -
     Bermuda Dunes, CA                   03/28/01   06/29/01      210,654     1,256,197       --            --         1,466,851
   Jack in the Box -
     Manteca, CA                         05/14/01   06/11/01      236,673     1,432,260       --            --         1,668,934
   Jack in the Box -
     Austin, TX (9)                      07/20/00   05/25/01           --       550,587       --            --           550,587
   IHOP -
     Littleton, CO                       12/28/00   07/20/01      141,982     1,860,395       --            --         2,002,377
   IHOP -
     Oklahoma City, OK                   10/12/00   07/26/01      165,306     1,831,346       --            --         1,996,652

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL RESTAURANT INVESTORS PROPERTIES,
 LLC (18) (CONTINUED):
   Arby's -
     Albany, OR                              699,498           --           699,498          2,963
   Arby's -
     Birmingham, AL                        1,247,573           --         1,247,573           (164)

CNL FUNDING 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                          1,379,621           --         1,379,621         49,506
   Jack in the Box -
     Baton Rouge, LA                       1,483,542           --         1,483,542         80,121
   Jack in the Box -
     Burley, ID                              951,027           --           951,027         41,109
   Jack in the Box -
     Las Vegas, NV                         1,615,000           --         1,615,000         62,903
   Jack in the Box -
     Peoria, AZ                            1,254,037           --         1,254,037         53,180
   Jack in the Box -
     Cleburne, TX                          1,123,137           --         1,123,137         38,489
   Jack in the Box -
     Fresno, CA                              958,117           --           958,117         56,075
   Jack in the Box -
     Bakersfield, CA                         978,854           --           978,854         45,750
   Pizza Hut -
     Miami, FL                               589,199           --           589,199         44,786
   IHOP -
     Hiram, GA                             1,438,400           --         1,438,400         70,497
   IHOP -
     Jacksonville, NC                      1,371,599           --         1,371,599         92,458
   IHOP -
     Pueblo, CO                            1,303,550           --         1,303,550         85,560
   Jack in the Box -
     Bermuda Dunes, CA                     1,259,276           --         1,259,276         32,187
   Jack in the Box -
     Manteca, CA                           1,432,260           --         1,432,260         10,937
   Jack in the Box -
     Austin, TX (9)                          550,587           --           550,587             --
   IHOP -
     Littleton, CO                         1,869,159           --         1,869,159         90,731
   IHOP -
     Oklahoma City, OK                     1,842,950           --         1,842,950        126,315

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Baker's Square -
     Anaheim, CA                         05/14/01   07/26/01      306,267     1,576,144       --             --        1,882,411
   Arby's -
     Southington, CT                     07/21/00   07/27/01      125,178       908,371       --             --        1,033,549
   Vicorp Village Inn -
     Scottsdale, AZ                      05/14/01   07/30/01      151,366       999,284       --             --        1,150,650
   IHOP -
     Shreveport, LA                      10/12/00   08/03/01       87,476     1,450,490       --             --        1,537,966
   Baker's Square -
     Rohnert Park, CA                    05/14/01   08/06/01      246,540     1,270,898       --             --        1,517,438
   Village Inn -
     Aurora, CO                          05/14/01   08/08/01       40,903     1,543,233       --             --        1,584,136
   Village Inn -
     Denver, CO                          05/14/01   08/08/01      142,900       880,551       --             --        1,023,451
   IHOP -
     Huntsville, AL                      10/12/00   08/14/01       97,307     1,593,307       --             --        1,690,614
   Ruby Tuesday's -
     Orlando, FL                         05/30/00   08/17/01      156,571     1,598,221       --             --        1,754,792
   Pizza Hut -
     Miami, FL                           10/06/00   08/17/01       84,357       646,698       --             --          731,055
   IHOP -
     Statesboro, GA                      10/12/00   08/21/01       68,915     1,072,888       --             --        1,141,803
   Village Inn -
     Tempe, AZ                           05/14/01   08/24/01      149,028     1,043,952       --             --        1,192,980
   IHOP -
     San Antonio, TX                     12/28/00   08/27/01       76,227     1,594,606       --             --        1,670,833
   Jack in the Box -
     Coppell, TX                         03/28/01   08/29/01      170,623     1,608,077       --             --        1,778,700
   Village Inn -
     Denver, CO                          05/14/01   08/30/01      168,884     1,270,898       --             --        1,439,782
   TGI Friday's -
     Roseville, CA                       03/12/01   08/31/01      109,946     2,931,613       --             --        3,041,559
   Pizza Hut -
     Pembroke Pines, FL                  10/06/00   08/31/01       52,912       397,968       --             --          450,880
   Village Inn -
     Ogden, UT                           05/14/01   09/18/01      146,763       907,784       --             --        1,054,547
   Pizza Hut -
     Key Largo, FL                       10/06/00   09/20/01       73,845       578,862       --             --          652,707
   Baker's Square -
     Hoffman Estates, IL                 05/14/01   09/20/01      151,812     1,089,341       --             --        1,241,153

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Baker's Square -
     Anaheim, CA                           1,577,273           --         1,577,273         34,744
   Arby's -
     Southington, CT                         909,091           --           909,091         95,881
   Vicorp Village Inn -
     Scottsdale, AZ                        1,000,000           --         1,000,000         26,369
   IHOP -
     Shreveport, LA                        1,460,875           --         1,460,875        112,077
   Baker's Square -
     Rohnert Park, CA                      1,272,727           --         1,272,727         31,889
   Village Inn -
     Aurora, CO                            1,545,456           --         1,545,456         40,127
   Village Inn -
     Denver, CO                              881,818           --           881,818         28,503
   IHOP -
     Huntsville, AL                        1,604,715           --         1,604,715        128,194
   Ruby Tuesday's -
     Orlando, FL                           1,611,142           --         1,611,142        193,571
   Pizza Hut -
     Miami, FL                               650,000           --           650,000         70,642
   IHOP -
     Statesboro, GA                        1,078,800           --         1,078,800         94,429
   Village Inn -
     Tempe, AZ                             1,045,455           --         1,045,455         32,022
   IHOP -
     San Antonio, TX                       1,603,687           --         1,603,687         89,761
   Jack in the Box -
     Coppell, TX                           1,616,034           --         1,616,034         67,526
   Village Inn -
     Denver, CO                            1,272,727           --         1,272,727         33,045
   TGI Friday's -
     Roseville, CA                         2,949,827           --         2,949,827        141,497
   Pizza Hut -
     Pembroke Pines, FL                      400,000           --           400,000         37,304
   Village Inn -
     Ogden, UT                               909,091           --           909,091         34,339
   Pizza Hut -
     Key Largo, FL                           581,818           --           581,818         57,260
   Baker's Square -
     Hoffman Estates, IL                   1,090,909           --         1,090,909         41,867

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Village Inn -
     Broomfield, CO                      05/14/01   09/20/01      184,629     1,134,730       --             --        1,319,359
   IHOP -
     Harrisonburg, VA                    12/28/01   09/21/01      129,619     1,426,704       --             --        1,556,323
   Pizza Hut -
     Miami, FL                           10/06/00   09/21/01       95,727       710,011       --             --          805,738
   Jack in the Box -
     The Colony, TX                      09/15/00   09/28/01       86,043     1,313,521       --             --        1,399,564
   IHOP -
     Birmingham, AL                      10/12/00   10/12/01      178,092     1,362,594       --             --        1,540,686
   Village Inn -
     Naperville, IL                      05/14/01   10/24/01      155,181     1,019,762       --             --        1,174,943
   Village Inn -
     Tucson, AZ                          05/14/01   10/25/01      178,784     1,133,069       --             --        1,311,853
   RT -
     Las Vegas, NV                       07/17/00   11/05/01      199,079     1,785,377       --             --        1,984,456
   Jack in the Box -
     Charlotte, NC                       08/28/00   11/08/01       62,882     1,282,493       --             --        1,345,375
   Bakers Square -
     Rolling Meadows, FL                 05/14/01   11/27/01      123,563       928,427       --             --        1,051,990
   TGIF Friday's -
     Albuquerque, NM                     01/08/01   12/14/01      137,493     2,401,376       --             --        2,538,869
   Bakers Square -
     Blaine, MN                          05/14/01   12/20/01        5,880     1,335,029       --             --        1,340,909
   Village Inn -
     Omaha, NE                           05/14/01   12/21/01      147,260     1,185,687       --             --        1,332,947
   Village Inn -
     Lincoln, NE                         05/14/01   12/19/01      148,006     1,040,870       --             --        1,188,876
   IHOP -
     Macon, GA                           12/28/00   12/10/01       28,518     1,246,710       --             --        1,275,228
   Bakers Square -
     Elk Grove, IL                       05/14/01   12/21/01      134,250       995,615       --             --        1,129,865
   Bakers Square -
     Gurnee, IL                          05/14/01   12/03/01      268,799     1,855,464       --             --        2,124,263
   Taco Cabana -
     Plugerville, TX                     12/29/00   12/05/01       30,596     1,444,219       --             --        1,474,815
   Taco Cabana -
     Pasadena, TX                        12/29/00   12/05/01       20,240       955,406       --             --          975,646
   Taco Cabana -
     Austin, TX                          12/29/00   12/05/01       24,947     1,177,594       --             --        1,202,541

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Village Inn -
     Broomfield, CO                        1,136,364           --         1,136,364         43,611
   IHOP -
     Harrisonburg, VA                      1,434,579           --         1,434,579         99,922
   Pizza Hut -
     Miami, FL                               713,636           --           713,636         58,013
   Jack in the Box -
     The Colony, TX                        1,332,122           --         1,332,122        131,045
   IHOP -
     Birmingham, AL                        1,370,975           --         1,370,975        135,065
   Village Inn -
     Naperville, IL                        1,022,727           --         1,022,727         42,657
   Village Inn -
     Tucson, AZ                            1,136,364           --         1,136,364         47,518
   RT -
     Las Vegas, NV                         1,800,000           --         1,800,000         55,017
   Jack in the Box -
     Charlotte, NC                         1,308,411           --         1,308,411        146,378
   Bakers Square -
     Rolling Meadows, FL                     931,818           --           931,818         47,329
   TGIF Friday's -
     Albuquerque, NM                       2,430,996           --         2,430,996        141,808
   Bakers Square -
     Blaine, MN                            1,340,909           --         1,340,909         80,287
   Village Inn -
     Omaha, NE                             1,190,909           --         1,190,909         71,306
   Village Inn -
     Lincoln, NE                           1,045,455           --         1,045,455         62,597
   IHOP -
     Macon, GA                             1,258,065           --         1,258,065        109,912
   Bakers Square -
     Elk Grove, IL                         1,000,000           --         1,000,000         59,875
   Bakers Square -
     Gurnee, IL                            1,863,636           --         1,863,636        111,586
   Taco Cabana -
     Plugerville, TX                       1,474,815           --         1,474,815        131,766
   Taco Cabana -
     Pasadena, TX                            975,646           --           975,646         87,168
   Taco Cabana -
     Austin, TX                            1,202,541           --         1,202,541        107,440

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Taco Cabana -
     Houston, TX #177                    02/29/00   12/05/01       19,769       933,188       --             --          952,957
   Taco Cabana -
     Houston, TX #144                    12/29/00   12/05/01       29,653     1,399,782       --             --        1,429,435
   Taco Cabana -
     San Antonio, TX                     12/29/00   12/14/01       23,534     1,110,938       --             --        1,134,472
   Taco Cabana -
     Houston, TX                         12/29/00   12/14/01       28,242     1,333,125       --             --        1,361,367
   Taco Cabana -
     Houston, TX                         12/29/00   01/04/02       26,785     1,153,066       --             --        1,179,851
   Taco Cabana -
     Austin, TX                          12/29/00   01/04/02       25,137     1,082,108       --             --        1,107,245
   Bakers Square -
     Normal, IL                          05/14/01   01/09/02      188,577     1,469,683       --             --        1,658,260
   IHOP -
     Nacogdoches, TX                     12/28/00   01/18/02      105,773     1,388,437       --             --        1,494,210
   IHOP -
     McAllen, TX                         12/28/00   02/15/02      120,708     1,427,813       --             --        1,548,521
   Pizza Hut -
     Dania, FL                           10/06/00    2/19/02       40,920       292,892       --             --          333,812
   Jack in the Box -
     Plano, TX                           09/25/01   02/26/02      147,787     1,719,706       --             --        1,867,493
   IHOP -
     Kennewick, WA                       12/20/01   02/27/02      152,934     1,626,400       --             --        1,779,334
   Jack in the Box -
     Stephenville, TX                    03/28/01   02/28/02      164,069     1,344,498       --             --        1,508,567
   Village Inn -
     Coralville, IA                      05/14/01   02/28/02      159,126     1,070,921       --             --        1,230,046
   Taco Cabana -
     San Antonio, TX                     12/29/00   03/05/02       33,261     1,214,659       --             --        1,247,920
   Jack in the Box -
     San Antonio, TX                     09/26/01   03/06/02      135,343     1,442,978       --             --        1,578,322
   Krystal -
     Rincon, GA                          09/15/00   03/11/02       57,088     1,015,712       --             --        1,072,800
   Village Inn -
     Davenport, IA                       05/14/01   03/15/02      182,384     1,219,097       --             --        1,401,481
   Jack in the Box
     Katy, TX                            09/25/01   03/18/02      123,072     1,376,098       --             --        1,499,170
   IHOP -
     Albuquerque, NM                     10/29/01   03/19/02      161,229     1,660,447       --             --        1,821,676

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Taco Cabana -
     Houston, TX #177                        952,957           --           952,957         85,140
   Taco Cabana -
     Houston, TX #144                      1,429,435           --         1,429,435        127,711
   Taco Cabana -
     San Antonio, TX                       1,134,472           --         1,134,472        101,358
   Taco Cabana -
     Houston, TX                           1,361,367           --         1,361,367        121,630
   Taco Cabana -
     Houston, TX                           1,179,852           --         1,179,852         26,766
   Taco Cabana -
     Austin, TX                            1,107,246           --         1,107,246         25,119
   Bakers Square -
     Normal, IL                            1,477,273           --         1,477,273          6,796
   IHOP -
     Nacogdoches, TX                       1,401,869           --         1,401,869         15,380
   IHOP -
     McAllen, TX                           1,443,318           --         1,443,318         18,025
   Pizza Hut -
     Dania, FL                               295,455           --           295,455          5,279
   Jack in the Box -
     Plano, TX                             1,728,972           --         1,728,972         14,854
   IHOP -
     Kennewick, WA                         1,627,500           --         1,627,500          2,842
   Jack in the Box -
     Stephenville, TX                      1,361,617           --         1,361,617         19,729
   Village Inn -
     Coralville, IA                        1,077,273           --         1,077,273          8,156
   Taco Cabana -
     San Antonio, TX                       1,247,920           --         1,247,920         34,289
   Jack in the Box -
     San Antonio, TX                       1,456,085           --         1,456,085         11,979
   Krystal -
     Rincon, GA                            1,028,215           --         1,028,215         21,369
   Village Inn -
     Davenport, IA                         1,227,273           --         1,227,273          8,905
   Jack in the Box
     Katy, TX                              1,385,410           --         1,385,410         12,373
   IHOP -
     Albuquerque, NM                       1,664,998           --         1,664,998          4,653

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   IHOP -
     Lafayette, LA                       12/28/00   03/19/02       87,911     1,548,629       --            --         1,636,540
   Jack in the Box -
     Round Rock, TX                      09/19/00   03/20/02      134,634     1,226,470       --            --         1,361,104
   Jack in the Box -
     Concord, NC                         07/07/00   03/22/02      126,308     1,296,102       --            --         1,422,410
   Jack in the Box -
     Cedar Hill, TX                      12/20/01   03/22/02      120,438     1,388,773       --            --         1,509,211
   IHOP -
     Brownsville, TX                     12/28/00   03/28/02       88,052     1,456,628       --            --         1,544,680
   IHOP -
     San Marco, TX                       12/20/01   03/28/02      156,600     1,509,200       --            --         1,665,800
   Bakers Square -
     Maple Grove, MN                     05/14/01   03/29/02      200,077     1,354,552       --            --         1,554,629
   IHOP -
     Ammon, ID                           12/28/00   04/05/02       83,477     1,433,491       --            --         1,516,968
   Home Town Buffet -
     Visalia, CA                         12/28/01   04/10/02      329,510     2,409,694       --            --         2,739,205
   TB/KFC
     Gun Barrel City, TX                 10/31/00   04/19/02       29,711       922,295       --            --           952,006
   Tahoe Joes
     Roseville, CA                       12/28/01   04/23/02      414,477     2,965,855       --            --         3,380,332
   Old Country Buffet
     Glendale, AZ                        12/28/01   04/25/02      246,584     1,818,524       --            --         2,065,108
   Home Town Buffet
     Temecula, CA                        12/28/01   04/26/02      298,731     2,000,577       --            --         2,299,308
   Village Inn
     Johnston, IA                        05/14/01   04/29/02      121,465       812,100       --            --           933,565
   Old Country Buffet
     Woodbury, MN                        12/28/01   04/29/02      191,917     1,600,461       --            --         1,792,378
   Bakers Square -
     Orland Park, IL                     05/14/01   04/30/02      292,465     1,940,017       --            --         2,232,482
   Pizza-Hut
     Oakland Park, FL                    10/06/00   05/03/02       83,765       652,145       --            --           735,910
   Jack in the Box
     Magnolia, TX                        08/30/01   05/03/02      101,729     1,245,406       --            --         1,347,135
   IHOP -
     Westminister, CO                    12/20/01   05/03/02      229,223     1,831,730       --            --         2,060,953
   Jack in the Box -
     Baton Rouge, LA                     12/20/01   05/03/02      185,925     1,405,359       --            --         1,591,284

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   IHOP -
     Lafayette, LA                         1,566,820           --         1,566,820         20,424
   Jack in the Box -
     Round Rock, TX                        1,257,009           --         1,257,009         40,447
   Jack in the Box -
     Concord, NC                           1,331,738           --         1,331,738         46,935
   Jack in the Box -
     Cedar Hill, TX                        1,392,479           --         1,392,479          5,497
   IHOP -
     Brownsville, TX                       1,471,963           --         1,471,963         18,921
   IHOP -
     San Marco, TX                         1,511,250           --         1,511,250          2,990
   Bakers Square -
     Maple Grove, MN                       1,363,636           --         1,363,636         10,198
   IHOP -
     Ammon, ID                             1,451,613           --         1,451,613         19,833
   Home Town Buffet -
     Visalia, CA                           2,409,000           --         2,409,000           (773)
   TB/KFC
     Gun Barrel City, TX                     931,818           --           931,818         17,313
   Tahoe Joes
     Roseville, CA                         2,965,000           --         2,965,000         (1,077)
   Old Country Buffet
     Glendale, AZ                          1,818,000           --         1,818,000         (1,856)
   Home Town Buffet
     Temecula, CA                          2,000,000           --         2,000,000           (746)
   Village Inn
     Johnston, IA                            818,182           --           818,182          6,761
   Old Country Buffet
     Woodbury, MN                          1,600,000           --         1,600,000           (612)
   Bakers Square -
     Orland Park, IL                       1,954,545           --         1,954,545         16,742
   Pizza-Hut
     Oakland Park, FL                        659,091           --           659,091          6,512
   Jack in the Box
     Magnolia, TX                          1,260,198           --         1,260,198         13,660
   IHOP -
     Westminister, CO                      1,836,750           --         1,836,750          5,100
   Jack in the Box -
     Baton Rouge, LA                       1,412,154           --         1,412,154          7,539

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Village Inn
     Roy, UT                             05/14/01   05/06/02      142,392       933,183       --             --        1,075,575
   Home Town Buffet -
     Loma Linda, CA                      12/28/01   05/07/02      447,446     3,046,175       --             --        3,493,621
   Home Town Buffet -
     Champaign, IL                       12/28/01   05/08/02      195,577     1,768,682       --             --        1,964,259
   Jack in the Box -
     Baytown, TX                         09/19/00   05/10/02      108,115     1,141,081       --             --        1,249,196
   IHOP -
     Norman, OK                          10/12/00   05/13/02      219,316     1,554,570       --             --        1,773,886
   IHOP -
     Rockford, IL                        12/20/01   05/15/02      148,323     1,646,238       --             --        1,794,561
   Rio Bravo -
     Fayetteville, AR                    06/29/00   05/17/02      147,141     1,171,240       --             --        1,318,381
   Bakers Square -
     Onalaska, WI                        05/14/01   05/17/02      119,693       924,167       --             --        1,043,860
   Ruby Tuesday -
     University Place, WA                08/23/00   05/31/02      133,340     1,574,504       --             --        1,707,844
   Pizza Hut -
     Pembroke Pines, FL                  10/06/00   05/31/02       20,692       359,803       --             --          380,495
   Pizza Hut -
     N. Miami, FL                        10/06/00   05/31/02       15,365       267,154       --             --          282,519
   Bakers Square -
     Rochester, MN                       05/14/01   05/31/02      172,761     1,352,440       --             --        1,525,200
   Bakers Square -
     Stillwater, MN                      05/14/01   05/31/02      141,347       991,789       --             --        1,133,136
   Home Town Buffet -
     Louisville, KY                      12/28/01   05/31/02      199,891     1,500,579       --             --        1,700,470
   Old Country Buffet -
     Mesa, AZ                            12/28/01   06/03/02      306,624     2,115,024       --             --        2,421,648
   IHOP -
     Shreveport, LA                      10/12/00   06/04/02      207,681     1,643,127       --             --        1,850,808
   IHOP -
     Jonesboro, AR                       10/12/00   06/05/02      152,295     1,328,505       --             --        1,480,800
   Taco Cabana -
     Dallas, Texas                       12/29/00   06/06/02       33,359       987,667       --             --        1,021,026
   HomeTown Buffet -
     Oklahoma City, OK #737              12/28/01   06/13/02      204,563     1,455,705       --             --        1,592,205
   HomeTown Buffet -
     Oklahoma City, OK                   12/28/01   06/13/02      136,500     1,955,947       --             --        2,160,510

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Village Inn
     Roy, UT                                 940,909           --           940,909          8,152
   Home Town Buffet -
     Loma Linda, CA                        3,045,000           --         3,045,000           (619)
   Home Town Buffet -
     Champaign, IL                         1,768,000           --         1,768,000           (848)
   Jack in the Box -
     Baytown, TX                           1,173,149           --         1,173,149         40,830
   IHOP -
     Norman, OK                            1,577,745           --         1,577,745         51,274
   IHOP -
     Rockford, IL                          1,650,750           --         1,650,750          5,243
   Rio Bravo -
     Fayetteville, AR                      1,200,000           --         1,200,000         39,827
   Bakers Square -
     Onalaska, WI                            931,818           --           931,818          8,241
   Ruby Tuesday -
     University Place, WA                  1,590,909           --         1,590,909         40,555
   Pizza Hut -
     Pembroke Pines, FL                      363,636           --           363,636         13,021
   Pizza Hut -
     N. Miami, FL                            270,000           --           270,000          5,191
   Bakers Square -
     Rochester, MN                         1,363,636           --         1,363,636         12,750
   Bakers Square -
     Stillwater, MN                        1,000,000           --         1,000,000          9,350
   Home Town Buffet -
     Louisville, KY                        1,500,000           --         1,500,000           (726)
   Old Country Buffet -
     Mesa, AZ                              2,114,000           --         ,1114,000         (1,045)
   IHOP -
     Shreveport, LA                        1,663,150           --         1,663,150         33,799
   IHOP -
     Jonesboro, AR                         1,348,500           --         1,348,500         56,238
   Taco Cabana -
     Dallas, Texas                         1,021,026           --         1,021,026         27,228
   HomeTown Buffet -
     Oklahoma City, OK #737                1,455,000           --         1,455,000         (1,031)
   HomeTown Buffet -
     Oklahoma City, OK                     1,955,000           --         1,955,000           (767)

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Jack in the Box -
     Corsicana, TX                       06/30/00   06/14/02       69,849     1,083,639       --             --        1,153,488
   Ruby Tuesday
     Port Lucie, FL                      06/06/00   06/14/02      119,187     1,583,384       --             --        1,702,571
   Bakers Square -
     Bradley, IL                         05/14/01   06/20/02      256,960     1,509,030       --             --        1,765,990
   IHOP -
     Evansville, IN                      03/29/02   06/20/02      166,194     1,469,696       --             --        1,635,890
   IHOP -
     Buford, GA                          03/29/02   06/20/02      212,950     1,679,961       --             --        1,892,911
   Taco Cabana -
     San Antonio, TX #107                12/29/00   06/26/02      (34,711)      921,822       --             --          887,111
   Taco Cabana -
     Universal City, TX                  12/29/00   06/26/02      (40,496)    1,075,459       --             --        1,034,963
   Taco Cabana -
     Austin, TX                          12/29/00   06/26/02      (54,547)    1,448,578       --             --        1,394,031
   Taco Cabana -
     San Antonio, TX #130                12/29/00   06/26/02      (52,067)    1,382,733       --             --        1,330,666
   Taco Cabana -
     Dallas, TX #136                     12/29/00   06/26/02      (44,463)    1,180,810       --             --        1,136,347
   Taco Cabana -
     Houston, TX #143                    12/29/00   06/26/02      (47,108)    1,251,044       --             --        1,203,936
   Taco Cabana -
     San Antonio, TX #158                12/29/00   06/26/02      (49,918)    1,325,668       --             --        1,275,750
   Taco Cabana -
     Schertz, TX                         12/29/00   06/26/02      (40,331)    1,071,069       --             --        1,030,738
   Taco Cabana -
     Houston, TX                         12/29/00   06/26/02      (52,933)    1,404,681       --             --        1,351,748
   Taco Cabana -
     Houston, TX #174                    12/29/00   06/26/02      (35,537)      943,770       --             --          908,233
   Taco Cabana -
     Katy, TX                            12/29/00   06/26/02      (40,331)    1,071,069       --             --        1,030,738
   Taco Cabana -
     Arlington, TX                       12/29/00   06/26/02      (38,843)    1,031,563       --             --          992,719
   Taco Cabana -
     Houston, TX #241                    12/29/00   06/26/02      (49,670)    1,319,084       --             --        1,269,414
   Taco Cabana -
     Denton, TX                          12/29/00   06/26/02      (44,463)    1,180,810       --             --        1,136,347
   Baker Square -
     Bolingbrook, IL                     05/14/01   06/28/02      289,661     1,621,644       --             --        1,911,305

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Jack in the Box -
     Corsicana, TX                         1,118,650           --         1,118,650         52,045
   Ruby Tuesday
     Port Lucie, FL                        1,607,399           --         1,607,399         12,328
   Bakers Square -
     Bradley, IL                           1,522,727           --         1,522,727         15,133
   IHOP -
     Evansville, IN                        1,471,963           --         1,471,963          2,753
   IHOP -
     Buford, GA                            1,682,243           --         1,682,243          2,729
   Taco Cabana -
     San Antonio, TX #107                    952,957           --           952,957         33,569
   Taco Cabana -
     Universal City, TX                    1,111,783           --         1,111,783         39,164
   Taco Cabana -
     Austin, TX                            1,497,504           --         1,497,504         52,752
   Taco Cabana -
     San Antonio, TX #130                  1,429,436           --         1,429,436         50,354
   Taco Cabana -
     Dallas, TX #136                       1,220,693           --         1,220,693         38,129
   Taco Cabana -
     Houston, TX #143                      1,293,299           --         1,293,299         45,558
   Taco Cabana -
     San Antonio, TX #158                  1,370,443           --         1,370,443         76,694
   Taco Cabana -
     Schertz, TX                           1,107,246           --         1,107,246         39,004
   Taco Cabana -
     Houston, TX                           1,452,125           --         1,452,125         51,153
   Taco Cabana -
     Houston, TX #174                        975,647           --           975,647         34,369
   Taco Cabana -
     Katy, TX                              1,107,246           --         1,107,246         21,178
   Taco Cabana -
     Arlington, TX                         1,066,404           --         1,066,404         28,981
   Taco Cabana -
     Houston, TX #241                      1,363,637           --         1,363,637         48,036
   Taco Cabana -
     Denton, TX                            1,220,693           --         1,220,693         43,001
   Baker Square -
     Bolingbrook, IL                       1,636,364           --         1,636,364         16,147

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   IHOP -
     Harlingen, TX                       09/28/01   06/28/02      169,260     1,611,009       --             --        1,780,269
   Old Country Buffet -
     Madison, WI                         12/28/01   06/28/02      233,107     2,092,013       --             --        2,325,120
   HomeTown Buffet -
     Wichita, KS                         12/28/01   06/28/02      224,736     2,000,969       --             --        2,225,704
   Old Country Buffet -
     Mechanicsburg, PA                   12/28/01   06/28/02      153,548     1,818,880       --             --        1,972,429
   IHOP -
     Rocky Mount, NC                     10/12/00   06/28/02       73,833     1,504,517       --             --        1,578,350
   JIB -
     Hickory, NC                         03/28/01   06/28/02      196,658     1,455,112       --             --        1,651,770
   HomeTown Buffet -
     Louisville, KY                      12/28/01   06/28/02      113,298     1,145,554       --             --        1,258,853
   Old Country Buffet -
     Franklin, OH                        12/28/01   06/28/02      129,930     1,318,638       --             --        1,448,568
   Pizza Hut -
     El Reno, OK                         01/18/02   06/28/02       51,697       367,573       --             --          419,270
   Bakers Square -
     Mt. Prospect, IL                    05/14/01   07/02/02      278,538     1,914,440       --             --        2,192,978
   Old Country Buffet -
     Onalaska, WI                        12/28/01   07/10/02      146,806     1,455,705       --             --        1,602,511
   Pizza Hut -
     Taylor, TX                          01/25/02   07/11/02       44,204       251,186       --             --          295,390
   IHOP -
     Cathedral City, CA                  03/29/02   07/18/02      255,633     1,506,263       --             --        1,759,896
   Jack in the Box -
     Shelby, NC                          09/19/00   07/19/02      130,680     1,282,602       --             --        1,413,282
   Jack in the Box -
     Simpsonville, SC                    09/26/01   07/19/02      102,456     1,485,174       --             --        1,587,630
   Old Country Buffet -
     Cincinnati, OH                      12/28/01   07/22/02      140,678       975,569       --             --        1,116,247
   OCB -
     Bourbonnais, IL                     12/28/01   07/23/02      128,046     1,273,743       --             --        1,401,789
   HomeTown Buffet -
     Rockford, IL                        12/28/01   07/23/02      260,488     2,274,326       --             --        2,534,814
   Pizza-Hut -
     Belton, TX                          01/25/02   07/24/02      109,036       615,776       --             --          724,812
   IHOP -
     Covington, LA                       03/29/02   07/26/02      222,517     1,716,670       --             --        1,939,187

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   IHOP -
     Harlingen, TX                          1,619,998          --         1,619,998         (1,134)
   Old Country Buffet -
     Madison, WI                            2,091,000          --         2,091,000         (1,199)
   HomeTown Buffet -
     Wichita, KS                            2,000,000          --         2,000,000         (1,147)
   Old Country Buffet -
     Mechanicsburg, PA                      1,818,000          --         1,818,000         (1,523)
   IHOP -
     Rocky Mount, NC                        1,528,300          --         1,528,300         33,625
   JIB -
     Hickory, NC                            1,481,564          --         1,481,564         28,329
   HomeTown Buffet -
     Louisville, KY                         1,145,000          --         1,145,000           (660)
   Old Country Buffet -
     Franklin, OH                           1,318,000          --         1,318,000           (760)
   Pizza Hut -
     El Reno, OK                              368,764          --           368,764          1,591
   Bakers Square -
     Mt. Prospect, IL                       1,931,818          --         1,931,818         19,310
   Old Country Buffet -
     Onalaska, WI                           1,455,000          --         1,455,000         (1,020)
   Pizza Hut -
     Taylor, TX                               252,000          --           252,000          1,112
   IHOP -
     Cathedral City, CA                     1,509,346          --         1,509,346          3,182
   Jack in the Box -
     Shelby, NC                             1,322,836          --         1,322,836         50,638
   Jack in the Box -
     Simpsonville, SC                       1,503,608          --         1,503,608         21,487
   Old Country Buffet -
     Cincinnati, OH                           975,000          --           975,000           (821)
   OCB -
     Bourbonnais, IL                        1,273,000          --         1,273,000         (1,087)
   HomeTown Buffet -
     Rockford, IL                           2,273,000          --         2,273,000         (1,941)
   Pizza-Hut -
     Belton, TX                               618,282          --           618,282          2,875
   IHOP -
     Covington, LA                          1,720,183          --         1,720,183          2,971

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   IHOP -
     Flourissant, MO                     03/29/02   07/30/02       151,617    1,548,233      --           --      1,699,850
   Jack in the Box -
     Rock Hill, SC                       09/15/00   08/05/02       106,828    1,143,510      --           --      1,250,338
   Jack in the Box -
     Greer, SC                           09/25/01   08/05/02       111,253    1,454,109      --           --      1,565,361
   Jack in the Box -
     Conroe, TX                          09/15/00   08/09/02       143,657    1,412,719      --           --      1,556,376
   Pizza Hut -
     Waco, TX (Baylor)                   01/18/02   08/13/02        98,648      550,444      --           --        649,092
   Jack in the Box -
     Greenville, SC                      09/25/01   08/16/02       117,001    1,530,054      --           --      1,647,054
   Bakers Square -
     Eau Claire, WI                      05/14/01   08/20/02       190,268    1,169,094      --           --      1,359,362
   Bakers Square -
     Springfield, IL                     05/14/01   08/20/02       151,166    1,079,164      --           --      1,230,330
   Old Country Buffet -
     Mankato, MN                         12/28/01   08/20/02       179,487    1,637,118      --           --      1,816,605
   Jack in the Box -
     Baton Rouge, LA                     08/23/00   08/22/02        79,926    1,127,994      --           --      1,207,920
   TB/KFC -
     Center, TX                          10/31/00   08/30/02        15,631      852,554      --           --        868,185
   IHOP -
     Shawnee, OK                         12/20/01   08/30/02       144,543    1,434,527      --           --      1,579,070
   HomeTown Buffet -
     Medford, OR                         02/15/02   09/05/02       390,166    2,410,406      --           --      2,800,571
   HomeTown Buffet -
     Manchester, CT                      12/28/01   09/13/02       171,290    1,774,390      --           --      1,945,681
   Jack in the Box -
     Kilgore, TX                         06/27/02   09/18/02        95,181    1,093,811      --           --      1,188,992
   IHOP -
     Bristol, VA                         12/28/00   09/20/02        82,611    1,350,001      --           --      1,432,612
   Bakers Square -
     Akron, OH                           05/14/01   09/27/02       243,619    1,257,883      --           --      1,501,502
   Texas Roadhouse -
     Peoria, IL                          06/25/02   09/30/02       422,739    2,127,261      --           --      2,550,000
   Jack in the Box -
     Mesa, AZ                            06/27/02   10/04/02       202,549    1,475,706      --           --      1,678,254
   Pizza Hut -
     Rockmart, GA                        01/18/02   11/06/02        66,876      366,030      --           --        432,906

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   IHOP -
     Flourissant, MO                       1,551,402          --           1,551,402           3,922
   Jack in the Box -
     Rock Hill, SC                         1,181,275          --           1,181,275          46,288
   Jack in the Box -
     Greer, SC                             1,474,257          --           1,474,257          22,417
   Jack in the Box -
     Conroe, TX                            1,459,375          --           1,459,375          57,750
   Pizza Hut -
     Waco, TX (Baylor)                       553,145          --             553,145           3,009
   Jack in the Box -
     Greenville, SC                        1,551,255          --           1,551,255          24,584
   Bakers Square -
     Eau Claire, WI                        1,181,818          --           1,181,818          13,617
   Bakers Square -
     Springfield, IL                       1,090,909          --           1,090,909          12,569
   Old Country Buffet -
     Mankato, MN                           1,636,000          --           1,636,000          (1,503)
   Jack in the Box -
     Baton Rouge, LA                       1,167,135          --           1,167,135          48,323
   TB/KFC -
     Center, TX                              863,636          --             863,636          10,412
   IHOP -
     Shawnee, OK                           1,441,500          --           1,441,500           7,947
   HomeTown Buffet -
     Medford, OR                           2,409,000          --           2,409,000          (2,071)
   HomeTown Buffet -
     Manchester, CT                        1,773,000          --           1,773,000          (1,469)
   Jack in the Box -
     Kilgore, TX                           1,097,200          --           1,097,200           4,625
   IHOP -
     Bristol, VA                           1,373,272          --           1,373,272          25,525
   Bakers Square -
     Akron, OH                             1,272,727          --           1,272,727          16,331
   Texas Roadhouse -
     Peoria, IL                            2,134,177          --           2,134,177          10,527
   Jack in the Box -
     Mesa, AZ                              1,482,598          --           1,482,598           7,435
   Pizza Hut -
     Rockmart, GA                            368,764          --             368,764           2,914

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Ruby Tuesday -
     Angola, IN                          07/01/01   11/08/02        83,924    1,415,770     --           --       1,499,694
   Krystals -
     Pelham, AL                          09/15/00   11/14/02       103,023      910,619     --           --       1,013,642
   HomeTown Buffets -
     Hilliard, OH                        12/28/01   11/22/02       200,829    1,615,595     --           --       1,816,424
   IHOP -
     Enid, OK                            09/28/01   12/05/02       213,823    1,323,224     --           --       1,537,046
   IHOP -
     Kansas City, MO                     03/29/02   12/05/02       218,978    1,500,970     --           --       1,719,949
   Perkins -
     Millington, TN                      05/24/02   12/06/02       163,718    1,111,111     --           --       1,274,829
   Perkins -
     Mankato, MN                         09/13/02   12/10/02       180,448    1,193,299     --           --       1,373,747
   Ruby Tuesday -
     Island Park, NY                     02/27/01   12/18/02       100,483    1,782,108     --           --       1,882,592
   Pizza Hut -
     Woodville, TX                       01/18/02   12/19/02        41,310      351,085     --           --         392,396
   Krystals -
     Trenton, GA                         09/15/00   12/20/02       130,970      896,970     --           --       1,027,940
   Pizza Hut -
     Bethany, OK                         01/18/02   01/10/03        87,368      475,014     --           --         562,382
   Jack in the Box -
     Las Vegas, NV                       09/26/02   02/13/03       415,356    1,650,496     --           --       2,065,852
   TGIF -
     Springfield, OH                     12/22/00   02/13/03       230,344    1,977,911     --           --       2,208,255
   Pizza Hut - 19th Street -
     Waco, TX                            01/18/02   03/11/03        68,010      401,190     --           --         469,200
   Captain D's -
     Gadsden, AL                         12/26/02   03/13/03        78,361      709,219     --           --         787,580
   Jack in the Box -
     San Antonio, TX                     09/26/02   03/14/03       290,469    1,158,678     --           --       1,449,147
   Jack in the Box -
     Round Rock, TX                      08/28/02   03/20/03       343,381    1,213,042     --           --       1,556,423
   Captain D's -
     Dothan, AL                          12/26/02   04/17/03       123,815      811,417     --           --         935,232
   Captain D's -
     Hopkinsville, KY                    12/26/02   04/10/03       179,825      931,252     --           --       1,111,078
   Captain D's -
     Arab, AL                            12/26/02   04/30/03        87,733      596,217     --           --         683,950

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Ruby Tuesday -
     Angola, IN                          1,426,713             --         1,426,713          29,521
   Krystals -
     Pelham, AL                            928,108             --           928,108          26,012
   HomeTown Buffets -
     Hilliard, OH                        1,614,000             --         1,614,000          (1,717)
   IHOP -
     Enid, OK                            1,336,499             --         1,336,499           4,742
   IHOP -
     Kansas City, MO                     1,509,346             --         1,509,346           8,575
   Perkins -
     Millington, TN                      1,111,111             --         1,111,111             756
   Perkins -
     Mankato, MN                         1,193,299             --         1,193,299           1,108
   Ruby Tuesday -
     Island Park, NY                     1,800,000             --         1,800,000          21,046
   Pizza Hut -
     Woodville, TX                         354,013             --           354,013           3,077
   Krystals -
     Trenton, GA                           915,294             --           915,294          26,769
   Pizza Hut -
     Bethany, OK                           479,393             --           479,393           4,624
   Jack in the Box -
     Las Vegas, NV                       1,660,823             --         1,660,823          12,266
   TGIF -
     Springfield, OH                     2,039,614             --         2,039,614          69,637
   Pizza Hut - 19th Street -
     Waco, TX                              405,640             --           405,640           4,680
   Captain D's -
     Gadsden, AL                           709,905             --           709,905             801
   Jack in the Box -
     San Antonio, TX                     1,167,783             --         1,167,783          10,111
   Jack in the Box -
     Round Rock, TX                      1,244,536             --         1,244,536          12,825
   Captain D's -
     Dothan, AL                            812,600             --           812,600           1,469
   Captain D's -
     Hopkinsville, KY                      932,610             --           932,610           1,578
   Captain D's -
     Arab, AL                              597,086             --           597,086           1,207

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Captain D's -
     Crosslanes, WV                      12/26/02   04/21/03        56,254      464,941      --           --        521,195
   Taco Bell/KFC -
     Kaufman, TX                         10/31/00   05/06/03        (5,471)   1,025,569      --           --      1,020,098
   Jack in the Box -
     Yermo, CA                           08/26/02   05/06/03       353,295    1,602,027      --           --      1,995,322
   Captain D's -
     Montgomery, AL                      12/26/02   05/05/03       122,218      803,925      --           --        926,143
   Captain D's -
     Louisville, KY                      12/26/02   05/16/03       156,801      874,967      --           --      1,031,768
   Jack in the Box -
     Houston, TX                         09/26/02   05/20/03       277,860    1,030,231      --           --      1,308,091
   Jack in the Box -
     Paris, TX                           12/30/02   05/16/03       256,226    1,100,586      --           --      1,356,812
   Captain D's -
     Nashville, TN                       12/26/02   05/07/03        59,917      755,657      --           --        815,574
   Jack in the Box -
     Killeen, TX                         09/26/02   05/01/03       254,498    1,167,552      --           --      1,422,050
   Ground Round -
     Maple Grove, MN                     04/01/01   05/09/03        66,423    2,021,281      --           --      2,087,704
   Captain D's -
     Greenville, AL                      12/26/02   06/11/03       120,046      707,627      --           --        827,673
   Captain D's -
     Russellville, AL                    12/26/02   06/27/03        71,941      658,889      --           --        730,830
   Captain D's -
     Madison, AL                         12/26/02   06/27/03        79,858      555,438      --           --        635,296
   Captain D's -
     Crossville, TN                      12/26/02   06/27/03        59,996      539,752      --           --        599,748
   Captain D's -
     Clinton, MS                         12/26/02   06/12/03        69,788      558,725      --           --        628,513
   Captain D's -
     Louisville, KY                      12/26/02   06/17/03        93,048      583,512      --           --        676,560
   Captain D's -
     Eufaula, AL                         12/26/02   06/25/03        75,941      540,684      --           --        616,625
   Captain D's -
     Alabaster, AL                       12/26/02   06/13/03       160,117      897,029      --           --      1,057,147
   Jack in the Box -
     Greenville, SC                      01/16/03   06/13/03       274,469    1,317,214      --           --      1,591,684
   Jack in the Box -
     Marble Falls, TX                    01/16/03   06/19/03       192,889    1,042,342      --           --      1,235,231

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Captain D's -
     Crosslanes, WV                        465,619             --           465,619             744
   Taco Bell/KFC -
     Kaufman, TX                         1,045,455             --         1,045,455          36,878
   Jack in the Box -
     Yermo, CA                           1,622,463             --         1,622,463          21,343
   Captain D's -
     Montgomery, AL                        805,495             --           805,495           1,657
   Captain D's -
     Louisville, KY                        876,676             --           876,676           1,873
   Jack in the Box -
     Houston, TX                         1,041,674             --         1,041,674          12,633
   Jack in the Box -
     Paris, TX                           1,107,472             --         1,107,472           7,774
   Captain D's -
     Nashville, TN                         757,133             --           757,133           1,568
   Jack in the Box -
     Killeen, TX                         1,180,521             --         1,180,521          13,303
   Ground Round -
     Maple Grove, MN                     2,045,454             --         2,045,454          43,003
   Captain D's -
     Greenville, AL                        709,362             --           709,362           1,917
   Captain D's -
     Russellville, AL                      660,505             --           660,505           1,962
   Captain D's -
     Madison, AL                           556,800             --           556,800           1,654
   Captain D's -
     Crossville, TN                        541,076             --           541,076           1,607
   Captain D's -
     Clinton, MS                           560,095             --           560,095           1,523
   Captain D's -
     Louisville, KY                        584,943             --           584,943           1,640
   Captain D's -
     Eufaula, AL                           542,010             --           542,010           1,592
   Captain D's -
     Alabaster, AL                         899,229             --           899,229           2,460
   Jack in the Box -
     Greenville, SC                      1,326,457             --         1,326,457          11,407
   Jack in the Box -
     Marble Falls, TX                    1,049,655             --         1,049,655           9,398

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Jack in the Box -
     San Diego, CA                       01/16/03   06/18/03       394,649    2,104,372      --           --      2,499,021
   Arby's -
     Fraser, MI                          09/11/01   06/20/03       185,909    1,042,073      --           --      1,227,982
   Arby's -
     Waterbury, CT                       07/21/00   06/18/03       137,156      788,538      --           --        925,694
   Arby's -
     Orange, CT                          07/21/00   06/18/03        87,401      518,182      --           --        605,583
   Captain D's -
     Laurel, MS                          12/26/02   07/28/03        84,051      539,415      --           --        623,466
   Captain D's -
     Columbia, SC                        12/26/02   07/17/03        83,877      606,787      --           --        690,664
   Texas Roadhouse -
     Roseville, MI                       10/31/02   07/23/03       406,111    2,039,884      --           --      2,445,995
   Texas Roadhouse -
     Christianburg, VA                   09/30/02   07/31/03       322,112    1,385,329      --           --      1,707,441
   Jack in the Box -
     Cookeville, TN                      01/16/03   07/10/03       316,102    1,795,328      --           --      2,111,430
   Captain D's -
     Tupelo, MS                          12/26/02   07/31/03       127,363      776,694      --           --        904,057
   Captain D's -
     Andalusia, AL                       12/26/02   08/06/03       104,171      681,695      --           --        785,866
   Captain D's -
     Princeton, KY                       12/26/02   08/07/03        74,770      555,446      --           --        630,216
   Ruby Tuesday -
     Tampa, FL                           03/12/03   08/11/03       269,583    2,090,743      --           --      2,360,326
   Burger King -
     Wichita, KS                         04/01/03   08/15/03       248,142    1,337,789      --           --      1,585,931
   Jack in the Box -
     Conover, NC                         01/16/03   08/21/03       201,282    1,267,189      --           --      1,468,471
   Jack in the Box -
     Salinas, CA                         12/30/02   08/29/03       490,183    1,493,196      --           --      1,983,379
   Captain D's -
     Franklin, KY                        12/26/02   08/29/03       157,118    1,007,252      --           --      1,164,370
   Jack in the Box -
     Simpsonville, SC                    01/16/03   08/29/03       207,480    1,194,139      --           --      1,401,619
   Jack in the Box -
     Anderson, SC                        01/16/03   09/16/03       261,828    1,296,208      --           --      1,558,036
   Casa Ole -
     Conroe, TX                          04/16/03   09/15/03       119,734      771,309      --           --        891,043

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Jack in the Box -
     San Diego, CA                       2,119,137            --         2,119,137          18,848
   Arby's -
     Fraser, MI                          1,045,546            --         1,045,546          17,829
   Arby's -
     Waterbury, CT                         795,455            --           795,455          43,701
   Arby's -
     Orange, CT                            522,727            --           522,727          68,944
   Captain D's -
     Laurel, MS                            541,010            --           541,010           1,747
   Captain D's -
     Columbia, SC                          608,581            --           608,581           1,915
   Texas Roadhouse -
     Roseville, MI                       2,066,730            --         2,066,730          29,148
   Texas Roadhouse -
     Christianburg, VA                   1,405,951            --         1,405,951          22,386
   Jack in the Box -
     Cookeville, TN                      1,811,148            --         1,811,148          18,316
   Captain D's -
     Tupelo, MS                            778,990            --           778,990           2,746
   Captain D's -
     Andalusia, AL                         684,057            --           684,057           2,443
   Captain D's -
     Princeton, KY                         557,371            --           557,371           1,842
   Ruby Tuesday -
     Tampa, FL                           2,096,898            --         2,096,898           6,904
   Burger King -
     Wichita, KS                         1,340,909            --         1,340,909           2,751
   Jack in the Box -
     Conover, NC                         1,280,651            --         1,280,651          15,714
   Jack in the Box -
     Salinas, CA                         1,509,782            --         1,509,782          18,707
   Captain D's -
     Franklin, KY                        1,010,743            --         1,010,743           3,786
   Jack in the Box -
     Simpsonville, SC                    1,206,826            --         1,206,826          15,535
   Jack in the Box -
     Anderson, SC                        1,312,350            --         1,312,350          18,287
   Casa Ole -
     Conroe, TX                            775,000            --           775,000           4,395

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Captain D's -
     Warrensburg, CO                     12/26/02   09/23/03        86,915      553,996      --           --        640,911
   Black Angus -
     Lone Tree, CO                       05/16/02   09/19/03       274,517    2,685,785      --           --      2,960,302
   Captain D's -
     Bluefield, WV                       12/26/02   09/05/03       146,431      959,496      --           --      1,105,927
   Captain D's -
     Ozark, AL                           12/26/02   09/15/03        86,262      551,785      --           --        638,047
   Captain D's -
     Pearl, MS                           12/26/02   09/11/03       103,074      656,502      --           --        759,576
   Jack in the Box -
     Austin, TX                          09/26/02   09/15/03       355,976    1,338,759      --           --      1,694,735
   Village Inn -
     Virginia Beach, VA                  06/16/03   09/26/03       453,559    1,894,510      --           --      2,348,069
   Captain D's -
     Cahokia, IL                         12/26/02   09/24/03        97,626      625,492      --           --        723,118
   Captain D's -
     Birmingham, AL                      12/26/02   09/24/03        89,973      577,550      --           --        667,523
   Jack in the Box -
     Simpsonville, SC                    01/16/03   09/30/03       180,793    1,185,093      --           --      1,365,886
   Jack in the Box -
     Charlotte, NC                       01/16/03   09/30/03       323,819    1,571,639      --           --      1,895,458
   Village Inn -
     Rio Rancho, NM                      06/16/03   10/10/03       181,556      776,610      --           --        958,166
   Wendy's -
     Knoxville, TN                       06/13/03   10/22/03       211,061    1,001,097      --           --      1,212,158
   Wendy's -
     Dayton, TN                          06/13/03   10/28/03       115,511      814,846      --           --        930,357
   Jack in the Box -
     Uvalde, TX                          01/16/03   10/31/03       208,018    1,075,470      --           --      1,283,488
   Baker's Square -
     St. Paul, MN                        06/16/03   10/31/03       218,930    1,369,024      --           --      1,587,954
   Baker's Square -
     Dearborn, MI                        06/16/03   11/06/03       141,169    1,282,503      --           --      1,423,672
   Baker's Square -
     Taylor, MI                          06/16/03   11/07/03       235,315    1,153,258      --           --      1,388,573
   Baker's Square -
     Fresno, CA                          06/16/03   11/20/03       302,249    1,133,375      --           --      1,435,624
   Village Inn -
     St. Petersburg, FL                  06/16/03   12/16/03       269,803    1,141,622      --           --      1,411,425

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Captain D's -
     Warrensburg, CO                       556,200            --           556,200           2,464
   Black Angus -
     Lone Tree, CO                       2,702,533            --         2,702,533          48,363
   Captain D's -
     Bluefield, WV                         963,314            --           963,314           3,970
   Captain D's -
     Ozark, AL                             553,981            --           553,981           2,378
   Captain D's -
     Pearl, MS                             659,114            --           659,114           2,400
   Jack in the Box -
     Austin, TX                          1,362,587            --         1,362,587          25,277
   Village Inn -
     Virginia Beach, VA                  1,900,000            --         1,900,000           8,997
   Captain D's -
     Cahokia, IL                           627,981            --           627,981           2,792
   Captain D's -
     Birmingham, AL                        579,848            --           579,848           2,578
   Jack in the Box -
     Simpsonville, SC                    1,199,851            --         1,199,851          18,183
   Jack in the Box -
     Charlotte, NC                       1,591,210            --         1,591,210          24,113
   Village Inn -
     Rio Rancho, NM                        780,000            --           780,000           3,299
   Wendy's -
     Knoxville, TN                         996,669            --           996,669           4,877
   Wendy's -
     Dayton, TN                            811,242            --           811,242           4,143
   Jack in the Box -
     Uvalde, TX                          1,090,848            --         1,090,848          17,468
   Baker's Square -
     St. Paul, MN                        1,375,000            --         1,375,000           8,657
   Baker's Square -
     Dearborn, MI                        1,290,000            --         1,290,000           7,815
   Baker's Square -
     Taylor, MI                          1,160,000            --         1,160,000           7,327
   Baker's Square -
     Fresno, CA                          1,140,000            --         1,140,000           8,258
   Village Inn -
     St. Petersburg, FL                  1,150,000            --         1,150,000           9,548

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Johnny Carino's -
     Houston, TX                         01/21/03   12/22/03       359,788    1,962,475      --           --        2,322,263
   Wendy's -
     Clinton, TN                         06/13/03   12/30/03       222,804      998,671      --           --        1,221,475
   O'Charley's -
     Plainville (Avon), IN               10/17/03   12/30/03       275,191    2,697,512      --           --        2,972,703
   Johnny Carino's -
     Austin, TX                          12/30/02   12/31/03       446,723    1,958,587      --           --        2,405,310
   Jack in the Box -
     Rock Hill, SC                       01/16/03   12/31/03       231,483    1,046,466      --           --        1,277,949

CNL FUNDING 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                          05/15/01   08/17/01       163,730    1,076,685      --           --        1,240,414
   Jack in the Box -
     St. George, UT                      07/12/01   12/04/01       231,916    1,580,962      --           --        1,812,878
   Jack in the Box -
     Pumpkin Center, CA                  08/30/02   11/09/01       128,563    1,206,531      --           --        1,335,094
   Black Angus -
     Las Vegas, NV                       10/11/01   11/19/01       545,658    2,675,155      --           --        3,220,813
   Jack in the Box -
     Harrington, TX                      05/31/01   11/29/01       144,639    1,280,652      --           --        1,430,291
   Black Angus -
     Phoenix, AZ                         08/02/01   03/29/02       308,838    1,962,499      --           --        2,271,337
   Black Angus -
     Goodyear, AZ                        07/23/01   05/01/02       305,468    1,855,849      --           --        2,161,317
   Jack in the Box -
     Charlotte, NC                       08/30/01   06/14/02       152,691    1,450,809      --           --        1,603,500
   Jack in the Box -
     Baton Rouge, LA                     08/30/01   07/12/02        80,374    1,145,280      --           --        1,225,654
   Jack in the Box -
     Lake Zurich, IL                     09/26/01   12/20/02       440,278    2,215,642      --           --        2,655,920
   Bennigans -
     Killeen, TX                         08/07/01   12/30/02       285,025    1,897,117      --           --        2,182,142

CNL NET LEASE INVESTORS, LP (18):
   JIB -
     Arlington, TX (8)                   09/25/02   09/25/02     1,096,799           --      --           --        1,096,799
   Burger King -
     Jackson, MI (8)                     09/25/02   09/25/02       958,464           --      --           --          958,464

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Johnny Carino's -
     Houston, TX                         2,000,000                  --    2,000,000          40,760
   Wendy's -
     Clinton, TN                           996,669                  --      996,669           7,376
   O'Charley's -
     Plainville (Avon), IN               2,704,545                  --    2,704,545          17,164
   Johnny Carino's -
     Austin, TX                          2,000,000                  --    2,000,000          44,704
   Jack in the Box -
     Rock Hill, SC                       1,065,349                  --    1,065,349          21,553

CNL FUNDING 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                          1,078,143                  --    1,078,143          27,638
   Jack in the Box -
     St. George, UT                      1,588,785                  --    1,588,785          62,317
   Jack in the Box -
     Pumpkin Center, CA                  1,210,280                  --    1,210,280          22,265
   Black Angus -
     Las Vegas, NV                       2,675,155                  --    2,675,155          31,169
   Jack in the Box -
     Harrington, TX                      1,285,047                  --    1,285,047          68,509
   Black Angus -
     Phoenix, AZ                         1,967,245                  --    1,967,245          13,445
   Black Angus -
     Goodyear, AZ                        1,862,193                  --    1,862,193          11,485
   Jack in the Box -
     Charlotte, NC                       1,467,708                  --    1,467,708          17,149
   Jack in the Box -
     Baton Rouge, LA                     1,160,007                  --    1,160,007          16,487
   Jack in the Box -
     Lake Zurich, IL                     2,246,512                  --    2,246,512          39,380
   Bennigans -
     Killeen, TX                         1,925,583                  --    1,925,583          31,785

CNL NET LEASE INVESTORS, LP (18):
   JIB -
     Arlington, TX (8)                          --           1,096,799    1,096,799              --
   Burger King -
     Jackson, MI (8)                            --             958,464      958,464              --

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   IHOP -
     Buffalo Grove, IL (8)               09/25/02   09/25/02     1,591,656           --      --           --      1,591,656
   Arby's-Lee's
     Summit, MO (8)                      09/25/02   09/25/02       956,778           --      --           --        956,778
   Krispy Kreme -
     Clive, IA (8)                       09/25/02   09/25/02       719,193           --      --           --        719,193
   Boston Market
     Eden Prairie, MN (8)                09/25/02   09/25/02     1,096,256           --      --           --      1,096,256
   Denny's -
     Glenwood Springs, CO                09/25/02   09/30/02        71,421      724,289      --           --        795,710
   JIB -
     Apple Valley, CA                    09/25/02   10/29/02       195,846    1,125,979      --           --      1,321,825
   Jack in the Box -
     Calexico, CA                        09/25/02   11/08/02       267,747    1,380,933      --           --      1,648,680
   IHOP -
     Smyrna, GA                          09/25/02   11/15/02       258,136    1,487,570      --           --      1,745,706
   IHOP -
     Las Vegas, NV                       09/25/02   11/19/02       224,805    1,532,903      --           --      1,757,708
   Arby's -
     Lafayette, IN                       09/25/02   11/21/02       142,253    1,233,489      --           --      1,375,742
   JIB -
     Pomona, CA                          09/25/02   12/06/02       230,597    1,256,692      --           --      1,487,290
   IHOP -
     Bend, OR                            09/25/02   12/10/02       196,621    1,335,109      --           --      1,531,730
   JIB -
     Woodinville, WA                     09/25/02   12/12/02       238,915    1,416,445      --           --      1,655,360
   IHOP -
     Chico, CA                           09/25/02   12/16/02       237,578    1,704,094      --           --      1,941,672
   IHOP -
     Phoenix, AZ                         09/25/02   12/16/02       257,508    1,421,205      --           --      1,678,713
   Denny's -
     Grand Prairie, TX                   09/25/02   12/18/02       166,695      641,605      --           --        808,300
   JIB -
     Stockton, CA                        09/25/02   12/19/02       123,370    1,194,990      --           --      1,318,360
   JIB -
     Altadena, CA                        09/25/02   12/19/02       238,359    1,568,973      --           --      1,807,332
   IHOP -
     Madera, CA                          09/25/02   12/20/02       221,369    1,517,381      --           --      1,738,750
   JIB -
     Los Angeles, CA                     09/25/02   12/20/02       281,609    1,440,875      --           --      1,722,484

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   IHOP -
     Buffalo Grove, IL (8)                      --           1,591,656      1,591,656              --
   Arby's-Lee's
     Summit, MO (8)                             --             956,778        956,778              --
   Krispy Kreme -
     Clive, IA (8)                              --             719,193        719,193              --
   Boston Market
     Eden Prairie, MN (8)                       --           1,096,256      1,096,256              --
   Denny's -
     Glenwood Springs, CO                  724,289                  --        724,289          (2,560)
   JIB -
     Apple Valley, CA                    1,125,979                  --      1,125,979            (390)
   Jack in the Box -
     Calexico, CA                        1,380,873                  --      1,380,873            (431)
   IHOP -
     Smyrna, GA                          1,487,640                  --      1,487,640            (255)
   IHOP -
     Las Vegas, NV                       1,533,114                  --      1,533,114               4
   Arby's -
     Lafayette, IN                       1,234,521                  --      1,234,521           1,632
   JIB -
     Pomona, CA                          1,256,583                  --      1,256,583            (501)
   IHOP -
     Bend, OR                            1,334,916                  --      1,334,916            (674)
   JIB -
     Woodinville, WA                     1,416,512                  --      1,416,512            (421)
   IHOP -
     Chico, CA                           1,706,088                  --      1,706,088           2,084
   IHOP -
     Phoenix, AZ                         1,422,679                  --      1,422,679           1,492
   Denny's -
     Grand Prairie, TX                     643,812                  --        643,812         (17,570)
   JIB -
     Stockton, CA                        1,195,358                  --      1,195,358              44
   JIB -
     Altadena, CA                        1,569,349                  --      1,569,349            (104)
   IHOP -
     Madera, CA                          1,517,799                  --      1,517,799             (23)
   JIB -
     Los Angeles, CA                     1,441,506                  --      1,441,506             319

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   Stone Grill -
     Henderson, NV                       09/25/02   12/20/02       129,187      315,790      --           --        444,977
   JIB -
     Veradale, WA                        09/25/02   12/20/02       152,024    1,432,938      --           --      1,584,962
   Denny's -
     Tulsa, OK                           09/25/02   12/23/02       111,276       87,719      --           --        198,995
   Chipolte Mexican Grill -
     Redlands, CA                        09/25/02   12/26/02       184,168      947,782      --           --      1,131,950
   Arby's -
     Boise, ID                           09/25/02   12/27/02       144,299      880,157      --           --      1,024,456
   IHOP -
     Las Vegas, NV - 752                 09/25/02   12/30/02       301,535    1,654,627      --           --      1,956,162
   IHOP -
     Chesapeake, VA                      09/25/02   12/30/02       224,282    1,596,258      --           --      1,820,540
   JIB -
     Sacramento, CA                      09/25/02   12/31/02       121,340    1,230,480      --           --      1,351,820
   JIB -
     Delano, CA                          09/25/02   12/31/02       218,259    1,193,558      --           --      1,411,817
  LJS -
     Pasadena, TX                        09/25/02   01/10/03        84,314      653,823      --           --        738,137
   Jack in the Box -
     Caldwell, ID                        09/25/02   01/14/03       249,924    1,249,841      --           --      1,499,765
   IHOP -
     Addison, TX                         09/25/02   01/14/03       280,886    1,469,922      --           --      1,750,808
   IHOP -
     Arlington, TX                       09/25/02   01/15/03       239,534    1,338,182      --           --      1,577,716
   Jack in the Box -
     Centralia, WA                       09/25/02   01/17/03       176,522    1,108,218      --           --      1,284,740
   Denny's -
     Fort Worth, TX                      09/25/02   01/17/03         5,513       75,058      --           --         80,571
   IHOP -
     Merced, CA                          09/25/02   01/24/03       258,486    1,669,950      --           --      1,928,436
   Denny's -
     Port Charlotte, FL                  09/25/02   01/29/03       254,391    1,260,009      --           --      1,514,400
   KFC -
     Virginia Beach, VA                  09/25/02   01/30/03       151,884      861,262      --           --      1,013,146
   Checkers -
     Orlando, FL                         09/25/02   02/04/03        33,051      479,392      --           --        512,443
   IHOP -
     Vernon Hills, IL                    09/25/02   02/05/03       142,285    1,677,299      --           --      1,819,584

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   Stone Grill -
     Henderson, NV                         316,876             --           316,876            (501)
   JIB -
     Veradale, WA                        1,434,470             --         1,434,470           1,591
   Denny's -
     Tulsa, OK                              88,021             --            88,021          (8,056)
   Chipolte Mexican Grill -
     Redlands, CA                          948,249             --           948,249             229
   Arby's -
     Boise, ID                             879,752             --           879,752          (1,105)
   IHOP -
     Las Vegas, NV - 752                 1,654,674             --         1,654,674            (737)
   IHOP -
     Chesapeake, VA                      1,595,915             --         1,595,915          (1,328)
   JIB -
     Sacramento, CA                      1,230,859             --         1,230,859             (85)
   JIB -
     Delano, CA                          1,193,846             --         1,193,846            (125)
  LJS -
     Pasadena, TX                          653,146             --           653,146          (1,059)
   Jack in the Box -
     Caldwell, ID                        1,249,541             --         1,249,541            (933)
   IHOP -
     Addison, TX                         1,469,295             --         1,469,295          (1,299)
   IHOP -
     Arlington, TX                       1,338,259             --         1,338,259            (392)
   Jack in the Box -
     Centralia, WA                       1,109,947             --         1,109,947           1,738
   Denny's -
     Fort Worth, TX                         75,447             --            75,447          (1,895)
   IHOP -
     Merced, CA                          1,670,946             --         1,670,946             586
   Denny's -
     Port Charlotte, FL                  1,261,536             --         1,261,536           6,452
   KFC -
     Virginia Beach, VA                    862,729             --           862,729           1,631
   Checkers -
     Orlando, FL                           479,298             --           479,298            (171)
   IHOP -
     Vernon Hills, IL                    1,678,249             --         1,678,249             749

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   IHOP -
     Pasadena, TX                        09/25/02   02/07/03       189,401    1,238,542      --           --      1,427,943
   Denny's -
     Surfside Beach, SC                  09/25/02   02/10/03       191,178      973,222      --           --      1,164,400
   Blackbear BBQ & Grill -
     Clinton, MO                         09/25/02   02/11/03       111,135      149,853      --           --        260,988
   El Ranchito -
     Cheraw, SC                          09/25/02   02/12/03        74,238      119,882      --           --        194,120
   IHOP -
     Orland Park, IL                     09/25/02   02/12/03       237,989    1,496,687      --           --      1,734,676
   JIB -
     Phoenix, AZ                         09/25/02   02/19/03       318,477    1,369,163      --           --      1,687,640
   JIB -
     Fontana, CA                         09/25/02   02/19/03       354,596    1,617,580      --           --      1,972,176
   Jack in the Box -
     Puyallup, WA                        09/25/02   02/20/03       208,776    1,442,584      --           --      1,651,360
   JIB -
     Nampa, ID                           09/25/02   02/28/03       133,479    1,182,901      --           --      1,316,380
   Arby's -
     Indianapolis, IN                    09/25/02   03/07/03       146,983    1,290,641      --           --      1,437,624
   Golden Corral -
     Sherman, TX                         09/25/02   03/14/03       144,018    1,334,643      --           --      1,478,661
   Denny's -
     Independence, MO                    09/25/02   03/18/03        75,774      879,026      --           --        954,800
   Jack in the Box -
     New Caney, TX                       09/25/02   03/26/03       235,592    1,081,827      --           --      1,317,419
   IHOP -
     Columbia, SC                        09/25/02   03/27/03       199,074    1,421,913      --           --      1,620,987
   Golden Corral -
     Longmont, CO                        09/25/02   03/28/03       102,544    1,129,798      --           --      1,232,342
   IHOP -
     Coeur D'Alene, ID                   09/25/02   03/28/03       194,492    1,371,918      --           --      1,566,410
   IHOP -
     Hoffman Estates, IL                 09/25/02   03/31/03       220,665    1,620,411      --           --      1,841,076
   Hardees -
     Hattiesburg, MS                     09/25/02   04/04/03       112,845      952,123      --           --      1,064,968
   Arby's -
     Greenville, AL                      09/25/02   04/04/03        42,568      347,029      --           --        389,597
   Jack in the Box -
     Peoria, AZ                          09/25/02   04/04/03       276,589    1,286,205      --           --      1,562,794

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   IHOP -
     Pasadena, TX                        1,237,835           --            1,237,835            (927)
   Denny's -
     Surfside Beach, SC                    973,354           --              973,354              80
   Blackbear BBQ & Grill -
     Clinton, MO                           150,894           --              150,894           4,808
   El Ranchito -
     Cheraw, SC                            120,715           --              120,715          (3,748)
   IHOP -
     Orland Park, IL                     1,497,535           --            1,497,535             131
   JIB -
     Phoenix, AZ                         1,368,852           --            1,368,852            (235)
   JIB -
     Fontana, CA                         1,621,168           --            1,621,168           4,515
   Jack in the Box -
     Puyallup, WA                        1,442,429           --            1,442,429             (11)
   JIB -
     Nampa, ID                           1,185,224           --            1,185,224           3,311
   Arby's -
     Indianapolis, IN                    1,289,765           --            1,289,765          (1,240)
   Golden Corral -
     Sherman, TX                         1,344,925           --            1,344,925          11,110
   Denny's -
     Independence, MO                      878,925           --              878,925            (531)
   Jack in the Box -
     New Caney, TX                       1,084,227           --            1,084,227           2,136
   IHOP -
     Columbia, SC                        1,421,690           --            1,421,690            (939)
   Golden Corral -
     Longmont, CO                        1,138,018           --            1,138,018           9,457
   IHOP -
     Coeur D'Alene, ID                   1,372,193           --            1,372,193            (296)
   IHOP -
     Hoffman Estates, IL                 1,621,562           --            1,621,562             650
   Hardees -
     Hattiesburg, MS                       951,381           --              951,381          (1,090)
   Arby's -
     Greenville, AL                        348,619           --              348,619           1,586
   Jack in the Box -
     Peoria, AZ                          1,287,666           --            1,287,666           1,232

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   Denny's
     Goodyear, AZ                        09/25/02   04/08/03       104,888    1,234,312      --           --      1,339,200
   Long John Silvers -
     Olathe, KS                          09/25/02   04/17/03       113,541      687,429      --           --        800,970
   Wendy's -
     Escondido, CA                       09/25/02   05/09/03       230,220    1,602,354      --           --      1,832,574
   Golden Corral -
     Jacksonville, FL                    09/25/02   05/15/03       199,967    1,673,863      --           --      1,873,830
   Jack in the Box -
     Santa Maria, CA                     09/25/02   05/20/03       246,072    1,345,328      --           --      1,591,400
   Jack in the Box -
     Post Falls, ID                      09/25/02   05/22/03      (311,305)   1,256,355      --           --        945,050
   Golden Corral -
     Garden City, KS                     09/25/02   05/30/03       201,188      964,009      --           --      1,165,197
   IHOP -
     Lithia Springs, GA                  09/25/02   06/02/03       221,383    1,352,517      --           --      1,573,900
   Japan Express -
     Lincolnton, NC                      09/25/02   06/11/03        16,243      460,557      --           --        476,800
   Denny's -
     McAlester, OK                       09/25/02   06/24/03       122,576      608,549      --           --        731,125
   Denny's -
     Yukon, OK                           09/25/02   06/24/03      (467,777)     950,152      --           --        482,375
   Golden Corral -
     Bartlesville, OK                    09/25/02   06/26/03       107,249      806,482      --           --        913,731
   Jack in the Box -
     Beaumont, TX                        09/25/02   07/11/03       221,438    1,201,362      --           --      1,422,800
   Jack in the Box -
     Decatur, TX                         09/25/02   07/16/03       191,779    1,147,023      --           --      1,338,802
   Denny's -
     Enid, OK                            09/25/02   08/11/03        25,602       88,942      --           --        114,544
   Jack in the Box -
     Irving, TX                          09/25/02   08/15/03       277,222    1,514,638      --           --      1,791,860
   Long John Silvers -
     Independence, MO                    09/25/02   09/17/03       184,834      936,247      --           --      1,121,081
   Remington Grill -
     Sanford, NC                         09/25/02   09/22/03        15,420      420,129      --           --        435,549
   Golden Corral -
     Weslaco, TX                         09/25/02   09/26/03       367,183      952,057      --           --      1,319,240
   Golden Corral -
     Ada, OK                             09/25/02   09/30/03       107,394      933,094      --           --      1,040,488

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   Denny's
     Goodyear, AZ                        1,233,526            --           1,233,526       (11,939)
   Long John Silvers -
     Olathe, KS                            690,258            --             690,258         2,995
   Wendy's -
     Escondido, CA                       1,614,754            --           1,614,754        12,790
   Golden Corral -
     Jacksonville, FL                    1,691,381            --           1,691,381        18,292
   Jack in the Box -
     Santa Maria, CA                     1,346,677            --           1,346,677           994
   Jack in the Box -
     Post Falls, ID                      1,256,928            --           1,256,928          (225)
   Golden Corral -
     Garden City, KS                       974,016            --             974,016        11,189
   IHOP -
     Lithia Springs, GA                  1,357,533            --           1,357,533         4,861
   Japan Express -
     Lincolnton, NC                        458,047            --             458,047        (2,852)
   Denny's -
     McAlester, OK                         603,793            --             603,793        (5,996)
   Denny's -
     Yukon, OK                             948,836            --             948,836        (2,101)
   Golden Corral -
     Bartlesville, OK                      799,214            --             799,214        (8,512)
   Jack in the Box -
     Beaumont, TX                        1,202,905            --           1,202,905         1,243
   Jack in the Box -
     Decatur, TX                         1,146,569            --           1,146,569          (925)
   Denny's -
     Enid, OK                               90,536            --              90,536        (6,326)
   Jack in the Box -
     Irving, TX                          1,514,477            --           1,514,477          (712)
   Long John Silvers -
     Independence, MO                      932,101            --             932,101        (5,004)
   Remington Grill -
     Sanford, NC                           417,044            --             417,044        (3,635)
   Golden Corral -
     Weslaco, TX                           968,060            --             968,060        17,334
   Golden Corral -
     Ada, OK                               947,919            --             947,919        16,153

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   Golden Corral -
     Abilene, TX                         09/25/02   10/14/03       514,520    1,426,972      --           --        1,941,492
   Golden Corral -
     Shawnee, OK                         09/25/02   11/04/03       399,131      967,722      --           --        1,366,853
   Jack in the Box,
     Ontario, OR                         09/25/02   12/31/03       198,809    1,010,637      --           --        1,209,446

CNL RESTAURANT CAPITAL, LP (24):
   Applebees -
     Salinas, CA                         02/10/97   04/26/02       449,350    1,600,000      --           --        2,049,350
   Fazoli's -
     Cordova, TN (25)                    12/28/01   06/28/02       638,052           --      --           --          638,052
   Fazoli's -
     Collierville, TN (25)               12/23/99   08/08/02       667,882           --      --           --          667,882

CFD HOLDINGS, LLC:
   Denny's -
     Plant City, FL (25)                 09/30/02   05/23/03     1,182,921           --      --           --        1,182,921
   Denny's -
     Fort Pierce, FL (25)                09/30/02   11/14/03       846,101           --      --           --          846,101
   Denny's -
     Orlando, FL (25)                    09/30/02   12/03/03     1,072,542           --      --           --        1,072,542

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   Golden Corral -
     Abilene, TX                          1,451,948               --       1,451,948          26,636
   Golden Corral -
     Shawnee, OK                            986,246               --         986,246          16,502
   Jack in the Box,
     Ontario, OR                          1,008,829               --       1,008,829          (2,471)

CNL RESTAURANT CAPITAL, LP (24):
   Applebees -
     Salinas, CA                                 --        1,496,871       1,496,871              --
   Fazoli's -
     Cordova, TN (25)                            --          501,969         501,969              --
   Fazoli's -
     Collierville, TN (25)                       --          621,070         621,070              --

CFD HOLDINGS, LLC:
   Denny's -
     Plant City, FL (25)                         --         1,059,831      1,059,831          15,227
   Denny's -
     Fort Pierce, FL (25)                        --           793,145        793,145          46,896
   Denny's -
     Orlando, FL (25)                            --           949,611        949,611          62,823

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.

(3) Excess (deficiency) of property operating cash receipts over cash expenditures includes $20,000 of lease termination income.

(4) Excess (deficiency) of property operating cash receipts over cash expenditures includes $175,000 of lease termination income.

(5) Cash received net of closing costs includes $147,750 of lease termination income.

(6) Excess (deficiency) of property operating cash receipts over cash expenditures includes $52,676 of lease termination income.

(7) Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.

(8) Each property was sold to one of the CNL Income Funds, which are Prior Public Programs and affiliates of the Chairman and Vice Chairman of the Board of Directors of CNL Restaurant Properties, Inc. The CNL Net Lease Investors, LP sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale.

(9) This property was being constructed and was sold prior to completion of construction.

(10) CNL APF Partners LP did not own the land related to this property. The tenant defaulted under the terms of the lease with the landlord of the land lease and CNL APF Partners LP, the landlord of the building lease. CNL APF Partners, LP was not successful at finding a replacement tenant and would have been obligated to pay rent to the landlord of the land in order to preserve its interest in the building. CNL APF Partners, LP decided to abandon the rights to the building to eliminate the obligation to pay rent to the landlord of the land parcel.

(11) CNL Income Fund II, Ltd. owned a 64 percent interest and CNL Income Fund VI, Ltd. owned a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percentage interest in the property owned by Show Low Joint Venture.

      Past performance is not necessarily indicative of future performance.

(12) CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL Income Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.

(13) CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income Fund XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's percentage interest in the property owned by Woodridge Joint Venture.

(14) CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income Fund IX, Ltd. owned a 25 percent interest in the property in Dublin, California. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX, Ltd. represent each partnership percentage interest in the property.

(15) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.

(16) CNL Income Fund X, Ltd. owned a 69.06 percent interest and CNL Income Fund XVII, Ltd. owned a 30.94 percent interest in this joint venture. The amounts presented for CNL Income Fund X,. Ltd. and CNL Income Fund XVII, Ltd. represent each partnership's percentage interest in the property owned by CNL Ocean Shores Joint Venture.

(17)  Reserved for future use.

(18) Information in this table includes properties sold by Maple & Main Orlando, LLC; RAI Restaurants, Inc.; South Street Investments, Inc.; CNL Restaurant Property Services, Inc.; CNL Restaurant Investors Properties, LLC; CNL Funding 2001-A, LP; CNL Funding 2002-A LP and CNL Net Lease Investors LP, subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating long-term triple net leases on real estate with the intent of selling these properties to third parties.

(19) Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.

(20) CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income Fund X, Ltd. owned a 52 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund X, Ltd. represent each partnership's percentage interest owned by Peoria Joint Venture.

(21) CNL Income Fund VI, Ltd. owned a 77 percent interest and CNL Income Fund XI, Ltd. owned a 23 percent interest in the property in Round Rock, Texas. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property.

(22) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.

(23) Cash received net of closing costs includes $60,000 received as a lease termination fee.

(24) Information in this table includes properties sold by CNL Financial Services, LP and CNL Restaurant Capital, LP, subsidiaries of CNL Restaurant Properties, Inc.

(25) The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.

(26) Excess (deficiency) of property operating cash receipts over cash expenditures includes $31,215 of lease termination income.

(27) Excess (deficiency) of property operating cash receipts over cash expenditures includes $100,000 of lease termination income.

(28) CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund IV, Ltd. owned a 26.6 percent interest in this joint venture. The amounts presented for CNL Income Fund III, Ltd. and CNL Income Fund, IV, Ltd. represent each partnership's percentage interest in the property owned by Titusville Joint Venture.

(29) CNL Income Fund IX, Ltd. and CNL Income Fund, X, Ltd. each owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd. and CNL Income Fund X, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments III.

(30) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.

(31) CNL Income Fund VII, Ltd. owned an 18 percent interest, CNL Income Fund VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd., CNL Income Fund, VIII, Ltd. and CNL Income Fund IX, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments II.

(32) CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X, Ltd. owned a 10.51 percent interest and CNL Income fund XI, Ltd. owned a 62.16 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property owned by Ashland Joint Venture.

(33) CNL Income Fund VIII, Ltd. owned a 66 percent interest and CNL Income Fund IX, Ltd. owned a 34 percent interest in the property owned by this tenancy in common. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund, IX, Ltd. represent each partnership's percentage interest in the property owned by CNL VIII & IX Tenants in Common.

(34) CNL Income Fund VII, Ltd. owned a 79 percent interest and CNL Income Fund XVII, Ltd. owned a 21 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund, XVII, Ltd. represent each partnership's percentage interest in the property owned by CNL Mansfield Joint Venture.

(35) CNL Income Fund VI, Ltd. owned a 66.14 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Caro Joint Venture. A third party owned the remaining 33.86 percent interest in this joint venture.

(36) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10 percent per annum and provided for 35 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in August 2002.

(37) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.5 percent per annum. In December 2002, the Partnership negotiated for an early payoff at a reduced amount and received a balloon payment which included $606,800 of the outstanding principal balance.

(38) Cash received net of closing costs includes $232,578 of insurance proceeds received after the building was destroyed by fire.

                                   ADDENDUM TO
                                    APPENDIX D

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

THE STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS BEFORE DIVIDENDS PAID DEDUCTION IN THIS ADDENDUM UPDATES AND REPLACES APPENDIX D TO THE PROSPECTUS, DATED MARCH 26, 2004.

                         CNL RETIREMENT PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                      OF PROPERTIES ACQUIRED FROM INCEPTION
                              THROUGH MAY 19, 2004
                FOR THE YEAR ENDED DECEMBER 31, 2003 (UNAUDITED)

      The following schedule presents unaudited estimated taxable operating results before dividends paid deduction for medical office building Properties for which the Company had acquired as of May 19, 2004. The statement presents unaudited estimated taxable operating results for medical office building Properties as if the Properties (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2003 and (ii) and been operational during the period January 1, 2003 through December 31, 2003. The schedule should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                                Medical Office Portfolio One
                                                     Properties (1) (2)
                                                ----------------------------
Estimated Taxable Operating Results Before
     Dividends Paid Deduction:

Rental Income                                             $24,584,000

Expense Recoveries (3)                                      3,146,000

Other Property Revenues                                     1,068,000

Property Operating Expenses                                (8,897,000)

Real Estate Taxes                                          (2,889,000)

Asset Management Fees (4)                                  (1,539,000)

Interest Expense (5) (6) (7) (8) (9)                       (5,120,000)

General and Administrative Expenses                        (1,026,000)
                                                          -----------
Estimated Cash Available from Operations                    9,327,000

Depreciation and Amortization
    Expense (10) (11)                                      (7,180,000)
                                                          -----------
Estimated Taxable Operating Results Before
    Dividends Paid Deduction                              $ 2,147,000
                                                          ===========

                                  See Footnotes

FOOTNOTES:

(1) The Aurora-I, Aurora-II, Clearwater, Irving-Boardwalk, Chesapeake, Largo, Columbia, Encino, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Houston, Corpus Christi, Plano, Rockville, Denver, Sherman Oaks, Tampa, Valencia and Fairfax Properties are hereinafter referred to as "Medical Office Portfolio One Properties."

(2) The majority of the medical office buildings are leased on a "gross" basis for five to ten years. Under a "gross" lease, the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities and insurance, and the Company will be responsible for the balance. The 22 medical office buildings have a total of approximately 345 tenants and the buildings are managed by 11 regional third-party property managers.

(3) Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred.

(4) The Properties are managed pursuant to an advisory agreement between the Company and the Advisor, pursuant to which the Advisor receives monthly asset management fees in an amount equal to .05% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(5) In connection with the acquisition of the Aurora-I and Aurora-II Properties, the Company assumed approximately $10 million in existing debt, comprised of two loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 8.24% and require principal and interest payments until maturity on October 1, 2009. The Company has incurred $68,000 in loan costs which are amortized under the straight-line method over the term of the loans.

(6) In connection with the purchase of the Irving Boardwalk, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Sherman Oaks, Tampa, Valencia and Fairfax Properties, the Company assumed $57.9 million in existing debt, comprised of seven loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 5.38%. The Sherman Oaks Property and Valencia Property loans, in an aggregate amount of $14.9 million, require interest only payments through August 2004 and thereafter require principal and interest payments through maturity. The remaining five loans require principal and interest payments until maturity. The maturity dates range from August 2008 to February 2013. The Company has incurred $402,000 in loan costs which are amortized under the straight-line method over the term of the loans.

(7) In connection with the acquisition of the Columbia Property, the Company assumed $4 million in existing debt. The loan bears interest at 7.87% and requires principal and interest payments until maturity on August 1, 2009. The Company has incurred $52,000 in loan costs which are amortized under the straight-line method over the term of the loan.

(8) In connection with the acquisition of the Encino Property, the Company assumed $7.6 million in existing debt. The loan bears interest at 5.78% and requires principal and interest payments until maturity on January 1, 2013. The Company has incurred $92,000 in loan costs which are amortized under the straight-line method over the term of the loan.

(9) In connection with the acquisition of the Denver Property, the Company assumed $4.7 million in existing debt. The loan bears interest at 7.34% and requires principal and interest payments until maturity on July 1, 2010. The Company has incurred $53,000 in loan costs which are amortized under the straight-line method over the term of the loan.

(10) The federal income tax basis of the depreciable portion of the Medical Office Portfolio One Properties is $206,873,000 for buildings and $17,326,000 for tenant improvements. Buildings and tenant improvements are depreciated using the straight-line method over 39 years.

(11) Leasing commissions totaling $7,300,000 are amortized under the straight-line method over the remaining term of each lease.

PROSPECTUS
CNL RETIREMENT PROPERTIES, INC.                                     [LOGO]
400,000,000 SHARES OF COMMON STOCK

MINIMUM PURCHASE -- 500 Shares ($5,000)

                  Of the 400,000,000 shares of common stock that we have registered, we are initially offering 385,000,000 shares to investors who meet our suitability standards and have initially designated up to 15,000,000 shares for participants in our reinvestment plan.

                  We are qualified and operated for federal income tax purposes as a real estate investment trust.

                  AN INVESTMENT IN OUR SHARES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF MATERIAL RISKS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN THE COMMON STOCK BEING SOLD WITH THIS PROSPECTUS, INCLUDING:

- We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

- Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering are less than the maximum amount of the offering. This will leave us exposed to a potential adverse effect from an underperforming tenant or an underperforming facility type.

- We rely on CNL Retirement Corp., our advisor, subject to approval by the Board of Directors, with respect to all investment decisions.

- Some of the officers of CNL Retirement Corp. and its affiliates are or will be engaged in other activities that will result in conflicts of interest with the services that CNL Retirement Corp. will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

- There is currently no public trading market for the shares, and there is no assurance that one will develop. If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2008, we will sell our assets and distribute the proceeds.

- We are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants may be dependent on their success in attracting seniors with sufficient independent means to pay for the tenants' services.

- We may, without the approval of a majority of our independent directors, incur debt totaling up to 300% of the value of our net assets, including debt to make distributions to stockholders for, among other reasons, maintaining our status as a real estate investment trust, or a REIT. If we are unable to meet our debt service obligations, we may lose our investment in any properties that secure underlying indebtedness on which we have defaulted.

- If we do not remain qualified as a REIT for federal income tax purposes, we could be subject to taxation on our income at regular corporate rates, which would reduce the amount of funds available for distributions to stockholders.


- As of the date of this Prospectus, we are subject to risks due to lack of diversification because the majority of the Company's properties are Sunrise-branded communities and all of the properties are leased to only 16 tenants.

                                                               TOTAL
                                                PER SHARE     MAXIMUM
                                                ---------  --------------
Public Offering Price                            $10.00    $4,000,000,000
Selling Commissions and Marketing Support Fee*   $ 0.85    $  340,000,000
Proceeds to the Company                          $ 9.15    $3,660,000,000

         *The selling commissions and marketing support fee will not be paid in connection with purchases of shares pursuant to our reinvestment plan and will not be charged in connection with purchases by registered representatives or principals of the managing dealer or soliciting dealers; directors, officers and employees of our company and of our affiliates and those persons' affiliates; and via registered investment advisers. A portion of these fees will be reduced with respect to volume purchases, which will be reflected by a corresponding reduction in the per share purchase price.

         Further, purchasers who buy in excess of 500,000 shares, through the same registered investment advisor, soliciting dealer or the managing dealer, will purchase shares at a reduced acquisition fee (reduced from 4% of gross proceeds to 1% of gross proceeds); however, they and their transferees will be required to pay an annual 0.40% advisory fee on such shares.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. IN ADDITION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


- The managing dealer, CNL Securities Corp., is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares.

- This offering will end no later than March 26, 2005, unless we elect to extend it to a date no later than March 26, 2006 in states that permit us to make this extension.

                  NO ONE IS AUTHORIZED TO MAKE ANY STATEMENTS ABOUT THE OFFERING DIFFERENT FROM THOSE THAT APPEAR IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. WE WILL ONLY ACCEPT SUBSCRIPTIONS FROM PEOPLE WHO MEET THE SUITABILITY STANDARDS DESCRIBED IN THIS PROSPECTUS. YOU SHOULD ALSO BE AWARE THAT THE DESCRIPTION OF THE COMPANY CONTAINED IN THIS PROSPECTUS WAS ACCURATE ON FEBRUARY 16, 2004 BUT MAY NO LONGER BE ACCURATE. WE WILL AMEND OR SUPPLEMENT THIS PROSPECTUS, HOWEVER, IF THERE IS A MATERIAL CHANGE IN THE AFFAIRS OF THE COMPANY.

                  NO ONE MAY MAKE FORECASTS OR PREDICTIONS IN CONNECTION WITH THIS OFFERING CONCERNING THE FUTURE PERFORMANCE OF AN INVESTMENT IN THE SHARES.

                              CNL SECURITIES CORP.
                                March 26, 2004

                                TABLE OF CONTENTS

TABLE OF CONTENTS......................................................................................................   ii
Questions and Answers About CNL Retirement
     Properties, Inc.'s Public Offering................................................................................    1
PROSPECTUS SUMMARY.....................................................................................................    6
     CNL RETIREMENT PROPERTIES, INC....................................................................................    6
     Our Business......................................................................................................    6
     Risk Factors......................................................................................................    7
     Our REIT Status...................................................................................................    8
     Our Management and Conflicts of Interest..........................................................................    8
     Our Affiliates....................................................................................................    9
     Our Investment Objectives.........................................................................................    9
     Management Compensation...........................................................................................   10
     The Offering .....................................................................................................   12
RISK FACTORS...........................................................................................................   13
     Offering-Related Risks............................................................................................   13
         This is an unspecified property offering......................................................................   13
              You cannot evaluate properties that we have not yet acquired or identified for acquisition...............   13
              We cannot assure you that we will obtain suitable investments............................................   13
              The managing dealer has not made an independent review of the Company or the Prospectus..................   13
              You will have no opportunity to evaluate procedures for resolving conflicts of interest..................   13
              You cannot evaluate secured equipment leases in which we have not yet entered or that we have not yet
               identified..............................................................................................   13
         There may be delays in investing the proceeds of this offering................................................   14
         The sale of shares by stockholders could be difficult.........................................................   14
         Purchases of shares at an acquisition fee discount may reduce your overall return.............................   14
     Company-Related Risks.............................................................................................   14
         We are dependent on the advisor...............................................................................   14
         We will be subject to conflicts of interest...................................................................   14
              We will experience competition for properties............................................................   14
              We will pay substantial fees to affiliates...............................................................   14
              There will be competing demands on our officers and directors............................................   15
              The timing of sales and acquisitions may favor the advisor...............................................   15
              Our properties may be developed by affiliates............................................................   15
              We may invest with affiliates of the advisor and enter into transactions with them.......................   15
              Affiliates of the advisor have a financial interest in certain tenants...................................   15
              There is no separate counsel for the Company, our affiliates and investors...............................   15
     Real Estate and Other Investment Risks............................................................................   15
         Possible lack of diversification increases the risk of investment.............................................   15
         Multiple property leases or mortgage loans with individual tenants or borrowers increase our risks............   16
         We may rely on credit enhancements to our leases for minimum rent payments....................................   16
         We do not have control over market and business conditions....................................................   16
         Adverse trends in the health care and seniors' housing industry may impact our properties.....................   16
         Retirement Facilities and Other Health Care-Related Facilities................................................   17
              Some of our tenants and borrowers must attract senior citizens with ability to pay.......................   17
              Failure to comply with government regulations could negatively affect our tenants and borrowers..........   17
              Our properties may not be readily adaptable to other uses................................................   17
              Our tenants and borrowers may rely on government reimbursement...........................................   17
              Cost control and other health care reform measures may reduce reimbursements to our tenants and
                borrowers..............................................................................................   18
              Certificate of Need laws may impose investment barriers for us...........................................   18

              Privacy, administrative simplification and other health care provider laws...............................   18
         Our leases with tenants of medical office buildings may present greater risk because they are expected
           to be gross leases with five to seven year terms............................................................   18
         We will not control the management of our retirement facilities...............................................   19
         We may not control the joint ventures in which we enter.......................................................   19
         Joint venture partners may have different interests than we have..............................................   19
         It may be difficult for us to exit a joint venture after an impasse...........................................   19
         We may not have control over properties under construction....................................................   19
         We will have no economic interest in ground lease properties..................................................   20
         It may be difficult to re-lease our properties................................................................   20
         We cannot control the sale of some properties.................................................................   20
         The liquidation of our assets may be delayed..................................................................   20
         Risks of Mortgage Lending.....................................................................................   20
              Our mortgage loans may be impacted by unfavorable real estate market conditions..........................   20
              Our mortgage loans will be subject to interest rate fluctuations.........................................   20
              Delays in liquidating defaulted mortgage loans could reduce our investment returns.......................   20
              Returns on our mortgage loans may be limited by regulations..............................................   21
         Risks of Secured Equipment Leasing............................................................................   21
              Our collateral may be inadequate to secure leases........................................................   21
              Returns on our secured equipment leases may be limited by regulations....................................   21
         Our properties may be subject to environmental liabilities....................................................   21
     Financing Risks...................................................................................................   21
         We have obtained long-term financing and may require additional financing in the future.......................   21
         Anticipated borrowing creates risks...........................................................................   22
         We can borrow money to make distributions.....................................................................   22
     Miscellaneous Risks...............................................................................................   22
         Our properties may be unable to compete successfully..........................................................   22
         Inflation could adversely affect our investment returns.......................................................   22
         We may not have adequate insurance............................................................................   22
         Possible effect of ERISA......................................................................................   23
         Our governing documents may discourage takeovers..............................................................   23
         Our stockholders are subject to ownership limits..............................................................   23
         Majority stockholder vote may discourage changes of control...................................................   23
         Investors in our Company may experience dilution..............................................................   23
         The Board of Directors can take many actions without stockholder approval.....................................   24
         We will rely on the advisor and Board of Directors to manage the Company......................................   24
         Our officers and directors have limited liability.............................................................   24
     Tax Risks.........................................................................................................   24
         We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes......   24
         Our leases may be recharacterized as financings which would eliminate depreciation deductions on our
           properties..................................................................................................   24
         Excessive non-real estate asset values may jeopardize our REIT status.........................................   25
         We may have to borrow funds or sell assets to meet our distribution requirements..............................   25
         Ownership limits may discourage a change in control...........................................................   25
         We may be subject to other tax liabilities....................................................................   25
         Changes in tax laws may prevent us from qualifying as a REIT..................................................   25
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE.............................................................................   26
     Suitability Standards.............................................................................................   26
     How to Subscribe..................................................................................................   27
ESTIMATED USE OF PROCEEDS..............................................................................................   28
MANAGEMENT COMPENSATION................................................................................................   29
CONFLICTS OF INTEREST..................................................................................................   35

     Prior and Future Programs.........................................................................................    36
     Competition to Acquire Properties and Invest in Mortgage Loans....................................................    36
     Sales of Properties...............................................................................................    37
     Development of Properties.........................................................................................    37
     Certain Relationships with Affiliates.............................................................................    37
     Leases with Affiliates............................................................................................    37
     Possible Listing of Shares........................................................................................    38
     Joint Investment with an Affiliated Program.......................................................................    38
     Competition for Management Time...................................................................................    38
     Compensation of the Advisor.......................................................................................    38
     Relationship with Managing Dealer.................................................................................    39
     Legal Representation..............................................................................................    39
     Certain Conflict Resolution Procedures............................................................................    39
SUMMARY OF REINVESTMENT PLAN...........................................................................................    40
     General ..........................................................................................................    41
     Investment of Distributions.......................................................................................    42
     Participant Accounts, Fees and Allocation of Shares...............................................................    42
     Reports to Participants...........................................................................................    42
     Election to Participate or Terminate Participation................................................................    43
     Federal Income Tax Considerations.................................................................................    43
     Amendments and Termination........................................................................................    43
REDEMPTION OF SHARES...................................................................................................    44
     Summary of Current Redemption Plan................................................................................    44
     Summary of Proposed Redemption Plan...............................................................................    45
BUSINESS ..............................................................................................................    45
     General ..........................................................................................................    45
     Industry Performance..............................................................................................    46
     Investment of Offering Proceeds...................................................................................    48
     Property Acquisitions.............................................................................................    51
     Occupancy Rate and Revenue Per Unit...............................................................................    98
     Retirement Community Brands ......................................................................................   109
     Pending Investments...............................................................................................   110
     Retirement Community Brands for Pending Investments...............................................................   111
     Site Selection and Acquisition of Properties......................................................................   112
     Standards for Investment in Individual Properties.................................................................   115
     Description of Properties.........................................................................................   115
     Description of Property Leases....................................................................................   117
     Joint Venture Arrangements........................................................................................   121
     Mortgage Loans and Other Loans....................................................................................   122
     Management Services...............................................................................................   123
     Borrowing.........................................................................................................   123
     Sale of Properties, Mortgage Loans and Secured Equipment Leases...................................................   127
     Competition ......................................................................................................   128
     Regulation of Mortgage Loans and Secured Equipment Leases.........................................................   128
SELECTED FINANCIAL DATA................................................................................................   129
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..................................   131
Introduction...........................................................................................................   131
     Liquidity and Capital Resources...................................................................................   131
     Results of Operations.............................................................................................   142
     Other.............................................................................................................   147
MANAGEMENT ............................................................................................................   147
     General...........................................................................................................   147
     Fiduciary Responsibility of the Board of Directors................................................................   148
     Directors and Executive Officers..................................................................................   149
     Independent Directors.............................................................................................   152
     Committees of the Board of Directors..............................................................................   152
     Compensation of Directors and Executive Officers..................................................................   153

     Management Compensation...........................................................................................          153
THE ADVISOR AND THE ADVISORY AGREEMENT.................................................................................          153
     The Advisor.......................................................................................................          153
     The Advisory Agreement............................................................................................          154
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........................................................................          156
PRIOR PERFORMANCE INFORMATION..........................................................................................          158
INVESTMENT OBJECTIVES AND POLICIES.....................................................................................          164
     General..................................................................................................... .....          164
     Certain Investment Limitations....................................................................................          165
DISTRIBUTION POLICY....................................................................................................          167
     General..................................................................................................... .....          167
     Distributions.....................................................................................................          167
SUMMARY OF THE ARTICLES OF INCORPORATION AND BYLAWS ...................................................................          169
     General...........................................................................................................          169
     Description of Capital Stock......................................................................................          169
     Board of Directors................................................................................................          170
     Stockholder Meetings..............................................................................................          171
     Advance Notice for Stockholder Nominations for Directors and Proposals of New Business............................          171
     Amendments to the Articles of Incorporation.......................................................................          171
     Mergers, Combinations and Sale of Assets..........................................................................          171
     Control Share Acquisitions........................................................................................          172
     Termination of the Company and REIT Status........................................................................          172
     Restriction of Ownership..........................................................................................          172
     Responsibility of Directors.......................................................................................          174
     Limitation of Liability and Indemnification.......................................................................          174
     Removal of Directors..............................................................................................          175
     Inspection of Books and Records...................................................................................          175
     Restrictions on "Roll-Up" Transactions............................................................................          175
FEDERAL INCOME TAX CONSIDERATIONS......................................................................................          176
     Introduction......................................................................................................          176
     Taxation of the Company...........................................................................................          177
     Taxation of Stockholders..........................................................................................          181
     State and Local Taxes.............................................................................................          184
     Characterization of Property Leases...............................................................................          184
     Characterization of Secured Equipment Leases......................................................................          185
     Investment in Joint Ventures......................................................................................          186
REPORTS TO STOCKHOLDERS................................................................................................          186
THE OFFERING ..........................................................................................................          188
     General..................................................................................................... .....          188
     Plan of Distribution..............................................................................................          188
     Subscription Procedures...........................................................................................          191
     Escrow Arrangements...............................................................................................          193
     ERISA Considerations..............................................................................................          193
     Determination of Offering Price...................................................................................          194
SUPPLEMENTAL SALES MATERIAL............................................................................................          194
LEGAL OPINIONS ........................................................................................................          195
EXPERTS ...............................................................................................................          195
ADDITIONAL INFORMATION.................................................................................................          196
DEFINITIONS ...........................................................................................................          196
Financial Information .................................................................................................          F-1
Form of Reinvestment Plan .............................................................................................   Appendix A
Prior Performance Tables...............................................................................................   Appendix B
Subscription Agreement.................................................................................................   Appendix C
Statement of Estimated Taxable Operating Results Before Dividends Paid Deduction.......................................   Appendix D

                           QUESTIONS AND ANSWERS ABOUT

                CNL RETIREMENT PROPERTIES, INC.'S PUBLIC OFFERING

Q:     WHAT IS CNL RETIREMENT PROPERTIES, INC.?

A: The Company is a real estate investment trust, or a REIT, that was formed in 1997 to acquire properties and lease them generally on a long-term, triple-net basis. The properties may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, specialty clinics, medical office buildings and walk-in clinics, and similar types of health care-related facilities. In addition, the Company may provide mortgage financing loans and secured equipment leases to operators.

       As of February 16, 2004, the Company had invested in 138 retirement properties, located in 29 states, and had commitments to acquire 26 additional properties. As of December 31, 2003, the Company had total assets of approximately $1.8 billion.

Q:     WHAT IS A REIT?

A:     In general, a REIT is a company that:

       - combines the capital of many investors to acquire or provide financing for real estate,

       - offers benefits of a diversified portfolio under professional management,

       - typically is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from investments in a corporation, and

       - must pay distributions to investors of at least 90% of its taxable income.

Q:     WHAT KIND OF OFFERING IS THIS?

A: We are offering up to 400 million shares of common stock on a "best efforts" basis including initially up to 15 million shares of common stock to investors who want to participate in our reinvestment plan. The Company may reallocate shares between the offering and the reinvestment plan, in its sole discretion.

Q:     HOW DOES A "BEST EFFORTS" OFFERING WORK?

A: When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of shares will be sold. If you choose to purchase stock in this offering, you will fill out a Subscription Agreement, like the one attached to this Prospectus as Appendix C, and pay for the shares at the time you subscribe. The purchase price will be placed into escrow with SouthTrust Bank. SouthTrust will hold your funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by the Company as a stockholder. Generally, we admit stockholders no later than the last day of the calendar month following acceptance of your subscription.

Q:     HOW LONG WILL THE OFFERING LAST?

A: This offering will not last beyond March 26, 2005, unless we decide to extend the offering until not later than March 26, 2006, in any state that allows us to extend the offering.

Q:     WHO CAN BUY SHARES?

A: Anyone who receives this Prospectus can buy shares provided that they have a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and annual gross income of at least $45,000; or, a net worth (not including home, furnishings and personal automobiles) of at least $150,000. However, these minimum levels may vary from state to state, so you should carefully read the more detailed description in the "Suitability Standards" section of this Prospectus.

Q:     ARE THERE ANY RISKS INVOLVED IN AN INVESTMENT IN THE SHARES?

A: An investment in our shares involves significant risks. You should read the "Risk Factors" section for a discussion of material risks that you should consider before you invest in the common stock being sold with this Prospectus, including the following:

- We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

- Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering are less than the maximum amount of the offering. This will leave us exposed to a potential adverse effect from an underperforming tenant or an underperforming facility type.

- We rely on CNL Retirement Corp., the Company"s advisor, subject to approval by the Company"s board of directors, with respect to all investment decisions.

- Some of the officers of CNL Retirement Corp. and its affiliates are or will be engaged in other activities that will result in conflicts of interest with the services that CNL Retirement Corp. will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance. For a discussion of additional conflicts, see the "Conflicts of Interest" section of this Prospectus.

- There is currently no public trading market for the shares, and there is no assurance that one will develop. If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2008, we will sell our assets and distribute the proceeds.

- We are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants may be dependent on their success in attracting seniors with sufficient independent means to pay for the tenants' services.

- We may, without the approval of a majority of our independent directors, incur debt totaling up to 300% of the value of our net assets, including debt to make distributions to stockholders for, among other reasons, maintaining our status as a real estate investment trust, or a REIT. If we are unable to meet our debt service obligations, we may lose our investment in any properties that secure underlying indebtedness on which we have defaulted.

- If we do not remain qualified as a REIT for federal income tax purposes, we could be subject to taxation on our income at regular corporate rates, which would reduce the amount of funds available for distributions to stockholders.

- We expect to pay substantial fees to our advisor and its affiliates which will reduce the amount of cash available for investment in properties, mortgage loans and other permitted investments or for distribution to our stockholders. As a result of such substantial fees, we expect that approximately 87.75% of the total proceeds received in the offering will be available for investment in properties, mortgage loans and other permitted investments.

- As of the date of this Prospectus, we are subject to risks due to lack of diversification because the majority of the Company's properties are Sunrise-branded communities and all of the properties are leased to only 16 tenants.

Q:     IS THERE ANY MINIMUM REQUIRED INVESTMENT?

A: Yes. An initial investment must be at least $5,000. Thereafter, you may purchase additional shares in $10 increments.

Q:     AFTER I SUBSCRIBE FOR SHARES, CAN I CHANGE MY MIND AND WITHDRAW MY MONEY?

A: Once you have subscribed for shares and we have deposited the subscription price with SouthTrust, your subscription is irrevocable, unless the Company elects to permit you to revoke your subscription.

Q:       IF I BUY SHARES IN THE OFFERING, HOW CAN I SELL THEM?

A: At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

         We anticipate listing the shares on a national securities exchange or over-the-counter market on or before December 31, 2008, if market conditions are favorable. Listing does not assure liquidity. If we have not listed the shares on a national securities exchange or over-the-counter market by December 31, 2008, we plan to sell the properties and other assets and return the proceeds from the liquidation to our stockholders through distributions.

         Beginning one year after you purchase your shares from the Company, you may ask us to redeem at least 25% of the shares you own. The redemption procedures are described in the "Redemption of Shares" section of this Prospectus. As a result, if a public market for the shares never develops, you may be able to redeem your shares through the redemption plan beginning one year from the date on which you purchased your shares, provided we have sufficient funds available. If we have not listed and we liquidate our assets, you will receive proceeds through the liquidation process.

         If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.

Q:       WHAT WILL YOU DO WITH THE PROCEEDS FROM THIS OFFERING?

A: We plan to use 87.75% of the proceeds to purchase additional properties, make mortgage loans and invest in other permitted investments and the balance will be used to pay fees and expenses in connection with this offering. The payment of these fees will not reduce your invested capital. Your initial invested capital amount will be $10 per share for shares purchased pursuant to this offering, and $9.50 per share for shares purchased pursuant to our reinvestment plan. For a discussion of the determination of the offering price, see "The Offering -- Determination of Offering Price" section of the Prospectus.

         Proceeds received from this offering generally will be temporarily invested in short-term, highly liquid investments pending investment of such proceeds in properties, loans or other permitted investments. These short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we cannot predict how long it will be before we will be able to fully invest the proceeds in real estate.

         Assuming 400 million shares are sold in this offering, we expect to have approximately $3.470 billion of net offering proceeds available for investment in additional properties and mortgage loans and in excess of $10 billion in total assets.

Q:       WHAT TYPES OF PROPERTIES WILL YOU INVEST IN?

A: We intend to purchase primarily independent living facilities, assisted living facilities, medical office buildings and walk-in clinics. In addition, we may purchase skilled nursing facilities, continuing care retirement communities, life care communities, specialty clinics and similar types of health care-related facilities.


Q:       WHAT ARE THE TERMS OF YOUR LEASES?

A: The leases we have entered into to date, and the leases we expect to enter into in the future, primarily are long-term (meaning generally 10 to 20 years, plus renewal options for an additional 10 to 20 years, or in the case of direct financing leases, up to 35 years), "triple-net" leases. "Triple-net" means that the tenant, not the Company, is generally responsible for repairs, maintenance, property taxes, utilities, and insurance. With respect to any acquisitions of medical office buildings, we generally expect to enter into 5 to 10 year "gross leases." Under "gross leases," the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities, and insurance, and the Company will be responsible for the balance. Under our leases, the tenant must pay us minimum base rent on a monthly basis. In addition, our leases generally will provide for automatic fixed increases in the base rent or increases in the base rent based on increases in consumer price indices at predetermined intervals during the term of the lease. Certain leases also provide for the payment of additional rent based on achieving specified operating performance thresholds. The amount of additional rent payable is generally based on factors such as percentage of gross revenues or occupancy rates.

Q:       WHAT INVESTMENTS HAVE YOU MADE SO FAR?

A: As of February 16, 2004, we have purchased, directly or indirectly, 138 retirement properties, all of which are, or, with respect to one construction property, will be, leased to tenants on a long-term, triple-net basis. These properties are located in 29 states and include brands such as Brighton Gardens(R) by Sunrise(R), Homewood Residence, other Sunrise Assisted Living facilities, EdenCare(R) facilities and Horizon Bay facilities.

Q:       WHAT IS THE EXPERIENCE OF THE COMPANY'S OFFICERS AND DIRECTORS?

A: Our management team has extensive previous experience investing in real estate on a triple-net basis. In addition, our Chief Executive Officer has over 30 years of senior management and consulting experience in the real estate development and financial services industries and our Chief Operating Officer has extensive previous experience investing in retirement properties. Our directors are listed below:

         - James M. Seneff, Jr. -- Founder, Chairman and Chief Executive Officer of CNL Holdings, Inc. and its subsidiaries with more than 30 years of real estate experience. As of September 30, 2003, CNL Financial Group, Inc. and the entities it has established had more than $9.5 billion in assets, representing interests in over 4,000 properties in 49 states.

         - Robert A. Bourne -- President and Treasurer of CNL Financial Group, Inc. with over 25 years of real estate experience involving net lease financing.

         - David W. Dunbar -- Founder, Chairman and Chief Executive Officer of Peoples Florida Banking Corporation, with over 15 years of experience in the health care industry.

         - James W. Duncan, Jr. -- Former co-Chairman and President of PersonaCare, Inc., a company that provided sub-acute, skilled nursing and assisted living care with 12 facilities in six states.

         - Dr. Edward A. Moses -- Bank of America professor of finance and former dean of the Roy E. Crummer Graduate School of Business at Rollins College with over 25 years academic and business consulting experience.

Q:       HOW WILL YOU CHOOSE WHICH INVESTMENTS TO MAKE?

A: We have hired CNL Retirement Corp. as our advisor. The advisor has the authority, subject to the approval of our directors, to make all of the Company's investment decisions.

Q:       IS THE ADVISOR INDEPENDENT OF THE COMPANY?

A: No. Some of our directors and all of our officers are directors and officers of the advisor. The conflicts of interest the Company and the advisor face are discussed under the heading "Conflicts of Interest" later in this Prospectus.

Q: WHAT ARE THE FEES THAT THE COMPANY WILL PAY TO THE ADVISOR AND ITS AFFILIATES IN CONNECTION WITH THIS OFFERING?

A: We will pay the advisor, CNL Securities Corp. (which is the managing dealer for this offering) and other affiliates of the advisor compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The Company estimates that approximately 87.75% of the proceeds from this offering will be used to purchase properties and make other investments and the balance will be used to pay fees and expenses in connection with this offering. During the acquisition stage, we will also pay the advisor acquisition fees in connection with the financing, development, construction or renovation of a property. During the operating stage, the advisor will also receive a monthly asset management fee of 0.05% of an amount equal to the total amount invested in properties and mortgage loans as of the end of the preceding month. In connection with the sale of properties, we will pay the advisor subordinated fees after stockholders have received distributions equal to or greater than their invested capital plus an 8% return on such capital. A subordinated real estate disposition fee will equal no more than 3% of the gross sales price of the properties. The advisor will also receive a subordinated 10% share of the net sales proceeds from the sale of properties or different subordinated fees if the Company chooses to list its securities under certain circumstances or the contract with the advisor is terminated. Please see the "Management Compensation" section of this Prospectus for a detailed discussion of compensation.

Q:       IF I BUY SHARES, WILL I RECEIVE DISTRIBUTIONS AND, IF SO, HOW OFTEN?

A: Historically, we have paid cash distributions every quarter since our operations commenced.

         We intend to continue to make quarterly cash distributions to our stockholders. The Board of Directors determines the amount of distributions. The amount typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our REIT taxable income each year.

Q:       ARE DISTRIBUTIONS I RECEIVE TAXABLE?

A: Yes. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or the Company is liquidated, at which time the gain will, generally, be taxable as capital gains. However, because each investor's tax implications are different, we suggest you consult with your tax advisor.

Q:       WHEN WILL I GET MY TAX INFORMATION?

A: Your Form 1099 tax information will be mailed by January 31 of each year.

Q: DO YOU HAVE A REINVESTMENT PLAN WHERE I CAN REINVEST MY DISTRIBUTIONS IN ADDITIONAL SHARES?

A: Yes. We have adopted a reinvestment plan in which some investors can reinvest their distributions in additional shares. For information on how to participate in our reinvestment plan, see the section of this Prospectus entitled "Summary of Reinvestment Plan."

                       Who Can Help Answer Your Questions?
       If you have more questions about the offering or if you would like additional copies of this Prospectus, you should
                   contact your registered representative or:
                              CNL Sales Department
                              Post Office Box 4920
                           Orlando, Florida 32802-4920
                                 (866) 650-0650
                                 (407) 650-1000

                               PROSPECTUS SUMMARY

         This summary highlights selected information from this Prospectus. It is not complete and may not contain all of the information that you should consider before investing in our common stock. To understand the offering fully, you should read this entire Prospectus carefully, including the documents attached as appendices.

                         CNL RETIREMENT PROPERTIES, INC.

         CNL Retirement Properties, Inc., which we sometimes refer to as the "Company," is a Maryland corporation which is qualified and operated for federal income tax purposes as a real estate investment trust, or a REIT. On December 2, 1999, the Company formed CNL Retirement Partners, LP, a Delaware limited partnership. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of the Company and are the general and limited partner, respectively, of CNL Retirement Partners, LP. Properties acquired are expected to be held by CNL Retirement Partners, LP or wholly owned subsidiaries of CNL Retirement Partners, LP and, as a result, owned by the Company through such entities. Certain additional corporations, which are wholly owned subsidiaries of CNL Retirement Properties, Inc., have been or will be formed to serve as the general partner of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring future properties. The term "Company" includes CNL Retirement Properties, Inc., CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Partners, LP, and each of their subsidiaries. Our address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and our telephone number is (407) 650-1000 or toll free (800) 522-3863.

OUR BUSINESS

         As of February 16, 2004, the Company owned a portfolio with interests in 138 retirement properties located in 29 states and had commitments to acquire 26 additional properties. As of December 31, 2003, the Company had total assets of approximately $1.8 billion.

         Our Company acquires properties located primarily across the United States which it generally leases to tenants on a long-term, "triple-net" basis. This means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities and insurance. The properties may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, specialty clinics, medical office buildings and walk-in clinics, and similar types of health care-related facilities. Under triple-net leases, the tenant generally will be responsible for repairs, maintenance, property taxes, utilities and insurance. Although as of the date of this Prospectus our Company has not acquired any medical office buildings, we may do so in the future and we expect leases relating to this type of property would be on a "gross" basis for a term of five to ten years. Under a gross lease, the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities and insurance, and the Company will be responsible for the balance. We may invest directly in such properties or indirectly through the acquisition of interests in entities which own such properties or interests therein. We expect to structure the leases to provide for payment of base annual rent with periodic increases over the terms of the leases. We may also offer mortgage financing, and, to a lesser extent, furniture, fixtures and equipment financing through secured equipment leases as loans or direct financing leases, to operators. In addition, we may, through subsidiaries, invest up to a maximum of 5% of total assets in equity interests in businesses that provide services to or are otherwise ancillary to the retirement industry. You can read the section of this Prospectus under the caption "Business" for a description of the properties we currently own, our pending investments, the types of properties that may be selected by our advisor, CNL Retirement Corp., the property selection and acquisition processes and the nature of the mortgage loans and secured equipment leases.

         We have and will continue to borrow money to acquire properties, make mortgage loans and pay certain fees and intend to encumber properties in connection with the borrowing. We may also borrow money to enter into secured equipment leases. We have obtained a line of credit and anticipate obtaining additional lines of credit. The Company anticipates that the aggregate amount of any lines of credit will be up to $125,000,000; however, the Board of Directors may increase the amount we can borrow under lines of credit. We may repay the line of credit with offering proceeds, proceeds from the sale of assets, working capital or permanent financing. The Company has also obtained permanent financing. The Board of Directors anticipates that we will obtain additional permanent financing and that the aggregate amount of that financing will not exceed 50% of our total assets. The line of credit and permanent financing are the only sources of funds for making secured equipment leases.

         Under our Articles of Incorporation, the Company will automatically terminate and dissolve on December 31, 2008, unless the shares of common stock of the Company, including the shares offered by this Prospectus, are listed on a national securities exchange or over-the-counter market before that date. If the shares are listed, the Company automatically will become a perpetual life entity. If we are not listed by December 31, 2008, we will sell our assets, distribute the net sales proceeds to stockholders and limit our activities to those related to the Company's orderly liquidation, unless the stockholders owning a majority of the shares elect to amend the Articles of Incorporation to extend the duration of the Company.

RISK FACTORS

         An investment in our Company is subject to significant risks. We summarize some of the more important risks below. A more detailed list of the risk factors is found in the "Risk Factors" section, which begins on page 13. You should read and understand all of the risk factors before making your decision to invest.

- We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

- Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering are less than the maximum amount of the offering. This will leave us exposed to a potential adverse effect from an underperforming tenant or an underperforming facility type.

- We rely on the advisor, which, subject to approval by the Board of Directors, has responsibility for the management of our Company and our investments.

- The advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the advisor and affiliates will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

- There is currently no public trading market for the shares, and there is no assurance that one will develop. If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2008, we will sell our assets and distribute the proceeds.

- In addition to general market and economic conditions, we are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants may be dependent on their success in attracting seniors with sufficient independent means to pay for the tenants' services.

- The Board of Directors will have significant flexibility regarding our operations, including, for example, the ability to issue additional shares and dilute stockholders' equity interests and the ability to change the compensation of the advisor and to employ and compensate affiliates. The Board of Directors can take such actions solely on its own authority and without stockholder approval.

- We may make investments that will not appreciate in value over time, such as building only properties, with the land owned by a third-party, and mortgage loans.

- If you must sell your shares, you will not be able to sell them quickly because it is not anticipated that there will be a public market for the shares in the near term, and there can be no assurance that listing will occur.

- In the future, if we do not obtain additional permanent financing, we may not be able to acquire as many properties or make as many mortgage loans or secured equipment leases as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives.

- The tenant's ability to satisfy the lease obligations depends primarily on the property's operating results. We cannot predict the amount of revenues we will receive from tenants and borrowers.

- In connection with any borrowing, we may mortgage or pledge our assets, which would put us at risk of losing the assets if we are unable to pay our debts.

- If our tenants or borrowers default, we will have less income with which to make distributions.

- The vote of stockholders owning at least a majority but less than all of the shares of common stock will bind all of the stockholders as to matters such as the amendment of the Company's governing documents. A majority of the stockholders present at a meeting at which a quorum is present may bind all of the stockholders as to the election of directors.

- Restrictions on ownership of more than 9.8% of the shares of our common stock by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of the Company, even if such a change is in the interest of a majority of the stockholders.

- We may, without the approval of a majority of the independent directors, incur debt totaling up to 300% of the value of our net assets, as defined in the glossary, including debt to make distributions to stockholders for, among other reasons, maintaining our status as a REIT. We cannot assure you that we will be able to meet our debt service obligations, including interest costs which may be substantial.

- We may not remain qualified as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, and reduce the amount of funds available for paying distributions to you as a stockholder.

- We expect to pay substantial fees to our advisor and its affiliates, which will reduce the amount of cash available for investment in properties, mortgage loans and other permitted investments or for distribution to our stockholders. As a result of such substantial fees, we expect that approximately 87.75% of the total proceeds received in the offering will be available for investment in properties, mortgage loans and other permitted investments.

- As of the date of this Prospectus, we are subject to risks due to lack of diversification because the majority of the Company's properties are Sunrise-branded communities and all of the properties are leased to only 16 tenants, some of which are thinly capitalized.

OUR REIT STATUS

         We made an election to be taxed as a REIT beginning our taxable year ending December 31, 1999. As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its taxable income, as figured on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on some of our income and property and to federal income and excise taxes on our undistributed income.

OUR MANAGEMENT AND CONFLICTS OF INTEREST

         We have retained the advisor to provide us with management, acquisition, advisory and administrative services. The members of our Board of Directors oversee the management of the Company. The majority of the directors are independent of the advisor and have responsibility for reviewing its performance. The directors are elected annually to the Board of Directors by the stockholders.

         All of the executive officers and directors of the advisor also are officers or directors of the Company. The advisor has responsibility for (i) selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by the Company; (ii) identifying potential tenants for the properties and potential borrowers for the mortgage loans, and formulating, evaluating and negotiating the terms of each lease of a property and each mortgage loan; (iii) locating and identifying potential lessees and formulating, evaluating and negotiating the terms of each secured equipment lease; and (iv) negotiating the terms of any borrowing by the Company, including lines of credit and any long-term, permanent financing. All of the advisor's actions relating to the Company are subject to approval by the Board of Directors. The advisor also has the authority, subject to approval by a majority of the Board of Directors, including a majority of the independent directors, to select assets for sale by the Company in keeping with the Company's investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale.

         You can read the sections of this Prospectus under the captions "Management" and "The Advisor and The Advisory Agreement" for a description of the business background of the individuals responsible for the management of the Company and the advisor, as well as for a description of the services the advisor will provide.

         Some of our officers and directors, who are also officers or directors of the advisor, may experience conflicts of interest in their management of the Company. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to (i) allocation of new investments and management time and services between us and various other entities, (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with affiliates of the advisor, (v) compensation to the advisor, (vi) our relationship with the managing dealer, CNL Securities Corp., which is an affiliate of the Company and the advisor, and (vii) the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, and our stockholders will not have separate counsel. The "Conflicts of Interest" section of this Prospectus discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

OUR AFFILIATES

         The "Prior Performance Information" section of this Prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of the advisor in the past, including 18 public limited partnerships and two unlisted public REITs. As of September 30, 2003, these entities, which invest in properties that are leased primarily on a "triple-net" basis or leased to taxable REIT subsidiaries, but do not invest in retirement properties, had purchased, directly or indirectly, approximately 2,100 fast-food, family-style, and casual-dining restaurant properties and 126 hotel properties. Based on an analysis of the operating results of such prior public programs in which Mr. Seneff, our Chairman, and Mr. Bourne, our Vice Chairman and Treasurer, have served, individually or with others, as general partners or officers and directors, Messrs. Seneff and Bourne believe that each of such prior public programs has met, or is in the process of meeting, its principal investment objectives. Statistical data relating to certain of the public limited partnerships and the unlisted REITs are contained in Appendix B -- Prior Performance Tables.

OUR INVESTMENT OBJECTIVES

         Our Articles of Incorporation provide that the Company's primary investment objectives are to preserve, protect, and enhance our assets, while:

         -        making distributions.

         - obtaining fixed income through the receipt of base rent and payments on mortgage loans and secured equipment leases, and increasing our income (and distributions) and providing protection against inflation through automatic increases in base rent or increases in the base rent based on increases in consumer price indices over the terms of the leases.

         -        remaining qualified as a REIT for federal income tax purposes.

         - providing you with liquidity for your investment on or before December 31, 2008, either through (i) listing our shares on a national securities exchange or over-the-counter market or
                  (ii) if listing does not occur by December 31, 2008, selling our assets and distributing the proceeds.

         You can read the sections of this Prospectus under the captions "Business -- General," "Business -- Investment of Offering Proceeds," "Business -- Site Selection and Acquisition of Properties," "Business -- Description of Property Leases" and "Investment Objectives and Policies" for a more complete description of the manner in which the structure of our business facilitates our ability to meet our investment objectives.

MANAGEMENT COMPENSATION

         We will pay the advisor, CNL Securities Corp. (which is the managing dealer for this offering), and other affiliates of the advisor compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The following paragraphs summarize the more significant items of compensation and reimbursement. For purposes of calculating the estimated maximum amounts payable, we have made assumptions as to the number of shares (and the corresponding price per share) that would be sold net of selling commissions, the marketing support fee and reduced acquisition fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates. See "Management Compensation" for a complete description.

         OFFERING STAGE.

               SELLING COMMISSIONS, MARKETING SUPPORT FEE, DUE DILIGENCE
EXPENSE REIMBURSEMENTS AND OFFERING EXPENSES. The Company will pay the managing dealer selling commissions of up to 6.5% on all shares sold (estimated maximum of $225,225,000), subject to reduction under certain circumstances as described in "The Offering -- Plan of Distribution" section of this Prospectus, and a marketing support fee of up to 2.0% of gross offering proceeds payable to the managing dealer (estimated maximum of $69,300,000). The managing dealer in turn may pass along selling commissions of up to 6.0% on shares sold by other soliciting dealers, and the marketing support fee it receives to soliciting dealers who are not affiliates of the Company. Soliciting dealers selling more than $50,000,000 in gross proceeds in any fiscal year may receive a selling commission of up to 6.2%. See "Management Compensation" for the details of these selling commissions. No selling commissions or marketing support fees will be paid in connection with shares purchased pursuant to our reinvestment plan. The Company will also reimburse bona fide due diligence expenses of the soliciting dealers that are not affiliates of the Company (estimated maximum of $399,250). The Company will also reimburse the advisor and its affiliates for actual expenses incurred on the Company's behalf in connection with the offering (estimated maximum of $25,552,000).

         ACQUISITION STAGE.

                  ACQUISITION FEES. The Company will pay the advisor a fee equal to 4.0% of the gross proceeds of this offering (estimated maximum of $153,925,000), subject to reduction under certain circumstances as described in "Management Compensation" section of this Prospectus, for identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans. In addition, the Company will pay the advisor a fee equal to 4.0% of loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing. Acquisition fees will also be paid in connection with the development, construction or renovation of a property.

         To the extent the acquisition fee to the advisor is reduced in the manner described in the "Management Compensation" section of this Prospectus for investments by a stockholder in excess of

500,000 shares, such stockholder and any person to whom shares are transferred will be required to pay an annual 0.40% advisory fee on its shares to our advisor or its affiliates. Payment of this fee will be withheld from distributions otherwise payable to such stockholder.

                  ACQUISITION EXPENSES. The Company will reimburse the advisor and its affiliates for actual expenses incurred on our behalf in connection with the selection and acquisition of properties, mortgage loans and other permitted investments.

                  OPERATIONAL STAGE.

                  ASSET MANAGEMENT FEE. The Company will pay the advisor a monthly asset management fee of 0.05% of an amount equal to the total amount invested in properties (exclusive of acquisition fees and acquisition expenses) plus the total outstanding principal amounts of the mortgage loans, as of the end of the preceding month, for managing the properties and mortgage loans.


                  SECURED EQUIPMENT LEASE SERVICING FEE. The Company will pay the advisor a one-time secured equipment lease servicing fee of 2% of the purchase price of the equipment that is the subject of a secured equipment lease for negotiating secured equipment leases and supervising the secured equipment lease program.

         OPERATIONAL OR LIQUIDATION STAGE.

         We will not pay the following fees until we have paid distributions to stockholders equal to or greater than the sum of an aggregate, annual, cumulative, noncompounded 8% return on their invested capital plus 100% of the stockholders' aggregate invested capital, which is what we mean when we call a fee "subordinated." In general, we calculate the stockholders' invested capital by multiplying the number of shares owned by stockholders by the offering price per share and reducing the product by the portion of all prior distributions paid to stockholders from the sale of our assets and by any amounts paid by us to repurchase shares under the redemption plan.

                  DEFERRED, SUBORDINATED REAL ESTATE DISPOSITION FEE. The Company may pay the advisor a real estate disposition fee equal to the lesser of one-half of a competitive real estate commission or 3% of the gross sales price of the property for providing substantial services in connection with the sale of any of its properties. You can read the section of this Prospectus under the caption "The Advisor and the Advisory Agreement -- The Advisory Agreement" if you want more information about real estate disposition fees that we may pay to the advisor.

                  DEFERRED, SUBORDINATED SHARE OF NET SALES PROCEEDS FROM THE SALE OF ASSETS. The Company will pay to the advisor a deferred, subordinated share of net sales proceeds from the sale of assets of the Company in an amount equal to 10% of net sales proceeds.

         The Company's obligation to pay some fees may be subject to conditions and restrictions or may change in some instances. The Company may reimburse the advisor and its affiliates for out-of-pocket expenses that they incur on behalf of the Company, subject to certain expense limitations. In addition, the Company may pay the advisor and its affiliates a subordinated incentive fee if listing of the Company's common stock on a national securities exchange or over-the-counter market other than the Pink Sheets and the OTC Bulletin Board occurs. See the section of this Prospectus entitled "Management Compensation" for a complete description.

THE OFFERING

OFFERING SIZE......................    -  Maximum-- 400 million shares

                                       -  385 million shares of common stock to
                                          be offered to investors meeting
                                          certain suitability standards and up
                                          to 15 million shares of common stock
                                          available to investors who purchased
                                          their shares in this offering or one
                                          of the prior offerings and who choose
                                          to participate in our reinvestment
                                          plan. The sale of approximately 187
                                          million of the 400 million shares is
                                          subject to the stockholders approving
                                          an increase in the number of
                                          authorized shares of the Company. You
                                          can read the section of the Prospectus
                                          under the caption "Summary of the
                                          Articles of Incorporation and Bylaws--
                                          Description of Capital Stock" for a
                                          description of authorized shares.
                                          Until such time, if any, as the
                                          stockholders approve an increase in
                                          the number of authorized shares, this
                                          offering will be limited to
                                          approximately 213 million shares,
                                          including shares available to
                                          stockholders purchasing pursuant to
                                          the reinvestment plan.

MINIMUM INVESTMENT.................    -  $5,000-- Additional shares may be
                                          purchased in ten dollar increments.

SUITABILITY STANDARDS..............    -  Net worth (not including home,
                                          furnishings and personal automobiles)
                                          of at least $45,000 and annual gross
                                          income of at least $45,000; or

                                       -  Net worth (not including home,
                                          furnishings and personal automobiles)
                                          of at least $150,000. (Note:
                                          Suitability standards may vary from
                                          state to state. Please see the
                                          "Suitability Standards and How to
                                          Subscribe" section of the Prospectus).

DURATION AND LISTING...............    Anticipated to be on or before December
                                       31, 2008, if market conditions are
                                       favorable. If the shares are listed on a
                                       national securities exchange or
                                       over-the-counter market, our Company will
                                       become a perpetual life entity.

DISTRIBUTION POLICY................    Consistent with our objective of
                                       qualifying as a REIT, we expect to
                                       continue to pay quarterly distributions
                                       and distribute at least 90% of our REIT
                                       taxable income.

TAXATION OF DISTRIBUTIONS..........    Generally, distributions that you receive
                                       will be considered ordinary income to the
                                       extent they are from current and
                                       accumulated earnings and profits. In
                                       addition, because depreciation expense
                                       reduces taxable income but does not
                                       reduce cash available for distribution,
                                       we expect that a portion of your
                                       distributions will be considered return
                                       of capital for tax purposes. These
                                       amounts will not be subject to tax
                                       immediately but will instead reduce the
                                       tax basis of your investment. This in
                                       effect defers a portion of your tax until
                                       your investment is sold or the Company is
                                       liquidated, at which time the gain will,
                                       generally, be taxable as capital gains.
                                       However, because each investor's tax
                                       implications are different, we suggest
                                       you consult with your tax advisor before
                                       investing in our common stock.

                                       Form 1099-DIV tax information will be
                                       mailed to investors by January 31 of each year.

OUR ADVISOR........................    CNL Retirement Corp. will administer the
                                       day-to-day operations of our Company and
                                       select our Company's real estate
                                       investments, mortgage

                                       loans, secured equipment leases and other permitted investments, subject to the approval of our directors.

ESTIMATED USE OF PROCEEDS..........    Approximately 87.75% of the offering
                                       proceeds will be available to acquire
                                       properties and make mortgage loans and
                                       other permitted investments. The balance
                                       will be used to pay fees and expenses in
                                       connection with the offering, some of
                                       which are payable to our affiliates, the
                                       managing dealer and/or participating
                                       brokers.

OUR REINVESTMENT PLAN..............    We have adopted a reinvestment plan which
                                       will allow our stockholders to have the
                                       full amount of their distributions
                                       reinvested in additional shares that may
                                       be available. We initially have
                                       registered 15 million shares of our
                                       common stock for this purpose. See the
                                       "Summary of Reinvestment Plan" and the
                                       "Federal Income Tax Considerations--
                                       Taxation of Stockholders" sections and
                                       the Form of Reinvestment Plan
                                       accompanying this Prospectus as Appendix
                                       A for more specific information about the
                                       reinvestment plan.

REDEMPTION PLAN....................    We have adopted a discretionary
                                       redemption plan that allows our
                                       stockholders who hold shares for at least
                                       one year to request that we redeem all or
                                       a portion of their shares equal to at
                                       least 25% of their shares. If we have
                                       sufficient funds available to do so and
                                       if we choose, in our sole discretion, to
                                       redeem the shares, the number of shares
                                       redeemed in any calendar year and the
                                       price at which they are redeemed are
                                       subject to conditions and limitations
                                       including (i) no more than $100,000 of
                                       proceeds from sale of shares pursuant to
                                       any offering in any calendar quarter may
                                       be used to redeem shares (but the full
                                       amount of the proceeds from the sale of
                                       shares under the reinvestment plan
                                       attributable to any calendar quarter may
                                       be used to redeem shares presented for
                                       redemption during such quarter and any
                                       subsequent quarter), and (ii) no more
                                       than 5% of the number of shares of the
                                       Company's common stock (outstanding at
                                       the beginning of any 12-month period) may
                                       be redeemed during such 12-month period.
                                       Further, our Board of Directors has the
                                       ability, in its sole discretion, to amend
                                       or suspend the plan, if it is deemed to
                                       be in our best interest. If we have
                                       sufficient funds and if we choose to
                                       redeem shares, the redemption price will
                                       be on such terms as we determine in our
                                       sole discretion. The redemption price
                                       will equal the lesser of (x) the price at
                                       which the shares of common stock to be
                                       redeemed were initially sold by the
                                       Company, or (y) a fixed redemption price
                                       to be set forth in the Prospectus, which
                                       initially will be $9.50 per share and
                                       which will never exceed the then current
                                       offering price of the Company's common
                                       stock. Accordingly, the redemption price
                                       paid to stockholders for shares of common
                                       stock redeemed by the Company may vary
                                       over time. Our Board of Directors will
                                       announce any price adjustment and the
                                       time period of its effectiveness as a
                                       part of its regular communications with
                                       stockholders.

SUBSEQUENT TRANSFER OF SHARES......    At the time you purchase shares, they
                                       will not be listed for trading on any
                                       national securities exchange or
                                       over-the-counter market. In fact, we
                                       expect that there will not be any public
                                       market for the shares when you purchase
                                       them, and we cannot be sure if one will
                                       ever develop. As a result, you may find
                                       that if you wish to sell your shares, you
                                       may not be able to do so promptly or at a
                                       price equal to or greater than the
                                       offering price. If we have not listed our
                                       shares and we sell our assets, you will
                                       receive proceeds from the liquidation
                                       process. If we list the shares, we expect
                                       that you will be able to sell your shares
                                       in the same manner as other listed
                                       stocks.

                                  RISK FACTORS

         An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this Prospectus before making your investment decision.

         We also caution you that this Prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

OFFERING-RELATED RISKS

         THIS IS AN UNSPECIFIED PROPERTY OFFERING.

                  You cannot evaluate properties that we have not yet acquired or identified for acquisition. We have established certain criteria for evaluating particular properties and the tenants and operators of the properties in which we may invest. We have not set fixed minimum standards relating to creditworthiness of tenants and therefore the Board of Directors has flexibility in assessing potential tenants. As of February 16, 2004, we have acquired, directly or indirectly, 138 retirement properties, and have entered into commitments to acquire 26 additional properties. The acquisition of each of these properties is subject to the fulfillment of certain conditions and there can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. You can read the sections of this Prospectus under the captions "Business -- Property Acquisitions" and "Business -- Pending Investments" for a description of these properties. Accordingly, this is an unspecified property offering, and as a prospective investor, you have no information to assist you in evaluating the merits of any additional properties to be purchased or developed by the Company. In addition, the Board of Directors may approve future equity offerings or obtain additional financing, the proceeds of which may be invested in additional properties; therefore, you will not have an opportunity to evaluate all of the properties that will be in our portfolio. You can read the sections of this Prospectus under the captions "Business -- General," "Business -- Investment of Offering Proceeds," and "Business -- Standards for Investment in Properties" if you want more information about the types of properties in which we plan to invest and our criteria for evaluating properties.

                  We cannot assure you that we will obtain suitable investments. We cannot be sure that we will be successful in obtaining suitable investments on financially attractive terms or that, if we make investments, our objectives will be achieved. If we are unable to find suitable investments, our financial condition and ability to pay distributions could be adversely affected.

                  The managing dealer has not made an independent review of the Company or the Prospectus. The managing dealer, CNL Securities Corp., is an affiliate of the Company and will not make an independent review of the Company or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering.

                  You will have no opportunity to evaluate procedures for resolving conflicts of interest. The advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to one or more programs sponsored by CNL. We have adopted guidelines to minimize such conflicts which you can review in the section of this Prospectus captioned "Conflicts of Interest -- Competition to Acquire Properties and Invest in Mortgage Loans." You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved.

                  You cannot evaluate secured equipment leases in which we have not yet entered or that we have not yet identified. We have not yet made any arrangements to enter into a secured equipment lease. Therefore, you will not have any information with which to evaluate any individual secured equipment lease or the secured equipment lease program in general. We cannot assure you that we will be successful in choosing suitable operators who will fulfill their obligations under secured equipment leases or that we will be able to negotiate secured equipment leases on favorable terms.

         THERE MAY BE DELAYS IN INVESTING THE PROCEEDS OF THIS OFFERING. We may delay investing the proceeds of this offering for up to the later of two years from the commencement of this offering or one year after termination of the offering; although, we expect to invest substantially all net offering proceeds by the end of that period. The net offering proceeds from each of our first three public offerings were invested within such time period. The "Prior Performance Information" section provides a summary description of the investment experience of affiliates of the advisor in prior CNL programs, but you should be aware that previous experience is not necessarily indicative of the rate at which the proceeds of this offering will be invested and that this offering is substantially larger than our previous offerings.

         We may delay investing the proceeds from this offering, and therefore delay the receipt of any returns from such investments, due to the inability of the advisor to find suitable properties or mortgage loans for investment. Until we invest in properties or make mortgage loans, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments or mortgage loans. Further, if we are required to invest any funds in properties and mortgage loans and we have not done so or reserved those funds for Company purposes within the later of two years from the initial date of this Prospectus, or one year after the termination of this offering, we will distribute the remaining funds, including accrued interest which has not been previously distributed, pro rata to the persons who are stockholders of the Company at that time.

         THE SALE OF SHARES BY STOCKHOLDERS COULD BE DIFFICULT. Currently there is no public market for the shares, so stockholders may not be able to sell their shares promptly at a desired price. Therefore, you should consider purchasing the shares as a long-term investment only. We do not know if we will ever apply to list our shares on a national securities exchange or over-the-counter market, or, if we do apply for listing, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. In any event, the Articles of Incorporation provide that we will not apply for listing before the completion or termination of this offering. We cannot assure you that the price you would receive in a sale on a national securities exchange or over-the-counter market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares. In addition, although we have adopted a redemption plan, we have discretion to not redeem your shares, to suspend the plan, and to cease redemptions. Further, the plan has many limitations and should not be relied upon as a method to sell shares promptly and at a desired price. In particular, those limitations include: (i) no more than $100,000 of proceeds from the sale of shares pursuant to any offering in any calendar quarter may be used to redeem shares (but the full amount of the proceeds from the sale of shares under the reinvestment plan attributable to any calendar quarter may be used to redeem shares presented for redemption during such quarter), and (ii) no more than 5% of the number of shares of our common stock (outstanding at the beginning of any 12-month period) may be redeemed during such 12-month period.

COMPANY-RELATED RISKS

         WE ARE DEPENDENT ON THE ADVISOR. The advisor, subject to approval by the Board of Directors, is responsible for our daily management, including all acquisitions, dispositions and financings. The Board of Directors may fire the advisor, with or without cause, but only subject to payment and release of the advisor from all guarantees and other obligations incurred as advisor, which are referenced in the "Management Compensation" section of this Prospectus. We cannot be sure that the advisor will achieve our objectives or that the Board of Directors will be able to act quickly to remove the advisor if it deems removal necessary. As a result, it is possible that we would be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

         WE WILL BE SUBJECT TO CONFLICTS OF INTEREST.

         We will be subject to conflicts of interest arising out of our relationships with the advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section provides a further discussion of the conflicts of interest between us and the advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

                  We will experience competition for properties. The advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to us. The selection of properties to be transferred by the advisor to us may be subject to conflicts of interest. We cannot be sure that the advisor will act in our best interests when deciding whether to allocate any particular property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.


                  There will be competing demands on our officers and directors. Our directors and some of our officers, and the directors and some of the officers of the advisor have management responsibilities for other companies, including companies that may in the future invest in some of the same types of assets in which we may invest. For this reason, these officers and directors will share their management time and services among those companies and us, will not devote all of their attention to us and could take actions that are more favorable to the other companies than to us.

                  The timing of sales and acquisitions may favor the advisor. The advisor may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by us. Our Board of Directors must approve any investments and sales, but the advisor's recommendation to the Board may be influenced by the impact of the transaction on the advisor's compensation. The agreements between us and the advisor were not the result of arm's-length negotiations. As a result, the advisor may not always act in the Company's best interests, which could adversely affect our results of operations.

                  Our advisor's fee structure may encourage our advisor to recommend speculative investments and a high amount of leverage. Our advisor will realize substantial compensation in connection with the acquisition of properties, and as a result, may recommend speculative investments to us. In addition, because our advisor will receive fees based on the amount of permanent financing we obtain, our advisor may have an incentive to recommend a high amount of leverage to us. Similarly, because our advisor may receive fees upon the sale of properties, loans and other permitted investments, our advisor may have an incentive to recommend to us the premature sale of these assets.

                  The agreements between us and our advisor were not the result of arm's-length negotiations. Because some of our officers and directors are also officers and directors of our advisor, the terms of the advisory agreement may favor our advisor. As a result, our advisor may not always act in our best interests, which could adversely affect our results of operations.

                  Our properties may be developed by affiliates. Properties that we acquire may require development prior to use by a tenant. Our affiliates may serve as developer and if so, the affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of Directors, including the independent directors, must approve employing an affiliate of ours to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive the development fee.

                  We may invest with affiliates of the advisor and enter into transactions with them. We may invest in joint ventures with other programs sponsored by the advisor or its affiliates. The Board of Directors, including the independent directors, must approve the transaction, but the advisor's recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us. Further, because these transactions are, and other transactions we enter into may be, with affiliates, they may not be at arm's length. Had they been at arm's length, the terms of such transactions may have been different and may have been more beneficial to us.

                  Affiliates of the advisor have a financial interest in certain tenants. For properties that we lease to tenants in which affiliates of the advisor have financial or other interests, we are less likely to evict the tenant for defaulting under the lease. Minor defaults may continue for some time before the advisor or Board of Directors, including the independent directors, resolves to evict the tenant, and the advisor's recommendation may be more beneficial to other entities than to the Company.

                  There is no separate counsel for the Company, our affiliates and investors. We may have interests that conflict with yours and those of our affiliates, but none of us has the benefit of separate counsel.

REAL ESTATE AND OTHER INVESTMENT RISKS

         POSSIBLE LACK OF DIVERSIFICATION INCREASES THE RISK OF INVESTMENT. There is no limit on the number of properties of a particular brand or facility type which we may acquire, and we are not obligated to invest in more than one type of facility. The Board of Directors, however, including a majority of the independent directors, will review our properties and potential investments in terms of geographic, brand, facility type or tenant and operator diversification. As of February 16, 2004, the majority of the Company's Properties were either assisted living facilities or assisted living facilities with units for residents with Alzheimer's and related memory disorders. The Company's 119 properties owned as of December 31, 2003, excluding one parcel of land on which a retirement facility is expected to be constructed, are leased to 15 tenants, three of which independently contributed between 11% and 18% (an aggregate of 42%) of total rental income for the year ended December 31, 2003. As of February 16, 2004, the majority of the Company's properties were Sunrise-branded properties and Sunrise Senior Living Services, Inc. was the operator of 94 of the Company's 138 properties. Additionally, four Properties owned by the Company as of February 16, 2004 are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development, the Property will be operated by Sunrise Senior Living Services, Inc. Also, one of the properties for which the Company had an initial commitment to acquire as of February 16, 2004, is expected to be operated by Sunrise Senior Living Services, Inc. Because of this concentration, there is a risk that any adverse developments affecting the tenants or Sunrise Senior Living Services, Inc. could materially adversely affect our revenues (thereby affecting our ability to make distributions to stockholders). Although the Company's 138 properties are located in 29 states, 10.9% of the properties are located in Florida, 8.7% of the properties are located in each of California and Georgia, and 7.2% of the properties are located in Texas. Depending on the purchase price of each additional property, we may not be able to achieve diversification by tenant, operator, facility type or geographic location. Lack of diversification increases the potential adverse effect on us of a single underperforming tenant, an underperforming facility type or a depressed geographic region.

         Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal. To the extent our assets are geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions. We do not know whether we will sell all of the shares being offered by this Prospectus. If we do not, it is possible that we will not have the funds necessary to further diversify our investments or achieve the highest possible return on our investments.

         MULTIPLE PROPERTY LEASES OR MORTGAGE LOANS WITH INDIVIDUAL TENANTS OR BORROWERS INCREASE OUR RISKS. The value of our properties will depend principally upon the value of the leases of the properties. Minor defaults by a tenant or borrower may continue for some time before the advisor or Board of Directors determines that it is in our interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one mortgage loan. As a result, a default by or the financial failure of a tenant or borrower could cause more than one property to become vacant or more than one loan to become nonperforming in some circumstances. Vacancies would reduce our cash receipts and could decrease the properties' resale value until we are able to re-lease the affected properties.

         WE MAY RELY ON CREDIT ENHANCEMENTS TO OUR LEASES FOR MINIMUM RENT PAYMENTS. Our leases may have credit enhancement provisions, such as guarantees or shortfall reserves provided by a third-party tenant or operator. These credit enhancement provisions may terminate at either a specific time during the lease term or once net operating income of the property exceeds a specified amount. These provisions may also have limits on the overall amount of the credit enhancement. After the termination of a credit enhancement, or in the event that the maximum limit of a credit enhancement is reached, we may only look to the tenant to make lease payments. In the event that a credit enhancement has expired or the maximum limit has been reached, or in the event that a provider of a credit enhancement is unable to meet its obligations, our results of operations could be adversely affected if our properties are unable to generate sufficient funds from operations to meet minimum rent payments and the tenants do not otherwise have the resources to make the rent payments. In addition, as of the date of this Prospectus, the majority of the tenants of our Properties are thinly-capitalized.

         WE DO NOT HAVE CONTROL OVER MARKET AND BUSINESS CONDITIONS. Changes in general or local economic or market conditions, increased costs of energy, insurance, and/or products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, the ability of an operator or tenant to fulfill its obligations, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing government regulations, inability to remodel outmoded buildings as required by the franchise or lease agreement, voluntary termination by a tenant of its obligations under a lease, bankruptcy of a tenant or borrower, and other factors beyond our control may reduce the value of properties that we currently own or those that we acquire in the future, the ability of tenants to pay rent on a timely basis, the amount of the rent and the ability of borrowers to make mortgage loan payments on time. If tenants are unable to make lease payments or borrowers are unable to make mortgage loan payments as a result of any of these factors, cash available to make distributions to our stockholders may be reduced.

         ADVERSE TRENDS IN THE HEALTH CARE AND SENIORS' HOUSING INDUSTRY MAY IMPACT OUR PROPERTIES. The success of our properties will depend largely on the property operators' ability to adapt to dominant trends in the health care and seniors' housing industry, including greater competitive pressures, increased consolidation, industry overbuilding, increased regulation and reform, changing demographics, availability of labor, price levels and general economic conditions. The "Business -- General" section includes a description of the size and nature of the health care and seniors' housing industry and current trends in this industry. If operators of our properties are unable to adapt to dominant trends in the health care and seniors' housing industry, our income and funds available for distribution could be adversely impacted.

         RETIREMENT FACILITIES AND OTHER HEALTH CARE-RELATED FACILITIES.

                  Some of our tenants and borrowers must attract senior citizens with ability to pay. Some of the properties which we intend to own or finance, in particular, assisted living and independent living facilities, depend on their ability to attract senior citizens with the ability to pay for the services they receive. While a portion of the fees payable by residents of retirement facilities may be reimbursed by government and private payors, many are substantially dependent on the ability of the residents and their families to pay directly. In addition, some payors, such as Medicare, limit the number of days for which payment will be made in some settings, such as skilled nursing facilities, and all payors limit the types of services for which payment will be made and/or the amount paid for each particular service. Inflation or other circumstances could affect the ability of residents to continue to pay for the services they receive. Although we do not anticipate that base lease and mortgage loan payments will be linked to the fees or rates received by the operators, certain leases and mortgage loans may provide that we will receive a percentage of the fees or rates charged by the operator to residents. If residents of retirement facilities are unable to pay fees owed to the facilities' operators, the tenants could be adversely affected and may be unable to make base lease and loan payments. This could have a material adverse impact on the amount of lease and loan payments we receive in excess of base amounts.

                  Failure to comply with government regulations could negatively affect our tenants and borrowers. The health care industry is highly regulated by federal, state and local licensing requirements, facility inspections, reimbursement policies, regulations concerning capital and other expenditures, certification requirements and other laws, regulations and rules. The failure of any tenant, operator or borrower to comply with such laws, requirements and regulations could affect a tenant's, operator's or borrower's ability to operate the retirement facilities that we own or finance. Health care operators are subject to federal and state laws and regulations that govern financial and other arrangements between health care providers. These laws prohibit certain direct and indirect payments or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. They also require compliance with a variety of safety, health, staffing and other requirements relating to the design and conditions of the licensed facility and quality of care provided. These regulations may also enable the regulatory agency to place liens on the property which may be senior to our secured position. Possible sanctions for violation of these laws and regulations include loss of licensure or certification, the imposition of civil monetary and criminal penalties, and potential exclusion from the Medicare and Medicaid programs.

         Because this area of the law currently is subject to intense scrutiny, additional laws and regulations may be enacted or adopted that could require changes in the design of the properties and certain operations of our tenants, operators and borrowers. For example, a tenant's or operator's loss of licensure or Medicare/Medicaid certification could result in our having to obtain another tenant or operator for the affected property. In addition, a tenant or operator may be required to make significant modifications to the property and may not have the financial ability to do so. We cannot assure you that we could contract with another tenant or operator on a timely basis or on acceptable terms. Our failure to do so could have an adverse effect on our financial condition or results of operations.

                  Our properties may not be readily adaptable to other uses. We anticipate that some of the properties in which we will invest may be special purpose properties that could not be readily converted into general residential, retail or office use. Transfers of operations of retirement facilities often are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. Therefore, if the operation of any of our properties becomes unprofitable for its tenant or operator due to competition, age of improvements or other factors such that the tenant becomes unable to meet its obligations under the lease, the liquidation value of the property may be substantially less than would be the case if the property were readily adaptable to other uses. The receipt of liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of the property. Should any of these events occur, our income and funds available for distribution could be reduced.

                  Our tenants and borrowers may rely on government reimbursement. Our tenants and borrowers, particularly those operating skilled nursing facilities and those leasing space in medical office buildings, may derive a significant portion of their revenues from governmentally funded programs, such as Medicaid and Medicare. Although, we do not anticipate that lease and mortgage loan payments will be linked to the level of government reimbursement received by the operators, to the extent that changes in government funding programs adversely affect the operators or the revenues received by those operators, such changes could adversely affect the ability of the tenants to make lease and loan payments to us and/or the amount of such payments if and to the extent they are based on gross revenues. Failure of the tenants and borrowers to make their lease and loan payments, and/or reductions in such payments, would have a direct and material adverse effect on our operations.

         Medicaid, which is a medical assistance program for persons with few assets and minimal income operated by individual states with the financial participation of the federal government, provides a significant source of revenue for skilled nursing facilities. The method of reimbursement under Medicaid varies from state to state, but is typically based on per diem or per diagnosis rates. The Medicaid program is subject to change and is affected by state and federal budget shortfalls and funding restrictions which may materially decrease rates of payment or delay payment. We cannot assure you that Medicaid payments will remain constant or be sufficient to cover costs allocable to Medicaid patients. While Medicare, the federal health program for the aged and some chronically disabled individuals, is not anticipated to be a major source of revenue for the types of retirement facilities in which we expect to invest or make mortgage loans, we have reserved the right to invest in or make mortgage loans to other types of retirement facilities that are substantially dependent on Medicare funding. Like the Medicaid program, the Medicare program is highly regulated and subject to frequent and substantial changes, many of which may result in reduced levels of payment for a substantial portion of health care services. In addition to pressures from providers of government reimbursement, we may experience pressures from private payors attempting to control health care costs, and reimbursement from private payors eventually may decrease to levels approaching those of government payors.

                  Cost control and other health care reform measures may reduce reimbursements to our tenants and borrowers. The health care industry is facing various challenges, including increased government and private payor pressure on health care providers to control costs and the vertical and horizontal consolidation of health care providers. The pressure to control health care costs has intensified in recent years as a result of the national health care reform debate and has continued as Congress attempts to slow the rate of growth of federal health care expenditures as part of its effort to balance the federal budget. Similar debates are ongoing at the state level in many states. We believe that government and private efforts to contain and reduce health care costs will continue. These trends are likely to lead to reduced or slower growth in reimbursement for services provided by some of our tenants and borrowers. We cannot predict whether governmental reforms will be adopted and, if adopted, whether the implementation of these reforms will have a material adverse effect on our financial condition or results of operations.

                  Certificate of Need laws may impose investment barriers for us. Some states regulate the supply of some types of retirement facilities, such as skilled nursing facilities, through Certificate of Need laws. A Certificate of Need typically is a written statement issued by a state regulatory agency evidencing a community's need for a new, converted, expanded or otherwise significantly modified retirement facility or service which is regulated pursuant to the state's statutes. These restrictions may create barriers to entry or expansion and may limit the availability of properties for our acquisition or development. In addition, we may invest in properties which cannot be replaced if they become obsolete unless such replacement is approved or exempt under a Certificate of Need law.

                  Privacy, administrative simplification and other health care provider laws. The health care industry has come under pressure to maintain confidentiality of patients medical records and to simplify the administrative paperwork by following standard transaction and transmission requirements.

         Under the Health Insurance Portability and Accountability Act (HIPAA) of 1996, the U.S. Department of Health and Human Service (HHS) published the Standards for Privacy of Individually Identifiable Information Final Rule in December 2000. Some of our tenants may be categorized as health care providers and/or operators of facilities and must comply with those rules. In addition, health care providers who submit electronic claims to Medicare must comply with HHS's rules promulgated under HIPAA's administrative simplification provisions governing standard transaction and transmission regulations. In addition, this law permits states to enact more stringent requirements that protect the privacy of medical records. We cannot predict or assess whether there may be broader laws or rules enacted or what final costs and requirements will be imposed upon our tenants.

         OUR LEASES WITH TENANTS OF MEDICAL OFFICE BUILDINGS MAY PRESENT GREATER RISK BECAUSE THEY ARE EXPECTED TO BE GROSS LEASES WITH FIVE TO TEN YEAR TERMS. With respect to acquisitions of medical office buildings, we generally expect to enter into five to ten year gross leases. Because the tenant generally will be responsible for a certain capped amount of the repairs, maintenance, property taxes, utilities and insurance and we will be responsible for the balance, our results of operations could be affected if the balance of these expenses is large. In addition, we may have difficulty obtaining a new tenant upon the expiration of each short-term lease, and our results of operations could be negatively impacted if we failed to do so within a short time period.

         WE WILL NOT CONTROL THE MANAGEMENT OF OUR RETIREMENT FACILITIES. Our tenants will be responsible for maintenance and other day-to-day management of the properties either directly or by entering into operating agreements with third-party operators. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants or operators that we do not control to operate the properties successfully. The tenant's ability to satisfy the lease obligations depends primarily on the property's operating results. We intend to enter into leasing agreements with tenants having substantial prior experience in the operation of retirement facilities or who contract with third-party operators having the same qualifications. However, we may enter into leasing agreements with newly-formed tenants that have limited experience but whose principals and officers have substantial experience in the operation of retirement facilities. If our tenants or third-party operators are unable to operate the properties successfully, they may not be able to pay their rent, which could adversely affect our financial condition.

         WE MAY NOT CONTROL THE JOINT VENTURES IN WHICH WE ENTER. Our independent directors must approve all joint venture or general partnership arrangements in which we enter. Subject to that approval, we may enter into a joint venture with an unaffiliated party to purchase a property, and the joint venture or general partnership agreement relating to that joint venture or partnership may provide that we will share management control of the joint venture with the unaffiliated party. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party who has no notice of the agreement, and we therefore may be unable to control fully the activities of the joint venture. If we enter into a joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture.

         JOINT VENTURE PARTNERS MAY HAVE DIFFERENT INTERESTS THAN WE HAVE. Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments may adversely affect our returns on the investments and, therefore, cash available for distributions to our stockholders may be reduced.

         IT MAY BE DIFFICULT FOR US TO EXIT A JOINT VENTURE AFTER AN IMPASSE. In our joint ventures, there will be a potential risk of impasse in some joint venture decisions since our approval and the approval of each co-venturer will be required for some decisions. In any joint venture with an affiliated program, however, we may have the right to buy the other co-venturer's interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete the buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops. You can read the section of this Prospectus under the caption "Business -- Joint Venture Arrangements" if you want more information about the terms that our joint venture arrangements are likely to include.

         WE MAY NOT HAVE CONTROL OVER PROPERTIES UNDER CONSTRUCTION. We intend to acquire sites on which a property that we will own will be built, as well as sites which have existing properties (including properties which require renovation). If we acquire a property for development or renovation, we may be subject to risks in connection with a developer's ability to control construction costs and the timing of completion of construction or a developer's ability to build in conformity with plans, specifications and timetables. Our agreements with a developer will provide safeguards designed to minimize these risks. In the event of a default by a developer, we generally will have the right to require the tenant to purchase the property that is under development at a pre-established price designed to reimburse us for all acquisition and development costs. We cannot be sure, however, that the tenants will have sufficient funds to fulfill their obligations under these agreements. You can read the section of this Prospectus under the caption "Business -- Site Selection and Acquisition of Properties" if you want more information about property development and renovation.

         WE WILL HAVE NO ECONOMIC INTEREST IN GROUND LEASE PROPERTIES. If we invest in ground lease properties, we will not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement. Therefore, with respect to ground lease properties, the Company will have no economic interest in the land or building at the expiration of the lease on the underlying land; although, we generally will retain partial ownership of, and will have the right to remove any equipment that we may own in the building. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.

         IT MAY BE DIFFICULT TO RE-LEASE OUR PROPERTIES. If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce cash available to make distributions to our stockholders.

         WE CANNOT CONTROL THE SALE OF SOME PROPERTIES. We expect to give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. The leases also generally will provide the tenant with a right of first refusal on any proposed sale provisions. These policies may lessen the ability of the advisor and the Board of Directors to freely control the sale of the property. See "Business -- Description of Property Leases -- Right of Tenant to Purchase."

         THE LIQUIDATION OF OUR ASSETS MAY BE DELAYED. If our shares are not listed on a national securities exchange or over-the-counter market by December 31, 2008, we are obligated under our Articles of Incorporation to sell our assets and distribute the net sales proceeds to stockholders, and we will engage only in activities related to our orderly liquidation, unless our stockholders elect otherwise. Neither the advisor nor the Board of Directors may be able to control the timing of the sale of our assets due to market conditions, and we cannot assure you that we will be able to sell our assets so as to return our stockholders' aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. Because a portion of the offering price from the sale of shares is used by the Company to pay expenses and fees and the full offering price is not invested in properties, we will only return all of our stockholders' invested capital if we sell the properties for a sufficient amount in excess of their original purchase price. If we take a purchase money obligation in partial payment of the sales price of a property, we will realize the proceeds of the sale over a period of years. Further, any intended liquidation of our Company may be delayed beyond the time of the sale of all of the properties until all mortgage loans and secured equipment leases expire or are sold, because any mortgage loans into which we enter are likely to have terms of 10 to 20 years and secured equipment leases are likely to have terms of seven years, and those obligations may not expire before all of the properties are sold.

         RISKS OF MORTGAGE LENDING.

                  Our mortgage loans may be impacted by unfavorable real estate market conditions. If we make mortgage loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

                  Our mortgage loans will be subject to interest rate fluctuations. If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans will yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.

                  Delays in liquidating defaulted mortgage loans could reduce our investment returns. If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

                  Returns on our mortgage loans may be limited by regulations. The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage loans in several jurisdictions, it could reduce the amount of income we would receive.

         RISKS OF SECURED EQUIPMENT LEASING.

                  Our collateral may be inadequate to secure leases. In the event that a lessee defaults on a secured equipment lease, we may not be able to sell the subject equipment at a price that would enable us to recover our costs associated with the equipment. If we cannot recover our costs, it could affect our results of operations.

                  Returns on our secured equipment leases may be limited by regulations. The secured equipment lease program may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to operate the secured equipment lease program in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to operate the secured equipment lease program in several jurisdictions, it could reduce the amount of income we would receive.

                  The section of this Prospectus captioned "Risk Factors -- Tax Risks" discusses certain federal income tax risks associated with the secured equipment lease program.

         OUR PROPERTIES MAY BE SUBJECT TO ENVIRONMENTAL LIABILITIES. Under various federal and state environmental laws and regulations, as an owner or operator of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. At certain properties, such as skilled nursing facilities, medical office buildings and walk-in clinics, some environmental and bio-medical hazardous wastes and products will be used and generated in the course of normal operations of the facility. While the leases will provide that the tenant is solely responsible for any environmental hazards created during the term of the lease, we or an operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from the site.

         All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other media and conditions. The Board of Directors and the advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that if it is a material problem: (i) the seller, tenant or operator has (a) agreed in writing to indemnify us and/or (b) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem; or (ii) the Company has negotiated other comparable arrangements, including but not limited to a reduction in the purchase price. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities associated with the properties that we may acquire from time to time will have been identified or that no prior owner, operator or current occupant will have created an environmental condition not known to us. Moreover, we cannot be sure that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the environmental condition of the properties that we may acquire from time to time will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations.

FINANCING RISKS

         WE HAVE OBTAINED LONG-TERM FINANCING AND MAY REQUIRE ADDITIONAL FINANCING IN THE FUTURE. We have obtained long-term financing with regard to some of our properties; however, we cannot be sure that we will be able to obtain future long-term financing on satisfactory terms. If we do not obtain additional long-term financing in the future, we may not be able to acquire as many properties or make as many loans and leases as we anticipated, which could limit the further diversification of our investments and our ability to achieve our investment objectives.

         ANTICIPATED BORROWING CREATES RISKS. We may borrow money to acquire assets, to preserve our status as a REIT or for any other authorized corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. The Company anticipates that we will obtain one or more revolving lines of credit up to $125,000,000 to provide financing for the acquisition of assets, although the Board of Directors could determine to borrow a greater amount. On March 17, 2003, the Company obtained a two-year, $85,000,000 revolving line of credit that may be amended to allow the line of credit to be increased by $40,000,000. We may repay the line of credit using equity offering proceeds, including proceeds from this offering, proceeds from the sale of assets, working capital or permanent financing. Initially, we expect to repay any amounts borrowed under the line of credit as we receive additional offering proceeds. If we do not receive enough offering proceeds to repay the amounts due under the line of credit, we will need to seek additional equity or debt financing. We may also obtain additional long-term, permanent financing. We may not borrow more than 300% of our net assets. As of February 16, 2004, $20 million was outstanding on the line of credit and the Company had obtained permanent financing totaling approximately $729 million. In addition, the Company had assumed approximately $88,500,000 in life care bonds payable to certain residents of two of the Company's properties. Borrowing may be risky if the cash flow from the properties and other investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it. We are not limited on the amount of assets we may use as security for the repayment of indebtedness. See "Business -- Borrowing" for a description of the line of credit and permanent financing the Company has obtained as of February 16, 2004.

         WE CAN BORROW MONEY TO MAKE DISTRIBUTIONS. We may borrow money as necessary or advisable to make distributions, including, but not limited to, distributions for the purpose of the maintenance of our qualification as a REIT for federal income tax purposes, or for any other authorized corporate purpose. In such an event, it is possible that we could make distributions in excess of our earnings and profits and, accordingly, that the distributions could constitute a return of capital for federal income tax purposes, although such distributions would not reduce stockholders' aggregate invested capital.

MISCELLANEOUS RISKS

         OUR PROPERTIES MAY BE UNABLE TO COMPETE SUCCESSFULLY. We anticipate that we will compete with other REITs, real estate partnerships, health care providers and other investors, including, but not limited to, banks and insurance companies, many of which will have greater financial resources, in the acquisition, leasing and financing of properties. We may also compete with affiliates for mortgage loans and borrowers. Further, non-profit entities are particularly attracted to investments in retirement facilities because of their ability to finance acquisitions through the issuance of tax-exempt bonds, providing non-profit entities with a relatively lower cost of capital as compared to for-profit purchasers. In addition, in some states, retirement facilities owned by non-profit entities are exempt from taxes on real property. We cannot be sure we will be able to identify suitable investments or that we will be able to consummate investments on commercially reasonable terms.

         In addition, the health care industry is highly competitive, and we anticipate that any property we acquire will compete with other facilities in the vicinity. We cannot assure you that our tenants will be able to compete effectively in any market that they enter. Our tenants' inability to compete successfully would have a negative impact on our financial condition and results of operations. In addition, due to the highly competitive environment, it is possible that the markets in which we acquire properties will be subject to over-building.

         INFLATION COULD ADVERSELY AFFECT OUR INVESTMENT RETURNS. Inflation may decrease the value of some of our investments. For example, a substantial rise in inflation over the term of an investment in mortgage loans and secured equipment leases may reduce the actual return on those investments, if they do not otherwise provide for adjustments based upon inflation. Inflation could also reduce the value of our investments in properties if the inflation rate is high enough that percentage rent and automatic increases in base rent do not keep up with inflation.

         WE MAY NOT HAVE ADEQUATE INSURANCE. An uninsured loss or a loss in excess of insured limits could have a material adverse impact on our operating results and cash flows and returns to the stockholders could be reduced. The section entitled "Business -- Description of Property Leases -- Insurance, Taxes, Maintenance and Repairs" describes the types of insurance that the leases of the properties will require the tenant to obtain. Certain types of losses, such as from terrorist attacks, however, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. Therefore, if we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, cash available for distributions to stockholders may be reduced and the value of our assets may decrease significantly. In addition, in such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

         POSSIBLE EFFECT OF ERISA. We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be "plan assets" of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be "plan assets" under ERISA (i) it is not clear that the exemptions from the "prohibited transaction" rules under ERISA would be available for our transactions and (ii) the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Internal Revenue Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

         OUR GOVERNING DOCUMENTS MAY DISCOURAGE TAKEOVERS. Some provisions of our Articles of Incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of our Company by third parties. Some other provisions of the Articles of Incorporation which exempt us from the application of Maryland's Business Combinations Statute and Control Share Acquisition Act, may have the effect of facilitating (i) business combinations between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock and (ii) the acquisition by any person of shares entitled to exercise or direct the exercise of 10% or more of our total voting power. Because we will not be subject to the provisions of the Business Combinations Statute and the Control Share Acquisition Act, it may be more difficult for our stockholders to prevent or delay business combinations with large stockholders or acquisitions of substantial blocks of voting power by such stockholders or other persons, should the ownership restrictions be waived, modified or completely removed. Such business combinations or acquisitions of voting power could cause us to fail to qualify as a REIT. You can read the sections of this Prospectus under the captions "Risk Factors -- Tax Risks -- We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes," "Risk Factors -- Tax Risks -- Ownership limits may discourage a change in control," "Summary of the Articles of Incorporation and Bylaws -- General," "Summary of the Articles of Incorporation and Bylaws -- Mergers, Combinations and Sale of Assets," "Summary of the Articles of Incorporation and Bylaws -- Control Share Acquisitions" and "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership" if you want more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

         OUR STOCKHOLDERS ARE SUBJECT TO OWNERSHIP LIMITS. The Articles of Incorporation generally restrict ownership of more than 9.8% of the outstanding common stock or 9.8% of any series of outstanding preferred stock by one person. If the ownership, transfer, acquisition or change in our corporate structure would jeopardize our REIT status, that ownership, transfer, acquisition or change in our corporate structure would be void as to the intended transferee or owner and the intended transferee or owner would not have or acquire any rights to the common stock.

         MAJORITY STOCKHOLDER VOTE MAY DISCOURAGE CHANGES OF CONTROL. Stockholders may take some actions, including approving amendments to the Articles of Incorporation and Bylaws, by a vote of a majority of the shares outstanding and entitled to vote. If approved by the holders of the appropriate number of shares, all actions taken would be binding on all of our stockholders. Some of these provisions may discourage or make it more difficult for another party to acquire control of us or to effect a change in our operations.

         INVESTORS IN OUR COMPANY MAY EXPERIENCE DILUTION. Stockholders have no preemptive rights. If we (i) commence a subsequent public offering of shares or securities convertible into shares or (ii) otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in our Company. This is the fifth offering being undertaken by the Company. Although the Board of Directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" and "The Offering -- Plan of Distribution."

         THE BOARD OF DIRECTORS CAN TAKE MANY ACTIONS WITHOUT STOCKHOLDER APPROVAL. The Board of Directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, the Board of Directors can (i) list our stock on a national securities exchange or over-the-counter market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders; (iii) issue additional shares of any class or series of stock without obtaining stockholder approval, which could dilute your ownership; (iv) change the advisor's compensation, and employ and compensate affiliates; (v) direct our investments toward investments that will not appreciate over time, such as building only properties, with the land owned by a third party, and mortgage loans; and (vi) establish and change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

         WE WILL RELY ON THE ADVISOR AND BOARD OF DIRECTORS TO MANAGE THE COMPANY. If you invest in the Company, you will be relying entirely on the management ability of the advisor and on the oversight of our Board of Directors. You will have no right or power to take part in the management of our Company, except through the exercise of your voting rights. Thus, you should not purchase any of the shares offered by this Prospectus unless you are willing to entrust all aspects of our management to the advisor and the Board of Directors.

         OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY. The Articles of Incorporation and Bylaws provide that an officer or director's liability for monetary damages to us, our stockholders or third parties may be limited. Generally, we are obligated under the Articles of Incorporation and the Bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have executed indemnification agreements with each officer and director and agreed to indemnify the officer or director for any such liabilities that he or she incurs. These indemnification agreements could limit our ability and the ability of our stockholders to effectively take action against our directors and officers arising from their service to us. You can read the section of this Prospectus under the caption "Summary of the Articles of Incorporation and Bylaws -- Limitation of Liability and Indemnification" for more information about the indemnification of our officers and directors.

TAX RISKS

         WE WILL BE SUBJECT TO INCREASED TAXATION IF WE FAIL TO QUALIFY AS A REIT FOR FEDERAL INCOME TAX PURPOSES. Our management believes that we operate in a manner that enables us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT. We have, however, received an opinion from our tax counsel, Greenberg Traurig, LLP, that we met the requirements for qualification as a REIT for each of our taxable years ending through December 31, 2003 and that our ownership, operations and assets will permit us to continue such qualification in subsequent taxable years. For a discussion of the basis on which such opinion was issued and the assumptions which underlie such opinion see "Federal Income Tax Considerations -- Opinion of Counsel."

         You should be aware that opinions of counsel are not binding on the Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion are conditioned on, and our continued qualification as a REIT will depend on, our management meeting various requirements, which are discussed in more detail under the heading "Federal Income Tax Considerations -- Taxation of the Company -- Requirements for Qualification as a REIT."

         If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for distribution to you, as a stockholder, would be reduced substantially for each of the years involved.

         OUR LEASES MAY BE RECHARACTERIZED AS FINANCINGS WHICH WOULD ELIMINATE DEPRECIATION DEDUCTIONS ON OUR PROPERTIES. Our tax counsel, Greenberg Traurig, LLP, is of the opinion, based upon certain assumptions, that the leases of properties where we would own the underlying land would constitute leases for federal income tax purposes, except with respect to leases structured as "financing leases" which would constitute financings for federal income tax purposes. However, with respect to properties where we would not own the underlying land, Greenberg Traurig, LLP may be unable to render this opinion. If the lease of a property does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Greenberg Traurig, LLP, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular that we would not be entitled to claim depreciation deductions with respect to the property (although we should be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in some taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased. With respect to leases structured as "financing leases," we will report income received as interest income and will not take depreciation deductions related to the real property. Any increase in our distribution requirements may limit our ability to invest in additional properties and to make additional mortgage loans.

         EXCESSIVE NON-REAL ESTATE ASSET VALUES MAY JEOPARDIZE OUR REIT STATUS. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Our secured equipment leases would not be considered real estate assets for federal income tax purposes. Therefore, the value of the secured equipment leases, together with any other property that is not considered a real estate asset for federal income tax purposes, must represent in the aggregate less than 25% of our total assets.

         In addition, under federal income tax law, we may not own securities in, or make secured equipment loans to, any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of any one company, or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets. For federal income tax purposes, the secured equipment leases would be considered loans which are not secured by an interest in real property. The value of the secured equipment leases entered into with any particular tenant under a lease or entered into with any particular borrower under a loan must not represent in excess of 5% of our total assets and, except with respect to secured equipment leases which provide for fixed "rent" or payments which represent a percentage of the tenant's gross income and fixed timing of all such payments as well as repayment of the financed amount ("Straight Debt"), must not represent in excess of 10% of the value of the tenant's total securities. Each of the secured equipment leases will be structured as Straight Debt.

         The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, and such failure is not remedied within 30 days after the close of such quarter, we will cease to qualify as a REIT.

         WE MAY HAVE TO BORROW FUNDS OR SELL ASSETS TO MEET OUR DISTRIBUTION REQUIREMENTS. Subject to some adjustments that are unique to REITs, a REIT generally must distribute 90% of its taxable income. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.

         OWNERSHIP LIMITS MAY DISCOURAGE A CHANGE IN CONTROL. For the purpose of protecting our REIT status, our Articles of Incorporation generally limit the ownership by any single stockholder of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of that class. The Articles also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than 100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Internal Revenue Code, owned 50% or more of our common stock. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is making purchases of shares of common stock in order to acquire a block of shares.

         WE MAY BE SUBJECT TO OTHER TAX LIABILITIES. Even if we qualify as a REIT, we may be subject to some federal, state and local taxes on our income and property that could reduce operating cash flow.

         CHANGES IN TAX LAWS MAY PREVENT US FROM QUALIFYING AS A REIT. As we have previously described, we are treated as a REIT for federal income tax purposes. However, this treatment is based on the tax laws that are currently in effect. We are unable to predict any future changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax laws that prevents us from qualifying as a REIT or that requires REITs generally to pay corporate level income taxes, we may not be able to make the same level of distributions to our stockholders.

                   SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

         The shares of common stock offered through this Prospectus (the "Shares") are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the Shares, which means that it may be difficult to sell Shares. See the "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership" for a description of the transfer requirements. As a result, the Company has established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000. The Company's suitability standards also require that a potential investor (i) can reasonably benefit from an investment in the Company based on such investor's overall investment objectives and portfolio structuring, (ii) is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation, and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose the entire investment, (c) the lack of liquidity of the Shares, (d) the background and qualifications of the advisor, and (e) the tax consequences of the investment.

         California, Iowa, Maine, Michigan, Missouri, Ohio, and Pennsylvania have established suitability standards different from those established by the Company, and Shares will be sold only to investors in those states who meet the special suitability standards set forth below.

         CALIFORNIA, IOWA AND MICHIGAN -- The investor has either (i) a net worth (not including home, furnishings and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $225,000.

         MAINE -- The investor has either (i) a net worth (not including home, furnishings and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $200,000.

         MISSOURI, OHIO AND PENNSYLVANIA -- The investor has (i) a net worth (not including home, furnishings and personal automobiles) of at least ten times the investor's investment in the Company; and (ii) either (a) a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $150,000.

         The foregoing suitability standards must be met by the investor who purchases the Shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

         Investors should read carefully the requirements in connection with resales of Shares as set forth in the Articles of Incorporation and as summarized under "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code of 1986, as amended (the "Code"). See "The Offering -- ERISA Considerations." In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding "unrelated business taxable income," see "Federal Income Tax Considerations -- Taxation of Stockholders -- Tax-Exempt Stockholders."

         In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the Subscription Agreement in the form attached hereto as Appendix C. In addition, soliciting dealers, broker-dealers that are members of the National Association of Securities Dealers, Inc. or other entities exempt from broker-dealer registration (collectively, the "Soliciting Dealers"), who are engaged by CNL Securities Corp. (the "Managing Dealer") to sell Shares, have the responsibility to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See "The Offering -- Subscription Procedures." Executed Subscription Agreements will be maintained in the Company's records for six years.

HOW TO SUBSCRIBE

         An investor who meets the suitability standards described above may subscribe for Shares by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Shares subscribed for, payable to "SouthTrust Bank, Escrow Agent." See "The Offering -- Subscription Procedures." Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by the Company in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

         Certain Soliciting Dealers may permit investors who meet the suitability standards described above to subscribe for Shares by telephonic order to the Soliciting Dealer. This procedure may not be available in certain states. See "The Offering -- Plan of Distribution" and "The Offering -- Subscription Procedures."

         A minimum investment of 500 Shares ($5,000) is required. Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one Share. See "The Offering -- General," "The Offering -- Subscription Procedures" and "Summary of Reinvestment Plan."

                            ESTIMATED USE OF PROCEEDS

         The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by the Company, assuming that 400 million Shares are sold, 15 million of which we assume will be sold through the Reinvestment Plan. The Company estimates that approximately 3.75% of the Shares will be issued through the Reinvestment Plan at a purchase price of $9.50 per Share and approximately 5% of the Shares to be sold will be sold through distribution channels that will not involve the payment of selling commissions ("Selling Commissions") or the marketing support fee payable by us on offering proceeds and accordingly will be sold at a purchase price of $9.15 per Share. Further, the Company estimates that approximately 5% of the Shares will be sold through distribution channels that will not involve the payment of Selling Commissions or the marketing support fee and will result in a reduced acquisition fee ("Acquisition Fee") and accordingly will be sold at a purchase price equal to $8.85 per Share. The Company estimates that the remainder of the Shares (approximately 86.25%) will be sold at the full $10.00 per Share offering price. These estimates and the figures set forth below represent the Company's best estimate of its intended sales results. There is no limit on the number of Shares that may be sold through these distribution channels; accordingly, these estimates may not reflect the actual number of Shares which may be sold at the various purchase prices described. Depending primarily on the number of Shares sold in this offering, the Company estimates that approximately 87.75% of the offering proceeds, or approximately $8.67 per Share, will be used to purchase properties (the "Properties") and make mortgage loans ("Mortgage Loans") and other "permitted investments"(as defined below). The remainder of the offering proceeds will be used to pay offering expenses, including Selling Commissions and the marketing support fee, and to pay the Advisor a fee for its services in connection with the selection, acquisition, development and construction of the Company's real estate investments.

         Any reduction in Selling Commissions, the marketing support fee, and/or Acquisition Fees will reduce the effective purchase price per Share to an investor for Shares purchased pursuant to this offering, but will not alter the cash available to the Company resulting from such sale with which it may acquire Properties, make Mortgage Loans or invest in other permitted investments. Shares purchased pursuant to our Reinvestment Plan will be purchased at $9.50 per Share and no Selling Commissions or marketing support fees will be paid in connection with such purchases.

         As used herein, "Permitted Investments" means all investments that the Company may acquire pursuant to its articles of incorporation and bylaws. For purposes of the calculation of fees payable, Permitted Investments shall not include short-term investments acquired for purposes of cash management.

         While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

                                                                     Maximum Offering (1)
                                                                     --------------------
                                                                   Amount           Percent
                                                               --------------   --------------
OFFERING PROCEEDS TO THE COMPANY (2) .......................   $3,954,000,000           100.00

Less:
    Selling Commissions to CNL Securities Corp. (2) ........      225,225,000             5.70
    Marketing Support Fee to CNL Securities Corp. (2) ......       69,300,000             1.75
    Due Diligence Reimbursements to CNL Securities Corp. (2)          399,250             0.01
    Offering Expenses (3) ..................................       25,552,000             0.65
                                                               --------------   --------------

NET PROCEEDS TO THE COMPANY ................................    3,633,523,750            91.89
Less:
    Acquisition Fees to the Advisor (4) ....................      153,925,000             3.89
    Acquisition Expenses (5) ...............................        9,885,000             0.25
    Initial Working Capital Reserve (6) ....................               --               --
                                                               --------------   --------------

CASH AVAILABLE FOR PURCHASE OF PROPERTIES AND THE
    MAKING OF MORTGAGE LOANS AND OTHER INVESTMENTS
    BY THE COMPANY (7) .....................................   $3,469,713,750            87.75

------------------------
FOOTNOTES:


(1) As stated above, for the maximum offering, it has been estimated that approximately 86.25% of the Shares sold will not be sold subject to a discount, approximately 3.75% of the Shares will be issued through the Reinvestment Plan at a purchase price of $9.50 per Share, approximately 5% of the Shares sold will be sold at a price "net" of Selling Commissions and the marketing support fee and approximately 5% of the Shares will be sold at a price "net" of Selling Commissions and the marketing support fee, and subject to a reduced Acquisition Fee of 1.0%. Accordingly, offering proceeds are calculated as if (i) Selling Commissions equal to 6.5% of aggregate Gross Proceeds, a marketing support fee equal to 2.0% of aggregate Gross Proceeds and an Acquisition Fee equal to 4.0% are applied to approximately 86.25% of the Shares sold; (ii) approximately 3.75% of the Shares are sold pursuant to the Reinvestment Plan at a purchase price of $9.50 per Share; (iii) no Selling Commissions, no marketing support fee and an Acquisition Fee equal to 4.0% of Gross Proceeds are applied to approximately 5% of the Shares sold; and (iv) no Selling Commissions, no marketing support fee and a reduced Acquisition Fee equal to 1.0% of Gross Proceeds are applied to approximately 5% of the Shares sold. See "The Offering -- Plan of Distribution" for a description of the circumstances under which Selling Commissions and the marketing support fee may not be charged in connection with purchases : by the registered representatives or principals of the Managing Dealer or Soliciting Dealers, directors, officers and employees of the Company and of the Company's Affiliates and those persons' Affiliates; and via registered investment advisers. A portion of the Selling Commissions will be reduced in connection with volume discount purchases, which will be reflected by a corresponding reduction in the per Share purchase price. Selling Commissions and the marketing support fee will not be paid in connection with the purchase of Shares pursuant to the Reinvestment Plan.

(2) Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the offering of the Shares, including marketing and sales costs, but exclude Selling Commissions, the marketing support fee and due diligence expense reimbursements. The Offering Expenses paid by the Company, together with the 6.5% Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

(3) Acquisition Fees include all fees and commissions paid by the Company to any person or entity in connection with the selection or acquisition of any Property or other permitted investments or the making of any Mortgage Loan, including to Affiliates or non-Affiliates. Acquisition Fees do not include Acquisition Expenses. See "The Offering - Plan of Distribution" for a description of the circumstances under which Acquisition Fees will be reduced and an applicable discount will be available to purchasers.

(4) Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan or other permitted investments, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on a property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees.

(5) Generally the Company's leases obligate the tenant to maintain a reserve fund up to a pre-determined amount to be used by the tenant to pay for replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the Properties, it is not anticipated that a permanent reserve for maintenance and repairs will be established. This reserve is generally funded out of Property operations, however, to the extent that the Company has insufficient funds for such purposes, the Advisor may, but is not required to contribute to the Company an aggregate amount of up to 1% of the net offering proceeds ("Net Offering Proceeds") available to the Company for maintenance and repairs. As used herein, "Net Offering Proceeds" means Gross Proceeds less (i) Selling Commissions, (ii) Offering Expenses and (iii) the marketing support fee and due diligence expense reimbursements. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of Company assets ("Sale").

(6) Offering proceeds designated for investment in Properties or the making of Mortgage Loans or other permitted investments may also be used to repay debt borrowed in connection with such acquisitions. Offering proceeds designated for investment in Properties or the making of Mortgage Loans or other permitted investments temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. The Company may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See "Redemption of Shares."

                             MANAGEMENT COMPENSATION

         This section presents the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by the Company to the

Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares in connection with this offering. The table includes estimated amounts of compensation relating to the 15 million Shares that the Company has initially estimated will be sold pursuant to the Company's Reinvestment Plan. For information concerning compensation, fees and other payments made to the Advisor and its Affiliates, see "Certain Relationships and Related Transactions" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Related Party Transactions." For information concerning loan origination and loan servicing fees, see "Business -- Borrowing." For information concerning compensation to the Directors, see "Management."

         A maximum of 400 million Shares may be sold, subject to approval by the stockholders of an increase in the number of authorized Shares, including an estimated 15 million Shares that may be sold to stockholders who receive a copy of this Prospectus and who purchase Shares through the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 15 million Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering. Similarly, prior to the conclusion of this offering, if the 15 million Shares initially designated for the Reinvestment Plan have been purchased and the Company anticipates additional demand for its Reinvestment Plan Shares, the Company may decide to reallocate a portion of the Shares initially designated for this offering to the Reinvestment Plan. If the stockholders do not approve an increase in the number of authorized Shares, a maximum of 213 million Shares may be sold, including Shares that may be sold pursuant to the Reinvestment Plan.

         The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See the section of the Prospectus entitled "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category. For purposes of calculating estimates of the maximum fees payable, the Company has made assumptions as to the number of Shares and the corresponding price per Share, (as described in the Section of this Prospectus entitled "Estimated Use of Proceeds") that would be sold net of Selling Commissions, the marketing support fee and reduced Acquisition Fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

         TYPE OF
       COMPENSATION                                                                                         ESTIMATED
      AND RECIPIENT                                METHOD OF COMPUTATION                                 MAXIMUM AMOUNT
-------------------------  -------------------------------------------------------------------      --------------------------
                                                      Offering Stage
-------------------------  -------------------------------------------------------------------      --------------------------
Selling Commissions to     Selling Commissions of up to 6.5% per Share on all Shares sold,          Actual amount is not
Managing Dealer and        subject to reduction under certain circumstances as described in         determinable at this time
Soliciting Dealers         "The Offering -- Plan of Distribution."  No Selling Commissions          but is estimated to be
                           will be paid in connection with Shares purchased pursuant to our         approximately $225.225
                           Reinvestment Plan.  Soliciting Dealers may be reallowed Selling          million if 400 million
                           Commissions of up to 6.0% with respect to Shares they sell.              Shares are sold.
                           Soliciting Dealers that sell more than $50 million in Gross
                           Proceeds in any fiscal year may be reallowed up to 6.2% with respect to the Shares they sell.
-------------------------  -------------------------------------------------------------------      --------------------------
Due diligence expense      Actual expenses incurred in connection with the due diligence of         Actual amount is not
reimbursements to          our Company and this offering.                                           determinable at this time
Managing Dealer and                                                                                 but is estimated to be
Soliciting Dealers                                                                                  approximately $399,250 if
                                                                                                    400 million Shares are sold.
-------------------------  -------------------------------------------------------------------      --------------------------
Marketing support fee to   Marketing support fee of up to 2.0% of Gross Proceeds to the             Estimated to be up to $69.3
Managing Dealer and        Managing Dealer, subject to reduction under certain circumstances        million if 400 million
Soliciting Dealers         as described in the section of this Prospectus entitled "The             Shares are sold.
                           Offering -- Plan of Distribution."  The marketing support fee will not be paid in connection with Shares purchased pursuant to our
                           Reinvestment Plan.  The Managing Dealer may reallow all or a portion of this fee to certain Soliciting Dealers who enter into an addendum to the Participating Broker Agreement with the Managing
                           Dealer relating to this fee.  Generally, the Managing Dealer will not reallow the marketing support fee to Soliciting Dealers unless they have a prescribed minimum annual sales volume of Shares of our common stock.
-------------------------  -------------------------------------------------------------------      --------------------------
Reimbursement to the       Actual expenses incurred.  The Offering Expenses paid by the             Actual amount is not
Advisor and its            Company, together with the 6.5% Selling Commissions, the marketing       determinable at this time,
Affiliates for Offering    support fee and due diligence expense reimbursements incurred by         but is estimated to be
Expenses                   the Company will not exceed 13% of the proceeds raised in                $25.552 million if 400
                           connection with this offering.                                           million Shares are sold.
-------------------------  -------------------------------------------------------------------      --------------------------

                                                    Acquisition Stage

-------------------------  -------------------------------------------------------------------      --------------------------
Acquisition Fee to the     Up to 4.0% of Gross Proceeds, subject to reduction under certain         Actual amount of the
Advisor and advisory fee   circumstances described below, and 4.0% of loan proceeds from            Acquisition Fee is not
payable to the Advisor or  permanent financing ("Permanent Financing") and amounts outstanding      determinable at this time
its Affiliates             on the line of credit, if any, at the time of listing the Company's      but is estimated to be
                           Common Stock on a national exchange or over-the-counter market           approximately $153.925
                           ("Listing"), but excluding loan proceeds used to finance secured         million if 400 million
                           equipment leases (collectively, "Total Proceeds") payable to the         Shares are sold plus $140
                           Advisor as Acquisition Fees. Acquisition Fees payable to the             million if Permanent
                           Advisor on sales of 500,000 Shares or more to a "purchaser" (as          Financing equals
                           such term is defined in the section of this Prospectus titled "The       approximately $3.5 billion.
                           Offering -- Plan of Distribution") may be reduced to 1.0% of Gross       Actual amount of the
                           Proceeds, provided all such Shares are purchased through the same        advisory fee is not
                           registered investment adviser, Soliciting Dealer or the Managing         determinable at this time.
                           Dealer. To the extent the Acquisition Fee payable to the Advisor is reduced in this manner for a particular stockholder, such stockholder and any person it transfers Shares to will be required to pay an annual 0.40% advisory fee on its Shares to the Advisor or its Affiliates. Payment of this fee will be withheld from distributions otherwise payable to such stockholder. Upon Listing, the advisory fee will no longer be payable to the Advisor or its Affiliates.

         TYPE OF
       COMPENSATION                                                                                         ESTIMATED
      AND RECIPIENT                                METHOD OF COMPUTATION                                 MAXIMUM AMOUNT
-------------------------  -------------------------------------------------------------------      --------------------------
Other Acquisition Fees to  Any fees paid to Affiliates of the Advisor in connection with the        Amount is not determinable
Affiliates of the Advisor  financing, development, construction or renovation of a Property.        at this time.
                           Such fees are in addition to the Acquisition Fees (described above), and payment of such fees will be subject to approval by the
                           Board of Directors, including a majority of the Directors who are independent of the Advisor (the "Independent Directors"), not
                           otherwise interested in the transaction.
-------------------------  -------------------------------------------------------------------      --------------------------
Reimbursement of           Reimbursement to the Advisor and its Affiliates for expenses             Acquisition Expenses, which
Acquisition Expenses to    actually incurred.  Acquisition Expenses may include, without            are based on a number of
the Advisor and its        limitation, legal fees and expenses, travel and communication            factors, including the
Affiliates                 expenses, costs of appraisals, nonrefundable option payments on          purchase price of the
                           property not acquired, accounting fees and expenses, taxes, and          Properties, are not
                           title insurance.                                                         determinable at this time.

                           The total of all Acquisition Fees and any Acquisition Expenses payable to the Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset
                           Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is
                           commercially competitive, fair and reasonable to the Company.
                           Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property to the amount
                           customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the
                           transaction.  "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and
                           Acquisition Expenses.
-------------------------  -------------------------------------------------------------------      --------------------------
                                                    Operational Stage
-------------------------  -------------------------------------------------------------------      --------------------------
Asset Management Fee to    A monthly Asset Management Fee in an amount equal to .05% of the         Amount is not determinable at
the Advisor                Company's Real Estate Asset Value and the outstanding principal          this time.  The amount of the
                           amount of any Mortgage Loans, as of the end of the preceding             Asset Management Fee will
                           month.  Specifically, Real Estate Asset Value equals the amount          depend upon, among other
                           invested in the Properties wholly owned by the Company, determined       things, the cost of the
                           on the basis of cost, plus, in the case of Properties owned by any       Properties and the amount
                           joint venture or partnership in which the Company is a co-venturer       invested in Mortgage Loans.
                           or partner ("Joint Venture"), the portion of the cost of such
                           Properties paid by the Company, exclusive of Acquisition Fees and
                           Acquisition Expenses.  The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor.  All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.
-------------------------  -------------------------------------------------------------------      --------------------------
Reimbursement to the       Operating Expenses (which, in general, are those expenses relating       Amount is not determinable at
Advisor and Affiliates     to administration of the Company on an ongoing basis) will be            this time.
                           reimbursed

         TYPE OF
       COMPENSATION                                                                                         ESTIMATED
      AND RECIPIENT                                METHOD OF COMPUTATION                                 MAXIMUM AMOUNT
-------------------------  -------------------------------------------------------------------      --------------------------
for Operating Expenses     by the Company.  To the extent that Operating Expenses
                           payable or reimbursable by the Company, in any four consecutive fiscal quarters (the "Expense Year"), exceed the greater of 2% of
                           Average Invested Assets or 25% of Net Income (the "2%/25%
                           Guidelines"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the
                           2%/25% Guidelines.  "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.  "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves;
                           provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company's assets.
-------------------------  -------------------------------------------------------------------      --------------------------
Deferred, subordinated     A deferred, subordinated real estate disposition fee, payable upon       Amount is not determinable
real estate disposition    the Sale of one or more Properties, in an amount equal to the            at this time.  The amount of
fee payable to the         lesser of (i) one-half of a Competitive Real Estate Commission, or       this fee, if it becomes
Advisor from a Sale or     (ii) 3% of the sales price of such Property or Properties.  Payment      payable, will depend upon
Sales of a Property not    of such fee shall be made only if the Advisor provides a                 the price at which
in liquidation of the      substantial amount of services in connection with the Sale of a          Properties are sold.
Company                    Property or Properties and shall be subordinated to receipt by the stockholders of Distributions equal to or greater than the sum of
                           (i) their aggregate Stockholders' 8% Return (as defined below) and
                           (ii) their aggregate invested capital ("Invested Capital").  In general, Invested Capital is the amount of cash paid by the stockholders to the Company for their Shares, reduced by certain prior Distributions to the stockholders from the Sale of assets.
                           If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied.  Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares of Common Stock outstanding and the average closing price of the Shares over a period, beginning 180 days after Listing, of 30 days during which the
                           Shares are traded.  "Stockholders' 8% Return," as of each date, means an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.
-------------------------  -------------------------------------------------------------------      --------------------------
Subordinated incentive     At such time, if any, as Listing occurs (other than on the Pink          Amount is not determinable
fee payable to the         Sheets or the OTC Bulletin Board), the Advisor shall be paid the         at this time.
Advisor at such time, if   subordinated incentive fee ("Subordinated Incentive Fee") in an
any, as Listing occurs     amount equal to 10% of the amount by which (i) the market value of the Company (as defined below) plus the total Distributions made to stockholders from the Company's inception until the date of Listing exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the
                           total Distributions required to be made to the stockholders in order to pay the Stockholders' 8% Return from inception through the date the market value is determined.  For purposes of calculating the Subordinated Incentive Fee, the market value of the Company shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the Shares are traded with such period beginning 180 days after
                           Listing.  The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the Advisor of a deferred,
                           subordinated share of Net Sales Proceeds from Sales of assets of the Company.
-------------------------  -------------------------------------------------------------------      --------------------------
Deferred, subordinated     A deferred, subordinated share equal to 10% of Net Sales Proceeds        Amount is not determinable
share of Net Sales         from Sales of assets of the Company payable after receipt by the         at this time.
                           stockholders of

         TYPE OF
       COMPENSATION                                                                                         ESTIMATED
      AND RECIPIENT                                METHOD OF COMPUTATION                                 MAXIMUM AMOUNT
-------------------------  -------------------------------------------------------------------      --------------------------
Proceeds from Sales of     Distributions equal to or greater than the sum of
assets of the Company not  (i) the Stockholders' 8% Return and (ii) 100% of Invested Capital.
in liquidation of the      Following Listing, no share of Net Sales Proceeds will be paid to
Company payable to the     the Advisor.
Advisor

         TYPE OF
       COMPENSATION                                                                                          ESTIMATED
      AND RECIPIENT                                METHOD OF COMPUTATION                                  MAXIMUM AMOUNT
-------------------------  -------------------------------------------------------------------      --------------------------
Performance Fee payable    Upon termination of the Advisory Agreement, if Listing has not           Amount is not determinable
to the Advisor             occurred and the Advisor has met applicable performance standards,       at this time.
                           the Advisor shall be paid the Performance Fee in the amount equal to 10% of the amount by which (i) the appraised value of the
                           Company's assets on the date of termination of the Advisory
                           Agreement (the "Termination Date"), less any indebtedness secured by such assets, plus total Distributions paid to stockholders from the Company's inception through the Termination Date, exceeds (ii)
                           the sum of 100% of Invested Capital plus an amount equal to the
                           Stockholders' 8% Return from inception through the Termination
                           Date.  The Performance Fee, to the extent payable at the time of
                           Listing, will not be payable in the event the Subordinated
                           Incentive Fee is paid.
-------------------------  -------------------------------------------------------------------      --------------------------
Secured Equipment Lease    A fee paid to the Advisor out of the proceeds of the revolving line      Amount is not determinable
Servicing Fee to the       of credit (the "Line of Credit") or Permanent Financing for              at this time.
Advisor                    negotiating furniture, fixtures and equipment ("Equipment") loans or direct financing leases (the "Secured Equipment Leases") and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment
                           Lease and paid upon entering into such lease.  No other fees will be payable in connection with the Secured Equipment Lease program.
-------------------------  -------------------------------------------------------------------      --------------------------
Reimbursement to the       Repayment by the Company of actual expenses incurred.                    Amount is not determinable
Advisor and Affiliates                                                                              at this time.
for Secured Equipment
Lease servicing expenses
-------------------------  -------------------------------------------------------------------      --------------------------
                                                    Liquidation Stage
-------------------------  -------------------------------------------------------------------      --------------------------
Deferred, subordinated     A deferred, subordinated real estate disposition fee, payable upon       Amount is not determinable
real estate disposition    Sale of one or more Properties, in an amount equal to the lesser of      at this time.  The amount of
fee payable to the         (i) one-half of a Competitive Real Estate Commission, or (ii) 3% of      this fee, if it becomes
Advisor from a Sale or     the sales price of such Property or Properties.  Payment of such         payable, will depend upon
Sales in liquidation of    fee shall be made only if the Advisor provides a substantial amount      the price at which
the Company                of services in connection with the Sale of a Property or Properties      Properties are sold.
                           and shall be subordinated to receipt by the stockholders of
                           Distributions equal to or greater than the sum of (i) their aggregate Stockholders' 8% Return and (ii) their aggregate Invested
                           Capital.  If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied.

-------------------------  -------------------------------------------------------------------      --------------------------
Deferred, subordinated     A deferred, subordinated share equal to 10% of Net Sales Proceeds        Amount is not determinable
share of Net Sales         from Sales of assets of the Company payable after receipt by the         at this time.
Proceeds from Sales of     stockholders of Distributions equal to or greater than the sum of
assets of the Company in   (i) the Stockholders' 8% Return and (ii) 100% of Invested Capital.
liquidation of the         Following Listing, no share of Net Sales Proceeds will be paid to
Company payable to the     the Advisor.
Advisor

                              CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Company, the Advisor and CNL Holdings, Inc., including its Affiliates that will provide services to the Company.

                             CNL HOLDINGS, INC. (1)
              Subsidiaries, Affiliates and Strategic Business Units

Capital Markets:                                Retail Properties:
   CNL Capital Markets, Inc. (2)                  Commercial Net Lease Realty, Inc. (10)
     CNL Investment Company
       CNL Securities Corp. (3)                 Restaurant Properties:
     CNL Institutional Advisors, Inc.             CNL Restaurant Properties, Inc. (11)

Administrative Services:                        Hospitality Properties:
   CNL Shared Services, Inc. (4)                  CNL Hospitality Properties, Inc. (6)

Real Estate Services:                           Retirement Properties:
   CNL Real Estate Services, Inc. (5)             CNL Retirement Properties, Inc. (12)
     CNL Hospitality Corp. (6)
       CNL Hotel Development Company            Other Triple-Net Leased Properties:

     CNL Retirement Corp. (7)                     CNL Income Properties, Inc. (9)
       CNL Retirement Development Corp. (8)
  CNL Income Corp. (9)                          Financial Services:
     CNL Realty & Development Corp.              CNL Finance, Inc.
     CNL Asset Management, Inc.                   CNL Capital Corp.
     CNL Corporate Venture, Inc.
     CNL Plaza Venture, Inc.

-----------------------

(1) CNL Holdings, Inc. is the parent company of CNL Financial Group, Inc. and its Affiliates. James M. Seneff, Jr., Chairman of the Board of the Company, shares ownership and voting control of CNL Holdings, Inc. with Dayle L. Seneff, his wife.

(2) CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial Group, Inc. and is the parent company of CNL Investment Company.

(3) CNL Securities Corp. is a wholly owned subsidiary of CNL Investment Company and has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.

(4) CNL Shared Services, Inc. is a wholly owned subsidiary of CNL Holdings, Inc., and together with other Affiliates provides administrative services for various CNL entities, including the Company.

(5) CNL Real Estate Services, Inc., a wholly owned subsidiary of CNL Financial Group, Inc., is the parent company of CNL Hospitality Corp., CNL Retirement Corp., CNL Income Corp., CNL Realty & Development Corp. and CNL Asset Management, Inc.

(6) CNL Hospitality Corp., a majority owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to CNL Hospitality Properties, Inc. pursuant to an advisory agreement. CNL Hospitality Properties, Inc. is a public, unlisted REIT. James M. Seneff, Jr. holds the position of Chairman of the Board, Thomas J. Hutchison III holds the position of Chief Executive Officer and Robert
         A. Bourne holds the positions of Vice Chairman of the Board and Treasurer of CNL Hospitality Properties, Inc.

(7) CNL Retirement Corp., a wholly owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to the Company pursuant to the Advisory Agreement.

(8) CNL Retirement Development Corp. is a wholly owned subsidiary of CNL Retirement Corp., the Advisor to the Company.

(9) CNL Income Corp., a wholly owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to CNL Income Properties, Inc. pursuant to an advisory agreement. CNL Income Properties, Inc. is a newly formed corporation that intends to operate as a REIT. James M. Seneff, Jr. holds the position of Chairman of the Board, Thomas J. Hutchison III holds the positions of Chief Executive Officer and President, and Robert A. Bourne holds the positions of Vice Chairman of the Board and Treasurer of CNL Income Properties, Inc.

(10) Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and Commercial Net Lease Realty, Inc. merged, at which time Commercial Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. holds the position of Chairman of the Board and Robert A. Bourne holds the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.

(11) CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.) is a public, unlisted REIT. Effective September 1, 1999, CNL Fund Advisors, Inc., CNL Financial Services, Inc., CNL Financial Corp. and CNL Restaurant Properties, Inc. merged, at which time CNL Restaurant Properties, Inc. became self advised. James M. Seneff, Jr. holds the position of Chairman of the Board, and Robert A. Bourne holds the position of Vice Chairman of the Board of CNL Restaurant Properties, Inc.

(12) CNL Retirement Properties, Inc., the Company, is a public, unlisted REIT. James M. Seneff, Jr. holds the position of Chairman of the Board, Thomas J. Hutchison III holds the positions of Chief Executive Officer and President and Robert A. Bourne holds the positions of Vice Chairman of the Board and Treasurer of the Company.

PRIOR AND FUTURE PROGRAMS

         In the past, Affiliates of the Advisor have organized over 100 other real estate investments. In addition, they currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Company, and make additional real estate investments. Although no Affiliate of the Advisor currently owns, operates, leases or manages properties that would be suitable for the Company, future real estate programs may involve Affiliates of the Advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for the Company.

         Certain of these affiliated public or private real estate programs may invest in retirement properties, may purchase properties concurrently with the Company and may lease properties to tenants who also lease or operate certain of the Company's Properties. Such other programs may offer mortgage or equipment financing to the same or similar entities as those targeted by the Company, thereby affecting the Company's Mortgage Loan activities or Secured Equipment Lease program. Such conflicts between the Company and affiliated programs may affect the value of the Company's investments as well as its Net Income. The Company believes that the Advisor has established guidelines to minimize such conflicts. See "Conflicts of Interest -- Certain Conflict Resolution Procedures" below.

COMPETITION TO ACQUIRE PROPERTIES AND INVEST IN MORTGAGE LOANS

         Affiliates of the Advisor may compete with the Company to acquire properties or to invest in mortgage loans of a type suitable for acquisition or investment by the Company and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of retirement facilities, medical office buildings or walk-in clinics (collectively, the "Operators") or relationships with tenants of the same such facilities. See "Business -- Site Selection and Acquisition of Properties -- Interim Acquisitions." A purchaser who wishes to acquire one or more of these properties or invest in one or more mortgage loans may have to do so within a relatively short period of time, occasionally at a time when the Company (due to insufficient funds, for example) may be unable to make the acquisition or investment.

         In an effort to address these situations and preserve the acquisition and investment opportunities for the Company (and other entities with which the Advisor or its Affiliates are affiliated), Affiliates of the Advisor may maintain lines of credit which enable them to acquire properties or make mortgage loans on an interim basis and subsequently transfer them to the Company. In the event Affiliates acquire such properties, these properties and/or mortgage loans generally will be purchased from Affiliates of the Advisor, at their cost or carrying value, by one or more existing or future public or private programs formed by Affiliates of the Advisor. The selection of properties to be transferred by the Advisor to the Company may be subject to conflicts of interest. The Company cannot be sure that the Advisor will act in its best interests when deciding whether to allocate any particular property to it. Investors will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making their investment.

         The Advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a Property or investment in a Mortgage Loan, as well as the terms of the lease of a Property or the terms of a Mortgage Loan, due to its relationship with its Affiliates and any business relationship of its Affiliates that may develop with Operators or tenants. Consequently, the Advisor may negotiate terms of acquisitions, investments or leases that may be more beneficial to other entities than to the Company.

         The Advisor or its Affiliates also may be subject to potential conflicts of interest at such time as the Company wishes to acquire a property, make a mortgage loan or enter into a secured equipment lease that also would be a suitable investment for an Affiliate of CNL. Affiliates of the Advisor serve as Directors of the Company and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of the Company. Further, as general partners or directors of Affiliates of CNL Holdings, Inc., they have a fiduciary obligation to act in the best interests of the investors in other programs with investments that may be similar to those of the Company and will use their best efforts to assure that the Company will be treated as favorably as any such other program. See "Management -- Fiduciary Responsibility of the Board of Directors." The Company has also developed procedures to resolve potential conflicts of interest in the allocation of properties and mortgage loans between the Company and certain of its Affiliates. See "Conflicts of Interest -- Certain Conflict Resolution Procedures" below.

         The Company will supplement this Prospectus during the offering period to disclose the acquisition of a Property at such time as the Company believes that a reasonable probability exists that the Company will acquire such Property, including an acquisition from the Advisor or its Affiliates. Based upon the experience of management of the Company and of the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed tenant or Operator, (ii) a satisfactory credit underwriting for the proposed tenant or Operator has been completed, (iii) a satisfactory site inspection has been completed, (iv) a nonrefundable deposit has been paid on the Property, (v) the Board of Directors has approved the acquisition, and (vi) a binding purchase contract is executed and delivered by the seller and the Company.

SALES OF PROPERTIES, MORTGAGE LOANS OR OTHER PERMITTED INVESTMENTS

         A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a Property, Mortgage Loan or other Permitted Investment since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its Affiliates may be entitled upon the Sale of a Property. See "Conflicts of Interest -- Compensation of the Advisor" below for a description of these compensation arrangements. In order to resolve this potential conflict, the Board of Directors will be required to approve each Sale of a Property, Mortgage Loan or other Permitted Investment.

DEVELOPMENT OF PROPERTIES

         A conflict could arise in connection with the Advisor's determination as to whether to acquire Properties which require development. Affiliates may serve as the developer and if so, the Affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of Directors, including the independent directors, must approve employing an Affiliate of ours to serve as a developer. There is a risk, however, that we would acquire Properties that require development so that an Affiliate would receive the development fee.

CERTAIN RELATIONSHIPS WITH AFFILIATES

         Subject to the limitations set forth in the Articles of Incorporation, the Company may engage in transactions with Affiliates and pay compensation in connection therewith. As described elsewhere in this Prospectus, the Company will pay the Managing Dealer Selling Commissions and a marketing support fee. The Company will pay to the Advisor an Acquisition Fee for identifying Properties and structuring the terms of acquisitions, leases, mortgages and loans; and a monthly Asset Management Fee for managing the Properties and other investments. In addition the Company will reimburse the Advisor and certain Affiliates for Offering Expenses, Acquisition Expenses and operating expenses that they incur on behalf of the Company. Affiliates will also be paid certain fees in connection with sales of Properties and the Listing of the Company's Shares. For additional information concerning these relationships, see "Management Compensation," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Related Party Transactions" and "Certain Relationships and Related Transactions."

LEASES WITH AFFILIATES

         The Advisor and certain officers and Directors of the Company may experience conflicts of interest in connection with determining whether to lease Properties to tenants in which the Company's Affiliates or Affiliates of the Advisor have financial or other interests and in otherwise negotiating leases with such Affiliates. Leases with such tenants have not been and will not be negotiated at arm's length. The Advisor and the Company may be less likely to exercise the Company's remedies under such leases in the event of default. The Advisor's recommendation regarding the selection of tenants may be more beneficial to other entities than to the Company due to their financial or other interests in such tenants. In March 2003, the Advisor's parent company purchased a 30 percent voting membership interest in a limited liability company, which is affiliated with eight of the Company's tenants that leased 69 of the 138 Properties that the Company had acquired as of February 16, 2004. These eight tenants contributed 35 percent of total rental income from operating leases and earned income from investments in direct financing leases during the year ended December 31, 2003. These tenants are thinly capitalized.

POSSIBLE LISTING OF SHARES

         A conflict could arise in connection with the determination of whether or not to list the Company's Shares since the Advisor and other Affiliates may receive different amounts of compensation if such Shares are Listed, and such compensation could be paid earlier if Listing occurs. The Board of Directors must approve the Listing of the Shares.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

         The Company may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with those of the Company. In addition, the Company and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of Property, in which the approval of the Company and each co-venturer is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. The Company may experience difficulty in locating a third party purchaser for its Joint Venture interest and in obtaining a favorable sales price for such Joint Venture interest. See "Risk Factors -- Real Estate and Other Investment Risks -- We may not control the joint ventures in which we enter."

COMPETITION FOR MANAGEMENT TIME

         The directors and certain of the officers of the Advisor and the Directors and certain of the officers of the Company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with Affiliates. They will devote only as much of their time to the business of the Company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the Advisor and officers and Directors of the Company may experience conflicts of interest in allocating management time, services, and functions among the Company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. Independent Directors may serve as directors of three REITs advised by the Advisor; however, the Company does not anticipate that it will share Independent Directors with other REITs advised by the Advisor.

COMPENSATION OF THE ADVISOR

         The Advisor has been engaged to perform various services for the Company and will receive fees and compensation for such services. None of the agreements for such services were the result of arm's-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in such transactions, as being fair and reasonable to the Company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of the stockholders. A transaction involving the purchase, lease, or Sale of any Property, or the entering into or Sale of a Mortgage Loan or a Secured Equipment Lease by the Company may result in the immediate realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income. Although the Advisory Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the Board of Directors must approve all of the Company's acquisitions and Sales of Properties and the entering into and Sales of Mortgage Loans or Secured Equipment Leases. Potential conflicts may arise in connection with the determination by the Advisor on behalf of the Company of whether to hold or sell a Property, Mortgage Loan, or Secured Equipment Lease as such determination could impact the timing and amount of fees payable to the Advisor. See "The Advisor and the Advisory Agreement."

RELATIONSHIP WITH MANAGING DEALER

         The Managing Dealer is CNL Securities Corp., an Affiliate of the Advisor. Certain of the officers and Directors of the Company are also officers, directors, and registered principals of the Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the Managing Dealer will examine the information in the Prospectus for accuracy and completeness, the Managing Dealer is an Affiliate of the Advisor and will not make an independent review of the Company or the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of the Company and is expected to participate in other offerings sponsored by one or more of the officers or Directors of the Company.

LEGAL REPRESENTATION

         Greenberg Traurig, LLP, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. Members of the firm of Greenberg Traurig, LLP may invest in the Company, but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which the Company owns a 10% interest. Neither the Company nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

         In order to reduce or eliminate certain potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties, mortgage loans and secured equipment leases among certain affiliated entities. These restrictions include the following:

         1. No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with the Articles of Incorporation, or, if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         2. The Company will not purchase or lease Properties in which the Advisor or its Affiliates has an interest without the determination, by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its appraised value. The Company will not sell or lease Properties to the Advisor or its Affiliates unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determine the transaction is fair and reasonable to the Company.

         3. The Company will not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof, except (A) mortgage loans subject to the restrictions governing mortgage loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert) or
(B) to wholly owned subsidiaries of the Company. Any loans to the Company by the Advisor or its Affiliates must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement -- The Advisory Agreement."

         4. Until completion of this offering, the Advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to those of the Company and that intends to (i) invest, on a cash and/or leveraged basis, in a diversified portfolio of retirement properties to be leased on a "triple-net" basis to tenants, (ii) offer mortgage loans and (iii) offer secured equipment leases. The Advisor and its Affiliates also will not purchase a property or offer or invest in a mortgage loan or secured equipment lease for any such subsequently formed public program that has investment objectives and structure similar to the Company and that intends to invest on a cash and/or leveraged basis primarily in a diversified portfolio of retirement properties to be leased on a "triple-net" basis to tenants until substantially all (generally, 80%) of the funds available for investment (Net Offering Proceeds) by the Company have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, whether or not any such payments are made.) The Advisor or its Affiliates in the future may offer interests in one or more public or private programs organized to purchase properties of the type to be acquired by the Company, to offer mortgage loans and/or to offer secured equipment leases.

         5. The Board of Directors and the Advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor and its Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of facilities and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor and its Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment.

         6. With respect to Shares owned by the Advisor, the Directors, or any Affiliate, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the Advisor, Directors, or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

         Additional conflict resolution procedures are identified under "Conflicts of Interest -- Sales of Properties," "Conflicts of Interest -- Joint Investment With An Affiliated Program" and "Conflicts of Interest -- Legal Representation."

                          SUMMARY OF REINVESTMENT PLAN

         The Company has adopted the Reinvestment Plan pursuant to which stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Shares of the Company. Stockholders who elect to receive monthly Distributions may not participate in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as Appendix A.

GENERAL

                  An independent agent (the "Reinvestment Agent"), which currently is Bank of New York, will act on behalf of the participants in the Reinvestment Plan (the "Participants"). The Reinvestment Agent at all times will be registered or exempt from registration as a broker-dealer with the Securities and Exchange Commission (the "Commission") and each state securities commission. The Reinvestment Agent will invest all Distributions attributable to Shares owned by Participants in Shares of the Company at a fixed offering price to be set forth in the Prospectus, which initially will be $9.50 per Share.

         All Shares available for purchase under the Reinvestment Plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933, as amended (the "Securities Act") through a separate prospectus relating solely to the Reinvestment Plan. Until this offering has terminated, Shares will be available for purchase out of the additional 15 million Shares registered with the Commission in connection with this offering. Prior to the conclusion of this offering, if the 15 million Shares initially designated for the Reinvestment Plan have been purchased by the Reinvestment Agent and the Company anticipates additional demand for its Reinvestment Plan Shares, the Company may decide to reallocate a portion of the Shares initially designated for this offering to the Reinvestment Plan. Similarly, prior to the conclusion of this offering, if any of the 15 million Shares initially designated for the Reinvestment Plan remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of such Shares in this offering. See "The Offering -- Plan of Distribution." After the offering has terminated, Shares will be available from any additional Shares which the Company elects to register with the Commission for the Reinvestment Plan. The Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including, but not limited to, an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company and by any necessary regulatory authorities. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         Stockholders who have received a copy of this Prospectus and participate in this offering can elect to participate in and purchase Shares through the Reinvestment Plan at any time and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this offering may purchase Shares through the Reinvestment Plan only after such person receives the current prospectus or a separate prospectus relating solely to the Reinvestment Plan.

         A prospectus relating to the then current offering will be provided to stockholders who participate in the Reinvestment Plan during the period in which the Company is engaged in an offering. Further, a separate prospectus relating solely to the Reinvestment Plan will be provided to stockholders who participate in the Reinvestment Plan during any period in which the Company is not engaged in an offering.

INVESTMENT OF DISTRIBUTIONS

         Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such Distributions, to purchase Shares on behalf of the Participants from the Company. All such Distributions shall be invested in Shares within 30 days after such payment date. Any Distributions not so invested will be returned to Participants.

         At this time, Participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase Shares in excess of the amount of Shares that can be purchased with their Distributions. The Board of Directors reserves the right, however, to amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by Participants, to the extent consistent with the Company's objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

         For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such Distributions will be paid to the Company to defray certain costs relating to the Reinvestment Plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00.

         The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

         Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. In the event that proceeds from the sale of Shares are used to acquire Properties or to invest in Mortgage Loans, the Company will pay Acquisition Fees of 4.0% of the purchase price of the Shares sold pursuant to the Reinvestment Plan. The Company will also pay approximately 0.64%, 0.01% and 0.25% to Affiliates as reimbursement for Offering Expenses, due diligence expenses and Acquisition Expenses, respectively. As a result, aggregate fees payable to Affiliates of the Company will total approximately 4.9% of the proceeds of reinvested Distributions.

         The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

         Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions reinvested during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge paid by the Company on behalf of each Participant (see "Summary of Reinvestment Plan -- Participant Accounts, Fees and Allocation of Shares" above), and the total number of Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. If the Company is not engaged in an offering and until such time, if any, as Listing occurs, the statement of account also will report the most recent fair market value of the Shares, determined as described above. See "Summary of Reinvestment Plan -- General" above.

         Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

         Stockholders of the Company who purchase Shares in this offering may become Participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may so elect at any time by written notice to the Board of Directors of such stockholder's desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received at least ten days prior to the record date for such Distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all

Distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a current prospectus or a separate prospectus relating solely to the Reinvestment Plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering written notice to the Board of Directors ten business days before the end of a fiscal quarter.

         A Participant who chooses to terminate participation in the Reinvestment Plan must terminate his or her entire participation in the Reinvestment Plan and will not be allowed to terminate in part. If a Participant terminates his or her participation the Reinvestment Agent will send him or her a check in payment for the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and the Company's record books will be revised to reflect the ownership records of his or her full Shares and the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. There are no fees associated with a Participant's terminating his or her interest in the Reinvestment Plan. A Participant in the Reinvestment Plan who terminates his or her interest in the Reinvestment Plan will be allowed to participate in the Reinvestment Plan again upon receipt of the then current version of this Prospectus or a separate current prospectus relating solely to the Reinvestment Plan by notifying the Reinvestment Agent and completing any required forms.

         The Board of Directors reserves the right to prohibit Qualified Plans from participating in the Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute "plan assets" of Qualified Plans. See "The Offering -- ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

         Stockholders subject to federal taxation who elect to participate in the Reinvestment Plan will incur a tax liability for Distributions allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held pursuant to the Reinvestment Plan. Specifically, stockholders will be treated as if they have received the Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. A stockholder designating a Distribution for reinvestment will be taxed on the amount of such Distribution as ordinary income to the extent such Distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the Distribution as a capital gain dividend. In such case, such designated portion of the Distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

         The Company reserves the right to renew, extend, or amend any aspect of the Reinvestment Plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the Reinvestment Plan for any reason, at any time, by ten days prior written notice of termination to all Participants.

                              REDEMPTION OF SHARES
         The Board of Directors has approved a proposed Share redemption plan that would amend and restate the Company's current Share redemption plan and would continue to enable stockholders to redeem their Shares, subject to certain limitations. The proposed Share redemption program will not be adopted and made effective until the Company has received exemptive relief from the SEC from rules restricting issuer purchases during an offering. There can be no assurances that the Company will ever obtain such relief. If the Company receives such relief, the Company will provide stockholders with 30 days notice prior to implementing the proposed Share redemption plan.

SUMMARY OF CURRENT REDEMPTION PLAN

         Prior to such time, if any, as Listing occurs, any stockholder who has held Shares for not less than one year (other than the Advisor) may present all or any portion equal to at least 25% of such Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its sole option, redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a stockholder's Shares may not be redeemed. If the Company elects to redeem Shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of Shares under the Reinvestment Plan (the "Reinvestment Proceeds") attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its Common Stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares redeemed by the Company exceed 5% of the number of shares of the Company's outstanding Common Stock at the beginning of such 12-month period.

         In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, the Company plans to redeem the Shares in the order in which such redemption requests have been received. A stockholder whose Shares are not redeemed due to insufficient funds can ask that the request to redeem the Shares be honored at such time, if any, as there are sufficient funds available for redemption. In such case, the redemption request will be retained and such Shares will be redeemed before any subsequently received redemption requests are honored. Alternatively, a stockholder whose Shares are not redeemed may withdraw his or her redemption request.
Stockholders will not relinquish their Shares, until such time as the Company commits to redeeming such Shares.

         If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional Property (directly or through a Joint Venture) or to invest in additional Mortgage Loans, or is used to repay outstanding indebtedness. In that event, the Company may use all or a portion of such amount to acquire one or more additional Properties, to invest in one or more additional Mortgage Loans or to repay such outstanding indebtedness, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to purchase such Property or Properties or invests in such Mortgage Loan or Mortgage Loans, or uses such amount to repay outstanding indebtedness, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares.

         A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the "Redemption Agent"), which is currently Bank of New York. The Redemption Agent at all times will be registered or exempt from registration as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

         Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares redeemed during an offering would equal the then current offering price, until such time, if any, as Listing occurs, less a discount of 8.0%. Based on the current offering price of $10.00 per Share, the current net redemption price under the redemption plan would be $9.20 per Share. The net redemption price is based on the per Share net proceeds received by the Company in the offering, after deducting Selling Commissions of 6.5% and a marketing support fee of 1.5% which were payable to the Managing Dealer and certain Soliciting Dealers in connection with the initial sale of such Shares, but no such fees will be paid in connection with the redemption of Shares.

         It is not anticipated that there will be a market for the Shares before Listing occurs (and liquidity is not assured thereby). Accordingly, during periods when the Company is not engaged in an offering, it is expected that the purchase price for Shares purchased from stockholders will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by the Company: (i) the price at which Shares have been purchased by stockholders, either pursuant to the Reinvestment Plan or outside of the Reinvestment Plan (to the extent the Company has information regarding the prices paid for Shares purchased outside the Reinvestment Plan), (ii) the annual statement of Share valuation provided to certain stockholders (see "Reports to Stockholders"), and (iii) the price at which stockholders are willing to sell their Shares. Shares purchased during any particular period of time therefore may be purchased at varying prices. The Board of Directors will announce any price adjustment and the time period of its effectiveness as part of its regular communications with stockholders. Any Shares acquired pursuant to a redemption will be retired and no longer available for issuance by the Company.

      A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least $2,500 worth of Shares based on the current offering price ($1,000 worth of Shares based on the current offering price for an IRA, Keogh Plan or pension plan).

        The Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of Shares if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; (v) they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) the Directors, in their sole discretion, deem such suspension to be in the best interest of the Company. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations - Taxation of Stockholders." The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when Listing occurs. See "Risk Factors - Offering-Related Risks - The sale of shares by stockholders could be difficult."

SUMMARY OF PROPOSED REDEMPTION PLAN

         Prior to such time, if any, as Listing occurs, any stockholder who has held Shares for not less than one year (other than the Advisor) may present for the Company's consideration, all or any portion equal to at least 25% of such Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its sole option, choose to redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption or that the Company will exercise its discretion to redeem such Shares and, accordingly, a stockholder's Shares may not be redeemed. Factors that the Company will consider in making its determination to redeem shares include (i) whether such redemption impairs the capital or the operations of the Company; (ii) whether an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for such action for the protection of the stockholders; (iv) whether such redemption would be unlawful; or (v) whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT for tax purposes. If the Company elects to redeem Shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of Shares under the Reinvestment Plan (the "Reinvestment Proceeds") attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its Common Stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of Shares redeemed by the Company (if the Company so determines to redeem Shares) exceed 5% of the number of Shares of the Company's outstanding Common Stock at the beginning of such 12-month period.

                  In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, and the Company determines to redeem Shares, the Company will redeem Shares on a pro rata basis at the end of each quarter. A stockholder whose Shares are not redeemed due to insufficient funds in that quarter, can ask that the request to redeem the Shares be honored at such time as sufficient funds exist. In such case, the redemption request will be retained and such Shares will be redeemed (if the Company so determines to redeem Shares) in the same manner as described above, at the end of the next quarter. Alternatively, if a redemption request is not satisfied and the stockholder does not make a subsequent request to redeem its Shares at such time as sufficient proceeds from the Reinvestment Plan exist, the initial redemption request will be treated by the Company as cancelled. Stockholders will not relinquish to the Company their Shares of Common Stock, until such time as the Company commits to redeem such Shares. Commitments to redeem Shares will be made at the end of each quarter and will be communicated to each stockholder who has submitted a request either telephonically or in writing. Until such time as a commitment is communicated and Shares are actually delivered to the Company, a stockholder may withdraw its redemption request.

         If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount may be held for subsequent redemptions unless such amount is sufficient to make an additional investment (directly or through a Joint Venture) or to acquire additional Properties, invest in additional Mortgage Loans, or is used to repay outstanding indebtedness. In that event, the Company may use all or a portion of such amount to make additional investments or to invest in one or more additional Mortgage Loans or to repay such outstanding indebtedness, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to make such investments, purchase such Property or Properties or invest in such Mortgage Loan or Mortgage Loans, or use such amount to repay outstanding indebtedness, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares.

         A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the "Redemption Agent"), which is currently Bank of New York. The Redemption Agent at all times will be registered or exempt from registration as a broker-dealer with the Commission and each state securities commission.

Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

                  Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares of the Company's Common Stock will equal the lesser of (x) the price at which the Shares of Common Stock to be redeemed were initially sold by the Company, or (y) a fixed redemption price to be set forth in the Prospectus, which initially will be $9.50 per Share and which will never exceed the then current offering price of the Company's Common Stock. Accordingly, the redemption price paid to stockholders for Shares of Common Stock redeemed by the Company may vary over time to the extent that the United States Internal Revenue Service changes its ruling regarding the percentage discount that a REIT may give on reinvested Shares, and the Board of Directors determines to make a corresponding change to the price at which it offers Shares pursuant to its Reinvestment Plan. Because the proceeds from the Reinvestment Plan are the primary source of funds to redeem Shares under the redemption plan, the Company would then adjust the fixed redemption price described in (y) to match the price at which it offers Shares pursuant to its Reinvestment Plan. In addition, to the extent the Board of Directors determines that it is in the best interests of the Company to offer less than the maximum discount permitted by the United States Internal Revenue Service, the Board of Directors will change the price at which it offers Shares pursuant to its Reinvestment Plan and will make the corresponding change to the fixed redemption price described in (y). The Board of Directors of the Company will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders. The Board of Directors of the Company will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders. The Company will provide at least 30 days advance notice prior to effecting a price adjustment: (i) in its annual or quarterly reports or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While the Company is engaged in an offering, the Company will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws.

         A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least $5,000 worth of Shares based on the current offering price.

         The Board of Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption plan if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical;
(iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; (v) they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) the Directors, in their sole discretion, deem such suspension to be in the best interest of the Company. If the Board of Directors amends or suspends the redemption plan, the Company will provide stockholders with at least 30 days advance notice prior to effecting such amendment or suspension: (i) in its annual or quarterly reports, or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While the Company is engaged in an offering, the Company will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of Stockholders." The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when Listing occurs. See "Risk Factors -- Offering-Related Risks -- The sale of shares by stockholders could be difficult."

                                    BUSINESS

GENERAL

         The Company is a Maryland corporation that was organized on December 22, 1997. On December 2, 1999, the Company formed CNL Retirement Partners, LP, a Delaware limited partnership ("Retirement Partners"). CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of the Company and are the general and limited partner, respectively, of Retirement Partners. Properties acquired are expected to be held by Retirement Partners or wholly owned subsidiaries of Retirement Partners and, as a result, owned by the Company through such entities. Certain additional corporations, which are wholly owned subsidiaries of the Company, have been or will be formed to serve as the general partner of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring future Properties. The term "Company" includes CNL Retirement Properties, Inc., CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Partners, LP, and each of their subsidiaries.

         The Company was formed primarily to acquire Properties located across the United States. The Properties may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, specialty clinics, medical office buildings and walk-in clinics, and similar types of health care-related facilities. The Company may invest directly in such Properties or indirectly through the acquisition of interests in entities which own such Properties or interests therein. The Properties will be leased primarily on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years for operating leases or 35 years in the case of direct financing leases), "triple-net" basis to tenants, who in some cases will also be the Operator of the Property. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance, in addition to the payment of rent. The Company's medical office buildings will generally be leased on a "gross" basis for five to ten years. Under a "gross" lease, the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities and insurance, and the Company will be responsible for the balance. The lessees' ability to satisfy the lease obligations depends primarily on the Properties operating results. In addition, with respect to certain Properties, various forms of credit enhancements, such as corporate guarantees, secure the lessees' obligations. The Company selects its Properties for investment based on a credit underwriting process designed to identify those Properties that management believes will be able to fund such lease obligations. The Properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The Company may provide Mortgage Loans to Operators secured by real estate owned by the Operators. To a lesser extent, the Company may also offer Secured Equipment Leases to Operators pursuant to which the Company will finance, through loans or direct financing leases, the Equipment. In addition, the Company, through subsidiaries, may invest up to a maximum of 5% of total assets in equity interests in businesses that provide services to or are otherwise ancillary to the retirement industry.

         The Properties, which typically will be freestanding and will be located primarily across the United States, will be leased to tenants and managed by Operators to be selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan will be submitted to the Board of Directors for approval. The Company has not specified any percentage of Net Offering Proceeds to be invested in any particular type of Property. It is anticipated that the Properties will be leased to tenants that are national and regional Operators or to tenants that contract with selected national and regional Operators to manage the Properties. The Company's medical office buildings will generally be managed by third-party property managers selected by the Advisor. Properties purchased by the Company are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property with (i) automatic fixed increases in base rent or (ii) increases in the base rent based on increases in consumer price indices, over the term of the lease. See "Business -- Description of Property Leases -- Computation of Lease Payments," below.

         The Operator of each of the retirement Properties will be the tenant or a third-party Operator with whom the tenant has contracted. Therefore, throughout this Prospectus, references to an Operator may be to a tenant that is also the Operator or to a third-party Operator with whom the tenant has contracted. With respect to medical office buildings, the Company will contract with third-party property managers to manage the Properties.

INDUSTRY PERFORMANCE

         The Company believes that demographic trends are significant when looking at the potential for future growth in the health care industry. For 2005, the U.S. Census Bureau projects that there will be over 36 million Americans over the age of 65, representing approximately 12.6% of the U.S. population or about one in eight Americans. Today's baby boomers (those born between 1946 and 1964) will begin reaching age 65 as early as 2011. According to the U.S. Census Bureau, the number of Americans age 65 and older will grow in number to approximately 75 million by the year 2035. More than half of these older adults, 38.6 million, will be age 75 and older. In addition, the 65 plus population is projected to more than double between now and the year 2050, to 82 million. As illustrated below, most of this growth is expected to occur between 2010 and 2030 when the number of older adults is projected to grow by an average of 2.8% annually.

                        OLDER ADULTS POPULATION ESTIMATES

                  85 and Older        75 and Older         65 and Older
    Date        Population (000)    Population (000)     Population (000)
------------    ----------------    ----------------     ----------------
July 1, 2000          4,312              16,647               34,835
July 1, 2005          4,968              17,911               36,370
July 1, 2010          5,786              18,561               39,715
July 1, 2015          6,396              19,652               45,959
July 1, 2020          6,763              22,271               53,733
July 1, 2025          7,441              27,039               62,641
July 1, 2030          8,931              32,598               70,319
July 1, 2035         11,486              38,602               74,774
July 1, 2040         14,284              43,274               77,177
July 1, 2045         17,220              45,268               79,142
July 1, 2050         19,352              45,984               81,999

         Source: U.S. Census Bureau, 2000 data

         Seniors 75 and over comprise one of the most rapidly growing older age groups. Between now and 2050, this group is expected to grow more than 150%. During the same period of time, the entire population of the United States is expected to grow 42%. In addition to the growth in the number of older adults, life expectancies are increasing. According to Health, United States, 2003, during the second half of the 20th century, life expectancy at age 65 rose from 12 to 16 years among men and from 15 to 19 years among women. Some of the factors indicated as having increased life expectancies are improved access to health care, advances in medicine, healthier lifestyles and better health.

                            ESTIMATED LIFE EXPECTANCY
                              AT AGE 65 (IN YEARS)

Year            Male          Female      Year          Male          Female
----            ----          ------      ----          ----          ------
1950            12.8           15.0       1996          15.7           19.0
1960            12.8           15.8       1997          15.9           19.2
1970            13.1           17.0       1998          16.0           19.2
1980            14.1           18.3       1999          16.1           19.1
1985            14.5           18.5       2000          16.2           19.3
1990            15.1           18.9       2005*         16.8           20.0
1991            15.3           19.1       2010*         17.1           20.3
1992            15.4           19.2       2015*         17.5           20.6
1993            15.3           18.9       2020*         17.9           20.9
1994            15.5           19.0       2025*         18.1           21.3
1995            15.6           18.9       2030*         18.4           21.6

         *    projections

         Sources: Health, United States, 2003, Centers for Disease Control and Prevention, National Center for Health Statistics and Social Security Administration

         Management believes that all of these trends suggest that as more people live to the oldest ages, there may also be more who face chronic, limiting illnesses or conditions. These conditions result in people becoming dependent on others for help in performing the activities of daily living ("ADLs"). In 2001, according to the Chartbook on Trends in the Health of Americans from Health, United States, 2003, 14% of all Medicare beneficiaries 65 and over were limited in at least one ADL. That number translates into 10% of noninstitutionalized persons and 91% of institutionalized persons.

                   PERCENT OF PERSONS NEEDING ASSISTANCE WITH
                        ACTIVITIES OF DAILY LIVING (ADLS)

Years of Age                        Percentage
------------                        ----------
    65-69                               8.1%
    70-74                              10.5%
    75-79                              16.9%
       80+                             34.9%

Source: U.S. Census Bureau, 1997 data

         According to the Alzheimer's Association, some of those people needing assistance on a daily basis are those coping with Alzheimer's disease and other forms of dementia. A progressive, degenerative disease of the brain, Alzheimer's disease is the most common form of dementia. According to the Alzheimer's Association, in 2003, an estimated 4.5 million Americans had this disease, including one in ten persons over 65 and nearly half of those over 85. Unless a cure or prevention is found, Alzheimer's disease is projected to impact approximately 13 million seniors by 2050.

         In addition to an aging population, according to 2003 data from the U.S. Census Bureau, a significant segment of the elderly population has the financial resources to afford retirement facilities, with people age 55 to 64 making a mean household income of $64,118 per year. The mean household income for those age 65 and over is more than $34,000 per year. In addition, according to 2003 data from the U.S. Census Bureau, 19% of those age 65 and over have an annual income in excess of $50,000. According to 1999 statistics cited from Age
Power: How the 21st Century Will Be Ruled by the New Old, men and women in their 50s and older control 80% of all the money in U.S. savings-and-loan institutions and represent $66 of every $100 invested in the stock market. Individuals age 50 and over earn approximately $2 trillion in annual income, control more than $7 trillion in wealth and own 77% of the financial assets in America.

         America's seniors are also preparing for their future health care needs. They purchase more than 90% of long-term care insurance, representing $800 million in premiums, a figure growing 23% each year. American families are also exploring current and future health care needs. In 1999, an estimated 22 million households were involved in elder care, a number that tripled between 1989 and 1999, and is expected to double by 2019. According to an April 2000 Newsweek article, more than 62% of today's baby boomers are concerned about care for an aging parent or relative.

         More than 70% of working-age Americans believe a comfortable retirement is a fundamental part of the American dream, according to Age Power: How the 21st Century Will Be Ruled by the New Old. To adequately prepare for future retirement needs, it is estimated that the baby boom generation will need to have saved at least $1 million per household to maintain their standard of living.

         Management believes that changes and trends in the health care industry will create opportunities for growth of retirement facilities and medical office buildings, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services,
(iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance.

         According to Health, United States, 2003 and information from the Centers for Medicare & Medicaid Services, the health care industry represents 14.1% of the United States' gross domestic product ("GDP") with over $1.4 trillion in annual expenditures in 2001. This number is expected to reach $3.1 trillion in 2012, growing at an average annual rate of 7.3% during the forecast period of 2002 through 2012. By 2012, health spending is projected to reach 17.7% of the GDP.

    ESTIMATE OF RESIDENT DEMAND FOR SENIORS' HOUSING CATEGORIES - PRIVATE PAY
                             THOUSANDS OF RESIDENTS

   Base               Independent Living             Assisted Living            Skilled Nursing
------------         ---------------------          ------------------         ------------------
   2000                       637                           511                        671
   2010                       751                           592                        773
   2020                       991                           720                        964
   2030                     1,389                         1,004                      1,309

Source: The Case for Investing in Seniors Housing and Long -Term Care Properties, prepared for the National Investment Center for the Seniors Housing and Care Industries, Copyright 2001

INVESTMENT OF OFFERING PROCEEDS

         The Company intends to capitalize on the growing real estate needs in the seniors' housing and health care industries primarily by acquiring Properties and leasing them to tenants on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years for operating leases or 35 years in the case of direct financing leases), "triple-net" basis, except with respect to medical office buildings, which the Company expects will generally be leased on a shorter term (generally 5 to 10 years), "gross" basis. The Properties that the Company will acquire and lease are expected to include one or more of the following types:

- Seniors' Housing, Which Includes Independent Living and Assisted Living Residences. Independent living residences offer a lifestyle choice, including residential accommodations with access to services, such as housekeeping, transportation, dining and social activities, for those who wish to maintain their lifestyles independently. Assisted living residences provide housing for seniors that need assistance with activities of daily living, such as grooming, dressing, bathing, and eating. Assisted living residences provide accommodations with limited health care available when needed but do not have an institutional feel. Certain assisted living residences also specialize in meeting the needs of residents with Alzheimer's disease and other forms of dementia prior to the time that their condition warrants a nursing home setting or, in some instances, in competition with what would otherwise be provided in a nursing home setting. In addition to independent living and assisted living residences, seniors' housing residences include continuing care retirement communities and life care communities which provide a full range of long-term care services in one location, such as independent living, assisted living and skilled nursing.

- Specialty Clinics. Specialty clinics are facilities that provide health services such as outpatient surgeries, dialysis treatments and MRI screenings in a less institutional environment than hospital facilities.

- Medical Office Buildings. Medical office buildings, including physicians' offices, special purpose facilities, such as laboratories, diagnostic, cancer treatment and outpatient centers, and walk-in clinics also provide investment opportunities as more small physician practices consolidate to save on the increasing costs of private practice and single purpose medical facilities become more common.

- Skilled Nursing Facilities. Skilled nursing facilities provide extensive skilled nursing, post-acute care and other long-term care services to patients that may require full time medical care, medication monitoring, ventilation and intravenous therapies, sub-acute care and Alzheimer's or dementia care. Throughout much of the United States, the supply of new skilled nursing facilities can be limited by complex Certificate of Need laws or similar state licensing regulations. As a result, the supply of skilled nursing facilities is growing very slowly. Demand for skilled nursing facilities is coming from a rapidly growing population over 75 years of age and the discharge of patients from hospitals to skilled nursing units for extended care benefits. Some states have eliminated Certificate of Need laws allowing the market to address the issue of supply and demand. If trends such as this continue, it is probable that new skilled nursing facilities will be constructed to meet the demand, thereby providing potential development and investment opportunities for the Company.

                     CONTINUUM OF LONG-TERM CARE FACILITIES*

                                                                                             Acute Care
   Independent Living               Assisted Living               Skilled Nursing            Hospitals
--------------------------    -----------------------------    -----------------------    -----------------
Informal concierge,           24-hour supervision,             24-hour medical care       Short-term

emergency call system,        personal assistance as           and protective             acute medical
housekeeping and              needed, emergency response       oversight, medication      care
maintenance, some group       system, social activities,       management, emergency
activities, food service      housekeeping and                 response system,
and transportation            maintenance, three meals         three meals per day
                              per day, transportation and      and assistance with
                              assistance with medication       ADLs

* Interspersed throughout the continuum are visits to physicians offices, physical therapy, occupational therapy, and other short-term necessary health care services.

         Legg Mason Wood Walker, Inc. in its industry analysis, Health Facility Real Estate: Growth Opportunities for REITs & Private Investors (October 5,
2001), estimated the value of health care facilities in the United States to be $535.6 billion, $66.7 billion of which is considered senior housing. Management believes, based on historical costs of property owned by publicly traded health care REITs, only a small portion of facilities in the United States are owned by REITs. Management believes that this fact, coupled with the industry trends previously discussed, provides a significant investment opportunity for the Company. Demographic trends may vary depending on the properties and regions selected for investment. The success of the future operations of the Company's Properties will depend largely on each tenant and Operator's ability to adapt to dominant trends in the industry in each specific region, including, among others, greater competitive pressures, increased consolidation and changing demographics. There can be no assurance that the tenants or Operators of the Company's Properties will be able to adapt to such trends.

         Management intends to structure the Company's leases to require the tenant to pay base annual rent with (i) automatic fixed increases in the base rent or (ii) increases in the base rent based on increases in consumer price indices. In an effort to provide regular cash flow to the Company, the Company intends generally to structure its leases to provide a minimum level of rent, with automatic increases in the minimum rent, which is payable regardless of the amount of gross revenues at a particular Property. In addition, certain leases related to retirement facilities may provide for the payment of additional rent based on achieving specified operating performance thresholds. The amount of additional rent payable is generally based on factors such as percentage of gross revenues or occupancy rates. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in this industry segment through careful selection and screening of its tenants (as described in "Business -- Standards for Investment in Properties" below) in order to reduce risks of default, monitoring statistics relating to Operators and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See "Business -- Standards for Investment in Properties" below for a description of the standards which the Board of Directors will employ in selecting tenants and Operators and particular Properties for investment.

         Management expects to acquire Properties in part with a view to diversification among facility type, tenants, Operators and in the geographic location of the Properties. There are no restrictions on the types of Properties in which the Company may invest. In addition, there are no restrictions on the geographic area or areas within the United States or elsewhere in which Properties acquired by the Company may be located. The Properties owned by the Company as of February 16, 2004, were located in 29 states and it is anticipated that additional Properties acquired by the Company in the future will be located in various geographic areas. Although the Properties are located in 29 states, 10.9% of the Properties are located in Florida, 8.7% are located in each of California and Georgia, and 7.2% are located in Texas. Additionally, the Company's 119 properties owned as of December 31, 2003, excluding one parcel of land on which a retirement facility is expected to be constructed, are leased to 15 tenants, three of which independently contributed between 11% and 18% (an aggregate of 42%) of total rental income for the year ended December 31, 2003. The majority of the Company's Properties are either assisted living facilities or assisted living facilities with units for residents with Alzheimer's and related memory disorders. In addition, as of February 16, 2004, 93 of the 138 Properties owned by the Company are operated by Sunrise Senior Living Services, Inc. Additionally, five Properties owned by the Company as of February 16, 2004 are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development, the Property will be operated by Sunrise Senior Living Services, Inc.

         The Company may also provide Mortgage Loans to Operators, or their affiliates, to enable them to acquire the land, land and buildings or buildings. The Mortgage Loans will be secured by property owned by the borrower. The Company expects that the interest rate and terms (generally, 10 to 20 years) of the Mortgage Loans will be similar to those of its leases.

         To a lesser extent, the Company may also offer Secured Equipment Leases to Operators. The Secured Equipment Leases will consist primarily of leases of, and loans for the purchase of, Equipment. As of the date of this Prospectus, the Company has neither identified any prospective Operators that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. The Company cannot predict terms and conditions of the Secured Equipment Leases, although the Company expects that the Secured Equipment Leases will (i) have terms that equal or exceed the useful life of the subject Equipment (although such terms will not exceed 7 years), (ii) in the case of the leases, include an option for the lessee to acquire the subject Equipment at the end of the lease term for a nominal fee, (iii) include a stated interest rate, and (iv) in the case of the leases, provide that the Company and the lessees will each treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." In addition, the Company expects that each of the Secured Equipment Leases will be secured by the Equipment to which it relates. Payments received from lessees under Secured Equipment Leases will be treated as payments of principal and interest. All Secured Equipment Leases will be negotiated by the Advisor and approved by the Board of Directors including a majority of the Independent Directors.

         The Company has borrowed and will continue to borrow money to acquire Properties, Mortgage Loans, other permitted investments and Secured Equipment Leases (collectively, the "Assets") and to pay certain fees. The Company intends to encumber Assets in connection with the borrowing. The Company has obtained a line of credit and may obtain lines of credit aggregating up to $125,000,000. The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The Company has also obtained Permanent Financing. The Board of Directors anticipates that the aggregate amount of any Permanent Financing will not exceed 50% of the Company's total assets. In any event, the Company's total borrowings will be limited to 300% of Net Assets. The Permanent Financing may be used to acquire Assets and pay a fee of 4.0% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, to the Advisor for identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans. The line of credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee to the Advisor. On March 17, 2003, the Company obtained a two-year, $85 million revolving line of credit that may be amended to allow the line of credit to be increased by $40 million. As of February 16, 2004, $20 million was outstanding on the line of credit. As of February 16, 2004, the Company had obtained Permanent Financing totaling approximately $729 million to finance the acquisition of various Properties and had assumed approximately $88,500,000 in life care bonds payable to certain residents of two of the Company's Properties. See "Business -- Borrowing" for a description of the revolving line of credit and Permanent Financing the Company had obtained as of February 16, 2004.

         As of February 16, 2004, the Company had acquired, directly or indirectly, 138 retirement Properties and had initial commitments to acquire 26 additional Properties. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. As of February 16, 2004, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Secured Equipment Lease.

         The Company has undertaken to supplement this Prospectus during the offering period to disclose the acquisition of Properties at such time as the Company believes that a reasonable probability exists that such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed tenant or Operator, (ii) a satisfactory credit underwriting for the proposed tenant or Operator has been completed, (iii) a satisfactory site inspection has been completed, (iv) a nonrefundable deposit has been paid on the Property, (v) the Board of the Directors has approved the acquisition, and (vi) a binding purchase contract is executed and delivered by the seller and the Company. However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.

         Based generally on the amount invested or committed for investment in the 164 Properties that the Company had either acquired or committed to acquire as of February 16, 2004 and current market conditions, the Company and the Advisor have estimated an average investment of $5,000,000 to $25,000,000 per Property. In certain cases, the Company may become a co-venturer in a Joint Venture that will own the Property. In each such case, the Company's cost to purchase an interest in such Property will be less than the total purchase price and the Company therefore will be able to acquire interests in a greater number of Properties. In addition, the Board of Directors may determine to engage in future offerings of common stock, the proceeds of which could be used to acquire additional Properties or make Mortgage Loans. The Company may also borrow to acquire Properties. See "Business -- Borrowing." Management estimates that 10% to 15% of the Company's investment will be for the cost of land, 80% to 85% for the cost of building and 5% to 10% for the cost of furniture, fixtures and equipment. See "Business -- Joint Venture Arrangements" below and "Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." Management cannot estimate the number of Mortgage Loans that may be entered into. The Company may also borrow money to make Mortgage Loans.

         Although management cannot estimate the number of Secured Equipment Leases that may be entered into, it expects to fund any Secured Equipment Lease program from the proceeds of the Line of Credit or Permanent Financing in an amount not to exceed 10% of total assets. Management has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the total value of all Secured Equipment Leases will not exceed 25% of the Company's total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.

PROPERTY ACQUISITIONS

         As of February 16, 2004, the Company owned interests, directly or indirectly, in 138 Properties, substantially all of which are, or, with respect to one construction property, will be, leased to tenants on a long-term, triple-net basis and are or will be managed by Operators of retirement facilities. The general terms of the lease agreements are described in "Business -- Description of Property Leases."

         As of February 16, 2004, certain of the Company's lease agreements and/or management agreements provide for credit enhancements, such as corporate guarantees, which guarantee minimum rent payments under the leases. These credit enhancements terminate at either a specific time during the applicable lease term or once net operating income from the applicable Property or Properties exceeds a specified amount. However, there is no assurance that market conditions will allow the Company to continue to obtain credit enhancements on leases in the future. In addition, many of the leases contain cross-default terms with respect to other leases, meaning that if the tenant to any of the applicable leases defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to the other Properties, regardless of whether the tenant of any such Property is under default under its lease. Certain leases also contain pooling terms, meaning that the net operating profits with respect to the pooled Properties are combined for the purpose of funding rental payments due under each lease. In addition, certain leases require the tenant to make a security deposit relating to the Property which is retained by the Company as security for the tenant's obligations under the lease.

         The majority of the leases provide for the tenant to fund, in addition to its lease payments, a furniture, fixture and equipment reserve ("FF&E Reserve") fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. The Company may be responsible for capital expenditures or repairs in excess of the amounts in the reserve fund, and the tenant generally will be responsible for replenishing the reserve fund and for paying a specified return on the amount of capital expenditures or repairs paid for by the Company in excess of amounts in the FF&E Reserve fund. The FF&E Reserve funds are owned by either the Company or the tenants depending on the terms of the leases.

         The following table sets forth the location of each of the Properties owned by the Company as of February 16, 2004, and a summary of the principal terms of the acquisition and lease of each Property.

                              PROPERTY ACQUISITIONS

                    From Inception through february 16, 2004

                                                                                Lease Expiration
                                          Purchase   Depreciable                  and Renewal           Minimum         Additional
           Property Location                Price    Tax Basis(1) Date Acquired    Options           Annual Rent (2)       Rent
---------------------------------------  ----------- ------------ ------------- ----------------- --------------------- ----------
BRIGHTON GARDENS OF ORLAND PARK (3)(4)   $13,848,900 $ 12,600,000 04/20/00      12/2017; two      $1,419,512 for first      (5)
(the "Orland Park Property")                                                    ten-year renewal  lease year, with
Existing retirement facility                                                    options           increases of 3% each
                                                                                                  lease year thereafter
The Orland Park Property is located in
Orland Park,  Illinois, southwest of
Chicago, and includes 65 assisted
living units and 37 units for residents
with Alzheimer's and related memory
disorders.

BROADWAY PLAZA AT PECAN PARK (6)(7)(8)   $10,578,750 $  9,800,000 11/09/01      11/2016; two      $1,084,322 for first      (5)
(the "Arlington Property")                                                      five-year renewal lease year, with
Existing retirement facility                                                    options           increases of 2% each
                                                                                                  lease year thereafter
                                                                                                  (9)
The Arlington Property is located in
Arlington, Texas, a suburb between
Dallas and Fort Worth, and includes 80
assisted living units and 15 units for
residents with Alzheimer's and related
memory disorders.

HOMEWOOD RESIDENCE OF BOCA RATON (6)(7)  $ 9,672,000 $  9,100,000 11/09/01      11/2016; two      $991,380 for first lease  (5)
(the "Boca Raton Property")                                                     five-year renewal year, with increases of
Existing retirement facility                                                    options           2% each lease year
                                                                                                  thereafter (9)

The Boca Raton Property is located in
Boca Raton, Florida, approximately 20
miles north of Fort Lauderdale, and
includes 59 assisted living units and
13 units for residents with Alzheimer's
and  related memory disorders.

HOLLEY COURT TERRACE (6)(10)             $18,469,275 $ 17,400,000 02/11/02      02/2017; two      $1,846,928 for first      (5)
(the "Oak Park Property")                                                       five-year renewal lease year, with
Existing retirement facility                                                    options           increases of 1% each
                                                                                                  lease year thereafter
The Oak Park Property is located in
Oak Park, Illinois, a suburb west of
Chicago, and includes 161 independent
living units and 17 assisted living
units.

HOMEWOOD RESIDENCE OF COCONUT
  CREEK (6)(7)                           $9,687,563  $  8,500,000 02/11/02      02/2017; two      $968,756 for first        (5)
                                                                                                  lease

                                                                                Lease Expiration
                                          Purchase   Depreciable                  and Renewal           Minimum         Additional
           Property Location                Price    Tax Basis(1) Date Acquired    Options           Annual Rent (2)       Rent
---------------------------------------  ----------- ------------ ------------- ----------------- --------------------- ----------
(the "Coconut Creek Property")                                                  five-year renewal year, with increases
Existing retirement facility                                                    options           of 2% each lease year
                                                                                                  thereafter (9)
The Coconut Creek Property is located
in Coconut Creek, Florida,
approximately 14 miles north of Fort
Lauderdale, and includes 80 assisted
living units  and 14 units for
residents with Alzheimer's and related
memory disorders.

HERITAGE CLUB AT GREENWOOD
  VILLAGE (6)(7)(11)                     $17,865,375 $ 18,900,000 03/22/02      03/2017; two      $1,786,538 for first      (5)
(the "Greenwood Village Property")                                              five-year renewal lease year, with
Existing retirement facility                                                    options           increases of 2% each
                                                                                                  lease year thereafter
                                                                                                  (9)
The Greenwood Village Property is
located in Greenwood Village, Colorado,
a suburb southeast of Denver, and
includes 75 assisted living units, 13
units for residents with Alzheimer's
and related memory disorders, and 90
skilled nursing units.

BRIGHTON GARDENS OF CAMARILLO (12)(13)   $18,694,698 $ 17,400,000 05/16/02      05/2017; two                (14)            (5)
(the "Camarillo Property")                                                      ten-year renewal
Existing retirement facility                                                    options

The Camarillo Property is located in
Camarillo, California, a suburb of Los
Angeles, and includes 90 assisted
living units, 24 units for residents
with Alzheimer's and related memory
disorders, and 28 skilled nursing
units.

BRIGHTON GARDENS OF TOWSON (12)(13)      $14,452,319 $ 14,700,000 05/16/02      05/2017; two                (14)            (5)
(the "Towson Property")                                                         ten-year renewal
Existing retirement facility                                                    options

The Towson Property is located in
Towson, Maryland, a suburb of
Baltimore, and includes 66 assisted
living units and 23 units for residents
with Alzheimer's and related memory
disorders.

SUNRISE ASSISTED LIVING OF
  DARTMOUTH (12)(13)                     $ 9,488,304 $  9,200,000 05/16/02      05/2017; two                (14)            (5)
(the "Dartmouth Property")                                                      ten-year renewal
Existing retirement facility                                                    options

The Dartmouth Property is located in
Dartmouth, Massachusetts, 30 miles east
of Providence, Rhode Island and 60
miles south of Boston, Massachusetts,
and includes 58 assisted living units
and 28 units for residents with
Alzheimer's

                                                                                Lease Expiration
                                          Purchase   Depreciable                  and Renewal           Minimum         Additional
           Property Location                Price    Tax Basis(1) Date Acquired    Options           Annual Rent (2)       Rent
---------------------------------------  ----------- ------------ ------------- ----------------- --------------------- ----------
and related memory disorders.

SUNRISE ASSISTED LIVING OF ELK
  GROVE (12)(13)                         $8,054,110  $  7,800,000 05/16/02      05/2017; two                (14)            (5)
(the "Elk Grove Property")                                                      ten-year renewal
Existing retirement facility                                                    options

The Elk Grove Property is located in
Elk Grove, California, a suburb of
Sacramento, and includes 56 assisted
living units and 28 units for residents
with Alzheimer's and related memory
disorders.

SUNRISE ASSISTED LIVING OF
  CLAYTON (12) (13)                      $8,110,569  $  7,900,000 05/17/02      05/2017; two                (14)            (5)
(the "Clayton Property")                                                        ten-year renewal
Existing retirement facility                                                    options

The Clayton Property is located in
Clayton, Ohio, northwest of downtown
Dayton, and includes 42 assisted living
units and 42 units for residents with
Alzheimer's and related memory
disorders.

BRIGHTON GARDENS OF BUCKHEAD
  (15)(16)(17)                           $7,654,546       --      09/30/02      09/2037           $837,862, with            (5)
(the "Atlanta-Buckhead Property")                                                                 increases of 2.5%
Existing retirement facility                                                                      each  lease year from
                                                                                                  January 1, 2004
                                                                                                  through the end of
                                                                                                  the 29th lease year
The Atlanta-Buckhead Property is
located in Buckhead, in northern
Atlanta, Georgia, and includes 90
assisted living units and
22 units for residents with Alzheimer's
and related memory disorders.

BRIGHTON GARDENS OF BRENTWOOD
  (15)(16)(17)                           $6,349,794       --      09/30/02      09/2037           $695,044, with            (5)
(the "Brentwood Property")                                                                        increases of 2.5% each
Existing retirement facility                                                                      lease year from
                                                                                                  January 1, 2004
                                                                                                  through the end of
                                                                                                  the 29th lease year

The Brentwood Property is located in
Brentwood, Tennessee, 10 miles south of
downtown Nashville, and includes 90
assisted living units and 23 units for
residents with Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF
  CHARLOTTE (15)(16)(17)                 $3,218,389       --      09/30/02      09/2037           $352,283, with            (5)
(the "Charlotte Property")                                                                        increases of 2.5%
Existing retirement facility                                                                      each  lease year from
                                                                                                  January 1, 2004
                                                                                                  through the end of
                                                                                                  the 29th

                                                                                Lease Expiration
                                          Purchase   Depreciable                  and Renewal           Minimum         Additional
           Property Location                Price    Tax Basis(1) Date Acquired    Options           Annual Rent (2)       Rent
---------------------------------------  ----------- ------------ ------------- ----------------- --------------------- ----------
                                                                                                  lease year
The Charlotte Property is located in
Charlotte, North Carolina, and includes
90 assisted living units and 25 units
for residents with Alzheimer's and
related memory disorders.

BRIGHTON GARDENS OF FRIENDSHIP
  HEIGHTS (15)(16)(17)                   $19,310,331      --      09/30/02      09/2037           $2,166,197, with          (5)
(the "Chevy Chase Property")                                                                      increases of 2.5%
Existing retirement facility                                                                      each lease year from
                                                                                                  January 1, 2004
The Chevy Chase Property is located in                                                            through the end of the
Chevy Chase, Maryland, a northwestern                                                             29th lease year
suburb of Washington, D.C., and
includes 108 assisted living units and
24 units for residents with Alzheimer's
and related memory disorders.

BRIGHTON GARDENS OF
  MIDDLETOWN (15)(16)(17)                $11,481,818      --      09/30/02      09/2037           $1,361,793, with          (5)
(the "Middletown Property")                                                                       increases of 2.5%
Existing retirement facility                                                                      each lease year from
                                                                                                  January 1, 2004
The Middletown Property is located in                                                             through the end of the
Middletown, New Jersey, 30 miles                                                                  29th lease year
southeast of Newark, and includes 98
assisted living units and 25 units for
residents with Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF
  MOUNTAINSIDE (15) (16) (17)            $12,438,636      --      09/30/02      09/2037           $1,466,525, with          (5)
(the "Mountainside Property")                                                                     increases of 2.5%
Existing retirement facility                                                                      each lease year from
                                                                                                  January 1, 2004
                                                                                                  through the end
                                                                                                  of the 29th lease year

The Mountainside Property, is located
in Mountainside, New Jersey,
approximately 12 miles
southwest of downtown Newark, and
includes 98 assisted living units and
21 units for residents with Alzheimer's
and related memory disorders.

BRIGHTON GARDENS OF
  NAPLES (15)(16)(17)                    $ 8,002,479      --      09/30/02      09/2037           $613,446, with            (5)
(the "Naples Property")                                                                           increases of 2.5%
Existing retirement facility                                                                      each lease year from
                                                                                                  January 1, 2004
                                                                                                  through the end of
                                                                                                  the 29th lease year
The Naples Property is located in
Naples, Florida, and includes 93
assisted living units and 40
skilled nursing units.

BRIGHTON GARDENS OF
  RALEIGH (15)(16)(17)                   $ 9,655,165      --      09/30/02      09/2037           $1,056,848, with          (5)
(the "Raleigh Property")                                                                          increases of 2.5%
Existing retirement facility                                                                      each lease year from
                                                                                                  January 1, 2004
                                                                                                  through the end of

                                                                           Lease Expiration          Minimum
                                        Purchase    Depreciable    Date       and Renewal         -------------        Additional
         Property Location                Price     Tax Basis(1) Acquired      Options            Annual Rent(2)          Rent
------------------------------------   -----------  -----------  --------  ----------------  ------------------------  ----------
The Raleigh Property is located in                                                           the 29th lease year
Raleigh, North Carolina, and
includes 90 assisted living units
and 23 units for residents with
Alzheimer's and related memory
disorders.

BRIGHTON GARDENS OF STAMFORD
 (15) (16) (17)                        $13,569,421           --  09/30/02           09/2037  $1,485,300, with                  (5)
(the "Stamford Property")                                                                    increases of 2.5% each
Existing retirement facility                                                                 lease year from  January
                                                                                             1, 2004 through the end of
The Stamford Property is located                                                             the 29th lease year
in Stamford, Connecticut, and
includes 90 assisted living
units and 24 units for residents
with Alzheimer's and related memory
disorders.

BRIGHTON GARDENS OF
  VENICE (15) (16) (17)                $ 6,523,760           --  09/30/02           09/2037  $714,087, with increases          (5)
(the "Venice Property")                                                                      of 2.5% each  lease year
Existing retirement facility                                                                 from  January 1, 2004
                                                                                             through the end of the
The Venice Property is located in                                                            29th lease year
Venice, Florida, 20 miles south
of Sarasota, and includes 102
assisted living units and 27
skilled nursing units.

BRIGHTON GARDENS OF WINSTON-
  SALEM (15) (16) (17)                 $ 7,045,661          --   09/30/02           09/2037  $771,214, with increases          (5)
(the "Winston-Salem Property")                                                               of 2.5% each  lease year
Existing retirement facility                                                                 from  January 1, 2004
                                                                                             through the end of the
The Winston-Salem Property is                                                                29th lease year
located in Winston-Salem, North
Carolina, and includes 90 assisted
living units and 23 units for
residents with Alzheimer's and
related memory disorders.

BROOKSBY VILLAGE CONTINUING
  CARE RETIREMENT COMMUNITY            $17,383,784           --  10/10/02           04/2033                       (19)         N/A
  (19)
(the "Peabody Property")
Retirement facility being
constructed

The Peabody Property, which
is currently being constructed,
is located in Peabody,
Massachusetts, and is expected
to include 1,355 independent living
apartments, 196 assisted living
units and 160 skilled nursing units.
The Company purchased the land only
and will not own the buildings
and improvements.

HOMEWOOD RESIDENCE AT
  BROOKMONT TERRACE (6)                $ 8,957,850  $ 9,000,000  11/01/02  01/2016; two      $918,180 for first lease          (5)
(the "Nashville Property")                                                 five-year         year, with increases of
                                                                                             2%

                                                                           Lease Expiration          Minimum
                                        Purchase    Depreciable    Date       and Renewal         -------------        Additional
         Property Location                Price     Tax Basis(1) Acquired      Options            Annual Rent(2)          Rent
------------------------------------   -----------  -----------  --------  ----------------  ------------------------  ----------
Existing retirement facility                                               renewal options   each lease year
                                                                                             thereafter (9)

The Nashville Property is
located in southwest Nashville,
Tennessee, and includes 62
assisted living units and 30
units for residents with
Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF
  BELLEVUE (20) (22)                   $10,201,606  $ 8,900,000  12/20/02  12/2017; two      $899,335 for first lease          (5)
(the "Bellevue Property")                                                  ten-year          year, with increases of
Existing retirement facility                                               renewal options   3% each lease year
                                                                                             thereafter

The Bellevue Property is
located in Bellevue, Washington,
13 miles east of downtown
Seattle, and includes 90
assisted living units and 27
units for residents with
Alzheimer's and related memory
disorders.

BRIGHTON GARDENS OF
  HOFFMAN ESTATES (20) (21)            $ 7,543,752  $ 6,400,000  12/20/02  12/2017; two      $780,967 for first lease          (5)
(the "Hoffman Estates Property")                                           ten-year          year, with increases of
Existing retirement facility                                               renewal options   3% each lease year
                                                                                             thereafter

The Hoffman Estates Property
is located in Hoffman Estates,
Illinois, 30 miles northwest
of Chicago, and includes 73
assisted living units and
47 units for residents with
Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF OKLAHOMA
  CITY (20) (22)                       $ 3,646,636  $ 3,100,000  12/20/02  12/2017; two      $321,474 for first lease          (5)
(the "Oklahoma City Property")                                             ten-year          year, with increases of
Existing retirement facility                                                renewal options  3% each lease year
                                                                                             thereafter

The Oklahoma City Property
is located in Oklahoma City,
Oklahoma, 14 miles north of
downtown Oklahoma City, and
includes 94 assisted living
units and 24 units for residents
with Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF SANTA
  ROSA (20) (22)                       $16,748,552  $15,600,000  12/20/02  12/2017; two      $1,476,490 for first              (5)
(the "Santa Rosa Property")                                                ten-year          lease year, with
Existing retirement facility                                               renewal options   increases of 3% each
                                                                                             lease year thereafter
The Santa Rosa Property is
located in Santa Rosa, California,
58 miles north of downtown
San Francisco, and includes 92
assisted living units, 25 units for
residents with Alzheimer's and
related memory disorders and
45 skilled nursing units.

                                                                                 Lease Expiration
                                             Purchase    Depreciable     Date      and Renewal            Minimum         Additional
            Property Location                 Price     Tax Basis (1)  Acquired       Options         Annual Rent (2)        Rent
-----------------------------------------  -----------  -------------  --------  ----------------  ---------------------  ----------
BRIGHTON GARDENS OF TULSA (20) (21)        $ 4,684,167  $   3,500,000  12/20/02  12/2017; two      $484,928 for first        (5)
(the "Tulsa Property")                                                           ten-year renewal  lease year, with
Existing retirement facility                                                     options           increases of 3% each
                                                                                                   lease year thereafter
The Tulsa Property is located in Tulsa,
Oklahoma, 6 miles southeast of downtown
Tulsa, and includes 94 assisted living
units and 26 units for residents with
Alzheimer's and related memory disorders.

BRIGHTON GARDENS OF VININGS (20)(22)       $ 7,374,428  $   6,100,000  12/20/02  12/2017; two      $650,102 for first        (5)
(the "Atlanta Property")                                                         ten-year renewal  lease year, with
Existing retirement facility                                                     options           increases of 3% each
                                                                                                   lease year thereafter

The Atlanta Property is located in a
suburb 12 miles northwest of downtown
Atlanta, Georgia, and includes 90
assisted living units and 26 units for
residents with  Alzheimer's and related
memory disorders.

HEARTHSIDE OF LYNNWOOD (20) (22)           $ 6,300,000  $   5,300,000  12/20/02  12/2017; two      $555,384 for first        (5)
(the "Lynnwood Property")                                                        ten-year renewal  lease year, with
Existing retirement facility                                                     options           increases of 3% each
                                                                                                   lease year thereafter

The Lynnwood Property is located in
Lynnwood, Washington, a suburb 17 miles
north of downtown Seattle, and includes
48 assisted living  units and 24 units
for residents with Alzheimer's and
related memory disorders.

HEARTHSIDE OF SNOHOMISH (20) (22)          $ 8,600,000  $   8,700,000  12/20/02  12/2017; two      $758,144 for first        (5)
(the "snohomish Property")                                                       ten-year renewal  lease year, with
Existing retirement facility                                                     options           increases of 3% each
                                                                                                   lease year thereafter

The Snohomish Property is located in
Snohomish, Washington, a suburb 32 miles northeast of downtown Seattle, and includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders.

SUNRISE ASSISTED LIVING OF HEMET (20)(21)  $ 4,109,688  $   3,300,000  12/20/02  12/2017; two      $425,455 for first        (5)
(the "Hemet Property")                                                           ten-year renewal  lease year, with
Existing retirement facility                                                     options           increases of 3% each
                                                                                                   lease year thereafter

The Hemet Property is located in Hemet,
California, approximately 90 miles
southeast of downtown Los Angeles,

                                                                                  Lease Expiration
                                             Purchase    Depreciable     Date       and Renewal           Minimum         Additional
            Property Location                 Price     Tax Basis (1)  Acquired        Options        Annual Rent (2)        Rent
-----------------------------------------  -----------  -------------  --------   ---------------- ---------------------  ----------
and includes 56 assisted living units and
28 units for residents with Alzheimer's
and related memory disorders.

SUNRISE ASSISTED LIVING OF PLYMOUTH (20)   $ 4,580,387  $   3,900,000    12/20/02 12/2017; two     $474,185 for first        (5)
(21)                                                                              ten-year renewal lease year, with
(the "Plymouth Property")                                                         options          increases of 3% each
Existing retirement facility                                                                       lease year thereafter

The Plymouth Property is located in
Plymouth, Massachusetts, approximately 42 miles southeast of downtown Boston, and includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders.

SUNRISE ASSISTED LIVING OF WILLOUGHBY      $ 4,930,498  $   4,200,000    12/20/02 12/2017; two     $510,430 for first        (5)
(20) (21) (the "Willoughby Property")                                             ten-year renewal lease year, with
Existing retirement facility                                                      options          increases of 3% each
                                                                                                   lease year thereafter

The Willoughby Property is located in
Willoughby, Ohio, a suburb 18 miles
northeast of downtown Cleveland, and
includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders.

PLEASANT HILLS (20) (21)                   $10,638,918  $  10,800,000    12/20/02 12/2017; two     $ 1,101,394 for first     (5)
(the "Little Rock Property")                                                      ten-year renewal lease year, with
Existing retirement facility                                                      options          increases of 3% each
                                                                                                   lease year thereafter
The Little Rock Property is located in
Little Rock, Arkansas, 8 miles west of
downtown Little Rock, and includes 144
independent living units and 19 assisted
living units.

FOX RUN VILLAGE CONTINUING CARE            $17,000,000             --  02/28/2003 02/2013; two     $2,560,000 for first      N/A
RETIREMENT COMMUNITY (18)                                                         five-year        through fifth lease
(the "Novi Property")                                                             renewal options  years, with increases
Retirement facility being constructed                                                              of 3% each lease year
                                                                                                   thereafter (23)
The Novi Property, which is currently
being constructed, is located in Novi,
Michigan, and is expected to include
1,497 independent living apartments, 128
assisted living units and 190 skilled
nursing units.  The Company purchased the
land only and will not own the buildings
and improvements.

BRIGHTON GARDENS OF COLORADO SPRINGS (24)  $16,120,000  $  16,400,000  03/27/2003 03/2018; two     $1,576,765 in the         (5)
(25)                                                                              five-year        first lease year;
(the "Colorado Springs Property")                                                 renewal options  with a 0.375%

                                                                                  Lease Expiration
                                             Purchase    Depreciable     Date       and Renewal           Minimum         Additional
            Property Location                 Price     Tax Basis (1)  Acquired        Options        Annual Rent (2)        Rent
-----------------------------------------  -----------  -------------  --------   ---------------- ---------------------  ----------
Existing retirement facility                                                      renewal options  increase in the second
                                                                                                   lease year; increases
                                                                                                   by 2.5% in the third
                                                                                                   lease year and each
                                                                                                   lease year thereafter

The Colorado Springs Property is located in Colorado Springs, Colorado, 3 miles west of downtown Colorado Springs, and includes 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders, and 28 skilled nursing units.

BRIGHTON GARDENS OF DENVER (24) (25)       $17,480,000  $  17,900,000  03/27/2003 03/2018; two     $1,707,670 in          (5)
(the "Denver Property")                                                           five-year        the first lease year;
Existing retirement facility                                                      renewal options  with a 0.375% increase
                                                                                                   in the second lease
                                                                                                   year; increases by
                                                                                                   2.5% in the third
                                                                                                   lease year and each
                                                                                                   lease year thereafter

The Denver Property is located in Denver,
Colorado, 8 miles southeast of downtown
Denver, and includes 90 assisted living
units, 25 units for residents with
Alzheimer's and related memory disorders, and 28 skilled nursing units.

BRIGHTON GARDENS OF LAKEWOOD (24) (25)     $18,400,000  $  17,900,000  03/27/2003 03/2018; two     $1,796,210 in             (5)
(the "Lakewood Property")                                                         five-year        the first lease year;
Existing retirement facility                                                      renewal options  with a 0.375% increase
                                                                                                   in the second lease
                                                                                                   year; increases by
                                                                                                   2.5% in the third
                                                                                                   lease year and each
                                                                                                   lease year thereafter

The Lakewood Property is located in
Lakewood, Colorado, 10 miles  west of
downtown Denver, and includes 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders, and 28 skilled nursing units.

BRIGHTON GARDENS OF EDGEWOOD (22) (26)     $2,654,632   $   2,000,000  03/28/2003 03/2018; two     $234,022 for the first    (5)
(the "Edgewood Property")                                                         ten-year renewal lease year; increases
Existing retirement facility                                                      options          by 3% each lease year
                                                                                                   thereafter

The Edgewood Property is located in
Edgewood, Kentucky, 14 miles southwest of downtown Cincinnati, Ohio, and includes
93 assisted living units and 26 units
for residents with Alzheimer's and
related memory disorders.

BRIGHTON GARDENS OF GREENVILLE (22) (26)   $ 4,132,969  $   4,100,000  03/28/2003 03/2018; two     $364,347 for the first    (5)
(the "Greenville Property")                                                       ten-year renewal lease year; increases
Existing retirement facility                                                      options          by 3% each lease year
                                                                                                   thereafter

The Greenville Property is located in
Greenville, South Carolina, 5 miles west of downtown Greenville, and includes 94 assisted living units, 25 units for residents with Alzheimer's and

                                                                                  Lease Expiration
                                             Purchase    Depreciable     Date       and Renewal           Minimum         Additional
            Property Location                 Price     Tax Basis (1)  Acquired        Options        Annual Rent (2)        Rent
-----------------------------------------  -----------  -------------  --------   ---------------- ---------------------  ----------
related memory disorders and 28 skilled
nursing units.

BRIGHTON GARDENS OF NORTHRIDGE (22) (26)   $14,735,846  $  12,100,000  03/28/2003 03/2018; two     $1,299,057 for the        (5)
(the "Northridge Property")                                                       ten-year renewal first lease year;
Existing retirement facility                                                      options          increases by 3% each
                                                                                                   lease year thereafter

The Northridge Property is located in
Northridge, California, 26 miles
northwest of downtown Los Angeles, and
includes 90 assisted living units, 25
units for residents with Alzheimer's and related memory disorders and 28 skilled nursing units.

BRIGHTON GARDENS OF RANCHO MIRAGE (22)     $13,833,657  $  12,900,000  03/28/2003 03/2018; two     $1,219,523 for the        (5)
(26)                                                                              ten-year renewal first lease year;
(the "Rancho Mirage Property")                                                    options          increases by 3% each
Existing retirement facility                                                                       lease year thereafter

The Rancho Mirage Property is located in
Rancho Mirage, California, 120 miles east of downtown Los Angeles, and includes 90 assisted living units, 26 units for residents with Alzheimer's and related memory disorders and 28 skilled nursing units.

BRIGHTON GARDENS OF SALT LAKE CITY (21)    $15,028,664  $  15,500,000  03/28/2003 03/2018; two     $1,555,842 for the        (5)
(26)                                                                              ten-year renewal first lease year;
(the "salt Lake City Property")                                                   options          increases by 3% each
Existing retirement facility                                                                       lease year thereafter

The Salt Lake City Property is located in
Salt Lake City, Utah, and includes 98
assisted living units, 25 units for
residents with Alzheimer's and related
memory disorders and 28 skilled nursing
units.

BRIGHTON GARDENS OF YORBA LINDA (21) (26)  $13,483,926  $  11,900,000  03/28/2003 03/2018; two     $1,395,923 for the        (5)
(the "Yorba Linda Property")                                                      ten-year renewal first lease year;
Existing retirement facility                                                      options          increases by 3% each
                                                                                                   lease year thereafter

The Yorba Linda Property is located in
Yorba Linda, California, 36 miles east of downtown Los Angeles, and includes 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 28 skilled nursing units.

FAIRFAX (26)                               $39,421,527  $  62,100,000  03/28/2003 03/2018; one     $4,099,134 for the        (5)
(the "Fort Belvoir Property")              plus the                               ten-year renewal first lease year;
Existing retirement facility               assumption                             option followed  increases by 3% each
                                           of                                                      lease year

                                                                                  Lease Expiration
                                                          Depreciable     Date      and Renewal           Minimum        Additional
          Property Location              Purchase Price  Tax Basis (1)  Acquired      Options          Annual Rent (2)      Rent
---------------------------------------- --------------- ------------- ---------- ----------------  -------------------- ----------
The Fort Belvoir Property is located in  $37,551,865 in                           by one five-year  thereafter
Fort Belvoir, Virginia, 19 miles         life care                                renewal option
southwest of Washington, D.C., and       bonds payable
includes 382 independent living units
and cottages, 45 assisted living units
and 40 skilled nursing units.

SUNRISE ASSISTED LIVING OF PALM SPRINGS  $2,653,469       $2,000,000   03/28/2003 03/2018; two      $233,920 for the         (5)
(22) (26)                                                                         ten-year          first lease year;
(the "Palm Springs Property")                                                     renewal options   increases by 3% each
Existing retirement facility                                                                        lease year
                                                                                                    thereafter
The Palm Springs Property is located in
Palm Springs, California, 110 miles east
of downtown Los Angeles, and includes 56
assisted living units and 28 units for
residents with Alzheimer's and related
memory disorders.

QUADRANGLE (26)                          $60,118,719      $93,000,000  03/28/2003 03/2018; one      $6,234,763 for the       (5)
(the "Haverford Property")               plus the                                 ten-year          first lease year;
Existing retirement facility             assumption of                            renewal option    increases by 3% each
                                         $50,958,830 in                           followed by one   lease year
The Haverford Property is located in     life care                                five-year         thereafter
Haverford, Pennsylvania, 10 miles west   bonds payable                            renewal option
of Philadelphia, and includes 349
independent living units, 90 assisted
living units, 25 units for residents
with Alzheimer's and related memory
disorders and 72 skilled nursing units.

SUNRISE OF ANNAPOLIS (27) (28) (29) (30)  $13,294,253           --       03/31/03        03/2038    $1,465,099; with        (5)
(the "Annapolis Property")                                                                          increases of 2.5%
Existing retirement facility                                                                        beginning 01/01/2004
                                                                                                    and each lease year
The Annapolis Property is located in                                                                thereafter until the
Annapolis, Maryland, 26 miles southeast                                                             end of the 28th
of Baltimore,  and includes 50 assisted                                                             lease year
living units and 22 units for residents
with Alzheimer's and related memory
disorders.

SUNRISE OF PIKESVILLE (27) (28) (29) (30) $9,340,855            --       03/31/03        03/2038    $1,029,413; with        (5)
(the "Pikesville Property")                                                                         increases of 2.5%
Existing retirement facility                                                                        beginning 01/01/2004
                                                                                                    and each lease year
The Pikesville Property is located in                                                               thereafter until the
Pikesville, Maryland, 11 miles from                                                                 end of the 28th
downtown Baltimore,  and includes 61                                                                lease year
assisted living units and 18 units for
residents with Alzheimer's and related
memory disorders.

                                                                                  Lease Expiration
                                                          Depreciable     Date      and Renewal           Minimum        Additional
          Property Location              Purchase Price  Tax Basis (1)  Acquired      Options          Annual Rent (2)      Rent
---------------------------------------- --------------- ------------- ---------- ---------------- --------------------- ----------
BRIGHTON GARDENS OF SADDLE RIVER            $12,750,000   $11,400,000    03/31/03 03/2018; two      $1,321,352; with        (5)
(the "Saddle River Property")                                                     ten-year renewal  increases of 3% each
Existing retirement facility                                                      options           lease year thereafter

The Saddle River Property is located in
Saddle River, New Jersey, 26 miles north of downtown Newark, and includes 90 assisted living units and 22 units for residents with Alzheimer's and related memory disorders.

ANN'S CHOICE CONTINUING CARE RETIREMENT     $19,500,000        --        06/02/03 06/2013; two      $2,925,000 for the      N/A
COMMUNITY (18)                                                                    five-year         first through fifth
(the "Warminster Property")                                                       renewal options   lease years;
Retirement facility being constructed                                                               $3,900,000 for the
                                                                                                    sixth through tenth
The Warminster Property, which is                                                                   lease years;
currently being constructed, is located                                                             $4,680,000 for the
in Warminster, Pennsylvania, and is                                                                 eleventh and all
expected to include 1,542 independent                                                               subsequent lease
living apartments, 128 assisted living                                                              years (23)
units and 190 skilled nursing units.
The Company purchased the land only and
will not own the buildings and
improvements.

BALMORAL ASSISTED LIVING COMMUNITY          $12,175,000   $12,000,000    07/08/03 07/2018; two      $1,171,109; with        N/A
(the "Palm Harbor Property")                                                      ten-year          increases of 2.5%
Existing retirement facility                                                      renewal options.  each lease year
                                                                                                    thereafter (31)
The Palm Harbor Property is located in
Palm Harbor, Florida, 20 miles northwest
of downtown Tampa, and includes 44
independent living units and 55 assisted
living units or units for residents with
Alzheimer's or related memory
disorders.  This fluctuates according to
resident needs.

SOMERBY AT UNIVERSITY PARK (6) (32) (33)    $50,427,000   $50,900,000    08/25/03 08/2018; two      $4,816,996; with       (35)
(34)                                                                              ten-year renewal  increases of 2.5%
(the "Birmingham Property")                                                       options           beginning in the
Existing retirement facility                                                                        second lease year
                                                                                                    through the ninth
The Birmingham Property is located in                                                               lease year;
Birmingham, Alabama, six miles south of                                                             $6,795,625 for the
downtown Birmingham, and includes 240                                                               tenth lease year;
independent living units, 84 assisted                                                               with increases of
living units and 28 units for residents                                                             2.5% each lease year
with Alzheimer's and related memory                                                                 thereafter (9)
disorders.

SOMERBY AT JONES FARM (6) (32) (33) (34)    $22,833,000   $23,900,000    08/25/03 08/2018; two      $2,144,768; with       (35)
(the "Huntsville Property")                                                       ten-year renewal  increases of 2.5%


                                                                                  Lease Expiration
                                                          Depreciable     Date      and Renewal           Minimum        Additional
          Property Location              Purchase Price  Tax Basis (1)  Acquired      Options          Annual Rent (2)      Rent
---------------------------------------- --------------- ------------- ---------- ---------------- --------------------- ----------
Existing retirement facility                                                      options           beginning in the
                                                                                                    second lease year
The Huntsville Property is located in                                                               through the ninth
Huntsville, Alabama, six miles southeast                                                            lease year;
of downtown Huntsville, and includes 138                                                            $2,991,702 for the
independent living units and 48 assisted                                                            tenth lease year;
living units.                                                                                       with increases of
                                                                                                    2.5% each lease year
                                                                                                    thereafter (9)

BRIGHTON GARDENS OF COLUMBIA (36) (37)      $10,608,522    $9,800,000    08/29/03 04/2025; one      $319,422 for the        N/A
(the "Columbia Property")                                                         ten-year          period 08/29/03
Existing retirement facility                                                      renewal option    through 12/31/03;
                                                                                                    $1,042,088 for 2004;
The Columbia Property is located in                                                                 $1,095,529 for 2005:
Columbia, Maryland, 17 miles southwest                                                              $1,175,689 for 2006;
of downtown Baltimore, and includes 72                                                              with increases of 3%
assisted living units and 16 units for                                                              each calendar year
residents with Alzheimer's and related                                                              thereafter
memory disorders.

BRIGHTON GARDENS OF DUNWOODY (36) (37)      $11,687,355   $10,200,000     8/29/03 04/2025; one      $351,906 for the        N/A
(the "Atlanta-Dunwoody Property")                                                 ten-year          period 8/29/03
Existing retirement facility                                                      renewal option    through 12/31/03;
                                                                                                    $1,148,063 for 2004;
The Atlanta-Dunwoody Property is located                                                            $1,206,939 for 2005;
in Atlanta, Georgia, 16 miles north of                                                              $1,295,251 for 2006;
downtown Atlanta, and includes 90                                                                   with increases of
assisted living units and 23 units for                                                              3% each calendar
residents with Alzheimer's and related                                                              year thereafter
memory disorders.

BRIGHTON GARDENS OF FLORHAM PARK (36)       $16,811,811   $15,800,000    08/29/03 04/2025; one      $506,203 for the        N/A
(37)                                                                              ten-year          period 8/29/03
(the "Florham Park Property")                                                     renewal option    through 12/31/03;
Existing retirement facility                                                                        $1,651,445 for 2004;
                                                                                                    $1,736,135 for
The Florham Park Property is located in                                                             2005;  $1,863,169
Florham Park, New Jersey, 16 miles west                                                             for 2006; with
of downtown Newark, and includes 74                                                                 increases of 3% each
assisted living units and 36 units for                                                              calendar year
residents with Alzheimer's and related                                                              thereafter
memory disorders.

BRIGHTON GARDENS OF GREENSBORO (36) (37)    $14,564,243   $13,600,000    08/29/03 04/2025; one      $438,529 for the        N/A
(the "Greensboro Property")                                                       ten-year          period 8/29/03
Existing retirement facility                                                      renewal option    through 12/31/03;
                                                                                                    $1,430,664 for 2004;
The Greensboro Property is located in                                                               $1,504,031 for
Greensboro, North Carolina, 6 miles west                                                            2005; $1,614,082 for
of downtown Greensboro, and includes 90                                                             2006; with increases
assisted living units and 25 units for                                                              of 3% each calendar
residents with                                                                                      year

                                                                                 Lease Expiration
                                             Purchase    Depreciable     Date      and Renewal         Minimum            Additional
             Property Location                Price     Tax Basis (1)  Acquired      Options        Annual Rent (2)         Rent
             -----------------                -----     -------------  --------      -------        ---------------         ----
Alzheimer's and related memory disorders.                                                           thereafter

BRIGHTON GARDENS OF NORTHVILLE (36) (37)   $14,630,771   $13,900,000   08/29/03  04/2025; one       $440,532 for the         N/A
(the "Plymouth Property")                                                        ten-year renewal   period 8/29/03
Existing retirement facility                                                     option             through 12/31/03;
                                                                                                    $1,437,199 for 2004;
The Plymouth Property is located in                                                                 $1,510,901 for 2005;
Plymouth, Michigan, 25 miles east of                                                                $1,621,455 for 2006;
downtown Ann Arbor, and includes 82                                                                 with increases of 3%
assisted living units and 24 units for                                                              each calendar year
residents with Alzheimer's and related                                                              thereafter
memory disorders.

BRIGHTON GARDENS OF OMAHA (36) (37)        $11,200,170   $10,600,000   08/29/03  04/2025; one       $337,237 for the         N/A
(the "Omaha Property")                                                           ten-year renewal   period 8/29/03
Existing retirement facility                                                     option             through 12/31/03;
                                                                                                    $1,100,207 for 2004;
The Omaha Property is located in Omaha,                                                             $1,156,628 for 2005;
Nebraska, seven miles west of downtown                                                              $1,241,259 for 2006;
Omaha, and includes 60 assisted living                                                              with increases of 3%
units, 42 units for residents with                                                                  each calendar year
Alzheimer's and related                                                                             thereafter
memory disorders.

BRIGHTON GARDENS OF PRAIRIE VILLAGE (36)
  (37)                                     $18,077,466   $17,100,000   08/29/03  04/2025; one       $544,312 for the         N/A
(the "Prairie Village Property")                                                 ten-year renewal   period 8/29/03
Existing retirement facility                                                     option             through 12/31/03;
                                                                                                    $1,775,772 for 2004;
The Prairie Village Property is located                                                             $1,866,837 for 2005;
in Prairie Village, Kansas, ten miles                                                               $2,003,435 for 2006;
south of downtown Kansas City, and                                                                  with increases of 3%
includes 82 assisted living units, 25                                                               each calendar year
units for residents with Alzheimer's and                                                            thereafter
related memory disorders and 28 skilled
nursing units.

BRIGHTON GARDENS OF ST. CHARLES (36) (37)  $15,326,548   $13,300,000   08/29/03  04/2025; one       $461,482 for the         N/A
(the "St. Charles Property")                                                     ten-year renewal   period 8/29/03
Existing retirement facility                                                     option             through 12/31/03;
                                                                                                    $1,505,546 for 2004;
The St. Charles Property is located in                                                              $1,582,753 for 2005;
St. Charles, Illinois, 38 miles west of                                                             $1,698,565 for 2006;
downtown Chicago, and includes 82                                                                   with increases of 3%
assisted living units and 24 units for                                                              each calendar year
residents with Alzheimer's and related                                                              thereafter
memory disorders.

BRIGHTON GARDENS OF TAMPA (36) (37)        $ 5,403,590   $ 4,100,000   08/29/03  04/2025; one       $162,702 for the         N/A
(the "Tampa Property")                                                           ten-year renewal   period 8/29/03
Existing retirement facility                                                     option             through 12/31/03;
                                                                                                    $530,801 for 2004;
                                                                                                    $558,022 for 2005;

                                                                                 Lease Expiration
                                             Purchase    Depreciable     Date      and Renewal         Minimum            Additional
             Property Location                Price     Tax Basis (1)  Acquired      Options        Annual Rent (2)         Rent
             -----------------                -----     -------------  --------      -------        ---------------         ----
The Tampa Property is located in Tampa,                                                             $598,853 for 2006;
Florida, 16 miles north of downtown                                                                 with increases of 3%
Tampa, and includes 61 assisted living                                                              each calendar year
units, 44 units for residents with                                                                  thereafter
Alzheimer's and related memory disorders
and 28 skilled nursing units.

BRIGHTON GARDENS OF TUCKERMAN LANE (36)
  (37)                                     $20,631,891   $18,600,000   08/29/03  04/2025; one       $621,226 for the         N/A
(the "Rockville Property")                                                       ten-year renewal   period 8/29/03
Existing retirement facility                                                     option             through 12/31/03;
                                                                                                    $2,026,696 for 2004;
The Rockville Property is located in                                                                $2,130,630 for 2005;
Rockville, Maryland, 12 miles northwest                                                             $2,286,529 for 2006;
of downtown Washington, DC, and                                                                     with increases of 3%
includes 101 assisted living units and                                                              each calendar year
25 skilled nursing units.                                                                           thereafter

BRIGHTON GARDENS OF WASHINGTON TOWNSHIP
  (36) (37)                                $ 5,010,602   $ 4,400,000   08/29/03  04/2025; one       $150,869 for the         N/A
 (the "Dayton Property")                                                         ten-year renewal   period 8/29/03
Existing retirement facility                                                     option             through 12/31/03;
                                                                                                    $492,198 for 2004;
The Dayton Property located in Dayton,                                                              $517,439 for 2005;
Ohio, nine miles south of downtown                                                                  $555,300 for 2006;
Dayton, and includes 65 assisted living                                                             with increases of 3%
units and 39 units for residents with                                                               each calendar year
Alzheimer's and related memory disorders.                                                           thereafter

BRIGHTON GARDENS OF WESTLAKE (36) (37)     $10,338,814   $ 9,400,000   08/29/03  04/2025; one       $311,302 for the         N/A
(the "Westlake Property")                                                        ten-year renewal   period 8/29/03
Existing retirement facility                                                     option             through 12/31/03;
                                                                                                    $1,015,595 for 2004;
The Westlake Property is located in                                                                 $1,067,676 for 2005;
Westlake, Ohio, 16 miles west of downtown                                                           $1,145,799 for 2006;
Cleveland, and includes 65 assisted                                                                 with increases of 3%
living units and 39 units for residents                                                             each calendar year
with Alzheimer's and related memory                                                                 thereafter
disorders.

BRIGHTON GARDENS OF WEST ORANGE (36) (37)  $15,464,169   $14,100,000   08/29/03  04/2025; one       $465,626 for the         N/A
(the "West Orange Property")                                                     ten-year renewal   period 8/29/03
Existing retirement facility                                                     option             through 12/31/03;
                                                                                                    $1,519,065 for 2004;
The West Orange Property is located in                                                              $1,596,965 for 2005;
West Orange, New Jersey, nine miles                                                                 $1,713,817 for 2006;
northwest of downtown Newark, and                                                                   with increases of 3%
includes 90 assisted living units and                                                               each calendar year
22 units for residents with Alzheimer's                                                             thereafter
and related memory disorders.

BRIGHTON GARDENS OF WHEATON (36) (37)      $14,744,048   $12,800,000   08/29/03  04/2025; one       $443,943 for the         N/A
                                                                                                    period

                                                                                 Lease Expiration
                                             Purchase    Depreciable     Date      and Renewal         Minimum            Additional
             Property Location                Price     Tax Basis (1)  Acquired      Options        Annual Rent (2)          Rent
             -----------------                -----     -------------  --------      -------        ---------------          ----
(the "Wheaton Property")                                                         ten-year renewal   8/29/03
Existing retirement facility                                                     option             through 12/31/03;
                                                                                                    $1,448,326 for 2004;
                                                                                                    $1,522,599 for 2005;
The Wheaton Property is located in                                                                  $1,634,009 for 2006;
Wheaton, Illinois, 26 miles west of                                                                 with increases of 3%
downtown Chicago, and includes 98                                                                   each calendar year
assisted living units and 21 units                                                                  thereafter
for residents with Alzheimer's and
related memory disorders.

GREENTREE AT POST (38) (39)                $ 5,100,000   $ 5,100,000   09/05/03  09/2018; two       $540,855 for the         N/A
(the" Indianapolis-Post Property")                                               five-year renewal  first lease year;
Existing retirement facility                                                     options            with increases of 3%
                                                                                                    each lease year
The Indianapolis-Post Property is located                                                           thereafter
in Indianapolis, Indiana, ten miles east
of downtown Indianapolis, and includes 58
assisted living units.

GREENTREE AT MT. VERNON (38) (39)          $ 7,300,000   $ 7,000,000   09/05/03  09/2018; two       $774,165 for the         N/A
(the "Mt. Vernon Property")                                                      five-year renewal  first lease year;
Existing retirement facility                                                     options            with increases of 3%
                                                                                                    each lease year
The Mt. Vernon Property is located in Mt.                                                           thereafter
Vernon, Illinois, 80 miles east of
downtown St. Louis, Missouri, and
includes 58 assisted living units.

GREENTREE AT WEST LAFAYETTE (38) (39)      $ 5,456,000   $ 5,200,000   09/05/03  09/2018; two       $578,609 for the         N/A
(the "West Lafayette Property")                                                  five-year renewal  first lease year;
Existing retirement facility                                                     options            with increases of 3%
                                                                                                    each lease year
The West Lafayette Property is located in                                                           thereafter
West Lafayette, Indiana, 60 miles
northwest of downtown Indianapolis, and
includes 59 assisted living units.

GREENTREE AT FT. BENJAMIN HARRISON (38)    $ 5,100,000   $ 4,900,000   09/11/03  09/2018; two       $540,855 for the         N/A
(the "Ft. Benjamin Harrison Property")                                           five-year renewal  first lease year;
Existing retirement facility                                                     options            with increases of 3%
                                                                                                    each lease year
The Indianapolis-Ft. Benjamin Harrison                                                              thereafter
Property is located in Indianapolis,
Indiana, 13 miles northeast of downtown
Indianapolis, and includes 58 assisted
living units.

SUNRISE OF ARLINGTON (40) (41)             $ 7,084,655   $ 6,400,000   09/30/03  09/2018; five              (42)             (5)
(the "Arlington Property")                                                       five-year

                                                                                 Lease Expiration
                                             Purchase    Depreciable     Date      and Renewal         Minimum            Additional
             Property Location                Price     Tax Basis (1)  Acquired      Options        Annual Rent (2)         Rent
             -----------------                -----     -------------  --------      -------        ---------------         ----
Existing retirement facility                                                     renewal options

The Arlington Property is located in
Arlington, Virginia, five miles west of
downtown Washington, and includes 29
assisted living units and 18 units for
residents with Alzheimer's and related
memory disorders.

SUNRISE OF BLUEMONT PARK (40) (41)         $28,039,268   $26,100,000   09/30/03  09/2018; five              (42)             (5)
(the "Arlington-Bluemont Park Property")                                         five-year renewal
Existing retirement facility                                                     options

The Arlington-Bluemont Park Property is
located in Arlington, Virginia, 26 miles northwest of downtown Washington, D.C., and includes 128 independent living units, 37 assisted living units and 10 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF COUNTRYSIDE (40) (41)           $14,668,229   $13,200,000   09/30/03  09/2018; five              (42)             (5)
(the "Sterling Property")                                                        five-year renewal
Existing retirement facility                                                     options

The Sterling Property is located in
Sterling, Virginia, 26 miles northwest of downtown Washington, D.C., and includes
52 independent living units and 46
assisted living units.

SUNRISE OF FALLS CHURCH (40) (41)          $ 8,681,197   $ 7,600,000   09/30/03  09/2018; five              (42)             (5)
(the "Falls Church Property")                                                    five-year renewal
Existing retirement facility                                                     options

The Falls Church Property is located in
Falls Church, Virginia, eight miles west of downtown Washington, D.C., and includes 36 assisted living units and 18 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF FARMINGTON HILLS (40) (41)      $ 9,379,684   $ 8,800,000   09/30/03  09/2018; five              (42)             (5)
(the "Farmington Hills Property")                                                five-year renewal
Existing retirement facility                                                     options

The Farmington Hills Property located in
Farmington Hills, Michigan, 25 miles
northwest of downtown Detroit, and
includes 40 assisted living units and 29 units for residents with Alzheimer's and related memory disorders.

                                                                                 Lease Expiration
                                             Purchase    Depreciable     Date      and Renewal         Minimum            Additional
             Property Location                Price     Tax Basis (1)  Acquired      Options        Annual Rent (2)         Rent
             -----------------                -----     -------------  --------      -------        ---------------         ----
SUNRISE OF FREDERICK (40) (41)             $ 6,885,087   $ 7,200,000   09/30/03  09/2018; five              (42)             (5)
(the "Frederick Property")                                                       five-year renewal
Existing retirement facility                                                     options

The Frederick Property is located in
Frederick, Maryland, one mile west of
downtown Frederick, and includes 38
assisted living units and 22 units for
residents with Alzheimer's and related
memory disorders.

SUNRISE OF LEESBURG (40) (41)              $ 2,095,461   $ 1,800,000   09/30/03  09/2018; five              (42)             (5)
(the "Leesburg Property")                                                        five-year renewal
Existing retirement facility                                                     options

The Leesburg Property is located in
Leesburg, Virginia, 40 miles northwest of downtown Washington, D.C., and includes
38 assisted living units.

SUNRISE OF MERCER ISLAND (40) (41)         $ 7,783,142   $ 7,300,000   09/30/03  09/2018; five              (42)             (5)
(the "Mercer Island Property")                                                   five-year renewal
Existing retirement facility                                                     options

The Mercer Island Property is located in
Mercer Island, Washington, six miles east of downtown Seattle, and includes 34 assisted living units and 16 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF MILL BASIN (40) (41)            $ 24,147,697  $22,800,000   09/30/03  09/2018; five              (42)             (5)
(the "Brooklyn-Mill Basin Property")                                             five-year renewal
Existing retirement facility                                                     options

The Brooklyn-Mill Basin Property is
located in the center of Brooklyn, New
York, and includes 75 assisted living
units and 38 units for residents with
Alzheimer's and related memory disorders.

SUNRISE OF POLAND (40) (41)                $ 8,581,413   $ 8,300,000   09/30/03  09/2018; five              (42)             (5)
(the "Poland Property")                                                          five-year renewal
Existing retirement facility                                                     options

The Poland Property is located in Poland,
Ohio, seven miles south of downtown
Youngstown, and includes 48 assisted
living

                                                                                 Lease Expiration
                                             Purchase    Depreciable     Date      and Renewal         Minimum            Additional
             Property Location                Price     Tax Basis (1)  Acquired      Options        Annual Rent (2)         Rent
             -----------------                -----     -------------  --------      -------        ---------------         ----
units and 19 units for residents
with Alzheimer's and related memory
disorders.

SUNRISE OF RALEIGH (40) (41)               $ 6,286,384   $ 6,200,000   09/30/03  09/2018; five              (41)             (5)
(the "Raleigh Property")                                                         five-year renewal
Existing retirement facility                                                     options

The Raleigh Property is located in
Raleigh, North Carolina, seven miles
northwest of downtown Raleigh, and
includes 37 assisted living units and 35 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF SHEEPSHEAD BAY (40) (41)        $25,644,455   $22,600,000   09/30/03  09/2018; five              (41)             (5)
(the "Brooklyn-Sheepshead Bay Property")                                         five-year renewal
Existing retirement facility                                                     options

The Brooklyn-Sheepshead Bay Property is
located directly across the street from
Sheepshead Bay in Brooklyn, New York, and includes 88 assisted living units and 23 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF BEVERLY HILLS (43) (44) (45)
(46)                                       $ 6,581,576           (47)  09/30/03  09/2018; five              (48)             (5)
(the "Beverly Hills Property")                                                   five-year renewal
Retirement facility currently                                                    options
under construction

The Beverly Hills Property, which is
currently in the development stage, will be located in Beverly Hills, California, 12 miles west of downtown Los Angeles, and is expected to include 64 assisted living units and 16 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF CRESSKILL (43) (44) (45) (46)   $ 6,444,584           (47)  09/30/03  09/2018; five              (48)             (5)
(the "Cresskill Property")                                                       five-year renewal
Retirement facility currently under                                              options
construction

The Cresskill Property, which is
currently under construction, will be
located in Cresskill, New Jersey, ten
miles from Teaneck, and is expected to
include 77 independent living units, 60
assisted living units and 21 units for
residents with Alzheimer's and related
memory disorders.

                                                                                 Lease Expiration
                                             Purchase    Depreciable     Date      and Renewal         Minimum            Additional
             Property Location                Price     Tax Basis (1)  Acquired      Options        Annual Rent (2)         Rent
             -----------------             -----------  -------------  --------  -----------------  ---------------       ----------
SUNRISE OF EDMONDS (43) (44) (45) (46)     $ 2,496,510           (47)  09/30/03  09/2018; five              (48)             (5)
(the "Edmonds Property")                                                         five-year renewal
Retirement facility                                                              options
Currently under construction

The Edmonds Property, which is currently in the development stage, will be located in Edmonds, Washington, 16 miles north of downtown Seattle, and is expected to include 35 assisted living units and 23 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF FIVE FORKS (43) (44) (45) (46)  $ 9,925,123           (47)  09/30/03  09/2018; five              (48)             (5)
(the "Lilburn Property")                                                         five-year renewal
Newly constructed retirement facility                                            options


The Lilburn Property, which is currently under construction will be located in Lilburn, Georgia, 15 miles northeast of downtown Atlanta, and is expected to include 52 assisted living units and 17 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF MADISON (43) (44) (45) (46)     $ 4,104,196           (47)  09/30/03  09/2018; five              (48)             (5)
(the "Madison Property")                                                         five-year renewal
Retirement facility currently under                                              options
construction

The Madison Property, which is currently under construction, will be located in Madison, New Jersey, 16 miles from Newark
Liberty International Airport, and is
expected to include 52 assisted living
units and 20 units for residents with
Alzheimer's and related memory disorders.

DOGWOOD FOREST OF DUNWOODY (49)            $ 5,500,000   $ 5,300,000   11/25/03  11/2018; one       $527,581 for the         N/A
(the "Dunwoody Property")                                                        ten-year renewal   first lease year;
Existing retirement facility                                                     option             $633,961 for the
                                                                                                    second lease year;
                                                                                                    with increases of 3%
The Dunwoody Property is located in                                                                 each lease year
Dunwoody, Georgia, 15 miles north of                                                                thereafter (9) (50)
downtown Atlanta, and includes 55
assisted living units and 11 units for
residents with Alzheimer's and related
memory disorders. The tenant intends to
convert eight units from assisted living
units to Alzheimer's and related memory
disorder units. This will bring the
configuration to 47 assisted

                                                                                 Lease Expiration
                                             Purchase    Depreciable     Date      and Renewal         Minimum            Additional
             Property Location                Price     Tax Basis (1)  Acquired      Options        Annual Rent (2)         Rent
             -----------------                -----     -------------  --------      -------        ---------------         ----
living units and 19 units for residents
with Alzheimer"s and related memory
disorders.

EDENGARDENS OF GAINESVILLE (51)            $ 8,000,000   $ 8,100,000   11/25/03  11/2018; two       $859,231 for the         (5)
(the "Gainesville Property")                                                     ten-year renewal   first lease year;
Existing retirement facility                                                     options            with increases of 3%
                                                                                                    each lease year
The Gainesville Property is located in                                                              thereafter (50)
Gainesville, Florida, eight miles west of
downtown Gainesville, and includes 41
assisted living units and 28 units for
residents with Alzheimer"s and related
memory disorders.

EDENBROOK OF JACKSONVILLE (51)             $ 7,000,000   $ 6,400,000   11/25/03  11/2018; two       $751,827 for the         (5)
(the "Jacksonville Property")                                                    ten-year renewal   first lease year;
Existing retirement facility                                                     options            with increases of 3%
                                                                                                    each lease year
The Jacksonville Property is located in                                                             thereafter (50)
Jacksonville, Florida, 15 miles east of
downtown Jacksonville, and includes 52
assisted living units and 28 units for
residents with Alzheimer"s and related
memory disorders.

EDENBROOK OF TALLAHASSEE (51)              $12,000,000   $12,100,000   11/25/03  11/2018; two       $1,288,846 for the       (5)
(the "Tallahassee Property")                                                     ten-year renewal   first lease year;
Existing retirement facility                                                     options            with increases of 3%
                                                                                                    each lease year
The Tallahassee Property is located in                                                              thereafter (50)
Tallahassee, Florida, three miles north
of downtown Tallahassee, and includes 56
assisted living units and 28 units for
residents with Alzheimer"s and related
memory disorders.

EDENGARDENS OF AIKEN (52) (53) (54)        $ 7,386,000   $ 7,400,000   11/25/03  11/2018; four      $713,246 for the         (5)
(the "Aiken Property")                                                           five-year renewal  first lease year;
Existing retirement facility                                                     options            $750,786 for the
                                                                                                    second lease year;
The Aiken Property is located in Aiken,                                                             $796,583 for the
South Carolina, 61 miles southwest of                                                               third lease year;
downtown Columbia, and                                                                              with increases of 3%
includes 47 assisted living units and 24                                                            each lease year
units for residents with Alzheimer "s                                                               thereafter (9) (57)
and related memory disorders.

EDENBROOK OF ALPHARETTA (52) (53) (54)     $ 6,894,000   $ 6,600,000   11/25/03  11/2018; four      $665,697 for the         (5)
(the "Alpharetta Property")                                                      five-year renewal  first lease year;
Existing retirement facility                                                     options            $700,733 for the
                                                                                                    second lease year;

                                                                                 Lease Expiration
                                             Purchase    Depreciable     Date      and Renewal         Minimum            Additional
             Property Location                Price     Tax Basis (1)  Acquired      Options        Annual Rent (2)         Rent
             -----------------                -----     -------------  --------      -------        ---------------         ----
                                                                                                    $743,478 for the
The Alpharetta Property is located in                                                               third lease year;
Alpharetta, Georgia, 23 miles north of                                                              with increases of 3%
downtown Atlanta, and includes                                                                      each lease year
48 assisted living units and 24 units for                                                           thereafter (9) (57)
residents with Alzheimer's  and related
memory disorders.

EDENBROOK OF BUCKHEAD (52) (53) (54)       $ 7,583,000   $ 7,200,000   11/25/03  11/2018; four      $732,266 for the         (5)
(the "Buckhead Property")                                                        five-year renewal  first lease year;
Existing retirement facility                                                     options            $770,807 for the
                                                                                                    second lease year;
The Buckhead Property is located in                                                                 $817,826 for the
Atlanta, Georgia, 12 miles north of                                                                 third lease year;
downtown Atlanta, and includes 47                                                                   with increases of 3%
assisted living units and 26 units for                                                              each lease year
residents with Alzheimer's  and related                                                             thereafter (9) (57)
memory disorders.

EDENBROOK OF CHAMPIONS (52) (53)           $11,818,000   $12,000,000   11/25/03  11/2018; four      $1,141,194 for the       (5)
(the "Champions Property")                                                       five-year renewal  first lease year;
Existing retirement facility                                                     options            $1,201,257 for the
                                                                                                    second lease year;
The Champions Property is located in                                                                $1,274,553 for the
Houston, Texas, 22 miles northwest of                                                               third lease year;
downtown Houston, and includes 56                                                                   with increases of 3%
assisted living units and 28 units for                                                              each lease year
residents with Alzheimer's  and related                                                             thereafter (9) (57)
memory disorders.

EDENBROOK OF CHARLESTON (52) (53) (54)     $ 9,060,000   $ 9,100,000   11/25/03  11/2018; four      $874,915 for the         (5)
(the "Charleston Property")                                                      five-year renewal  first lease year;
Existing retirement facility                                                     options            $920,964 for the
                                                                                                    second lease year;
The Charleston Property is located in                                                               $977,142 for the
Charleston, South Carolina, nine miles                                                              third lease year;
west of downtown Charleston, and includes                                                           with increases of 3%
56 assisted living units and 28 units for                                                           each lease year
residents with Alzheimer's and related                                                              thereafter (9) (57)
memory disorders.

EDENGARDENS OF COLUMBIA (52) (53)          $ 4,235,000   $ 4,200,000   11/25/03  11/2018; four      $408,928 for the         (5)
(the "Columbia Property")                                                        five-year renewal  first lease year;
Existing retirement facility                                                     options            $430,450 for the
                                                                                                    second lease year;
The Columbia Property is located in                                                                 $456,708 for the
Columbia, South Carolina, located nine                                                              third lease year;
miles northwest of downtown                                                                         with increases of 3%
Columbia, and includes 38 assisted living                                                           each lease year
units and ten units for residents with                                                              thereafter (9) (57)
Alzheimer's and related
memory disorders.

                                                                                 Lease Expiration
                                             Purchase    Depreciable     Date      and Renewal         Minimum            Additional
             Property Location                Price     Tax Basis (1)  Acquired      Options        Annual Rent (2)         Rent
             -----------------                -----     -------------  --------      -------        ---------------         ----
EDENGARDENS OF CONCORD (52) (53) (55)      $ 3,841,000   $ 3,700,000   11/25/03  11/2018; four      $370,888 for the         (5)
(the "Concord Property")                                                         five-year renewal  first lease year;
Existing retirement facility                                                     options            $390,409 for the
                                                                                                    second lease year;
The Concord Property is located in                                                                  $414,223 for the
Concord, North Carolina, 26 miles                                                                   third lease year;
northeast of downtown Charlotte, and                                                                with increases of 3%
includes 56 assisted living units.                                                                  each lease year
                                                                                                    thereafter (9) (57)

EDENBROOK OF DUNWOODY (52) (53) (56)       $ 4,825,000   $ 4,800,000   11/25/03  11/2018; four      $465,988 for the         (5)
(the "EdenBrook Dunwoody Property")                                              five-year renewal  first lease year;
Existing retirement facility                                                     options            $490,513 for the
                                                                                                    second lease year;
The EdenBrook Dunwoody Property is                                                                  $520,435 for the
located in Atlanta, Georgia, 16 miles                                                               third lease year;
north of downtown Atlanta, and                                                                      with increases of 3%
includes 57 assisted living units.                                                                  each lease year
                                                                                                    thereafter (9) (57)

EDENBROOK OF LOUISVILLE (52) (53) (54)     $10,537,000   $10,500,000   11/25/03  11/2018; four      $1,017,565 for the       (5)
(the "EdenBrook Louisville Property")                                            five-year renewal  first lease year;
Existing retirement facility                                                     options            $1,071,121 for the
                                                                                                    second lease year;
The EdenBrook Louisville Property is                                                                $1,136,459 for the
located in Middletown, Kentucky, 14 miles                                                           third lease year;
east of downtown Louisville,                                                                        with increases of 3%
and includes 56 assisted living units and                                                           each lease year
28 units for residents with Alzheimer's                                                             thereafter (9) (57)
and related memory disorders.

EDENGARDENS OF ARLINGTON (52) (53)         $ 8,666,000   $ 8,800,000   11/25/03  11/2018; four      $836,876 for the         (5)
(the "EdenGardens Arlington Property")                                           five-year renewal  first lease year;
Existing retirement facility                                                     options            $880,922 for the
                                                                                                    second lease year;
The EdenGardens Arlington Property is                                                               $934,658 for the
located in Arlington, Texas, six miles                                                              third lease year;
southwest of downtown                                                                               with increases of 3%
Arlington, and includes 52 assisted                                                                 each lease year
living units and 22 units for residents                                                             thereafter (9) (57)
with Alzheimer's and related memory
disorders.

EDENGARDENS OF KINGWOOD (52) (53)          $ 8,666,000   $ 8,700,000   11/25/03  11/2018; four      $836,876 for the         (5)
(the "EdenGardens Kingwood Property")                                            five-year renewal  first lease year;
Existing retirement facility                                                     options            $880,922 for the
                                                                                                    second lease year;
The EdenGardens Kingwood Property is                                                                $934,658 for the
located in Kingwood, Texas, 23 miles                                                                third lease year;
northeast of downtown Houston, and                                                                  with increases of 3%
includes 42 assisted living units and 28                                                            each lease year
units for residents with Alzheimer's and                                                           thereafter (9) (57)
related memory disorders.

                                                                                 Lease Expiration
                                             Purchase    Depreciable     Date      and Renewal         Minimum            Additional
             Property Location                Price     Tax Basis (1)  Acquired      Options        Annual Rent (2)         Rent
             -----------------                -----     -------------  --------      -------        ---------------         ----
EDENTERRACE OF ARLINGTON (52) (53)         $ 8,075,000   $ 7,900,000   11/25/03  11/2018; four      $779,816 for the         (5)
(the "EdenTerrace Arlington Property")                                           five-year renewal  first lease year;
Existing retirement facility                                                     options            $820,859 for the
                                                                                                    second lease year;
The EdenTerrace Arlington Property is                                                               $870,931 for the
located in Arlington, Texas, six miles                                                              third lease year;
southwest of downtown                                                                               with increases of 3%
Arlington, and includes 140 independent                                                             each lease year
living units.                                                                                       thereafter (9) (57)

EDENTERRACE OF KINGWOOD (52) (53)          $10,829,000   $10,900,000   11/25/03  11/2018; four      $1,045,720 for the       (5)
(the "EdenTerrace Kingwood Property")                                            five-year renewal  first lease year;
Existing retirement facility                                                     options            $1,100,758 for the
                                                                                                    second lease year;
The EdenTerrace Kingwood Property is                                                                $1,167,905 for the
located in Kingwood, Texas, 23 miles                                                                third lease year;
northeast of downtown Houston, and                                                                  with increases of 3%
includes 120 independent living units.                                                              each lease year
                                                                                                    thereafter (9) (57)
EDENTERRACE OF LOUISVILLE (52) (53) (54)   $12,517,000   $12,300,000   11/25/03  11/2018; four      $1,208,779 for the       (5)
(the "EdenTerrace Louisville Property")                                          five-year renewal  first lease year;
Existing retirement facility                                                     options            $1,272,399 for the
                                                                                                    second lease year;
The EdenTerrace Louisville Property is                                                              $1,350,015 for the
located in Middletown, Kentucky, 14 miles                                                           third lease year;
 east of downtown                                                                                   with increases of 3%
Louisville, and includes 120 independent                                                            each lease year
living units.                                                                                       thereafter (9) (57)

EDENGARDENS OF GREENWOOD (52) (53)         $ 4,432,000   $ 4,400,000   11/25/03  11/2018; four      $427,948 for the         (5)
(the ""Greenwood Property")                                                      five-year renewal  first lease year;
Existing retirement facility                                                     options            $450,471 for the
                                                                                                    second lease year;
The Greenwood Property is located in                                                                $477,950 for the
Greenwood, South Carolina, 74 miles west                                                            third lease year;
of downtown Columbia, and                                                                           with increases of 3%
includes 36 assisted living units and 12                                                            each lease year
units for residents with Alzheimer "s and                                                           thereafter (9) (57)
related memory disorders.

EDENBROOK OF HUNTSVILLE (52) (53)          $ 9,257,000   $ 9,200,000   11/25/03  11/2018; four      $893,935 for the         (5)
(the "Huntsville Property")                                                      five-year renewal  first lease year;
Existing retirement facility                                                     options            $940,985 for the
                                                                                                    second lease year;
The Huntsville Property is located in                                                               $998,385 for the
Huntsville, Alabama, three miles south of                                                           third lease year;
downtown Huntsville, and                                                                            with increases of 3%
includes 58 assisted living units and 30                                                            each lease year
units for residents with Alzheimer "s and                                                           thereafter (9) (57)
related memory disorders.

                                                                                 Lease Expiration
                                             Purchase    Depreciable     Date      and Renewal         Minimum            Additional
             Property Location                Price     Tax Basis (1)  Acquired      Options        Annual Rent (2)         Rent
             -----------------                -----     -------------  --------      -------        ---------------         ----
EDENGARDENS OF MARIETTA (52) (53)          $ 4,825,000   $ 4,600,000   11/25/03  11/2018; four      $465,988 for the         (5)
(the "Marietta Property")                                                        five-year renewal  first lease year;
Existing retirement facility                                                     options            $490,513 for the
                                                                                                    second lease year;
The Marietta Property is located in                                                                 $520,435 for the
Marietta, Georgia, 19 miles northwest of                                                            third lease year;
downtown Atlanta, and includes                                                                      with increases of 3%
49 assisted living units and 7 units for                                                            each lease year
residents with Alzheimer's and related                                                              thereafter (9) (57)
memory disorders.

EDENBROOK OF PLANO (52) (53) (54)          $12,211,000   $12,400,000   11/25/03  11/2018; four      $1,179,234 for the       (5)
(the "Plano Property")                                                           five-year renewal  first lease year;
Existing retirement facility                                                     options            $1,241,299 for the
                                                                                                    second lease year;
The Plano Property is located in Plano,                                                             $1,317,018 for the
Texas, 20 miles north of downtown                                                                   third lease year;
 Dallas, and includes 38 assisted                                                                   with increases of 3%
living units and 35 units for residents                                                             each lease year
with Alzheimer's and related memory                                                                 thereafter (9) (57)
disorders.

EDENGARDENS OF ROCK HILL (52) (53)         $ 6,894,000   $ 7,100,000   11/25/03  11/2018; four      $665,697 for the         (5)
(the "Rock Hill Property")                                                       five-year renewal  first lease year;
Existing retirement facility                                                     options            $700,733 for the
                                                                                                    second lease year;
The Rock Hill Property is located in Rock                                                           $743,478 for the
Hill, South Carolina, 25 miles                                                                      third lease year;
southwest of downtown Charlotte,                                                                    with increases of 3%
North Carolina, and includes 48 assisted                                                            each lease year
living units and 24 units for residents                                                             thereafter (9) (57)
with Alzheimer's and
related memory disorders.

EDENGARDENS OF ROSWELL (52) (53)           $ 2,364,000   $ 2,100,000   11/25/03  11/2018; four      $228,239 for the         (5)
(the "Roswell Property")                                                         five-year renewal  first lease year;
Existing retirement facility                                                     options            $240,251 for the
                                                                                                    second lease year;
The Roswell Property is located in                                                                  $254,907 for the
Roswell, Georgia, 25 miles northeast of                                                             third lease year;
downtown Atlanta, and includes 42                                                                   with increases of 3%
assisted living units.                                                                              each lease year
                                                                                                    thereafter (9) (57)

EDENGARDENS OF SANDY SPRINGS (52) (53)     $ 3,250,000   $ 2,900,000   11/25/03  11/2018; four      $313,828 for the         (5)
(the "Sandy Springs Property")                                                   five-year renewal  first lease year;
Existing retirement facility                                                     options            $330,346 for the
                                                                                                    second lease year;
The Sandy Springs Property is located in                                                            $350,497 for the
Atlanta, Georgia, 14 miles north of                                                                 third lease year;
downtown Atlanta, and includes                                                                      with increases of 3%
55 assisted living units.                                                                           each lease year
                                                                                                    thereafter (9) (57)

                                                                           Lease Expiration
                                   Purchase       Depreciable      Date       and Renewal            Minimum            Additional
     Property Location               Price       Tax Basis (1)   Acquired       Options           Annual Rent (2)          Rent
-------------------------------  -------------   -------------   --------  ----------------  -------------------------  ----------
EDENBROOK OF THE WOODLANDS (52)  $  13,590,000   $  14,000,000   11/25/03  15 years; four    $1,312,373 for the first       (5)
(53) (54) (the "Woodlands                                                  five-year         lease year; $1,381,445
Property") Existing retirement                                             renewal options   for the second lease
facility                                                                                     year; $1,465,714 for the
                                                                                             third lease year; with
The Woodlands Property is                                                                    increases of 3% each
located in The Woodlands,                                                                    lease year thereafter (9)
Texas, 29 miles north of                                                                     (57)
downtown Houston, and includes
65 assisted living units and 28
units for residents with
Alzheimer's and related
memory disorders.

LINDEN PONDS CONTINUING CARE     $  19,700,000              --   12/01/03  11/2013; two      $2,955,000 for the first       N/A
RETIREMENT COMMUNITY (18)                                                  five-year         through the fifth lease
(the "Hingham Property")                                                   renewal options   years; with increase of
Retirement facility to be                                                                    3% each lease year
constructed                                                                                  thereafter (23)

The Hingham Property, which is
currently under construction,
will be located in Hingham,
Massachusetts, and is expected
to include 1,747 independent
living apartments, 96 assisted
living units and 192 skilled
nursing units.

Newport Place (58) (59)          $  46,054,000   $  43,200,000   02/06/04  02/2019; two      $3,573,000 for the first       N/A
(the "Boynton Beach Property")                                             five-year         lease year; increases at
Existing retirement facility                                               renewal options   predetermined rates for
                                                                                             the second through fifth
                                                                                             lease years; with
The Boynton Beach Property is                                                                increases of 3% each
located in Boynton Beach,                                                                    lease year thereafter
Florida, three miles northwest                                                               (60)
of downtown Boynton Beach, and
includes 224 independent living
units.

The Pointe at Newport Place      $   7,159,000   $   6,700,000   02/06/04  02/2019; two      $553,000 for the first         N/A
(58) (59) (the "Boynton Beach                                              five-year         lease year; increases at
Pointe Property") Existing                                                 renewal options   predetermined rates for
retirement facility                                                                          the second through fifth
                                                                                             lease years; with
The Boynton Beach Pointe                                                                     increases of 3% each
Property is located in Boynton                                                               lease year thereafter
Beach, Florida, three miles                                                                  (60)
northwest of downtown Boynton
Beach, and includes 69 assisted
living units and 14 units for
residents with Alzheimer's and
related memory disorders.

Emerald Bay Manor (58) (59)      $  19,142,000   $  18,800,000   02/06/04  02/2019; two      $1,482,000 for the first       N/A
(the "Cumberland Property")                                                five-year         lease year; increases at
Existing retirement facility                                               renewal options   predetermined rates for
                                                                                             the second through fifth
The Cumberland Property is                                                                   lease years; with
located in Cumberland, Rhode                                                                 increases of 3% each
Island, ten miles east of
downtown Providence, Rhode

                                                                           Lease Expiration
                                   Purchase       Depreciable      Date       and Renewal            Minimum            Additional
     Property Location               Price       Tax Basis (1)   Acquired       Options           Annual Rent (2)          Rent
-------------------------------  -------------   -------------   --------  ----------------  -------------------------  ----------
Island, and includes 54                                                                      lease year thereafter
independent living units, 54                                                                 (60)
assisted living units and 30
skilled nursing units.

Treemont Retirement Community    $  19,792,000   $  17,700,000   02/06/04  02/2019; two      $1,536,000 for the first       N/A
(58) (59) (the "Dallas                                                     five-year         lease year; increases at
Property") Existing retirement                                             renewal options   predetermined rates for
facility                                                                                     the second through fifth
                                                                                             lease years; with
The Dallas Property is located                                                               increases of 3% each
in Dallas, Texas, ten miles                                                                  lease year thereafter
north of downtown Dallas, and                                                                (60)
includes 250 independent units.

East Bay Manor (58) (59)         $  13,107,000   $  13,200,000   02/06/04  02/2019; two      $1,025,000 for the first       N/A
(the "East Providence                                                      five-year         lease year; increases at
Property") Existing retirement                                             renewal options   predetermined rates for
facility                                                                                     the second through fifth
                                                                                             lease years; with
The East Providence Property is                                                              increases of 3% each
located in East Providence,                                                                  lease year thereafter
Rhode Island, seven miles                                                                    (60)
southeast of downtown
Providence, and includes 61
independent living units and 40
assisted livings units.

Carrington Pointe (58) (59)      $  28,667,000   $  28,600,000   02/06/04  02/2019; two      $2,226,000 for the first       N/A
(the "Fresno Property")                                                    five-year         lease year; increases at
Existing retirement facility                                               renewal options   predetermined rates for
                                                                                             the second through fifth
The Fresno Property is located                                                               lease years; with
in Fresno, California, ten                                                                   increases of 3% each
miles north of downtown Fresno,                                                              lease year thereafter
and includes 99 independent                                                                  (60)
living units and 73 assisted
living units.

Greenwich Bay Manor (58) (59)    $  11,289,000   $  11,800,000   02/06/04  02/2019; two      $885,000 for the first         N/A
(the "Greenwich Property")                                                 five-year         lease year; increases at
Existing retirement facility                                               renewal options   predetermined rates for
                                                                                             the second through fifth
The Greenwich Property is                                                                    lease years; with
located in Greenwich, Rhode                                                                  increases of 3% each
Island, 15 miles south of                                                                    lease year thereafter
downtown Providence, Rhode                                                                   (60)
Island, and includes 69
independent living units and 36
assisted living units.

The Park at Riverchase (58)      $   7,184,000   $   6,500,000   02/06/04  02/2019; two      $555,000 for the first         N/A
(59) (the "Hoover Property")                                               five-year         lease year; increases at
Existing retirement facility                                               renewal options   predetermined rates for
                                                                                             the second through fifth

                                                                           Lease Expiration
                                   Purchase       Depreciable      Date       and Renewal            Minimum            Additional
     Property Location               Price       Tax Basis (1)   Acquired       Options           Annual Rent (2)          Rent
-------------------------------  -------------   -------------   --------  ----------------  -------------------------  ----------
The Hoover Property is located                                                               lease years; with
in Hoover, Alabama, 13 miles                                                                 increases of 3% each
south of downtown Birmingham,                                                                lease year thereafter
Alabama, and includes 35                                                                     (60)
independent living units, 49
assisted living units and 26
units for residents with
Alzheimer's and related memory
disorders.

Pinecrest Place (58) (59)        $  60,265,000   $  62,500,000   02/06/04  02/2019; two      $4,671,000 for the first       N/A
(the "Largo Property")                                                     five-year         lease year; increases at
Existing retirement facility                                               renewal options   predetermined rates for
                                                                                             the second through fifth
The Largo Property is located                                                                lease years; with
in Largo, Florida, 20 miles                                                                  increases of 3% each
west of downtown Tampa,                                                                      lease year thereafter
Florida, and includes 388                                                                    (60)
independent living units and 47
assisted living units.

The Park at Golf Mill (58) (59)  $  59,820,000   $  60,600,000   02/06/04  02/2019; two      $4,623,000 for the first       N/A
(the "Niles Property")                                                     five-year         lease year; increases at
Existing retirement facility                                               renewal options   predetermined rates for
                                                                                             the second through fifth
The Niles Property is located                                                                lease years; with
in Niles, Illinois, ten miles                                                                increases of 3% each
northwest of downtown Chicago,                                                               lease year thereafter
Illinois, and includes 290                                                                   (60)
independent living units.

The Park at Olympia Fields (58)  $  41,294,000   $  40,100,000   02/06/04  02/2019; two      $3,214,000 for the first       N/A
(59) (the "Olympia Fields                                                  five-year         lease year; increases at
Property") Existing retirement                                             renewal options   predetermined rates for
facility                                                                                     the second through fifth
                                                                                             lease years; with
The Olympia Fields Property is                                                               increases of 3% each
located in Olympia Fields,                                                                   lease year thereafter
Illinois, 26 miles southwest of                                                              (60)
downtown Chicago, Illinois, and
includes 184 independent living
units and 25 assisted living
units.

Prosperity Oaks (58) (59)        $  63,708,000   $  61,600,000   02/06/04  02/2019; two      $4,942,000 for the first       N/A
(the "Palm Beach Gardens                                                   five-year         lease year; increases at
Property") Existing retirement                                             renewal options   predetermined rates for
facility                                                                                     the second through fifth
                                                                                             lease years; with
The Palm Beach Gardens Property                                                              increases of 3% each
is located in Palm Beach                                                                     lease year thereafter
Gardens, Florida, six miles                                                                  (60)
northeast of downtown Palm
Beach Gardens, and includes 195
independent living units, 100
assisted living units and 26
units for residents with
Alzheimer's and related memory
disorders.

                                                                           Lease Expiration
                                   Purchase       Depreciable      Date       and Renewal            Minimum            Additional
     Property Location               Price       Tax Basis (1)   Acquired       Options           Annual Rent (2)          Rent
-------------------------------  -------------   -------------   --------  ----------------  -------------------------  ----------
Waterside Retirement Estates     $  33,720,000   $  33,700,000   02/06/04  02/2019; two      $2,620,000 for the first       N/A
(58) (59) (the "Sarasota                                                   five-year         lease year; increases at
Property") Existing retirement                                             renewal options   predetermined rates for
facility                                                                                     the second through fifth
                                                                                             lease years; with
The Sarasota Property is                                                                     increases of 3% each
located in Sarasota, Florida,                                                                lease year thereafter (60)
six miles southeast of downtown
Sarasota, and includes 133
independent living units and 36
assisted living units.

North Bay Manor (58) (59)        $  19,401,000   $  20,000,000   02/06/04  02/2019; two      $1,508,000 for the first       N/A
(the "Smithfield Property")                                                five-year         lease year; increases at
Existing retirement facility                                               renewal options   predetermined rates for
                                                                                             the second through fifth
The Smithfield Property is                                                                   lease years; with
located in Smithfield, Rhode                                                                 increases of 3% each
Island, 13 miles northwest of                                                                lease year thereafter (60)
downtown Providence, Rhode
Island, and includes 65
independent living units, 11
assisted living units and 60
skilled nursing units.

South Bay Manor (58) (59)        $  16,860,000   $  17,100,000   02/06/04  02/2019; two      $1,314,000 for the first       N/A
(the "South Kingstown                                                      five-year         lease year; increases at
Property") Existing retirement                                             renewal options   predetermined rates for
facility                                                                                     the second through fifth
                                                                                             lease years; with
The South Kingstown Property is                                                              increases of 3% each
located in South Kingstown,                                                                  lease year thereafter
Rhode Island, 30 miles                                                                       (60)
southwest of downtown
Providence, Rhode Island, and
includes 66 independent living
units and 42 skilled nursing
units.

The Heritage Palmeras (58) (59)  $  46,181,000   $  47,000,000   02/13/04  02/2019; two      $3,594,000 for the first       N/A
(the "Sun City Arizona Property")                                          five-year         lease year; increases at
Existing retirement facility                                               renewal options   predetermined rates for
                                                                                             the second through fifth
The Sun City Arizona Property                                                                lease years; with
is located in Sun City,                                                                      increases of 3% each
Arizona, 12 miles northwest of                                                               lease year thereafter
downtown Phoenix, Arizona, and                                                               (60)
includes 186 independent living
units and 25 assisted living
units.

Cherry Hills Club (58) (59)      $  24,581,000   $  24,600,000   02/13/04  02/2019; two      $1,906,000 for the first       N/A
(the "Sun City California                                                  five-year         lease year; increases at
Property") Existing retirement                                             renewal options   predetermined rates for
facility                                                                                     the second through fifth
                                                                                             lease years; with
The Sun City California
Property is located in Sun
City,

                                                                           Lease Expiration
                                   Purchase       Depreciable      Date       and Renewal            Minimum            Additional
     Property Location               Price       Tax Basis (1)   Acquired       Options           Annual Rent (2)          Rent
-------------------------------  -------------   -------------   --------  ----------------  -------------------------  ----------
California, one mile west                                                                    increases of 3% each
of downtown Sun City, and                                                                    lease year thereafter
includes 124 independent living                                                              (60)
units and 57 assisted living
units.

West Bay Manor (58) (59)         $  16,958,000   $  16,000,000   02/13/04  02/2019; two      $1,323,000 for the first       N/A
(the "Warwick Property")                                                   five-year         lease year; increases at
Existing retirement facility                                               renewal options   predetermined rates for
                                                                                             the second through fifth
The Warwick Property is located                                                              lease years; with
in Warwick, Rhode Island, eight                                                              increases of 3% each
miles south of downtown                                                                      lease year thereafter
Providence, Rhode Island, and                                                                (60)
includes 97 independent living
units and 46 assisted living
units.

Heron's Run (58) (59)            $   2,139,000   $   1,900,000   02/13/04  02/2019; two      $168,000 for the first         N/A
(the "West Palm Beach                                                      five-year         lease year; increases at
Property") Existing retirement                                             renewal options   predetermined rates for
facility                                                                                     the second through fifth
                                                                                             lease years; with
The West Palm Beach Property is                                                              increases of 3% each
located in West Palm Beach,                                                                  lease year thereafter
Florida, ten miles southwest of                                                              (60)
downtown West Palm Beach, and
includes 34 assisted living
units.

Land in Vero Beach, Florida      $   1,870,000        N/A        12/20/02       N/A                     N/A                 N/A
(the "Vero Beach Property")
(61) Land only

------------------

FOOTNOTES:

(1) Represents the approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the Properties acquired. Depreciable tax basis includes a portion of the purchase price plus acquisition costs for Properties subject to operating leases.

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease.

(3) The lessee of this Property is Eight Pack Management Corp. Eight Pack Management Corp. is also the tenant of six of the Sunrise Portfolio Two Properties and two of the Additional Sunrise Portfolio Two Properties (as defined below). Eleven Pack Management Corp. is the tenant of five of the Additional Sunrise Portfolio Two Properties and the remaining six Sunrise Portfolio Two Properties. HRA Management Corporation, the tenant of the Sunrise Portfolio One Properties; One Pack Management Corp., the tenant of the Saddle River Property; Balmoral Tenant Services, Inc., the tenant of the Palm Harbor Property; Twenty Pack Management Corp., the tenant of the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties;

     Harborchase of Gainesville, Inc., Harborchase of Jacksonville, Inc. and Harborchase of Tallahassee, Inc., the tenants of the EdenCare Portfolio One Properties; and Twenty Two Pack Management Corp., the tenant of the EdenCare Portfolio Two Properties, as described below, are also Affiliates of Eight Pack Management Corp. and Eleven Pack Management Corp. Each of these companies is an "HRA Affiliated Company" and the ten companies are collectively referred to as the "HRA Affiliated Companies." The HRA Affiliated Companies are, collectively, the tenants of 69 of the 138 Properties owned by the Company as of February 16, 2004. The HRA Affiliated Companies are thinly capitalized, newly formed corporations which are Affiliates of Harbor Retirement Associates, LLC ("HRA") and are affiliated with the Advisor. HRA is a developer and operator of senior living products and services. The principals of HRA, Timothy S. Smick and Daniel Simmons, have more than 50 years of combined experience in the seniors housing industry. Mr. Smick served as a director of the Company until February 13, 2002 and Mr. Simmons was an officer of the Company until early 2000.

(4) Sunrise Senior Living Services, Inc., has, with certain limitations, guaranteed the tenant's obligation to pay minimum rent and percentage rent under the lease. The guarantee is limited to $2,769,780 and terminates on the earlier of the end of the fifth lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. As of February 16, 2004, a balance of $672,156 remained to apply to future rent payments as necessary prior to the end of the fifth lease year. According to the Company's estimates, the guarantee will last for the full five year term and will be sufficient to allow the Company to receive the minimum rent during this period.

(5) In addition to minimum rent, the lease requires additional rent if certain operating performance or occupancy rate thresholds are achieved.

(6) American Retirement Corporation has guaranteed the tenant's obligations under the lease throughout the duration of the lease. Since the guarantee is unlimited, the Company estimates that the guarantee will be sufficient to fund any future operating shortfalls for the term of the lease.

(7) In addition to the guarantee, American Retirement Corporation is required to maintain a "Tenant Reserve" which was established at closing. The balance in the reserve is subject to quarterly changes based on pro forma budgets for four consecutive fiscal quarters. The reserve will terminate the later of (i) when "Minimum Rent Coverage" of 1.1 is achieved for four consecutive fiscal quarters or (ii) a specified number of months after lease commencement. Minimum Rent Coverage equals the total cash available for lease payments during each successive period of four consecutive fiscal quarters divided by the total minimum rent paid during such period.

(8) The Company and the tenant of the Property have also entered into an agreement, whereby, the Property may be divided into two parcels of land, the developed land that includes the building and surrounding grounds (approximately 4.4 acres) and an adjacent parcel of undeveloped land (approximately 2.8 acres). The tenant of the Property has the option to purchase the undeveloped parcel of land for $1. The purchase option expires in 2011 and the Company may buy out the purchase option at any time prior to its expiration for $600,000, the fair market value of the undeveloped land at acquisition. Development of the land is subject to certain limitations imposed by the Company. At December 31, 2003, the Company had assigned no value to the undeveloped parcel of land. In the event that the Company buys out the tenant's option, the option payment and closing costs will be recorded at that time.

(9) In connection with the acquisition of this Property, the Company may be required to make an additional payments (the "Earnout Amount") if certain earnout provisions are achieved by the earnout date. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair market value of the Property. In the event an Earnout Amount is due, the lease will be amended and annual rent will increase accordingly.

(10) On February 11, 2002, the Company assumed approximately $13,000,000 of Permanent Financing relating to the Oak Park Property which was secured by a mortgage on the Property. The loan was at a variable interest rate ranging from 6.28% to 8.00% per annum and required monthly principal and interest payments through October 2003 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees of approximately $16,200. The loan was paid in full on August 29, 2003.

(11) On August 8, 2002, the Company entered into a commitment for $11,000,000 of Permanent Financing relating to the Greenwood Village Property which is secured by a mortgage on the Property. On August 29, 2002, the Company obtained an advance totaling $9,100,000 with an additional advance on July 28, 2003 in the amount of $1,900,000. The loan bears interest at a variable rate based on 90-day LIBOR plus 3.90% per annum, reset monthly, but in no event shall the interest rate be less than 6.50%. The loan requires monthly principal and interest payments through August 31, 2007, with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred loan fees and closing costs of $348,933.

(12) On May 16, 2002, the Company, through a joint venture in which it owned a 76.75% equity interest acquired the Camarillo, Towson, Dartmouth, Elk Grove and Clayton Properties, which are hereinafter referred to as the "Sunrise Portfolio One Properties." The purchase price for the Sunrise Portfolio One Properties was determined based on a capitalization of estimated rental income, was negotiated on an arms length basis and was supported by an independent appraisal. A description of the Company's methodology for determining cash flow estimates available to make rental payments to the joint venture can be found in the discussion of the historical financial statements below. The joint venture borrowed approximately $23.5 million of the aggregate purchase price of the Sunrise Portfolio One Properties with a commercial paper backed loan. The sellers of the Sunrise Portfolio One Properties were affiliates of Marriott International, Inc. Marriott Senior Living Services, Inc., a wholly owned subsidiary of Marriott International, Inc., owned the minority interest in the joint venture. On December 20, 2002, the Company purchased Marriott Senior Living Services, Inc.'s 23.25% minority interest for $8,500,000.

         The Company leased the Sunrise Portfolio One Properties on a triple-net basis, pursuant to five separate, long-term lease agreements with HRA Management Corporation. HRA Management Corporation is described in further detail in note (3) above. Because of these lease agreements, the Company is not receiving its return by investing in the operations of the Sunrise Portfolio One Properties, but will instead receive payments of rent in its role as lessor of the Sunrise Portfolio One Properties. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:

         - The tenant of the five Sunrise Portfolio One Properties has established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Sunrise Portfolio One Properties. Deposits to the FF&E Reserve are made every four weeks as follows: 1% of gross receipts for the first lease year; 2% of gross receipts for the second through fifth lease years; 3% of gross receipts for the sixth through 17th lease years; and 3.5% of gross receipts every lease year thereafter.

         - Marriott International, Inc. and Marriott Senior Living Services, Inc. had, with certain limitations, jointly and severally guaranteed the tenant's obligation to pay minimum rent under the leases. Subsequent to the Company's purchase of the minority interest, Marriott International, Inc. and Marriott Senior Living Services, Inc. remain liable for the remaining guarantee available to pay the tenant's minimum rent obligations under the leases. The guarantee terminates on the earlier of the end of the fifth lease year or at such time as the net operating income from the Sunrise Portfolio One Properties equals or exceeds minimum rent due under the leases by 25% for any trailing 12-month period. As of February 16, 2004, the amount available under the guarantee is approximately $1,300,000. Net operating income from all of the Sunrise Portfolio One Properties is pooled in determining whether the Sunrise Portfolio One Properties' aggregate net operating income exceeds the aggregate minimum rent due under the leases by 25%. In order to determine the amount of the guarantee that would be needed to fund minimum rent, the Company developed estimates of cash flow available to the tenant to pay minimum rent, as described below under the discussion relating to the historical financial statements. As a result of this analysis, the Company estimated that the guarantee would be used to fund approximately $1,189,000, $1,065,000, $924,000, $903,000 and $1,174,000, respectively, of the minimum base rent due during the first five years of the lease term. The balance of the guarantee will be paid into a reserve to be used, if necessary, in future periods. Thus, according to the Company's estimates, the guarantee will last for the full five year term and will be sufficient to allow the Company to receive the minimum rent during this period. For this reason, and based on its estimate of when occupancy stabilization would be reached, the Company agreed to accept a five year limited guarantee. However, the Company's estimates are based on assumptions and there can be no assurances as to what actual amounts will need to be paid under the guarantee.

         - In addition, the leases for the Sunrise Portfolio One Properties contain cross-default terms, meaning that if the tenant of the Sunrise Portfolio One Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to all of the Sunrise Portfolio One Properties, regardless of whether the tenant of any such Property is in default under its lease.

                  Prior to December 20, 2002, at which time the Company purchased the minority interest in the joint venture from Marriott Senior Living Services, Inc., both the Company and Marriott Senior Living Services, Inc. shared in the costs and benefits of the joint venture in proportion to their percentage equity interest. In addition, pursuant to the terms of the operating agreements between the tenant and Marriott Senior Living Services, Inc., as compensation for providing services, Marriott Senior Living Services, Inc. received the following fees from the pool of operating profits in the following order of priority: (i) a base management fee equal to 6% of gross revenues, to be paid prior to payment of minimum rent to the Company; (ii) incentive fees equal to $6,077,098 plus a 10% return thereon; and (iii) incentive fees equal to 20% to 50% of the remaining operating profit. Remaining operating profit was calculated after payment of the foregoing amounts, and the payment of (a) an administration fee equal to .83% of gross revenues (which was paid to the tenant after payment of the base management fee to Marriott Senior Living Services, Inc. and the minimum rent to the Company) and (b) any percentage rent which was paid to the Company after Marriott Senior Living Services, Inc. received its incentive fees under (ii) above. The remaining operating profit, if any, was shared between the tenant and Marriott Senior Living Services, Inc.

                  Historical financial statements for the Sunrise Portfolio One Properties have not been presented because the Company does not believe that they are meaningful or relevant. As indicated above, the Sunrise Portfolio One Properties were recently opened and the majority of them are still in the process of achieving stable occupancy rates. The Company estimated that the Sunrise Portfolio One Properties would not be able to generate minimum rent until the Sunrise Portfolio One Properties stabilized at approximately 91% occupancy. The Company also does not believe that the historical financial statements are relevant to predicting future operating results because of the internal expenses incurred by the seller and the difference in the future operating structure from that which was in place when the seller owned the Sunrise Portfolio One Properties. Consequently their historical operating results are not considered by the Company to be indicative of the tenant's ability to generate the funds necessary to meet its obligations under the leases with the Company in the future. The Company's decision to make an investment in the Sunrise Portfolio One Properties was not based on their historical operating performance. The Company's investment decision was based on estimates of future cash flows available for rental payments from the tenant that the Company developed, based on rent rolls and an analysis of the surrounding real estate market, including certain demographic information and industry standards to predict operating costs. The Company's estimates assumed achievement of certain occupancy levels based on this information and were prepared using cost factors that are consistent with the terms of the operating agreements that will be in place under the Sunrise Portfolio One Properties' new ownership structure. The Company believes that the methodology and underlying assumptions used were reasonable and appropriate.

                  The following table presents Cash From Operations for each of these Properties for the periods during the past five years the Properties have been operational. See "Business -- Occupancy Rate and Revenue Per Unit" for additional historical operating information for these Properties.

                       CASH FROM OPERATIONS (IN THOUSANDS)

                                                                                                    1/1/2003 -
                               1999              2000              2001              2002           12/31/2003
                               ----              ----              ----              ----           ----------
Camarillo                        --              (304)             1,030             1,509               724
Towson                           --              (310)               430             1,173             1,239
Dartmouth                      (149)             (113)               688               475               335
Elk Grove                      (295)             (351)               211               706               738
Clayton                          --              (558)              (159)             (145)             (471)

(13) In connection with the purchase of the Sunrise Portfolio One Properties, the Company borrowed $23,520,000 in the form of a five-year commercial paper backed loan secured by the Sunrise Portfolio One Properties. Prior to August 18, 2003, the loan had an interest rate of 123 basis points over commercial paper rate as determined by market demand, which approximates 30-day LIBOR per annum plus a margin of 186 basis points that was inclusive of liquidity fees and administrative costs. On August 18, 2003, the loan converted from a commercial paper loan to a direct loan with a commercial lender. The direct loan bears interest at 30-day LIBOR plus 262 basis points with interest payable monthly. In conjunction with this transaction, the Company engaged Century Capital Markets LLC to act as its structuring agent (the "Structuring Agent"). In connection with this loan, the Company paid the Structuring Agent approximately $907,000 in structuring fees and interest. CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets LLC.

(14) Minimum annual rent for the first through fifth lease years is adjustable based upon the cost of debt and a minimum return to the Company. Minimum annual rent is expected to range from $5,489,589 to $6,312,789 per year during the first five years of the lease term. Minimum rent consists of a fixed return on the cash investment in each Property and a floating amount that varies according to the interest rate on related debt (see note (13) above). Minimum annual rent is $6,157,889 for lease years six through fifteen. The leases do not provide for any fixed annual rent escalations during the initial term.

(15) The lease for the Atlanta-Buckhead, Brentwood, Charlotte, Chevy Chase, Middletown, Mountainside, Naples, Raleigh, Stamford, Venice and Winston-Salem Properties, hereinafter referred to as the "Prime Care Portfolio Properties," contains pooling terms, meaning that net operating profits with respect to all 11 Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the lease contains cross-default terms, meaning that if the tenant of any of the 11 Properties defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to all 11 Properties, regardless of whether the tenant of any such Property is in default under the lease.

(16) The lease contains provisions that allow the lessees to elect to purchase the Prime Care Portfolio Properties at the end of the term for a predetermined amount. The lease also permits the Company to require the lessees to purchase the Properties at the end of the lease term for the same predetermined amount. This lease is being treated as a financing lease for both financial reporting and tax accounting purposes.

(17) The Prime Care Portfolio Properties serve as collateral for the Company's two-year, $85 million revolving line of credit described in "Business -- Borrowing," below.

(18) The tenant will have the option to purchase the land during the lease term for a purchase price based on the date of such purchase option and other attributes including the amount of the Company's initial investment, consumer price indices and/or the fair market value of the land at the time the option is exercised.

(19) The lease requires minimum annual rent of $2,607,568 for the first through fifth lease years with increases of 3% each lease year thereafter, except as follows: in the 11th, 16th, 21st and 26th lease years, minimum annual rent will increase to the greater of (i) the prior lease year's minimum annual rent plus 3% or (ii) $2,607,568 plus the percentage increase in the fair market value of the Property over the previous ten lease years, in the case of the 11th lease year, or over the previous five lease years in the case of the 16th, 21st and 26th lease years. The Company's lease payments are subordinate to the bond financing held by Erickson to complete the development of the Brooksby Village Continuing Care Retirement Community.

(20) The Bellevue, Hoffman Estates, Oklahoma City, Santa Rosa, Tulsa, Atlanta, Lynnwood, Snohomish, Hemet, Plymouth, Willoughby and Pleasant Hills Properties are hereinafter referred to as the "Sunrise Portfolio Two Properties."

(21) The leases for the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby, Little Rock ,Salt Lake City and Yorba Linda Properties, contain pooling terms, meaning that net operating profits with respect to these eight Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the eight Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these eight Properties, regardless of whether the tenant of any such Property is in default under its lease.

(22) The leases for the Bellevue, Oklahoma City, Santa Rosa, Atlanta, Lynnwood, Snohomish, Edgewood, Greenville, Northridge, Rancho Mirage and Palm Springs Properties contain pooling terms, meaning that net operating profits with respect to these 11 Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the 11 Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these 11 Properties, regardless of whether the tenant of any such Property is in default under its lease.

(23) The Company's lease payments are subordinate to a first mortgage construction loan held by Erickson to fund the development of the Property.

(24) On March 27, 2003, in connection with the purchase of the Colorado Springs, Denver and Lakewood Properties, hereinafter referred to as the "Summit Portfolio Properties," the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $26 million. The loans bear interest at a variable rate based on 30-day LIBOR plus 325 basis points with a minimum interest rate of 5% per annum. The loans require monthly principal and interest payments through March 31, 2005, with the unpaid principal balance and all accrued interest due at that time. The loans have certain financial covenants which are typically found in commercial loans and which are based on the combined operations of the Summit Portfolio Properties. In connection with the loans, the Company incurred loan fees and closing costs of approximately $352,000. The loans are cross-collateralized and cross-defaulted.

(25) The leases for the Summit Portfolio Properties contain pooling terms, meaning that net operating profits with respect to these Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the three Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to all three Properties, regardless of whether the tenant of any such Property is in default under its lease.

(26) The Edgewood, Greenville, Northridge, Rancho Mirage, Salt Lake City, Yorba Linda, Palm Springs, Fort Belvoir and Haverford Properties are hereinafter referred to as the "Additional Sunrise Portfolio Two Properties." In connection with the acquisition of the Additional Sunrise Portfolio Two Properties, the Company borrowed approximately $71 million on its $85 million revolving line of credit. As of February 16, 2004, the Company repaid approximately $51 million on its revolving line of credit. For information regarding the line of credit, see the section of the Prospectus entitled "Business -- Borrowing." In addition, in connection with the purchase of the Fort Belvoir and Haverford Properties, the Company assumed approximately $88.5 million in non-interest bearing life care bonds payable to certain residents of the Fort Belvoir and Haverford facilities. Generally, the bonds are refundable to a resident upon the resident moving out of the Property or to a resident's estate upon the resident's death. In some instances, the bonds are not refundable until the unit has been successfully remarketed to a new resident. The Company issues new bonds to new residents of these retirement facilities, and the proceeds received from the issuance of the new bonds are used to retire the existing bonds. As of december 31, 2003, the outstanding balance of the bonds payable was $90.1 million.

(27) Based on the Company's due diligence and underwriting procedures, management anticipates that the net operating income generated from the Annapolis and Pikesville Properties, hereinafter referred to as the "Prime Care Portfolio Two Properties," together with an aggregate $500,000 tenant guarantee to fund any operating shortfalls related to the two Properties will be sufficient to fund amounts due under the terms and conditions of the direct financing lease.

(28) The lease for the Prime Care Portfolio Two Properties contains pooling terms, meaning that net operating profits with respect to both Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the lease contains cross-default terms, meaning that if the tenant defaults on its obligations under the lease for either Property, the Company will have the ability to pursue its remedies under the lease with respect to both Properties, regardless of whether the tenant is in default under the lease, with respect to the other Property.

(29) The lease contains provisions that allow the lessee to elect to purchase the Prime Care Portfolio Two Properties at the end of the term for a predetermined amount. The lease also permits the Company to require the lessee to purchase the Properties at the end of the lease term for the same predetermined amount. This lease is being treated as a financing lease for both financial reporting and tax accounting purposes.

(30) On March 31, 2003, in connection with the purchase of the Prime Care Portfolio Two Properties, the Company assumed a mortgage in the amount of $20.6 million that matures in October 2008. The mortgage bears interest at a fixed rate of 7.83% per annum and requires monthly principal and interest payments of approximately $206 million through October 2008 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees and other loan costs of approximately $226,800.

(31) Commencing on the fourth lease year, and every four lease years thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property multiplied by 10.25% or (b) 2.5% of the prior lease year's minimum rent.

(32) The leases for the Birmingham and Huntsville Properties contain cross-defaulted terms, meaning that if the tenant of either Property defaults on its obligation under its lease, the Company will have the ability to pursue its remedies under the leases with respect to both Properties.

(33) The tenant will have the option to purchase the Properties during the lease terms for a purchase price based on the amount of the Company's initial investment plus a percentage of the increase in the fair market value of the Properties at the time the option is exercised.

(34) On August 25, 2003, in connection with the purchase of the Birmingham and Huntsville Properties, the Company obtained permanent financing comprised of two loans in the aggregate amount of $50.4 million. The loans bear interest at a fixed rate of 5.79%. The loans require monthly principal and interest payments through September 2012 with all unpaid principal and interest due at that time. The loan provisions allow the Company to extend the loans for one additional year with a variable interest rate based on a LIBOR index. In connection with the loans, the Company incurred loan costs of approximately $651,700.

(35) In addition to minimum rent, the leases require additional rent for the years one through nine which will be payable quarterly based on a percentage of gross revenues. The additional rent for both Properties is equal to 0.25% of gross revenues for the first lease year, 0.5% of gross revenues for the second lease year, 0.75% of gross revenues for the third through sixth lease years and 1% of gross revenues for the seventh through ninth lease years. No additional rent is due for the tenth lease year and thereafter.

(36) The leases for the Columbia, Atlanta-Dunwoody, Florham Park, Greensboro, Plymouth, Omaha, Prairie Village, St. Charles, Tampa, Rockville, Dayton, Westlake, West Orange and Wheaton Properties, hereinafter referred to as the "Sunrise Portfolio Three Properties," contain pooling terms, meaning that net operating profits with respect to all 14 Properties are combined for the purpose of funding rental payments and the FF&E Reserve.

(37) On August 29, 2003, in connection with the purchase of the Sunrise Portfolio Three Properties, the Company borrowed $92.5 million under subordinated mortgage notes collateralized by the 14 Properties and payable to the seller. The seller remains liable for existing first mortgage notes collateralized by the 14 Properties. The seller has agreed to indemnify the Company for any claims against the Properties under the first mortgage notes. The subordinated mortgage notes have initial terms of seven years with an interest rate of 5.13% for 2003, 5.38% for 2004, 6.06% for 2005 and increases 3% of the prior year's per annum interest rate each calendar year thereafter to maturity. The loans require interest only payments through calendar year 2005 with principal and interest payments due thereafter until maturity on August 28, 2010. At the end of the initial loan terms, the Company has three consecutive renewal options of five years each with terms similar to the initial loan terms.

(38) The leases for the Indianapolis-Post, Mt. Vernon, West Lafayette and Ft. Benjamin Harrison Properties contain cross-defaulted terms, meaning that if the tenant of any of the four Properties defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to all four Properties, regardless of whether the tenant of any such Property is in default under the lease.

(39) The Company has committed to fund, for the Indianapolis-Post, Mt. Vernon and West Lafayette Properties, an additional $1,950,000 (an aggregate amount of $5,850,000) for the construction of 25 additional units for each Property. This additional amount will be advanced to the tenants in monthly installments during a six-month period and will bear interest at the prime rate, as published by Wachovia Bank, plus 2%. Upon the earlier of six months from the commencement of construction or the completion of construction, the amounts advanced to the tenants will be added to the lease basis at the then current lease rate. As of February 16, 2004, the Company has funded advances of $469,000.

(40) The leases for the Arlington, Arlington-Bluemont Park, Sterling, Falls Church, Farmington Hills, Frederick, Leesburg, Mercer Island, Brooklyn-Mill Basin, Poland, Raleigh and Brooklyn-Sheepshead Bay Properties, hereinafter referred to as the "Sunrise Portfolio Four Properties," contain pooling terms, meaning that net operating profits with respect to all 12 Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-defaulted terms, meaning that if the tenant of any of the 12 Properties defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to all 12 Properties, regardless of whether the tenant of any such Property is in default under the lease.

(41) In connection with the acquisition of the Sunrise Portfolio Four Properties, the Company obtained 12 mortgage loans aggregating $74.6 million collateralized by the 12 Properties. The loans have a term of seven years and bear interest at a rate of 5.96% per annum. The loans require monthly interest only payments for the first 24 months with monthly payments of principal and interest due thereafter until maturity.

(42) Minimum annual rent is adjustable based upon the cost of debt and a minimum return to the Company. Minimum rent consists of a fixed return on the cash investment in each Property (10.0% in the first lease year; 10.75% in the second lease year; 11.0% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter) and an amount based on the debt service payment on the related debt. It is expected that the Company will obtain Permanent Financing in the amount of $74.6 million on the Sunrise Portfolio Four Properties during the first quarter of 2004. Commencing on the lease commencement date until January 1, 2004, aggregate minimum annual rent for the Sunrise Portfolio Four Properties was $12,390,000. Commencing January 1, 2004, minimum annual rent increased to approximately $15,018,000 until such time Permanent Financing is obtained. Upon the Company obtaining Permanent Financing, minimum annual rent will be adjusted to an amount equal to the debt service payment related to the Permanent Financing plus a fixed return on the cash investment in each Property, as described above. Commencing in the sixth lease year, and every third lease year thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property determined pursuant to a formula multiplied by 9.5% or (b) 3% of the prior lease year's minimum rent.

(43) The Company acquired the Beverly Hills, Cresskill, Edmonds, Five Forks and Madison Properties, hereinafter referred to as the "Additional Sunrise Portfolio Four Properties," in various stages of development. The Company has entered into five development service agreements with Sunrise Development, Inc., a wholly owned subsidiary of Sunrise, which provides for construction of the Properties. Sunrise has guaranteed development costs exceeding an aggregate amount of $111,693,428. Sunrise Development, Inc. will be entitled to an incentive development fee equal to 25% of the aggregate savings below the aggregate estimated costs of $111,693,428.

(44) Sunrise has guaranteed minimum annual rent and the FF&E Reserve from the lease commencement dates until the latter of (i) 30 months or (ii) 18 months after development is completed on the Properties included in the Additional Sunrise Portfolio Four Properties (hereinafter referred to as the "Final Development Date").

(45) Commencing on the Final Development Date, the leases for the Additional Sunrise Portfolio Four Properties will contain pooling terms, meaning that net operating profits with respect to the Additional Sunrise Portfolio Four Properties will be combined for the purpose of funding rental payments and the FF&E Reserve.

(46) In connection with the acquisition of the Additional Sunrise Portfolio Four Properties, the Company obtained five construction loans in the aggregate amount of $83.1 million. The loans require interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis points based on the Property's occupancy levels, until maturity on November 26, 2006 with all unpaid principal and interest due at that time. As of February 16, 2004, the Company has drawn $11.5 million to fund construction costs.

(47) The Company will not commence the depreciation of assets with respect to the Additional Sunrise Portfolio Four Properties until the Final Development Date.

(48) From the lease commencement date to the Final Development Date, minimum annual rent for the Additional Portfolio Four Properties is based upon a fixed return on the Company's cash investment in each Property. The fixed return is 10.0% in the first lease year; 10.75% in the second lease year; 11.0% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter. The Company's aggregate cash investment in the five Properties is $27,923,357. On the Final Development Date, minimum annual rent will be adjusted based upon the cost of anticipated Permanent Financing and the then current lease rate on the Company's cash investment amount. Commencing in the sixth lease year, and every third lease year thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property determined pursuant to a formula multiplied by 9.5% or (b) 3% of the prior lease year's minimum rent.

(49) In regard to the Dunwoody Property, the Company has committed to fund an additional $203,000 to convert eight existing assisted living units to Alzheimer's and related memory disorder units, to provide additional capital improvements and to buyout existing equipment leases. This amount is included in the basis by which minimum annual rent is calculated.

(50) Commencing on the fourth lease year, and every four lease years thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property multiplied by 10.5% or (b) 3% of the prior lease year's minimum rent.

(51) The leases for the Gainesville, Jacksonville and Tallahassee Properties, hereinafter referred to as the "EdenCare Portfolio One Properties," with Harborchase of Gainesville, Inc., Harborchase of Jacksonville and Harborchase of Tallahassee, hereinafter referred to as the EdenCare Portfolio One Tenants, contain pooling terms, meaning that net operating profits with respect to all three Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-defaulted terms, meaning that if the tenant of any of the three Properties defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to all three Properties, regardless of whether the tenant of any such Property is in default under the lease.

(52) The leases for the Aiken, Alpharetta, Buckhead, Champions, Charleston, Columbia, Concord, EdenBrook Dunwoody, EdenBrook Louisville, EdenGardens Arlington, EdenGardens Kingwood, EdenTerrace Arlington, EdenTerrace Kingwood, EdenTerrace Louisville, Greenwood, Huntsville, Marietta, Plano, Rock Hill, Roswell, Sandy Springs and Woodlands Properties, hereinafter referred to as the "EdenCare Portfolio Two Properties," contain pooling terms, meaning that net operating profits with respect to all 22 Properties are combined for the purpose of funding rental payments and the FF&E Reserve.

(53) The seller, EdenCare Senior Living Services, L.P., hereinafter referred to as "EdenCare," of the EdenCare Portfolio Two Properties, has established a $5.5 million escrow account for use by the tenant in the event that net operating income from the EdenCare Portfolio Two Properties is insufficient to fully pay minimum rent and FF&E Reserve payments due under the leases. The EdenCare guarantee terminates at the end of the fifth lease year. In addition, Sunrise Senior Living Services, Inc. has guaranteed the tenant's obligation to pay minimum rent and FF&E Reserve payments due under the leases up to a maximum of $5 million which will terminate upon the earlier of: (i) such time as Sunrise Senior Living Services, Inc.'s cumulative payments under the guarantee aggregate $5 million or (ii) such time that the net operating income from the EdenCare Portfolio Two Properties equals or exceeds minimum rent due under the leases by 25% for a trailing 12 month period. Sunrise Senior Living Services, Inc. is not required to commence its guarantee until such time as the funds are no longer available from the EdenCare escrow account. As of February 16, 2004, the amount available in the EdenCare escrow account was $4.9 million.

(54) In connection with the acquisition of the Aiken, Alpharetta, Buckhead, Charleston, EdenBrook Louisville, EdenTerrace Louisville, Plano and Woodlands Properties, the Company obtained Permanent Financing comprised of seven loans in the aggregate amount of $45 million. The loans bear interest at a rate of 30-day LIBOR plus 260 to 300 basis points and require monthly payments of interest only for the first year. Commencing December 1, 2004, the loan requires monthly principal and interest payments thereafter through November 2006, with all unpaid principal and interest due at that time. In connection with the loans, the Company incurred loan costs of $250,000.

(55) In connection with the acquisition of the Concord Property, the Company assumed Permanent Financing in the amount of approximately $2,445,000. The loan bears interest at a fixed rate of 8.375% and requires monthly principal and interest payments until maturity in November 2038.

(56) In connection with the acquisition of the EdenBrook Dunwoody Property, the Company assumed Permanent Financing in the amount of approximately $4,685,000. The loan bears interest at a fixed rate of 8.25% and requires monthly principal and interest payments until maturity in March 2038.

(57) Commencing in the fourth lease year, minimum annual rent will increase to the greater of (i) the fair market value of the Property determined pursuant to a formula multiplied by 9.5% (the "FMV Adjustment") or (ii) the prior year's minimum rent increased by 3%. Once the FMV Adjustment has occurred, minimum rent will only be adjusted by the FMV Adjustment method every three years and only if such adjustment will result in an increase of minimum rent.

(58) The Boynton Beach, Boynton Beach Pointe, Cumberland, Dallas, East Providence, Fresno, Greenwich, Hoover, Largo, Niles, Olympia Fields, Palm Beach Gardens, Sarasota, Smithfield, South Kingston, Sun City Arizona, Sun City California, Warwick and West Palm Beach Properties, hereinafter referred to as the "Horizon Bay Portfolio One Properties," contain pooling terms, meaning that net operating profits with respect to all 19 Properties are combined for the purpose of funding rental payments.

(59) In connection with the acquisition of the Fresno, Greenwich, Olympia Fields, Sarasota, Sun City California, and Warwick Properties, the Company assumed Permanent Financing in the aggregate amount of $74,000,000. The loans bear interest at a rate of three to nine month Fannie Mae Discount MBS plus 104 basis points and require interest only payments through maturity in April 2008. In connection with the loans, the Company incurred loan costs of approximately $1,642,000. In connection with the acquisition of the Sun City Arizona, Boynton Beach, Boynton Beach Pointe, Niles and Palm Beach Gardens Properties, the Company assumed Permanent Financing in the aggregate amount of approximately $110,445,000. The loans bear interest at a rate of three to nine month Fannie Mae Discount MBS plus 90 basis points and require interest only payments through maturity in October 2005. In connection with the loans, the Company incurred loan costs of approximately $1,371,000. In connection with the acquisition of the Dallas, Smithfield and South Kingston Properties, the Company assumed Permanent Financing comprised of three loans in the aggregate amount of $38,340,000. The loans bear interest at 30-day LIBOR plus 370 basis points, with a minimum interest rate of 5.95% and require monthly interest only payments through July 2004. Commencing August 2004, the loan will require monthly principal and interest payments through May 2008, with all unpaid principal and interest due at that time. In connection with the loans, the Company incurred loan costs of approximately $408,000. In connection with the acquisition of the Largo Property, the Company assumed approximately $33,139,000 in Permanent Financing. The loan bears a fixed interest of 8.17% and requires monthly principal and interest payments through April 2008, with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred loan costs of approximately $289,000. In connection with the acquisition of the Cumberland Property, the Company assumed $10,400,000 in Permanent Financing. The loan bears interest at 30-day LIBOR plus 370 basis points, with a minimum interest rate of 5.95% and requires monthly interest only payments through January 2005. Commencing February 2005, the loan will require monthly principal and interest payments through May 2008, with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred loan costs of approximately $67,000. In connection with the acquisition of the East Providence Property, the Company assumed $8,235,000 in Permanent Financing. The loan bears interest at a rate of three to nine month Fannie Mae Discount MBS plus 104 basis points and require interest only payments through maturity in December 2008. In connection with the loan, the Company incurred loan costs of approximately $151,000.

(60) WHSLH Realty has established a $15 million shortfall reserve account for use by the Company in the event that net operating income from the Horizon Bay Portfolio One Properties is insufficient to fully pay minimum rent and FF&E Reserve payments due under the leases. The shortfall reserve will terminate upon such time that the net operating income from the Horizon Bay Portfolio One Properties equals or exceeds minimum rent due under the leases by 25% for a trailing 12 month period for two consecutive quarters and not before the end of the fifth lease year.

(61) On December 20, 2002, the Company acquired a 99% interest in a joint venture that owned a parcel of land. The land, which contains approximately 39.8 acres located in Vero Beach, Florida, is being developed into a retirement community that is expected to include 252 independent living units and 52 duplex villas. Upon completion of the development, the Company anticipates that it will enter into a long-term, triple-net lease agreement related to this Property with a retirement facility Operator. On December 19, 2003, the Company obtained a construction loan in the amount of $48 million relating this Property. The loan requires interest only payments at a variable rate of the bank's prime rate plus 2.25% with a minimum rate of 6.5% per annum. The loan matures on December 19, 2007, and all unpaid principal and interest are due at that time. The loan may be extended for two additional 12-month periods. At the time of closing, the Company drew $0.6 million to fund loan closing costs.

         In addition to the above acquisitions, on May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equivalent to its equity interest in the limited partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

OCCUPANCY RATE AND REVENUE PER UNIT

         The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years the Properties owned by the Company, excluding land-only and construction Properties, have been operational are as follows:

                                                                                             Revenue
                                                                                               per       Revenue per
                                                                 Average                     Occupied     Available
       Property                          Year(1)              Occupancy Rate                   Unit          Unit
-------------------------------------------------------------------------------------------------------------------
Orland Park Property                      1999(2)                 23.3%                      $118.11       $ 33.08
                                          2000                    52.5%                       114.30         66.85
                                          2001                    77.5%                       134.01        103.85
                                          2002                    81.8%                       120.83         98.79
                                          2003                    92.7%                       123.92        114.86

Arlington Property                        2000(3)                  8.2%                      $105.25       $ 15.14
                                          2001                    51.8%                        93.66         48.61
                                          2002                    74.6%                        88.80         66.28
                                          2003                    85.5%                        88.50         75.70

Boca Raton Property                       2000(4)                 23.8%                      $ 93.80       $ 28.62
                                          2001                    47.7%                        86.86         41.14
                                          2002                    84.2%                        92.81         78.11
                                          2003                    85.5%                        98.80         85.66

Oak Park Property                         1999                    97.6%                        80.19         78.24
                                          2000                    98.9%                        84.51         83.61
                                          2001                    98.8%                        80.01         79.04
                                          2002                    96.7%                        82.02         78.55
                                          2003                    96.1%                        88.91         85.43

Coconut Creek Property                    2000(5)                 28.2%                      $ 79.87       $ 22.52
                                          2001                    71.3%                        77.11         53.93
                                          2002                    65.3%                        90.82         59.37
                                          2003                    71.8%                        95.41         68.48

Greenwood Village                         1999(6)                 27.5%                      $ 82.41       $ 18.54
    Property                              2000                    50.1%                       111.08         55.60
                                          2001                    86.5%                       143.75        124.30
                                          2002                    92.4%                       167.07        154.35
                                          2003                    91.2%                       190.32        173.47

Camarillo Property                        2000(7)                 48.9%                      $121.53       $ 49.97
                                          2001                    82.2%                       128.55        105.71

                                                                                            Revenue
                                                                                              per        Revenue per
                                                                Average                     Occupied      Available
       Property                          Year(1)             Occupancy Rate                   Unit          Unit
-------------------------------------------------------------------------------------------------------------------
                                          2002                    79.0%                       136.42        110.14
                                          2003                    68.3%                       153.70        105.07

Towson Property                           2000(7)                 44.6%                      $141.83       $ 63.20
                                          2001                    70.7%                       131.67         93.15
                                          2002                    79.5%                       133.63        108.06
                                          2003                    94.3%                       132.99        125.37

Dartmouth Property                        1999(8)                 11.2%                      $180.68       $ 20.28
                                          2000                    50.7%                       110.36         55.90
                                          2001                    82.3%                       115.55         95.13
                                          2002                    71.9%                       122.62         89.86
                                          2003                    69.4%                       125.38         87.04

Elk Grove Property                        1999(8)                 12.1%                      $136.22       $ 16.46
                                          2000                    47.4%                        97.30         46.16
                                          2001                    72.4%                        99.72         72.24
                                          2002                    95.4%                       101.72         98.62
                                          2003                   100.0%                       107.13        107.13

Clayton Property                          2000(7)                 31.5%                      $107.00       $ 33.68
                                          2001                    61.1%                        98.06         59.96
                                          2002                    62.3%                       107.13         67.72
                                          2003                    44.5%                       105.82         47.13

Atlanta-Buckhead Property                 1999                    53.9%                       100.59         54.23
                                          2000                    77.4%                        99.60         77.09
                                          2001                    81.7%                       108.75         88.89
                                          2002                    79.2%                       110.53         88.50
                                          2003                    74.7%                       113.71         84.94

Brentwood Property                        1999                    60.9%                        97.19         59.16
                                          2000                    71.3%                        97.65         69.63
                                          2001                    67.8%                       101.50         68.84
                                          2002                    72.9%                       101.46         73.94
                                          2003                    82.9%                        99.76         82.66

Charlotte Property                        1999                    76.5%                        96.54         73.88
                                          2000                    66.1%                        98.55         65.13
                                          2001                    74.8%                       102.12         76.37
                                          2002                    77.3%                        99.22         76.70
                                          2003                    87.3%                       100.12         87.44

                                                                                             Revenue
                                                                                               per        Revenue per
                                                                 Average                     Occupied      Available
       Property                          Year(1)              Occupancy Rate                   Unit          Unit
-------------------------------------------------------------------------------------------------------------------
Chevy Chase Property                      1999                    93.9%                       126.11        118.47
                                          2000                    90.2%                       136.01        122.62
                                          2001                    91.7%                       143.78        131.80
                                          2002                    93.3%                       149.93        139.87
                                          2003                    83.0%                       161.19        133.76

Middletown Property                       1999                    73.9%                       119.79         88.54
                                          2000                    75.7%                       124.46         94.16
                                          2001                    87.0%                       132.89        115.56
                                          2002                    77.5%                       135.21        104.80
                                          2003                    74.7%                       138.65        103.56

Mountainside Property                     1999                    81.3%                       113.18         92.02
                                          2000                    84.6%                       123.61        104.52
                                          2001                    81.3%                       134.57        109.41
                                          2002                    73.4%                       138.63        101.75
                                          2003                    74.5%                       138.98        103.54

Naples Property                           1999                    71.4%                       113.04         80.74
                                          2000                    91.0%                       110.05        100.12
                                          2001                    87.2%                       112.75         98.34
                                          2002                    76.7%                       113.87         87.30
                                          2003                    75.5%                       107.62         81.26

Raleigh Property                          1999                    90.4%                        94.22         85.21
                                          2000                    96.5%                       105.64        101.96
                                          2001                    98.3%                       110.47        108.55
                                          2002                    96.4%                       114.48        110.30
                                          2003                    98.6%                       120.66        118.98

Stamford Property                         1999                    76.5%                       132.38        101.30
                                          2000                    76.5%                       134.30        102.77
                                          2001                    64.4%                       138.63         89.20
                                          2002                    72.1%                       153.46        110.71
                                          2003                    88.4%                       156.90        138.62

Venice Property                           1999                    88.4%                       103.35         91.40
                                          2000                    87.8%                       107.67         94.51
                                          2001                    86.4%                       128.86        111.33
                                          2002                    87.1%                       116.17        101.08
                                          2003                    90.3%                       135.71        122.60

                                                                                             Revenue
                                                                                               per       Revenue per
                                                                 Average                     Occupied     Available
       Property                          Year(1)              Occupancy Rate                   Unit         Unit
-------------------------------------------------------------------------------------------------------------------
Winston-Salem Property                    1999                    85.2%                        84.56         72.06
                                          2000                    89.6%                        90.33         80.90
                                          2001                    84.4%                        97.79         82.48
                                          2002                    91.5%                        98.66         90.95
                                          2003                    93.5%                       105.63         98.80

Nashville Property                        2000(9)                 17.0%                      $150.09       $ 24.45
                                          2001                    62.0%                        84.40         57.52
                                          2002                    73.5%                        93.52         68.70
                                          2003                    79.3%                        98.77         78.29

Bellevue Property                         1999(10)                 9.4%                      $129.77       $ 12.05
                                          2000                    40.2%                       125.54         50.51
                                          2001                    60.7%                       124.72         75.72
                                          2002                    58.8%                       123.26         73.86
                                          2003                    71.3%                       113.54         80.98

Hoffman Estates Property                  2000                    56.6%                      $110.08       $  2.29
                                          2001                    74.1%                       115.49         85.63
                                          2002                    83.4%                       117.59         99.99
                                          2003                    89.2%                       122.66        109.38

Oklahoma City Property                    1999(10)                30.4%                      $ 87.68       $ 26.66
                                          2000                    57.5%                        84.12         48.36
                                          2001                    67.4%                        81.16         54.71
                                          2002                    77.2%                        78.01         61.36
                                          2003                    83.9%                        78.15         65.57

Santa Rosa Property                       2001                    63.6%                      $129.72       $ 82.51
                                          2002                    85.6%                       132.27        115.43
                                          2003                    84.9%                       141.34        119.99

Tulsa Property                            1999(10)                27.2%                      $100.27       $ 27.29
                                          2000                    65.4%                        87.20         57.01
                                          2001                    73.1%                        84.43         61.72
                                          2002                    91.5%                        85.18         79.46
                                          2003                    93.4%                        88.94         83.06

Atlanta Property                          1999(10)                16.2%                      $110.82       $ 18.00
                                          2000                    48.2%                        96.37         46.45
                                          2001                    57.3%                       104.14         59.64
                                          2002                    59.0%                       107.19         64.43
                                          2003                    61.0%                       111.30         67.86

                                                                                             Revenue
                                                                                               per        Revenue per
                                                                Average                     Occupied       Available
       Property                          Year(1)             Occupancy Rate                   Unit            Unit
-------------------------------------------------------------------------------------------------------------------
Lynnwood Property                         1999                   100.0%                      $ 76.32        $ 79.64
                                          2000                    97.3%                        88.24          85.89
                                          2001                    95.7%                        95.40          91.33
                                          2002                    96.6%                       101.82         100.24
                                          2003                    95.5%                       107.71         102.83

Snohomish Property                        1999                    42.0%                      $186.54        $ 78.31
                                          2000                    85.9%                        87.49          75.16
                                          2001                    81.7%                       100.36          81.99
                                          2002                    86.9%                       103.39          91.61
                                          2003                    79.6%                       105.17          83.68

Hemet Property                            1999(10)                11.2%                      $148.16        $ 16.61
                                          2000                    44.9%                        90.04          40.40
                                          2001                    78.1%                        95.34          74.51
                                          2002                    83.2%                        99.50          84.35
                                          2003                    60.3%                       104.58          63.08

Plymouth Property                         2000(10)                33.8%                      $106.09        $ 35.90
                                          2001                    69.8%                       108.74          75.90
                                          2002                    87.7%                       115.87         103.54
                                          2003                   100.0%                       128.96         128.96

Willoughby Property                       1999(10)                 8.8%                      $216.00        $ 18.92
                                          2000                    62.5%                        95.57          59.76
                                          2001                    85.5%                        96.71          82.72
                                          2002                    84.5%                       104.77          90.25
                                          2003                    95.0%                       106.68         101.35

Little Rock Property                      1999                    94.3%                        46.18          43.56
                                          2000                    94.7%                        48.64          46.07
                                          2001                    95.5%                        52.68          50.32
                                          2002                    96.8%                        55.15          54.43
                                          2003                    96.1%                        58.49          56.23

Colorado Springs Property                 1999(11)                20.7%                      $115.27        $ 23.87
                                          2000                    64.9%                       108.68          70.53
                                          2001                    77.7%                       113.60          88.27
                                          2002                    86.3%                       117.93         101.73
                                          2003                    93.5%                       132.03         123.46

Denver Property                           1999                    93.4%                      $ 98.54        $ 92.05
                                          2000                    89.8%                       109.78          98.62
                                          2001                    88.2%                       123.57         109.04
                                          2002                    97.6%                       125.62         122.58
                                          2003                    94.5%                       138.86         131.16

                                                                                             Revenue
                                                                                               per        Revenue per
                                                                 Average                     Occupied      Available
       Property                          Year(1)              Occupancy Rate                   Unit          Unit
-------------------------------------------------------------------------------------------------------------------
Lakewood Property                         1999(11)                38.8%                      $134.21        $ 52.09
                                          2000                    71.0%                       107.93          76.59
                                          2001                    80.5%                       127.03         102.23
                                          2002                    93.0%                       127.92         118.95
                                          2003                    94.6%                       142.26         134.64

Edgewood Property                         2000                    21.1%                      $109.25        $ 23.07
                                          2001                    37.5%                       106.55          39.92
                                          2002                    34.2%                       105.41          36.01
                                          2003                    45.7%                        95.16          43.50

Greenville Property                       2000                    35.1%                      $ 99.46        $ 34.94
                                          2001                    60.2%                       103.62          62.41
                                          2002                    68.8%                       109.46          75.25
                                          2003                    72.1%                       125.27          90.35

Northridge Property                       2002                    53.3%                      $141.23        $ 75.27
                                          2003                    81.0%                       177.60         143.93

Rancho Mirage Property                    2000                    25.5%                      $149.90        $ 38.23
                                          2001                    45.4%                       134.52          61.09
                                          2002                    67.5%                       149.27         100.77
                                          2003                    77.5%                       164.65         127.63

Palm Springs Property                     2000                    22.8%                      $108.09        $ 24.68
                                          2001                    41.3%                       105.80          43.72
                                          2002                    67.9%                        99.56          67.63
                                          2003                    84.4%                        95.54          80.61

Salt Lake City Property                   2000                    53.7%                      $104.65        $ 56.24
                                          2001                    75.2%                       110.60          83.13
                                          2002                    84.3%                       114.19          96.20
                                          2003                    85.3%                       125.45         106.96

Yorba Linda Property                      2000                    29.7%                      $122.99        $ 36.51
                                          2001                    58.6%                       126.37          74.07
                                          2002                    71.5%                       142.45         101.86
                                          2003                    71.6%                       162.85         116.59

Fort Belvoir Property                     1999(12)                97.2%                      $101.71        $ 98.88
                                          2000                    95.9%                       105.25         100.89
                                          2001                    97.1%                       108.17         105.07
                                          2002                    98.7%                       112.75         111.32
                                          2003                    96.6%                        98.39          95.09

                                                                                             Revenue
                                                                                               per        Revenue per
                                                                 Average                     Occupied      Available
       Property                          Year(1)              Occupancy Rate                   Unit          Unit
-------------------------------------------------------------------------------------------------------------------
Haverford Property                        1999(12)                95.9%                      $118.03        $113.15
                                          2000                    98.0%                       124.83         122.35
                                          2001                    98.0%                       134.04         131.36
                                          2002                    99.7%                       142.81         142.38
                                          2003                    96.6%                       125.51         121.28

Annapolis Property                        1999                    95.0%                       139.82         133.03
                                          2000                    96.9%                       141.90         137.48
                                          2001                    97.0%                       144.59         141.08
                                          2002                    97.1%                       150.44         145.74
                                          2003                    96.6%                       160.76         155.30

Pikesville Property                       1999                    90.0%                       137.65         123.71
                                          2000                    88.4%                       132.75         117.34
                                          2001                    92.0%                       131.00         120.22
                                          2002                    88.0%                       136.07         119.13
                                          2003                    83.9%                       141.30         118.56

Saddle River Property                     1999                    62.6%                      $122.60        $ 76.79
                                          2000                    72.2%                       129.89          93.82
                                          2001                    66.2%                       141.32          93.30
                                          2002                    62.8%                       141.83          89.04
                                          2003                    67.0%                       144.38          96.78

Palm Harbor Property                      1999                    94.4%                      $ 76.84        $ 72.53
                                          2000                    98.1%                        84.69          83.11
                                          2001                    96.3%                        90.18          86.81
                                          2002                    97.2%                        99.92          97.12
                                          2003                    96.9%                       101.32          98.18

Birmingham Property                       1999(13)                42.4%                      $ 72.82        $ 30.90
                                          2000                    71.3%                        85.62          61.01
                                          2001                    87.9%                        88.02          77.34
                                          2002                    76.3%                        93.94          71.69
                                          2003                    86.0%                       102.51          88.97

Huntsville Property                       1999(13)                43.2%                      $ 65.51        $ 28.29
                                          2000                    75.4%                        79.32          59.78
                                          2001                    88.4%                        89.19          78.85
                                          2002                    80.1%                        92.62          74.20
                                          2003                    95.0%                        95.46          90.69

Columbia Property                         1999                    19.7%                      $106.77        $ 20.94
                                          2000                    48.2%                       102.49          49.23
                                          2001                    55.8%                       112.07          62.14
                                          2002                    73.0%                       115.63          83.57
                                          2003                    71.1%                       115.64          82.25

                                                                                             Revenue
                                                                                               per        Revenue per
                                                                 Average                     Occupied      Available
       Property                          Year(1)              Occupancy Rate                   Unit          Unit
-------------------------------------------------------------------------------------------------------------------
Atlanta-Dunwoody                          1999(14)                39.4%                      $105.12        $ 41.13
   Property                               2000                    75.2%                        97.87          73.19
                                          2001                    90.9%                       103.83          94.80
                                          2002                    81.4%                       111.49          91.13
                                          2003                    77.0%                       112.10          86.34

Florham Park Property                     1999(14)                33.1%                      $120.44        $ 39.80
                                          2000                    59.4%                       130.18          76.98
                                          2001                    72.8%                       135.38          98.04
                                          2002                    69.2%                       139.63          97.03
                                          2003                    66.3%                       148.27          98.24

Greensboro Property                       1999                    66.5%                      $ 91.58        $ 60.52
                                          2000                    89.3%                        94.61          84.74
                                          2001                    86.2%                       105.29          80.57
                                          2002                    72.5%                       115.38          83.28
                                          2003                    76.7%                       124.52          95.48

Plymouth Property                         1999                    42.2%                      $111.08        $ 47.21
                                          2000                    65.3%                       113.71          73.91
                                          2001                    81.3%                       119.97          97.97
                                          2002                    82.2%                       122.38         100.96
                                          2003                    78.8%                       127.32         100.30

Omaha Property                            1999(14)                27.0%                      $120.93        $ 32.78
                                          2000                    54.3%                       112.01          60.73
                                          2001                    66.9%                       111.49          74.78
                                          2002                    87.3%                       103.73          90.61
                                          2003                    95.9%                       108.16         103.72

Prairie Village Property                  1999(14)                50.4%                      $101.65        $ 51.40
                                          2000                    84.7%                       106.25          90.06
                                          2001                    89.3%                       114.23         101.69
                                          2002                    89.7%                       120.42         107.94
                                          2003                    91.3%                       125.77         114.81

St. Charles Property                      1999(14)                38.1%                      $118.12        $ 45.28
                                          2000                    81.5%                       108.04          88.23
                                          2001                    89.2%                       113.68         101.36
                                          2002                    89.0%                       115.07         102.61
                                          2003                    81.4%                       121.72          98.08

Tampa Property                            1999(14)                25.2%                      $112.47        $ 28.48
                                          2000                    68.1%                       110.72          75.49
                                          2001                    79.7%                       117.42          93.31
                                          2002                    81.4%                       117.34          95.24

                                                         Revenue
                                                           per       Revenue per
                                           Average       Occupied     Available
    Property                 Year(1)    Occupancy Rate     Unit          Unit
--------------------------------------------------------------------------------
                             2003            71.5%         145.82        104.32

Rockville Property           1999            71.9%       $ 125.53     $   90.17
                             2000            86.7%         138.18        119.69
                             2001            94.0%         137.56        128.84
                             2002            93.9%         147.16        137.83
                             2003            93.4%         166.80        155.85

Dayton Property              1999            39.3%       $ 104.28     $   40.84
                             2000            64.0%         100.68         64.60
                             2001            70.9%         108.57         77.14
                             2002            82.8%         101.34         83.75
                             2003            82.9%          95.44         79.15

Westlake Property            1999            29.0%       $ 103.33     $   30.14
                             2000            67.3%          99.25         66.99
                             2001            75.7%         101.60         77.05
                             2002            70.1%         105.06         74.06
                             2003            63.9%         110.00         70.33

West Orange Property         1999            49.5%       $ 117.91     $   57.94
                             2000            83.5%         121.33        101.46
                             2001            89.0%         136.78        121.45
                             2002            83.9%         141.48        118.31
                             2003            84.4%         140.04        118.20

Wheaton Property             1999            59.1%       $ 109.79     $   65.16
                             2000            93.5%         113.80        106.40
                             2001            93.1%         118.14        110.45
                             2002            81.1%         125.56        100.04
                             2003            70.4%         121.70         85.63

Indianapolis-Post Property   1999            80.0%       $  61.70     $   49.36
                             2000            83.7%          69.05         57.79
                             2001            81.3%          73.98         60.15
                             2002            84.8%          73.64         62.45
                             2003            87.9%          75.02         65.96

Mt. Vernon Property          2001(15)        25.5%       $  80.53     $   20.83

                             2002            67.0%          78.08         52.50
                             2003            94.8%          82.55         78.28

West Lafayette Property      2001(15)        54.3%       $  70.13     $   38.04

                             2002            98.0%          71.10         69.90
                             2003            94.9%          80.70         76.60

Indianapolis-Ft. Benjamin    1999(16)        18.5%       $  87.25     $   16.55

    Harrison Property        2000            52.7%          69.17         36.97
                             2001            81.0%          71.11         57.63

                                                         Revenue
                                                           per       Revenue per
                                           Average       Occupied     Available
    Property                 Year(1)    Occupancy Rate     Unit          Unit
--------------------------------------------------------------------------------
                             2002            89.0%          72.44         64.94
                             2003            98.3%          67.17         66.02
Arlington Property           1999            95.9%       $ 136.12     $  130.50
                             2000            91.4%         151.78        138.69
                             2001            81.4%         155.50        126.54
                             2002            85.3%         150.57        128.38
                             2003            79.5%         166.41        132.24

Arlington-Bluemont Park      1999            95.3%       $ 111.06     $  105.80
   Property                  2000            92.7%         117.37        108.79
                             2001            89.7%         116.15        104.13
                             2002            85.9%         122.95        105.57
                             2003            84.8%         128.23        108.78

Sterling Property            1999            96.7%       $ 105.32     $  101.87
                             2000            98.0%         111.97        109.69
                             2001            93.6%         117.12        109.62
                             2002            94.0%         124.25        116.84
                             2003            93.6%         129.74        121.38

Falls Church Property        1999           100.0%       $ 152.47     $  152.47
                             2000           100.0%         157.59        157.59
                             2001            94.9%         162.76        154.48
                             2002            88.3%         168.97        149.16
                             2003            82.9%         179.58        147.89

Farmington Hills Property    1999(17)        40.0%       $  82.77     $   33.11

                             2000            43.3%         148.09         64.06
                             2001            78.5%         140.93        110.61
                             2002            79.0%         139.78        110.48
                             2003            75.7%         151.83        114.88

Frederick Property           1999            90.9%       $ 128.32     $  116.64
                             2000            95.3%         140.88        134.29
                             2001            90.8%         136.68        124.08
                             2002            89.4%         141.22        126.21
                             2003            89.0%         146.84        130.68

Leesburg Property            1999           100.0%       $ 103.89     $  103.89
                             2000            97.9%         106.20        103.94
                             2001            93.1%         112.92        105.12
                             2002            85.7%         122.80        105.28
                             2003            83.2%         132.53        110.30

Mercer Island Property       1999            93.9%       $ 129.20     $  121.32
                             2000            95.5%         135.38        129.23
                             2001            90.1%         145.77        131.34
                             2002            90.2%         162.45        146.53
                             2003            91.4%         171.43        156.69

Brooklyn-Mill Basin          2002(18)        24.6%       $ 163.70     $   40.29

                                                         Revenue
                                                           per       Revenue per
                                           Average       Occupied     Available
    Property                 Year(1)    Occupancy Rate     Unit          Unit
--------------------------------------------------------------------------------
   Property                  2003            49.7%         149.30         74.22

Poland Property              1999(17)        57.8%       $ 101.17     $   58.47
                             2000            80.2%         116.86         93.66
                             2001            93.5%         122.55        114.53
                             2002            94.8%         128.84        122.15
                             2003            84.6%         134.20        113.55

Raleigh Property             1999            96.5%       $ 132.20     $  127.57
                             2000            93.7%         141.12        132.20
                             2001            93.9%         141.90        133.28
                             2002            92.7%         151.25        140.17
                             2003            94.3%         154.21        145.47

Brooklyn-Sheepshead          2000(19)        27.9%       $ 180.55     $   50.41
   Bay Property              2001            46.6%         152.86         71.20
                             2002            69.5%         143.01         99.34
                             2003            84.4%         152.14        128.36

Dunwoody Property            2000(20)        29.0%       $  48.66     $   14.11
                             2001            31.0%         100.54         31.17
                             2002            55.2%          81.03         44.71
                             2003            69.5%          95.71         66.47

Gainesville Property         2000(21)        64.2%       $  78.96     $   50.69
                             2001            84.1%         109.43         92.03
                             2002            92.8%         109.43        102.01
                             2003            95.7%         112.70        107.85

Jacksonville Property        2000            56.9%       $  77.28     $   43.97
                             2001            76.3%         100.77         76.89
                             2002            89.4%         103.80         92.80
                             2003            92.0%         135.49        124.65

Tallahassee Property         2000            64.3%       $  84.92     $   54.61
                             2001            94.1%         100.15         94.24
                             2002            96.4%         110.71        106.72
                             2003            93.5%         121.61         97.34

Aiken Property               1999            74.0%       $  78.27     $   57.92
                             2000            58.5%         100.50         58.79
                             2001            60.6%         102.91         62.36
                             2002            93.0%          88.79         82.57
                             2003            90.9%         103.45         94.04

Alpharetta Property          2000(22)        69.4%       $  79.49     $   55.16
                             2001            59.7%         122.37         73.06

                                                         Revenue
                                                           per       Revenue per
                                           Average       Occupied     Available
    Property                 Year(1)    Occupancy Rate     Unit          Unit
--------------------------------------------------------------------------------
                             2002            84.7%          71.54         60.60
                             2003            87.5%          97.65         85.45

Buckhead Property            2000(22)        35.4%       $  73.39     $   25.98
                             2001            40.3%         106.49         42.92
                             2002            69.9%          77.04         53.85
                             2003            67.1%         112.11         75.23

Champions Property           2000(22)        46.4%       $  59.71     $   27.71
                             2001            63.1%          94.10         59.38
                             2002            78.0%          99.97         77.98
                             2003            79.2%         116.15         91.99

Charleston Property          2000(22)        66.9%       $  62.14     $   41.57
                             2001            97.0%          94.00         91.18
                             2002            81.0%         112.87         91.43
                             2003            86.9%         112.01         97.34

Columbia Property            1999            76.3%       $  93.16     $   71.68
                             2000            82.3%         104.50         86.01
                             2001            91.7%         120.56        110.56
                             2002            76.0%         121.06         92.01
                             2003            82.3%         119.05         97.98

Concord Property             1999            65.8%       $  58.04     $   38.19
                             2000            82.1%          87.82         72.10
                             2001            83.9%         106.00         88.94
                             2002            90.2%          98.27         88.64
                             2003            83.0%         115.04         95.48

EdenBrook Dunwoody           1999            55.6%       $ 102.97     $   57.25
    Property                 2000            63.2%         109.10         68.95
                             2001            80.7%          99.80         80.54
                             2002            98.3%          92.90         91.32
                             2003            93.0%         124.61        115.89

EdenBrook Louisville         2001(23)        22.0%       $  71.63     $   15.76
    Property                 2002            59.5%          67.94         40.42
                             2003            76.8%         107.98         82.93

EdenGardens Arlington        2000(22)        25.0%       $  92.83     $   23.21
    Property                 2001            60.1%          69.58         41.81
                             2002            92.6%          86.98         80.54

                                                         Revenue
                                                           per       Revenue per
                                           Average       Occupied     Available
    Property                 Year(1)    Occupancy Rate     Unit          Unit
--------------------------------------------------------------------------------
                             2003            88.5%         111.54         98.72

EdenGardens                  2001(23)        35.7%       $  71.19     $   25.41
    Kingwood Property        2002            82.9%          70.14         58.15
                             2003            87.1%         115.23        100.37

EdenTerrace Arlington        2000(22)         7.1%       $  35.37     $    2.51
Property                     2001            24.3%          39.55          9.61
                             2002            42.9%          46.47         19.93
                             2003            52.1%          58.91         30.69

EdenTerrace Kingwood         2001(23)        30.0%       $  51.01     $   15.30
Property                     2002            70.0%          45.54         31.88
                             2003            85.7%          65.77         56.36

EdenTerrace Louisville       2001(23)        25.0%       $  39.25     $    9.81
Property                     2002            61.7%          45.88         28.31
                             2003            77.5%          69.37         53.76

Greenwood Property           1999            91.8%       $  98.16     $   90.11
                             2000            92.7%         103.38         95.83
                             2001            81.3%         107.96         87.77
                             2002            80.2%         104.02         83.42
                             2003            56.3%         134.12         75.51

Huntsville Property          2001(23)        58.5%       $  74.96     $   43.85
                             2002            61.4%          99.24         60.93
                             2003            64.8%         115.14         74.61

Marietta Property            1999            45.3%       $  73.00     $   33.07
                             2000            77.7%          87.44         67.94
                             2001            64.3%         116.17         74.69
                             2002            67.9%         103.91         70.55
                             2003            86.6%         104.98         90.92

Plano Property               2000(22)        36.3%       $  74.45     $   27.03
                             2001            75.3%          97.28         73.25
                             2002            93.2%         116.33        108.42
                             2003            82.9%         100.19        132.79

Rock Hill Property           1999            93.6%       $  69.86     $   65.39
                             2000            63.9%         114.99         73.48
                             2001            63.9%         122.26         78.13
                             2002            64.6%         113.10         73.06
                             2003            61.1%         116.37         71.10

                                                                Revenue
                                                                  per       Revenue per
                                                  Average       Occupied     Available
       Property                Year(1)        Occupancy Rate     Unit           Unit
---------------------------------------------------------------------------------------
Roswell Property             1999                  62.8%         $107.28      $ 67.37
                             2000                  64.3%          113.88        73.22
                             2001                  44.1%          155.96        68.78
                             2002                  50.0%           88.93        44.47
                             2003                  42.9%          105.77        45.38

Sandy Springs Property       1999                  67.0%         $ 88.82      $ 59.51
                             2000                  99.1%           75.65        74.97
                             2001                  42.7%          175.43        74.91
                             2002                  34.6%           90.68        31.37
                             2003                  36.4%           73.59        26.79

Woodlands Property           2000 (22)             35.5%         $ 79.77      $ 28.32
                             2001                  55.9%           90.63        50.66
                             2002                  70.4%          115.13        81.05
                             2003                  62.9%          131.86        82.94

Boynton Beach Property       1999                  92.3%         $ 73.29      $ 67.64
                             2000                  96.5%           77.36        74.65
                             2001                  97.7%           83.57        81.65
                             2002                  93.2%           87.59        81.63
                             2003                  93.1%           92.01        85.66

Boynton Beach Pointe         2000 (24)             43.0%         $ 86.16      $ 37.05
 Property                    2001                  77.6%           87.17        67.64
                             2002                  78.0%           91.91        71.69
                             2003                  80.1%           95.93        76.84

Cumberland Property          2000                  58.5%         $ 75.25      $ 50.34
                             2001                  60.6%           82.15        76.48
                             2002                  93.0%           97.02        91.30
                             2003                  98.6%          104.03        97.48

Dallas Property              1999                  75.4%         $ 62.29      $ 49.96
                             2000                  69.2%           66.33        45.90
                             2001                  90.3%           64.91        58.62
                             2002                  93.2%           68.65        63.98
                             2003                  88.4%           70.86        62.64

East Providence Property     1999 (25)             61.8%         $145.68      $ 90.03
                             2000                  93.9%           89.64        84.17
                             2001                  91.9%           86.19        79.21
                             2002                  94.9%           89.88        85.29
                             2003                  94.9%           92.40        87.68

Fresno Property              1999                  97.9%         $ 69.01      $ 67.56
                             2000                  98.5%           76.70        75.55
                             2001                  93.6%           78.07        73.07
                             2002                  92.5%           82.36        76.18
                             2003                  97.3%           87.43        85.07

                                                                Revenue
                                                                  per       Revenue per
                                                  Average       Occupied     Available
     Property                  Year(1)        Occupancy Rate     Unit           Unit
---------------------------------------------------------------------------------------

Greenwich Property           1999 (25)             61.4%         $111.51      $ 68.47
                             2000                  99.0%           67.45        66.78
                             2001                 100.0%           71.53        71.53
                             2002                  99.0%           75.92        75.16
                             2003                  97.8%           79.14        77.40

Hoover Property              2000 (24)             17.9%         $ 92.50      $ 16.56
                             2001                  44.6%           88.21        39.34
                             2002                  50.4%           84.65        42.66
                             2003                  70.1%           77.44        54.28

Largo Property               1999                  93.3%         $ 69.39      $ 63.80
                             2000                  93.0%           70.21        65.29
                             2001                  87.2%           73.07        63.72
                             2002                  75.5%           76.20        57.53
                             2003                  71.4%           77.92        55.63

Niles Property               1999                  96.3%         $ 77.51      $ 74.64
                             2000                  98.6%           78.63        77.53
                             2001                  97.2%           83.99        81.64
                             2002                  86.3%           87.07        75.14
                             2003                  79.2%           91.51        72.48

Olympia Fields Property      1999 (25)              8.2%         $ 93.64      $  7.68
                             2000                  41.9%           77.25        32.37
                             2001                  69.3%           77.56        53.75
                             2002                  88.7%           79.11        70.17
                             2003                  93.1%           82.46        76.77

Palm Beach Gardens           1999                 100.0%         $ 88.44      $ 88.44
 Property                    2000                  96.1%           98.87        95.01
                             2001                  94.4%          108.34       102.28
                             2002                  94.0%          107.85       101.38
                             2003                  87.3%          106.94        93.36

Sarasota Property            1999                  95.6%         $101.54      $ 97.07
                             2000                  95.3%           93.82        89.41
                             2001                  93.4%          103.29        96.48
                             2002                  97.9%          104.05       101.86
                             2003                 100.0%          110.11       110.11

Smithfield Property          1999 (25)             61.7%         $163.19       100.69
                             2000                  92.1%          105.88        97.52
                             2001                  90.6%          108.71        98.49
                             2002                  93.6%          114.71       107.37
                             2003                  93.5%          122.75       114.77

South Kingstown Property     1999 (25)             57.8%         $156.04      $ 90.19
                             2000                  91.8%           93.52        85.85
                             2001                  93.3%           97.90        91.34
                             2002                  94.2%          107.28       101.05
                             2003                  94.3%          110.44       104.14

                                                                Revenue
                                                                  per       Revenue per
                                                  Average       Occupied     Available
Property                       Year(1)        Occupancy Rate     Unit           Unit
---------------------------------------------------------------------------------------

Sun City Arizona Property    1999                  96.9%         $ 88.66      $ 85.92
                             2000                  97.7%           91.38        89.28
                             2001                  95.3%           98.56        93.93
                             2002                  93.5%          102.14        95.50
                             2003                  94.4%          102.73        96.98

Sun City California          1999                  85.8%         $ 60.99      $ 52.33
 Property                    2000                  88.5%           60.90        53.90
                             2001                  86.2%           60.42        52.08
                             2002                  83.2%           65.81        54.75
                             2003                  83.6%           75.26        62.92

Warwick Property             1999 (25)             58.7%         $108.23      $ 63.53
                             2000                  95.5%           69.12        66.01
                             2001                  97.3%           73.27        71.30
                             2002                  96.6%           77.55        74.91
                             2003                  96.2%           80.06        77.02

West Palm Beach Property     1999                  98.2%         $ 73.08      $ 71.77
                             2000                  96.1%           82.40        79.19
                             2001                  98.9%           83.53        82.61
                             2002                  89.4%           89.38        79.91
                             2003                  86.5%           81.22        70.26

     (1) Data represents information for each applicable fiscal year, unless noted otherwise.

     (2) Data for 1999 represents the period October 11, 1999 through December 31, 1999.

     (3) Data for 2000 represents the period August 15, 2000 through December 31, 2000.

     (4) Data for 2000 represents the period October 1, 2000 through December 31, 2000.

     (5) Data for 2000 represents the period February 14, 2000 through December 31, 2000.

     (6) Data for 1999 represents the period November 1, 1999 through December 31, 1999.

     (7) Data for the Camarillo Property represents the period June 12, 2000 through December 29, 2000, data for the Towson Property represents the period June 1, 2000 through December 29, 2000 and data for the Clayton Property represents the period March 7, 2000 through December 29, 2000.

     (8) Data for the Dartmouth Property represents the period November 15, 1999 through December 31, 1999 and data for the Elk Grove Property represents the period September 22, 1999 through December 31, 1999.

     (9) Data for 2000 represents the period May 15, 2000 through December 31, 2000.

     (10) Data for the Bellevue Property represents the months of November through December 1999, data for the Oklahoma City Property represents the months of June through December 1999, data for the Tulsa Property represents the months of May through December 1999, data for the Atlanta Property represents the months of September through December 1999, data for the Hemet Property represents the months of September through December 1999, data for the Plymouth Property represents the months of June through December 2000 and data for the Willoughby Property represents the month of December 1999.

     (11) Data for the Colorado Springs and Lakewood Properties represents the period October 1, 1999 through December 31, 1999.

     (12) Data for 1999 represents the period November 1, 1999 through December 30, 1999.

     (13) Data for 1999 represents the period May 1, 1999 through December 31, 1999.

     (14) Data for the Atlanta-Dunwoody Property represents the period March 1, 1999 through December 31, 1999; data for the Florham Park Property represents the period January 5, 1999 through December 31, 1999; data for the Omaha Property represents the period June 23, 1999 through December 31, 1999; data for the Prairie Village Property represents the period April 1, 1999 through December 31, 1999; data for the St. Charles Property represents the period May 29, 1999 through December 31, 1999; and data for the Tampa Property represents the period July 29, 1999 through December 31, 1999.

     (15) Data for the Mt. Vernon Property represents the period March 1, 2001 through December 31, 2001 and data for the West Lafayette Property represents the period April 3, 2001 through December 31, 2001.

     (16) Data represents the period November 1, 1999 through December 31, 1999.

     (17) Data for the Farmington Hills Property represents the period December 6, 1999 through December 31, 1999; and data for the Poland Property represents the period May 14, 1999 through December 31, 1999.

     (18) Data represents the period February 2, 2002 through December 31, 2002.

     (19) Data represents the period March 27, 2000 through December 31, 2000.

     (20) Data for 2000 represents the period August 1, 2000 through December 31, 2000.

     (21) Data represents the period April 3, 2000 through December 31, 2000.

     (22) Data for the Alpharetta Property represents the period April 5, 2000 through December 31, 2000; data for the Buckhead Property represents the period June 1, 2000 through December 31, 2000, data for the Champions Property represents the period June 5, 2000 through December 31, 2000, data for the Charleston Property represents the period January 16, 2000 through December 31, 2000, data for the EdenGardens Arlington Property represents the period October 23, 2000 through December 31, 2000, data for the EdenTerrace Arlington Property represents the period December 4, 2000 through December 31, 2000, data for the Plano Property represents the period June 1, 2000 through December 31, 2000 and data for the Woodlands Property represents the period August 17, 2000 through December 31, 2000.

     (23) Data for the EdenBrook Louisville Property represents the period June, 30, 2001 through December 31, 2001, data for the EdenGardens Kingwood Property represents the period May 21, 2001 through December 31, 2001, data for the EdenTerrace Kingwood Property represents the period April 16, 2001 through December 31, 2001, data for the EdenTerrace Louisville Property represents the period June 15, 2001 through December 31, 2001 and data for the Huntsville Property represents the period February 12 through December 31, 2001.

     (24) Data for the Boynton Beach Pointe Property represents the period April 1, 2000 through December 31, 2000 and data for the Hoover Property represents the period April 23, 2000 through December 31, 2000.

     (25) Data for the East Providence, Greenwich, Olympia Fields, Smithfield, South Kingstown and Warwick Properties represents the period April 21, 1999 through December 31, 1999.

RETIREMENT COMMUNITY BRANDS

          Sunrise Brand. Sunrise Senior Living, Inc. (formerly known as Sunrise Assisted Living, Inc.) ("Sunrise"), is one of the nation's oldest and largest providers of assisted living services. Independent living services and skilled nursing services are also offered at some communities. According to Sunrise's 2002 Annual Report, as of December 31, 2002, Sunrise and its subsidiaries operated 209 residences in the United States, Canada and the United Kingdom, with a combined resident capacity of more than 16,000. In addition, more than 24 properties with a resident capacity of 2,055 were under construction. In 2001 and 2002, the American Seniors Housing Association ranked Sunrise as the sixth largest seniors' housing operator in the country.

          In a press release dated March 31, 2003, Sunrise announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. Upon the closing of this transaction, Sunrise, or its subsidiaries, assumed management of an additional 126 properties with a resident capacity of more than 23,000, including 41 properties owned by the Company as of March 31, 2003. Sunrise (SRZ) is a NYSE listed company.

          American Retirement Corporation Brands. American Retirement Corporation operates in two business segments: retirement centers and free-standing assisted living facilities. According to American Retirement Corporation's 2002 Form 10-K, American Retirement Corporation operates 65 senior living facilities. The retirement centers consist of 32 continuing care retirement communities ("CCRCs"). The assisted living facilities consist of 33 facilities that provide assisted living and specialized care such as Alzheimer's and memory enhanced programs, the majority of which began operations during 1999 and 2000. The newer facilities are operated under the Homewood Residence brand. The communities are designed in a comfortable, home-like setting and provide residents with a sense of community through a variety of activities, restaurant-style dining, on-site security, weekly housekeeping and scheduled transportation. The communities promote an environment that enables residents to remain as independent as possible for as long as possible, while providing a personally tailored program of services and care. For the past three years, the American Seniors Housing Association, a seniors' housing trade association, ranked American Retirement Corporation as one of the nation's top ten largest managers of seniors' housing. See "Risk Factors -- Real Estate and Other Investment Risks" for a discussion of American Retirement Corporation's 2002 debt refinancing.

          Erickson Brands. Erickson currently has 11 large scale retirement communities in various stages of development located in Maryland, Massachusetts, Michigan, New Jersey, Pennsylvania and Virginia. Brooksby Village, Fox Run Village and Ann's Choice are three of Erickson's communities. In 2002, the American Seniors

Housing Association ranked Erickson Retirement Communities as the nation's eleventh largest manager of seniors' housing.

          GreenTree Catered Living for Seniors Brand. According to Greenwalt Corporation, after thirty years in the business of commercial, retail, and industrial development and construction as Greenfield Builders, the principals of the Greenwalt Corporation recognized a growing need for quality senior housing and built the first GreenTree Community in Greenfield, Indiana, establishing the GreenTree Catered Living for Seniors concept. Under the umbrella of Greenwalt Corporation, they also formed CateredLife Communities, Inc., which manages each of the GreenTree Communities, as well as Greenwalt Design, which is responsible for the complete interior design and furnishing of the facilities. GreenTree Catered Living for Seniors provides a well-rounded housing option for the senior resident wishing to combine retirement with any level of assisted living they may require. Each GreenTree Community is staffed twenty-four hours a day, so residents have the security of knowing that the well-trained staff will be there to assist them when needed. As of September 30, 2003, there were eight GreenTree Assisted Living Facilities, with a total of 465 units in operation, all managed by CateredLife Communities, Inc.

          EdenCare Brand. Prior to the Company's purchase of substantially all of the operating assets of EdenCare on November 25, 2003, EdenCare owned and operated senior housing communities located in Alabama, Florida, Georgia, Kentucky, North Carolina, South Carolina and Texas. EdenCare offered two types of assisted living communities: EdenBrook and EdenGardens. Both communities provide all of EdenCare's services and amenities. EdenTerrace is an independent living community designed to be a full service senior living campus, which also offers assisted living and memory care. EdenCare communities have four primary programs which include pet therapy, aromatherapy, life enrichment and fine dining.


          Horizon Bay Brand. Horizon Bay operates over 20 senior housing communities located in Alabama, Arizona, California, Florida, Georgia, Illinois, Rhode Island and Texas. Horizon Bay offers several types of communities, including continuum of care retirement, independent living and assisted living. Horizon Bay communities have three primary programs, which include wellness services, a LiveWell! Program and harbor courts, which is a separate and secure living area dedicated to the special needs of the memory impaired.

PENDING INVESTMENTS

          As of February 16, 2004, the Company had initial commitments to acquire 26 additional Properties for an aggregate purchase price of approximately $308 million. The Properties include one Sunrise Property (in Santa Rosa, California), two Courtyard Manor Properties (one in each of Auburn Hills and Sterling Heights, Michigan), one Horizon Bay Property (in Tiverton, Rhode Island) and 22 medical office buildings (two in each of Aurora, Colorado and Irving, Texas; four in Durham, North Carolina; and one in each of Clearwater, Florida; Chesapeake, Virginia; Largo, Florida; Columbia, Maryland; Encino, California; Houston, Texas; Corpus Christi, Texas; Plano, Texas; Rockville, Maryland; Denver, Colorado; Sherman Oaks, California; Tampa, Florida; Valencia, California and Fairfax, Virginia).

          The Sunrise Property is expected to be acquired from an affiliate of Sunrise, the Courtyard Manor Auburn Hills Property is expected to be acquired from Westgate Properties of Auburn Hills, LTD., the Courtyard Manor Sterling Heights Property is expected to be acquired from WSH, LLC and Courtyard Manor of Sterling Heights, Inc., and the Horizon Bay Property is expected to be acquired from an affiliate of WHSLH Realty. The medical office buildings are expected to be acquired from affiliates of Medical Office Properties, Inc.

          The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. If acquired, the leases of these Properties, except for the medical office buildings, are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -- Description of

Property Leases." The majority of the medical office buildings are expected to be leased on a "gross" basis for five to ten years. Under a "gross" lease, the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities and insurance, and the Company will be responsible for the balance. The 22 medical office buildings will have a total of approximately 345 tenants and the buildings will be managed by 11 regional third-party property managers.

          In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing. The Company plans to assume Permanent Financing of approximately $84.4 in connection with the acquisition of 15 of these Properties and obtain Permanent Financing of approximately $5.0 million in connection with the acquisition of one of these Properties.

          Leases. Set forth below are tables summarizing terms expected to apply to the leases for each of the Properties. The first table summarizes the terms expected to apply to the leases for each of the retirement communities. The second table summarizes the terms expected to apply to the leases for each of the medical office buildings. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.

                          PENDING INVESTMENT PROPERTIES
                             Retirement Communities
                             As of February 16, 2004

                                            Estimated Purchase      Lease Term and            Minimum Annual
                 Property                          Price            Renewal Options                Rent             Percentage Rent
------------------------------------------  ------------------ ------------------------ -------------------------- ----------------
Sunrise of Santa Rosa (1) (2)                  $ 9,279,900     15 years; five five-year             (3)                   (4)
Santa Rosa, California                                         renewal options
(the "Santa Rosa Property")
Existing retirement facility

Sakonnet Bay Manor (5) (6)                     $24,679,000     15 years; two five-year  $1,927,000 for the first          N/A
Tiverton, Rhode Island                                         renewal options          lease year; $2,141,000 for
(the "Tiverton Property")                                                               the second lease year;
Existing retirement facility                                                            $2,342,000 for the third
                                                                                        lease year; $2,418,000 for
                                                                                        the fourth lease year;
                                                                                        $2,519,000 for the fifth
                                                                                        lease year; with increases
                                                                                        of 3% each lease year
                                                                                        thereafter (7)

Courtyard Manor at Auburn Hills (8) (9)        $ 9,100,000     15 years; two ten-year   $905,000 for the first           To be
Auburn Hills, Michigan                                         renewal options          lease year; with increases    determined
(the "Auburn Hills Property")                                                           of 3% each lease year      prior to closing
Existing retirement facility                                                            thereafter (7) (10)

Courtyard Manor at Sterling Heights (8) (9)    $ 8,700,000     15 years; two ten-year   $865,000 for the first           To be
Sterling Heights, Michigan                                     renewal options          lease year; with increases    determined
(the "Sterling Heights Property")                                                       of 3% each lease year      prior to closing
Existing retirement facility                                                            thereafter (7) (10)

------------------------

FOOTNOTES:

(1) It is expected that this Property will be operated and managed by Sunrise Senior Living Services, Inc.

(2) The lease for the Property is expected to be with Twenty Pack Management Corp., which is the tenant of the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties described in the section of the Prospectus entitled "Business -- Property Acquisitions." Twenty Pack Management Corp. is an affiliate of HRA. The HRA Affiliated Companies are thinly capitalized, newly formed companies affiliated with the Advisor and are described in further detail in the section of the Prospectus entitled "Business -- Property Acquisitions -- Footnote 3." The leases for this Property, the Sunrise Portfolio Four

         Properties and the Additional Sunrise Portfolio Four Properties contain or are expected to contain pooling terms, meaning that the net operating profits with respect to all of the Properties are combined for the purpose of funding rental payments due under each lease.

(3) Minimum annual rent is expected to be adjustable based upon the cost of debt and the Company"s cash investment in the Property. The lease rate on the Company"s cash investment is expected to be the following: 10% in the first lease year; 10.75% for the second lease year; 11% for the third lease year; 11.5% for the fourth lease year and is expected to increase by 3% each lease year thereafter. The Company expects to obtain Permanent Financing totaling approximately $4.65.0 million relating to the Santa Rosa Property and the lease rate related to the debt portion of the Company's investment in the Property is expect will be equal to the fixed interest rate on the anticipated loan.

(4) It is expected that additional rent will be payable in an amount equal to the difference between 13.5% of the Company's cash investment basis in the Santa Rosa Property and minimum annual rent payable each lease year until minimum annual rent exceeds 13.5% of the Company's cash investment basis. For purposes of the additional rent calculation, the Company's cash investment basis equals the sum of the Property's purchase price plus closing costs, less Permanent Financing. The additional rent is expected to be payable on a quarterly basis to the extent net operating cash flow from the Property is available and will not accumulate beyond each lease year.

(5) It is expected that the Property will be operated and managed by Horizon Bay Management, L.L.C.

(6) The lease for the Property is expected to be with an affiliate of WHSLH Realty, which is affiliated with the tenants of the Horizon Bay Portfolio One Properties. The lease for this Property is expected to be pooled with the Horizon Bay Portfolio One Properties, meaning that the net operating profits with respect to all of the Properties are combined for the purpose of rental payments due under each lease.

(7)      Based on estimated purchase price.

(8) It is expected that the Auburn Hills and Sterling Heights Properties, hereinafter referred to as the "Courtyard Manor Portfolio One Properties," will be operated and managed by affiliates of HRA. Each of these Operators will be a thinly capitalized, newly formed corporation affiliated with the Advisor. The HRA Affiliated Companies are described in further detail in the section of the Prospectus entitled "Business -- Property Acquisitions -- Footnote 3."

(9) The leases for the Courtyard Manor Portfolio One Properties are expected to be with affiliates of HRA. The HRA Affiliated Companies are described in further detail in the section of the Prospectus entitled "Business -- Property Acquisitions -- Footnote 3." These leases are expected to be cross-defaulted. In addition, the leases for these Properties are expected to contain pooling terms, meaning that net operating profit with respect to the two Properties are combined for the purpose of rental payments due under each lease.

(10) It is expected that beginning in the fourth lease year and every 36 months thereafter, the minimum annual rent is expected to be the greater of (i) the fair market value of the Property multiplied by 10.5% or (ii) the prior year's rent increased by 3%.

         Santa Rosa Property. The Santa Rosa Property, which opened in May 1996, is the Sunrise of Santa Rosa, an independent living facility, located in Santa Rosa, California. The Santa Rosa Property includes 120 independent living units. The Property is located two miles north of downtown Santa Rosa, California, which is 55 miles north of San Francisco.

         Tiverton Property. The Tiverton Property, which opened in 1997, is the Sakonnet Bay Manor, an independent living/assisted living/skilled nursing facility, located in Tiverton, Rhode Island. The Tiverton Property includes 95 independent living units, 48 assisted living units and 27 skilled nursing units. The Property is located 20 miles southeast of downtown Providence, Rhode Island.

         Auburn Hills Property. The Auburn Hills Property, which opened in October 1994, is the Courtyard Manor at Auburn Hills, an assisted living facility, located in Auburn Hills, Michigan. The Auburn Hills Property includes 76 units for residents with Alzheimer's and related memory disorders. The Property is located 20 miles northwest of downtown Detroit, Michigan.

         Sterling Heights Property. The Sterling Heights Property, which opened in November 1997, is the Courtyard Manor at Sterling Heights, an assisted living facility, located in Sterling Heights, Michigan. The Sterling Heights Property includes 80 units for residents with Alzheimer's and related memory disorders. The Property is located 20 miles northeast of downtown Detroit, Michigan.

                          PENDING INVESTMENT PROPERTIES
                            MEDICAL OFFICE BUILDINGS

                                                Rentable
                                                Square            Estimated                          Annualized
                 Property                       Footage         Purchase Price     Occupancy          Base Rent
-------------------------------------------    ---------        --------------     ---------         -----------
Aurora Medical Center I (2) (3)                   43,973         $  8,800,000        100.0%          $ 1,063,877
Aurora, Colorado
(the "Aurora-I Property")
Existing medical office building

Aurora Medical Center II (2) (3)                  53,980         $  9,300,000         90.4%          $ 1,119,993
Aurora, Colorado
(the "Aurora-II Property")
Existing medical office building

BayCare Health Headquarters (2)                   75,000         $  9,800,000        100.0%          $   708,750
Clearwater, Florida
(the "Clearwater Property")
Existing medical office building

Boardwalk Medical Office Building (2) (6)         62,738         $ 13,100,000        100.0%          $ 1,264,851
Irving, Texas
(the "Irving-Boardwalk Property")
Existing medical office building

Chesapeake Medical Center (2)                     51,167         $  9,900,000         89.9%          $ 1,075,969
Chesapeake, Virginia
(the "Chesapeake Property")
Existing medical office building

The Diagnostic Clinic (2)                        114,756         $ 29,700,000        100.0%          $ 2,740,134
Largo, Florida
(the "Largo Property")
Existing medical office building

Dorsey Hall Medical Center (2) (7)                38,081         $  5,500,000         92.9%          $   886,979
Columbia, Maryland
(the "Columbia Property")
Existing medical office building

                                                Annualized
                                               Base Rent per
                                                 Occupied
                 Property                       Square Foot           Principal Tenants (1)
-------------------------------------------     -----------           --------------------
Aurora Medical Center I (2) (3)                   $ 24.19        Aurora Denver Cardiology (4)
Aurora, Colorado
(the "Aurora-I Property")
Existing medical office building

Aurora Medical Center II (2) (3)                  $ 22.95        Colorado Orthopedic (4); Total
Aurora, Colorado                                                 Renal Care; Aurora Urology (4)
(the "Aurora-II Property")
Existing medical office building

BayCare Health Headquarters (2)                   $  9.45        BayCare Health System (5)
Clearwater, Florida
(the "Clearwater Property")
Existing medical office building

Boardwalk Medical Office Building (2) (6)         $ 20.16        Texas Health System (4); CSCANT
Irving, Texas                                                    (4)
(the "Irving-Boardwalk Property")
Existing medical office building

Chesapeake Medical Center (2)                     $ 23.39        Pediatric Specialist (4)
Chesapeake, Virginia
(the "Chesapeake Property")
Existing medical office building

The Diagnostic Clinic (2)                         $ 23.88        Diagnostic Clinic (4)
Largo, Florida
(the "Largo Property")
Existing medical office building

Dorsey Hall Medical Center (2) (7)                $ 25.07        Helix Health (4)
Columbia, Maryland
(the "Columbia Property")
Existing medical office building

                                                Rentable
                                                Square            Estimated                          Annualized
                 Property                       Footage         Purchase Price     Occupancy          Base Rent
-------------------------------------------    ---------        --------------     ---------         -----------
Encino Medical Plaza (2) (8)                      66,973         $ 16,000,000         95.4%          $ 1,710,465
Encino, California
(the "Encino Property")
Existing medical office building

Independence Park (2) (6) (9)                     30,317         $ 10,100,000        100.0%          $   355,808
4204 Technology Drive
Durham, North Carolina
(the "Durham 4204 Property")
Existing research/flex building

Independence Park (2) (6)                         20,000         $  3,200,000        100.0%          $   198,508
4228 Technology Drive
Durham, North Carolina
(the "Durham 4228 Property")
Existing research/flex building

Independence Park (2) (6)                         40,000         $  3,800,000        100.0%          $   161,834
4233 Technology Drive
Durham, North Carolina
(the "Durham 4233 Property")
Existing research/flex building

Independence Park (2) (6)                         16,572         $  3,400,000        100.0%          $   247,773
4323 Ben Franklin Boulevard
Durham, North Carolina
(the "Durham 4323 Property")
Existing medical office building

Las Colinas Medical Plaza II (2) (6)              51,591         $ 11,000,000        100.0%          $ 1,085,765
Irving, Texas
(the "Irving-Las Colinas Property")
Existing medical office building

Medical Place I (2)                              150,005         $ 25,100,000         91.8%          $ 2,829,036
Houston, Texas
(the "Houston Property")
Existing medical office building

                                                Annualized
                                               Base Rent per
                                                 Occupied
                 Property                       Square Foot           Principal Tenants (1)
-------------------------------------------     -----------           --------------------
Encino Medical Plaza (2) (8)                      $ 26.08        Urological Institute of Southern
Encino, California                                               California (4)
(the "Encino Property")
Existing medical office building

Independence Park (2) (6) (9)                     $ 11.74        Duke University (5)
4204 Technology Drive
Durham, North Carolina
(the "Durham 4204 Property")
Existing research/flex building

Independence Park (2) (6)                         $  9.93        Applied Clinical Concepts (4);
4228 Technology Drive                                            Duke University (4)
Durham, North Carolina
(the "Durham 4228 Property")
Existing research/flex building

Independence Park (2) (6)                         $  4.05        Aventis (5)
4233 Technology Drive
Durham, North Carolina
(the "Durham 4233 Property")
Existing research/flex building

Independence Park (2) (6)                         $ 14.95        Durham Diagnostic Imaging (5);
4323 Ben Franklin Boulevard                                      Duke University (4)
Durham, North Carolina
(the "Durham 4323 Property")
Existing medical office building

Las Colinas Medical Plaza II (2) (6)              $ 21.05        Southwest Primary Care (5);
Irving, Texas                                                    Urology Associates (5); Clinical
(the "Irving-Las Colinas Property")                              Pediatric Associates (5); Network
Existing medical office building                                 Cancer Care (5)

Medical Place I (2)                               $ 20.56        N/A
Houston, Texas
(the "Houston Property")
Existing medical office building

                                                Rentable
                                                Square            Estimated                          Annualized
                 Property                       Footage         Purchase Price     Occupancy          Base Rent
-------------------------------------------    ---------        --------------     ---------         -----------
Northwest Regional Medical Center (2)             34,079         $  7,500,000        100.0%          $   739,310
Corpus Christi, Texas
(the "Corpus Christi Property")
Existing medical office building

Plano Medical Pavillon (2)                        86,878         $ 15,100,000         96.7%          $ 1,636,246
Plano, Texas
(the "Plano Property")
Existing medical office building

Randolph Medical Center (2)                       40,859         $  8,700,000         83.6%          $   771,895
Rockville, Texas
(the "Rockville Property")
Existing medical office building

Rocky Mountain Cancer Center (2) (10)             34,087         $  9,100,000        100.0%          $   779,811
Denver, Colorado
(the "Denver Property")
Existing medical office building

Sherman Oaks Medical Center (2) (6)               70,574         $ 14,900,000        100.0%          $ 1,750,809
Sherman Oaks, California
(the "Sherman Oaks Property")
Existing medical office building

Tampa Medical Tower (2) (6)                      106,261         $ 10,600,000         80.6%          $ 1,699,230
Tampa, Florida
(the "Tampa Property")
Existing medical office building

Valencia Medical Center (2) (6)                   27,887         $  6,800,000         98.9%          $   685,171
Valencia, California
(the "Valencia Property")
Existing medical office building

                                                Annualized
                                               Base Rent per
                                                 Occupied
                 Property                       Square Foot           Principal Tenants (1)
-------------------------------------------     -----------           --------------------
Northwest Regional Medical Center (2)             $ 21.69        Riverside Hospital, Inc. (4);
Corpus Christi, Texas                                            Cambridge Holdings, Inc. (4);
(the "Corpus Christi Property")                                  Coastal Children's Clinic (4);
Existing medical office building                                 Coastal Cardiology (4); Dr.
                                                                 Villareal (4)

Plano Medical Pavillon (2)                        $ 19.49        Dr. Freer (5); The Raphael
Plano, Texas                                                     Institute for Plastic Surgery
(the "Plano Property")                                           (5); physician groups (5); Dr.
Existing medical office building                                 Samara (5)

Randolph Medical Center (2)                       $ 22.61        Metro Orthopedic (4)
Rockville, Texas
(the "Rockville Property")
Existing medical office building

Rocky Mountain Cancer Center (2) (10)             $ 22.88        Rocky Mountain Cancer Center (5);
Denver, Colorado                                                 HCA HealthOne (5); Hematology
(the "Denver Property")                                          Oncology Associates (5);
Existing medical office building                                 Childhood Hematology Oncology (5)

Sherman Oaks Medical Center (2) (6)               $ 24.81        UCLA (4); physician group (4);
Sherman Oaks, California                                         Dr. Greenspan (4)
(the "Sherman Oaks Property")
Existing medical office building

Tampa Medical Tower (2) (6)                       $ 19.85        N/A
Tampa, Florida
(the "Tampa Property")
Existing medical office building

Valencia Medical Center (2) (6)                   $ 24.85        N/A
Valencia, California
(the "Valencia Property")
Existing medical office building

                                                Rentable
                                                Square            Estimated                          Annualized
                 Property                       Footage         Purchase Price     Occupancy          Base Rent
-------------------------------------------    ---------        --------------     ---------         -----------
Yorktown 50 (2) (6)                               96,477         $ 25,100,000         95.2%          $ 2,571,729
Fairfax, Virginia
(the "Fairfax Property")
Existing medical office building
                                               ---------         ------------        -----           -----------

Total                                          1,312,255         $256,500,000                        $26,083,943

Weighted Average                                                                      95.1%

                                                  Annualized
                                                 Base Rent per
                                                   Occupied
                 Property                         Square Foot           Principal Tenants (1)
-------------------------------------------       -----------           --------------------
Yorktown 50 (2) (6)                                 $ 27.99        Otolaryngology (4); Fresenius (4)
Fairfax, Virginia
(the "Fairfax Property")
Existing medical office building
                                                    -------

Total

Weighted Average                                    $ 20.89

FOOTNOTES:

(1) Represents tenants leasing 10% or more of the building's rentable square footage.

(2)      Information is provided as of January 1, 2004.

(3) In connection with the acquisition of the Aurora-I and Aurora-II Properties, the Company plans to assume approximately $10 million in existing debt from the current owner comprised of two loans with a commercial lender. It is expected that the loans will bear interest at a weighted average fixed rate of 8.24% and that the loans will require principal and interest payments until maturity on October 1, 2009.

(4)      The lease is expected to be on a triple-net basis.

(5)      The lease is expected to be on a gross basis.

(6) In connection with the acquisition of the Irving-Boardwalk, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Sherman Oaks, Tampa, Valencia and Fairfax Properties, the Company plans to assume $58 million in existing debt from the current owner comprised of seven loans with a commercial lender. It is expected that the loans will bear interest at a weighted average fixed rate of 5.38%. It is expected that the loans will require principal and interest payments until maturity. The maturity dates range from August 2008 to February 2011.

(7) In connection with the acquisition of the Columbia Property, the Company plans to assume $4 million in existing debt from the current owner. It is expected that the loan will bear interest at 7.87% and that the loan will require principal and interest payments until maturity on August 1, 2009.

(8) In connection with the acquisition of the Encino Property, the Company plans to assume $7.6 million in existing debt from the current owner. It is expected that the loan will bear interest at 5.78% and that the loan will require principal and interest payments until maturity on January 1, 2013.

(9) The Durham 4204 Property is currently being expanded to include an additional 18,000 square feet . The expansion is expected to be completed in the fourth quarter of 2004.

(10) In connection with the acquisition of the Denver Property, the Company plans to assume $4.8 million in existing debt from the current owner. It is expected that the loan will bear interest at 7.34% and that the loan will require principal and interest payments until maturity on July 1, 2010.

         The following table represents a summary as of January 1, 2004 of leases by Property for each of the medical office buildings that the Company has entered into an initial commitment to acquire, which leases are expiring during the period 2004 through 2013:

                                                                   Percentage
                                             Total                  of Gross
                                            Square   Annual Base   Base Rents
                               Number of    Feet of    Rent of         on
                               Expiring    Expiring    Expiring     Expiring
      Property           Year   Leases      Leases    Leases (1)     Leases
-----------------------  ----  ---------   --------  -----------   ----------
Aurora-I Property        2004      4         6,547    $159,326        15.0%
                         2005      2        12,114     291,111        27.4%
                         2006      4         8,016     198,768        18.7%
                         2007      3         9,815     235,560        22.1%
                         2008      2         4,730     114,464        10.7%
                         2009      1         2,751      64,648         6.1%

Aurora-II Property       2004      3         5,445     125,340        11.2%
                         2005      2         3,919      96,549         8.6%
                         2006      1         8,421     165,466        14.8%
                         2007      4        11,543     273,391        24.4%
                         2008      4        12,429     302,951        27.1%
                         2009      2         4,085     100,082         8.9%
                         2010      2         2,973      56,214         5.0%

Chesapeake Property      2004      6         9,433     231,303        21.5%
                         2005      5         8,692     206,994        19.2%
                         2006      1         2,138      45,859         4.3%
                         2007      1         3,652      84,507         7.9%
                         2008      4        12,973     290,923        27.0%
                         2009      3         9,083     216,383        20.1%

Clearwater Property      2013      1        75,000     708,750       100.0%

Columbia Property        2005      2        23,201     533,562        60.2%
                         2006      5         7,540     242,293        27.3%
                         2007      0             -           -            -
                         2008      1         1,906      45,532         5.1%
                         2009      0             -           -            -
                         2010      1         2,733      65,592         7.4%

Corpus Christi Property  2006      1         1,493      37,875         5.1%
                         2007      1         2,686      66,848         9.1%
                         2008      3        15,943     283,199        38.3%
                         2009      0             -           -            -
                         2010      3         7,220     185,632        25.1%
                         2011      2         6,737     165,756        22.4%

Denver Property          2009      4        34,087     779,811       100.0%

Durham 4204 Property     2013      1        30,317     355,808       100.0%

                                                                   Percentage
                                             Total                  of Gross
                                            Square   Annual Base   Base Rents
                               Number of    Feet of    Rent of         on
                               Expiring    Expiring    Expiring     Expiring
      Property           Year   Leases      Leases    Leases (1)     Leases
-----------------------  ----  ---------   --------  -----------   ----------
Durham 4228 Property     2004      1         1,500       12,665        6.4%
                         2005      1         5,000       37,000       18.6%
                         2006      0             -            -          -
                         2007      0             -            -          -
                         2008      0             -            -          -
                         2009      0             -            -          -
                         2010      1        13,500      148,843       75.0%

Durham 4233 Property     2008      1        40,000    $ 161,834      100.0%

Durham 4323 Property     2010      1         3,400       60,319       24.3
                         2011      0             -            -          -
                         2012      1        13,172      187,454       75.7

Encino Property          2004      8        15,686      410,581       24.0%
                         2005      7         9,441      257,826       15.1%
                         2006      2         2,567       69,322        4.0%
                         2007      3         6,614      193,248       11.3%
                         2008     10        19,606      509,236       29.8%
                         2009      0             -            -          -
                         2010      2         4,352      114,593        6.7%
                         2011      1         2,235       63,027        3.7%
                         2012      0             -            -          -
                         2013      2         3,361       92,632        5.4%

Fairfax Property         2004      3         7,029      191,700        7.5%
                         2005      2         4,756      130,756        5.1%
                         2006      4        11,027      306.249       11.9%
                         2007      6        10,012      268,610       10.4%
                         2008      0             -            -          -
                         2009      2        11,512      339,710       13.2%
                         2010      1         2,971       94,834        3.7%
                         2011      4        10,817      301,077       11.7%
                         2012      5        22,661      668,410       26.0%
                         2013      1        11,104      270,383       10.5%

Houston Property         2004     13        27,016      543,286       19.2%
                         2005      2        10,009      198,537        7.0%
                         2006     18        40,643      853,503       30.2%
                         2007     10        31,280      649,370       23.0%
                         2008     12        23,667      485,003       17.1%
                         2009      0             -            -          -
                         2010      0             -            -          -
                         2011      0             -            -          -
                         2012      1         5,017       99,337        3.5%

                                                                         Percentage
                                                   Total                  of Gross
                                                  Square   Annual Base   Base Rents
                                     Number of    Feet of    Rent of         on
                                     Expiring    Expiring    Expiring     Expiring
         Property              Year   Leases      Leases    Leases (1)     Leases
---------------------------    ----  ---------   --------  -----------   ----------
Irving-Boardwalk Property      2004      1          1,704       37,778       3.0%
                               2005      1          5,163       98,097       7.8%
                               2006      0              -            -          -
                               2007      1          4,745      109,135       8.6%
                               2008      2          4,688       93,602       7.4%
                               2009      1          2,839       57,263       4.5%
                               2010      0              -            -          -
                               2011      1          2,476       51,179       4.0%

Irving-Las Colinas Property    2007      1          2,442      $48,840       4.5%
                               2008      2         11,453      229,060      21.1%
                               2009      1          3,424       80,087       7.4%
                               2010      0              -            -         -
                               2011      3         22,131      436,713      40.2%
                               2012      1          6,392      134,232      12.4%
                               2013      0              -            -         -

Largo Property                 2010      1        114,756  $ 2,740,134     100.0%

Plano Property                 2005      1          1,650       28,875       1.8%
                               2006      1          2,074       47,073       2.9%
                               2007      5         15,401      314,825      19.2%
                               2008      4          9,156      188,172      11.5%
                               2009      1          2,856       50,694       3.1%
                               2010      5         42,317      811,388      49.6%
                               2011      2         10,515      195,219      11.9%

Rockville Property             2004      6         11,025      245,052      31.7%
                               2005      1            718       15,900       2.1%
                               2006      2          7,807      164,870      21.3%
                               2007      1          1,447       33,990       4.4%
                               2008     10          3,745       84,895      11.0%
                               2009      0              -            -         -
                               2010      1          1,387       32,982       4.3%
                               2011      3          4,905      123,292      16.0%
                               2012      1          1,236       28,326       3.7%
                               2013      1          1,872       42,588       5.5%

Sherman Oaks Property          2004      6          8,423      222,080      12.7%
                               2005     10         24,072      605,247      34.6%
                               2006      2          2,314       59,804       3.4%
                               2007      4         19,202      461,399      26.3%
                               2008      8         12,764      315,969      18.1%
                               2009      0              -            -         -
                               2010      1          3,425       86,310       4.9%

                                                                   Percentage
                                             Total                  of Gross
                                            Square   Annual Base   Base Rents
                               Number of    Feet of    Rent of         on
                               Expiring    Expiring    Expiring     Expiring
      Property           Year   Leases      Leases    Leases (1)     Leases
-----------------------  ----  ---------   --------  -----------   ----------
Tampa Property           2004      6        13,587     258,368       15.2%
                         2005      8        28,625     590,672       34.8%
                         2006      4         7,973     160,973        9.5%
                         2007      8        20,173     391,099       23.0%
                         2008      2         9,655     188,918       11.1%
                         2009      2         3,479      67,841        4.0%
                         2010      1         2,121      41,359        2.4%

Valencia Property        2004      3         3,605      99,100       14.5%
                         2005      6         7,842     189,234       27.6%
                         2006      4         6,671     166,662       24.3%
                         2007      0             -           -           -
                         2008      4         6,151     144,518       21.1%
                         2009      1         2,232      55,314        8.1%
                         2010      0             -           -           -
                         2011      0             -           -           -
                         2012      0             -           -           -
                         2013      1         1,076      30,343        4.4%

(1) Annualized January 2004 base rent

         Aurora-I Property. The Aurora-I Property, which was built in 1982, is the Aurora Medical Center I, a multi-tenant medical office building, located in Aurora, Colorado. The Aurora-I Property is located on the campus of the Medical Center of Aurora and is interconnected to the hospital and the Aurora-II Property by an enclosed pedestrian walkway. Tenancy in the building is a mix of physician practices that desire proximity to the hospital.

         Aurora-II Property. The Aurora-II Property, which was built in 1995, is the Aurora Medical Center II, a multi-tenant medical office building, located in Aurora, Colorado. The Aurora-I Property is located on the campus of the Medical Center of Aurora and is interconnected to the hospital and the Aurora-I Property by an enclosed pedestrian walkway. Tenancy in the building is a mix of physician practices that desire proximity to the hospital.

         Chesapeake Property. The Chesapeake Property, which was built in 1988, is the Chesapeake Medical Center, a multi-tenant medical office building, located in Chesapeake, Virginia. The Chesapeake Property is located on the campus of the Chesapeake General Hospital. Tenancy in the building is a mix of physician practices that desire proximity to the hospital.

         Clearwater Property. The Clearwater Property, which was built in 1988, is the BayCare Health Headquarters, a single-tenant professional office building, located in Clearwater, Florida. After the renovation of interior spaces and building systems is completed in the summer of 2004. The Clearwater Property will be occupied as the corporate headquarters for BayCare Health System, a community healthcare system that consists of partnerships between 16 hospitals in the Greater Tampa area.

         Columbia Property. The Columbia Property, which was built in 1987, is the Dorsey Hall Medical Center, a multi-tenant medical office building, located in Columbia, Maryland. The Columbia Property is located four miles from Howard County General Hospital, which is a private, not-for-profit community hospital. Tenancy in the building is a mix of physician practices that serve the local community.

         Corpus Christi Property. The Corpus Christi Property, which was built in 2000, is the Northwest Regional Medical Center, a multi-tenant medical office building, located in Corpus Christi, Texas. The

Corpus Christi Property is located on the campus of the Northwest Regional Hospital. Tenancy in the building is a mix of physician practices, with concentrations in pediatrics and cardiology.

         Denver Property. The Denver Property, which was built in 1994, is the Rocky Mountain Cancer Center, a multi-tenant medical office building, located in Denver, Colorado. The Denver Property is located one block from the HealthOne Presbyterian/St. Luke's Hospital. Tenancy consists of a mix of cancer related physician practices.

         Durham 4204, 4228, 4233 and 4323 Properties. The Durham 4204, 4228,
4233 and 4323 Properties, which were built in 1998, 1995, 1997 and 1998, respectively, are known as Independence Park. Independence Park is located one mile from Durham Regional Hospital and four miles from Duke University Medical Center. The tenancy consists of medical office, clinical and laboratory research facilities. Duke University and Rhone Poulenc Rorer, a large international pharmaceutical company, are leasing approximately 57% of Independence Park's square footage.

         Encino Property. The Encino Property, which was built in 1973, is the Encino Medical Plaza, a multi-tenant medical office building, located in Encino, California. The Encino Property is located two miles from the Encino and Tarzana campuses of the Encino-Tarzana Regional Medical Center. The tenancy in the building is a mix of physician practices that desire proximity to the hospital.

         Fairfax Property. The Fairfax Property, which was built in 1974, is the Yorktown 50, a multi-tenant medical office building, located in Fairfax, Virginia. The Fairfax Property is located one mile from Inova Fairfax Hospital serving the Washington, D.C. metropolitan area. The tenancy in the building is a mix of physician practices that desire proximity to the hospital.

         Houston Property. The Houston Property, which was built in 1985, is the Medical Place I, a multi-tenant medical office building, located in Houston, Texas. The Houston Property is located on the campus of CHRISTUS St. Joseph's Hospital and is connected to the hospital via a second floor enclosed breezeway. Tenancy in the building is a mix of physician practices that desire proximity to the hospital.

         Irving-Boardwalk Property. The Irving-Boardwalk Property, which was built in 1998, is the Boardwalk Medical Office Building, a multi-tenant medical office building, located in Irving, Texas. The Irving-Boardwalk Property is located three miles from the campus of Las Colinas Medical Center. Tenancy is a mix of physician practices which service the local community.

         Irving-Las Colinas Property. The Irving-Las Colinas Property, which was built in 2001, is the Las Colinas Medical Plaza II, a multi-tenant medical office building located in Irving, Texas. The Irving-Las Colinas Property is one of two medical office buildings located on the campus of Las Colinas Medical Center. Tenancy in the building is a mix of physician practices that desire proximity to the hospital.

         Largo Property. The Largo Property consists of two single-tenant medical office buildings which are located in Largo, Florida. The Largo Property is located next to the Largo Medical Center. The first building was built in 1972 and consists of 104,756 square feet, and is an integrated medical facility that includes medical delivery services and office operations, including full diagnostics, physician office/exam rooms and rehabilitation services. This building is leased to the Diagnostic Clinic Medical Group, a specialty medical practice group that founded the hospital and is the single largest referral source to the hospital. The second building was built in 1994 and consists of 10,000 square feet, and primarily houses pediatric services as well as specialty services for women. The second building is leased to the Women's and Children's Clinic.

         Plano Property. The Plano Property, which was built in 1983, is the Plano Medical Pavilion, a multi-tenant medical office building, located in Plano, Texas. The Plano Property is located on the campus of The Medical Center of Plano. Tenancy in the building is a mix of physician practices that desire proximity to the hospital.

         Rockville Property. The Rockville Property, which was built in 1973, is the Randolph Medical Center, a multi-tenant medical office building, located in Rockville, Texas. The Rockville Property is located four miles from Suburban Hospital and Holy Cross Hospital, the largest acute care facility in Montgomery County. Tenancy in the building is a mix of physician practices that service the local community.

         Sherman Oaks Property. The Sherman Oaks Property, which was built in 1958, is the Sherman Oaks Medical Center, a multi-tenant medical office building, located in Sherman Oaks, California. The Sherman Oaks Property is located next to Sherman Oaks Hospital. Tenancy in the building is a mix of physician practices that desire proximity to the hospital.

         Tampa Property. The Tampa Property, which was built in 1983, is the Tampa Medical Tower, a multi-tenant eight story medical office building, located in Tampa, Florida. The Tampa Property is located next to St. Joseph's Hospital, the largest private, not-for-profit healthcare provider in Hillsborough County. Tenancy in the building is a mix of physician practices that desire proximity to the hospital.

         Valencia Property. The Valencia Property, which was built in 1983, is the Valencia Medical Center, a multi-tenant medical office building, located in Valencia, California. The Valencia Property is located less than one mile from the Henry Mayo Newhall Memorial Hospital. Tenancy in the building consists of dentists and a mix of physician practices that serve the local community.

RETIREMENT COMMUNITY BRANDS FOR PENDING INVESTMENTS

         Courtyard Manor Brand. Courtyard Manor operates four locations in the greater metropolitan area surrounding Detroit, Michigan. Each facility has four homes, which accommodate 20 residents and provides a continuum of care for needs ranging from independent living to advanced Alzheimer's.

SITE SELECTION AND ACQUISITION OF PROPERTIES

         GENERAL. The standards described in this section specifically relate to the acquisition of individual Properties. It is also anticipated that the Company may acquire larger portfolios of Properties in addition to individual Property acquisitions. In connection with the acquisitions of larger portfolios, the Company will also follow those general guidelines set forth below which are appropriate in connection with the acquisition of a group of Properties.

         The Board of Directors, on behalf of the Company, will elect to purchase and lease Properties based principally on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the proposed tenant, Operator and/or property manager, the demographics of the area in which the property is located or to be located, the proposed purchase price and proposed lease terms, geographic and market diversification, and potential revenues expected to be generated by the business located on the property. The Advisor also will perform an independent break-even analysis of the potential profitability of a property using historical data and other data developed by the Company and provided by the tenant, Operator and/or property manager.

         With respect to retirement Properties, it is anticipated that the tenants and Operators selected by the Advisor, and as approved by the Board of Directors, will have personnel engaged in site selection and evaluation. In addition, due to rapid expansion, some tenants and Operators may outsource their site selection process to consultants or developers for review or may rely on third party analyses. The tenants and Operators and other parties generally conduct studies which typically include such factors as population trends, hospital or other medical facilities development, residential development, per capita or household median income, per capita or household median age, and other factors. The tenants and Operators are expected to make their site evaluations and analyses available to the Company.

         The Board of Directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of tenants, Operators, property managers and Properties. Therefore, some of the properties proposed and approved by a tenant, Operator or property manager may not be purchased by the Company.

         In each Property acquisition, it is anticipated that the Advisor will negotiate the lease agreement with the tenant. In certain instances, the Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from the Company's standard lease terms, if the Board of Directors, based on the recommendation of the Advisor, determines that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company. It is expected that the structure of the long-term, "triple-net" lease agreements, which may provide for monthly rental payments with automatic fixed increases in base rent at specified intervals or increases in the base rent based on increases in consumer price indices over the term of the leases, will increase the value of the Properties and provide an inflation hedge. In addition, certain leases provide for the payment of additional rent based on achieving specified operating performance thresholds. See "Business -- Description of Property Leases" below for a discussion of the anticipated terms of the Company's leases.

         Some lease agreements will be negotiated to provide the tenant with the opportunity to purchase the Property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the Property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with the Company's objective of qualifying as a REIT. See "Business -- Sale of Properties, Mortgage Loans and Secured Equipment Leases" below and "Federal Income Tax Considerations -- Characterization of Property Leases."

         The consideration paid for each Property will be based on its fair market value. A majority of the Independent Directors may choose in certain circumstances to retain an Independent Expert to determine such fair market value. The Advisor will rely on its own independent analyses in determining whether or not to recommend that the Company acquire a particular Property. (In connection with the acquisition of a Property that has recently been or is to be constructed or renovated, any appraised value of such Property ordinarily will be based on the "stabilized value" of such Property.) The stabilized value is the value at the point which the Property has reached its stabilized level of competitiveness at which it is expected to operate over the long term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

         The titles to Properties purchased by the Company will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.

         CONSTRUCTION AND RENOVATION. In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated and as to which the Company will own both the land and the building or building only, the Company generally will advance funds for construction or renovation costs, as they are incurred, pursuant to a development agreement with the developer. The developer may be the tenant or an Affiliate of the Company. An Affiliate may serve as a developer and enter into the development agreement with the Company if the transaction is approved by a majority of the Directors, including a majority of the Independent Directors. The Company believes that the ability to have an Affiliate capable of serving as the developer provides the Company an advantage by enhancing its relationship with key tenants and by giving it access to tenant opportunities at an earlier stage of the development cycle. As a result, the Company believes it will have a greater number of opportunities for investment presented to it than it might otherwise have and it will be able to obtain better terms by negotiating the terms of its investment at an earlier stage in the development cycle when there are fewer competitive alternatives available to the tenant.

         The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to the Advisor. The Company will be obligated, as construction or renovation costs are incurred, to make the remaining payments due as part of the purchase price for the Properties, provided that the construction or renovation conforms to definitive plans, specifications, and costs approved by the Advisor and the Board of Directors and embodied in the construction contract.

         Under the terms of the development agreement, the Company generally will advance its funds on a monthly basis to meet the construction draw requests of the developer. The Company, in general, only will advance its funds to meet the developer's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to the Company, and the Company may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection. The total amount of the funds advanced to the developer (including the purchase price of the land plus closing costs and certain other costs) generally will not exceed the maximum amount specified in the development agreement. Such maximum amount will be based on the Company's estimate of the costs of such construction or renovation.

         In some cases, construction or renovation will be required before the Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. The Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender. In lieu of a third-party lender, the Company may provide the construction financing to the developer. Such construction loans will be secured by the Property and generally will be outstanding for less than five years. Construction loans will be subject to the restrictions applicable to all Mortgage Loans on the amounts which may be lent to borrowers. See "Business -- Mortgage Loans and Other Loans."

         Under the development agreement, the developer generally will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between eight to 12 months. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from the Company, the Company will have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the Property at a price equal to the sum of (i) the Company's purchase price of the land, including all fees, costs and expenses paid by the Company in connection with its purchase of the land, (ii) all fees, costs and expenses disbursed by the Company pursuant to the development agreement for construction of the building improvements, and (iii) the Company's "construction financing costs." The "construction financing costs" of the Company is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease or another negotiated rate, on all Company payments and disbursements described in clauses (i) and (ii) above.

         The Company also generally will enter into an indemnification and put agreement (the "Indemnity Agreement") with the developer. The Indemnity Agreement will provide for certain additional rights to the Company unless certain conditions are met. In general, these conditions are (i) the developer's acquisition of all permits, approvals and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time after the date of the Indemnity Agreement. If such conditions are not met, the Company will have the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the Property from the Company at a purchase price equal to the total amount disbursed by the Company in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the Property from the Company upon demand by the Company under the circumstances specified above will entitle the Company to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer's obligations to the Company.

         In certain situations where construction or renovation is required for a Property, the Company will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer's actual costs of such construction or renovation.

         Affiliates of the Company also may provide construction financing to the developer of a Property. In addition, the Company may purchase from an Affiliate of the Company a Property that has been constructed or renovated by the Affiliate. Any fees paid to Affiliates of the Company in connection with the financing, construction or renovation of a Property acquired by the Company will be considered Acquisition Fees and will be subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See "Management Compensation" and "Conflicts of Interest -- Certain Conflict Resolution Procedures." Any such fees will be included in the cost of the Property and, therefore, will be included in the calculation of base rent.

         In all situations where construction or renovation of a Property is required, the Company also will have the right to review the developer's books, records, and agreements during and following completion of construction to verify actual costs.

         INTERIM ACQUISITIONS. The Advisor and its Affiliates regularly may have opportunities to acquire properties suitable for the Company as a result of their relationships with various tenants and/or Operators. See "Business -- Investment of Offering Proceeds" above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when the Company may be unable to make the acquisition. In an effort to address these situations and preserve the acquisition opportunities of the Company (and other Affiliates of the Advisor), the Advisor and its Affiliates maintain lines of credit which enable them to acquire these properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by the Company (or other entities with which the Company is affiliated). At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by the Company, the interim owner of the Property will sell its interest in the Property to the Company at a price equal to the lesser of its cost (which includes carrying costs and, in instances in which an Affiliate of the Company has provided real estate brokerage services in connection with the initial purchase of the Property, indirectly includes fees paid to an Affiliate of the Company) to purchase such interest in the Property or the Property's appraised value, provided that a majority of Directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to the Company. See "Conflicts of Interest -- Certain Conflict Resolution Procedures." Appraisals of Properties acquired from such interim owners will be obtained in all cases where the interim owner is an Affiliate of the Company.

         ACQUISITION SERVICES. Acquisition services performed by the Advisor may include, but are not limited to, site selection and/or approval; review and selection of tenants, Operators and property managers and negotiation of lease agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.

         The Company will pay the Advisor a fee of 4.0% of the Total Proceeds as Acquisition Fees. See "Management Compensation." The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.

         The Advisor engages counsel to perform legal services, and such counsel also may provide legal services to the Company in connection with the acquisition of Properties. The legal fees payable to such counsel by the Company will not exceed those generally charged for similar services.

STANDARDS FOR INVESTMENT IN INDIVIDUAL PROPERTIES

         SELECTION OF TENANTS, OPERATORS AND PROPERTY MANAGERS. The selection of tenants, Operators and property managers by the Advisor, as approved by the Board of Directors, will be based on a number of factors which may include: an evaluation of the operations of their properties, the number of properties operated OR MANAGED, the relationship of average revenue per available unit (or bed) to the average capital cost per unit (or bed) for each retirement facility operated, the relative competitive position among the same types of properties offering similar services, market penetration, the relative financial success of the Operator in the geographic area in which the Property is located, overall historical financial performance of the tenant and Operator, the management capability of the Operator or property manager, and the prior experience of the tenant, Operator or property manager in leasing, operating and managing similar properties.

         SELECTION OF PROPERTIES. In making investments in Properties, the Advisor will consider relevant real property and financial factors, including the condition, use, and location of the Property, income-producing capacity, and the prospects for long-term appreciation. The proper location, design and amenities are important to the success of a Property.

         In selecting specific Properties, the Advisor, as approved by the Board of Directors, will apply the following minimum standards.

         1. Each Property will be in what the Advisor believes is a prime location for that type of Property.

         2. Base (or minimum) annual rent will provide a specified minimum return on the Company's cost of purchasing, and if applicable, developing the Property, and the lease also may provide for automatic fixed increases in base rent at specified times or increases in the base rent based on increases in consumer price indices over the term of the lease. In addition, certain leases related to retirement facilities may provide for the payment of additional rent based on achieving specified operating performance thresholds.

         3. The initial lease term typically will be at least 10 to 20 years, or in the case of direct financing leases, up to 35 years. With respect to medical office buildings, the initial lease term typically will be five to ten years.

         4. In general, the Company will not acquire a Property if the Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification.

DESCRIPTION OF PROPERTIES

         Generally, Properties to be acquired by the Company will consist of both land and building, although in some cases the Company may acquire only the land underlying the building with the building owned by the tenant or a third party, and also may acquire the building only with the land owned by a third party. In general, the Properties will be freestanding and surrounded by paved parking areas and landscaping. Although, buildings may be suitable for conversion to various uses through modifications, some Properties may not be economically convertible to other uses.

         Either before or after construction or renovation, the Properties to be acquired by the Company will be one of a tenant's approved designs. Prior to purchase of all Properties, other than those purchased prior to completion of construction, the Company will receive a copy of the certificate of occupancy issued by the local building inspector or other governmental authority and all other governmental certificates or permits which permit the use of the Property as a retirement facility, and shall receive a certificate from the tenant to the effect that (i) the Property is operational and in compliance with all required governmental permits and certificates, and (ii) the Property is in compliance with all of the tenant's requirements, including, but not limited to, building plans and specifications approved by the tenant. The Company also will receive a certificate of occupancy and all other required governmental permits or certificates for each Property for which construction has not been completed at the time of purchase, prior to the Company's payment of the final installment of the purchase price for the Property.

         Except in the case of gross leases related to medical office buildings, a tenant generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs, and equipment and maintain the leasehold in a manner that allows operation for its intended purpose. These capital expenditures generally will be paid by the tenant during the term of the lease up to a certain capped amount and the Company will be responsible for the balance.

         The Advisor expects that any Properties purchased by the Company will conform generally to the following specifications of size, cost, and type of land and buildings. The Company anticipates acquiring Properties which may include, but will not be limited to, the following types:

         INDEPENDENT LIVING FACILITIES. Independent living facilities are primarily apartment buildings which contain a significant amount of common space to accommodate dining, recreation, activities and other support services for senior citizens. These properties range in size from 100 to 500 units, with an average size of approximately 225 units. Units include studios and one and two bedrooms ranging in size from 450 square feet to over 1,500 square feet. Residents generally pay a base rent for their housing, which includes a meal program. In addition, a menu of other services is provided at an additional charge. The cost of independent living facilities generally ranges from $10,000,000 to $40,000,000.

         ASSISTED LIVING FACILITIES. Assisted living facilities provide a special combination of housing, supportive services, personalized assistance and health care to their residents in a manner which is designed to respond to individual needs. These facilities offer a lower-cost alternative to skilled nursing facilities for those who do not require intensive nursing care. Industry standards suggest that a person is suitable for an assisted living facility when he or she needs assistance with three or fewer activities of daily living ("ADLs") on a daily basis. ADLs are activities such as eating, dressing, walking, bathing, and bathroom use. Assisted living facilities also provide assistance with instrumental activities of daily living ("IADLs"), such as shopping, telephone use and money management. The level of care provided by assisted living facilities has increased in recent years. With an increase in demand for the lower-cost services they provide, assisted living facilities have begun to provide care for an increasing number of physical disabilities, certain non-ambulatory conditions and early stages of specific diseases, such as Alzheimer's disease, where intensive medical treatment is not required.

         Current industry practice generally is to build freestanding assisted living facilities with an average of between 40 and 150 units, depending on such factors as market forces, site constraints and program orientation. Current economics place the size of the private living space of a unit in the range of 300 gross square feet for an efficiency unit to 750 square feet for a large one bedroom unit. Units are typically private, allowing residents the same general level of control over their units as residents of a rental apartment would typically have. Common areas on the most recently developed assisted living facilities may total as much as 30 to 40 percent of the gross square footage of a facility. The cost of assisted living facilities generally ranges from $5,000,000 to $25,000,000.

         SKILLED NURSING FACILITIES. In addition to housing, meals, transportation, housekeeping, ADL and IADL care, skilled nursing facilities provide comprehensive nursing and long term care to their residents. Skilled nursing facilities accommodate persons who require varying levels of care. Many skilled nursing facilities are capable of serving residents with intensive needs. Some skilled nursing facilities specialize in certain types of disease care, such as Alzheimer's or Dementia care. The cost of the care provided in skilled nursing facilities is among the most expensive in the senior care segment of the health care industry, providing potential for substantial revenue generation. Based on discussions with executives with senior living/housing firms and studies performed by health care industry associations, PricewaterhouseCoopers LLP and the National Investment Center for the Seniors' Housing and Care Industries, in a 2001 update to a 1996 study it developed for institutional investors, estimated that the total monthly cost per resident of a skilled nursing facility is between $2,800 and $4,000.

         Skilled nursing facilities are also generally freestanding, but are typically more institutional in nature, allowing for efficient cleaning and sterilization. The rooms in skilled nursing facilities are equipped with patient monitoring devices and emergency call systems. Oxygen systems may also be present. Both multiple floor and single floor designs are common. Individual rooms in skilled nursing facilities may be as small as 200 square feet, with common areas varying greatly in size. Skilled nursing facilities historically have been located in close proximity to hospitals to facilitate doctors' visits. Today, the location of these facilities is less important where rotational visiting systems are in place and where more highly skilled nursing staffs are responsible for functions that used to be handled by doctors. The cost of skilled nursing facilities generally ranges from $5,000,000 to $10,000,000.

         CONTINUING CARE RETIREMENT COMMUNITIES. Independent living facilities sometimes have assisted living and/or skilled nursing facilities attached or adjacent to their locations. When this occurs, the projects are often referred to as continuing care retirement communities or life care communities. The intent of continuing care retirement communities or life care communities is to provide a continuum of care to the residents. In other words, as residents age and their health care needs increase, they can receive the care they need without having to move away from the "community" which has become their home. Continuing care retirement communities typically operate on a fee-for-service basis and the units are rented on a monthly basis to residents, while life care centers generally charge an entrance fee that is partially refundable and covers the cost of all of the residents' health care- related services, plus a monthly maintenance fee. Continuing care retirement communities and life care communities are the most expensive seniors' housing accommodations today with prices for each facility generally ranging from $40,000,000 to over $200,000,000.

         SPECIALTY CLINICS. Specialty clinics are facilities that provide health services such as outpatient surgeries, dialysis treatments and MRI screenings in a less institutional environment than hospital facilities.

         MEDICAL OFFICE BUILDINGS. Medical office buildings, including walk-in clinics, are conventional office buildings with additional plumbing, mechanical and electrical service amenities, which facilitate physicians and medical delivery companies in the practice of medicine, laboratory research and delivery of health care services. These facilities can range in size from 3,000 square feet (walk-in clinic) up to 100,000 square feet (medical office building), with costs generally ranging from $1,000,000 to $10,000,000. It is common for medical office buildings to be located in close proximity to hospitals where physicians have practice privileges. Walk-in clinics are normally placed in retail/commercial locations to make accessibility convenient for patients and to provide medical services in areas which are not close or convenient to hospitals and larger physician practices.

DESCRIPTION OF PROPERTY LEASES

         The terms and conditions of any lease entered into by the Company with regard to a Property may vary from those described below. The Advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the Board of Directors determines, based on the recommendation of the Advisor, that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company, the Board of Directors may, in its sole discretion, cause the Company to enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with the Company's objective of qualifying as a REIT. In making such determination, the Advisor will consider such factors as the type and location of the Property, the creditworthiness of the tenant, the purchase price of the Property, the prior performance of the tenant, and the prior business experience of management of the Company and the Company's Affiliates with the Operator.

         FINANCING LEASES. Certain of the Company's transactions will be sale-leaseback transactions by which the Company will acquire fee simple title to the Property and lease the Property to the tenants pursuant to a "triple-net" lease which will provide the tenant with the right to take depreciation and treat rent payments as interest payments. Therefore, for state, real estate, commercial law, bankruptcy and Federal, state and local income tax purposes the lease is considered a financing arrangement and preserves ownership of the land and improvements in the lessee (a "Financing Lease").

         GENERAL. In general, the leases are expected to be "triple-net" leases, which means that the tenants will be required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. The leases with respect to medical office buildings generally are expected to be "gross" leases, under which the tenants will be required to pay for a certain capped amount of all repairs, maintenance, property taxes, utilities, and insurance, and the Company will be responsible for the balance. The Company will be the lessor under each lease except in certain circumstances in which it may be a party to a Joint Venture which will own the Property. In those cases, the Joint Venture, rather than the Company, will be lessor, and all references in this section to the Company as lessor therefore should be read accordingly. See "Business -- Joint Venture Arrangements" below.

         TERM OF LEASES. It presently is anticipated that, except in the case of Financing Leases or gross leases for medical office buildings, Properties will be leased for an initial term of 10 to 20 years with up to four, five-year renewal options. Financing Leases are expected to have initial terms of 15 to 35 years, without renewals. Gross leases for medical office buildings generally are expected to have initial terms of five to ten years, with renewal options. The minimum rental payment under the renewal option generally is expected to be greater than that due for the final lease year of the initial term of the lease. Except in the case of a Financing Lease, upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for Properties in which the Company owns only the building and not the underlying land, the owner of the land may assume ownership of the building. Under a Financing Lease, the tenant is required, at the lessor's election, to purchase the Property at the end of the lease term, or, at the tenant's election, may purchase the Property at the end of the lease term, in each instance, at a price equal to the unamortized purchase price paid by the Company to acquire fee simple title to the Property, as adjusted (increased) by the amount of any accrued and unpaid rent and increases in the lease rate (the "Lease Basis").

         COMPUTATION OF LEASE PAYMENTS. During the initial term of the lease, the tenant will pay the Company, as lessor, minimum annual rent equal to a specified percentage of the Company's cost of purchasing the Property. The leases may provide for automatic fixed increases in the minimum annual rent or increases in the base rent based on increases in consumer price indices at predetermined intervals. In addition, certain leases may provide for the payment of additional rent based on achieving specified operating performance thresholds. The amount of additional rent payable is generally based on factors such as percentage of gross revenues or occupancy rates. In the case of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's costs of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Company for construction of building improvements. See "Business -- Site Selection and Acquisition of Properties

-- Construction and Renovation" above. With a Financing Lease, fixed rent payments are based upon the product of the agreed upon rate of return multiplied by the Lease Basis. Fixed rent may increase annually based upon annual increases in the lease rate. The lease rate is intended to provide the Company with a desired rate of return. Generally, minimum annual rent and any additional rent are payable to the Company after certain operating expenses, base management fees and FF&E Reserves have been paid.

         In the case of Properties in which the Company owns only the building, the Company will structure its leases to recover its investment in the building by the expiration of the lease.

         ASSIGNMENT AND SUBLEASE. Except for a Financing Lease, in general, it is expected that no lease may be assigned or subleased without the Company's prior written consent (which may not be unreasonably withheld). A tenant may, however, assign or sublease a lease to its corporate affiliate or subsidiary or to its successor by merger or acquisition, if such assignee or subtenant agrees to operate the same type of facility on the premises, but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for the Company's refusal to consent to an assignment or sublease. In addition, the Company may refuse to permit any assignment or sublease that would jeopardize the Company's continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless the Company agrees in writing to release the original tenant from its lease obligations. For a Financing Lease, the tenant is not permitted to assign or sublease, with the exception of small space subleases.

         ALTERATIONS TO PREMISES. Except for medical office building leases, a tenant generally will have the right, without the prior written consent of the Company and at the tenant's own expense, to make certain improvements, alterations or modifications to the Property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements (with a cost of up to $10,000) without the prior consent of the Company. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

         RIGHT OF TENANT TO PURCHASE. Except for medical office building leases, it is anticipated that if the Company wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or (ii) a specified amount, generally equal to the Company's purchase price of the Property, plus a predetermined percentage of such purchase price. See "Federal Income Tax Considerations -- Characterization of Property Leases." With a Financing Lease, the Company cannot sell the Property except in circumstances where the tenant is not in compliance with the operating agreement, or the Company determines, based upon an opinion of counsel, that the operation or occupancy of the Property may result in the failure of the Company to qualify as a REIT or which may jeopardize receipt of "good income" under Section 856(d) of the Code or "interest" for purposes of Section 856(f) of the Code. The Company also has the right to require the tenant to purchase the Property in the event of a material casualty or condemnation, or at the end of the term. The purchase price in each instance is equal to the adjusted Lease Basis.

         SUBSTITUTION OF PROPERTIES. Under certain leases, the tenant of a Property, at its own expense and with the Company's prior written consent, may be entitled to operate another form of approved facility on the Property as long as such approved facility has an operating history which reflects an ability to generate gross revenues and potential revenue growth equal to or greater than that experienced by the tenant in operating the original facility.

         In addition, it is anticipated that certain Property leases will provide the tenant with the right, to the extent consistent with the Company's objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that the tenant determines that the facility has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant's continued use and occupancy in its business operation and the tenant's board of directors has determined to close and discontinue use of the facility. The tenant's determination that a facility has become uneconomic is to be made in good faith based on the tenant's reasonable business judgment after comparing the results of operations of the facility to the results of operations at the majority of other facilities then operated by the tenant. If either of these events occurs, the tenant will have the right to offer the Company the opportunity to exchange the Property for another property (the "Substituted Property") with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to the Company.

         Generally, the Company will have 30 days following receipt of the tenant's offer for exchange of the Property to accept or reject such offer. In the event that the Company requests an appraisal of the Substituted Property, it will have at least ten days following receipt of the appraisal to accept or reject the offer. If the Company accepts such offer, (i) the Substituted Property will be exchanged for the Property in a transaction designed and intended to qualify as a "like-kind exchange" within the meaning of section 1031 of the Code with respect to the Company, and (ii) the lease of the Property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for a specified number of years from the date on which the exchange is made. The Company will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the Property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the Property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If the Company rejects the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for the Company's acceptance or rejection. If the Company rejects all Substituted Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a substitution for any reason other than the tenant's failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the Property from the Company for a price equal to the then-fair market value of the Property.

         Neither the tenant nor any of its subsidiaries, licensees, or sublicensees or any other affiliate will be permitted to use the original Property as a facility or other business of the same type for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its affiliates sells the Property within twelve months after the Company acquires the Substituted Property, the Company will receive, to the extent consistent with its objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the Property to the Company.

         INSURANCE, TAXES, MAINTENANCE AND REPAIRS. Tenants of Properties generally will be required, under the terms of the leases, to maintain, for the benefit of the Company and the tenant, insurance that is commercially reasonable given the size, location and nature of the Property. All tenants, other than those tenants with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. Additionally, all tenants will be required to maintain liability coverage, including, where applicable, professional liability insurance. In general, no lease will be entered into unless, in the opinion of the Advisor, as approved by the Board of Directors, the insurance required by the lease adequately insures the Property.

         Except for gross leases related to medical office buildings, the leases are expected to require that the tenant pay all taxes and assessments, maintenance, repair, utility, and insurance costs applicable to the real estate and permanent improvements. Tenants will be required to maintain such Properties in good order and repair. Such tenants generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 to 48 months of the lease term (as such lease term may be extended), which in the opinion of the tenant renders the Property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to the Company and terminate the lease.

         The tenant generally will be required to repair the Property in the event that less than a material portion of the Property (for example, more than 20% of the building or more than 40% of the land) is taken for public or quasi-public use. The Company's leases generally will provide that, in the event of any condemnation of the Property that does not give rise to an option to terminate the lease or in the event of any condemnation which does give rise to an option to terminate the lease and the tenant elects not to terminate, the Company will remit to the tenant the award from such condemnation and the tenant will be required to repair and restore the Property. To the extent that the award exceeds the estimated costs of restoring or repairing the Property, the tenant is required to deposit such excess amount with the Company. Until a specified time (generally, ten days) after the tenant has restored the premises and all improvements thereon to the same condition as existed immediately prior to such condemnation insofar as is reasonably possible, a "just and proportionate" amount of the minimum annual rent will be abated from the date of such condemnation. In addition, the minimum annual rent will be reduced in proportion to the reduction in the then-rental value of the premises or the fair market value of the premises after the condemnation in comparison with the rental value or fair market value prior to such condemnation.

         With respect to gross leases for medical office buildings, the tenant generally will be responsible for a certain capped amount of the insurance, taxes, maintenance and repairs, and the Company will be responsible for the balance.

         EVENTS OF DEFAULT. The leases generally are expected to provide that the following events, among others, will constitute a default under the lease:
(i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default, (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from the Company of such failure,
(iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased Property) if such failure continues for a specified period of time (generally, ten to 45 days), (iv) in cases where the Company enters into a development agreement relating to the construction or renovation of a building, a default under the development agreement or the Indemnity Agreement or the failure to establish the minimum annual rent at the end of the development period, (v) in cases where the Company has entered into other leases with the same tenant, a default under such lease, (vi) loss of licensure, (vii) loss of Medicare or Medicaid Certification and (viii) the forced removal of more than a specified number of patients as a result of deficiencies in the care provided at, or physical condition of, the facility.

         Upon default by the tenant, the Company generally will have the right under the lease and under most state laws to evict the tenant, re-lease the Property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if the Company determined not to re-lease the Property, it could sell the Property. (Unless required to do so by the lease or its investment objectives, however, the Company does not intend to sell any Property prior to five to ten years after the commencement of the lease on such Property. See "Business -- Description of Property Leases -- Right of Tenant to Purchase" above.) In the event that a lease requires the tenant to make a security deposit, the Company will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

         In the event that a tenant defaults under a lease with the Company, the Company either will attempt to locate a replacement tenant or will discontinue operation of the facility, the latter of which would require the Company or the defaulting tenant to arrange for an orderly transfer of the residents to another qualified facility. The Company will have no obligation to operate the facility and no Operator of a facility will be obligated to permit the Company or a replacement Operator to operate the facility.

JOINT VENTURE ARRANGEMENTS

         The Company may enter into a Joint Venture to purchase and hold for investment a Property with various unaffiliated persons or entities or with another program formed by the principals of the Company or the Advisor or their Affiliates, if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. The Company may take more or less than a 50% interest in any Joint Venture, subject to obtaining the requisite approval of the Directors. See "Risk Factors -- Real Estate and Other Investment Risks -- We may not control the joint ventures in which we enter" and "Risk Factors -- Real Estate and Other Investment Risks -- It may be difficult for us to exit a joint venture after an impasse."

         Under the terms of each Joint Venture agreement, it is anticipated that the Company and each joint venture partner would be jointly and severally liable for all debts, obligations, and other liabilities of the Joint Venture, and the Company and each joint venture partner would have the power to bind each other with any actions they take within the scope of the Joint Venture's business. In addition, it is expected that the Advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Joint Venture. Events of dissolution will include the bankruptcy, insolvency, or termination of any co-venturer, sale of the Property owned by the Joint Venture, mutual agreement of the Company and its joint venture partner to dissolve the Joint Venture, and the expiration of the term of the Joint Venture. The Joint Venture agreement typically will restrict each venturer's ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any Joint Venture with another program sponsored by the Advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding Properties for investment, in the event that one party desires to sell the Property and the other party does not desire to sell, either party will have the right to trigger dissolution of the Joint Venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party's interest in the Joint Venture to the other party. The Joint Venture agreement will grant the receiving party the right to elect either to purchase the other party's interest on the terms set forth in the notice or to sell its own interest on such terms.

         The following paragraphs describe the allocations and distributions under the expected terms of the joint venture agreement for any Joint Venture in which the Company and its co-venturer each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each co-venturer will instead be made in proportion to each co-venturer's respective ownership interest.

         Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of Joint Venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of Joint Venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the Joint Venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section 704(c) of the Code.

         Net cash flow from operations of the Joint Venture generally will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, generally will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner. Nevertheless, there may be some transactions in which the Company gets a preferred return so that it receives distributions before the co-venturer receives its distributions; and in some of these situations, the co-venturer may then get a larger share of the remaining proceeds. In addition, there may be some transactions in which the co-venturer gets a preferred return so that it receives distributions before the Company receives its distributions; and in some of these situations, the Company may then get a larger share of the remaining proceeds.

         In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement either (i)
(a) will contain a "qualified income offset" provision, (b) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (c) will require (1) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation Section 1.704-1(b)(2)(iv) and (2) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance, or (ii) otherwise will provide for allocations of income, gain, deduction and loss which are deemed to have economic effect under the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Prior to entering into any Joint Venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), the Company will confirm that such person or entity has demonstrated to the satisfaction of the Company that requisite financial qualifications are met.

         The Company may acquire Properties from time to time by issuing limited partnership units in Retirement Partners to sellers of such Properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into Common Stock of the Company. CNL Retirement GP Corp. is a wholly owned subsidiary of the Company and is the general partner of Retirement Partners. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow the Company to acquire Properties on more favorable terms than otherwise.

MORTGAGE LOANS AND OTHER LOANS

         The Company may provide Mortgage Loans to Operators to enable them to acquire the land, buildings and land, or buildings. The Mortgage Loans will be secured by such property.

         Generally, management believes the interest rate and terms of these transactions will be substantially the same as those of the Company's Property leases. The borrower will be responsible for all of the expenses of owning the property, as with the "triple-net" leases, including expenses for insurance and repairs and maintenance. Management expects the Mortgage Loans will be fully amortizing loans over a period of 10 to 20 years (generally, the same term as the initial term of the Property leases), with payments of principal and interest due monthly. In addition, management expects the interest rate charged under the terms of the Mortgage Loan will be fixed over the term of the loan and generally will be comparable to, or slightly lower than, lease rates charged to tenants for the Properties.

         For a discussion of the construction loans which the Company is permitted to make, see "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation," above.

         The Company may combine leasing and financing in connection with a Property. For example, it may make a Mortgage Loan with respect to the building and acquire and lease the underlying land to the borrower. Management believes that the combined leasing and financing structure provides the benefit of allowing the Company to receive interest on its initial investment in each financed building. At the same time, the Company retains ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases, in which the borrower is also the tenant under a Property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to the Company at the end of the term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, the Company will generally have the option of selling the Property at the greater of fair market value or cost plus a specified percentage.

         The Company will not make or invest in Mortgage Loans unless an appraisal is obtained concerning the property that secures the Mortgage Loan. In cases in which the majority of the Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

         The Company may also provide loans to entities in which it owns an interest. Such loans may be secured by, among other things, the interests in the entity held by co-venturers.

         Management believes that the criteria for investing in Mortgage Loans are substantially the same as those involved in the Company's investments in Properties; therefore, the Company will use the same underwriting criteria as described above in "Business -- Standards for Investment in Properties." In addition, the Company will not make or invest in Mortgage Loans or other loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria, such as, in some instances, a Financing Lease. In no event shall mortgage indebtedness on any property exceed such property's appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         Further, the Company will not make or invest in any Mortgage Loans or other loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company. The Company may provide Mortgage Loans and other loans in the aggregate principal amount of approximately 5% to 10% of the Company's total assets.

MANAGEMENT SERVICES

         The Advisor provides management services relating to the Company, the Properties, the Mortgage Loans, and the Secured Equipment Lease program pursuant to an Advisory Agreement between it and the Company. Under this agreement, the Advisor is responsible for assisting the Company in negotiating leases, Mortgage Loans and Secured Equipment Leases, collecting rental, Mortgage Loan and Secured Equipment Lease payments, inspecting the Properties and the tenants' or Operators' books and records, and responding to tenant inquiries and notices. The Advisor also provides information to the Company about the status of the leases, the Properties, the Mortgage Loans, the Line of Credit, the Permanent Financing and the Secured Equipment Leases. In exchange for these services, the Advisor is entitled to receive certain fees from the Company. For supervision of the Properties and Mortgage Loans, the Advisor receives the Asset Management Fee, which, generally, is payable monthly in an amount equal to 0.05% of Real Estate Asset Value and the outstanding principal amount of the Mortgage Loans, as of the end of the preceding month. In connection with certain Properties, the Company may enter into a contract with a property manager to provide these management services. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will receive, upon entering into each lease, a Secured Equipment Lease Servicing Fee payable out of the proceeds of the borrowings equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease. See "Management Compensation."

BORROWING

         The Company has and will continue to borrow money to acquire Assets and to pay certain related fees. The Company has and intends in the future to encumber Assets in connection with the borrowing. The Company has obtained a revolving line of credit and may obtain additional lines of credit aggregating up to $125 million. The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The Company also has obtained Permanent Financing and may obtain additional Permanent Financing. The line of credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee.

         Operators of continuing care retirement communities or life care communities generally receive significant cash in connection with entry fees for deposits paid by residents upon admission into the communities. As part of an acquisition of a continuing care retirement or life care community, the Company may assume bond obligations from the tenants or Operators of the Properties at a below-market interest rate or may assume bonds that are non-interest bearing. These below-market rate borrowings may lower the Company's cost of capital in an acquisition. As part of the assumption of the bonds, the Company is obligated to repay certain entrance fees or deposits. Generally, the repayment of the entrance fees or a deposit is contingent upon the resident moving out of the Property or upon the resident's death. In some instances, the fees or deposit are not refundable until the resident's unit has been successfully re-marketed to a new resident.

         On March 17, 2003, the Company obtained a two-year, $85 million revolving line of credit that is collateralized by eleven Properties with an aggregate cost of $115 million. The revolving line of credit contains provisions that allow the credit facility to be increased up to $125 million upon the Company pledging additional Properties as collateral. The credit facility requires payment of interest only at LIBOR plus a premium until maturity and has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. As of February 16, 2004, $20 million was outstanding on the line of credit and the Company had incurred loan fees and closing costs of $1.9 million in connection with the line of credit.

         On September 9, 2003, the Company entered into a six-month, $50 million credit facility agreement that has a 120-day funding option with a commercial lender. The loan may be extended for two additional three-month periods and may be used to fund the acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. During the initial term, the loan will bear interest at a variable rate, as selected by the Company, equal to LIBOR plus 300 basis points or the higher of (i) the bank's prime rate plus 100 basis points or (ii) the Federal Funds rate plus 150 basis points, payable monthly, and will require monthly principal payments of $2.5 million until maturity. In January 2004, the Company exercised its first option to extend the loan term to June 7, 2004. As of February 16, 2004, there were no amounts outstanding under this loan.

         For information regarding Permanent Financing obtained by the Company as of February 16, 2004, see the section of the Prospectus entitled Business -- Property Acquisitions." The Company intends to obtain additional borrowings relating to the acquisition of its pending investments. See "Business -- Pending Investments" for a description of the anticipated borrowings.

         Management believes that any financing obtained during the offering period will allow the Company to make investments in Assets that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Assets acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs, which may be substantial in certain states.

         Similarly, management believes that the borrowings will benefit the Company by allowing it to take advantage of its ability to borrow at favorable interest rates. Specifically, the Company intends to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for Mortgage Loans and Secured Equipment Leases made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that the Company is able to structure the financing on these terms, the Company will increase its net revenues. In addition, the use of financing will increase the diversification of the Company's portfolio by allowing it to acquire more Assets than would be possible using only the Gross Proceeds from the offering.

         As a result of existing relationships between Affiliates of the Advisor and certain financing sources, the Company may have the opportunity to obtain financing at more favorable interest rates than the Company could otherwise obtain. In connection with any financing obtained by the Company as a result of any such relationship, the Company will pay a loan origination fee to the Affiliate. In addition, certain lenders may require, as a condition of providing financing to the Company, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement, the Company will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of the Company is subject to the approval by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See "Conflicts of Interest -- Certain Conflict Resolution Procedures."

         The Company may borrow funds for the purpose of preserving its status as a REIT or for any other authorized corporate purpose. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the aggregate amounts of any lines of credit will be up to $125,000,000; however, the line of credit may be increased at the discretion of the Board of Directors. In addition, the Board of Directors anticipates that the aggregate amount of the Permanent Financing will not exceed 50% of the Company's total assets. However, in accordance with the Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, shall not exceed 300% of Net Assets.

LITIGATION

On February 6, 2004, a complaint was filed in the Superior Court of the State of California for the County of Los Angeles by California Public Interest Research Group, Inc. and Congress of California Seniors, Inc. against 94 named defendants, including the Company, the Advisor and two operators that manage certain Properties owned by the Company. The plaintiffs seek restitution with respect to deposits and fees collected from residents by the operators of the senior living facilities that, the complaint alleges, were designated and treated as nonrefundable deposits and fees in violation of the California Civil Code. This matter is in the preliminary stages and although management is not able to predict the outcome, management has been advised by counsel that a number of valid defenses exist.

SALE OF PROPERTIES, MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         Until December 31, 2008, the Company intends, to the extent consistent with the Company's objective of qualifying as a REIT, to reinvest in additional Properties, Mortgage Loans, or other permitted investments any proceeds of the Sale of a Property, Mortgage Loan, or other permitted investment that are not required to be distributed to stockholders in order to preserve the Company's REIT status for federal income tax purposes. The Company may also use such proceeds to reduce its outstanding indebtedness. Similarly, and to the extent consistent with REIT qualification, the Company plans to use the proceeds of the Sale of a Secured Equipment Lease to fund additional Secured Equipment Leases, or to reduce its outstanding indebtedness on the borrowings. At or prior to December 31, 2008, the Company intends to provide stockholders of the Company with liquidity of their investment, either in whole or in part, through Listing (although liquidity cannot be assured thereby) or by commencing the orderly Sale of the Company's Assets. If Listing occurs, the Company intends to use any Net Sales Proceeds not required to be distributed to stockholders in order to preserve the Company's status as a REIT to reinvest in additional Properties, Mortgage Loans, Secured Equipment Leases and other permitted investments or to repay outstanding indebtedness. If Listing does not occur by December 31, 2008, the Company thereafter will undertake the orderly liquidation of the Company and the Sale of the Company's Assets and will distribute any Net Sales Proceeds to stockholders.

         In deciding the precise timing and terms of Property Sales, the Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require the Company to sell a Property at an earlier time if the tenant exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See "Business -- Description of Property Leases -- Right of Tenant to Purchase." The Company will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants, joint venture partners or Operators. In connection with Sales of Properties by the Company, purchase money obligations may be taken by the Company as part payment of the sales price. The terms of payment will be affected by custom in the area in which the Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a Property, the Company will continue to have a mortgage on the Property and the proceeds of the Sale will be realized over a period of years rather than at closing of the Sale.

         The Company does not anticipate selling any Secured Equipment Leases prior to expiration of the lease term, except in the event that the Company undertakes orderly liquidation of its assets. In addition, the Company does not anticipate selling any Mortgage Loans prior to the expiration of the loan term, except in the event (i) the Company owns the Property (land only) underlying the building improvements which secure the Mortgage Loan and the Sale of the Property occurs, or (ii) the Company undertakes an orderly Sale of its Assets. The Company will not sell any Assets if such Sale would not be consistent with the Company's objective of qualifying as a REIT.

COMPETITION

         The Company anticipates that it will compete with other REITs, real estate partnerships, health care providers and other investors, including, but not limited to, banks and insurance companies, many of which will have greater financial resources than the Company, in the acquisition, leasing and financing of Properties. Further, non-profit entities are particularly attracted to investments in retirement facilities because of their ability to finance acquisitions through the issuance of tax-exempt bonds, providing non-profit entities with a relatively lower cost of capital as compared to for-profit purchasers. In addition, in certain states, retirement facilities owned by non-profit entities are exempt from taxes on real property. As profitability increases for investors in retirement facilities, competition among investors likely will become increasingly intense.

REGULATION OF MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         The Mortgage Loan and Secured Equipment Lease programs may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions, and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect the Company's ability to effectuate its Mortgage Loan and Secured Equipment Lease programs. Commencement of operations in these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness of the Company. The Company may determine not to make Mortgage Loans or enter into Secured Equipment Leases in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements.

                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Information commencing on page F-1 (amounts in thousands except per Share data and footnotes).



                                                                           Year Ended December 31,
                                                        -------------------------------------------------------------
                                                           2003          2002         2001         2000      1999 (1)
                                                        -----------   ----------    --------     --------    --------
Revenues                                                $    95,594   $  18,852     $  1,900     $  1,085     $   86
Net earnings (loss) (2)(3)                                   58,460      11,372          916          225        (28)
Cash flows from operating activities                         60,658      16,785        2,173        1,096         13
Cash flows used in investing activities                  (1,012,600)   (358,090)     (22,931)     (14,429)         -
Cash flows provided by financing activities               1,078,232     355,384       47,301        8,766      4,731
Cash distributions declared and paid (4)                     59,784      14,379        1,507          502         50
Earnings (loss) per Share (Basic and Diluted)                  0.66        0.52         0.38         0.27      (0.07)
Funds from operations (5)                                    76,256      14,610        1,440          528        (28)
Cash distributions declared and paid per Share                 0.71        0.70         0.70         0.58       0.13
Weighted average number of Shares outstanding (6):
      (Basic and Diluted)                                    88,840      22,035        2,391          846        413

                                                                                 December 31,
                                                        ------------------------------------------------------------
                                                           2003          2002         2001         2000        1999
                                                        -----------   ----------    --------     --------     ------
Total assets                                            $ 1,761,899   $  441,765    $ 64,447     $ 14,689     $5,089
Long-term obligations                                       392,583       45,327           -        3,795          -
Total liabilities                                           415,958       51,970       3,537        5,485      1,796
Total stockholders' equity                                1,345,941      389,795      60,910        9,204      3,292
Properties owned at end of period                               119           37           3            1          -
Properties acquired during period                                82           34           2            1          -

(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2) Net loss for the year ended December 31, 1999 is primarily the result of a deduction of $35,000 in organizational costs in accordance with generally accepted accounting principles ("GAAP").

(3) To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines (the "Expense Cap"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap.

         During the years ended December 31, 2001 and 2000, the Advisor reimbursed the Company $145,015 and $213,886, respectively, in Operating Expenses. No such amounts were reimbursed in 2003, 2002 or 1999.

(4) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the years ended December 31, 2003, 2002, 2001, 2000 and 1999, approximately 2%, 21%, 39%, 55% and 100% of cash Distributions, respectively, represented a return of capital in accordance with GAAP. Cash Distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(5) Management considers funds from operations ("FFO") to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net earnings. FFO is based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the years ended December 31, 2003, 2002, 2001 and 2000, net earnings included approximately $13.4 million, $1.2 million, $77,000 and $21,000, respectively, of these amounts. No such amounts were earned during 1999.) Management believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and
         (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See the Financial Information commencing on page F-1.

         The following is a reconciliation of net earnings to FFO for the years ended December 31, 2003, 2002, 2001, 2000 and 1999:

                                                                       Year ended December 31,
                                                        ----------------------------------------------------
                                                         2003          2002        2001       2000     1999
                                                        ----------------------------------------------------
Net earnings                                            $58,460       $11,372     $   916     $225    $  (28)
   Adjustments:
     Effect of unconsolidated subsidiary                    261           150           -        -         -
     Effect of minority interest                              -          (234)          -        -         -
     Depreciation of real estate assets                  16,367         3,322         524      303         -

     Amortization of lease intangibles                    1,168             -           -        -         -
   FFO                                                  $76,256       $14,610     $ 1,440     $528    $  (28)

(6) The weighted average number of Shares outstanding for the year ended December 31, 1999, is based upon the period the Company was operational.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

         The Company

         CNL Retirement Properties, Inc. is a corporation which was organized pursuant to the laws of the State of Maryland on December 22, 1997 and operates for federal income tax purposes as a REIT. Various other wholly owned subsidiaries of the Company have been and will be formed in the future for the purpose of acquiring and owning Properties.

         The Company acquires Properties related to seniors' housing and retirement facilities ("Retirement Facilities") primarily located across the United States of America. The Retirement Facilities may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, specialty clinics, medical office buildings and walk-in clinics and similar types of health care-related facilities. The Properties are generally leased on a long-term, "triple-net" basis to Operators of Retirement Facilities or to other tenants that engage third party managers. Under the Company's triple-net leases, the tenants generally are responsible for repairs, maintenance, property taxes, utilities and insurance as well as the payment of rent. The tenants' ability to satisfy the lease obligations depends primarily on the Properties' operating results. The Company's medical office buildings will generally be leased on a "gross" basis for five to ten years. Under a "gross" lease, the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities and insurance, and the Company will be responsible for the balance. The lessees' ability to satisfy the lease obligations depends primarily on the Properties operating results. In addition, with respect to certain Properties, various forms of credit enhancements, such as corporate guarantees and security deposits, secure the tenants' obligations. The Company selects its Properties for investment based on a credit underwriting process designed to identify those Properties that management believes will be able to fund such lease obligations.

         The Company may provide Mortgage Loans to Operators of Retirement Facilities secured by real estate owned by the borrower. However, because it prefers to focus on investing in Properties, which have the potential to appreciate, the Company currently expects to provide Mortgage Loans in the aggregate principal amount of no more than 5 percent to 10 percent of the Company's total assets. The Company expects that the interest rates and terms of the Mortgage Loans will be similar to those of its leases. The Company also may provide Secured Equipment Leases. The aggregate outstanding principal amount of Secured Equipment Leases is not expected to exceed 10 percent of the Company's total assets. In addition, the Company, through subsidiaries, may invest up to a maximum of 5% of total assets in equity interests in businesses that provide services to or are otherwise ancillary to the retirement industry. The Company has retained CNL Retirement Corp. as its Advisor to provide management, acquisition, advisory and administrative services.

         The Company's primary focus during 2003 was the investment of proceeds from its public offerings in Properties. During the year ended December 31, 2003, the Company received net offering proceeds of $959 million and invested $1.2 billion in 82 Properties, consisting primarily of assisted living and independent living facilities. The Company also obtained or assumed $332.1 million of Permanent Financing, including $88.5 million in non-interest bearing bonds payable. As of December 31, 2003, the Company had real estate assets of approximately $1.5 billion that consisted of 119 Properties. In February 2004, the Company acquired an additional 19 retirement Properties for $537.3 million and in connection with the acquisition, assumed $274.6 million in Permanent Financing. As of February 16, 2004, the Company had commitments to purchase an additional 26 Properties, including four retirement facilities and 22 medical office buildings, for an aggregate amount of $308.3 million and had committed $123.7 million for the construction of six Retirement Facilities. The Company anticipates that it will receive additional offering proceeds and will assume Permanent Financing to fund the acquisition of these proposed Properties. The Company has obtained construction financing to fund construction costs related to the Properties under development.

LIQUIDITY AND CAPITAL RESOURCES

         COMMON STOCK OFFERINGS

         Upon formation in December 1997, the Company received an initial capital contribution of $200,000 for 20,000 Shares of Common Stock from the Advisor. Since its inception through December 31, 2003, the Company has made four public offerings and received subscriptions as follows (in thousands):

                                               Offering                Subscriptions
                                       -----------------------   -------------------------
    Offering         Date Completed    Shares (a)     Amount     Shares (b)       Amount
----------------     --------------    ----------   ----------   ----------     ----------
Initial Offering     September 2000      15,500     $  155,000        972       $    9,719
2000 Offering        May 2002            15,500        155,000     15,500          155,000
2002 Offering        April 2003          45,000        450,000     45,000          450,000
2003 Offering        Open               175,000      1,750,000     88,761          887,608
                                        -------     ----------    -------       ----------
                                        251,000     $2,510,000    150,233       $1,502,327
                                        =======     ==========    =======       ==========

     (a) Includes Distribution Reinvestment Plan Shares of 500 in the 2000 Offering, 5,000 in the 2002 Offering and 25,000 in the 2003 Offering.

     (b) Includes Distribution Reinvestment Plan Shares of 42 in the 2000 Offering, 129 in the 2002 Offering and 966 in the 2003 Offering.

         The price per Share and other terms of all the offerings, including the percentage of gross proceeds paid (i) to the Managing Dealer for Selling Commissions and expenses in connection with the offering and (ii) to the Advisor for Acquisition Fees, were substantially the same.

         As of December 31, 2003, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support fees, due diligence expense reimbursements and organizational and offering expenses, totaled approximately $1.3 billion. As of December 31, 2003, the Company had used net offering proceeds, proceeds from Permanent Financing and advances from its revolving line of credit to invest in 119 Properties located in 27 states.

         The following table summarizes the Company's proceeds, investment activity and cash available for investment from inception to December 31, 2003 (dollars in thousands):

Sources of equity and debt proceeds:
      Net proceeds from offerings                           $ 1,349,420
      Proceeds from Permanent Financing (1)                     203,420
      Proceeds from construction financing                        7,402
      Advances on line of credit                                 71,370
                                                            -----------
                                                              1,631,612
                                                            -----------

Uses of equity and debt proceeds:
      Investment in 119 Properties (1)                        1,292,337
      Payment of Acquisition Fees and costs                      89,034
      Payment of loan costs                                       8,887
      Deposits on pending acquisitions                            9,800
      Repayments on line of credit                               51,370
      Repayment of Permanent Financing                           14,100
      Stock redemptions (175,818 Shares)                          1,618
                                                            -----------
                                                              1,467,146
                                                            -----------
Cash available for investment                               $   164,466
                                                            ===========

     (1) Excluding assumed mortgage loans of $72,762 and bonds of $88,511

         During the period January 1, 2004 through February 16, 2004, the Company received additional net offering proceeds of approximately $162.6 million and paid Acquisition Fees and costs of approximately $19.9 million. The Company also used $207.8 million in connection with the acquisition of 19 Properties, leaving approximately $70.5 million for investment in Properties, Mortgage Loans and other permitted investments as of February 16, 2004.


         The Company expects to use uninvested net offering proceeds, plus additional net offering proceeds from the sale of Shares from the 2003 Offering and this offering to purchase additional Properties, and to a lesser extent, to invest in Mortgage Loans and other permitted investments. The Company also intends to obtain additional borrowings to acquire Assets and to pay certain related fees. The number of Properties to be acquired and Mortgage Loans and other permitted investments in which the Company may invest will depend upon the amount of net offering proceeds and loan proceeds available to the Company.

         The Company believes that the net proceeds received from the 2003 Offering, this offering and any additional offerings will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, that the Company's Shares are listed on a national securities exchange or over-the-counter market. Under the Company's Articles of Incorporation, if the Company does not List by December 31, 2008, it will commence an orderly liquidation of its Assets and the distribution of net proceeds to its stockholders.

         REDEMPTIONS

         The Company has a redemption plan under which the Company may elect to redeem Shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as Listing occurs, any stockholder who has held Shares for at least one year may present all or any portion equal to at least 25% of their Shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the Shares, subject to certain conditions and limitations. However, at no time during any 12-month period may the number of Shares redeemed by the Company exceed 5% of the number of Shares of the Company's outstanding Common Stock at the beginning of the 12-month period. During the years ended December 31, 2003, 2002 and 2001, 131,781 Shares, 37,306 Shares and 3,415 Shares, respectively, of Common Stock were redeemed at $9.20 per Share and retired for $1.2 million, $0.3 million and $31,420, respectively.

         PROPERTY ACQUISITIONS

         At December 31, 2003, the Company's investment portfolio consisted of 119 Properties located in 27 states with an aggregate investment amount of approximately $1.5 billion compared to 37 Properties located in 16 states with an aggregate investment amount of approximately $388.3 million at December 31, 2002. During the year ended December 31, 2003, the Company invested $1.2 billion in 82 Properties. The Properties acquired were primarily assisted living and independent living facilities and included five Properties in various stages of development. As of December 31, 2003, with the exception of one Property under development, the Company, as lessor, has entered into long-term, triple-net lease agreements relating to the Properties.

         The following table is a summary of the types of facilities, amounts invested and number of facilities and units for the Properties owned as of December 31, 2003 (dollars in thousands):



                                                               Percentage         Number of
                                                                  of        -------------------
         Type of Facility                       Investments    Portfolio    Facilities   Units
---------------------------------------         -----------    ---------    ----------   ------
Assisted Living                                 $  759,626         51%          81        6,964
Assisted Living with Skilled Nursing               244,527         16%          17        2,495
Independent Living                                  32,054          2%           3          380
Independent Living with Assisted Living            147,348         10%           6        1,166
Continuing Care Retirement Communities             189,861         13%           2        1,029
Land Only Leases                                    77,963          5%           4           --
Properties Under Development                        50,360          3%           6           --
                                                ----------        ----         ---       ------
                                                $1,501,739        100%         119       12,034
                                                ==========        ====         ===       ======

         Eighty-seven of the Properties owned as of December 31, 2003, are subject to operating leases and generally provide for an initial term of 15 years (expiring between 2015 and 2018). The operating leases generally provide options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases. The leases provide for minimum base annual rent payments, generally payable in monthly installments. The leases provide that the minimum base rent required under the terms of the leases will increase at predetermined intervals (typically on an annual basis) during the terms of the leases. In addition to minimum annual base rent, substantially all tenants are subject to contingent rent if the Properties achieve specified operating performance thresholds. The amount of contingent rent payable is based on factors such as percentage of gross revenues or occupancy rates of the Properties. The majority of the leases also provide for the tenant to fund, in addition to its lease payments, an FF&E Reserve fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. The Company may be responsible for capital expenditures or repairs in excess of the amounts in the reserve fund, and the tenant generally will be responsible for replenishing the reserve fund and for paying a specified return on the amount of capital expenditures or repairs paid for by the Company in excess of amounts in the reserve fund.

         To mitigate credit risk, certain operating leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the tenant's Properties in the portfolio ("Cross-Default"). In addition, certain leases contain terms whereby the net operating profits of a portfolio of Properties are combined for the purpose of funding rental payments due under each lease ("Pooling"). For certain Properties, the Company has also required security deposits, guarantees from the tenant's parent company or additional cash reserve accounts to be held at the tenant level. A guarantee from a parent company may be deemed necessary by the Company if a Property was recently opened and is still in the process of achieving a stable occupancy rate, in which case the Property would not be able to generate minimum rent until reaching occupancy stabilization. In order to determine the amount of the guarantee that would be needed to fund minimum rent, the Company develops estimates of future cash flow available to the tenant to pay minimum rent based on rent rolls and an analysis of the surrounding real estate market, including demographic information and industry standards, to predict operating expenses. The Company's estimates are based on assumptions and there can be no assurances as to what actual amounts will need to be paid under the guarantees.

         Thirty-one of the Properties owned as of December 31, 2003, are subject to direct financing leases and have terms that range from 10 to 35 years (expiring between 2013 and 2038). The leases provide for minimum base annual rent payments payable in monthly installments. Lease payments relating to four direct financing leases with a carrying value of $77.7 million are subordinate to first mortgage construction loans entered into by the tenants to fund development costs related to the Properties. The leases provide that the minimum base rent required under the terms of the leases will increase at predetermined intervals, generally on an annual basis, during the terms of the leases. In addition to minimum annual base rent, certain leases are subject to contingent rent if the Properties achieve specified operating performance thresholds based on the Properties' occupancy rates. Certain leases also provide for the tenant to fund, in addition to its lease payments, an FF&E Reserve fund. All property purchased with the funds from the FF&E Reserve will remain the property of the tenants. The direct financing leases contain provisions that allow each lessee to elect to purchase the Property during or at the end of the lease term for the Company's initial investment amount and certain leases also permit the Company to require each lessee to purchase the Property at the end of the lease term for the same amount. Certain leases have been combined into two portfolios of Properties and contain Cross-Default and Pooling terms.

         The remaining Property owned as of December 31, 2003, is a parcel of land currently in a pre-construction phase with planned development for a seniors' housing complex. Upon completion of the development, the Company expects to enter into a long-term lease agreement with an Operator of the Retirement Facility to operate and manage the Property.

            Ninety-three of the 119 Properties owned by the Company as of December 31, 2003, are operated and managed by Sunrise Senior Living Services, Inc. (see the "Liquidity and Capital Resources - Major Operators and Tenants" section below). Additionally, five Properties owned by the Company as of December 31, 2003 are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development, each Property will be operated by Sunrise Senior Living Services, Inc. Four additional Operators manage the remaining Properties owned by the Company as of December 31, 2003.

         On May 30, 2002, the Company acquired a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's original equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equal to its equity interest in the limited partnership. The Company periodically receives distributions from the Partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership. As of December 31, 2003, the unsecured promissory note had an outstanding balance of approximately $14.7 million. The Company has not been required to fund any amounts under this guarantee.

         Investments Subsequent to December 31, 2003 and Pending Investments

         In February 2004, the Company acquired an additional 19 Properties for $537.3 million in a sale-leaseback transaction. The Properties are primarily independent living and assisted living facilities and are operated by Horizon Bay Management, L.L.C.

         As of February 16, 2004, the Company had commitments to acquire 26 additional Properties, which include four Retirement Facilities and 22 multi-tenant medical office buildings. The anticipated aggregate purchase price is $308.0 million, and the acquisition of each Property is subject to the fulfillment of certain conditions. The Company expects to receive additional offering proceeds and plans to assume Permanent Financing of approximately $89.4 million in connection with the acquisition of 16 of these Properties. It is expected that Horizon Bay Management, L.L.C. will operate one of the proposed Retirement Facilities, a subsidiary of Harbor Assisted Living, LLC will operate two of the proposed Retirement Facilities and Sunrise Senior Living Services, Inc. will operate the remaining proposed Retirement Facility. It is expected that the 22 medical office buildings will be leased, primarily on a gross basis, to various health care providers and physicians and will be managed by various third-party property managers. There can be no assurance that these transactions will be consummated.

         MAJOR TENANTS AND OPERATORS

         As of December 31, 2003, the Company leased its Properties to 15 tenants, three of which independently contributed between 11% and 18% (an aggregate of 42%) of the Company's total rental income from operating leases and earned income from direct financing leases for the year ended December 31, 2003.

         The Advisor's parent company owns a 30% voting membership interest in HRA Holdings, LLC ("HRA"), which is affiliated with eight of the Company's tenants that leased 69 of the Company's 119 Properties as of December 31, 2003. These eight tenants, which are thinly capitalized, contributed 35% of total rental income from operating leases and earned income from direct financing leases for the year ended December 31, 2003.

         The following tables summarize information about the Company's Operator concentration as of December 31, 2003 (dollars in thousands):

                                                     Number of            Total         Percent of
         Concentration by Investment                 Facilities         Investment      Investment
-----------------------------------------------      ----------         ----------      ----------
Sunrise Senior Living Services, Inc.                     98             $1,189,274          79%
American Retirement Corporation                           8                149,515          10%
Erickson Retirement Communities, LLC                      4                 77,963           5%
Harbor Assisted Living, LLC (subsidiary of HRA)           5                 61,483           4%
CateredLife Communities, Inc.                             4                 23,504           2%
                                                        ---             ----------         ---
                                                        119             $1,501,739         100%
                                                        ===             ==========         ===

                                                      Number of         Annualized      Percent of
           Concentration by Revenue                  Facilities         Revenue (1)      Revenue
-----------------------------------------------      ----------         -----------     ----------
Sunrise Senior Living Services, Inc.                      98            $  123,515          76%
American Retirement Corporation                            8                17,589          11%
Erickson Retirement Communities, LLC                       4                11,404           7%
Harbor Assisted Living, LLC (subsidiary of HRA)            5                 6,721           4%
CateredLife Communities, Inc.                              4                 3,016           2%
                                                         ---            ----------         ---
                                                         119            $  162,245         100%
                                                         ===            ==========         ===

     (1) For operating leases, reflects annual base rent and for direct financing leases, reflects annual interest earned, straight-lined over the terms of the leases in accordance with generally accepted accounting principles.

         Although the Company acquires Properties located in various states and regions and screens its tenants in order to reduce risks of default, failure of these tenants, their guarantors or the Sunrise or American Retirement Corporation brands would significantly impact the Company's results of operations. It is expected that the percentage of total rental income contributed by these tenants will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

         BORROWINGS

         Line of Credit. In March 2003, the Company replaced its $25 million line of credit with a two-year, $85 million revolving line of credit that may be amended to allow the line of credit to be increased up to $125 million. Eleven Properties with an aggregate real estate value of $118.6 million collateralize the $85 million revolving line of credit; however, the collateral provided by these 11 Properties only allows the Company to draw up to $71.4 million under the revolving line of credit. The Company will be required to pledge additional Properties as collateral to fully maximize the $85 million liquidity available under the revolving line of credit. This credit facility requires monthly payments of interest only at LIBOR plus a percentage that fluctuates until maturity, depending on the Company's aggregate amount of debt outstanding in relation to the Company's total assets, and has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. The Company may use the revolving line of credit to fund acquisitions, pay fees, make Distributions and fund working capital for general business purposes. Periodically, the Company expects to repay amounts drawn under the revolving line of credit with proceeds received from equity offerings, Permanent Financing, the sale of assets or working capital. In March 2003, the Company borrowed $71.4 million on the line of credit to acquire several Properties, of which $50.4 million has been repaid using proceeds received from the Company's 2003 Offering. As of February 16, 2004, the Company had an outstanding balance of $20 million on the line of credit. In connection with the $85 million revolving line of credit, the Company incurred $1.9 million in loan fees and costs.

         On September 9, 2003, the Company entered into a six-month, $50 million credit facility agreement that has a 120-day funding option with a commercial lender. The loan may be extended for two additional three-month periods and may be used to fund the acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. During the initial term, the loan bears interest at a variable rate, as selected by the Company, equal to LIBOR plus 300 basis points or the higher of (i) the bank's prime rate plus 100 basis points or (ii) the Federal Funds rate plus 150 basis points, payable monthly, and requires monthly principal payments of $2.5 million until maturity. In January 2004, the Company exercised its first option to extend the loan term to June 7, 2004. As of February 16, 2004, there were no amounts outstanding under this loan.

         Permanent Financing. Permanent debt increased from $45.3 million at December 31, 2002, to $275.1 million at December 31, 2003, as a result of the Company acquiring 82 Properties during 2003 and either assuming existing debt on the Properties acquired or encumbering the Properties with new debt. At December 31, 2003, the Company had 31 mortgage notes payable with an aggregate outstanding balance of $275.1 million collateralized by 36 Properties with a net book value of $517.3 million. Approximately 38% of the Company's mortgage notes payable at December 31, 2003, were subject to variable interest rates that are adjustable monthly or quarterly. Fixed interest rates range from 5.79% to 8.375%. Substantially all of the loans have financial covenants which are typically found in commercial loans and which are primarily based on the operations of the

Properties. Certain loans contain extension options with terms similar to the initial loan terms.

         The table below summarizes the Company's Permanent Financing at December 31, 2003 (dollars in thousands):

                                         Original
                           Mortgage        Term      Maturity
Date Funded or Assumed      Payable       (Years)       Date       Interest Rate
----------------------     --------      --------    ---------     -------------
Fixed Rate Debt:
   March  2003             $ 20,332         10       10/1/2008         7.83%
   August  2003              50,114          9        9/1/2012         5.79%
   August, 2003 (1)          92,500          7        9/1/2010         6.09%
   November  2003             2,444         35       11/1/2038        8.375%
   November  2003             4,683         34        3/1/2038         8.25%
                           --------
                            170,073
                           ========

Variable Rate Debt:
   June 2002                 23,520          5        6/6/2007     30-day LIBOR plus 2.62%
   August 2002               10,811          5       8/31/2007     90-day LIBOR plus 3.9%, 6.5% floor
   March 2003 (2)            25,652          2       3/31/2005     30-day LIBOR plus 3.25%; 5% floor
   November 2003             45,000          3       11/1/2006     30-day LIBOR plus 2.6% to 3.0%
                           --------
                            104,983
                           --------
                           $275,056
                           ========

     (1) Represents borrowings under subordinated mortgage notes collateralized by the 14 Properties, payable to the seller. The seller remains liable for existing first mortgage notes collateralized by the 14 Properties. The seller has agreed to indemnify the Company for any claims against the Properties under the first mortgage notes. The subordinated mortgage notes have an interest rate of 5.13% for 2003, 5.38% for 2004, 6.06% for 2005, and the interest rate increases by 3% of the prior year's per annum interest rate each calendar year thereafter to a maximum rate of 7.25% to maturity. Interest on the loan is recorded using the effective interest rate of 6.09%. At the end of the initial loan terms, the Company has three consecutive renewal options of five years each with terms similar to the initial loan terms.

     (2) In January 2004, this debt was paid in full using proceeds from new Permanent Financing.

         On January 27, 2004, the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $130 million from a commercial lender collateralized by 22 Properties owned by the Company. At the loan closing, the Company drew $30 million and is required to draw an additional $30 million and $70 million within 90 days and 12 months, respectively, of the loan closing date. Upon final funding, the loans will bear interest at 5.79% per annum. The loans require interest only payments through January 2005, and principal and interest payments thereafter until maturity on January 27, 2009.

         On January 29, 2004, the Company obtained Permanent Financing comprised of 12 loans in the aggregate amount of $74.6 million from a commercial lender collateralized by 12 Properties owned by the Company.

The loans have terms of seven years and bear interest at a rate of 5.96% per annum. The loans require monthly interest only payments for the first 24 months with monthly payments of principal and interest due thereafter until maturity.


         In February 2004, the Company assumed $274.6 million in Permanent Financing comprised of 16 loans in connection with the acquisition of 19 Properties. The majority of the debt, $192.7 million comprised of 11 loans, is agency debt through Fannie Mae. These loans are interest only loans that bear interest at three to nine month Fannie Mae Discount MBS plus a premium of either 90 basis points or 104 basis points and mature in either October 2005 or May 2008. Three loans in an aggregate amount of $38.4 million payable to a commercial lender bear interest at 30-day LIBOR plus 370 basis points with a minimum rate of 5.95%. These loans require monthly interest only payments through July 2004 with principal and interest payments thereafter until maturity in May 2008. An additional $10.4 million, variable rate loan payable to a commercial lender bears interest at 30-day LIBOR plus 370 basis points with a minimum rate of 5.95%. The loan requires monthly interest only payments through January 2005 with principal and interest payments thereafter until maturity in May 2008. The remaining loan in the amount of $33.1 million has a fixed interest rate of 8.17% with principal and interest payable monthly until maturity in April 2008.

         Construction Financing. On October 23, 2003, the Company obtained an $8.9 million construction loan related to one of the Company's Properties that is under construction. The loan requires interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis points based on the Property's occupancy levels until maturity in November 2006. As of December 31, 2003, the Company had drawn $6.8 million to fund construction costs.

         On December 2, 2003, the Company obtained four construction loans in the aggregate amount of $74.2 million relating to four of the Company's Properties that are in various stages of construction. The loans require interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis points based on the Property's occupancy levels, until maturity on November 26, 2006, with all unpaid principal and interest due at that time. At December 31, 2003, the Company had not drawn on these construction loans.

                  On December 19, 2003, the Company obtained a construction loan in the amount of $48 million relating to one of the Company's Properties that is under construction. The loan requires interest only payments at a variable rate of the bank's prime rate plus 2.25% with a minimum rate of 6.5% per annum. The loan matures on December 19, 2007 and all unpaid principal and interest are due at that time. The loan may be extended for two additional 12-month periods. At the time of closing, the Company drew $0.6 million to fund loan closing costs.

                           Bonds Payable. In connection with the acquisition of
two continuing care retirement communities ("CCRC's") in March 2003, the Company assumed approximately $88.5 million in non-interest bearing life care bonds payable to certain residents of the two retirement facilities. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident's estate upon the resident's death. In some instances, the bonds are not refundable until the unit has been successfully remarketed to a new resident. The Company issues new bonds to new residents of these retirement facilities, and the proceeds from the new bonds are used to retire the existing bonds. As of December 31, 2003, the bonds payable had an outstanding balance of $90.1 million.

         CONTRACTUAL OBLIGATIONS AND COMMITMENTS

         The following table presents the Company's contractual cash obligations and related payment periods as of December 31, 2003 (in thousands):

                                              Less than
      Contractual Cash Obligations             1 Year      2-3 Years     4-5 Years     Thereafter      Total
----------------------------------------      ---------    ---------     ---------     ----------    ---------
Mortgages payable                             $  27,278    $  50,143     $ 58,978      $  138,657    $ 275,056
Revolving line of credit                             --       20,000           --              --       20,000
Refundable life care bonds (1)                       --           --           --          90,125       90,125

Construction loans payable                           --        6,766          636              --        7,402
Refundable tenant security deposits                  --           --           --           7,984        7,984
                                              ---------    ---------     --------      ----------    ---------
       Total Contractual Cash Obligations     $  27,278    $  76,909     $ 59,614      $  236,766    $ 400,567
                                              =========    =========     ========      ==========    =========\

     (1) It is expected that the proceeds from the issuance of new bonds will be used to retire the existing bonds; therefore, bond redemptions are not expected to create a current net cash obligation for the Company.

         The following table presents the Company's commitments, contingencies and guarantees and related expiration periods as of December 31, 2003 (in thousands):

                                                Less than
Commitments, Contingencies and Guarantees        1 Year       2-3 Years         4-5 Years     Thereafter      Total
-----------------------------------------       ---------     ---------         ---------     ----------    ---------
Guarantee of unsecured promissory note of
   unconsolidated subsidiary (1)                $   2,451     $      --         $      --     $       --    $   2,451
Earnout provisions (2)                              4,050         7,784                --             --       11,834
Capital improvements  to
   investment Properties                            8,840            --                --             --        8,840
 Available construction facility                       --        76,334            47,364             --      123,698
Pending investments (3)                           589,080            --                --             --      589,080
       Total Commitments,
          Contingencies and
          Guarantees                            $  604,42     $  84,118         $  47,364     $       --    $ 735,903

     (1) In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67%, or $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of December 31, 2003, the unsecured promissory note has an outstanding balance of $14.7 million. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

     (2) In connection with the acquisition of seven Properties, the Company may be required to make additional payments (the "Earnout Amount") if certain earnout provisions are achieved by the earnout date for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an Earnout Amount is due, the applicable lease will be amended and annual minimum rent will increase accordingly. Earnout Amounts related to 24 Properties are subject to future values and events, which are not quantifiable at December 31, 2003, and are not included in the table above.

     (3) As of December 31, 2003, the Company had commitments to acquire 23 Properties, subject to the fulfillment of certain conditions, including one Property for which $9.8 million is held in escrow pending certain regulatory approvals.

            MARKET RISK

                  Approximately 38% of the Company's mortgage notes payable at December 31, 2003 were subject to variable interest rates. Therefore, the Company is exposed to market changes in interest rates.

         At December 31, 2003, a hypothetical 100 basis point increase in the U.S. Treasury and LIBOR rates would have resulted in additional interest costs of approximately $0.9 million. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of the Company's exposure to interest rate change, it is not intended to predict future results and the Company's actual results will likely vary.

         The Company is also subject to interest rate risk through outstanding balances on its variable rate line of credit. The Company had $20 million outstanding at December 31, 2003.

         To mitigate interest rate risk, the Company may pay down the mortgages or the line of credit prior to their maturity dates with offering proceeds should interest rates rise substantially. Certain loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.

         Following is a summary of the Company's Permanent Financing obligations at December 31, 2003 (in thousands):



                                                         Expected Maturing Permanent Financing
                          -------------------------------------------------------------------------------------------------------
                           2004          2005         2006         2007           2008     Thereafter     Total        Fair Value
                          -------     --------      ---------    ---------      --------   ---------    ---------      ----------
Fixed Rate Debt:          $    --     $     --      $      --    $      --      $ 20,332    $149,741    $170,073        $170,073
Average Interest Rate          --           --             --           --          7.83%       6.09%       6.30%
Variable Rate Debt:       $25,652     $ 26,766      $  45,000    $  34,967            --          --    $132,385        $132,385
Average Interest Rate        5.00%        3.84%          3.81%        4.66%           --          --        4.27%

         CASH AND CASH EQUIVALENTS

                  Until Properties are acquired or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties, fund Mortgage Loans and invest in other permitted investments at such time as Properties suitable for acquisition are located or suitable opportunities to fund Mortgage Loans develop. At December 31, 2003, the Company had $167.1 million invested in such short-term investments as compared to $40.8 million at December 31, 2002. The increase in the amount invested in short-term investments was primarily attributable to subscription proceeds received from the sale of Shares during the year ended December 31, 2003, offset by the purchase of 82 Properties. The funds remaining at December 31, 2003, along with additional funds expected to be received from the sale of Shares, will be used to purchase additional Properties, to make Mortgage Loans or other permitted investments, to pay Offering Expenses and

Acquisition Expenses, to pay Distributions to stockholders, to meet other Company expenses and, in management's discretion, to create cash reserves.

         ACCOUNTS AND OTHER RECEIVABLES

                  The Company's accounts and other receivables balance increased from $3.2 million at December 31, 2002 to $12.2 million as of December 31, 2003. The increase was primarily due to an increase in rental revenues receivable from $0.8 million at December 31, 2002 to $11.2 million at December 31, 2003 as a result of lease agreements relating to 43 of the Company's 119 Properties owned as of December 31, 2003, providing for monthly rent payments earned under the lease agreements to be paid one month in arrears. The increase in rental revenues receivable was partially offset by the repayment of a $2.0 million loan the Company had made to the seller of two Properties. Prior to the Company's purchase of the two Properties, the Company loaned the seller $2.0 million to extinguish debt at a discounted amount, making the purchase of the Properties economically viable. The Company acquired the two Properties on March 31, 2003, and the note was repaid at that time. As of February 16, 2004, management believes the receivable balance as of December 31, 2003 is fully collectible.

         LOAN COSTS

         The Company's net loan costs increased from $1.2 million at December 31, 2002 to $7.4 million at December 31, 2003, as a result of the Company borrowing $170.8 million in the form of 19 new Mortgage Loans, the assumption of 11 Mortgage Loans in an aggregate amount of $72.8 million and a new $85 million revolving line of credit. Loan cost amortization was $1.4 million for the year ended December 31, 2003.

         LEASE INTANGIBLE COSTS

         In connection with the acquisition of Properties that are subject to operating leases, the Company allocates costs associated with having an in-place lease at the date of acquisition to a lease intangible asset that is amortized over the initial term of each applicable lease (generally 15 years). The Company's net lease intangible costs increased from $8.2 million at December 31, 2002 to $30.2 million at December 31, 2003, as a result of the Company purchasing 63 Properties that are subject to operating leases during the year ended December 31, 2003. Lease intangible costs amortization was $1.2 million for the year ended December 31, 2003.

         LIQUIDITY REQUIREMENTS

         During the years ended December 31, 2003, 2002 and 2001, the Company generated cash from operating activities (which includes cash received from its tenants and interest, less cash paid for operating expenses) of $60.7 million, $16.8 million and $2.2 million, respectively. For the years ended December 31, 2003, 2002 and 2001, cash from operating activities included security deposits of $3.1 million, $3.5 million and $0.8 million, respectively, which were received from the Company's tenants. Management expects the Company to meet its short-term liquidity requirements, other than for Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and other permitted investments, through cash flow provided by operating activities. Management believes that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and Distributions to stockholders. In February 2004, the Company, the Advisor and two Operators that manage Properties located in California were named in a complaint with respect to certain fees and deposits collected by Operators from residents of the Properties as described in "Business -- Litigation." To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to the tenants defaulting under the terms of their lease agreements, the Company will use borrowings under its revolving line of credit. Management expects the Company to meet its other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and other permitted investments, with proceeds from its offerings, advances under its revolving line of credit and Permanent Financing. Management expects the Company to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.

         Properties are generally leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities. Generally, the tenants are also required to maintain an FF&E Reserve account which is used to fund expenditures to refurbish buildings, premises and equipment to maintain the leasehold in a manner that allows operation for its intended purpose. In the event that the FF&E Reserve is not sufficient, the Company may make fixed asset expenditures, in which case the annual minimum rent will be increased. Management does not believe that working capital or additional FF&E Reserves are necessary as of December 31, 2003.

         Management believes that its Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property.

         DISTRIBUTIONS

                  The Company declared and paid Distributions to its stockholders totaling $59.8 million, $14.4 million and $1.5 million during the years ended December 31, 2003, 2002 and 2001, respectively. In addition, on January 1, 2004 and February 1, 2004, the Company declared Distributions of $0.0592 per Share of Common Stock to stockholders of record as of each respective date. These Distributions are payable by March 31, 2004.

                  For the years ended December 31, 2003, 2002 and 2001, approximately 71%, 65% and 65%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 29%, 35% and 35%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2003, 2002 and 2001, were required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Generally the Company is required to distribute annually 90% of its real estate investment trust taxable income. In determining the amount of Distributions, management considers the amount of cash from operations, funds from operations and the general economic condition of the Company. The Company intends to continue to make Distributions of cash available for such purpose to the stockholders on a monthly basis, payable monthly or quarterly.

RESULTS OF OPERATIONS

         Comparison of the year ended December 31, 2003 to the year ended December 31, 2002

         Net earnings for the year ended December 31, 2003 totaled $58.5 million or $0.66 per Share of Common Stock. This compares to net earnings of $11.4 million or $0.52 per Share of Common Stock in 2002. The increase in net earnings and net earnings per Share was the result of the various factors described below.

         For the years ended December 31, 2003 and 2002, the Company earned $91.3 million and $16.8 million, respectively, in rental income from its Properties under operating leases and earned income from its Properties subject to direct financing leases. The Company also earned $2.6 million and $0.2 million in FF&E Reserve income during the years ended December 31, 2003 and 2002, respectively. The increase in rental and FF&E Reserve income was due to the Company owning 118 Properties subject to lease agreements during the year ended December 31, 2003, as compared to 36 Properties during the year ended December 31, 2002. Since 82 Properties were owned for only a portion of 2003 and additional Property acquisitions are expected to occur, results of operations are not expected to be indicative of future periods and rental income from operating leases, earned income from direct financing leases and FF&E Reserve income are expected to increase in subsequent periods.

         In addition to minimum annual base rent, certain leases require the payment of contingent rent if certain operating performance or occupancy rate thresholds, as defined in the lease agreements, are achieved by the Properties. During the years ended December 31, 2003 and 2002, the Company recognized $47,610 and $7,758, respectively, of contingent rent.

         During the years ended December 31, 2003 and 2002, the Company also earned $1.6 million and $1.9 million, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. Although the average amount invested in short-term investments increased during the year ended December 31, 2003, as compared to the year ended December 31, 2002, interest income decreased due to a decrease in interest rates earned on the short-term investments. As net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of the Company's total revenues earned from interest income from investments in money market accounts or other short -term, highly liquid investments is expected to decrease. Included in interest and other income for the years ended December 31, 2003 and 2002, was $0.1 million and $0.2 million, respectively, in interest income related to accounts and other receivables.

                  Operating expenses, excluding interest and depreciation, were $10.0 million and $2.2 million for the years ended December 31, 2003 and 2002, respectively (10.5% and 11.6%, respectively, of total revenues). The increase in operating expenses for the year ended December 31, 2003, as compared to the year ended December 31, 2002, was the result of the Company incurring Asset Management Fees and general and administrative expenses relating to the Company acquiring 82 additional Properties during 2003. Interest expense increased from

$1.5 million for the year ended December 31, 2002 to $9.6 million for the year ended December 31, 2003, as a result of the Company increasing the average amount of debt outstanding during 2003, offset partially by a decrease in interest rates. Depreciation and amortization increased from $3.3 million for the year ended December 31, 2002 to $17.6 million for the year ended December 31, 2003, as a result of the Company acquiring 82 additional Properties during 2003. The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties, invests in Mortgage Loans, obtains Permanent Financing and draws funds on its revolving line of credit. However, general and administrative expenses as a percentage of total revenues are expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

                  The following unaudited condensed pro forma information assumes that the Properties acquired during 2003 and 2002, were owned on January 1, 2002. Additionally, it assumes that the effect of the sale of the Company's Common Stock and assumption or issuance of mortgage debt had occurred on January 1, 2002 (in thousands, except per share data):

                                                           For the Year Ended December 31,
                                                           ------------------------------
                                                              2003                 2002
                                                           ---------             --------
Revenues                                                   $ 167,256             $165,216
Expenses                                                      66,023               61,442
Net earnings                                                 101,244              103,779
Basic and diluted earnings per share                            0.83                 0.87
Weighted average number of common shares
      outstanding - basic and diluted                        122,641              119,283

         As of December 31, 2003, the Company leased its Properties to 15 tenants, three of which independently contributed between 11% and 18% (an aggregate of 42%) of the Company's total rental income from operating leases and earned income from direct financing leases for the year ended December 31, 2003.

         The Advisor's parent company is affiliated with eight of the Company's tenants that leased 69 of the Company's 119 Properties as of December 31, 2003. These eight tenants contributed 35% of total rental income from operating leases and earned income from direct financing leases for the year ended December 31, 2003. Each of the eight tenants is a thinly capitalized corporation that is affiliated with HRA. The Company's other tenants include subsidiaries or affiliates of: American Retirement Corporation ("ARC"); Erickson Retirement Communities, LLC; Greenwalt Corporation; Prime Care Properties, LLC; Summit Companies, Incorporated; Solomon Senior Living Holdings, LLC; and Sunrise Senior Living Services, LLC ("Sunrise").

         To mitigate credit risk, certain leases are combined into portfolios that contain Cross-Default and Pooling terms. In addition, as of December 31, 2003, the Company had $8.0 million in security deposits related to certain Properties as well as various guarantees or required cash reserves to be held by the tenant for payment of minimum rent.

         In connection with eight Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.

         In connection with the purchase of five Properties that are in various stages of development and being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants' obligations to pay minimum rent and the FF&E Reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2007) or (ii) 18 months after the final development date.

         The Company had the following additional limited guarantees as of December 31, 2003 (in thousands):

                                                                                Guarantee
                            Number of            Date                          Used Since    Remaining
     Guarantor             Properties          Acquired          Maximum        Acquired      Balance
----------------------     ----------         ----------        ---------       ---------    ---------
Sunrise                         1             April 2000        $  2,770         $ 2,106      $   664
Marriott International          5               May 2002           5,880           3,881        1,999
Sunrise/cash reserves          22               Nov 2003          10,500              --       10,500

         At December 31, 2003, 93 of the 119 Properties owned by the Company were operated by Sunrise, a wholly owned subsidiary of Sunrise Senior Living, Inc., formerly known as Sunrise Assisted Living, Inc. Additionally, five Properties owned by the Company as of December 31, 2003, are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. Upon completion of each development, each Property will be operated by Sunrise. Four additional operators manage the remaining 21 Properties owned by the Company as of December 31, 2003.

         Although the Company acquires Properties located in various states and regions and screens its tenants in order to reduce risks of default, failure of these tenants, their guarantors or the Sunrise or American Retirement Corporation brands would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by these tenants will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

         Comparison of the year ended December 31, 2002 to the year ended December 31, 2001

            Net earnings for the year ended December 31, 2002 totaled $11.4 million or $0.52 per Share of Common Stock. This compares to net earnings of $0.9 million or $0.38 per Share of Common Stock for 2001. The increase in net earnings per Share is the result of the various factors described below.


         For the years ended December 31, 2002 and 2001, the Company earned $16.8 million and $1.7 million, respectively, in rental income from its Properties accounted for as operating leases and earned income from its Properties accounted for as direct financing leases. The Company also earned $0.2 million and $39,000 in FF&E Reserve income during the years ended December 31, 2002 and 2001, respectively. The increase in rental and FF&E Reserve income was due to the Company owning 36 Properties subject to lease agreements during the year ended December 31, 2002, as compared to three Properties during the year ended December 31, 2001.

         Of the 36 Properties subject to lease agreements, 35 of these Properties were leased to affiliates or wholly owned subsidiaries of ARC, HRA or Prime Care Properties, LLC and contributed 95.6% of Company's total rental income during the year ended December 31, 2002. Six of these Properties were operated under the ARC brand and 29 Properties were operated by Marriott Senior Living Services, Inc., a subsidiary of Marriott International, Inc. To mitigate credit risk, certain leases are combined into portfolios that contain Cross-Default and Pooling terms. For certain Properties, the Company has also required security deposits, guarantees from the tenant's parent company or additional cash reserve accounts to be held at the tenant level.

         During the years ended December 31, 2002 and 2001, the Company also earned $1.9 million and $0.1 million, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. Interest income increased during the year ended December 31, 2002, as compared to the year ended December 31, 2001, due to the Company having a larger amount of offering proceeds temporarily invested pending the acquisition of Properties. Included in interest income for the year ended December 31, 2002 was approximately $0.2 million in interest income related to notes receivable.

         Operating expenses, including interest expense and depreciation and amortization expense, were approximately $7.1 million and $1.0 million for the years ended December 31, 2002 and 2001, respectively (37.4% and 51.8%, respectively, of total revenues). The increase in operating expenses during the year ended December 31, 2002, as compared to 2001, was the result of the Company owning and overseeing 37 Properties during 2002 compared to the three Properties in 2001. Additionally, interest expense increased from $0.1 million for the year ended December 31, 2001 to $1.5 million for the year ended December 31, 2002, as a result of the Company entering into additional borrowing in 2002.

         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which total Operating Expenses paid or incurred by the Company exceed in any four consecutive quarters the Expense Cap. During the four quarters ended June 30, 2001, the Company's Operating Expenses totaled $0.4 million, exceeding the Expense Cap by $0.1 million; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement. The Company's Operating Expenses did not exceed the Expense Cap for any other Expense Years during the years ended December 31, 2002 and 2001.


         In May 2002, a joint venture in which the Company owned a 76.75% equity interest, purchased five Properties. The 23.25% minority interest in this joint venture was held by Marriott Senior Living Services, Inc. until December 20, 2002, when the Company purchased the 23.25% minority interest. Prior to December 20, 2002, each joint venture partner shared in the costs and benefits of the joint venture in proportion to its percentage equity interest. The minority interest in earnings of the consolidated joint venture was $0.4 million for the year ended December 31, 2002.

OTHER

         INFLATION AND TRENDS

         As of December 31, 2003, the Company's leases were triple-net leases and contained provisions that management believes will mitigate the effect of inflation. Such provisions include clauses requiring automatic increases in base rent at specified times during the term of the lease (generally on an annual basis) and the payment of contingent rent if Properties achieve specified operating thresholds (based on factors such as a percentage of gross sales above a specified level). It is expected that future leases will generally be triple-net leases, however, the Company expects to invest in medical office buildings, which typically are leased on a shorter-term, gross basis. The gross leases are expected to also contain provisions that mitigate the effect of inflation, such as scheduled base rent increases during the lease terms and the reimbursement of future increases in operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount. Inflation and changing prices may have an adverse impact on the potential disposition of the Properties and on capital appreciation of the Properties.

         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources. Assuming the inflation rate remains low and long-term interest rates do not increase significantly, management believes that inflation will not impact the availability of equity and debt financings. Management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

         RELATED PARTY TRANSACTIONS

         Certain Directors and officers of the Company hold similar positions with the Advisor, the parent company of the Advisor and the Managing Dealer, CNL Securities Corp. A Director of the Company indirectly owns a controlling interest in the parent company of the Advisor. These Affiliates receive fees and compensation in connection with the offerings, Permanent Financing and the acquisition, management and sale of the Company's assets.

         For services in connection with the sale of the Company's Shares, CNL Securities Corp. receives fees based on the amounts raised from the Company's Prior Offerings for: (i) commissions of 7.5%, (ii) a marketing support fee of 0.5% and (iii) beginning in December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in the 2000 Offering. The majority of such fees were reallowed to other broker-dealers. As of December 31, 2003, 2002 and 2001, the Company incurred the following costs related to such fees (in thousands):

                                                        Years Ended December 31,
                                               -----------------------------------------
                                                 2003            2002             2001
                                               --------        --------         --------
Commissions                                    $ 79,499        $ 27,835         $  4,464
Marketing support fee                             5,300           1,856              298
Soliciting dealer servicing fee                     310              --               --
                                               --------        --------         --------
                                               $ 85,109        $ 29,691         $  4,762
                                               ========        ========         ========\

         The Advisor receives Acquisition Fees for services in identifying Properties and structuring the terms of their leases and Mortgage Loans equal to 4.5% of the gross proceeds of the Prior Offerings and loan proceeds from Permanent Financing, excluding that portion of the Permanent Financing used to finance Secured Equipment Leases. In addition, if there is a Listing, the Company will receive an Acquisition Fee on amounts outstanding on a line of credit, if any, at the time of Listing the Company's Common Stock on a national securities exchange or over-the-counter market. During the years ended December 31, 2003, 2002 and 2001, in connection with the Company's Prior Offerings, the Company incurred $59.0 million, $18.7 million and $2.7 million, respectively, of such fees, including $11.3 million, $2.1 million and $0, respectively, of Acquisition Fees on Permanent Financing. These fees are recorded as stock issuance costs or other assets prior to being allocated to individual Properties or lease intangible costs in the Consolidated Financial Statements of the Company included in the Financial Information commencing on page F-1.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of 0.05% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the years ended December 31, 2003, 2002 and 2001, the Company incurred $4.4 million, $0.8 million and $0.1 million, respectively, of such fees.

         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder Distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings). The expenses incurred for these services for the years ended December 31 are as follows (in thousands):

                                                      Years Ended December 31,
                                                  -------------------------------
                                                   2003         2002       2001
                                                  -------     --------    -------
Stock issuance costs                              $ 4,063     $  2,941    $   770
Investment Properties on operating leases              --           25         37
General and administrative expenses                 1,506          565        200
                                                  -------     --------    -------
                                                  $ 5,569      $ 3,531    $ 1,007
                                                  =======     ========    =======

         During the years ended December 31, 2003, 2002 and 2001, Affiliates of the Advisor incurred on behalf of the Company $17.2 million, $5.6 million and $1.6 million, respectively, for certain Offering Expenses. Offering Expenses paid by the Company, together with Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with the offerings. In addition, during the years ended December 31, 2003, 2002 and 2001 Affiliates incurred on behalf of the Company $0.4 million, $0.5 million and $0.4 million, respectively, for certain Acquisition Expenses and $2.2 million, $0.6 million and $0.2 million, respectively, for certain Operating Expenses.


         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company in any Expense Year exceed the Expense Cap. During the Expense Year ended June 30, 2001, Operating Expenses exceeded the Expense Cap by $0.1 million; therefore, the Advisor reimbursed the Company such amounts.

The Company's Operating Expenses did not exceed the Expense Cap in any other subsequent Expense Year.

         CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). CCM made the arrangements for the $23.5 million loan described in Note 8 to the Notes to Consolidated Financial Statements of the Company included in the Financial Information commencing on page F-1. CCM was paid a $0.5 million structuring fee in June 2002. Prior to August 18, 2003, the monthly interest payments due under the loan included a margin of 30 basis points payable to CCM for the monthly services it provided related to the administration of the loan. From its origination in June 2002, the loan was a commercial paper backed loan with an interest rate at the commercial paper rate, as determined by market demand, plus a margin of 1.86% that was inclusive of liquidity fees and administrative costs. The Company paid CCM $0.2 million for each of the two years ended December 31, 2003 and 2002, related to these services. On August 18, 2003, the loan converted from a commercial paper loan to a direct loan with a third party commercial lender.

         During the year ended December 31, 2003, the Company also paid CCM a $0.2 million finder's fee related to the acquisition of two Properties.

         The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amounts deposited with this bank were $15.8 million and $5.7 million at December 31, 2003 and 2002, respectively.

         On May 30, 2002, the Company acquired a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. During the years ended December 31, 2003 and 2002, the Company received $0.1 million and $0.2 million, respectively, in distributions from the partnership.

         In March 2003, the Advisor's parent company purchased a 30% voting membership interest in a limited liability company which is affiliated with eight of the Company's tenants that leased 69 of the Company's 119 Properties as of December 31, 2003. These eight thinly capitalized tenants contributed 35% of total rental income from operating leases and earned income from direct financing leases for the year ended December 31, 2003.

         Amounts due to related parties at December 31 are as follows (in thousands):

                                                                               2003      2002
                                                                              ------     ----
Due to CNL Securities Corp.:
 Commissions                                                                  $1,366     $145
       Marketing support fee and due diligence
           expense reimbursements                                                 91        -
 Soliciting dealer service fee                                                   310        -
                                                                              ------     ----
                                                                               1,767      145
                                                                              ------     ----
Due to the Advisor and its affiliates:
      Expenditures incurred for offering expenses
          on behalf of the Company                                               372        1
 Accounting and administrative services                                          304       76
      Acquisition Fees and miscellaneous
          Acquisition Expenses                                                   815      126
                                                                              ------     ----
                                                                               1,419      203
                                                                              ------     ----
                                                                              $3,258     $348
                                                                              ======     ====

         CRITICAL ACCOUNTING POLICIES

         Allocation of Purchase Price for Acquisition of Properties. The Company allocates the purchase costs of Properties to the tangible and intangible assets acquired and the liabilities assumed as provided by Statement of Accounting Standard No. 141, "Business Combinations." For each acquisition, the Company assesses the value of the land, building, equipment and its intangible assets, including in-place leases, the above or below market lease values and the value of tenant relationships based on their estimated fair values. The value of the buildings acquired are determined on an as-if vacant basis. The values determined are based on independent appraisals or on management's estimates reflecting the facts and circumstances of each acquisition.

         Acquisition Fees and Costs. Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a Property, the fees and costs directly identifiable with that Property are reclassified to land, building, equipment and lease intangibles or to investment in direct financing leases. In the event a Property is not acquired or no longer is expected to be acquired, costs directly related to the Property will be charged to expense.

         Leases. The Company's leases are accounted for under the provisions of Statement of Accounting Standard No. 13, "Accounting for Leases," and have been accounted for as either operating leases or direct financing leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management's estimates or assumption regarding collectibility of lease payments could result in a change in accounting for the lease at the inception of the lease.

         Impairments. The Company periodically (no less than once per year) evaluates its investments in real estate and any unconsolidated joint ventures for impairment and whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through operations. Management determines whether impairment in the value has occurred by comparing the undiscounted cash flows, including the estimated residual value of the asset with the carrying amount of the individual asset. If impairment is indicated, the asset is adjusted to its estimated fair value.

         NEW ACCOUNTING STANDARDS

         In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities," to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and a result of a revision to FIN 46 ("FIN46-R"), and to older entities which are non-special purpose entities in the first fiscal year or interim period ending after March 15, 2004. The consolidation of these entities, if required, is not expected to have a significant effect on the Company's financial position results of operations.

         In May 2003, the FASB issued Statement of Financial Accounting Standard No. 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 requires issuers to classify certain financial instruments as liabilities (or assets in some circumstances) that previously were classified as equity. Financial instruments covered by SFAS 150 include shares that are mandatorily redeemable, and other financial instruments that contain obligations to repurchase outstanding shares or contain conditional obligations that require settlement by issuance of a variable number of that issuer's shares. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003, except for the provisions related to the mandatorily redeemable non-controlling interests. On October 29, 2003, the FASB delayed the effective date of the implementation of the provisions that relate to the mandatorily redeemable non-controlling interests. The Company does not expect the adoption of this statement to have a significant impact on the financial position or results of operations of the Company.

         REIT QUALIFICATION

         The Company has made an election under Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net earnings. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 2003, 2002 and 2001. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.


         STATEMENT REGARDING FORWARD LOOKING INFORMATION

         The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under the Company's line of credit, continued availability of proceeds from the Company's offerings, the ability of the

Company to obtain Permanent Financing on satisfactory terms, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

                                   MANAGEMENT

GENERAL

         The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the Directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws.

         The Company currently has five Directors; it may have no fewer than three Directors and no more than 15. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

         Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

         The Board of Directors is responsible for the management and control of the affairs of the Company; however, the Board of Directors has retained the Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Board of Directors.

         The Directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors, has a fiduciary duty to the Company.

         The Directors will establish written policies on investments and borrowings and monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the Directors, the Company will follow the policies on investments set forth in this Prospectus. See "Investment Objectives and Policies."

         The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the total fees and expenses of the Company are reasonable in light of the Company's investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. For purposes of this determination, Net Assets are the Company's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the Board of Directors. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for the Company and (ii) justify the compensation provided for in its contract with the Company.

            The liability of the officers and Directors while serving in such capacity is limited in accordance with the Articles of Incorporation and applicable law. See "Summary of the Articles of Incorporation and Bylaws -- Limitation of Liability and Indemnification."

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

          Name             Age                 Position with the Company
------------------------   ---     ----------------------------------------------------
James M. Seneff, Jr.        57     Director and Chairman of the Board
Robert A. Bourne            56     Director, Vice Chairman of the Board and Treasurer
David W. Dunbar             51     Independent Director
James W. Duncan, Jr.        51     Independent Director
Edward A. Moses             61     Independent Director
Thomas J. Hutchison III     62     Chief Executive Officer and President
Phillip M. Anderson, Jr.    44     Chief Operating Officer and Executive Vice President
Stuart J. Beebe             45     Chief Financial Officer and Executive Vice President
Marcel Verbaas              34     Chief Investment Officer and Senior Vice President
Lynn E. Rose                55     Secretary

         JAMES M. SENEFF, JR. Director and Chairman of the Board. Mr. Seneff also is a director and Chairman of the Board of CNL Retirement Corp., the Advisor to the Company. Mr. Seneff served as Chief Executive Officer of the Company from inception through February 14, 2003 and he served as co-Chief Executive Officer from February 14, 2003 through May 1, 2003. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and its subsidiaries since CNL's formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Retirement Corp., CNL Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing Dealer in this offering. CNL and the entities it has established as acquired have more than $9.5 billion in assets, representing interests in over 4,000 properties in 49 states. Mr. Seneff also serves as a director and Chairman of the Board of CNL Hospitality Properties, Inc. and CNL Restaurant Properties, Inc., both public, unlisted real estate investment trusts, and serves as a director, Chairman of the Board and Co-Chief Executive Officer of CNL Hospitality Corp., its advisor, and CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc. Mr. Seneff serves as a director and Chairman of the Board of CNL Income Properties, Inc., a newly formed corporation that intends to operate as a REIT, and CNL Income Corp., its advisor. Mr. Seneff has served as a director since 1994 and Chairman since 1996 of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange, as well as serving as its Chief Executive Officer from 1994 through February 2004. In addition, he has served as a director and Chairman of the Board since inception in 1994, served as Chief Executive Officer from 1994 through August 1999 and co-Chief Executive Officer from December 2000 through September 2003 of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.), a public, unlisted real estate investment trust. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp. since 1979; CNL Investment Company since 1990; and CNL Institutional Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         ROBERT A. BOURNE. Director, Vice Chairman of the Board and Treasurer. Mr. Bourne also serves as a director, Vice Chairman of the Board and Treasurer of CNL Retirement Corp., the Advisor to the Company. Mr. Bourne served as the President of the Company and the Advisor from 1998 and 1997, respectively, to June 2002. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director, Vice Chairman of the Board and Treasurer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust; as well as, a director, Vice Chairman of the Board and Treasurer of CNL Hospitality Corp., its advisor, and CNL Hotel Investors,

Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc. Mr. Bourne served as President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. from 1997 to June 2002, served as a director of CNL Hospitality Properties, Inc. from 1996 to February 2003, and served as President of CNL Hotel Investors, Inc. from 1999 to July 2002. Mr. Bourne also serves as a director of CNLBank. Mr. Bourne serves as a director, Vice Chairman of the Board and Treasurer of CNL Income Properties, Inc., a newly formed corporation that intends to operate as a REIT, and CNL Income Corp., its advisor. He serves as a director and Vice Chairman of the Board of Commercial Net Lease Realty, Inc., a public, real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999, of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.), a public, unlisted real estate investment trust. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. As President of CNL Financial Group, Inc., Mr. Bourne has overseen CNL's real estate and capital markets activities including the investment of over $4 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels, retirement properties and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

         DAVID W. DUNBAR. Independent Director. Mr. Dunbar serves as chairman and chief executive officer of Peoples Florida Banking Corporation and its subsidiaries, Peoples Bank and Southern Mortgage Corporation, which he organized and founded in 1996. Mr. Dunbar is also a member of the board of trustees of Bay Care Health System, an alliance of ten non-profit hospitals in the Tampa Bay area, as well as chairman of the board of directors of Morton Plant Mease Health Care, Inc., an 841-bed, not-for-profit hospital system in Pinellas County, Florida. He is a former member of the board of directors of North Bay Hospital, a 122-bed facility and a former member of the board of directors of Morton Plant Mease Foundation. During 1994 and 1995, Mr. Dunbar was a member of the board of directors and an executive officer of Peoples State Bank. Mr. Dunbar was the chief executive officer of Republic Bank from 1981 through 1988 and from 1991 through 1993. From 1988 through 1991, Mr. Dunbar developed commercial and medical office buildings and, through a financial consulting company he founded, provided specialized lending services for real estate development clients, specialized construction litigation support for national insurance companies and strategic planning services for institutional clients. In 1990, Mr. Dunbar was the chief executive officer, developer and owner of a 60,000 square-foot medical office building located on the campus of Memorial Hospital in Tampa, Florida. Mr. Dunbar previously served as a member of the Florida Elections Commission, the body responsible for investigating and holding hearings regarding alleged violations of Florida's campaign finance laws. In addition, from 1990 to 2000, Mr. Dunbar served as the Governor's appointee to the State of Florida Taxation and Budget Reform Commission, a 25 member, blue ribbon commission established to review, study and make appropriate recommendations for changes to state tax laws. Mr. Dunbar began his professional career with Southeast Banking Corporation in Miami, from 1975 through 1981, serving as a regional vice president of commercial mortgage lending. Mr. Dunbar received a B.S. degree in Finance from Florida State University in 1975. He is also a 1977 graduate of the American Bankers Association National Commercial Lending School at the University of Oklahoma and a 1982 graduate of the School of Banking of the South at Louisiana State University.

         JAMES W. DUNCAN, JR. Independent Director. Mr. Duncan is the president of NavTrak, Inc., a mobile data and asset tracking company that provides a web-based system to track vehicles in commercial fleets. From 1994 through 2000, Mr. Duncan served as the president of The Latrobe Group, LLC, a private investment company. In addition, from 1994 through 2001, Mr. Duncan was a member of the board of governors for Opportunity International, a non-profit organization that provides entrepreneurs with access to capital and business training to start and expand small businesses. From 1985 through 1994, Mr. Duncan was co-chairman and president of PersonaCare, Inc., a company he co-founded that provided sub-acute, skilled nursing and assisted living care with 12 facilities located in six states. Prior to co-founding PersonaCare, Inc., Mr. Duncan was a partner in Duncan & Smick, a commercial real estate development firm. Mr. Duncan received a B.A. in Economics from Wheaton College in 1974 and a J.D. from the University of Maryland School of Law in 1978.

         EDWARD A. MOSES. Independent Director. Dr. Moses served as dean of the Roy E. Crummer Graduate School of Business at Rollins College from 1994 to 2000, and has served as a professor and the Bank of America professor of finance since 1989. As dean, Dr. Moses established a comprehensive program of executive education for health care management at the Roy E. Crummer Graduate School of Business. From 1985 to 1989 he served as dean and professor of finance at the University of North Florida. He has also served in academic and administrative positions at the University of Tulsa, Georgia State University and the University of Central Florida. Dr. Moses has written six textbooks in the fields of investments and corporate finance as well as numerous articles in leading business journals. He has held offices in a number of professional organizations, including president of the Southern Finance and Eastern Finance Associations, served on the board of the Southern Business Administration Association, and served as a consultant for major banks as well as a number of Fortune 500 companies. He currently serves as a faculty member in the Graduate School of Banking at Louisiana State University. Dr. Moses received a B.S. in Accounting from the Wharton School at the University of Pennsylvania in 1965 and an M.B.A. in 1967 and a Ph.D. in Finance from the University of Georgia in 1971.

         THOMAS J. HUTCHISON III. Chief Executive Officer and President. Mr. Hutchison also serves as Chief Executive Officer, President and a director of CNL Retirement Corp., the Advisor of the Company. From 2000 to June 2002, Mr. Hutchison served as Executive Vice President of the Company and the Advisor. Mr. Hutchison serves as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Retirement Corp. and CNL Hospitality Corp. He also serves as the President and Chief Operating Officer of CNL Realty & Development Corp. In addition, Mr. Hutchison serves as Chief Executive Officer of CNL Hospitality Properties, Inc., co-Chief Executive Officer and a director of CNL Hospitality Corp., its advisor, and President of CNL Capital Corp. He also serves as President of CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc. Mr. Hutchison served as President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. from 2002 through March 2003. From 2000 to June 2002, Mr. Hutchison served as Executive Vice President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. He served as Executive Vice President of CNL Hotel Investors, Inc. from 2000 to July 2002. Mr. Hutchison also serves as Chief Executive Officer and President of CNL Income Properties, Inc., a newly formed corporation that intends to operate as s REIT, and serves as a director, Chief Executive Officer and president of CNL Income Corp., its advisor. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and financial services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering reorganization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison is currently a member of The Real Estate Roundtable and the Industry Real Estate Financing Advisory Council. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

         PHILLIP M. ANDERSON, JR. Chief Operating Officer and Executive Vice President. Mr. Anderson joined CNL Retirement Corp. in January 1999 and is responsible for the planning and implementation of CNL's interest in the health care industry investments, including acquisitions, development, project analysis and due diligence. He also currently serves as the Chief Operating Officer and Executive Vice President of CNL Retirement Corp., the Company's Advisor, and Chief Operating Officer of CNL Retirement Development Corp. From 1987 through 1998, Mr. Anderson was employed by Classic Residence by Hyatt. Classic Residence by Hyatt ("Classic") is affiliated with Hyatt Hotels and Chicago's Pritzker family. Classic acquires, develops, owns and operates seniors' housing, assisted living, skilled nursing and Alzheimer's facilities throughout the United States. Mr. Anderson's responsibilities grew from overseeing construction of Classic's first properties to acquiring and developing new properties. Mr. Anderson also served on Classic's Executive Committee charged with the responsibility of monitoring performance of existing properties and development projects. Mr. Anderson has been a member of the American Senior Housing Association since 1994 and currently serves on the executive board and insurance committee. In addition, Mr. Anderson serves on the board of directors of the National Investment Center for Senior Housing and Care Industries and also serves as an advisory board member to Westminister Retirement

Communities, a not-for-profit operator of continuing care communities. He graduated from the Georgia Institute of Technology in 1982, where he received a B.S. in Civil Engineering, with honors.

         STUART J. BEEBE. Chief Financial Officer and Executive Vice President. Mr. Beebe also serves as Chief Financial Officer and Executive Vice President of CNL Retirement Corp., the Advisor to the Company. Mr. Beebe oversees all financial accounting and reporting matters related to the Companies' activities. He also works closely with other senior management in the development and execution of the Companies' business strategy. Prior to joining CNL in December of 1997, Mr. Beebe spent 15 years with Lincoln Property Company, one of the largest, privately held, commercial real estate firms in the country. As senior vice president, Mr. Beebe oversaw the operations of Lincoln's Florida Region, with a direct focus on development and acquisition activities. He also participated in the daily administration of all real estate assets in the region, including project financing and construction, leasing and marketing activities, property and asset management and dispositions. Before joining Lincoln, Mr. Beebe worked for KPMG Peat Marwick as a Certified Public Accountant, specializing in the real estate, banking and natural resources industries. Mr. Beebe received a B.A. in Accounting from Baylor University in 1981. He is a Certified Public Accountant and a Licensed Real Estate Broker in the State of Florida. He is also an active member of the National Association of Real Estate Investment Trusts(R), the National Association of Industrial Office Properties and the Urban Land Institute.

         MARCEL VERBAAS. Chief Investment Officer and Senior Vice President. Mr. Verbaas also serves as Chief Investment Officer and Senior Vice President of CNL Retirement Corp., the Advisor to the Company. Mr. Verbaas previously served as Senior Vice President of Structured Investments for CNL Hospitality Corp. from August 2000 through July 2003. Prior to joining CNL, he served as director of corporate finance for Stormont Trice Development Corporation, a private hotel development company with substantial expertise in public-private ventures, from July 1998 to August 2000. His responsibilities included the negotiation of all debt and equity investments for development projects, as well as the analysis of development and acquisition opportunities. Mr. Verbaas acquired extensive real estate finance expertise through various originations and underwriting positions with GE Capital Corp. and Ocwen Financial Corp. During his tenure at Ocwen Financial Corp., he assisted in the formation of its affiliated REIT. While he originated, structured and underwrote transactions in all types of commercial real estate, Mr. Verbaas primarily focused on providing financing in the hospitality industry. A native of The Netherlands, Mr. Verbaas received a master's degree in business economics from Erasmus University of Rotterdam, The Netherlands.

         LYNN E. ROSE. Secretary. Ms. Rose served as Treasurer of the Company from 1998 through August 2001. Ms. Rose also serves as Secretary of CNL Retirement Corp., the Advisor to the Company, and as Secretary of the subsidiaries of the Company. Ms. Rose served as Treasurer and a director of CNL Retirement Corp. from 1997 through June 2001. Ms. Rose is Secretary of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. Ms. Rose served as Treasurer of CNL Hospitality Properties, Inc. from 1996 through September 2001. In addition, she serves as Secretary of CNL Hospitality Corp., its advisor, and served as Treasurer and a director from 1997 through June 2001. Ms. Rose also serves as Secretary of CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc., and served as Treasurer from 1999 through June 2001. Ms. Rose served as Secretary of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.), a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. since 1987, its Controller from 1987 to 1993 and its Chief Financial Officer from 1993 to present. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds other offices in the subsidiaries. In addition, she serves as Secretary for approximately 75 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. Ms. Rose oversees the tax compliance for over 500 corporations, partnerships and joint ventures, and the accounting and financial reporting for CNL Holdings, Inc. and its subsidiaries. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

INDEPENDENT DIRECTORS

         Under the Articles of Incorporation, a majority of the Board of Directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall nominate replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of the Advisor or its Affiliates, or serve as a director of more than three REITs advised by the Advisor or its Affiliates. Except to carry out the responsibilities of a Director, an Independent Director may not perform material services for the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of the independent accountants of the Company. The Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

         At such time, as necessary, the Company will form a Compensation Committee, the members of which will be selected by the full Board of Directors each year.

            At least a majority of the members of each committee of the Company's Board of Directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Each Director is entitled to receive $12,000 annually for serving on the Board of Directors, as well as fees of $1,000 per meeting of the Board of Directors attended ($500 for each telephonic meeting of the Board of Directors in which the Director participates). Each Director is entitled to receive $1,000 (or $1,500, in the case of the Chairman of the Audit Committee) per Audit Committee meeting attended or telephonic Audit Committee meeting in which the Director participates. In addition, each Director is entitled to receive $750 (or $1,000, in the case of the chairman of any committee) per meeting of any other committee of the Board of Directors attended or telephonic meeting of any such committee in which the Director participates. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for service as representatives of such special committee in lieu of the above compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such special committee). In addition to the above compensation, the Chairman of the Audit Committee shall be entitled to receive a fee of $1,500 per meeting attended or telephonic meeting in which such Chairman participates with the Company's independent accountants as a representative of the Audit Committee. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.

MANAGEMENT COMPENSATION

         For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and reimbursements to be paid directly or indirectly by the Company to the Advisor, Managing Dealer, and their Affiliates, see "Management Compensation."

                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Retirement Corp. is a Florida corporation organized in July 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective September 15, 1998. CNL Retirement Corp., as Advisor, has a fiduciary responsibility to the Company and the stockholders.

         The directors and executive officers of the Advisor are as follows:

James M. Seneff, Jr.               Chairman of the Board and Director
Robert A. Bourne                   Vice Chairman of the Board, Treasurer and Director
Thomas J. Hutchison III            Chief Executive Officer, President and Director
Phillip M. Anderson, Jr.           Chief Operating Officer and Executive Vice President
Stuart J. Beebe                    Chief Financial Officer and Executive Vice President
Marcel Verbaas                     Chief Investment Officer and Senior Vice President
Lynn E. Rose                       Secretary

         The backgrounds of these individuals are described above under "Management -- Directors and Executive Officers."

         Management anticipates that any transaction by which the Company would become self-advised would be submitted to the stockholders for approval.

         The Advisor currently owns 20,000 Shares of Common Stock (the "Initial Investment"). The Advisor may not sell the Initial Investment while the Advisory Agreement is in effect, although the Advisor may transfer the Initial Investment to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the Advisor, Directors or any of their Affiliates, or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares of Common Stock necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares of Common Stock owned by any of them will not be included.

THE ADVISORY AGREEMENT

         Under the terms of the Advisory Agreement, the Advisor has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board of Directors, manages the Company's Properties and Mortgage Loans, administers the Company's Secured Equipment Lease program and renders other services as the Board of Directors deems appropriate. The Advisor is subject to the supervision of the Company's Board of Directors and has only such functions as are delegated to it.

         The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, qualification of the Shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the Shares; (ii) advertising expenses, expense reimbursements, and legal and accounting fees; (iii) the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities; (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location); (v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties, for goods and services provided by the Advisor at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location; and (vi) expenses related to negotiating and servicing the Mortgage Loans and Secured Equipment Leases.

         The Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that, in any Expense Year, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor shall reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines.

         The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

         Pursuant to the Advisory Agreement, the Advisor is entitled to receive fees and reimbursements, as listed in "Management Compensation." The Subordinated Incentive Fee payable to the Advisor under certain circumstances if Listing occurs may be paid, at the option of the Company, in cash, in Shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. The Subordinated Incentive Fee is an amount equal to 10% of the amount by which (i) the market value of the Company, measured by taking the average closing price or average of bid and asked prices, as the case may be, over a period of 30 days during which the Shares are traded, with such period beginning 180 days after Listing (the "Market Value"), plus the total Distributions paid to stockholders from the Company's inception until the date of Listing, exceeds
(ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to be paid to the stockholders in order to pay the Stockholders' 8% Return from inception through the date the Market Value is determined. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the Advisor of a deferred subordinated share of Net Sales Proceeds from Sales of Assets of the Company. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no Performance Fee (defined as the fee payable under certain circumstances if certain performance standards are met, such circumstances and standards being described below) will be paid to the Advisor under the Advisory Agreement nor will any additional share of Net Sales Proceeds be paid to the Advisor. The Subordinated Incentive Fee will not be paid if Listing occurs on the Pink Sheets or the OTC Bulletin Board.

         The total of all Acquisition Fees and any Acquisition Expenses payable to the Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The Acquisition Fees payable in connection with the selection or acquisition of any Property shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such Property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

         If the Advisor or a CNL Affiliate performs services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed to by the Advisor and the Independent Directors of the Company.

         Further, if Listing occurs, the Company automatically will become a perpetual life entity. At such time, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and
(vii) the quality of the Property, Mortgage Loan and Secured Equipment Lease portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory Agreement expires on May 13, 2004. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.

         The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the Independent Directors of the Company or a majority of the directors of the Advisor, as the case may be), upon 60 days' prior written notice. At that time, the Advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the assets of the Company on the Termination Date, less the amount of all indebtedness secured by the assets of the Company, plus the total Distributions made to stockholders from the Company's inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders' 8% Return from inception through the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's Assets shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective Assets during which such terminated Advisor provided services to the Company. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the Shares become listed on a national securities exchange or over-the-counter market. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid. The Subordinated Incentive Fee will not be paid if Listing occurs on the Pink Sheets or the OTC Bulletin Board.

         The Advisor has the right to assign the Advisory Agreement to an Affiliate subject to approval by the Independent Directors of the Company. The Company has the right to assign the Advisory Agreement to any successor to all of its assets, rights, and obligations.

         The Advisor will not be liable to the Company or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it. The Company has agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to the Advisor may be made only out of the net assets of the Company and not from stockholders.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Managing Dealer was entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares in the Company's Prior Offerings, a substantial portion of which was or will be paid as commissions to other broker-dealers. The Managing Dealer is entitled to receive Selling Commissions amounting to 6.5% of the total amount raised from the sale of Shares from this offering, up to 6% of which may be paid as commissions to other broker-dealers. However, Soliciting Dealers that sell more than $50 million in Gross Proceeds in any fiscal year may be reallowed up to 6.2% with respect to Selling Commissions on the Shares they sell. For the year ended December 31, 2003, the Company incurred approximately $79.5 million of such fees in connection with the 2002 Offering and the 2003 Offering, the majority of which was paid by CNL Securities Corp. as commissions to other broker-dealers. In addition, during the period January 1, 2004 through February 16, 2004, the Company incurred approximately $14.2 million of such fees in connection with the 2003 Offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer was entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the Company's Prior Offerings, all or a portion of which was or may be reallowed to other broker-dealers. The Managing Dealer is entitled to receive a marketing support fee of 2.0% of the total amount raised from the sale of Shares from this offering, all or a portion of which may be reallowed to other broker-dealers who enter into an addendum to the Participating Broker Agreement with the Managing Dealer. For the year ended December 31, 2003, the Company incurred approximately $5.3 million of such fees in connection with the 2002 Offering and the 2003 Offering, the majority of which were reallowed to other broker-dealers. In addition, during the period January 1, 2004 through February 16, 2004, the Company incurred approximately $0.9 million of such fees in connection with the 2003 Offering, the majority of which has been or will be reallowed to other broker-dealers.

         CNL Securities Corp. will also receive, in connection with the 2000 Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2003 in the amount of 0.20% of Invested Capital from the 2000 Offering. CNL Securities Corp. in turn may reallow all or a portion of such fees to Soliciting Dealers whose clients hold Shares on such date. As of December 31, 2003, the Company had incurred approximately $0.3 million of such fees.

         In connection with its Prior Offerings, the Advisor was entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans and other permitted investments of 4.5% of the total amount raised from the sale of Shares and loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding loan proceeds used to finance Secured Equipment Leases. For the year ended December 31, 2003, the Company incurred approximately $59 million of such fees in connection with the 2002 Offering and the 2003 Offering. In addition, during the period January 1, 2004 through February 16, 2004, the Company incurred approximately $8.5 million of such fees in connection with the 2003 Offering. For the year ended December 31, 2003, the Company incurred Acquisition Fees totaling approximately $11.3 million as a result of Permanent Financing used to acquire the certain Properties. Additionally, for the period January 1, 2004 through February 16, 2004, the Company incurred Acquisition Fees totaling approximately $20.4 million as a result of Permanent Financing used to acquire certain Properties. In connection with this offering, the Advisor is entitled to receive Acquisition Fees for services in making or investing in Mortgage Loans or the purchase, development or construction of a Property and other permitted investments of 4.0% of the total amount raised or loaned.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of 0.05% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the year ended December 31, 2003, the Company incurred approximately $4.4 million of such fees.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the Expense Year ended December 31, 2003, the Company's Operating Expenses did not exceed the Expense Cap.

         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the year ended December 31, 2003, the Company incurred approximately $5.6 million for these services, approximately $4.1 million of such costs represented stock issuance costs and approximately $1.5 million represented general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         During the year ended December 31, 2003, Affiliates of the Advisor incurred on behalf of the Company $17.2 million for certain Offering Expenses. In addition, during the year ended December 31, 2003, Affiliates incurred on behalf of the Company $0.4 million for certain Acquisition Expenses and $2.2 million for certain Operating Expenses.

         The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors, and in which an Affiliate of the Advisor and certain executive officers of the Company are stockholders. The amount deposited with this bank at December 31, 2003 was approximately $15.8 million. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

         In conjunction with a loan related to the purchase of the Sunrise Portfolio One Properties, the Company engaged Century Capital Markets LLC to act as its Structuring Agent. In connection with this loan, the Structuring Agent was paid structuring fees equal to 2% of the loan. Prior to August 18, 2003, interest due under the loan was payable monthly and included a margin of 30 basis points payable to the Structuring Agent for monthly services provided by the Structuring Agent related to the administration of the loan. On August 18, 2003, the loan was converted from a commercial paper loan to a direct loan with a third party lender. The direct loan bears interest at 30-day LIBOR plus 262 basis points with interest payable monthly. As of December 31, 2003, the joint venture had paid the Structuring Agent approximately $907,000 in structuring fees and interest. Of this amount, structuring fees totaling approximately $470,000 have been capitalized as loan costs. CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets LLC.

         During the year ended December 31, 2003, the Company also paid CCM a $0.2 million finder's fee related to the acquisition of two Properties.

         On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equal to its equity interest in the limited partnership. During the year ended December 31, 2003, the Company received $0.1 million in distributions from the partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of December 31, 2003, the unsecured promissory note had an outstanding balance of approximately $14.7 million. The Company has not been required to fund any amounts under this guarantee.

         In March 2003, the Advisor's parent company purchased a 30% voting membership interest in a limited liability company which is affiliated with eight of the Company's tenants that lease 69 of the 119 Properties as of December 31, 2003. These eight tenants contributed 35% of total rental income from operating leases and earned income from investments in direct financing leases during the year ended December 31, 2003.

                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. PRIOR PUBLIC PROGRAMS HAVE INVESTED ONLY IN RESTAURANT PROPERTIES AND HOTEL PROPERTIES AND HAVE NOT INVESTED IN RETIREMENT PROPERTIES. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PUBLIC REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS TO WHICH THE FOLLOWING INFORMATION RELATES.

         Two Directors of the Company, James M. Seneff, Jr. and Robert A. Bourne, individually or with others have served as general partners of 90 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, currently serves as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Mr. Seneff currently serves as a director and an officer and Mr. Bourne currently serves as a director of CNL Restaurant Properties, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases. Messrs. Seneff and Bourne also currently serve as directors and officers of CNL Hospitality Properties Inc., an unlisted public REIT organized to invest in hotel properties, mortgage loans and secured equipment leases. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of September 30, 2003, the 18 partnerships and the two unlisted REITs had raised a total of approximately $4.5 billion from a total of approximately 152,000 investors, had purchased, directly or indirectly, approximately 2,100 fast-food, family-style and casual-dining restaurant properties, and 126 hotel properties. None of the 18 public partnerships or the two unlisted public REITs has invested in retirement properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

                                                                              NUMBER OF          DATE 90% OF NET
                                                                               LIMITED            PROCEEDS FULLY
                            MAXIMUM                                          PARTNERSHIP           INVESTED OR
  NAME OF                  OFFERING                                            UNITS OR            COMMITTED TO
  ENTITY                   AMOUNT (1)                 DATE CLOSED            SHARES SOLD          INVESTMENT (2)
  ------                  ----------                  -----------            -----------         --------------
CNL Income              $15,000,000
Fund, Ltd.              (30,000 units)            December 31, 1986            30,000              December 1986

CNL Income              $25,000,000
Fund II, Ltd.           (50,000 units)            August 21, 1987              50,000              November 1987

CNL Income              $25,000,000
Fund III, Ltd.          (50,000 units)            April 29, 1988               50,000              June 1988

CNL Income              $30,000,000
Fund IV, Ltd.           (60,000 units)            December 6, 1988             60,000              February 1989

CNL Income              $25,000,000
Fund V, Ltd.            (50,000 units)            June 7, 1989                 50,000              December 1989

CNL Income              $35,000,000
Fund VI, Ltd.           (70,000 units)            January 19, 1990             70,000              May 1990

CNL Income              $30,000,000
Fund VII, Ltd.          (30,000,000 units)        August 1, 1990             30,000,000            January 1991

CNL Income              $35,000,000
Fund VIII, Ltd.         (35,000,000 units)        March 7, 1991              35,000,000            September 1991

CNL Income              $35,000,000
Fund IX, Ltd.           (3,500,000 units)         September 6, 1991          3,500,000             November 1991

CNL Income              $40,000,000
Fund X, Ltd.            (4,000,000 units)         April 22, 1992             4,000,000             June 1992

CNL Income              $40,000,000
Fund XI, Ltd.           (4,000,000 units)         October 8, 1992            4,000,000             September 1992

CNL Income              $45,000,000
Fund XII, Ltd.          (4,500,000 units)         April 15, 1993             4,500,000             July 1993

CNL Income              $40,000,000
Fund XIII, Ltd.         (4,000,000 units)         September 13, 1993         4,000,000             August 1993

CNL Income              $45,000,000
Fund XIV, Ltd.          (4,500,000 units)         March 23, 1994             4,500,000             May 1994

CNL Income              $40,000,000
Fund XV, Ltd.           (4,000,000 units)         September 22, 1994         4,000,000             December 1994

CNL Income              $45,000,000
Fund XVI, Ltd.          (4,500,000 units)         July 18, 1995              4,500,000             August 1995

CNL Income              $30,000,000
Fund XVII, Ltd.         (3,000,000 units)         October 10, 1996           3,000,000             December 1996

                                                                                       NUMBER OF           DATE 90% OF NET
                                                                                        LIMITED             PROCEEDS FULLY
                                    MAXIMUM                                           PARTNERSHIP            INVESTED OR
    NAME OF                        OFFERING                                           UNITS OR             COMMITTED TO
    ENTITY                         AMOUNT (1)                DATE CLOSED                SHARES SOLD           INVESTMENT (2)
    -------                        ----------                -----------              -------------        -----------------
CNL Income                   $35,000,000                  February 6, 1998            3,500,000            December 1997
Fund XVIII, Ltd.             (3,500,000 units)

CNL Restaurant               $747,464,413                 January 20, 1999 (3)      37,373,221 (3)         February 1999 (3)
Properties, Inc.             (37,373,221 shares)

CNL Hospitality              $3,075,072,637                        (4)                   (4)                    (4)
Properties, Inc.             (307,507,264 shares)

---------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.) (the "Restaurant Properties REIT") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, the Restaurant Properties REIT commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totaling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares)
     through the reinvestment plan. Following completion of the initial offering on February 6, 1997, the Restaurant Properties REIT commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totaling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, the Restaurant Properties REIT commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, the Restaurant Properties REIT had received subscriptions totaling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares)
     through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to the Restaurant Properties REIT from its three offerings totaled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4) Effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totaling $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) through the reinvestment plan. Following completion of the initial offering on June 17, 1999, the Hospitality Properties REIT commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totaling approximately $275,000,000. Following the completion of the 1999 Offering on September 14, 2000, the Hospitality Properties REIT commenced a subsequent offering (the "2000 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On April 22, 2002, the 2000 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2000 Offering, the Hospitality Properties REIT commenced a subsequent offering (the "2002 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On February 4, 2003, the 2002 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2002 Offering, the Hospitality Properties REIT commenced a subsequent offering (the "2003 Offering") of up to 175,000,000 shares ($1,750,000,000) of common stock. As of December 31, 2003, the Hospitality Properties REIT had received subscriptions totaling approximately $2.4 billion (24.3 million shares) from its public offerings. As of such date, the Hospitality Properties REIT owned interests in 130 properties, including 24 properties owned through joint ventures and two properties under development.

         Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. As of

September 30, 2003, the partnership had raised $27.5 million from 267 investors and had invested approximately $25.1 million in the resort, which opened on November 30, 2002.

         As of September 30, 2003, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 70 nonpublic real estate limited partnerships. The offerings of all of these 70 nonpublic limited partnerships had terminated as of September 30, 2003. These 70 partnerships raised a total of approximately $187 million from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 314 projects as of September 30, 2003. These 314 projects consist of 18 apartment projects (comprising 8.3% of the total amount raised by all 70 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 70 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 69.1% of the total amount raised by all 70 partnerships), one condominium development (comprising 0.3% of the total amount raised by all 70 partnerships), four hotels/motels (comprising 4.3% of the total amount raised by all 70 partnerships), 39 commercial/retail properties (comprising 13% of the total amount raised by all 70 partnerships), and two tracts of undeveloped land (comprising 0.1% of the total amount raised by all 70 partnerships).

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Of the 90 real estate limited partnerships whose offerings had closed as of September 30, 2003 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         In addition to the real estate limited partnerships described above, in 2002, a limited partnership in which Mr. Seneff and Mr. Bourne serve as officers and stockholders of the corporate general partner, raised $2,500,000 from 68 investors and entered into a mortgage loan, as the lender, with an affiliated limited partnership.

         The following table sets forth summary information, as of September 30, 2003, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.

    NAME OF                    TYPE OF                                               METHOD OF            TYPE OF
    ENTITY                     PROPERTY                  LOCATION                    FINANCING            PROGRAM
    ------                     --------                  --------                    ---------            -------
CNL Income Fund,           22 fast-food or           AL, AZ, CA, FL, GA,             All cash             Public
Ltd.                       family-style              LA, MD, OK, PA, TX,
                           restaurants               VA, WA

CNL Income Fund II,        50 fast-food or           AL, AZ, CO, FL, GA,             All cash             Public
Ltd.                       family-style              IL, IN, KS, LA, MI,
                           restaurants               MN, MO, NC, NM, OH,
                                                     TN, TX, WA, WY

CNL Income Fund            40 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
III, Ltd.                  family-style              GA, IA, IL, IN, KS,
                           restaurants               KY, MD, MI, MN, MO,

                                                     NC, NE, OK, TX

CNL Income Fund IV,        47 fast-food or           AL, DC, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, KS, MA, MD, MI,
                           restaurants               MS, NC, OH, PA, TN,
                                                     TX, VA

CNL Income Fund V,         36 fast-food or           AZ, FL, GA, IL, IN,             All cash            Public
Ltd.                       family-style              MI, NH, NY, OH, SC,
                           restaurants               TN, TX, UT, WA

    NAME OF                    TYPE OF                                              METHOD OF            TYPE OF
    ENTITY                     PROPERTY                  LOCATION                   FINANCING            PROGRAM
    ------                     --------                  --------                   ---------            -------
CNL Income Fund VI,        66 fast-food or           AR, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              ID, IL, IN, KS, MA,
                           restaurants               MD, MI, MN, NC, NE,
                                                     NM, NY, OH, OK, PA,
                                                     TN, TX, VA, WA, WY

CNL Income Fund            59 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
VII, Ltd.                  family-style              IN, LA, MI, MN, NC,
                           restaurants               NE, OH, PA, SC, TN,
                                                     TX, UT, WA

CNL Income Fund            55 fast-food or           AZ, CO, FL, IL, IN,             All cash            Public
VIII, Ltd.                 family-style              LA, MI, MN, NC, NY,
                           restaurants               OH, OR, TN, TX, VA, WI

CNL Income Fund IX,        55 fast-food or           AL, CA, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, LA, MD, MI,
                           restaurants               MN, MS, NC, NH, NY,
                                                     OH, SC, TN, TX

CNL Income Fund X,         59 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
Ltd.                       family-style              ID, IL, IN, LA, MI,
                           restaurants               MO, MT, NC, NE, NH,
                                                     NM, NY, OH, PA, SC,
                                                     TN, TX, WA

CNL Income Fund XI,        48 fast-food or           AL, AZ, CA, CO, CT,             All cash            Public
Ltd.                       family-style              FL, KS, LA, MA, MI,
                           restaurants               MS, NC, NH, NM, OH,
                                                     OK, PA, SC, TX, VA, WA

CNL Income Fund            58 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
XII, Ltd.                  family-style              GA, IA, IN, LA, MO,
                           restaurants               MS, NC, NM, OH, SC,
                                                     TN, TX, WA

CNL Income Fund            53 fast-food or           AL, AR, AZ, CA, CO,             All cash            Public
XIII, Ltd.                 family-style              FL, GA, IN, KS, LA,
                           restaurants               MD, MO, NC, OH, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            71 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
XIV, Ltd.                  family-style              IL, KS, LA, MN, MO,
                           restaurants               MS, NC, NJ, NV, OH,
                                                     SC, TN, TX, VA

    NAME OF                   TYPE OF                                               METHOD OF            TYPE OF
    ENTITY                    PROPERTY                    LOCATION                  FINANCING            PROGRAM
    ------                    --------                    --------                  ---------            -------
CNL Income Fund XV,        61 fast-food or           AL, CA, FL, GA, KS,             All cash            Public
Ltd.                       family-style              KY, MN, MO, MS, NC,
                           restaurants               NJ, NM, OH, OK, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            54 fast-food or           AZ, CA, CO, DC, FL,             All cash            Public
XVI, Ltd.                  family-style              GA, ID, IN, KS, LA,
                           restaurants               MN, MO, NC, NM, NV,
                                                     OH, PA, TN, TX, UT, WI

CNL Income Fund            39 fast-food,             CA, FL, GA, IL, IN,             All cash            Public
XVII, Ltd.                 family-style or           MD, MI, NC, NE, NV,
                           casual-dining             OH, SC, TN, TX, WA, WI

                           restaurants

CNL Income Fund            30 fast-food,             AZ, CA, CO, FL, GA,             All cash            Public
XVIII, Ltd.                family-style or           IL, KY, MD, MN, NC,
                           casual-dining             NV, NY, OH, PA, TN,
                           restaurants               TX, VA

CNL Restaurant             1,169 fast-food,          AL, AR, AZ, CA, CO,               (1)               Public
Properties, Inc.           family-style or           CT, DE, FL, GA, IA,                                 REIT
                           casual-dining             ID, IL, IN, KS, KY,
                           restaurants               LA, MD, MI, MN, MO,
                                                     MS, NC, NE, NH, NJ,
                                                     NM, NV, NY, OH, OK,
                                                     OR, PA, RI, SC, TN,
                                                     TX, UT, VA, WA, WI, WV

CNL Hospitality            126 limited               AL, AZ, CA, CO, CT,               (2)               Public
Properties, Inc.           service, extended         DE, FL, GA, HI, IL,                                 REIT
                           stay or full              IN, KS, KY, LA, MA,
                           service hotels            MD, ME, MI, MN, MO,
                                                     MS, NC, NE, NJ, NV,
                                                     NY, OK, OR, PA, RI,
                                                     SC, TN, TX, UT, VA,
                                                     WA, WI

(1) As of March 31, 1999, all of the Restaurant Properties REIT's net offering proceeds had been invested or committed for investment in properties and loans. Since April 1, 1999, the Restaurant Properties REIT and its consolidated subsidiaries have used proceeds from their lines of credit, warehouse facilities and other borrowings to acquire and develop properties and to fund loans.

(2) As of September 30, 2003, approximately 40.5% of the assets acquired by the Hospitality Properties REIT had been funded using debt. The balance was acquired using proceeds from the Hospitality Properties REIT's equity offerings.

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Seneff and Bourne is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc. and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix B. Information about the previous public programs, the offerings of which became fully subscribed between January 1998 and December 2002, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix B (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         The Company's Articles of Incorporation provide that the Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making quarterly Distributions; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic fixed increases in base rent or increases in base rent based on increases in consumer price indices over the terms of the leases, and obtaining fixed income through the receipt of payments on Mortgage Loans and Secured Equipment Leases;
(iii) continuing to qualify as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment, either in whole or in part, on or before December 31, 2008, through (a) Listing, or,
(b) if Listing does not occur by December 31, 2008, the commencement of orderly Sales of the Company's Assets, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof. The sheltering from tax of income from other sources is not an objective of the Company. If the Company is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of the Company's objectives, stockholders should realize that the ability of the Company to meet these objectives may be severely handicapped by any lack of diversification of the Company's investments and the terms of the leases.

         The Company intends to meet its objectives through its investment policies by purchasing interests in carefully selected, well-located Properties either directly, or indirectly through the acquisition of interests in entities which own such Properties or interests therein, and leasing the Properties primarily on a "triple-net" basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance) to tenants under leases generally requiring the tenant to pay base annual rent with automatic fixed increases in base rent or increases in base rent based on increases in consumer price indices over the term of the lease. The Company may also invest in medical office buildings and expects leases relating to medical office buildings will be on a "gross" basis. In addition, the Company may offer Mortgage Loans and Secured Equipment Leases to Operators. The Company may also invest a small portion of its total assets in equity interests in businesses that provide services to or are otherwise ancillary to the retirement industry.

         In accordance with its investment policies, the Company intends to invest in Properties whose tenants are Operators to be selected by the Company, or whose tenants have contracted with third-party Operators approved by the Company, based upon recommendations by the Advisor. With respect to investments in medical office buildings, the Company intends to contract with third-party property managers. Although there is no limit on the number of properties of a particular tenant or Operator which the Company may acquire, the Board of Directors, including a majority of the Independent Directors, will review the Company's Properties and potential investments in terms of geographic, facility type, tenant, Operator and brand diversification. Potential Mortgage Loan borrowers and Secured Equipment Lease lessees or borrowers will similarly be Operators selected or approved by the Company, following the Advisor's recommendations. The Company has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the value of all Secured Equipment Leases, in the aggregate, will not exceed 25% of the Company's total assets, while Secured Equipment Leases to any single lessee or borrower, in the aggregate, will not exceed 5% of the Company's total assets. It is intended that investments will be made in Properties, Mortgage Loans, other permitted investments and Secured Equipment Leases in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each Property. See "Estimated Use of Proceeds" and "Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." For a more complete description of the manner in which the structure of the Company's business, including its investment policies, will facilitate the Company's ability to meet its investment objectives, see the "Business" section.

         The investment objectives of the Company may not be changed without the approval of stockholders owning a majority of the Shares of outstanding Common Stock. The Bylaws of the Company require the Independent Directors to review the Company's investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the Board of Directors along with the basis for such determination. The Directors (including a majority of the Independent Directors) have the right, without a stockholder vote, to alter the Company's investment policies but only to the extent consistent with the Company's investment objectives and investment limitations. See "Investment Objectives and Policies--Certain Investment Limitations," below.

CERTAIN INVESTMENT LIMITATIONS

         In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the Articles of Incorporation or the Bylaws provide for the following limitations on the Company's investments.

         1. Not more than 10% of the Company's total assets shall be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include any Property under construction, under contract for development or planned for development within one year.

         2. The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

         3. The Company shall not invest in or make Mortgage Loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

         4. The Company may not make or invest in Mortgage Loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         5. The Company may not invest in indebtedness ("Junior Debt") secured by a mortgage on real property which is subordinate to the lien or other indebtedness ("Senior Debt"), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements is limited to 10% of the Company's tangible assets (which is included within the 25% limitation).

         6. The Company may not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an asset coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. "Asset coverage," for the purpose of this section, means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

         7. The Company may not incur any indebtedness which would result in an aggregate amount of Leverage in excess of 300% of Net Assets.

         8. The Company may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company.

         9. The Company will not invest in equity securities unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize the Company's ability to qualify and remain qualified as a REIT. Investments in entities affiliated with the Advisor, a Director, the Company, or Affiliates thereof are subject to the restrictions on joint venture investments. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by the Company's Articles of Incorporation.

         10. The Company will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their Shares to the Company as described under "Redemption of Shares,"); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) Shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy its securities (collectively, "Options"); provided however that Options may be issued (1) to all of its stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to Directors, officers, or employees of the Company or the Advisor. Options may not be issued to the Advisor, Directors or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that, in the judgment of the Independent Directors, has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant.

         11. A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, or Affiliates thereof, such fair market value shall be determined by an Independent Expert selected by the Independent Directors.

         12. The Company will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

         13. The Company will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

         14. The Company will not invest in any foreign currency or bullion or engage in short sales.

         15. The Company will not issue senior securities except notes to banks and other lenders and preferred shares.

         16. The Company will not make loans to the Advisor or its Affiliates, except (A) mortgage loans subject to the restrictions governing mortgage loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert) or (B) to wholly owned subsidiaries of the Company.

         17. The Company will not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

         18. The Company will not make any investment that the Company believes will be inconsistent with its objective of qualifying as a REIT.

         The foregoing limitations may not be modified or eliminated without the approval of a majority of the Shares of outstanding Common Stock.

                               DISTRIBUTION POLICY

GENERAL

         In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 90% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements." The declaration of Distributions is within the discretion of the Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

         The following table presents total Distributions declared and Distributions per Share:

                                                               Quarter

                                   -----------------------------------------------------------
                                     First         Second            Third             Fourth            Year
                                     -----         ------            -----             ------            ----
2003:
Total Distributions declared      $8,688,670     $12,030,979     $   16,591,206     $ 22,473,016      $59,783,871

Distributions per Share               0.1767          0.1767             0.1767           0.1770           0.7071

2002:
Total Distributions declared      $1,552,344     $ 2,586,745     $    4,097,267     $  6,143,121      $14,379,477

Distributions per Share               0.1749          0.1749             0.1749           0.1755           0.7002

2001:
Total Distributions declared      $  219,887     $   247,922     $      312,583     $    726,930      $ 1,507,322

Distributions per Share               0.1749          0.1749             0.1749           0.1749           0.6996

2000:
Total Distributions declared      $   43,593     $   108,932     $      160,911     $    188,642      $   502,078

Distributions per Share               0.0750          0.1537             0.1749           0.1749           0.5785

1999:
Total Distributions declared              (2)             (2)    $       16,460     $     33,944      $    50,404

Distributions per Share                   (2)             (2)            0.0500           0.0750           0.1250

(1) In January and February 2004, the Company declared Distributions totaling $18.5 million (representing $0.0592 per Share) payable by March 31, 2004.

(2) For the period December 22, 1997 (date of inception) through July 13, 1999, the Company did not make any cash distributions because operations had not commenced.

(3) For the years ended December 31, 2003, 2002, 2001 and 2000, and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, approximately 71%, 65%, 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 29%, 35%, 35% , 46% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of December 31, 2003, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods.

(4) Cash Distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the years ended December 31, 2003, 2002, 2001, 2000 and 1999, approximately 2%, 21%, 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(5) Distributions declared and paid for the years ended December 31, 2003, 2002, 2001 and 2000, represent a distribution rate of 7.07%, 7%, 7% and 5.785%, respectively, of Invested Capital.

         The Company intends to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. The Board of Directors currently declares Distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a Distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring Shares, will not receive a Distribution for a record date that they are not considered a stockholder of record. Currently, Distributions are declared monthly and paid quarterly, unless a stockholder elects to receive Distributions monthly, as described below, during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare Distributions on a another basis during the offering period.

         Distributions may be payable monthly by the election of the stockholder. A stockholder may elect to receive monthly Distributions by written notice to the Company upon subscription, or, thereafter, upon at least ten days' prior written notice to the Company, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Absent such an election, stockholders will receive Distributions quarterly. In any quarter, stockholders may terminate their election to receive Distributions monthly rather than quarterly by written notice to the Company, which termination will be effective as of the beginning of the following calendar quarter. The Board of Directors, in its sole discretion, in the future may elect to pay Distributions solely on a quarterly basis.

         The Company may, in the future, charge stockholders who elect the monthly Distribution option an annual administrative fee, designed to cover the additional postage and handling associated with the more frequent Distributions. The Company may elect to charge such fee upon written notice to each stockholder who properly has elected to receive monthly Distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.

         Stockholders who elect the monthly Distribution option will not be eligible to participate in the Reinvestment Plan, unless the Board of Directors elects to make Distributions to all stockholders on a monthly basis. See "Summary of Reinvestment Plan."

         The Company is required to distribute annually at least 90% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such Distributions might not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for Distributions of readily marketable securities; Distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or Distributions of in-kind property, as long as, with respect to in-kind property, the Board of Directors (i) advises each stockholder of the risks associated with direct ownership of the property; (ii) offers each stockholder the election of receiving in-kind property Distributions; and (iii) distributes in-kind property only to those stockholders who accept the Directors' offer.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.

         To the extent a stockholder purchased its Shares subject to a reduced Acquisition Fee, the Company shall reduce Distributions otherwise payable to such stockholder by the amount of the Advisory Fee payable to the Advisor or its affiliates. See "Management Compensation."

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

         The Company is organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, the Company is governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of the Company, stockholders, directors, and officers, the amendment of the Articles of Incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its Articles of Incorporation.

         The Articles of Incorporation and the Bylaws of the Company contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with its Board of Directors. The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

         The Articles of Incorporation also permit Listing by the Board of Directors after completion or termination of this offering.

         The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to the Company. For more complete provisions, reference is made to the Maryland General Corporation Law and the Company's Articles of Incorporation and Bylaws.

DESCRIPTION OF CAPITAL STOCK

         GENERAL. The Company has authorized a total of 556,000,000 shares of capital stock, consisting of 450,000,000 Shares of Common Stock, $0.01 par value per Share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 103,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. Of the 103,000,000 Excess Shares, 100,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership." As of FEBRUARY 16, 2004, the Company had 168 million Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering) and no Preferred Stock or Excess Shares outstanding.

         The Board of Directors has approved a resolution to amend the Articles of Incorporation to increase the number of authorized Shares of Common Stock from 450,000,000 to 1,000,000,000. Pursuant to the Articles of Incorporation, this amendment must be approved by the affirmative vote of the holders of not less than a majority of the Shares of Common Stock outstanding and entitled to vote thereon. The Board of Directors expects to submit this matter to the stockholders for approval at the 2004 annual meeting. In the event that the increase in the number of authorized Shares is not approved by the stockholders, this offering will be limited to up to 213,000,000 Shares. In the event that the increase in the number of authorized Shares is approved by the stockholders, this offering will be for up to 400,000,000 Shares. See "The Offering." In addition, if the increase in the number of authorized Shares is approved by the stockholders, the Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized Shares of Common Stock available following the termination of this offering, and may, in the future, seek to increase the number of authorized Shares, if it determines that such action is in the best interest of the Company.

         The Company will not issue share certificates except to stockholders who make a written request to the Company. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed transfer form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following month on which the Company receives properly executed documentation. Stockholders who are residents of New York may not transfer fewer than 250 Shares at any time.

         Stockholders have no preemptive rights to purchase or subscribe for securities that the Company may issue subsequently. Each Share is entitled to one vote per Share, and Shares do not have cumulative voting rights. The stockholders are entitled to Distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors.

         All of the Shares offered hereby will be fully paid and nonassessable when issued.

         The Articles of Incorporation authorize the Board of Directors to designate and issue from time to time one or more classes or series of Preferred Stock without stockholder approval. The Board of Directors may determine the relative rights, preferences, and privileges of each class or series of Preferred Stock so issued. The issuance of Preferred Shares shall be approved by a majority of the Independent Directors who do not have any interest in the transactions and who have access, at the expense of the Company, to the Company's or independent legal counsel. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, it may afford the holders of any series or class of Preferred Stock preferences, powers, and rights senior to the rights of holders of Common Stock; however, the voting rights for each share of Preferred Stock shall not exceed voting rights which bear the same relationship to the voting rights of the Shares as the consideration paid to the Company for each share of Preferred Stock bears to the book value of the Shares on the date that such Preferred Stock is issued. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The Board of Directors has no present plans to issue any Preferred Stock.

         Similarly, the voting rights per share of equity securities of the Company (other than the publicly held equity securities of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to the Company for each privately offered Company share bears to the book value of each outstanding publicly held equity security. The Board of Directors currently has no plans to offer equity securities of the Company in a private offering.

         For a description of the characteristics of the Excess Shares, which differ from Common Stock and Preferred Stock in a number of respects, including voting and economic rights, see "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership," below.

BOARD OF DIRECTORS

         The Articles of Incorporation provide that the number of Directors of the Company cannot be less than three nor more than 15. A majority of the Board of Directors will be Independent Directors. See "Management -- Independent Directors." Each Director, other than a Director elected to fill the unexpired term of another Director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the Shares of Common Stock present in person or by proxy and entitled to vote. Independent Directors will nominate replacements for vacancies among the Independent Directors. Under the Articles of Incorporation, the term of office for each Director will be one year, expiring each annual meeting of stockholders; however, nothing in the Articles of Incorporation prohibits a director from being reelected by the stockholders. The Directors may not (a) amend the Articles of Incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of the Company's assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in property. The Directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

         An annual meeting will be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under the Company's Bylaws, a special meeting of stockholders may be called by the chief executive officer, a majority of the Directors, or a majority of the Independent Directors. Special meetings of the stockholders also shall be called by the secretary of the Company upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding Common Stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, the Company shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

         At any meeting of stockholders, each stockholder is entitled to one vote per Share of Common Stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the Shares of Common Stock then outstanding shall constitute a quorum, and the majority vote of the Shares of Common Stock present in person or by proxy will be binding on all the stockholders of the Company.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR
DIRECTORS AND PROPOSALS OF NEW BUSINESS

         The Bylaws of the Company require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a Director, or (b) propose new business other than pursuant to the notice of the meeting or by, or on behalf of, the Directors. The Bylaws contain a similar notice requirement in connection with nominations for Directors at a special meeting of stockholders called for the purpose of electing one or more Directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate Directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

         Pursuant to the Company's Articles of Incorporation, the Directors can amend the Articles of Incorporation by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the Articles of Incorporation may be amended only by the affirmative vote of a majority, and, in some cases a two-thirds majority, of the Shares of Common Stock outstanding and entitled to vote. The stockholders may vote to amend the Articles of Incorporation, terminate or dissolve the Company or remove one or more Directors without necessity for concurrence by the Board of Directors.

MERGERS, COMBINATIONS AND SALE OF ASSETS

         A merger in which the Company is not the surviving entity, a combination, sale, or other disposition of all or substantially all of the Company's assets other than in the ordinary course of business must be approved by the Directors and a majority of the Shares of Common Stock outstanding and entitled to vote. In addition, any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation's shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an "Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

         Section 2.8 of the Articles of Incorporation provides that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between the Company and any person. Consequently, business combinations between the Company and Interested Stockholders can be effected upon the affirmative vote of a majority of the outstanding Shares entitled to vote thereon and do not require the approval of a supermajority of the outstanding Shares held by disinterested stockholders.

CONTROL SHARE ACQUISITIONS

         The Maryland Control Share Acquisition Statute provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, officers or directors who are employees of the corporation. Control Shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

         Section 2.9 of the Articles of Incorporation provides that the Maryland Control Share Acquisition Statute is inapplicable to any acquisition of securities of the Company by any person. Consequently, in instances where the Board of Directors otherwise waives or modifies restrictions relating to the ownership and transfer of securities of the Company or such restrictions are otherwise removed, control shares of the Company will have voting rights, without having to obtain the approval of a supermajority of the outstanding Shares eligible to vote thereon.

TERMINATION OF THE COMPANY AND REIT STATUS

         The Articles of Incorporation provide for the voluntary termination and dissolution of the Company by the affirmative vote of a majority of the Shares of Common Stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the Articles of Incorporation permit the stockholders to terminate the status of the Company as a REIT under the Code only by the affirmative vote of the holders of a majority of the Shares of Common Stock outstanding and entitled to vote.

         Under the Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2008, unless Listing occurs, in which event the Company automatically will become a perpetual life entity.

RESTRICTION OF OWNERSHIP

         To qualify as a REIT under the Code, among other things, (i) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See "Federal Income Tax Considerations -- Taxation of the Company."

         To ensure that the Company satisfies these requirements, the Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of Common Stock and Preferred Stock by any Person (as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such Common Stock or 9.8% of any series of Preferred Stock (the "Ownership Limit"). It is the responsibility of each Person (as defined in the Articles of Incorporation) owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give the Company written notice of such ownership. In addition, to the extent deemed necessary by the Directors, the Company can demand that each stockholder disclose to the Company in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the Articles of Incorporation) of the Common Stock and Preferred Stock. However, the Articles of Incorporation generally provide that the Board of Directors, upon a receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence, representations or undertakings acceptable to the Board of Directors, may, in its sole discretion, waive the application of certain transfer restrictions or the Ownership Limit to a person if the Board of Directors determines that such person's ownership of Common Stock and/or Preferred Stock will not jeopardize the Company's status as a REIT under the Code. In addition, the restrictions on transfer, ownership limitations and information requirements described in this section will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT under the Code.

         Subject to the Board's ability to waive certain of the following restrictions in certain circumstances (as described below), transfers of shares of the Company's Common Stock or Preferred Stock or other events that would create a direct or indirect ownership of such stock that would: (i) violate the Ownership Limit; (ii) result in the Company's disqualification as a REIT under the Code, including any transfer that results in: (a) the Company's Common Stock and/or Preferred Stock being owned by fewer than 100 persons, or (b) the Company being "closely held" within the meaning of Section 856(h) of the Code; or (iii) potentially jeopardize the Company's status as a REIT under the Code, shall be null and void and of no effect with respect to the shares in excess of the applicable limit and, accordingly, the intended transferee (or "prohibited owner") shall acquire no right or interest in such shares. Any shares in excess of an applicable limitation will be converted automatically into an equal number of shares of the Company's excess stock that will be transferred by operation of law to an unaffiliated trust for the exclusive benefit of one or more qualified charitable organizations selected by the Company. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a person or entity who could own the shares without violating the applicable limit and distribute to the prohibited owner an amount equal to the lesser of: (i) the proceeds of the sale; (ii) the price paid for the stock in excess of the applicable limit by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event; or (iii) the pro rata amount of the prohibited owner's initial capital investment in the Company properly allocated to such shares of excess stock.

         All dividends and other Distributions received with respect to the shares of excess stock prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the prohibited owner will be distributed to the beneficiary of the trust. In connection with any liquidation, however, the trust must distribute to the prohibited owner the amounts received upon such liquidation, but the prohibited owner is not entitled to receive amounts in excess of the price paid for such shares by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event. In addition to the foregoing transfer restrictions, the Company has the right, for a period of 90 days during the time any shares of excess stock are held by the trust, to purchase all or any portion of such shares of excess stock for the lesser of the price paid for such shares by the prohibited owner (or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event) or the market price of the Company's stock on the date the Company exercises its option to purchase, which amount will be paid to the prohibited owner. In all instances, the market price will be determined in the manner set forth in the Articles of Incorporation.

         For purposes of the Articles of Incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, but does not include (i) the Advisor, during the period ending on December 31, 1998, or (ii) an underwriter which participated in a public offering of Shares for a period of sixty (60) days following the initial purchase by such underwriter of Shares therein, provided that the foregoing exclusions shall apply only if the ownership of such Shares by the Advisor. or an underwriter would not cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

         Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of the Company, which duty shall include a duty to supervise the relationship of the Company with the Advisor. See "Management -- Fiduciary Responsibilities of the Board of Directors."

LIMITATION OF LIABILITY AND INDEMNIFICATION

         Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty,
(iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in
Section 2-418 of the Maryland General Corporation Law.

         Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

         There are certain defenses under Maryland law available to the Directors, officers and the Advisor in the event of a stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the Directors, officers and the Advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the Articles of Incorporation.

         The Company has entered into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses reasonably incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and Directors under the Company's directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the Articles of Incorporation and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.

REMOVAL OF DIRECTORS

         Under the Articles of Incorporation, a Director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of the Company outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

         The Advisor will keep, or cause to be kept, on behalf of the Company, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent. Stockholders will also have access to the books of account and records of Retirement Partners to the same extent that they have access to the books of account and records of the Company.

         As a part of its books and records, the Company will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of Shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at the Company's home office by a stockholder or his or her designated agent upon such stockholder's request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. The Company may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

         If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the Advisor and the Directors shall be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Company. The Company may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in the Company. The remedies provided by the Articles of Incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

RESTRICTIONS ON "ROLL-UP" TRANSACTIONS

         In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the Advisor or Directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction.

The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

         (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

         (ii) one of the following:

                  (A) remaining stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

                  (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of the Company.

         The Company is prohibited from participating in any proposed Roll-Up
Transaction:

         (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in the Company's Articles of Incorporation, Sections 8.2, 8.3, 8.5, 8.6, 8.7, 8.8 and 9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company. (See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" and "Summary of the Articles of Incorporation and Bylaws -- Stockholder Meetings," above);

         (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

         (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.6 and 8.7 of the Company's Articles of Incorporation and described in "Summary of the Articles of Incorporation and Bylaws -- Inspection of Books and Records," above; or

         (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the stockholders.

                        FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

         The following is a summary of the material federal income tax consequences of the ownership of Shares of the Company, prepared by Greenberg Traurig, LLP, as Counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of the Company, or to the purchase, ownership or disposition of the Shares, has been requested from the Internal Revenue Service (the "IRS" or the "Service") or other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Service were to challenge the conclusions of Counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Shares of the Company, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

         GENERAL. The Company has elected to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1999. The Company believes that it is organized and has operated in such a manner as to qualify as a REIT, and the Company intends to continue to operate in such a manner, but no assurance can be given that it has operated or will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a regular C corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which 90% or 75% of the Company's gross income exceeds its gross income qualifying under the 95% or 75% gross income test, respectively. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by the Company over the adjusted basis in the property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of "built-in gain" will apply assuming that the Company does not make an election pursuant to Section 1.337(d)-7 of the Treasury Regulations upon its acquisition of an asset from a C corporation. Eighth, if the Company receives non-arm's length income from one of its taxable REIT subsidiaries (as described below), it will be subject to a 100% tax on such income.

         If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for Distributions to holders of Shares. To the extent that the Company would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for Distribution to holders of Shares would be reduced. Distributions made to holders of Shares generally would be taxable to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such Distributions would be made. The Company would not be eligible to elect REIT status for the four taxable years after the taxable year during which it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

         OPINION OF COUNSEL. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, the Company qualified as a REIT under the Code for the taxable years ending through December 31, 2003, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that opinions of counsel are not binding on the Service or the courts, and that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

         REQUIREMENTS FOR QUALIFICATION AS A REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which, but for Sections 856 through 860 of the Code, would be taxable as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;
(vi) which is not closely held as defined in section 856(h) of the Code; and
(vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

         In the case of a REIT which is a partner in a partnership, the Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of any partnership and of any Joint Venture treated as a partnership for federal income tax purposes, as described in "Business -- Joint Venture Arrangements," will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.

         OWNERSHIP TESTS. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities as defined in the Code), and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the Articles of Incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock. Among other provisions, the Articles of Incorporation empower the Board of Directors to redeem, at its option, a sufficient number of Shares to bring the ownership of Shares of the Company into conformity with these requirements or to assure continued conformity with such requirements.

         Under the Articles of Incorporation, each holder of Shares is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of Shares of the Company as the Board of Directors deems necessary to comply with provisions of the Code applicable to the Company or the provisions of the Articles of Incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury Regulations govern the method by which the Company is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause the Company to fail to qualify as a REIT. The Company has represented that it has met and expects to continue to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

         ASSET TESTS. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets (the "75% Asset Test") must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer other than a "taxable REIT subsidiary" or a "qualified REIT subsidiary," exceed 5% of the value of the REIT's assets or 10% of the value or voting power of the issuer's outstanding securities, except with respect to securities of "qualified REIT subsidiaries" or "taxable REIT subsidiaries". A REIT may own up to 100% of the stock of a corporation that elects to be treated as a "taxable REIT subsidiary" for federal income tax purposes. At no time may the value of a REIT's stock in "taxable REIT subsidiaries" exceed 20% of the value of the REIT's gross assets. The term "real estate assets" includes real property, interests in real property, interests in other REITs, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

         The bulk of the Company's assets represent "real estate assets" including direct and indirect interests in real property. However, the Company will also hold the Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." Therefore, the Secured Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the sum of the value of the Secured Equipment Leases, together with any personal property owned by the Company plus the value of all other Company assets not qualifying for the 75% Asset Test, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular Operator will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular Operator represents more than 5% of the Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property or other property owned by the Company not qualifying for the 75% Asset Test, exceeds 25% of the Company's total assets.

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures. If a Joint Venture were classified, for federal income tax purposes, as an association taxable as a corporation rather than as a partnership, the Company's ownership of a 10% or greater interest in the Joint Venture would cause the Company to fail to meet the requirement that it not own 10% or more of the value or voting power of an issuer's securities. However, Counsel is of the opinion, based on certain assumptions, that any Joint Ventures will constitute partnerships for federal income tax purposes. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         INCOME TESTS. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

         (a) The 75 Percent and 95 Percent Tests. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes, "qualified temporary investment income" means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years, and
(ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

         The bulk of the Company's income is derived from rents with respect to the Properties. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT, owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue or "taxable REIT subsidiaries", except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the remainder of the rental income to fail to qualify as rents from real property.

         The Company has represented with respect to its leasing of the Properties that it will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease;
(iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) enter into any lease with a Related Party Tenant. Specifically, the Company expects that virtually all of its income will be derived from leases of the type described in "Business -- Description of Property Leases," and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.

         In addition, the Company is paid interest on the Mortgage Loans. All interest income qualifies under the 95% gross income test so long as the amount of such interest does not depend on the net income or profits of any person. If a Mortgage Loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. The Company has represented that this will always be the case. Therefore, in the opinion of Counsel, income generated through the Company's investments in Mortgage Loans will be treated as qualifying income under the 75% gross income test.

         The Company will also receive payments under the terms of the Secured Equipment Leases. Although the Secured Equipment Leases will be structured as leases or loans, Counsel is of the opinion that, subject to certain assumptions, they will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." If the Secured Equipment Leases are treated as loans secured by personal property for federal income tax purposes, then the portion of the payments under the terms of the Secured Equipment Leases that represent interest, rather than a return of capital for federal income tax purposes, will not satisfy the 75% gross income test (although it will satisfy the 95% gross income test). The Company believes, however, that the aggregate amount of such non-qualifying income will not cause the Company to exceed the limits on non-qualifying income under the 75% gross income test.

         If, contrary to the opinion of Counsel, the Secured Equipment Leases are treated as true leases, rather than as loans secured by personal property for federal income tax purposes, the payments under the terms of the Secured Equipment Leases would be treated as rents from personal property. Rents from personal property will satisfy either the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

         If, notwithstanding the above, the Company fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if
(i) such failure is due to reasonable cause and not willful neglect; (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year; and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and the Company is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which the Company failed the 75% test or by which 90% of the Company's gross income exceeded its gross income qualifying under the 95% test (whichever amount is greater).

         (b) The Impact of Default Under the Secured Equipment Leases. In applying the gross income tests to the Company, it is necessary to consider the impact that a default under one or more of the Secured Equipment Leases would have on the Company's ability to satisfy such tests. A default under one or more of the Secured Equipment Leases would result in the Company directly holding the Equipment securing such leases for federal income tax purposes. In the event of a default, the Company may choose either to lease or sell such Equipment.

         However, any income resulting from a rental or sale of Equipment not incidental to the rental or sale of real property would not qualify under the 75% and 95% gross income tests. In addition, in certain circumstances, income derived from a sale or other disposition of Equipment could be considered "net income from prohibited transactions," subject to a 100% tax. The Company does not, however, anticipate that its income from the rental or sale of Equipment would be material in any taxable year.

         DISTRIBUTION REQUIREMENTS. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 90% of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains), and
(ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate by January 31 of the following taxable year if declared during the last three months of such taxable year, payable to stockholders of record as of such date or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

         The Company has represented that it has made and intends to continue to make Distributions to stockholders sufficient to meet the 90% distribution requirement. Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 90% distribution requirement. For example, in the event of the default or financial failure of one or more tenants, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making Distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling Assets. If the Company ultimately were unable to satisfy the 90% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 90% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in the Company's deductions for Distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

TAXATION OF STOCKHOLDERS

         TAXABLE DOMESTIC STOCKHOLDERS. For any taxable year in which the Company qualifies as a REIT for federal income tax purposes, Distributions made by the Company out of its current or accumulated earnings and profits to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by the Company generally will be taxed as long-term capital gain, without regard to the period for which such person has held its Shares, to the extent that they do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction generally allowed to corporations. In addition, the Company may elect to retain and pay income tax on its long-term capital gains. If the

Company so elects, each stockholder will take into income the stockholder's share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder's share of the tax paid by the Company. The stockholder will increase the basis of such stockholder's share by an amount equal to the excess of the retained capital gain included in the stockholder's income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of the Company's current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's Shares, and then, to the extent such Distributions exceed a stockholder's basis, as gain realized from the sale of Shares. The Company will notify each stockholder as to the portions of each Distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any Distribution that is (i) declared by the Company in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months, and (ii) actually paid by the Company in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.

         Upon the sale or other disposition of the Company's Shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the Shares involved in the transaction. Such gain or loss will be a long-term capital gain or loss if, at the time of sale or other disposition, the Shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to Shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend was treated as long-term capital gain.

         Generally, the redemption of Shares by the Company will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in the Company. A redemption of Shares for cash will be treated as a distribution that is taxable as a dividend to the extent of the Company's current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a "complete termination" of the stockholder's interest in the Company under Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the stockholder under
Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Code. Under Code Section 302(b)(2) a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Shares actually owned, must generally be taken into account. A distribution to a stockholder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the stockholder's interest in the Company. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."

         If the redemption is not treated as a dividend, the redemption of the Shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the Shares redeemed. Such gain or loss would be capital gain or loss if the Shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the Shares exceeds one year.

         The Company will report to its U.S. stockholders and the Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the

Service. Any amount paid to the Service as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to the Company. See "Federal Income Tax Considerations -- Taxation of Stockholders -- Foreign Stockholders" below.


         Recently enacted tax legislation lowers the maximum individual tax rate on capital gains and "qualified dividend income" to 15%. Capital gains on sales of Company Shares by individuals and "capital gain" dividends received by individuals will be eligible for the reduced 15% rate (except to the extent of the portion of capital gain dividend attributable to depreciation recapture on sales of real property which will continue to be taxed at a rate of 25%). Ordinary dividend distributions made by the Company will be treated as "qualified dividend income" and eligible for the 15% maximum rate only to the extent attributable to taxable income of the Company on which a corporate level tax has been imposed, e.g. dividend income received by the Company from a non-REIT U.S. C-corporation including a "taxable REIT subsidiary", income of the Company subject to a "built-in-gains" tax in the prior taxable year (net of the taxes paid by the Company on such income), and taxable income retained by the Company in the prior taxable year (net of the taxes paid by the Company on such income). Generally the Company does not elect to retain taxable income in excess of the amount required to be distributed for REIT qualification purposes. The state and local income tax treatment of the Company and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in Shares.

         TAX-EXEMPT STOCKHOLDERS. Dividends paid by the Company to a stockholder that is a tax-exempt entity generally will not constitute "unrelated business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code and the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

         Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of
Section 856(h)(1) of the Code, and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests, or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of Shares in the Articles of Incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Shares in the Company, absent a waiver of the restrictions by the Board of Directors. See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         Assuming that there is no waiver of the restrictions on ownership of Shares in the Articles of Incorporation and that a tax-exempt stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code or otherwise use its Shares in an unrelated trade or business, in the opinion of Counsel, the Distributions of the Company with respect to such tax-exempt stockholder will not constitute UBTI.

         The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

         FOREIGN STOCKHOLDERS. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the Non-U.S. Stockholders' conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in Shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the Advisor.

         Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to distributions from a REIT. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such Distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies (and, the Non-U.S. Stockholder files IRS Form W-8BEN with the Company and, if the Shares are not traded on an established securities market, includes on such form a taxpayer identification number acquired from the IRS), or (ii) the Non-U.S. Stockholder files an IRS Form W-8ECI with the Company claiming that the Distribution is effectively connected income. Distributions in excess of the Company's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such Distributions paid do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders' Shares, such Distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Shares, as described below. If it cannot be determined at the time a Distribution is paid whether or not such Distribution will be in excess of current and accumulated earnings and profits, the Distributions will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of the Company's current and accumulated earnings and profits. The Company is permitted, but not required, to make reasonable estimates of the extent to which Distributions exceed current or accumulated earnings and profits. Such Distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent they exceed the stockholder's actual U.S. tax liability, provided the required information is furnished to the IRS.

         For any year in which the Company qualifies as a REIT, Distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. The Company is required by applicable Treasury Regulations to withhold 35% of any Distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the Shares is treated as "effectively connected" with the Non-U.S. Stockholders' U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate shareholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the Service 10% of the purchase price.

STATE AND LOCAL TAXES

         The Company and its stockholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of the Company and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock of the Company.

CHARACTERIZATION OF PROPERTY LEASES

         The Company will purchase both new and existing Properties and lease them to tenants pursuant to leases of the type described in "Business -- Description of Property Leases." The ability of the Company to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases, under which the Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that the Company is not the owner of the Properties for federal income tax purposes may have adverse consequences to the Company, such as the denying of the Company's depreciation deductions. Moreover, a denial of the Company's depreciation deductions could result in a determination that the Company's Distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements," above. Furthermore, in the event that the Company was determined not to be the owner of a particular Property, in the opinion of Counsel the income that the Company would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.

         The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of the property is to be treated as the owner. Judicial decisions and pronouncements of the Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

         While certain characteristics of the leases anticipated to be entered into by the Company suggest the Company might not be the owner of the Properties, such as the fact that such leases are "triple-net" leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that the Company will be the owner of the Properties. For example, under the types of leases described in "Business -- Description of Property Leases," the Company will bear the risk of substantial loss in the value of the Properties, since the Company will acquire its interests in the Properties with an equity investment, rather than with nonrecourse indebtedness. Further, the Company, rather than the tenant, will benefit from any appreciation in the Properties, since the Company will have the right at any time to sell or transfer its Properties, subject to the tenant's right to purchase the property at a price not less than the Property's fair market value (determined by appraisal or otherwise).

         Other factors that are consistent with the ownership of the Properties by the Company are (i) the tenants are liable for repairs and to return the Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to the Company; (iii) the tenants agree to subordinate their interests in the Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and
(iv) based on the Company's representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of the Company's cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, the Company has not relinquished the Properties to the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, the Company will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

         Concerning the Properties for which the Company owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) the Company leases the Properties on substantially the same terms and conditions described in "Business -- Description of Property Leases," and (ii) as is represented by the Company, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of Properties for which the Company does not own the underlying land, Counsel may not be able to opine that such transactions will be characterized as leases.

CHARACTERIZATION OF SECURED EQUIPMENT LEASES

         The Company will purchase Equipment and lease it to Operators pursuant to leases of the type described in "Business -- Investment of Offering Proceeds." The ability of the Company to qualify as a REIT depends on a determination that the Secured Equipment Leases are financing arrangements, under which the lessees acquire ownership of the Equipment for federal income tax purposes. If the Secured Equipment Leases are instead treated as true leases, the Company may be unable to satisfy the income tests for REIT qualification. See "Federal Income Tax Considerations -- Taxation of the Company -- Income Tests."

         While certain characteristics of the Secured Equipment Leases to be entered into by the Company suggest that the Company retains ownership of the Equipment, such as the fact that certain of the Secured Equipment Leases are structured as leases, with the Company retaining title to the Equipment, a substantial number of other characteristics indicate that the Secured Equipment Leases are financing arrangements and that the lessees are the owners of the Equipment for federal income tax purposes. For example, under the types of Secured Equipment Leases described in "Business -- Investment of Offering Proceeds," the lease term will equal or exceed the useful life of the Equipment, and the lessee will have the option to purchase the Equipment at the end of the lease term for a nominal sum. Moreover, under the terms of the Secured Equipment Leases, the Company and the lessees will each agree to treat the Secured Equipment Leases as loans secured by personal property, rather than leases, for tax purposes.

         On the basis of the foregoing, assuming (i) the Secured Equipment Leases are made on substantially the same terms and conditions described in "Business -- Investment of Offering Proceeds," and (ii) as represented by the Company, each of the Secured Equipment Leases will have a term that equals or exceeds the useful life of the Equipment subject to the lease, it is the opinion of Counsel that the Company will not be treated as the owner of the Equipment that is subject to the Secured Equipment Leases for federal income tax purposes and that the Company will be able to treat the Secured Equipment Leases as loans secured by personal property. Counsel's opinion that the Company will be organized in conformity with the requirements for qualification as a REIT is based, in part, on the assumption that each of the Secured Equipment Leases will conform to the conditions outlined in clauses (i) and (ii) of the preceding sentence.

INVESTMENT IN JOINT VENTURES

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures which own and lease Properties. Assuming that the Joint Ventures have the characteristics described in "Business -- Joint Venture Arrangements," and are operated in the same manner that the Company operates with respect to Properties that it owns directly, it is the opinion of Counsel that (i) the Joint Ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and that the Company will be subject to tax as a partner pursuant to Sections 701-761 of the Code, and (ii) all material allocations to the Company of income, gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Prospectus will be respected under Section 704(b) of the Code. The Company has represented that it will not become a participant in any Joint Venture unless the Company has first obtained advice of Counsel that the Joint Venture will constitute a partnership for federal income tax purposes and that the allocations to the Company contained in the Joint Venture agreement will be respected.

         If, contrary to the opinion of Counsel, a Joint Venture were to be treated as an association taxable as a corporation, the Company would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the Joint Venture's assets. In addition, the items of income and deduction of the Joint Venture would not pass through to the Company. Instead, the Joint Venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Joint Venture's taxable income. Moreover, a determination that a Joint Venture is taxable as a corporation could cause the Company to fail to satisfy the asset tests for qualification as a REIT. See "Federal Income Tax Considerations -- Taxation of the Company -- Asset Tests" and "Federal Income Tax Considerations -- Taxation of the Company -- Income Tests," above.

                             REPORTS TO STOCKHOLDERS

         The Company will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of the assets of the Company, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interest of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the stockholders for the period, identifying the source of such Distributions and if such information is not available at the time of the Distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the Distribution was made).

         Within 75 days following the close of each Company fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of Share valuation to enable it to file annual reports required by ERISA as they relate to its investment in the Company. For any period during which the Company is making a public offering of Shares, the statement will report an estimated value of each Share at the public offering price per Share, which during the term of this offering is $10.00 per Share. If no public offering is ongoing, and until Listing, the statement will report an estimated value of each Share, based on (i) appraisal updates performed by the Company based on a review of any existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value primarily by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The Company may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither the Company nor its Affiliates thereby make any warranty, guarantee, or representation that (i) the stockholders or the Company, upon liquidation, will actually realize the estimated value per Share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their Shares.

         If the Company is required by the Exchange Act to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, stockholders will be furnished with a summary of the information contained in each such report within 90 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to the Company. If the Company is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

         Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of the Company at all times during regular business hours, upon reasonable prior notice to the

Company, at the location where such reports are kept by the Company. Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of the Company, a copy of the Company's federal, state, and local income tax returns for each fiscal year of the Company, and, subject to certain confidentiality requirements, a list containing the name, address, and Shares held by each stockholder.

         The fiscal year of the Company will be the calendar year.

         The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested stockholder.

                                  THE OFFERING

GENERAL

         A maximum of 400 million Shares are being offered. The sale of 187 million of such Shares is subject to approval by the stockholders of a resolution to increase the number of authorized Shares of the Company. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock." The Company has initially designated 15 million Shares to be offered to stockholders purchasing Shares in this offering or to stockholders who purchased Shares in one of the Prior Offerings who elect to participate in the Reinvestment Plan and who receive a copy of this Prospectus or a separate prospectus for the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 15 million Shares initially designated for the Reinvestment Plan remain unsold after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering. Similarly, prior to the conclusion of this offering, if the 15 million Shares initially designated for the Reinvestment Plan have been purchased by the Reinvestment Agent and the Company anticipates additional demand for its Reinvestment Plan Shares, the Company may decide to reallocate a portion of the Shares designated for this offering to the Reinvestment Plan. Any Shares purchased pursuant to the Reinvestment Plan will be purchased at $9.50 per Share. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under this Prospectus or a separate prospectus. See "Summary of Reinvestment Plan." Until such time, if any, as the stockholders approve an increase in the number of authorized Shares, this offering will be limited to 213 million Shares, including Shares which will be available to stockholders purchasing pursuant to the Reinvestment Plan. The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized Shares of Common Stock available following termination of this offering.

         A minimum investment of 500 Shares ($5,000) is required. Any investor who makes the required minimum investment may purchase additional Shares in increments of one Share. See "The Offering -- General," "The Offering -- Subscription Procedures" and "Summary of Reinvestment Plan."

PLAN OF DISTRIBUTION

         The Shares are being offered to the public on a "best efforts" basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Soliciting Dealers, who will be members of the National Association of Securities Dealers, Inc. (the "NASD") or other persons or entities exempt from broker-dealer registration, and the Managing Dealer. The Soliciting Dealers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of Shares from the Company. The Managing Dealer and the Soliciting Dealers will not execute any transaction involving the purchase of Shares in a discretionary account without the prior written approval of the transaction by the subscriber. Both James M. Seneff, Jr. and Robert A. Bourne are Affiliates and licensed principals of the Managing Dealer, and the Advisor is an Affiliate of the Managing Dealer.

         Prior to a subscriber's admission to the Company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Bank. The Company, within 30 days after the date a subscriber is admitted to the Company, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on Company funds or to receive interest on their Invested Capital. See "The Offering - Escrow Arrangements" below.

                  Subject to the provisions for a reduction of the Selling Commissions, the marketing support fee and the Acquisition Fee described below, the Company will pay the Managing Dealer an aggregate of 6.5% of the Gross Proceeds as Selling Commissions. The Managing Dealer will reallow fees of up to 6.0% to the

Soliciting Dealers with respect to Shares sold by them. Soliciting Dealers that sell more than $50 million in Gross Proceeds in any fiscal year may be reallowed Selling Commissions of up to 6.2% with respect to the Shares they sell. A Soliciting Dealer may withhold the Selling Commissions to which it is entitled from the purchase price for the shares and forward the balance to the Managing Dealer if: (i) the Soliciting Dealer is legally permitted to do so and the Managing Dealer and the Soliciting Dealer have executed an addendum to the Participating Broker Agreement pertaining to such an arrangement; and (ii) (x) the Soliciting Dealer meets all applicable net capital requirements under rules of the NASD or other applicable rules regarding such an arrangement, (y) the Soliciting Dealer forwards the subscription agreement to the Company and receives the Company's written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the commissions to which the Soliciting Dealer is entitled, to the Managing Dealer, and (z) the Soliciting Dealer verifies that there are sufficient funds in the investor's account with the Soliciting Dealer to cover the entire cost of the subscription. In addition, the Company will pay the Managing Dealer for actual expenses incurred in connection with the due diligence of the Company and this offering and such reimbursement will be reallowed to the Soliciting Dealers who incurred such expenses following submission of invoices supporting such expenses. The Company will also pay to the Managing Dealer an amount equal to 2.0% of Gross Proceeds as a marketing support fee. All or a portion of this fee will be reallowed to any Soliciting Dealer which enters into an addendum to the Participating Broker Agreement with the Managing Dealer. Generally, the Managing Dealer will not reallow any portion of the marketing support fee to Soliciting Dealers unless they have a prescribed minimum annual sales volume of Shares of our Common Stock and they agree to provide one or more of the following services: (i) provide internal marketing support personnel and marketing communications vehicles to assist the Managing Dealer in the promotion of the Company; (ii) respond to investors' inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, the financial status of the Company and the real estate markets in which the Company has invested; (iii) assist investors with reinvestments and redemptions; and/or (iv) provide other services requested by investors from time to time and maintain the technology necessary to adequately service investors. To the extent a Soliciting Dealer is entitled to all or a portion of the 2.0% marketing support fee, the Soliciting Dealer may elect to defer over time its receipt of the marketing support fee to which it is entitled. In such event, the marketing support fee to be reallowed will be paid to the Soliciting Dealer over a period of up to ten years (which period will be agreed upon by the Managing Dealer and Soliciting Dealer) until the marketing support fee payable to the Soliciting Dealer has been paid in full. Further, upon Listing, any remaining deferred portion of the marketing support fee payable to the Soliciting Dealer will become immediately due and payable. Selling Commissions and the marketing support fee will not be paid in connection with Shares purchased pursuant to the Reinvestment Plan. See "Summary of Reinvestment Plan."

         The following table shows the compensation payable to the Managing Dealer.

       Type of Compensation                       Estimated Amount*
------------------------------------           -----------------------
Selling Commissions                             6.5% of Gross Proceeds
Due diligence expense reimbursements           0.01% of Gross Proceeds
Marketing support fee                           2.0% of Gross Proceeds

*Purchases may be made by certain categories of investors net of Selling Commissions and the marketing support fee and, in certain circumstances, subject to a reduced 1.0% Acquisition Fee, as explained below. In addition, Selling Commissions and the marketing support fee will not be paid in connection with Shares purchased pursuant to the Reinvestment Plan.

         Purchases net of Selling Commissions and the marketing support fee and, in certain circumstances, subject to a reduced 1.0% Acquisition Fee. The following persons and entities may purchase Shares net of 6.5% Selling Commissions and the 2.0% marketing support fee, at a per Share purchase price of $9.15 (assuming no other discounts apply): (i) a registered principal or representative of the Managing Dealer or a Soliciting Dealer; (ii) employees, officers and directors of the Company or the Advisor, or of the Affiliates of either of the foregoing entities (and the immediate family members of any of the foregoing persons, provided that "immediate family members" means such person's spouse, parents, children, grandparents, grandchildren and any such person who is so related by marriage such that this includes "step-" and "-in law" relations as well as such persons so related by adoption), and any Plan established exclusively for the benefit of such persons or entities; (iii) a client of an investment adviser registered under the Investment Advisers Act of 1940, as amended, or under applicable state securities laws; and (iv) a person investing in a bank trust account with respect to which the decision-making authority for investments made has been delegated to the bank trust department. As all sales must be made through a registered broker-dealer, the investment adviser must arrange the placement of the transaction through a broker-dealer that will waive compensation, or may contact the Managing Dealer for such assistance. The amount of proceeds to the Company will not be affected by eliminating Selling Commissions and marketing support fees payable in connection with sales to investors purchasing through such registered investment advisers or bank trust department. In addition, Soliciting Dealers that have a contractual arrangement with their clients for the payment of fees on terms that are inconsistent with the acceptance of all or a portion of the Selling Commissions and the marketing support fee may elect not to accept all or a portion of their compensation in the form of Selling Commissions and the marketing support fee offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of 6.5% Selling Commissions and the marketing support fee, at a per Share purchase price of $9.15.

         In order to encourage purchases in excess of 500,000 Shares, by the categories of investors described above, in addition to a discount equal to the 6.5% Selling Commissions and the 2.0% marketing support fee discount described above, if the investor is a "purchaser" (as defined below) and buys in excess of 500,000 Shares, and all such Shares were purchased through the same registered investment adviser, Soliciting Dealer or the Managing Dealer, such purchase and any subsequent purchase will be subject to a reduced Acquisition Fee of 1.0% (as opposed to 4.0%). In such instance, the initial purchase price per Share will be $8.85; provided, however, such purchaser and any person to whom the Shares are transferred, will be required to pay, through withholdings by the Company of Distributions otherwise payable to it, an annual 0.40% Advisory Fee on such person's Shares. See "Management Compensation."

         VOLUME DISCOUNTS.

         In connection with the purchases of certain minimum numbers of Shares by an investor who does not qualify for the discount described above, the amount of Selling Commissions otherwise payable to a Soliciting Dealer may be reduced in accordance with the following schedule:

                                                                                           Reallowed Commissions on
                                                    Commissions on Sales per                        Sales
                         Purchase Price per     Incremental Share Payable to the           per Incremental Share in
      Number            Incremental Share in            Managing Dealer                      Volume Discount Range
    of Shares             Volume Discount       --------------------------------         ----------------------------
    Purchased                  Range            Percent            Dollar Amount         Percent        Dollar Amount
----------------        --------------------    -------            -------------         -------        -------------
       1--50,000              $10.00              0.5%                $0.05               6.0%             $0.60
  50,001--75,000                9.90              0.5%                 0.05               5.0%              0.50
 75,001--100,000                9.80              0.5%                 0.05               4.0%              0.40
100,001--250,000                9.70              0.5%                 0.05               3.0%              0.30
250,001--500,000                9.60              0.5%                 0.05               2.0%              0.20
 Over 500,001*                  9.50              0.5%                 0.05               1.0%              0.10

        For example, if an investor purchases 100,000 Shares, the investor could pay as little as $992,500 rather than $1 million for the Shares, in which event the Selling Commissions on the sale of such Shares would be $57,500 ($0.575 per Share). The net proceeds to the Company will not be affected by such discounts.


         The volume discount is, to the extent requested in writing by an investor as described below, cumulative. To the extent an investor qualifies for a volume discount on a particular purchase, its subsequent purchase, regardless of Shares subscribed for in that purchase (other than through the Reinvestment
Plan), will also qualify for (x) that volume discount or, (y) to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, such greater discount. For example, if an initial purchase is for 74,000 Shares, and a second purchase is for 3,000 Shares, 1,000 Shares of the second purchase will be priced at $9.90 per Share and 2,000 Shares of the second purchase will be priced at $9.80 per Share. Any request to treat a subsequent purchase cumulatively for purposes of the volume discount must be made in writing in a form satisfactory to the Company and must set forth the basis for such request.


         For purposes of volume discounts, all such Shares must be purchased through the same Soliciting Dealer, or through the Managing Dealer or through the same registered investment adviser, as applicable.

         *Further, in order to encourage purchases in excess of 500,000 Shares, in addition to the volume discounts described above, if the investor is a "purchaser" and buys in excess of 500,000 Shares, and all such Shares were purchased through the same Soliciting Dealer or the Managing Dealer, such sale and any subsequent sale will be subject to a reduced Acquisition Fee of 1.0% of the Gross Proceeds from such sale (as opposed to 4.0%). In such instance, such purchaser and any person to whom such Shares are transferred, will be required to pay, through withholdings by the Company of Distributions otherwise payable to it, an annual 0.40% Advisory Fee on such person's Shares. See "Management Compensation."

         APPLICATION OF VARIOUS DISCOUNTS. The volume discount and Acquisition Fee discount will be prorated among the separate subscribers considered to be a single "purchaser." Shares purchased pursuant to the Reinvestment Plan on behalf of a Participant in the Reinvestment Plan will not be combined with other subscriptions for Shares by the investor in determining the volume discount or Acquisition Fee discount to which such investor may be entitled. Further, Shares purchased pursuant to the Reinvestment Plan will not be eligible for a volume discount, Acquisition Fee discount or any other discount referred to in this Plan of Distribution. See "Summary of Reinvestment Plan."

         For purposes of determining the applicability of volume discounts and Acquisition Fee discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Shares for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not; (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. Any request to be deemed a "purchaser" must be made in writing in a form satisfactory to the Company and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser." Except as described in the section of the Prospectus entitled "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership, " there is no limit on the number of Shares a purchaser may acquire.

                  Any reduction in Selling Commissions, the marketing support fee, and/or Acquisition Fees will reduce the effective purchase price per Share to the investor involved but will not alter the proceeds available to the Company as a result of such sale with which to acquire Properties, make Mortgage Loans or invest in other permitted investments. All investors will be deemed to have contributed the same amount per Share to the Company whether or not the investor receives a discount. Accordingly, for purposes of Distributions, investors who pay reduced Selling Commissions will receive higher returns on their investments in the Company as compared to investors who do not pay reduced Selling Commissions; provided, however, that Distributions payable to stockholders who receive Acquisition Fee discounts, are subject to reduction with respect to the payment of the Advisory Fee.

         SALES INCENTIVES. The Company or its Affiliates also may provide incentive items for registered representatives of the Managing Dealer and the Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating registered representative. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Rule 2710(c)(6)(B)(xiii). Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation. See "Estimated Use of Proceeds."

         OTHER COMPENSATION. In connection with the sale of Shares, certain associated persons of the Managing Dealer may perform wholesaling functions for which they will receive compensation in an aggregate amount not in excess of 0.9% of Gross Proceeds, of which 0.5% is payable by the Managing Dealer (out of the 0.5% it retains from the Selling Commissions) and the balance will be paid either by the Managing Dealer out of its funds or by an Affiliate, but not by the Company. In addition, in connection with wholesaling activities, the Managing Dealer and its Affiliates are estimated to receive approximately 0.131% of the Gross Proceeds as expense reimbursements, 0.006% of Gross Proceeds as reimbursement for certain investor relations expenses, 0.111% of Gross Proceeds for reimbursement of sales expenses and 0.003% of Gross Proceeds for reimbursement of legal expenses. In addition, the Company will pay to its Affiliates, including the Managing Dealer and CNL Investment Company, and to Soliciting Dealers for other expenses expected to be incurred approximately 0.084% of the Gross Proceeds for sales seminars.

         The total amount of underwriting compensation, including commissions and reimbursement of expenses, paid in connection with the offering will not exceed 10% of Gross Proceeds, plus an additional 0.5% of Gross Proceeds for reimbursement of bona fide due diligence expenses. Underwriting compensation includes Selling Commissions, marketing support fees, wholesaling compensation and expense reimbursements, expenses relating to sales seminars, and sales incentives.

         The Managing Dealer and the Soliciting Dealers severally will indemnify the Company and its officers and Directors, the Advisor and its officers and directors and their Affiliates, against certain liabilities, including liabilities under the Securities Act.

SUBSCRIPTION PROCEDURES

         PROCEDURES APPLICABLE TO ALL SUBSCRIPTIONS. In order to purchase Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for Shares must be accompanied by cash or check payable to "SouthTrust Bank, Escrow Agent" or to the Company, in the amount of $10.00 per Share, subject to certain discounts discussed above. See also "The Offering-Escrow Arrangements" below. Subscriptions will be effective only upon their acceptance by the Company, and the Company reserves the right to reject any subscription in whole or in part. Subscription proceeds will be held in escrow for the benefit of investors until such time as the investors are admitted as stockholders of the Company. See "The Offering - Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

         Each subscription will be accepted or rejected by the Company within 30 days after its receipt, and no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Appendix C to this Prospectus. The subscription price of each Share is payable in full upon execution of the Subscription Agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

         The Advisor and each Soliciting Dealer who sells Shares on behalf of the Company have the responsibility to make every reasonable effort to determine that the purchase of Shares is appropriate for an investor and that the requisite suitability standards are met. See "Suitability Standards and How to Subscribe -- Suitability Standards." In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

         The Advisor and each Soliciting Dealer shall maintain records of the information used to determine that an investment in the Shares is suitable and appropriate for an investor. The Advisor and each Soliciting Dealer shall maintain these records for at least six years.

         Subscribers will generally be admitted as stockholders not later than the last day of the calendar month following acceptance of their subscriptions.

         PROCEDURES APPLICABLE TO NON-TELEPHONIC ORDERS. Each Soliciting Dealer receiving a subscriber's check made payable solely to the bank escrow agent (where, pursuant to such Soliciting Dealer's internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the Managing Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Soliciting Dealer except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         PROCEDURES APPLICABLE TO TELEPHONIC ORDERS. Certain Soliciting Dealers may permit investors to subscribe for Shares by telephonic order to the Soliciting Dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for Shares by telephonic order to the Soliciting Dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the Shares to be covered by the subscription agreement to the Soliciting Dealer or by authorizing the Soliciting Dealer to pay the purchase price for the Shares to be covered by the subscription agreement from funds available in an account maintained by the Soliciting Dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or have agreed to make payment for the Shares covered by the subscription agreement.

         To the extent that customers of any Soliciting Dealer wish to subscribe and pay for Shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4(a) promulgated under the Exchange Act either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, to forward the offering price for the Shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the Managing Dealer (except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber's check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer), or (ii) to solicit indications of interest in which event (a) such Soliciting Dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer's behalf, (b) such Soliciting Dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such Soliciting Dealers must debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (a), and (d) such Soliciting Dealers must forward funds to the Managing Dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers' funds are not required to be in their accounts until the debit date. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Investors, however, who are residents of California, Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington must complete and sign the Subscription Agreement in order to subscribe for Shares and, therefore, may not subscribe for Shares by telephone. Representatives of Soliciting Dealers who accept telephonic orders will execute the Subscription Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Shares will receive, with confirmation of their subscription, a second copy of the Prospectus.

         Residents of Oklahoma, and Texas who telephonically subscribe for Shares will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement.

         ADDITIONAL SUBSCRIPTION PROCEDURES. Investors who have questions or who wish to place orders for Shares by telephone or to participate in the Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting Dealers do not permit telephonic subscriptions. The form of Subscription Agreement for certain Soliciting Dealers who do not permit telephonic subscriptions differs slightly from the form attached hereto as Appendix C, primarily in that it will eliminate this option.

ESCROW ARRANGEMENTS

         The Escrow Agreement between the Company and SouthTrust Bank (the "Bank") provides that escrowed funds will be invested by the Bank in bank accounts, including interest-bearing savings accounts and bank money market accounts, in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the United States Government, or in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released to the Company upon request following the admission of a stockholder to the Company.

         The interest, if any, earned on subscription proceeds will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

         A PROSPECTIVE INVESTOR THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, A TAX-QUALIFIED RETIREMENT PLAN, AN IRA, OR A GOVERNMENTAL, CHURCH, OR OTHER PLAN THAT IS EXEMPT FROM ERISA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER APPLICABLE PROVISIONS OF ERISA, THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.

         FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an "ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the Common Stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

         In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

         PLAN ASSETS. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the "DOL Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

         Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act and are currently registered under Section 12(g) of the Exchange Act.

         The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Shares are "widely held."

         The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Common Stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the Common Stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the Common Stock.

         Assuming that the Shares continue to be "widely held" and will be "freely transferable," the Company believes that the Shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.

DETERMINATION OF OFFERING PRICE

         The offering price per Share was determined by the Company in its sole discretion based upon the price which the Company believed investors would pay for the Shares, (less a discount with respect to Shares offered pursuant to the Reinvestment Plan) the fees to be paid to the Advisor and its Affiliates, as well as estimated fees to third parties, the expenses of this offering and the funds it believed should be available to invest in Properties, Mortgage Loans and other permitted investments. There is no public market for the Shares on which to base market value. In addition, the Company did not take into account the value of the underlying assets in determining the price per Share. The Company has sold all of its Shares, commencing with its Initial Offering, at $10 per Share.

                           SUPPLEMENTAL SALES MATERIAL

         Shares are being offered only through this Prospectus. In addition to this Prospectus, the Company may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the Company. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Company in connection with this offering: (i) a brochure; (ii) a fact sheet describing the general features of the Company; (iii) a properties portfolio; (iv) a summary description of the offering; (v) a slide presentation; (vi) broker updates;
(vii) a listing of properties; (viii) an electronic media presentation; (ix) a cd-rom presentation; (x) seminar advertisements and invitations; and (xi) certain third-party articles. All such materials will be used only by registered broker-dealers that are members of the NASD and advisers registered under the Investment Advisers Act of 1940. The Company also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the offering may be made available to Soliciting Dealers for their internal use.

                                 LEGAL OPINIONS

         The legality of the Shares being offered hereby has been passed upon for the Company by Greenberg Traurig, LLP. Statements made under "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Greenberg Traurig, LLP, who has given its opinion that such statements as to matters of law are correct in all material respects. Greenberg Traurig, LLP serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Members of the firm may invest in the Company, but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which the Company owns a 10% interest.

                                     EXPERTS

         The financial statements of the Company as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, and the combined financial statements of American Retirement Communities Portfolio (a group of related properties acquired by CNL Retirement Properties, Inc.) as of December 31, 2001 and 2000 and for the two years then ended, included in this Prospectus and Registration Statement, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The combined financial statements of Prime Care One Portfolio and the financial statements of Prime Care Two, LLC at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, and the combined financial statements of Prime Care One, LLC and PC1, LLC and combined financial statements of Prime Care Two, LLC and PC2, LLC at December 31, 2002 and 2001 included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

         The combined financial statements of Marriott Senior Living Services Twenty-One Communities at December 28, 2001 and December 29, 2000, and for each of the three fiscal years in the period ended December 28, 2001, included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

         The combined financial statements of Marriott Senior Living Services Nine Communities at January 3, 2003, December 28, 2001 and December 29, 2000, and for each of the three fiscal years in the period ended January 3, 2003, included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

         The combined financial statements of Sunrise Senior Living Services Fourteen Communities at December 31, 2002 and for the year then ended, included in this Prospectus and Registration Statement have been audited by
Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

         The combined financial statements of Sunrise Senior Living, Inc. Sixteen Communities at December 31, 2002 and for the year then ended, included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

         The consolidated financial statements of EdenCare Senior Living Services, L.P. at December 31, 2002 and for the year then ended, included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

         The combined financial statements of Horizon Bay Senior Communities Twenty Communities as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 included in this Prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The combined statement of certain revenues and certain expenses of the Medical Office Properties Twenty-Two Properties for the year ended December 31, 2003, included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge. In addition, the Company is required to file periodic reports under the Exchange Act, and has filed registration statements relating to previous offerings, all of which may be obtained from the Commission. The Commission maintains a web site located at http://www.sec.gov. that contains information regarding registrants that file electronically with the Commission.


                                   DEFINITIONS

         "2000 Offering" means the public offering of the Company of 15,500,000 Shares of Common Stock, including 500,000 Shares available pursuant to the Reinvestment Plan, which commenced in September 2000 and terminated on May 24, 2002.

         "2002 Offering" means the public offering of the Company of 45,000,000 Shares of Common Stock, including 5,000,000 Shares available pursuant to the Reinvestment Plan, which commenced in May 2002 and terminated on April 3, 2003.

         "2003 Offering" means the public offering of the Company of 175,000,000 Shares of Common Stock, including 25,000,000 Shares available pursuant to the Reinvestment Plan, which commenced on April 3, 2003 and is expected to terminate in the second quarter of 2004.

         "Acquisition Expenses" means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

         "Acquisition Fees" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgage Loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

         "ADLs" means activities of daily living, such as eating, dressing, walking, bathing and bathroom use.

         "Advisor" means CNL Retirement Corp., a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Retirement Corp. or any successor advisors subcontracts substantially all of its functions. The Advisor has responsibility for the day-to-day operations of the Company.

         "Advisory Agreement" means the Advisory Agreement between the Company and the Advisor, pursuant to which the Advisor will act as the advisor to the Company and provide specified services to the Company.

         "Affiliate" means (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; (iv) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (v) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

         "Articles of Incorporation" means the Articles of Incorporation, as the same may be amended from time to time, of the Company.

         "Asset Management Fee" means the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Properties and Mortgage Loans pursuant to the Advisory Agreement.

         "Assets" means Properties, Mortgage Loans and Secured Equipment Leases, collectively.

         "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

         "Bank" means SouthTrust Bank, escrow agent for the offering.

         "Board of Directors" means the Directors of the Company.

         "Bylaws" means the bylaws of the Company, as the same may be amended from time to time.

         "Certificate of Need laws" means laws enacted by certain states requiring a health care corporation to apply and to be approved prior to establishing or modifying a retirement facility.

         "CNL" means CNL Holdings, Inc., the parent company either directly or indirectly of the Advisor and the Managing Dealer.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Competitive Real Estate Commission" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all persons and entities (including the subordinated real estate disposition fee payable to the Advisor) in connection with any Sale of one or more of the Company's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent of the gross sales price of the Property or Properties.

         "Construction Fee" means a fee or other remuneration for acting as a general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitation on a Property.

         "Counsel" means tax counsel to the Company.

         "Development Fee" means a fee for such activities as negotiating and approving plans and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

         "Director" means a member of the Board of Directors of the Company.

         "Distributions" means any distribution of money or other property by the Company to owners of Shares including distributions that may constitute a return of capital for federal income tax purposes.

         "Equipment" means the furniture, fixtures and equipment used at Retirement Facilities by Operators.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

         "Excess Shares" means the excess shares exchanged for shares of Common Stock or Preferred Stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT under the Code.

         "Front-End Fees" means fees and expenses paid by any person or entity to any person or entity for any services rendered in connection with the organization of the Company and investing in Properties and Mortgage Loans, including Selling Commissions, the marketing support fee, due diligence expense reimbursements, Offering Expenses, Acquisition Expenses and Acquisition Fees paid out of Gross Proceeds, and any other similar fees, however designated. During the term of the Company, Front-End Fees shall not exceed 20% of Gross Proceeds.

         "Gross Proceeds" means the aggregate purchase price of all Shares sold for the account of the Company through the offering, without deduction for volume or other discounts. For the purpose of computing Gross Proceeds, the purchase price of any Share for which a reduced purchase price is paid (where net proceeds to the Company are not reduced) shall be deemed to be the full offering price of the Shares, with the exception of Shares purchased pursuant to the Reinvestment Plan, which will be factored into the calculation of Gross Proceeds using their actual purchase price.

         "IADLs" means instrumental activities of daily living, such as shopping, telephone use and money management.

         "Independent Director" means a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) the performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law or sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its affiliates, or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

         "Independent Expert" means a person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

         "Initial Investment" means the 20,000 Shares of Common Stock purchased by the Advisor as part of the Company's initial capitalization.

         "Initial Offering" means the initial offering of the Company which commenced on September 18, 1998 and terminated on September 18, 2000.

         "Invested Capital" means the amount calculated by multiplying the total number of Shares of Common Stock purchased by stockholders by the issue price, without deduction for volume or other discounts, (which price per Share, in the case of Shares purchased pursuant to the Reinvestment Plan, shall be deemed to be the actual purchase price), reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the plan for redemption of Shares.

         "IRA" means an Individual Retirement Account.

         "IRS" means the Internal Revenue Service.

         "Joint Ventures" means the joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

         "Leverage" means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

         "Line of Credit" means one or more lines of credit in an aggregate amount up to $125,000,000 (or such greater amount as shall be approved by the Board of Directors), the proceeds of which will be used to acquire Properties and make Mortgage Loans and Secured Equipment Leases, to pay the Secured Equipment Lease Servicing Fee and for any other authorized purpose. The Line of Credit may be in addition to any Permanent Financing.

         "Listing" means the listing of the Shares of the Company on a national securities exchange or over-the-counter market.

         "Managing Dealer" means CNL Securities Corp., an Affiliate of the Advisor, or such other person or entity selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp. is a member of the National Association of Securities Dealers, Inc.

         "Mortgage Loans" means, in connection with mortgage financing provided by the Company, notes or other evidences of indebtedness or obligations which are secured or collateralized by real estate owned by the borrower.

         "Net Assets" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated quarterly by the Company, on a basis consistently applied.

         "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's Assets.

         "Net Offering Proceeds" means Gross Proceeds less (i) Selling Commissions, (ii) Offering Expenses, and (iii) the marketing support fee and due diligence expense reimbursements.

         "Net Sales Proceeds" means, in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any Mortgage Loan or any Secured Equipment Lease, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, Mortgage Loans, Secured Equipment Leases or other assets to repay outstanding indebtedness, or to establish reserves.

         "Offering Expenses" means any and all costs and expenses, other than Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company, the Advisor or any Affiliate of either in connection with the qualification and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Offering Expenses paid by the Company in connection with the offering, together with the Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

         "Operating Expenses" includes all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (a) advisory fees, (b) any soliciting dealer servicing fees in connection with the 2000 Offering, (c) the Asset Management Fee, (d) the Performance Fee, and (e) the Subordinated Incentive Fee, but excluding (i) the expenses of raising capital such as Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization, and bad debt reserves, (v) the Advisor's subordinated 10% share of Net Sales Proceeds, (vi) the Secured Equipment Lease Servicing Fee, and (vii) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of property and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

         "Operators" means operators of facilities at which seniors' housing or health care services are provided, including, but not limited to, independent living facilities, assisted living facilities, skilled nursing facilities, continuing care retirement communities, life care communities, and similar types of health care-related facilities.

         "Ownership Limit" means, with respect to shares of Common Stock and Preferred Stock, the percent limitation placed on the ownership of Common Stock and Preferred Stock by any one Person (as defined in the Articles of Incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding Common Stock and 9.8% of the outstanding Preferred Stock.

         "Participants" means those stockholders who elect to participate in the Reinvestment Plan.

         "Performance Fee" means the fee payable to the Advisor under certain circumstances if certain performance standards have been met and the Subordinated Incentive Fee has not been paid.

         "Permanent Financing" means financing (i) to acquire Assets, (ii) to pay the Secured Equipment Lease Servicing Fee, (iii) to pay a fee of 4.0% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, and (iv) to refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.

         "Plan" means ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

         "Preferred Stock" means any class or series of preferred stock of the Company that may be issued in accordance with the terms of the Articles of Incorporation and applicable law.

         "Prior Offerings" means the prior public offerings of the Company; the Initial Offering, the 2000 Offering, 2002 Offering and the 2003 Offering.

         "Properties" means interests in (i) the real properties, including the buildings located thereon and including Equipment, (ii) the real properties only, or (iii) the buildings only, including Equipment; any of which are acquired by the Company, either directly or indirectly through joint ventures, partnerships or other legal entities.

         "Prospectus" means the final prospectus included in the Company's Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Company will offer Shares to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

         "Qualified Plans" means qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

         "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

         "Reinvestment Agent" or "Agent" means the independent agent, which currently is Bank of New York, for Participants in the Reinvestment Plan.

         "Reinvestment Plan" means the Reinvestment Plan, in the form attached hereto as Appendix A.

         "Reinvestment Proceeds" means net proceeds available from the sale of Shares under the Reinvestment Plan to redeem Shares or, under certain circumstances, to invest in additional Properties or Mortgage Loans.

         "REIT" means real estate investment trust, as defined pursuant to Sections 856 through 860 of the Code.

         "Related Party Tenant" means a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

         "Retirement Partners" means CNL Retirement Partners, LP, a Delaware limited partnership. Properties acquired are expected to be held by Retirement Partners and, as a result, owned by the Company through Retirement Partners.

         "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         "Roll-Up Transaction" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of existence of the Company, compensation to the Advisor, or the investment objectives of the Company.

         "Sale" (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards;
(B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards or, (D) the Company sells, grants, conveys or relinquishes its interest in any Mortgage Loan or Secured Equipment Lease or portion thereof, including any event with respect to any Mortgage Loan or Secured Equipment Lease which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B) or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

         "Secured Equipment Leases" means the Equipment financing made available by the Company to Operators pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

         "Secured Equipment Lease Servicing Fee" means the fee payable to the Advisor by the Company out of the proceeds of the Line of Credit or Permanent Financing for negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease and paid upon entering into such lease or loan. No other fees will be payable in connection with the Secured Equipment Lease program.

         "Selling Commissions" means any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Shares as described in the Prospectus, including, without limitation, commissions payable to CNL Securities Corp.

         "Shares" means the shares of Common Stock of the Company, including the up to 400 million shares to be sold in this offering.

         "Soliciting Dealers" means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Shares.

         "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

         a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

         b. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

         c. having a substantial number of relationships and contacts with the Company;

         d.       possessing significant rights to control Company Properties;

         e. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

         f. providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

         "Stockholders' 8% Return" as of each date, shall mean an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

         "Subscription Agreement" means the Subscription Agreement, in the form attached hereto as Appendix C.

         "Subordinated Incentive Fee" means the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market. The Subordinated Incentive Fee will not be paid if Listing occurs on the Pink Sheets or the OTC Bulletin Board.

         "Termination Date" means the date of termination of the Advisory Agreement.

         "Total Proceeds" means Gross Proceeds, loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding loan proceeds used to finance Secured Equipment Leases.

         "Triple-Net Lease" generally means a Property lease pursuant to which the tenant is responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities and insurance.

         "Unimproved Real Property" means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                          INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.

                                                                                                         Page
                                                                                                         ----
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of December 31, 2003                                        F-2

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2003                   F-3

     Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 2003           F-4

Audited Consolidated Financial Statements as recently filed in CNL Retirement
     Properties, Inc.'s December 31, 2003 Form 10-K:

     Report of Independent Certified Public Accountants                                                  F-11

     Consolidated Balance Sheets as of December 31, 2003 and 2002                                        F-12

     Consolidated Statements of Earnings for the years ended December 31, 2003, 2002 and 2001            F-13

     Consolidated Statements of Stockholders' Equity for the years ended December 31, 2003,
        2002 and 2001                                                                                    F-14

     Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001          F-15

     Notes to Consolidated Financial Statements for the years ended December 31, 2003, 2002 and 2001     F-17

Financial Statement Schedule:

     Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2003                     F-32

     Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2003            F-36

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to (i) the receipt of $180.7 million in gross offering proceeds from the sale of 18.1 million additional shares for the period January 1, 2004 through February 16, 2004, the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses, borrowings of $438.3 million under mortgage notes payable and borrowings of $65 million under a secured revolving line of credit facility and (ii) the application of such funds and cash on hand as of December 31, 2003, to purchase 45 Properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2003, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on December 31, 2003.

The Unaudited Pro Forma Consolidated Statements of Earnings for the year ended December 31, 2003, include the historical operating results of the Properties described in (ii) above, as well as 119 Properties purchased by the Company prior to December 31, 2003, from the date of their acquisition (or for the pending acquisitions, from the date they became probable of being acquired) plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2003, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the "Pro Forma Period").

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003
                      (in thousands, except per share data)

                                                                           Pro Forma
                                                              Historical   Adjustments      Pro Forma
                                                             -----------   ----------       ----------
                          Assets

Investment Properties:
    Accounted for using the operating method, net            $ 1,083,392    $ 857,758 (b)   $1,941,150
    Accounted for using the direct financing method              418,347           --          418,347
Cash and cash equivalents                                        167,090      180,686 (a)           12
                                                                             (422,015)(b)
                                                                               74,251 (d)
Restricted cash                                                   14,812       15,000 (e)       29,812
Accounts and other receivables                                    12,223           --           12,223
Loan costs                                                         7,386        5,112 (b)       12,892
                                                                                  394 (d)
Lease intangible costs                                            30,205       36,484 (c)       66,689
Accrued rental income                                             14,644           --           14,644
Other assets                                                      13,793        8,131 (a)        4,115
                                                                               26,594 (b)
                                                                              (47,762)(b)
                                                                                3,359 (d)
Investment in unconsolidated subsidiary                                7           --                7
                                                             -----------    ---------       ----------
                                                             $ 1,761,899    $ 737,992       $2,499,891
                                                             ===========    =========       ==========

           Liabilities and Stockholders' Equity

Liabilities:
    Mortgages payable                                        $   275,056    $ 363,677 (b)   $  713,378
                                                                               74,645 (d)
    Bonds payable                                                 90,125           --           90,125
    Lines of credit                                               20,000       65,000 (b)       85,000
    Construction loans payable                                     7,402           --            7,402
    Due to related parties                                         3,258       22,585 (a)       45,567
                                                                               16,365 (b)
                                                                                3,359 (d)
    Accounts payable and accrued expenses                         11,657       10,229 (b)       21,886
    Deferred income                                                  476          900 (c)        1,376
    Security deposits                                              7,984       15,000 (e)       22,984
                                                             -----------    ---------       ----------
           Total liabilities                                     415,958      571,760          987,718
                                                             -----------    ---------       ----------
Commitments and contingencies

Stockholders' equity:
    Preferred stock, without par value
       Authorized and unissued 3,000 shares                           --           --               --
    Excess shares, $0.01 par value per share
       Authorized and unissued 103,000 shares                         --           --               --
    Common stock, $0.01 par value per share
       Authorized 450,000 and 100,000 shares,
       respectively, issued 150,253 and 168,322 shares,
       respectively, outstanding 150,077 and 168,146
       shares, respectively                                        1,501          181 (a)        1,682
    Capital in excess of par value                             1,349,719      180,505 (a)    1,515,770
                                                                              (14,454)(a)
    Accumulated distributions in excess of net earnings           (5,279)          --           (5,279)
                                                             -----------    ---------       ----------
           Total stockholders' equity                          1,345,941      166,232        1,512,173
                                                             -----------    ---------       ----------
                                                             $ 1,761,899    $ 737,992       $2,499,891
                                                             ===========    =========       ==========

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

                                                                     Historical
                                                                      Medical
                                                                       Office      Pro Forma
                                                        Historical   Properties   Adjustments      Pro Forma
                                                        ----------   ----------   -----------      ---------
Revenues:
     Rental income from operating leases                  $60,207      $26,035      $115,001 (1)   $ 201,568
                                                                                         176 (2)
                                                                                         149 (3)
     Earned income from direct financing leases            31,107           --        20,650 (1)      51,757
     Recoveries from tenants                                   --        3,146            --           3,146
     Contingent rent                                           47           --            --              47
     FF&E reserve income                                    2,607           --         3,616 (4)       6,223
     Interest and other income                              1,626        1,068        (1,584)(5)       1,110
                                                          -------      -------      --------       ---------
                                                           95,594       30,249       138,008         263,851
                                                          -------      -------      --------       ---------
Expenses:
     Interest and loan amortization                         9,588           --        32,131 (6)      41,719
     General and administrative                             5,482           --            --           5,482
     Taxes                                                               2,889                         2,889
     Property operating                                       136        7,329         1,568 (7)       9,033
     Asset management fees to related party                 4,372           --         8,252 (8)      12,624
     Depreciation and amortization                         17,567           --        41,175 (9)      58,742
                                                          -------      -------      --------       ---------
                                                           37,145       10,218        83,126         130,489
                                                          -------      -------      --------       ---------
Earnings Before Equity in Earnings of
     Unconsolidated Subsidiary                             58,449       20,031        54,882         133,362

Equity in Earnings of Unconsolidated Subsidiary                11           --            --              11
                                                          -------      -------      --------       ---------

Net Earnings                                              $58,460      $20,031      $ 54,882       $ 133,373
                                                          =======      =======      ========       =========
Net Earnings Per Share of Common
     Stock (Basic and Diluted) (10)                       $  0.66                                  $    0.79
                                                          =======                                  =========
Weighted Average Number of Shares of Common
     Stock Outstanding (Basic and Diluted) (10)            88,840                                    168,146
                                                          =======                                  =========

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED December 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $180,686 from the sale of 18,069 shares during the period January 1, 2004 through February 16, 2004, and the accrual of $22,585 for (i) related acquisition fees of $8,131 (4.5% of gross proceeds) which are reflected in other assets, (ii) selling commissions of $13,551 (7.5% of gross proceeds) and (iii) marketing support fees of $903 (0.5% of gross proceeds) which have been netted against stockholders' equity.

(b) Represents the use of $422,015 of cash and cash equivalents, borrowings of $363,677 under mortgage notes payable and $65,000 under a line of credit (i) to purchase 45 properties for $845,580, and (ii) to pay loan costs of $5,112, and the accrual of acquisition fees on permanent financing (4.5% of permanent financing) of $16,365 and $10,229 in miscellaneous acquisition costs incurred in conjunction with the purchase of the properties. Also represents the reclassification of $47,762 in miscellaneous acquisition costs and acquisition fees to Properties subject to operating leases, lease intangible costs and deferred income liabilities (see Note (c) below).

                                                                 Acquisition
                                                                   Fees and
                                                                Closing Costs
                                                                Allocated to
                                              Purchase Price     Investment      Total
                                              --------------    -------------   --------
Sunrise of Santa Rosa in Santa Rosa, CA          $  9,280         $    537      $  9,817
Horizon Bay Portfolio One Properties              562,000           30,262       592,262
Courtyard Manor Portfolio One Properties           17,800            1,355        19,155
Medical Office Portfolio One Properties           256,500           15,608       272,108
                                                 --------         --------      --------
     Properties subject to operating leases      $845,580         $ 47,762      $893,342
                                                 --------         --------      --------

(c) The Company allocates the value associated with having an in-place lease at the date of acquisition to a lease intangible asset or a deferred income liability considering factors associated with lease origination costs and above, at or below market leases. Such costs are amortized on a straight-line basis over the remaining term of the lease.

(d) In connection with the Sunrise Portfolio Four Properties, the Company obtained permanent financing comprised of 12 loans in the aggregate amount of $74,645 collateralized by the 12 Properties. The loans have terms of seven years and bear interest at a rate of 5.96% per annum. The loans require monthly interest only payments for the first 24 months, with monthly payments of principal and interest due thereafter until maturity. The Company incurred loan costs of $2,376, of which $1,982 was incurred and paid prior to December 31, 2003. The Company accrued acquisition fees on permanent financing of $3,359.

(e) The tenants of the Horizon Bay Portfolio One Properties have provided the Company with a $15 million shortfall reserve account for use by the Company in the event that net operating income from the Horizon Bay Portfolio One Properties is insufficient to fully pay minimum rent and furniture, fixtures and equipment reserve ("FF&E Reserve") payments due under the leases. The shortfall reserve will terminate upon the later of: (i) such time that the net operating income from the Horizon Bay Portfolio One Properties equals or exceeds minimum rent due under the leases by 25% based on a trailing 12-month period for two consecutive quarters or (ii) the end of the fifth lease year.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED December 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the Properties acquired, and for the pending acquisitions expected to be acquired, by the Company as of February 16, 2004 (collectively, the "Pro Forma Property" or "Pro Forma Properties") for the Pro Forma Period.

         The following presents the actual date the Pro Forma Properties were acquired or made probable by the Company as compared to January 1, 2003, the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings as well as the related adjustments for the Pro Forma Periods.

                                                                                           Pro Forma
                                                                                         Adjustment for
                                                                                         the Year Ended
                                                  Date Acquired/Probable   Purchase       December 31,
                                                      by the Company         Price            2003
                                                  ----------------------  -----------    --------------
Properties subject to operating leases:
 Acquired:
 Summit Portfolio Properties                      March 27, 2003          $    52,000      $   1,455
 Additional Marriott Portfolio Two Properties     March 28, 2003              254,575          4,759
 Brighton Gardens of Saddle River, NJ             March 31, 2003               12,750            405
 Balmoral Assisted Living Community in Palm
     Harbor, FL                                   July 8, 2003                 12,175            629
 ARC Somerby Portfolio Properties                 August 25, 2003              73,260          5,683
 GreenTree Portfolio Properties                   September 5 & 11, 2003       22,956          2,046
 Sunrise Portfolio Four Properties                September 30, 2003          149,277         11,509
 Additional Sunrise Portfolio Four Properties     September 30, 2003           29,552              -
 Dogwood Forest of Dunwoody in Dunwoody, GA       November 25, 2003             5,500            681
 EdenCare Portfolio One Properties                November 25, 2003            27,000          3,236
 EdenCare Portfolio Two Properties                November 25, 2003           171,755         19,401
 Horizon Bay Portfolio One Properties             February 6 & 13, 2004       537,321         59,309
 Probable:
 Sunrise of Santa Rosa in Santa Rosa, CA          September 16, 2003            9,280            960
 Sakonnet Bay Manor (Tiverton Property)           January 5, 2004              24,679          2,739
 Courtyard Manor Portfolio One Properties         January 5, 2004              17,800          2,189
 Medical Office Portfolio One Properties          February 16, 2004           256,500              -
                                                                          -----------      ---------
                                                                          $ 1,656,380      $ 115,001
                                                                          ===========      =========
Investment in direct financing leases:
 Acquired:
 Fox Run Village in Novi, MI                      February 28, 2003       $    17,000      $     420
 Prime Care Portfolio Two Properties              March 31, 2003               22,635            744
 Ann's Choice Continuing Care Retirement
     Community in Warminster, PA                  June 2, 2003                 19,500          1,338
 Sunrise Portfolio Three Properties               August 29, 2003             184,500         15,401
 Linden Ponds Continuing Care Retirement
     Community in Hingham, MA                     December 1, 2003             19,700          2,747
                                                                          -----------      ---------
                                                                          $   263,335      $  20,650
                                                                          ===========      =========

(2) Represents the Company's straight-line rent adjustment to the Medical Office Portfolio One Properties' historical rental income.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED December 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(3) Represents amortization of deferred rental income related to the allocated value associated with below market leases at the date of each Property's acquisition. The deferred rental income is amortized on a straight-line basis over the remaining term of the lease.

(4) Represents adjustments to FF&E Reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties. The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(5) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately 2% per annum by the Company during the year ended December 31, 2003.

(6) Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

                                                                              Pro Forma
                                                                            Adjustment for
                                 Original                                   the Year Ended
                                 Mortgage                                    December 31,
                                   Loan             Interest Rate                2003
                                 --------   -----------------------------   --------------
Prime Care Portfolio Two         $ 20,635   7.83%, with principal and         $      359
Properties maturing October                 interest payable monthly.
2008

Revolving line of credit           20,000   Floating at 250 basis points             159
secured by Prime Care                       over the 30-day LIBOR.
Portfolio Properties, maturing              During the Pro Forma Period,
March 2005                                  the interest rate varied from
                                            3.62% to 3.88%.

Summit Portfolio Properties,       26,000   Floating at 325 basis points             318
maturing March 2005                         over the 30-day LIBOR with a
                                            minimum interest rate of 5%
                                            and principal and interest
                                            payable monthly. During
                                            the Pro Forma Period, the
                                            interest rate was 5.0%.

ARC Somerby Portfolio              50,400   5.79% with principal and               1,848
Properties, maturing June                   interest payable monthly.
2013

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED December 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

                                                                               Pro Forma
                                                                             Adjustment for
                                  Original                                   the Year Ended
                                  Mortgage                                    December 31,
                                   Loan             Interest Rate                 2003
                                 ---------  -----------------------------    ---------------
Sunrise Portfolio Three          $ 92,500   5.13% the first year, 5.38%       $    3,747
Properties, maturing July                   the second year, 6.06% the
2010                                        third year with 3% increases
                                            to the per annum rate each
                                            calendar year thereafter to
                                            a maximum of 7.25% (effective
                                            rate of interest is 5.60%)
                                            to maturity. Monthly interest
                                            only payments through 2005
                                            with principal and interest
                                            payable monthly for the
                                            remaining term of the loan.

Sunrise Portfolio Four             74,645   Fixed interest rate of                 4,449
Properties and the Santa Rosa               5.96%.Monthly interest only
Property, maturing seven                    payments for first two years
years from funding date                     with principal and interest
                                            payable monthly for the
                                            remaining term of the loan.

EdenCare Portfolio Two             45,000   Floating at 260 to 300 basis           1,539
Properties, maturing                        points over the 30-day LIBOR
November 2006                               rate. During the Pro Forma
                                            Period, the interest rate
                                            varied from 3.70% to 4.34%.

EdenCare Portfolio Two              7,130   Fixed rates of 8.25% and                 531
Properties, two loans                       8.375%, with principal and
maturing between March                      interest payable monthly.
2038 and November 2038

Horizon Bay Portfolio One         110,445   Floating at 90 basis points            2,360
Properties, maturing October                over the 3 to 9 month Fannie
2005                                        Mae Discount MBS and interest
                                            only payable monthly.
                                            During the Pro Forma Period,
                                            the interest rate varied from
                                            2.06% to 2.25%.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED December 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

                                                                              Pro Forma
                                                                            Adjustment for
                                 Original                                   the Year Ended
                                 Mortgage                                    December 31,
                                   Loan             Interest Rate                2003
                                 --------   -----------------------------   --------------
Horizon Bay Portfolio One        $ 74,000   Floating at 104 basis points      $    1,634
Properties, maturing April                  over the 3 to 9 month Fannie
2008                                        Mae Discount MBS and interest
                                            only payable monthly.
                                            During the Pro Forma Period,
                                            the interest rate varied from
                                            2.16% to 2.33%.

Horizon Bay Portfolio One           8,235   Floating at 104 basis points             186
Properties, maturing                        over the 3 to 9 month Fannie
December 2008                               Mae Discount MBS and
                                            interest only payable
                                            monthly. During the Pro
                                            Forma Period, the interest
                                            rate varied from 2.18% to
                                            2.38%.

Horizon Bay Portfolio One          38,340   Floating at 370 basis points           2,281
Properties, maturing May                    over the 30-day LIBOR with a
2008                                        minimum interest rate of
                                            5.95%. Monthly interest only
                                            payments through July 2004
                                            with principal and interest
                                            payable monthly for the
                                            remaining term of the loan.
                                            During the Pro Forma
                                            Period, the interest rate was
                                            5.95%.

Horizon Bay Portfolio One          33,139   8.17% with principal and               2,687
Properties, maturing April                  interest payable monthly.
2008

Horizon Bay Portfolio One          10,400   Floating at 370 basis points             619
Properties, maturing May                    over the 30-day LIBOR with a
2008                                        minimum interest rate of
                                            5.95%. Monthly interest only
                                            payments through January 2005
                                            with principal and
                                            interest payable monthly for
                                            the remaining term of the
                                            loan. During the Pro Forma
                                            Period, the interest rate was
                                            5.95%.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED December 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

                                                                              Pro Forma
                                                                            Adjustment for
                                 Original                                   the Year Ended
                                 Mortgage                                    December 31,
                                   Loan             Interest Rate                2003
                                 --------   -----------------------------   --------------
Medical Office Portfolio One     $ 62,425   Fixed rates ranging from          $    3,882
Properties, nine loans                      5.09% to 8.35%, with
maturing between August                     principal and interest
2008 and February 2013                      payable monthly

Medical Office Portfolio One       14,900   5.15%, with interest only                767
Properties, maturing October                payable monthly for the first
2008                                        year with principal and
                                            interest payable monthly for
                                            the remaining term of the
                                            loan.

Medical Office Portfolio One        7,060   5.4%, with interest only                 380
Properties, maturing February               payable monthly for the first
2013                                        three months with principal
                                            and interest payable monthly
                                            for the remaining term of the
                                            loan.

Medical Office Portfolio One       65,000   Floating at 250 basis points           2,440
Properties, revolving line of               over the 30-day LIBOR.
credit secured by Prime Care                During the Pro Forma Period,
Portfolio Properties, maturing              the interest rate varied from
March 2005                                  3.62% to 3.88%.

Sunrise of Santa Rosa in            4,733   6.875%, with principal and               322
Santa Rosa, CA, maturing                    interest payable monthly
June 2024

                                                                              ----------
                                                                              $   30,508
                                                                              ==========

         In addition, loan cost amortization was $1,623 for the year ended December 31, 2003. Loan costs are amortized using the straight line method (which approximates the effective interest method) over the life of the loan.

         If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $437 for the year ended December 31, 2003.

(7) Represents property management fees payable to third-party property managers related to the Medical Office Portfolio One Properties. Property management fees are equal to 3% of the Properties' gross rental revenues. The adjustment also includes a $750 fee payable to the sellers of the Medical Office Portfolio One Properties for temporary asset management services during a transitional period.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED December 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

(8) Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(9) Represents increase in depreciation expense of the buildings, tenant improvements and the furniture, fixtures and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $35,225 for year ended December 31, 2003. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. The tenant improvements are depreciated over the remaining term of the lease. Also represents amortization of lease intangible costs of $5,950 for the year ended December 31, 2003 related to the amounts associated with having in-place leases at the date of each Property's acquisition allocated to a lease intangible asset that is amortized on a straight-line basis over the remaining term of the lease.

         The following presents the amount of land, building and FF&E for each of the Pro Forma Properties accounted for as operating leases:

                                                                             Tenant
                                                                             Improve
                                                Land     Building    FF&E    -ments
                                               -------   --------   ------   -------
Additional Marriott Portfolio Two Properties   $50,817   $200,815   $9,410        --
Summit Portfolio Properties                      3,230     50,210    1,085        --
Brighton Gardens in Saddle River, NJ             2,156     10,458      511        --
Balmoral Assisted Living Community in Palm                                        --
    Harbor, FL                                   1,002     11,134      376
ARC Somerby Portfolio Properties                 3,404     68,946    3,199        --
GreenTree Portfolio Properties                   1,298     21,824      380        --
Sunrise Portfolio Four Properties               16,755    130,456    7,546        --
Additional Sunrise Portfolio Four Properties    10,057         --       --        --
Sunrise of Santa Rosa in Santa Rosa, CA          2,486      6,762      342        --
Dogwood Forest of Dunwoody in Dunwoody, GA         855      4,884       --        --
EdenCare Portfolio One Properties                2,216     24,616      953        --
EdenCare Portfolio Two Properties               10,982    158,187    6,854        --
Horizon Bay Portfolio One Properties            34,577    510,162    6,000        --
Sakonnet Bay Manor (Tiverton Property)           4,215     20,825      330        --
Courtyard Manor Portfolio One Properties         2,852     15,212      398        --
Medical Office Portfolio One Properties         40,610    195,661       --    17,326

(10) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 2003. As a result of receipt of gross proceeds from the sale of shares during the period January 1, 2004 through February 16, 2004, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the year ended December 31, 2003 needed to fund the purchase of the Pro Forma Properties.

               Report of Independent Certified Public Accountants

To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.

In our opinion, the accompanying consolidated balance sheets and related consolidated statements of earnings, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of CNL Retirement Properties, Inc. and its subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

Orlando, Florida
February 25, 2004

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)

                                                                                December 31,
                                                                          2003              2002
                                                                       -----------      -----------
                                             ASSETS

Investment properties:
    Accounted for using the operating method, net                      $ 1,083,392      $   245,985
    Accounted for using the direct financing method                        418,347          134,382
Cash and cash equivalents                                                  167,090           40,800
Restricted cash                                                             14,812            1,685
Accounts and other receivables                                              12,223            3,192
Loan costs, less accumulated amortization of $1,429 and $89                  7,386            1,220
Lease intangible costs, less accumulated amortization of $1,423
     and $254                                                               30,205            8,154
Accrued rental income                                                       14,644            1,218
Other assets                                                                13,793            4,975
Investment in unconsolidated subsidiary                                          7              154
                                                                       -----------      -----------
                                                                       $ 1,761,899      $   441,765
                                                                       ===========      ===========
                              LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Mortgage notes payable                                             $   275,056      $    45,327
    Bonds payable                                                           90,125               --
    Lines of credit                                                         20,000               --
    Construction loans payable                                               7,402               --
    Due to related parties                                                   3,258              348
    Accounts payable and accrued expenses                                   11,657            1,337
    Deferred income                                                            476               --
    Security deposits                                                        7,984            4,867
    Rents paid in advance                                                       --               91
                                                                       -----------      -----------
             Total liabilities                                             415,958           51,970
                                                                       -----------      -----------
Commitments and contingencies (Note 9)

Stockholders' equity:

    Preferred stock, without par value
        Authorized and unissued 3,000 shares                                    --               --
    Excess shares, $.01 par value per share
        Authorized and unissued 103,000 shares                                  --               --
    Common stock, $.01 par value per share
        Authorized 450,000 and 100,000 shares, respectively,
        issued 150,253 and 44,255 shares, respectively,
        outstanding 150,077 and 44,211 shares, respectively                  1,501              442
    Capital in excess of par value                                       1,349,719          393,308
    Accumulated distributions in excess of net earnings                     (5,279)          (3,955)
                                                                       -----------      -----------
             Total stockholders' equity                                  1,345,941          389,795
                                                                       -----------      -----------
                                                                       $ 1,761,899      $   441,765
                                                                       ===========      ===========

     See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                      (in thousands, except per share data)

                                                                                         Year Ended December 31,
                                                                                    2003         2002          2001
                                                                                  --------     --------      --------
Revenues:
     Rental income from operating leases                                          $ 60,207     $ 12,412      $  1,725
     Earned income from direct financing leases                                     31,107        4,366            --
     Contingent rent                                                                    47            8            --
     FF&E reserve income                                                             2,607          153            39
     Interest and other income                                                       1,626        1,913           135
                                                                                  --------     --------      --------
                                                                                    95,594       18,852         1,899
                                                                                  --------     --------      --------
Expenses:
     Interest and loan cost amortization                                             9,588        1,534           105
     General and administrative                                                      5,482        1,389           395
     Property operating                                                                136           23            --
     Asset management fees to related party                                          4,372          771            93
     Reimbursement of operating expenses
         from related party                                                             --           --          (145)
     Depreciation and amortization                                                  17,567        3,336           535
                                                                                  --------     --------      --------
                                                                                    37,145        7,053           983
                                                                                  --------     --------      --------
 Earnings before equity in earnings of unconsolidated
     subsidiary and minority interest in earnings of
     consolidated joint venture                                                     58,449       11,799           916

Equity in earnings of unconsolidated subsidiary                                         11            6            --

Minority interest in earnings of consolidated joint venture                             --         (433)           --
                                                                                  --------     --------      --------

Net earnings                                                                      $ 58,460     $ 11,372      $    916
                                                                                  ========     ========      ========
Net earnings per share of common
     stock (basic and diluted)                                                    $   0.66     $   0.52      $   0.38
                                                                                  ========     ========      ========
Weighted average number of shares of
     common stock outstanding (basic
     and diluted)                                                                   88,840       22,035         2,391
                                                                                  ========     ========      ========

          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  Years Ended December 31, 2003, 2002 and 2001
                      (in thousands, except per share data)

                                                                   Common stock                     Accumulated
                                                               -------------------   Capital in   distributions in
                                                                 Number       Par     excess of     excess of net
                                                               of shares     value    par value       earnings       Total
                                                               ---------     -----    ---------       --------       -----
Balance at December 31, 2000                                     1,186      $   12   $    9,547      $   (357)     $    9,202
   Subscriptions received for common stock
        through public offering and reinvestment plan            5,952          59       59,460            --          59,519
   Stock issuance costs                                             --          --       (7,190)           --          (7,190)
   Retirement of common stock                                       (3)         --          (31)           --             (31)
   Net earnings                                                     --          --           --           916             916
   Distributions declared and paid ($0.6996 per share)              --          --           --        (1,507          (1,507)
                                                               -------      ------   ----------      --------      ----------
Balance at December 31, 2001                                     7,135          71       61,786          (948          60,909
   Subscriptions received for common stock
        through public offering and reinvestment plan           37,113         371      370,764            --         371,135
   Stock issuance costs                                             --          --      (38,899)           --         (38,899)
   Retirement of common stock                                      (37)         --         (343)           --            (343)
   Net earnings                                                     --          --           --        11,372          11,372
   Distributions declared and paid ($0.7002 per share)              --          --           --       (14,379         (14,379)
                                                               -------      ------   ----------      --------      ----------
Balance at December 31, 2002                                    44,211         442      393,308        (3,955         389,795)
   Subscriptions received for common stock
        through public offerings and reinvestment plan         105,998       1,060    1,058,921            --       1,059,981
   Stock issuance costs                                             --          --     (101,299)           --        (101,299)
   Retirement of common stock                                     (132)         (1)      (1,211)           --          (1,212)
   Net earnings                                                     --          --           --        58,460          58,460
   Distributions declared and paid ($0.7067 per share)              --          --           --       (59,784         (59,784)
                                                               -------      ------   ----------      --------      ----------
Balance at December 31, 2003                                   150,077      $1,501   $1,349,719      $ (5,279)     $1,345,941
                                                               =======      ======   ==========      ========      ==========

          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                              Year Ended December 31,
                                                                      2003            2002             2001
                                                                      ----            ----             ----
Increase (decrease) in cash and cash equivalents:
     Operating activities:
        Net earnings                                              $    58,460      $    11,372      $       916
           Adjustments to reconcile net earnings to net
            cash provided by operating activities:
        Depreciation                                                   16,367            3,068              524
        Amortization                                                    2,558              394               11
        Equity in earnings of unconsolidated subsidiary                   (11)              (6)              --
        Changes in operating assets and liabilities:
            Accounts and other receivables                            (11,031)            (827)            (177)
            Accrued rental income                                     (13,426)          (1,375)             (76)
            Other assets                                               (1,906)             (31)              (6)
            Interest payable                                              696              115              (11)
            Accounts payable and other accrued expenses                 5,254              484               45
            Deferred income                                               476               --               --
            Due to related parties                                        195             (332)              34
        Security deposits                                               3,117            3,503              810
        Rents paid in advance                                             (91)             (13)             103
        Minority interest in income                                        --              433               --
                                                                  -----------      -----------      -----------
                    Net cash provided by operating activities          60,658           16,785            2,173
                                                                  -----------      -----------      -----------
     Investing activities:
        Investment in land, buildings and equipment                  (661,946)        (193,176)         (20,269)
        Investment in direct financing leases                        (263,330)        (128,065)              --
        Purchase of minority interest                                      --           (8,500)              --
        Investment in lease intangibles                               (23,220)          (8,408)              --
        Investment in note receivable                                      --           (2,000)              --
        Collection of note receivable                                   2,000               --               --
        Investment in unconsolidated subsidiary                            --             (350)              --
        Distributions received from unconsolidated subsidiary             149              191               --
        Payment of acquisition fees and costs                         (53,126)         (16,132)          (2,644)
        Increase in restricted cash                                   (13,127)          (1,650)             (18)
                                                                  -----------      -----------      -----------
                    Net cash provided by investing activities      (1,012,600)        (358,090)         (22,931)
                                                                  -----------      -----------      -----------
     Financing activities:
        Proceeds from borrowings on mortgage notes payable            170,800           32,620               --
        Principal payments on mortgage notes payable                  (13,832)            (268)              --
        Proceeds from construction financing                            7,402               --               --
        Proceeds from borrowings on line of credit                     71,370               --               --
        Repayments on line of credit                                  (51,370)              --           (3,795)
        Proceeds from issuance of life care bonds                       8,203               --               --
        Retirement of life care bonds                                  (6,589)              --               --
        Payment of loan costs                                          (7,523)          (1,309)              --
        Contributions received from minority interest                      --            8,500               --
        Distributions to minority interest                                 --             (509)              --
        Subscriptions received from stockholders                    1,059,981          371,135           59,520
        Payment of stock issuance costs                               (99,309)         (40,232)          (6,904)
        Distributions to stockholders                                 (59,784)         (14,379)          (1,507)
        Retirement of common stock                                     (1,117)            (174)             (13)
                                                                  -----------      -----------      -----------
                    Net cash provided by financing activities       1,078,232          355,384           47,301
                                                                  -----------      -----------      -----------
Net increase in cash and cash equivalents                             126,290           14,079           26,543
Cash and cash equivalents at beginning of year                         40,800           26,721              178
                                                                  -----------      -----------      -----------
Cash and cash equivalents at end of year                          $   167,090      $    40,800      $    26,721
                                                                  ===========      ===========      ===========

          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                                                                                  Year Ended December 31,
                                                                             2003         2002          2001
Supplemental schedule of non-cash investing and financing activities:
         Amounts incurred by the Company and paid by
            related parties on behalf of the Company
             were as follows:
               Acquisition costs                                             $   403     $   451    $    354
               Stock issuance costs                                           17,246       5,613       1,626
                                                                             -------     -------    --------
                                                                             $17,649     $ 6,064    $  1,980
                                                                             =======     =======    ========

         Mortgage assumed on property purchase                               $72,762     $12,974    $     --

         Bonds assumed on property purchase                                  $88,511     $    --    $     --
                                                                             =======     =======    ========

Supplemental disclosure of cash flow information:

         Cash paid during the year for interest                              $ 7,534     $ 1,294    $    116
                                                                             =======     =======    ========

          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 2003, 2002 and 2001

1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL Retirement Properties, Inc., a Maryland corporation, was organized in December 1997 to operate as a real estate investment trust (a "REIT") for federal income tax purposes. CNL Retirement Properties, Inc. owns CNL Retirement GP Corp. and CNL Retirement LP Corp., both of which are Delaware corporations and are the general and limited partners, respectively, of CNL Retirement Partners, LP, a Delaware limited partnership. The Company's investment properties are generally held by CNL Retirement Partners, LP or its wholly owned subsidiaries. The term "Company" includes CNL Retirement Properties, Inc. and its subsidiaries. The Company has retained CNL Retirement Corp. (the "Advisor") as its advisor to provide management, acquisition, advisory and administrative services.

         The Company acquires investment properties (the "Property" or "Properties") related to seniors' housing and health care facilities located primarily across the United States. As of December 31, 2003, the Company had 119 Properties located in 27 states, consisting of 81 assisted living facilities, 17 assisted living/skilled nursing facilities, two continuing care retirement communities, six independent living/assisted living facilities, three independent living facilities, six properties under various stages of development and four land leases. Properties acquired in the future may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities, life care communities, specialty clinics, medical office buildings, walk-in clinics and similar types of health care-related facilities. The Company also may provide mortgage financing ("Mortgage Loans") and may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to the operators of the Properties.

         Principles of Consolidation - The accompanying consolidated financial statements include the accounts of the Company, each of its wholly owned subsidiaries and an entity in which the Company owns a 99% controlling interest. Interests of unaffiliated third parties for less than 100% owned and majority controlled entities are reflected as minority interests. All significant intercompany balances and transactions have been eliminated in consolidation.

         Investment in Unconsolidated Subsidiary - The Company owns a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The Company's investment in the partnership is accounted for using the equity method as the Company has significant influence.

         Investment Properties and Lease Accounting - Properties are generally leased on a long-term, triple-net basis whereby the tenants are generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance, repairs and utilities. For the years ended December 31, 2003, 2002 and 2001, the Company's tenants paid $8.1 million, $1.1 million and $0.1 million, respectively, in property taxes on behalf of the Company. The leases are accounted for using either the operating or direct financing method.

                  Operating method - For leases accounted for as operating leases, Properties are recorded at cost. Minimum rent payments contractually due under the leases are recognized as revenue on a straight-line basis over the lease terms so as to produce constant periodic rent recognition over the lease terms. The excess of rents recognized over amounts contractually due are included in accrued rental income in the accompanying financial statements. Buildings and equipment are depreciated on the straight-line method over their estimated useful lives of 40 years and three years to seven years, respectively.

                  Direct financing method - For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the rents receivable and the estimated residual values less the cost of the Properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant rate of return. Investments in direct financing leases are presented net of unamortized unearned income.

         When a Property is sold, the related costs and accumulated depreciation, plus any accrued rental income, are removed from the accounts and any gain or loss from sale is reflected in income.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

1.       Significant Accounting Policies - Continued:

         FF&E Reserve Income - A furniture, fixtures and equipment ("FF&E") cash reserve has been established in accordance with substantially all of the lease agreements. In accordance with the agreements, the tenants deposit funds into restricted FF&E cash reserve accounts and periodically use these funds to cover the cost of the replacement, renewal and additions to FF&E. In the event that the FF&E reserve is not sufficient to maintain the Property in good working condition and repair, the Company may make fixed asset expenditures, in which case annual rent would be increased.

         With respect to the majority of the leases, all funds in the FF&E reserve, all interest earned on the funds and all property purchased with the funds from the FF&E reserve are the property of the Company; therefore, the Company recognizes the FF&E reserve payments as income. FF&E purchased with FF&E reserve funds that improve or extend the useful lives of the respective Properties are capitalized. All other FF&E costs are recorded as property operating expenses in the accompanying consolidated financial statements. In accordance with the terms of a few leases, FF&E reserve accounts are held by each tenant until the end of the lease term at which time all property purchased with funds from the FF&E reserve accounts will become the property of the Company.

         With respect to 13 Properties subject to direct financing leases, FF&E reserve accounts are held by each tenant and all property purchased with funds from the FF&E accounts will remain the property of the tenants. Accordingly, the Company does not recognize FF&E reserve income relating to these direct financing leases.

         Asset Impairment - Management reviews its Properties for impairment or potential loss as events or circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management compares the estimated future undiscounted cash flows, including the residual value of the Property or collateral, with the carrying cost of the individual asset. If impairment is indicated, the assets are adjusted to the estimated fair value.

         Development Costs - Development costs, including interest, taxes, insurance and other costs incurred in developing new Properties, are capitalized during construction. Upon completion of construction, development costs are amortized on a straight-line basis over the useful lives of the respective assets.

         Deferred Income - Rental income contractually due under leases from Properties that are under development are recorded as deferred income. Upon completion of construction, deferred income is amortized to revenue on a straight-line basis over the remaining lease term. For the year ended December 31, 2003, rental income of $0.5 million related to five Properties under various stages of development has been deferred and included as deferred income in the accompanying consolidated financial statements. There were no projects subject to leases under development during the year ended December 31, 2002.

         Capitalized Interest - Interest, including loan costs for borrowings used to fund development and construction, is capitalized as construction in progress and allocated to the individual Property costs. For the year ended December 31, 2003, interest of $36,800 was capitalized to construction in progress.

         Cash and Cash Equivalents - All highly liquid investments with a maturity of three months or less when purchased are considered cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash and cash equivalents.

         Loan Costs - Loan costs are capitalized and are amortized as interest over the terms of the respective loan agreements using the straight-line method, which approximates the effective interest method. Unamortized loan costs are expensed when the associated debt is retired before maturity.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

1.       Significant Accounting Policies - Continued:

         Lease Intangibles - In connection with the acquisition of a Property that is subject to an operating lease, the Company allocates the value associated with having an in-place lease at the date of acquisition to a lease intangible asset considering factors associated with lease origination costs and above, at or below market leases. Such costs are amortized on a straight-line basis over the term of the lease.

         Bonds Payable - In connection with the acquisition of two continuing care retirement communities ("CCRC's"), the Company assumed non-interest bearing life care bonds payable to certain residents of the CCRC's. Generally, the bonds are refundable to the resident or to the resident's estate upon termination or cancellation of the CCRC agreement. Proceeds from the issuance of new bonds are used to retire existing bonds. As the maturity of these obligations is not determinable, no interest is imputed.

         Income Taxes - The Company is taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, the Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 90% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. At December 31, 2003, 2002 and 2001, the Company was in compliance with all REIT requirements and was not subject to federal income taxes.

         Earnings Per Share - Basic earnings per common share is calculated based upon net earnings (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the period. As of December 31, 2003, 2002 and 2001, the Company did not have any potentially dilutive common shares.

         Reclassifications - Certain items in the prior years' financial statements have been reclassified to conform with the 2003 presentation. These reclassifications had no effect on reported equity or net earnings.

         Use of Estimates - Management has made estimates and assumptions relating to the reporting of assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         New Accounting Standards - In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities," to expand upon and strengthen existing accounting guidance that addresses when a company should consolidate the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and as a result of a revision to FIN 46 ("FIN 46-R"), to older entities which are non-special purpose entities in the first fiscal year or interim period ending after March 15, 2004. The consolidation of these entities, if required, is not expected to have a significant effect on the Company's financial position or results of operations.

         In May 2003, the FASB issued Statement of Financial Accounting Standard No. 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 requires issuers to classify certain financial instruments as liabilities (or assets in some circumstances) that previously were classified as equity. Financial instruments covered by SFAS 150 include shares that are mandatorily redeemable, and other financial instruments that contain obligations to repurchase outstanding shares or contain conditional obligations that require settlement by issuance of a variable number of that issuer's shares. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003, except for the provisions

                        CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

1.       Significant Accounting Policies - Continued:

         related to mandatorily redeemable non-controlling interests with finite lives. On October 29, 2003, the FASB delayed the effective date for the implementation of the provisions that relate to mandatorily redeemable non-controlling interests with finite lives. The Company does not expect the adoption of this statement to have a significant impact on the financial position or results of operations of the Company.

2.       Public Offerings:

         Upon formation in December 1997, the Company received an initial capital contribution of $200,000 for 20,000 shares of common stock from the Advisor. Since its inception through December 31, 2003, the Company has made four public offerings and received subscriptions as follows (in thousands):

                                          Offering             Subscriptions
                                  ----------------------  ----------------------
    Offering      Date Completed  Shares (a)    Amount    Shares (b)    Amount
    --------      --------------  ----------    ------    ----------    ------
Initial Offering  September 2000     15,500   $  155,000       972    $    9,719
2000 Offering     May 2002           15,500      155,000    15,500       155,000
2002 Offering     April 2003         45,000      450,000    45,000       450,000
2003 Offering     Open              175,000    1,750,000    88,761       887,608
                                    -------   ----------   -------    ----------
                                    251,000   $2,510,000   150,233    $1,502,327
                                    =======   ==========   =======    ==========

     (a) Includes distribution reinvestment plan shares of 500 in the 2000 Offering, 5,000 in the 2002 Offering and 25,000 in the 2003 Offering.

     (b) Includes distribution reinvestment plan shares of 42 in the 2000 Offering, 129 in the 2002 Offering and 966 in the 2003 Offering.

The price per share and other terms of all the offerings, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to the Advisor for acquisition fees, are substantially the same.

On July 30, 2003, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission for the proposed sale by the Company of up to 400 million shares of common stock (approximately $4 billion) in an offering expected to commence immediately following the completion of the Company's 2003 Offering. The Board of Directors has approved a resolution to amend the Articles of Incorporation to increase the number of authorized shares of common stock from 450 million to one billion. The Board of Directors expects to submit this matter to the stockholders for approval at the 2004 annual meeting. Until such time, if any, that the stockholders approve an increase in the number of authorized shares of common stock of the Company, the proposed offering will be limited to 213 million shares.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

3.       Investment Properties:

         Accounted for Using the Operating Method - Properties subject to operating leases consisted of the following at December 31 (dollars in thousands):

                                      2003             2002
                                      ----             ----
Land                              $   141,635      $    34,967
Buildings                             884,701          202,484
Equipment                              41,544           11,024
                                  -----------      -----------
                                    1,067,880          248,475
Less accumulated depreciation         (20,261)          (3,895)
                                  -----------      -----------
                                    1,047,619          244,580
Construction in progress               35,773            1,405
                                  -----------      -----------
                                  $ 1,083,392      $   245,985
                                  ===========      ===========
Number of Properties:

    Operating                              82               24
    Under construction                      6                1
                                  -----------      -----------
                                           88               25
                                  ===========      ===========

         Operating leases generally have initial terms of 15 years and provide for minimum and contingent rent. The operating leases generally provide options that allow the lessees to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases.

         The leases also require minimum annual rents to increase at predetermined intervals during the lease terms. Increases in lease revenue are recognized on a straight-line basis over the terms of each applicable lease commencing on the date the Property was placed in service. For the years ended December 31, 2003, 2002 and 2001, the Company recognized $13.4 million, $1.2 million and $0.1 million, respectively, of revenue from the straight-lining of lease revenues over current contractually due amounts. This amount is included in rental income from operating leases in the accompanying consolidated statements of earnings.

         Future minimum lease payments due under the noncancellable operating leases at December 31, 2003, are as follows (in thousands):

2004                                                $   94,252
2005                                                    97,398
2006                                                   101,299
2007                                                   104,584
2008                                                   107,516
2009 and thereafter                                  1,154,914
                                                    ----------
                                                    $1,659,963
                                                    ==========

         Since the leases are renewable at the option of the tenants, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents, which may be received on the leases based on factors such as percentage of the tenants' gross revenues, occupancy rates of the Properties or a percentage of the Company's investment in a Property. The Company defers recognition of contingent rental income until the thresholds requiring such payments in accordance with the lease terms are met.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

3.       Investment Properties - Continued:

         Accounted for Using the Direct Financing Method -- The components of net investment in direct financing leases consisted of the following at December 31, (dollars in thousands):

                                                      2003            2002
                                                      ----            ----
Minimum lease payments receivable                 $ 1,491,957      $   739,784
Estimated residual values                             399,099          127,104
Less unearned income                               (1,472,709)        (732,506)
                                                  -----------      -----------
Net investment in direct financing leases         $   418,347      $   134,382
                                                  ===========      ===========
Properties subject to direct financing leases              31               12

         Direct financing leases have initial terms that range from 10 to 35 years and provide for minimum annual rent. Lease payments relating to four direct financing leases with a carrying value of $78.0 million are subordinate to first mortgage construction loans entered into by the tenants to fund development costs related to the Properties. Certain leases contain provisions that allow the tenants to elect to purchase the Properties during or at the end of the lease terms for the Company's aggregate initial investment amount plus adjustments, if any, as defined in the lease agreements. Certain leases also permit the Company to require the tenants to purchase the Properties at the end of the lease terms for the same amount.

         Future minimum lease payments to be received on direct financing leases at December 31, 2003, are as follows (in thousands):

2004                                                 $    43,616
2005                                                      44,878
2006                                                      46,599
2007                                                      47,585
2008                                                      48,671
2009 and thereafter                                    1,260,608
                                                     -----------
                                                     $ 1,491,957
                                                     ===========

         The above table does not include any amounts for contingent rents that may be received on certain leases based on a percentage of gross revenues if the Properties achieve specified occupancy rates.

4.       Restricted Cash:

         Restricted cash at December 31, 2003 and December 31, 2002, included $5.0 million and $1.7 million, respectively, of FF&E reserves and other restricted funds as required by certain lenders. In addition, the balance at December 31, 2003, includes $9.8 million held in escrow to fund the acquisition of a Property pending certain regulatory approvals.

5.       Accounts and Other Receivables:

         Accounts and other receivables include the following at December 31 (in thousands):

                                            2003       2002
                                            ----       ----
Rental revenues receivable                $11,215     $   809
Other receivables                           1,008         345
Notes and accrued interest receivable          --       2,038
                                          -------     -------
                                          $12,223     $ 3,192
                                          =======     =======

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

5.       Accounts and Other Receivables - Continued:

         Notes receivable at December 31, 2002, was comprised of a loan to a seller of two Properties. Prior to the Company's purchase of the two Properties, the Company made a $2.0 million loan to the seller to extinguish debt at a discounted amount making the purchase of the Properties economically viable. The Company acquired the two Properties on March 31, 2003, and the note and accrued interest was repaid in full at that time.

6.       Lease Intangible Costs:

         Lease intangible costs include the following at December 31 (in thousands):

                                  2003        2002
                                --------    --------
In-place lease value            $ 20,139    $  5,298
Lease origination costs           11,489       3,110
                                --------    --------
                                  31,628       8,408
Less accumulated amortization     (1,423)       (254)
                                --------    --------

                                $ 30,205    $  8,154
                                ========    ========

7.       Other Assets:

         Other assets as of December 31, 2003 and 2002, were $13.8 million and $5.0 million, respectively, and consisted of miscellaneous prepaid expenses and miscellaneous acquisition costs that will be capitalized to land, buildings, equipment, lease intangible costs or investment in direct financing leases upon the purchase of Properties.

8.       Indebtedness:

         Mortgage Notes Payable: Mortgage notes payable and the net book value ("NBV") of the associated collateral consisted of the following at December 31, (in thousands):

                                                                                          2003               2002
                                                                                  ------------------  -----------------
                                                                                   Mortgage           Mortgage
                                                                                    Payable    NBV     Payable    NBV
                                                                                    -------    ---     -------    ---
Three mortgages payable, each bearing interest at 30-day LIBOR plus 325 basis points, with a minimum interest rate of 5.00% (5.00% at December 31, 2003), with monthly principal and interest payments, maturing March, 2005
Loan was repaid in full in January 2004                                            $25,652   $53,409   $   --    $   --

Seven mortgages payable, each bearing interest at 30-day LIBOR plus 260 to 300 basis points, (3.81% at December 31, 2003) monthly principal and interest
payments, maturing November 2006                                                    45,000    81,178       --        --

Mortgage payable, bearing interest at 90-day LIBOR plus 390 basis points, with a minimum interest rate of 6.50% (6.50% at December 31, 2003), with
monthly principal and interest payments, maturing August 2007                       10,811    19,174    9,064    19,771

Mortgage payable, bearing interest at 30-day LIBOR plus 262 basis points
(3.76% at December 31, 2003), with monthly payments of interest only,
maturing June 2007                                                                  23,520    58,015   23,520    59,597

Mortgage payable, bearing interest at 7.83%, with monthly principal and interest
payments, maturing October 2008                                                     20,332    25,974       --        --

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

8.       Indebtedness - Continued:

                                                                                           2003                 2002
                                                                                   -------------------   -----------------
                                                                                   Mortgage              Mortgage
                                                                                    Payable      NBV      Payable      NBV
                                                                                    -------      ---      -------      ---
Fourteen mortgages payable, each bearing interest at 5.13% until December 31,
2003, with rates increasing annually to a maximum of 7.25%. Interest on the loan is recorded using the effective interest rate of 6.09%. Interest only payments until December 31, 2005, and principal and interest payments thereafter until
maturity on September 2010                                                         $ 92,500   $195,779   $     --   $     --

Two mortgages payable, each bearing interest at 5.79%, with monthly principal
and interest payments, maturing September 2012                                       50,114     74,898         --         --

Mortgage payable, bearing interest at 8.25%, with monthly principal and interest
payments, maturing March 2038                                                         4,683      4,906         --         --

Mortgage payable, bearing interest at 8.375%, with monthly principal and
interest payments, maturing November 2038                                             2,444      3,928         --         --

Mortgage payable, bearing interest at a variable rate that ranged from
30-day LIBOR plus 350 basis points to 8.00%, was paid in full in August 2003             --         --     12,743     18,592
                                                                                   --------   --------   --------   --------
                                                                                   $275,056   $517,261   $ 45,327   $ 97,960
                                                                                   ========   ========   ========   ========

         The following is a schedule of maturities for all mortgage notes payable at December 31, 2003, (in thousands):

2004                            $  27,278
2005                                2,477
2006                               47,666
2007                               37,389
2008                               21,589
2009 and thereafter               138,657
                                ---------
                                $ 275,056
                                =========

         Bonds Payable: On March 28, 2003, in connection with the purchase of two CCRC Properties, the Company assumed approximately $88.5 million in non-interest bearing life care bonds refundable to certain residents of the two Properties. From the acquisition date to December 31, 2003, the tenant of the CCRC's retired $6.6 million of existing bonds and issued $8.2 million of new bonds to new residents on behalf of the Company. At December 31, 2003, approximately $90.1 million was outstanding in bonds payable.

         Lines of Credit: The Company has a revolving line of credit (the "Revolving LOC") to fund acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. Under the terms of the Revolving LOC, the Company is entitled to receive cash advances of up to $85.0 million for a two-year period expiring March 16, 2005. The Revolving LOC requires payment of interest only at LIBOR plus a percentage that fluctuates depending on the Company's aggregate amount of debt outstanding in relation to the Company's total assets until maturity (3.65% at December 31, 2003), and is collateralized by certain Properties with a carrying value of approximately $118.6 million. The Revolving LOC contains provisions that allow the facility to be increased up to $125.0 million upon the Company pledging additional Properties as collateral. This facility has financial covenants, including maintaining a minimum net worth and minimum collateral value. At December 31, 2003, $20.0 million was outstanding under the Revolving LOC.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

8.       Indebtedness - Continued:

         On September 9, 2003, the Company entered into a six-month, $50.0 million credit facility agreement that has a 120-day funding option with a commercial lender. The loan may be extended for two additional three-month periods and may be used to fund the acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. During the initial term, the loan bears interest at a variable rate, as selected by the Company, equal to LIBOR plus 300 basis points or the higher of (i) the bank's prime rate plus 100 basis points or (ii) the Federal funds rate plus 150 basis points, payable monthly, and requires monthly principal payments of $2.5 million until maturity. As of December 31, 2003, there were no amounts outstanding under this facility. In January 2004, the Company exercised its first option to extend the loan term to June 7, 2004.

         Construction Loans Payable: On October 23, 2003, the Company obtained an $8.9 million construction loan related to one of the Company's Properties that is under construction. The loan requires interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis points based on the Property's occupancy levels (4.5% at December 31, 2003) until maturity in November 2006. At December 31, 2003, $6.8 million was outstanding under this facility.

         On December 2, 2003, the Company obtained four construction loans in the aggregate amount of $74.2 million relating to four of the Company's Properties that are in various stages of construction. The loans require interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis points based on the Property's occupancy levels, until maturity on November 26, 2006. No amounts were outstanding under these facilities at December 31, 2003.

         On December 19, 2003, the Company obtained a $48.0 million construction loan related to one of the Company's Properties that is under construction. The loan requires interest only payments at the lender's "Base Rate", as defined, plus 225 basis points, with a minimum rate of 6.5% (6.5% at December 31, 2003), until maturity in December 2007. At December 31, 2003, $0.6 million was outstanding under this facility.

         The Company was in compliance with all its loan covenants as of December 31, 2003.

9.       Commitments and Contingencies:

         From time to time, the Company is exposed to litigation arising from an unrecognized pre-acquisition contingency or from the operations of its business. At this time, management does not believe that resolution of these matters will have a material adverse effect on the Company's financial condition or results of operations.

         The following table presents the Company's commitments, contingencies and guarantees and related expiration periods as of December 31, 2003 (in thousands):

             Commitments, Contingencies               Less than
                  and Guarantees                       1 Year     2-3 Years   4-5 Years    Thereafter     Total
                  --------------                       ------     ---------   ---------    ----------     -----
Guarantee of unsecured
   promissory note of unconsolidated subsidiary (1)   $  2,451   $       --   $       --   $       --   $    2,451
Earnout provisions (2)                                   4,050        7,784           --           --       11,834
Capital improvements to investment Properties            8,840           --           --           --        8,840
Available construction facility                             --       76,334       47,364           --      123,698
Pending investments (3)                                589,080           --           --           --      589,080
                                                      --------   ----------  -----------   ----------   ----------
      Total Commitments,
         Contingencies and
         Guarantees                                   $604,421   $   84,118   $   47,364   $       --   $  735,903
                                                      ========   ==========   ==========   ==========   ==========

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

9.       Commitments and Contingencies - Continued:

            (1) In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67%, or $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of December 31, 2003, the unsecured promissory note had an outstanding balance of approximately $14.7 million. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

            (2) In connection with the acquisition of seven Properties, the
                Company may be required to make additional payments (the "Earnout Amount") if certain earnout provisions are achieved by the earnout date for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an Earnout Amount is due, the respective lease will be amended and annual minimum rent will increase accordingly. Earnout Amounts related to 24 additional Properties are subject to future values and events that are not quantifiable at December 31, 2003, and are not included in the table above.

            (3) As of December 31, 2003, the Company had commitments to acquire
                23 Properties, subject to the fulfillment of certain conditions, including one Property for which $9.8 million is held in escrow pending certain regulatory approvals.

10.      Purchase of Minority Interest:

         On December 20, 2002, the Company purchased for $8.5 million the 23.25% minority interest held by Marriott Senior Living Services, Inc. in a joint venture in which the Company owned the remaining 76.75% equity interest. In May 2002, the joint venture purchased five Properties that were operated by Marriott Senior Living Services, Inc. Prior to December 20, 2002, each joint venture partner shared in the costs and benefits of the joint venture in proportion to its percentage equity interest.

         If the purchase of the minority interest had occurred at the inception of the joint venture, net income for the year ended December 31, 2002, would have been $11.8 million or $0.54 per share of common stock. There would have been no effect on revenues as reported.

11.      Redemption of Shares:

         The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as listing of the Company's common stock on a national securities exchange or over-the-counter market occurs, any stockholder who has held shares for at least one year may present all or any portion equal to at least 25% of their shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares redeemed by the Company exceed 5% of the number of shares of the Company's outstanding common stock at the beginning of the 12-month period. During the years ended December 31, 2003, 2002 and 2001, 131,781 shares, 37,306 shares and 3,415 shares, respectively, of common stock were redeemed and retired for $1.2 million, $0.3 million and $31,420, respectively.

12.      Stock Issuance Costs:

         The Company has incurred offering expenses, including commissions, marketing support fees, due diligence expense reimbursements, filing fees, and legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Offering expenses together with selling commissions, marketing support fees and due diligence expense reimbursements cannot exceed 13% of the proceeds raised in connection with the Company's public offering. During the years ended December 31, 2003, 2002 and 2001, the Company incurred $101.3 million, $38.9 million and $7.1 million, respectively, in offering costs and due diligence expense reimbursements, including $85.1 million, $29.7 million and $4.8 million, respectively, in commissions and marketing support fees. These amounts are treated as stock issuance costs and charged to stockholders' equity.

                        CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

13.      Distributions:

         For the years ended December 31, 2003, 2002 and 2001, approximately 71%, 65% and 65%, respectively, of the distributions paid to stockholders were ordinary income and approximately 29%, 35% and 35%, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 2003, 2002 and 2001, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. Certain fees payable to the Advisor upon listing, orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders' invested capital plus the achievement of a cumulative, noncompounded annual 8% return on stockholders' invested capital.

14.      Related Party Arrangements:

         Certain directors and officers of the Company hold similar positions with the Advisor, the parent company of the Advisor and the managing dealer of the Company's public offerings, CNL Securities Corp. ("CNL Securities"). A director of the Company indirectly owns a controlling interest in the parent company of the Advisor. These affiliates receive fees and compensation in connection with the offerings, permanent financing and the acquisition, management and sale of the Company's assets.

         For services in connection with the sale of the Company's shares, CNL Securities receives fees based on the amounts raised from the Company's offerings for: (i) commissions of 7.5%, (ii) a marketing support fee of 0.5% and (iii) beginning in December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in the 2000 Offering. The majority of such fees were re-allowed to other broker dealers. As of December 31, 2003, 2002 and 2001, the Company incurred the following costs related to such fees (in thousands):

                                        Years Ended December 31,
                                  ------------------------------------
                                     2003         2002         2001
                                  ----------   ----------   ----------
Commissions                       $   79,499   $   27,835   $    4,464
Marketing support fee                  5,300        1,856          298
Soliciting dealer servicing fee          310           --           --
                                  ----------   ----------   ----------
                                  $   85,109   $   29,691   $    4,762
                                  ==========   ==========   ==========

         The Advisor receives acquisition fees for services in identifying Properties and structuring the terms of their leases and Mortgage Loans equal to 4.5% of the gross proceeds of the offering and loan proceeds from permanent financing, excluding that portion of the permanent financing used to finance Secured Equipment Leases. In addition, if there is a listing, the Advisor will receive an acquisition fee of 4.5% of amounts outstanding on a line of credit, if any, at the time of listing the Company's common stock on a national securities exchange or over-the-counter market. During the years ended December 31, 2003, 2002 and 2001, the Company incurred $59.0 million, $18.7 million and $2.7 million, respectively, of such fees, including $11.3 million and $2.1 million and $0, respectively, of acquisition fees on permanent financing. These fees are included in other assets in the accompanying balance sheets prior to being allocated to individual Properties or lease intangible costs.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor receives a monthly asset management fee of 0.05% of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the years ended December 31, 2003, 2002 and 2001, the Company incurred $4.4 million, $0.8 million and $0.1 million, respectively, of such fees.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings).

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

14.      Related Party Arrangements - Continued:

         The expenses incurred for these services for the years ended December 31 are as follows (in thousands):

                                                 Years Ended December 31,
                                            ------------------------------------
                                               2003         2002         2001
                                            ----------   ----------   ----------
Stock issuance costs                        $    4,063   $    2,941   $      770
Investment Properties on operating leases           --           25           37
General and administrative expenses              1,506          565          200
                                            ----------   ----------   ----------
                                            $    5,569   $    3,531   $    1,007
                                            ==========   ==========   ==========

         During the years ended December 31, 2003, 2002 and 2001, affiliates of the Advisor incurred on behalf of the Company $17.2 million, $5.6 million and $1.6 million, respectively, for certain offering expenses. Offering expenses paid by the Company, together with selling commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with the offerings. In addition, during the years ended December 31, 2003, 2002 and 2001 affiliates incurred on behalf of the Company $0.4 million, $0.5 million and $0.4 million, respectively, for certain acquisition expenses and $2.2 million, $0.6 million and $0.2 million, respectively, for certain operating expenses.

         Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of 2% of average invested assets or 25% of net income (the "Expense Cap"). During the Expense Year ended June 30, 2001, operating expenses exceeded the Expense Cap by $0.1 million, and accordingly, the Advisor reimbursed the Company such amounts. The Company's operating expenses did not exceed the Expense Cap in any other Expense Years during the years ended December 31, 2003, 2002 and 2001.

         CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). CCM made the arrangements for the $23.5 million loan described in Note 8, for which CCM was paid a $0.5 million structuring fee in June 2002. Prior to August 18, 2003, the monthly interest payments due under the loan included a margin of 30 basis points payable to CCM for the monthly services it provided related to the administration of the loan. From its origination in June 2002, the loan was a commercial paper backed loan with an interest rate at the commercial paper rate, as determined by market demand, plus a margin of 1.86% that was inclusive of liquidity fees and administrative costs. The Company paid CCM $0.2 million for each of the two years ended December 31, 2003 and 2002, related to these services. On August 18, 2003, the loan converted from a commercial paper loan to a direct loan with a third party commercial lender.

         During the year ended December 31, 2003, the Company also paid CCM a $0.2 million finder's fee related to the acquisition of two Properties.

         The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor and certain executive officers of the Company are stockholders. The amounts deposited with this bank were $15.8 million and $5.7 million at December 31, 2003 and 2002, respectively.

         On May 30, 2002, the Company acquired a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. During the years ended December 31, 2003 and 2002, the Company received $0.1 million and $0.2 million, respectively, in distributions from the partnership.

         In March 2003, the Advisor's parent company purchased a 30% voting membership interest in a limited liability company which is affiliated with eight of the Company's tenants that leased 69 of the Company's 119 Properties as of December 31, 2003. These eight tenants contributed 35% of total rental income from operating leases and earned income from investments in direct financing leases for the year ended December 31, 2003.

                        CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

14.      Related Party Arrangements - Continued:

         Amounts due to related parties at December 31 are as follows (in thousands):

                                                      2003         2002
                                                   ----------   ----------
Due to CNL Securities:
     Commissions                                   $    1,366   $      145
     Marketing support fee and due diligence
        expense reimbursements                             91           --
    Soliciting dealer service fee                         310           --
                                                   ----------   ----------
                                                        1,767          145
                                                   ----------   ----------

Due to the Advisor and its affiliates:
     Expenditures incurred for offering expenses
        on behalf of the Company                          372            1
     Accounting and administrative services               304           76
     Acquisition fees and miscellaneous
        acquisition expenses                              815          126
                                                   ----------   ----------
                                                        1,491          203
                                                   ----------   ----------
                                                   $    3,258   $      348
                                                   ==========   ==========

15.      Concentration of Credit Risk:

         At December 31, 2003, the Company leased its Properties to 15 tenants, three of which independently contributed between 11% and 18% (an aggregate of 42%) of the Company's total rental income from operating leases and earned income from direct financing leases for the year ended December 31, 2003.

         The Advisor's parent company is affiliated with eight of the Company's tenants that leased 69 of the Company's 119 Properties as of December 31, 2003. These eight tenants contributed 35% of total rental income from operating leases and earned income from direct financing leases for the year ended December 31, 2003.

         The following table summarizes information about the Company's operator concentration based on annualized rental revenue as of December 31, 2003 (dollars in thousands):

                                                     Number of    Annualized     Percent of
                                                     Facilities   Revenue (1)     Revenue
                                                     ----------   -----------    ----------
Sunrise Senior Living Services, Inc. ("Sunrise")             98   $   123,515            76%
American Retirement Corporation                               8        17,589            11%
Erickson Retirement Communities, LLC                          4        11,404             7%
Harbor Assisted Living, LLC (affiliate of Advisor)            5         6,721             4%
CateredLife Communities, Inc.                                 4         3,016             2%
                                                     ----------   -----------    ----------
                                                            119   $   162,245           100%
                                                     ==========   ===========    ==========

(1) For operating leases, reflects annual base rent and for direct financing leases, reflects annual interest earned, straight-lined over the term of the lease in accordance with generally accepted accounting principles.

                        CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

15.      Concentration of Credit Risk - Continued:

         To mitigate credit risk, certain leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. Certain portfolios also contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of December 31, 2003, the Company had $8.0 million in security deposits related to certain Properties as well as various guarantees or required cash reserves to be held by the tenant for payment of minimum rent.

         In connection with eight Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.

         In connection with the purchase of five Properties that are in various stages of development and being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants' obligations to pay minimum rent and the FF&E reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2007) or (ii) 18 months after the final development date.

         The Company had the following additional limited guarantees as of December 31, 2003 (in thousands):

                                                                                Guarantee
                                                                -----------------------------------------
                                                                                  Used
                               Number of          Date                            Since         Remaining
        Guarantor             Properties        Acquired        Maximum         Acquired         Balance
        ---------             ----------        --------        -------         --------         -------
Sunrise                           1            April 2000       $  2,770         $ 2,106         $   664
Marriott International            5              May 2002          5,880           3,881           1,999
Sunrise/cash reserves            22              Nov 2003         10,500              --          10,500

         Although the Company acquires Properties located in various states and regions and screens its tenants in order to reduce risks of default, failure of these lessees, their guarantors or the Sunrise or ARC brands would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

16.      Selected Quarterly Financial Data:

         The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002 (in thousands):

      2003 Quarter          First        Second       Third        Fourth        Year
-----------------------   ----------   ----------   ----------   ----------   ----------
Revenues                  $   12,504   $   21,130   $   25,586   $   36,374   $   95,594
Net earnings                   8,503       12,913       15,814       21,230       58,460
Net earnings per share:
     Basic and Diluted    $     0.16   $     0.18   $     0.16   $     0.16   $     0.66

      2002 Quarter          First        Second       Third        Fourth        Year
-----------------------   ----------   ----------   ----------   ----------   ----------
Revenues                  $    1,668   $    3,306   $    4,727   $    9,151   $   18,852
Net earnings                     829        1,702        2,509        6,332       11,372
Net earnings per share:
    Basic and Diluted     $     0.09   $     0.11   $     0.10   $     0.22   $     0.52

                        CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

17.      Subsequent Events:

         Property Acquisition - In February 2004, the Company acquired 19 additional retirement Properties in a sale lease-back transaction for an aggregate purchase price of $537.3 million. The Company assumed $274.6 million of existing debt and used cash available at December 31, 2003, plus additional offering proceeds received in January and February 2004 as well as proceeds from permanent loans closed during the first quarter of 2004 to purchase the Properties, which consist primarily of independent living and assisted living facilities with an aggregate total of approximately 3,600 units. The Properties are located in Alabama, Arizona, California, Florida, Illinois, Rhode Island and Texas.

         In February 2004, the Company entered into an initial commitment to acquire 22 medical office buildings containing approximately 1.3 million square feet for an aggregate purchase price of $256.5 million. The Company intends to use proceeds received from the 2003 Offering as well as assume approximately $84.4 million of existing debt. Substantially all of the leases are gross leases. The transaction is expected to close in the second quarter of 2004.

         Permanent Financings -- On January 27, 2004, the Company obtained permanent financing comprised of three mortgage loans in the aggregate amount of $130.0 million from a commercial lender collateralized by 22 Properties owned by the Company. Concurrent with the loan closing, the Company drew $30.0 million to, in part, extinguish existing debt of $25.7 million. The Company is required to draw an additional $30.0 million within 90 days of the loan closing date and the balance is required to be drawn by January 27, 2005. The loans have a 5-year term and when fully drawn will bear interest at a rate of 5.79% per annum. The loans require interest only payments for the first 12 months with monthly principal and interest payments thereafter until maturity on January 27, 2009.

         On January 29, 2004, the Company obtained permanent financing comprised of 12 loans in the aggregate amount of $74.6 million from a commercial lender collateralized by 12 Properties owned by the Company. The loans have terms of seven years, bear interest at a rate of 5.96% per annum and require monthly interest only payments for the first 24 months with monthly payments of principal and interest due thereafter until maturity.

         In February 2004, the Company assumed $274.6 million in permanent financing comprised of 16 loans in connection with the acquisition of 19 Properties. The majority of the debt, $192.7 million comprised of 11 loans, is agency debt through Fannie Mae. These loans are interest only loans that bear interest at 30-day LIBOR plus a premium of either 90 basis points or 104 basis points and mature in either November 2005 or May 2008. Three loans in an aggregate amount of $38.4 million payable to a commercial lender bear interest at 30-day LIBOR plus 370 basis points with a minimum rate of 5.95%. These loans require monthly interest only payments through July 2004 with principal and interest payments thereafter until maturity in May 2008. An additional $10.4 million, variable rate loan payable to a commercial lender bears interest at 30-day LIBOR plus 370 basis points with a minimum rate of 4.80%. The loan requires monthly interest only payments through January 2005 with principal and interest payments thereafter until maturity in May 2008. The remaining loan in the amount of $33.1 million has a fixed interest rate of 8.17% with principal and interest payable monthly until maturity in April 2008.

         Other - During the period January 1, 2004 through February 25, 2004, the Company received subscription proceeds for an additional 23,085,450 million shares ($230.9 million) of common stock.

         On January 1, 2004 and February 1, 2004, the Company declared distributions totaling $8.9 million and $9.6 million, respectively, or $0.0592 per share of common stock, payable by March 31, 2004, to stockholders of record on January 1, 2004 and February 1, 2004, respectively.

         On February 6, 2004, a complaint was filed in the Superior Court of the State of California for the County of Los Angeles by California Public Interest Research Group, Inc. and Congress of California Seniors, Inc. against 94 named defendants, including the Company, the Advisor and two operators that manage certain Properties owned by the Company. The plaintiffs seek restitution with respect to deposits and fees collected from residents by the operators of the senior living facilities that, the complaint alleges, were designated and treated as nonrefundable deposits and fees in violation of the California Civil Code. This matter is in the preliminary stages and although management is not able to predict the outcome, management has been advised by counsel that a number of valid defenses exist.

                         CNL Retirement Properties, Inc.
             Schedule III - Real Estate and Accumulated Depreciation
                                December 31, 2003

                                                                                       Costs Capitalized
                                                          Initial Cost to Company         Subsequent to
                                                                    (2)                  Acquisition (2)
                                                         --------------------------  -------------------------
                                                                                                    Building,
                                                                        Building,                   Fixtures
                                             Encum-                    Fixtures and                    and
                                           brances (1)      Land        Equipment       Land        Equipment
                                           -------------------------------------------------------------------
Brighton Gardens of Orland Park, IL        $         -   $     2,162   $    12,577   $         -   $         -
Broadway Plaza at Pecan Park - TX                    -         1,344         9,425             -             -
Homewood Residence at Boca Raton, FL                 -         1,144         8,734             -             -
Holley Court Terrace, IL                             -         2,144        16,850             -             -
Homewood Residence at Coconut Creek, FL              -         1,683         8,193             -             -
Heritage Club at Greenwood Village, CO          10,811         1,965        18,025             -             -
Sunrise of Dartmouth, MA                         3,796           920         8,799             -            23
Sunrise of Laguna Creek, CA                      3,222           812         7,407             -             -
Brighton Gardens  of Towson, MD                  5,781           990        14,109             -             4
Brighton Gardens of Camarillo, CA                7,477         2,487        16,676             -             -
Sunrise of Clayton, OH                           3,244           813         7,483             -             -
Vero Beach, FL                                     636         1,839             -             -         6,596
Homewood Residence at Brookmont
       Terrace, TN                                   -           464         8,652             -             -
Sunrise of Hemet, CA                                 -         1,176         3,087             -             9
Brighton Garden of Tulsa, OK                         -         1,538         3,310             -             6
Pleasant Hills, AR                                   -           523        10,427             -           145
Brighton Gardens of Hoffman Estates, IL              -         1,724         6,064             -             3
Sunrise of  Willoughby, OH                           -         1,091         4,032             -             -
Sunrise of Plymouth, MA                              -         1,090         3,667             -             -
Sunrise of Lynwood, WA                               -         1,530         5,068            21             -
Sunrise of Snohomish, WA                             -           645         8,364             -             5
Brighton Gardens of Vinings, GA                      -         1,773         5,830             -             -
Brighton Gardens of Oklahoma City, OK                -           784         3,000             -             -
Brighton Gardens of Bellevue, WA                     -         2,165         8,506             -             -
Brighton Gardens of Santa Rosa, CA                   -         2,161        15,044             -            20
Brighton Gardens of Denver, CO                   8,624         1,084        17,245             -

                                           Gross Amount at Which Carried at Close of Period (2)
                                           ---------------------------------------------------
                                                          Building,
                                                          Fixtures                    Accum.
                                                             and                     Deprecia        Date      Date
                                              Land        Equipment      Total        -tion          Built    Acquired
                                           ---------------------------------------------------      -------   -------
Brighton Gardens of Orland Park, IL        $     2,162   $    12,577   $   14,739   $    1,632       1999      Apr-00
Broadway Plaza at Pecan Park - TX                1,344         9,425       10,768          662       2000      Nov-01
Homewood Residence at Boca Raton, FL             1,144         8,734        9,878          612       2000      Nov-01
Holley Court Terrace, IL                         2,144        16,850       18,994          891       1992      Feb-02
Homewood Residence at Coconut Creek, FL          1,683         8,193        9,875          516       2000      Feb-02
Heritage Club at Greenwood Village, CO           1,965        18,025       19,990          996       1999      Mar-02
Sunrise of Dartmouth, MA                           920         8,822        9,742          398       1999      May-02
Sunrise of Laguna Creek, CA                        812         7,407        8,219          343       1999      May-02
Brighton Gardens  of Towson, MD                    990        14,113       15,103          642       1999      May-02
Brighton Gardens of Camarillo, CA                2,487        16,676       19,164          781       1999      May-02
Sunrise of Clayton, OH                             813         7,483        8,296          344       1999      May-02
Vero Beach, FL                                   1,839         6,596        8,435            -         (3)     Aug-02
Homewood Residence at Brookmont
       Terrace, TN                                 464         8,652        9,116          327       1999      Nov-02
Sunrise of Hemet, CA                             1,176         3,096        4,271          125       1998      Dec-02
Brighton Garden of Tulsa, OK                     1,538         3,316        4,854          149       1999      Dec-02
Pleasant Hills, AR                                 523        10,572       11,095          318       1984      Dec-02
Brighton Gardens of Hoffman Estates, IL          1,724         6,067        7,792          221       1999      Dec-02
Sunrise of  Willoughby, OH                       1,091         4,032        5,123          147       1999      Dec-02
Sunrise of Plymouth, MA                          1,090         3,667        4,757          144       2000      Dec-02
Sunrise of Lynwood, WA                           1,551         5,068        6,619          148       1989      Dec-02
Sunrise of Snohomish, WA                           645         8,369        9,014          232       1992      Dec-02
Brighton Gardens of Vinings, GA                  1,773         5,830        7,603          207       1999      Dec-02
Brighton Gardens of Oklahoma City, OK              784         3,000        3,784          134       1999      Dec-02
Brighton Gardens of Bellevue, WA                 2,165         8,506       10,671          283       1999      Dec-02
Brighton Gardens of Santa Rosa, CA               2,161        15,064       17,225          464       2000      Dec-02
Brighton Gardens of Denver, CO                   1,084        17,245       18,329          380       1996      Mar-03

                         CNL Retirement Properties, Inc.
             Schedule III - Real Estate and Accumulated Depreciation
                                December 31, 2003

                                                                                       Costs Capitalized
                                                          Initial Cost to Company         Subsequent to
                                                                    (2)                  Acquisition (2)
                                                         -------------------------   -------------------------
                                                                                                    Building,
                                                                        Building,                   Fixtures
                                             Encum-                    Fixtures and                    and
                                           brances (1)         Land     Equipment       Land        Equipment
                                           -------------------------------------------------------------------
Brighton Gardens of Colorado Springs, CO         7,952         1,073        15,829             -             -
Brighton Gardens of Lakewood, CO                 9,076         1,073        18,221             -             -
Brighton Gardens of Rancho Mirage, CA                -         1,716        12,482             -             -
The Fairfax, VA                                      -        17,641        60,643             -         1,027
The Quadrangle, PA                                   -        23,148        90,769             -            98
Brighton Gardens of Yorba Linda, CA                  -         2,397        11,410             -             -
Brighton Gardens of Salt Lake City, UT               -           392        15,013             -            16
Brighton Gardens of Northridge, CA                   -         3,486        11,634             -             8
Sunrise of Palm Springs, CA                          -           884         1,873             -             -
Brighton Gardens of Edgewood, KY                     -           886         1,876             -             6
Brighton Gardens of Greenville, SC                   -           352         3,938             -             -
Brighton Gardens of Saddle River, NJ                 -         2,155        10,968             -             -
Balmoral of Palm Harbor, FL                          -         1,002        11,493             -           154
Somerby at University Park                      35,149         2,676        49,166             -             -
Somerby at Jones Farm                           14,964           739        23,136             -             -
Brighton Gardens of Tampa, FL                        -         1,670             -             -             -
Greentree at Ft. Benjamin Harrison                   -           469         4,761             -             -
Greentree at Mt. Vernon, IL                          -           225         7,244             -           175
Greentree at Post, IN                                -           287         4,934             -             -
Greentree at West Lafayette, IN                      -           319         5,264             -             -
Sunrise of Arlington, VA                             -           765         6,540             -             -
Sunrise of Bluemont Park, VA                         -         2,359        26,502             -            24
Sunrise of Countryside                               -         2,288        12,744             -             -
Sunrise of Falls Church, VA                          -         1,221         7,726             -             -
Sunrise of Farmington Hills, MI                      -         1,212         8,517             -             -
Sunrise of Frederick, MD                             -           118         7,046             -             -
Sunrise of Leesburg, VA                              -           399         1,724             -             -
Sunrise of Mercer Island, WA                         -           744         7,310             -             -

                                           Gross Amount at Which Carried at Close of Period (2)
                                           ---------------------------------------------------
                                                          Building,
                                                          Fixtures                    Accum.
                                                             and                     Deprecia        Date      Date
                                              Land        Equipment      Total        -tion          Built    Acquired
                                           ---------------------------------------------------      -------   --------
Brighton Gardens of Colorado Springs, CO         1,073        15,829       16,902          343         1999    Mar-03
Brighton Gardens of Lakewood, CO                 1,073        18,221       19,294          393         1999    Mar-03
Brighton Gardens of Rancho Mirage, CA            1,716        12,482       14,198          331         2000    Mar-03
The Fairfax, VA                                 17,641        61,670       79,311        1,393         1989    Mar-03
The Quadrangle, PA                              23,148        90,867      114,015        2,072         1987    Mar-03
Brighton Gardens of Yorba Linda, CA              2,397        11,410       13,807          265         2000    Mar-03
Brighton Gardens of Salt Lake City, UT             392        15,029       15,421          365         1999    Mar-03
Brighton Gardens of Northridge, CA               3,486        11,642       15,127          323         2001    Mar-03
Sunrise of Palm Springs, CA                        884         1,873        2,757           70         1999    Mar-03
Brighton Gardens of Edgewood, KY                   886         1,882        2,768           83         2000    Mar-03
Brighton Gardens of Greenville, SC                 352         3,938        4,290          137         1998    Mar-03
Brighton Gardens of Saddle River, NJ             2,155        10,968       13,123          265         1998    Mar-03
Balmoral of Palm Harbor, FL                      1,002        11,647       12,650          153         1996    Jul-03
Somerby at University Park                       2,676        49,166       51,842          543         1999    Aug-03
Somerby at Jones Farm                              739        23,136       23,875          276         1999    Aug-03
Brighton Gardens of Tampa, FL                    1,670             -        1,670            -         1998    Aug-03
Greentree at Ft. Benjamin Harrison                 469         4,761        5,230           38         1999    Sep-03
Greentree at Mt. Vernon, IL                        225         7,419        7,643           57         2001    Sep-03
Greentree at Post, IN                              287         4,934        5,222           37         1999    Sep-03
Greentree at West Lafayette, IN                    319         5,264        5,583           43         1999    Sep-03
Sunrise of Arlington, VA                           765         6,540        7,305           62         1988    Sep-03
Sunrise of Bluemont Park, VA                     2,359        26,526       28,885          229         1989    Sep-03
Sunrise of Countryside                           2,288        12,744       15,032          118      1945/88    Sep-03
Sunrise of Falls Church, VA                      1,221         7,726        8,947           75         1993    Sep-03
Sunrise of Farmington Hills, MI                  1,212         8,517        9,729           89         1999    Sep-03
Sunrise of Frederick, MD                           118         7,046        7,164           61         1991    Sep-03
Sunrise of Leesburg, VA                            399         1,724        2,123           18      1850/89    Sep-03
Sunrise of Mercer Island, WA                       744         7,310        8,054           65         1990    Sep-03

                         CNL Retirement Properties, Inc.
             Schedule III - Real Estate and Accumulated Depreciation
                                December 31, 2003

                                                                                          Costs Capitalized
                                                          Initial Cost to Company           Subsequent to
                                                                    (2)                    Acquisition (2)
                                                          ------------------------      ----------------------
                                                                                                    Building,
                                                                        Building,                   Fixtures
                                             Encum-                   Fixtures and                     and
                                           brances (1)    Land          Equipment        Land       Equipment
                                           -------------------------------------------------------------------
Sunrise of Mill Basin, NY                            -    2,596           22,398            -            24
Sunrise of Poland, OH                                -      742            8,138            -             -
Sunrise of Raleigh, NC                               -      457            6,004            -             -
Sunrise of Sheepshead Bay, NY                        -    3,856           22,675            -            24
Sunrise of Beverly Hills, CA                         -    3,950            4,165            -           389
Sunrise of Cresskill, NJ                             -    4,632            5,569            -           224
Sunrise of Edmonds, WA                               -      968            2,541            -           829
Sunrise at Five Forks, GA                        6,766    1,001            9,022            -         1,357
Sunrise of Madison                                   -    1,608            2,846            -         2,823
Dogwood Forest of Dunwoody, GA                       -      855            4,952            -             -
EdenGardens of Gainesville, FL                       -      436            7,789            -             -
EdenBrook of Jacksonville, FL                        -    1,111            6,114            -             -
EdenBrook of Tallahassee, FL                         -      670           11,664            -             -
EdenGardens of Aiken, SC                         5,000      369            7,139            -             -
EdenBrook of Alpharetta, GA                      4,500      718            6,330            -             -
EdenGardens of Arlington, TX                         -      350            8,538            -             -
EdenTerrace of Arlington, TX                         -      668            7,616            -             -
EdenBrook of Buckhead, GA                        4,500      782            6,971            -             -
EdenBrook of Champions , TX                          -      530           11,581            -             -
EdenBrook of Charleston, SC                      5,000      422            8,827            -             -
EdenGardens of Columbia, SC                          -      300            4,043            -             -
EdenGardens of Concord, NC                       2,444      393            3,548            -             -
EdenBrook of Dunwoody, GA                        4,683      306            4,620            -             -
EdenGardens of Greenwood, SC                         -      299            4,239            -             -
Somerby at Jones Farm, AL                            -      605            8,900            -             -
EdenGardens of Kingwood, TX                          -      467            8,418            -             -
EdenTerrace of Kingwood, TX                          -      572           10,527            -             -
EdenBrook of Louisville, KY                      6,673      623           10,144            -             -

                                           Gross Amount at Which Carried at Close of Period (2)
                                           ---------------------------------------------------
                                                          Building,
                                                          Fixtures                    Accum.
                                                             and                     Deprecia        Date      Date
                                              Land        Equipment       Total       -tion          Built    Acquired
                                           ---------------------------------------------------      -------   --------
Sunrise of Mill Basin, NY                     2,596        22,422         25,017        207           2002     Sep-03
Sunrise of Poland, OH                           742         8,138          8,880         69           1998     Sep-03
Sunrise of Raleigh, NC                          457         6,004          6,461         62           1996     Sep-03
Sunrise of Sheepshead Bay, NY                 3,856        22,699         26,555        194           2000     Sep-03
Sunrise of Beverly Hills, CA                  3,950         4,554          8,504          -             (3)    Sep-03
Sunrise of Cresskill, NJ                      4,632         5,793         10,425          -             (3)    Sep-03
Sunrise of Edmonds, WA                          968         3,370          4,338          -             (3)    Sep-03
Sunrise at Five Forks, GA                     1,001        10,379         11,380          -             (3)    Sep-03
Sunrise of Madison                            1,608         5,669          7,277          -             (3)    Sep-03
Dogwood Forest of Dunwoody, GA                  855         4,952          5,808         16           2000     Nov-03
EdenGardens of Gainesville, FL                  436         7,789          8,226         28           2000     Nov-03
EdenBrook of Jacksonville, FL                 1,111         6,114          7,225         25           1999     Nov-03
EdenBrook of Tallahassee, FL                    670        11,664         12,334         41           1999     Nov-03
EdenGardens of Aiken, SC                        369         7,139          7,508         27           1995     Nov-03
EdenBrook of Alpharetta, GA                     718         6,330          7,048         24           2000     Nov-03
EdenGardens of Arlington, TX                    350         8,538          8,888         30           2000     Nov-03
EdenTerrace of Arlington, TX                    668         7,616          8,284         28           2000     Nov-03
EdenBrook of Buckhead, GA                       782         6,971          7,753         27           2000     Nov-03
EdenBrook of Champions , TX                     530        11,581         12,110         41           2000     Nov-03
EdenBrook of Charleston, SC                     422         8,827          9,249         33           2000     Nov-03
EdenGardens of Columbia, SC                     300         4,043          4,343         15           1996     Nov-03
EdenGardens of Concord, NC                      393         3,548          3,941         13           1998     Nov-03
EdenBrook of Dunwoody, GA                       306         4,620          4,927         20           1998     Nov-03
EdenGardens of Greenwood, SC                    299         4,239          4,539         16           1997     Nov-03
Somerby at Jones Farm, AL                       605         8,900          9,505         34           1999     Nov-03
EdenGardens of Kingwood, TX                     467         8,418          8,885         32           2001     Nov-03
EdenTerrace of Kingwood, TX                     572        10,527         11,099         40           2001     Nov-03
EdenBrook of Louisville, KY                     623        10,144         10,767         38           2001     Nov-03

                         CNL Retirement Properties, Inc.
             Schedule III - Real Estate and Accumulated Depreciation
                                December 31, 2003

                                                                                       Costs Capitalized
                                                          Initial Cost to Company         Subsequent to
                                                                    (2)                  Acquisition (2)
                                                         -------------------------   -------------------------
                                                                                                    Building,
                                                                        Building,                   Fixtures
                                             Encum-                    Fixtures and                    and
                                           brances (1)      Land        Equipment       Land        Equipment
                                           -------------------------------------------------------------------
EdenTerrace of Louisville, KY                    7,927           886        11,897             -             -
EdenGardens of Marietta, GA                          -           565         4,403             -             -
EdenBrook of Plano, TX                           6,400           464        12,004             -             -
EdenGardens of Rock Hill, SC                         -           277         6,783             -             -
EdenGardens of Roswell, GA                           -           440         2,006             -             -
EdenGardens of Sandy Springs, GA                     -           556         2,787             -             -
EdenBrook of The Woodlands, TX                   5,000           391        13,496             -             -
                                           ---------------------------------------   -------------------------
                                           $   169,625   $   141,614   $   948,030   $        21   $    13,988
                                           =======================================   =========================

                                           Gross Amount at Which Carried at Close of Period (2)
                                           ---------------------------------------------------
                                                          Building,
                                                          Fixtures                    Accum.
                                                             and                     Deprecia        Date      Date
                                              Land        Equipment      Total        -tion          Built    Acquired
                                           ---------------------------------------------------      -------   --------
EdenTerrace of Louisville, KY                      886        11,897       12,783           44       2001      Nov-03
EdenGardens of Marietta, GA                        565         4,403        4,967           17       1998      Nov-03
EdenBrook of Plano, TX                             464        12,004       12,468           43       2000      Nov-03
EdenGardens of Rock Hill, SC                       277         6,783        7,060           26       1995      Nov-03
EdenGardens of Roswell, GA                         440         2,006        2,447           10       1998      Nov-03
EdenGardens of Sandy Springs, GA                   556         2,787        3,343           13       1997      Nov-03
EdenBrook of The Woodlands, TX                     391        13,496       13,886           48       2000      Nov-03
                                           --------------------------------------   ----------
                                           $   141,635   $   962,018   $1,103,653   $   20,261
                                           ======================================   ==========

(1) Excludes encumbrances of $105.4 million that are carried on properties accounted for using the direct financing method.

(2)      Includes Properties under construction.

(3)      Property was under construction at December 31, 2003.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                December 31, 2003

(a) Transactions in real estate and accumulated depreciation during 2001, 2002 and 2003 are summarized as follows:

                                                     Accumulated
                                      Cost (b) (d)   Depreciation
                                      ------------   ------------
Properties the Company has Invested
     in Under Operating Leases:
         Balance, December 31, 2000   $     14,721   $        303
         Acquisitions                       21,339             --
         Depreciation Expense (c)               --            524
                                      ------------   ------------

         Balance, December 31, 2001         36,060            827
         Acquisitions                      213,820             --
         Depreciation Expense (c)               --          3,076
                                      ------------   ------------

         Balance, December 31, 2002        249,880          3,903
         Acquisitions                      853,773             --
         Depreciation expense (c)               --         16,358
                                      ------------   ------------

         Balance, December 31, 2003   $  1,103,653   $     20,261
                                      ============   ============

(b) As of December 31, 2003, 2002, and 2001, the aggregate cost of the Properties owned by the Company for federal income tax purposes, including Properties accounted for using the operating method and those accounted for using the direct financing method, was $1.3 billion, $258.3 million and $36.1 million, respectively. Certain leases accounted for under the direct financing method are treated as operating leases for federal income tax purposes.

(c) Depreciation expense is computed for buildings and equipment based upon estimated lives of 40, and 3 to 7 years, respectively.

(d) Acquisition fees and miscellaneous closing costs of $60.1 million and $13.1 million are included in land, buildings, equipment and intangible lease costs at December 31, 2003 and 2002, respectively.

                      INDEX TO OTHER FINANCIAL INFORMATION

The following summarized financial information is filed as part of this report as a result of Sunrise Assisted Living, Inc. ("Sunrise") managing and operating the majority of the Properties owned by the Company as of February 16, 2004. The summarized financial information presented for Sunrise as of December 31, 2003 and December 31, 2002, and for each of the three years ended December 31, 2003, was obtained from the Form 10-K filed by Sunrise with the Securities and Exchange Commission for the year ended December 31, 2003.

Sunrise Assisted Living, Inc.:

Selected Financial Data for the years ended December 31, 2003, 2002 and 2001     F-41

                       INDEX TO OTHER FINANCIAL STATEMENTS

The following combined financial information is filed as part of this report as a result of the acquisition of five related Properties from American Retirement Corporation ("ARC"). The Company does not own any interest in ARC's operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company entered, see "Business -- Property Acquisitions."

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.):

Report of Independent Certified Public Accountants                                           F-42

Combined Balance Sheets as of December 31, 2001 and 2000                                     F-43

Combined Statements of Operations and Changes in Equity for the Years
   Ended December 31, 2001 and 2000                                                          F-44

Combined Statements of Cash Flows for the Years Ended December 31, 2001 and 2000             F-45

Notes to Combined Financial Statements for the Years Ended December 31, 2001 and 2000        F-46

Combining Balance Sheet as of December 31, 2001                                              F-56

Combining Statement of Operations and Changes in Equity for the Year Ended
   December 31, 2001                                                                         F-57

Combining Statement of Cash Flows for the Year Ended December 31, 2001                       F-58

The following financial information is filed as part of this report as a result of the Company acquiring 11 related Properties from Prime Care One, LLC and Prime Care Two, LLC, (collectively referred to herein as "Prime Care"). The Company does not own any interest in Prime Care's operations of the communities. As described in the notes to the accompanying financial statements, in connection with the Company's purchase of the 11 properties, a condition of the sale was that the sales proceeds would be used to cure the existing defaults and extinguish the outstanding debts owed to Prime Care's lenders. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business -- Property Acquisitions."

Prime Care One, LLC and PC1, LLC
     (Includes the Venice, Mountainside, Friendship Heights and Charlotte Properties)             F-59

Prime Care Two, LLC and PC2, LLC
     (Includes the Raleigh, Brentwood, Stamford, Middletown, Buckhead, Naples and Winston-
     Salem Properties)                                                                            F-77

Prime Care One Portfolio
     (Includes the Venice, Mountainside, Friendship Heights and Charlotte Properties)             F-94

Prime Care Two, LLC
     (Includes the Raleigh, Brentwood, Stamford, Middletown, Buckhead, Naples and Winston-
     Salem Properties)                                                                           F-107

The following financial information is filed as part of this report as a result of the Company acquiring 21 related Properties from Marriott Senior Living Services, Inc. and MSLS-MapleRidge, Inc. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business -- Property Acquisitions."

Marriott Senior Living Services Twenty-One Communities

     (Includes the Bellevue, Edgewood, Greenville, Fairfax, Hoffman Estates, Hemet, Lynnwood, Northridge, Oklahoma City, Palm Springs, Pleasant Hills, Plymouth, Quadrangle, Rancho Mirage, Salt Lake City, Santa Rosa, Snohomish,
     Tulsa, Vinings, Willoughby and Yorba Linda Properties)                F-120

The following financial information is filed as part of this report as a result of the Company acquiring nine related Properties from Marriott Senior Living Services, Inc. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business -- Property Acquisitions."

Marriott Senior Living Services Nine Communities

     (Includes the Edgewood, Fairfax, Greenville, Northridge, Palm Springs, Quadrangle, Rancho Mirage, Salt Lake City and Yorba Linda Properties) F-132

The following financial information is filed as part of this report as a result of the Company acquiring 14 related Properties from several wholly owned subsidiaries of Marriott International, Inc. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business - Property Acquisitions."

Sunrise Senior Living Services Fourteen Communities

     (Includes the Columbia, Atlanta-Dunwoody, Florham Park, Greensboro, Plymouth, Omaha, Prairie Village, St. Charles, Tampa, Rockville, Dayton,
     Westlake, West Orange and Wheaton Properties)                         F-144

The following financial information is filed as part of this report as a result of the Company acquiring 12 related Properties (totalling 15 communities) from several wholly owned subsidiaries of Sunrise Senior Living, Inc. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business - Property Acquisitions."

Sunrise Senior Living, Inc. Sixteen Communities

     (Includes the Arlington, Arlington-Bluemont Park, Sterling (Countryside), Falls Church, Farmington Hills, Frederick, Leesburg, Mercer Island, Brooklyn-Mill Basin, Poland, Raleigh and Brooklyn-Sheepshead Bay Properties, as well as the Santa Rosa Property for which the Company has an
     initial commitment to acquire)                                        F-154

The following financial information is filed as part of this report as a result of the Company acquiring 25 related Properties from EdenCare Senior Living Services, L.P. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business -- Property Acquisitions."

EdenCare Senior Living Services, L.P.

     (Includes the Gainesville, Jacksonville, Tallahassee, Aiken, Alpharetta, Buckhead, Champions, Charleston, Columbia, Concord, EdenBrook Dunwoody, EdenBrook Louisville, EdenGardens Arlington, EdenGardens Kingwood, EdenTerrace Arlington, EdenTerrace Kingwood, EdenTerrace Louisville, Greenwood, Huntsville, Marietta, Plano, Rock Hill, Roswell, Sandy Springs
     and Woodlands Properties)                                             F-167

The following financial information is filed as part of this report as a result of the Company acquiring 20 related Properties from affiliates of WHSLH Realty, L.L.C. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business -- Property Acquisitions."

Horizon Bay Senior Communities Twenty Communities

     (Includes the Hoover, Sun City (Arizona), Fresno, Sun City (California), Niles, Olympia Fields, Cumberland, East Providence, Greenwich, Smithfield, South Kingston, Tiverton, Warwick, Dallas, Largo, Palm Beach Gardens, Sarasota and West Palm Beach Properties and the two Boynton Beach
     Properties)                                                           F-192

The following financial information is filed as part of this report as a result of the Company entering into an initial commitment to acquire 22 related Properties from affiliates of Medical Office Properties, Inc. For information on the Properties and the leases which the Company expects to enter into, see "Business -- Pending Investments."

Medical Office Properties Twenty-Two Properties                            F-207

                          Sunrise Assisted Living, Inc.
                             Selected Financial Data
                      (in Thousands, except per share data)

Consolidated Balance Sheet Data:

                                                    December 31,       December 31,
                                                       2003               2002
                                                       ----               ----
Current assets                                       $235,895           $254,386
Noncurrent assets                                     773,903            861,765
Current liabilities                                   164,772            114,747
Noncurrent liabilities                                353,147            533,725
Minority interests                                      1,603              1,861
Stockholders' equity                                  490,276            465,818

Consolidated Statements of Income Data:

                                        Year Ended     Year Ended     Year Ended
                                        December 31,   December 31,   December 31,
                                           2003           2002            2001
                                           ----           ----            ----
Revenues                                $1,188,301     $  505,912     $  428,219

Costs and expenses                       1,074,633        394,164        322,779
                                        ----------     ----------     ----------

Net income                              $   62,178     $   54,661     $   49,101
                                        ==========     ==========     ==========

Basic earnings per share                $     2.92     $     2.44     $     2.25
                                        ==========     ==========     ==========

Diluted earnings per share              $     2.63     $     2.23     $     2.08
                                        ==========     ==========     ==========

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of operations and changes in equity and of cash flows present fairly, in all material respects, the financial position of American Retirement Communities Portfolio (a Group of Related Properties Acquired by CNL Retirement Properties, Inc.) (the "Communities") at December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Communities' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Our audit was conducted for the purpose of forming an opinion on the combined financial statements taken as a whole. The combining information is presented for purposes of additional analysis of the combined financial statements rather than to present the results of operations of the individual Communities. However, the combining information has been subjected to the auditing procedures applied in the audit of the combined financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the combined financial statements taken as a whole.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
May 7, 2002

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) COMBINED BALANCE SHEETS
DECEMBER 31, 2001 AND 2000

                                                                       2001           2000
                                                                       ----           ----
ASSETS
Current assets:
    Cash                                                           $   488,319   $   673,871
    Accounts receivable, net of allowance for doubtful
      accounts of $188,771 and $87,620                               1,274,637       612,729
    Prepaid expenses and other                                         150,921       125,446
                                                                   -----------   -----------
             Total current assets                                    1,913,877     1,412,046
                                                                   -----------   -----------
Restricted cash                                                      1,708,634       525,000
                                                                   -----------   -----------
Property and equipment, net                                         33,183,957       572,314
                                                                   -----------   -----------
Other assets:
    Security deposits                                                  810,030       258,983
    Deferred financing costs, net                                      218,594             -
                                                                   -----------   -----------
             Total other assets                                      1,028,624       258,983
                                                                   -----------   -----------
             Total assets                                          $37,835,092   $ 2,768,343
                                                                   ===========   ===========

LIABILITIES AND EQUITY
Current liabilities:
    Current maturities of long-term debt                           $   692,029   $         -
    Accounts payable                                                   519,267       599,762
    Accrued payroll                                                    341,458       232,100
    Accrued property tax                                               923,665       567,673
    Other accrued expenses                                           1,127,946       236,759
                                                                   -----------   -----------
             Total current liabilities                               3,604,365     1,636,294
Long-term debt, less current maturities                             32,444,896             -
Resident deposits                                                      417,898       436,396
                                                                   -----------   -----------
             Total liabilities                                      36,467,159     2,072,690
                                                                   -----------   -----------
Equity                                                               1,367,933       695,653
                                                                   -----------   -----------
             Total liabilities and equity                          $37,835,092   $ 2,768,343
                                                                   ===========   ===========

     The accompanying notes are an integral part of these combined financial statements.

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN EQUITY
YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                               2001           2000
                                                               ----           ----
Revenue:
    Community resident and health care services           $ 17,946,629    $ 10,232,625
    Interest and other                                         319,339          28,249
                                                          ------------    ------------
                Total revenue                               18,265,968      10,260,874
                                                          ------------    ------------

Expenses:
    Community operating expenses                            15,533,428       9,687,518
    Lease expense                                            4,957,887       4,642,644
    Management fees                                            794,621         443,922
    Bad debt expense                                           101,151               -
    Interest                                                   323,949           2,659
    Amortization                                                29,499               -
    Depreciation                                               344,687          78,153
                                                          ------------    ------------
                Total expenses                              22,085,222      14,854,896
                                                          ------------    ------------
Loss before income taxes                                    (3,819,254)     (4,594,022)
Income taxes                                                         -               -
                                                          ------------    ------------
Net loss                                                    (3,819,254)     (4,594,022)
Equity at beginning of year                                    695,653         706,288
Net contributions from owner/operator                        4,491,534       4,583,387
                                                          ------------    ------------
Equity at end of year                                     $  1,367,933    $    695,653
                                                          ============    ============

     The accompanying notes are an integral part of these combined financial statements.

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                         2001            2000
                                                                         ----            ----
Cash flows from operating activities:
    Net loss                                                        $ (3,819,254)   $ (4,594,022)
    Depreciation and amortization                                        374,186          78,153
    Changes in assets and liabilities:
      Increase in accounts receivable                                   (661,908)       (371,211)
      Increase in prepaid expenses and other                             (25,475)        (64,474)
      (Increase) decrease in security deposits                          (551,047)            438
      Increase in accounts payable and accrued expenses                1,276,042         919,634
      Decrease in resident deposits                                      (18,498)        (10,986)
                                                                    ------------    ------------
                Net cash used in operating activities                 (3,425,954)     (4,042,468)
                                                                    ------------    ------------

Cash flows from investing activities:
    Additions to property and equipment                              (12,630,306)       (378,395)
    Increase in restricted cash                                       (1,183,634)              -
                                                                    ------------    ------------
                Net cash used in investing activities                (13,813,940)       (378,395)
                                                                    ------------    ------------

Cash flows from financing activities:
    Proceeds from issuance of long-term debt                          13,000,000               -
    Payment of loan costs                                               (248,093)              -
    Payments on long-term debt                                          (189,099)              -
    Net contributions from owner/operator                              4,491,534       4,583,387
                                                                    ------------    ------------
                Net cash provided by financing activities             17,054,342       4,583,387
                                                                    ------------    ------------

Net (decrease) increase in cash                                         (185,552)        162,524

Cash at beginning of year                                                673,871         511,347
                                                                    ------------    ------------
Cash at end of year                                                 $    488,319    $    673,871
                                                                    ============    ============
Supplemental disclosures of cash flow information:

    Cash paid during the year for interest                          $    323,949    $      2,659
                                                                    ============    ============

    Cash paid during the year for income taxes                      $          -    $          -
                                                                    ============    ============

    Non-cash investing and financing activities - Note 3

     The accompanying notes are an integral part of these combined financial statements.

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001 AND 2000

1.       ORGANIZATION AND NATURE OF BUSINESS:

         The ARC Retirement Communities Portfolio ("the Communities") consists of five assisted living/retirement communities located in Arlington, Texas, Boca Raton, Florida, Oak Park, Illinois, Coconut Creek, Florida and Greenwood Village, Colorado. The Communities are managed by American Retirement Corporation ("ARC"), a national senior living and health care services provider. During 2001 and the first quarter of 2002, ARC entered into a series of transactions with CNL Retirement Properties, Inc. ("CNL"), a real estate investment trust, to sell the land, buildings and certain equipment used in the operation of the Communities and lease it back on a triple-net basis. The leases with CNL contain collateralization and other requirements that are generally evaluated on an aggregate basis. During 2000, several of the Communities were in the development stage as summarized below:

                                                                                 BEGINNING
                                                                               ANNUAL MINIMUM
                                COMMENCED               MONTH ACQUIRED         LEASE PAYMENT
      PROPERTY                  OPERATIONS                  BY CNL               DUE TO CNL
      --------                  ----------                  ------               ----------
Broadway Plaza                  August 2000             November 2001            $1,084,322
    Arlington, TX

Homewood Residence             October 2000             November 2001               991,380
    Boca Raton, FL

Holley Court Terrace             July 1993              February 2002             1,846,928
    Oak Park, IL

Homewood Residence             February 2000            February 2002               968,756
    Coconut Creek, FL

Heritage Club                  November 1999             March 2002               1,786,538
    Greenwood Village, CO
                                                                                 ----------
                                                                                 $6,677,924
                                                                                 ==========

         In connection with Communities that became operational during 1999 and 2000, ARC had previously entered into various transactions with third parties for their development. ARC had also entered into long-term leases with entities, including subsidiaries of a bank and a real estate investment trust. Upon completion of the development projects, the real estate and equipment were leased to ARC or other entities which then entered into management contracts with ARC for their operation. Two of these entities were affiliated with a Director of ARC. The management agreements provided ARC with rights of first offer to acquire the leasehold interest of the Communities.

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
YEARS ENDED DECEMBER 31, 2001 AND 2000

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         BASIS OF PRESENTATION

         The accompanying financial statements have been prepared to present the combined financial results of the Communities and are presented for the purposes of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses and properties.

         The combined financial statements reflect the historical accounts of the Communities including allocations of general and administrative expenses from the ARC corporate offices in the form of management fees. The management fees, calculated as a percentage of revenue, are based on determinations that ARC management believes to be reasonable. However, management believes that the Communities' corporate administrative and general expenses on a stand-alone basis may have been different had the Communities operated as unaffiliated entities.

         LIQUIDITY

         As described in Note 1, several of the Communities recently commenced operations and consequently are expected to have cash flow deficits through a normal stabilization period. In connection with the CNL sale-leaseback transactions, ARC has restricted funds in the amount of approximately $3.9 million to fund cash flow deficits at the Communities, if required. To the extent additional funds are needed, ARC is obligated under the terms of the leases, to fund the required amounts. In the event ARC, as guarantor, is unable to fulfill its obligations, CNL, as lessor, could support the ongoing operations of the Communities and protect its interest as owner of the underlying real estate.

         USE OF ESTIMATES AND ASSUMPTIONS

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

         RECOGNITION OF REVENUE

         The Communities provide residents with housing and health care services through various types of agreements. Housing and health care services are provided on an annual, monthly or per-diem basis. Residents pay a monthly housing fee, which entitles them to the use of certain amenities and services. Residents may also elect to obtain additional services, which are billed on a monthly basis or as the services are received. The Communities recognize revenues under these agreements as the services are provided.

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
YEARS ENDED DECEMBER 31, 2001 AND 2000

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

         RECOGNITION OF REVENUE - CONTINUED

         Resident and health care revenues are reported at estimated net realizable amounts from residents, third-party payors, and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined.

         RESTRICTED CASH

         Restricted cash includes cash held by lenders under loan agreements in escrow for property taxes and property improvement and cash segregated under operating reserve provisions of lease agreements.

         ACCOUNTS RECEIVABLE

         Accounts receivable, net of an allowance for doubtful accounts, represent the estimate of the amount that ultimately will be realized in cash. ARC management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical payment trends, analyses of receivable portfolios by payor source and aging of receivables, as well as review of specific accounts, and makes adjustments to the allowance as necessary.

         PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost and include interest and real estate capitalized during the construction period, as well as other costs directly related to the acquisition, development, and construction. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets. Buildings and improvements are depreciated over 40 and 15 years, respectively, and furniture, fixtures and equipment are depreciated over five to seven years.

         IMPAIRMENT OF LONG-LIVED ASSETS

         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future undiscounted net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets' carrying amount exceeds its fair value.

         DEFERRED FINANCING COSTS

         Deferred financing costs are being amortized using the straight-line method, which approximates the interest method, over the term of the related debt agreement.

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
YEARS ENDED DECEMBER 31, 2001 AND 2000

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

         INCOME TAXES

         Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are recorded using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         INSURANCE

         The Communities are self-insured for workers compensation claims up to certain limits. Additional stop-loss coverage is purchased to cover claims in excess of these limitations. The Communities have established reserves for all reported and unpaid claims and for estimated claims incurred but not yet reported, based upon historical claims loss experience. The Communities' operator maintains commercial insurance on a claims-made basis for general and professional liability. The operator also has professional liability coverage with a commercial insurance carrier with limits of $5 million for each occurrence and $15 million aggregate for potential losses related to these matters, if they occur. In addition, the Communities carry primary and secondary umbrella liability coverage with a $25 million per occurrence limit. The Communities, through ARC, carry a mandated crime insurance policy with a coverage limit of $1 million.

         EQUITY

         ARC transfers excess cash from and makes working capital advances and corporate allocations to the Communities. These advances include amounts to fund operating shortfalls. The resulting net balance of these transactions plus the initial investment in the Communities and the cumulative equity (deficit) of the Communities is classified as equity in the balance sheets.

         CONCENTRATIONS OF CREDIT RISK

         Financial instruments that potentially subject the Communities to significant concentrations of credit risk consist principally of cash, accounts receivable and restricted cash. The majority of the Communities' cash is in accounts with financial institutions that ARC management has determined to be high quality institutions. ARC management believes credit risk related to cash and restricted assets is minimal. The Communities' accounts receivable consist of monthly fees and charges due from residents.

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
YEARS ENDED DECEMBER 31, 2001 AND 2000

3.       PROPERTY AND EQUIPMENT:

         During 2000 and for the majority of 2001, the Communities were operated under various operating lease arrangements (see Notes 1 and 6).

         On September 26, 2001, ARC acquired the land, building and equipment of the retirement center in Oak Park, Illinois previously leased under an operating lease. ARC financed this acquisition by entering into a $13.0 million mortgage note. In connection with this acquisition, land, buildings and equipment increased by $12.4 million.

         During November 2001, ARC exercised its option to acquire the land, building and equipment used in the operation of the Boca Raton, Florida and Arlington, Texas Communities and simultaneously completed sale-leaseback transactions with CNL under 15-year lease agreements, which contain two five-year renewal options and rights of first refusal to repurchase the leased assets. As a result of contingent earn-out agreements, these leases are accounted for as financing transactions and accordingly property and equipment and debt of approximately $20.2 million are recorded on the balance sheets.

         Property and equipment consists of the following at December 31:

                                     2001           2000
                                     ----           ----
Land                            $  3,294,093    $          -
Building and improvements         28,327,404               -
Equipment                          2,055,869         689,735
Construction in progress              25,949          57,250
                                ------------    ------------
                                  33,703,315         746,985
Less accumulated depreciation       (519,358)       (174,671)

                                ------------    ------------
                                $ 33,183,957    $    572,314
                                ============    ============

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
YEARS ENDED DECEMBER 31, 2001 AND 2000

4.       LONG-TERM DEBT:

         Long-term debt consists of the following at December 31:

                                                                       2001         2000
                                                                       ----         ----
Sale/leaseback financing payable in monthly
  installments of $172,975 including interest
  at 7.63% maturing in 2016                                        $ 20,171,493    $     -

Mortgage note payable bearing interest at a floating rate equal to three hundred and fifty basis points in excess of the LIBOR rate (6.28% at December 31, 2001). Interest and principal is due monthly with remaining principal and unpaid interest due
  October 1, 2003. The note is collateralized by certain land,
  buildings and equipment                                            12,965,432          -
                                                                   ------------    -------
Total long-term debt                                                 33,136,925          -
Less current portion                                                   (692,029)         -
                                                                   ------------    -------

                                                                   $ 32,444,896    $     -
                                                                   ============    =======

         The following is a schedule of future maturities of long-term debt as of December 31, 2001.

2002                      $   692,029
2003                       13,303,760
2004                          642,537
2005                          745,520
2006                          929,067
Thereafter                 16,824,012
                          -----------

                          $33,136,925
                          ===========

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
YEARS ENDED DECEMBER 31, 2001 AND 2000

5.       INCOME TAXES:

         Total income tax expense consists of:

                                2001      2000
                                ----      ----
U.S. Federal:
  Current                      $    -   $    -
  Deferred                          -        -
                               ------   ------
          Total U.S. Federal        -        -
                               ------   ------

State:
  Current
  Deferred                          -        -
                               ------   ------
          Total State               -        -
                               ------   ------
          Total                $    -   $    -
                               ======   ======

         The tax effect of temporary differences that give rise to the following net deferred tax liability at December 31, 2001 and 2000 consists of:

                                          2001           2000
                                          ----           ----
Net operating loss carryforwards      $ 1,351,333    $   242,979
Valuation allowance                    (1,351,333)      (242,979)
                                      -----------    -----------

         Net deferred tax liability   $         -    $         -
                                      ===========    ===========

        The following table summarizes the significant differences between the U.S. federal statutory tax rate and the Communities' effective tax rate for financial statement purposes:

                                                 2001           2000
                                                 ----           ----
Statutory tax rate (34%)                     $(1,298,546)   $(1,561,967)
State income taxes, net of federal benefit      (116,669)       (18,254)
Tax losses of nonconsolidated partnerships       306,861      1,344,564
Increase in valuation allowance                1,108,354        235,657
                                             -----------    -----------

         Total                               $         -    $         -
                                             ===========    ===========

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
YEARS ENDED DECEMBER 31, 2001 AND 2000

5.       INCOME TAXES - CONTINUED:

         For the year ended December 31, 2000, Broadway Plaza, Homewood Residence Boca Raton and Holley Court Terrace were included in ARC's consolidated federal income tax return. For the year ended December 31, 2001, Broadway Plaza, Homewood Residence Boca Raton, Holley Court Terrace and Homewood Residence Greenwood Village were included in ARC's consolidated federal income tax return. Communities that were not included in ARC's consolidated federal income tax returns were owned by partnerships not included in the ARC consolidated return. For the financial statement presentation, the separate-return method is used to allocate current and deferred federal and state tax expense to the Communities as if they were separate taxpayers. No tax benefit or expense has been reported with respect to the Communities owned by partnerships not included in the ARC consolidated return, since taxes on income generated by those partnerships are the responsibility of the partners.

         The Communities have tax net operating loss carryovers in the amount of $3,556,142, which expire beginning in 2020. The Communities have not recorded this potential deferred tax benefit because they do not have sufficient historical earnings on which to conclude that they are more likely than not to realize a future benefit.

6.       LEASES:

         As of December 31, 2001 and 2000, two and four, respectively, of the Communities were operated under leasing structures which were treated as operating leases for financial reporting purposes and financing leases for income tax purposes. These leases provided ARC with termination rights whereby ARC could terminate the leases and acquire the assets at predetermined amounts in exchange for assuming the lessors' debt, forgiving notes receivable from the lessor, and repaying the lessors' equity. In November 2001, ARC elected to terminate two of the leases and simultaneously entered into a transaction with CNL (see
         Note 3). In February and March 2002, ARC elected to terminate two additional leases and subsequently entered into a transaction with CNL (see Note 10).

7.       RELATED PARTY TRANSACTIONS:

         ARC performs management services for the Communities which includes certain corporate administrative and general expenses for financial, legal, accounting, human resources and information systems. These services are reflected as management fees on the statement of operations.

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
YEARS ENDED DECEMBER 31, 2001 AND 2000

8.       EMPLOYEE BENEFIT PLANS:

         The Communities' employees are eligible to participate in a defined contribution plan established by ARC, including features under Section 401(k) of the Internal Revenue Code (the "Plan"). The Plan permits employees to make voluntary contributions up to specified limits. Additional contributions may be made by the Communities at their discretion, that vest ratable over a five-year period. The Communities incurred $17,917 and $37,541 in expense for the years ended December 31, 2001 and 2000, respectively.

9.       COMMITMENTS AND CONTINGENCIES:

         Federal and state governments regulate various aspects of the Communities' business. The development and operation of health care facilities and provision of health care services are subject to federal, state, and local licensure, certification, and inspection laws that regulate, among other matters, the number of licensed beds, the provision of services, the distribution of pharmaceuticals, billing practices and policies, equipment, staffing (including professional licensing), operating policies and procedures, fire prevention measures, environmental matters, and compliance with building and safety codes. Failure to comply with these laws and regulations could result in the denial of reimbursement, the imposition of fines, temporary suspension of admission of new patients, restrictions on the ability to expand existing facilities, and, in extreme cases, the revocation of a Community's license or closure.

         The Communities are subject to various legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, the ultimate liability with respect to those proceedings and claims will not materially affect the financial position, operations, or liquidity of the Communities.

10.      SUBSEQUENT EVENTS:

         In February and March of 2002, ARC exercised its right with respect to the Coconut Creek, Florida and Greenwood Village, Colorado Communities, respectively, operated under leasing arrangements to acquire the leased assets and simultaneously entered into sale-leaseback transactions with CNL which were accounted for as financings.

         In February of 2002, ARC entered into a sale-leaseback transaction with CNL in connection with the Holley Court Terrace Community purchased from a previous lessor on September 26, 2001 which will be accounted for as an operating lease.

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED
YEARS ENDED DECEMBER 31, 2001 AND 2000

10.      SUBSEQUENT EVENTS - CONTINUED:

         As a result of these transactions, these Communities' future minimum lease payments are as follows:

2002                  $  3,866,000
2003                     4,661,000
2004                     4,735,000
2005                     4,811,000
2006                     4,888,000
Thereafter              54,597,000
                      ------------

                      $ 77,558,000
                      ============

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) COMBINING BALANCE SHEET
DECEMBER 31, 2001

                                            PROPERTIES    PROPERTIES
                                            ACQUIRED BY   ACQUIRED BY
                                            CNL IN 2001   CNL IN 2002    COMBINED
                                            -----------   -----------   -----------
ASSETS
Current assets:
    Cash                                    $     1,000   $   487,319   $   488,319
    Accounts receivable                          22,972     1,251,665     1,274,637
    Prepaid expenses and other                   41,194       109,727       150,921
                                            -----------   -----------   -----------
             Total current assets                65,166     1,848,711     1,913,877
                                            -----------   -----------   -----------

Restricted cash                                 906,634       802,000     1,708,634
                                            -----------   -----------   -----------

Property and equipment, net                  20,301,080    12,882,877    33,183,957
                                            -----------   -----------   -----------

Other assets:
    Security deposits                           810,030             -       810,030
    Deferred financing costs, net                     -       218,594       218,594
                                            -----------   -----------   -----------
             Total other assets                 810,030       218,594     1,028,624
                                            -----------   -----------   -----------

             Total assets                   $22,082,910   $15,752,182   $37,835,092
                                            ===========   ===========   ===========

LIABILITIES AND EQUITY
Current liabilities:
    Current maturities of long-term debt    $   218,201   $   473,828   $   692,029
    Accounts payable                             42,825       476,442       519,267
    Accrued expenses                            668,071     1,724,998     2,393,069
                                            -----------   -----------   -----------
             Total current liabilities          929,097     2,675,268     3,604,365

Long-term debt, less current maturities      19,953,291    12,491,605    32,444,896
Resident deposits                                 6,724       411,174       417,898
                                            -----------   -----------   -----------
             Total liabilities               20,889,112    15,578,047    36,467,159
                                            -----------   -----------   -----------

Equity                                        1,193,798       174,135     1,367,933
                                            -----------   -----------   -----------

             Total liabilities and equity   $22,082,910   $15,752,182   $37,835,092
                                            ===========   ===========   ===========

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) COMBINING STATEMENT OF OPERATIONS AND CHANGES IN EQUITY
YEAR ENDED DECEMBER 31, 2001

                                                   PROPERTIES      PROPERTIES
                                                  ACQUIRED BY     ACQUIRED BY
                                                  CNL IN 2001     CNL IN 2002       COMBINED
                                                  ------------    ------------    ------------
Revenue:
    Community resident and health care services   $  2,828,364    $ 15,118,265    $ 17,946,629
    Interest and other                                     149         319,190         319,339
                                                  ------------    ------------    ------------
                  Total revenue                      2,828,513      15,437,455      18,265,968
                                                  ------------    ------------    ------------

Expenses:
    Community operating expenses                     3,471,456      12,061,972      15,533,428
    Lease expense                                    1,516,715       3,441,172       4,957,887
    Management fees                                    141,418         653,203         794,621
    Bad debt expense                                         -         101,151         101,151
    Interest                                            94,432         229,517         323,949
    Amortization                                             -          29,499          29,499
    Depreciation                                       133,835         210,852         344,687
                                                  ------------    ------------    ------------
                  Total expenses                     5,357,856      16,727,366      22,085,222
                                                  ------------    ------------    ------------

Loss before income taxes                            (2,529,343)     (1,289,911)     (3,819,254)
Income taxes                                                 -               -               -
                                                  ------------    ------------    ------------
Net loss                                            (2,529,343)     (1,289,911)     (3,819,254)

Equity at beginning of year                            109,651         586,002         695,653

Net contributions from owner/operator                3,832,792         658,742       4,491,534
                                                  ------------    ------------    ------------

Equity (deficit) at end of year                   $  1,413,100    $    (45,167)   $  1,367,933
                                                  ============    ============    ============

AMERICAN RETIREMENT COMMUNITIES PORTFOLIO
(A GROUP OF RELATED PROPERTIES ACQUIRED BY CNL RETIREMENT PROPERTIES, INC.) COMBINING STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2001

                                                              PROPERTIES      PROPERTIES
                                                             ACQUIRED BY     ACQUIRED BY
                                                             CNL IN 2001     CNL IN 2002       COMBINED
                                                             ------------    ------------    ------------
Cash flows from operating activities:
    Net loss                                                 $ (2,529,343)   $ (1,289,911)   $ (3,819,254)
    Depreciation and amortization                                 133,835         240,351         374,186
    Changes in assets and liabilities:
      (Increase) decrease in accounts receivable                  135,116        (797,024)       (661,908)
      Decrease (increase) in prepaid expenses
        and other assets                                           19,044         (44,519)        (25,475)
      (Increase) decrease in security deposits                   (810,030)        258,983        (551,047)
      Increase in accounts payable and
        accrued expenses                                          410,040         866,002       1,276,042
      Increase (decrease) in tenant deposits                        2,324         (20,822)        (18,498)
                                                             ------------    ------------    ------------
                 Net cash used in operating activities         (2,639,014)       (786,940)     (3,425,954)
                                                             ------------    ------------    ------------

Cash flows from investing activities:
    Additions to property and equipment                          (133,112)    (12,497,194)    (12,630,306
    Increase in restricted assets                                (906,634)       (277,000)     (1,183,634)
                                                             ------------    ------------    ------------
                 Net cash used in investing activities         (1,039,746)    (12,774,194)    (13,813,940)
                                                             ------------    ------------    ------------

Cash flows from financing activities:
    Proceeds from issuance of long-term debt                            -      13,000,000      13,000,000
    Payment of loan costs                                               -        (248,093)       (248,093)
    Payments on long-term debt                                   (154,532)        (34,567)       (189,099)
    Net contributions from owner/operator                       3,832,792         658,742       4,491,534
                                                             ------------    ------------    ------------
                 Net cash provided by financing activities      3,678,260      13,376,082      17,054,342
                                                             ------------    ------------    ------------

Net decrease in cash and cash equivalents                            (500)       (185,052)       (185,552)

Cash at beginning of year                                           1,500         672,371         673,871
                                                             ------------    ------------    ------------

Cash at end of year                                          $      1,000    $    487,319    $    488,319
                                                             ============    ============    ============

Supplemental disclosures of cash flow information:

    Cash paid during the year for interest                   $     94,432    $    229,517    $    323,949
                                                             ============    ============    ============

    Cash paid during the year for taxes                      $          -    $          -    $          -
                                                             ============    ============    ============

COMBINED FINANCIAL STATEMENTS

Prime Care One, LLC and PC1, LLC

Years Ended December 31, 2002 and 2001 with Report of Independent Auditors

                                    CONTENTS

Report of Independent Auditors..................................................      F-60

Audited Financial Statements

Combined Balance Sheets.........................................................      F-61
Combined Statements of Operations...............................................      F-62
Combined Statements of Members' Equity (Deficit)................................      F-63
Combined Statements of Cash Flows...............................................      F-64
Notes to Combined Financial Statements..........................................      F-65

                         Report of Independent Auditors

Board of Managers
Prime Care One, LLC
PC1, LLC
Indianapolis, Indiana

We have audited the combined balance sheets of the Prime Care One, LLC and PC1, LLC as of December 31, 2002 and 2001, and the related combined statements of operations, members' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Prime Care One, LLC and PC1, LLC at December 31, 2002 and 2001, and the combined results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP

Indianapolis, Indiana
February 28, 2003

                         Prime Care One LLC and PC1, LLC

                             Combined Balance Sheets

                                                                      December 31
                                                                   2002          2001
                                                               ------------  ------------
ASSETS
Current assets:
   Cash and cash equivalents                                   $    182,973  $    468,304
   Restricted cash                                                  574,363            --
   Accounts receivable, less allowance for doubtful accounts
     of $51,847 and $83,998 in 2002 and 2001                        583,962       416,518
   Current portion of assets limited as to use                    1,053,334     1,177,639
   Prepaid expenses and other assets                                253,870       256,134
                                                               ------------  ------------
Total current assets                                              2,648,502     2,318,595

Assets limited as to use, net of current portion                         --       254,161
Property and equipment, net                                              --    48,388,566
Property and equipment under capital leases, net                 36,226,479            --
Other assets:
   Intangible assets, net of accumulated amortization
     of $313,667 in 2002                                          5,959,647            --
   Deferred financing costs, net of accumulated amortization
     of $165,690 and $2,860,376 in 2002 and 2001                  1,299,933       156,337
                                                               ------------  ------------
Total other assets                                                7,259,580       156,337
                                                               ------------  ------------
Total assets                                                   $ 46,134,561  $ 51,117,659
                                                               ============  ============

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable and accrued expenses                       $    935,528  $  5,686,736
   Accrued interest                                                 361,469     5,503,845
   Deferred interest                                                603,567            --
   Notes payable                                                         --    79,800,000
                                                               ------------  ------------
Total current liabilities                                         1,900,564    90,990,581

Debt service and shortfall advances loan                                 --     5,900,000
Capital lease obligations                                        44,753,256            --
                                                               ------------  ------------
Total liabilities                                                46,653,820    96,890,581

MEMBERS' EQUITY (DEFICIT)
Managing member                                                         100           100
Holding company                                                  11,514,687    10,726,257
Retained earnings (deficit)                                     (12,034,046)  (56,499,279)
                                                               ------------  ------------
Total members' equity (deficit)                                    (519,259)  (45,772,922)
                                                               ------------  ------------
Total liabilities and members' equity (deficit)                $ 46,134,561  $ 51,117,659
                                                               ============  ============

See accompanying notes

                        Prime Care One, LLC and PC1, LLC

                        Combined Statements of Operations

                                                  Years ended December 31
                                                    2002          2001
                                                 -----------   ------------
OPERATING REVENUE:
   Net resident service revenue                  $21,050,963   $ 20,333,426
   Other operating revenue                            97,708        107,231
                                                 -----------   ------------
Total operating revenue                           21,148,671     20,440,657

OPERATING EXPENSES:
   Health care and resident services               5,329,231      4,902,799
   Activities                                        342,891        312,627
   Food service                                    2,527,469      2,519,105
   Housekeeping and laundry                          669,816        694,154
   Plant operations and maintenance                1,509,606      1,385,811
   General and administrative                      5,749,872      5,348,960
   Depreciation                                    1,881,454      3,034,838
   Amortization                                      479,356        603,343
   Interest                                        5,498,912      6,863,328
                                                 -----------   ------------
Total operating expenses                          23,988,607     25,664,965
                                                 -----------   ------------
                                                  (2,839,936)    (5,224,308)
                                                 -----------   ------------

OTHER INCOME (EXPENSE):
   Investment income                                   2,198         20,989
   Gain on extinguishment of debt                 51,548,815             --
   Loss on sale of property                       (4,245,844)            --
                                                 -----------   ------------
Total other income (expense)                      47,305,169         20,989

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM           44,465,233     (5,203,319)
Extraordinary loss on foreclosure of a facility           --    (11,937,045)
                                                 -----------   ------------

NET INCOME (LOSS)                                $44,465,233   $(17,140,364)
                                                 ===========   ============

See accompanying notes

                        Prime Care One, LLC and PC1, LLC

                Combined Statements of Members' Equity (Deficit)

                                 Number  Managing               Holding      Retained
                                  of     Member's   Number    Company's      Earnings
                                 Units    Equity   of Units     Equity       (Deficit)       Total
                                 ------  --------  --------  ------------  ------------   ------------
Balances, January 1, 2001           1    $    100     99     $ 10,726,257  $(39,358,915)  $(28,632,558)
Net loss                           --          --     --               --   (17,140,364)   (17,140,364)
                                   --    --------     --     ------------  ------------   ------------
Balances, December 31, 2001         1         100     99       10,726,257   (56,499,279)   (45,772,922)
Contribution of restricted cash    --          --     --          788,430            --        788,430
Net income                         --          --     --               --    44,465,233     44,465,233
                                   --    --------     --     ------------  ------------   ------------
Balances, December 31, 2002         1    $    100     99     $ 11,514,687  $(12,034,046)  $   (519,259)
                                   ==    ========     ==     ============  ============   ============

See accompanying notes

                         Prime Care One LLC and PC1, LLC

                        Combined Statements of Cash Flows

                                                           Years ended December 31
                                                           2002              2001
                                                        ------------     ------------
OPERATING ACTIVITIES
Net income (loss)                                       $ 44,465,233     $(17,140,364)
Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
   Extraordinary loss on foreclosure of a facility                --       11,937,045
   Gain on extinguishment of debt                        (51,548,815)              --
   Loss on sale of property                                4,245,844               --
   Depreciation                                            1,881,454        3,034,838
   Amortization                                              479,356          603,343
   Bad debt expense                                           32,221           57,773
   Changes in operating assets and liabilities:
     Accounts receivable                                    (199,665)         (74,409)
     Restricted cash                                        (574,363)              --
     Estimated third-party payor settlements                      --           37,809
     Prepaid expenses and other assets                         2,264           33,173
     Accounts payable and accrued expenses                (1,411,049)         358,327
     Deferred interest                                       603,567               --
     Accrued interest                                        (11,038)       1,860,149
                                                        ------------     ------------
Net cash provided by (used in) operating activities       (2,034,991)         707,684

INVESTING ACTIVITIES
Purchase of property and equipment, net                     (238,613)        (135,141)
Proceeds received from transfer of property               44,753,256               --
Change in assets limited as to use                           378,466         (885,888)
                                                        ------------     ------------
Net cash provided by (used in) investing activities       44,893,109       (1,021,029)

FINANCING ACTIVITIES
Contribution of restricted cash                              788,430               --
Payment of deferred financing costs                       (1,309,285)              --
Payment on notes payable                                 (42,622,594)              --
Increase in debt service and shortfall advances loan              --          473,353
                                                        ------------     ------------
Net cash provided by (used in) financing activities      (43,143,449)         473,353
                                                        ------------     ------------
Net increase (decrease) in cash and cash equivalents        (285,331)         160,008
Cash and cash equivalents beginning of year                  468,304          308,296
                                                        ------------     ------------
Cash and cash equivalents end of year                   $    182,973     $    468,304
                                                        ============     ============

SUPPLEMENTAL CASH FLOWS INFORMATION
Interest paid                                           $  4,906,383     $  4,409,129
                                                        ============     ============

See accompanying notes

                        Prime Care One, LLC and PC1, LLC

                     Notes to Combined Financial Statements

                                December 31, 2002

1. ORGANIZATION

Prime Care One, LLC and PC1, LLC (Company) were organized as limited liability companies in February 1997 under the laws of the State of Indiana and commenced operations in April 1997. The financial statements have been combined since Prime Care One, LLC is owned 99% by PC1, LLC, a special purpose holding company. The remaining 1% is owned by Prime Care Corporation, the managing member. PC1, LLC is owned 47.5% by Prime Care Properties, LLC and 52.5% by an outside investor. All significant intercompany transactions have been eliminated.

The Company owned four senior-living residential facilities (Facilities) known as Brighton Gardens. The Facilities are located in Venice, Florida; Mountainside, New Jersey; Friendship Heights, Maryland; and Charlotte, North Carolina. Prior to September 4, 2001, the Company also owned a senior-living residential facility in Houston, Texas (Tanglewood). The Facilities offer various combinations of assisted living, specialized care for Alzheimers patients and skilled nursing services. The Facilities are managed by Marriott Senior Living Services, Inc. (MSLS or Operator).

The Company and their owners entered into a Refinancing and Acquisition Agreement on September 30, 2002 with CNL Retirement Properties, Inc. (CNL) that included the refinancing of the notes payable of the Company. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care One, LLC facilities at the end of the term for a bargain price. (See Note 5).

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        Prime Care One, LLC and PC1, LLC

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESTRICTED CASH

Restricted cash represents the amount contributed per the Refinancing and Acquisition Agreement, which shall serve as a lease guaranty to fund any operating shortfalls related to the properties. The restricted cash shall be held in escrow in an interest bearing account at CNL Bank pursuant to the Deposit Account Pledge Agreement, and at CNL's sole election, used to fund payments of minimum rent, property expenses, and the administration fee.

ASSETS LIMITED AS TO USE

Assets limited as to use are cash and miscellaneous cash equivalents held by CNL Bank under a Cash Management and Pooling Agreement at December 31, 2002. Assets limited as to use at December 31, 2001 were cash and miscellaneous cash equivalents held by a collateral agent under a Collection Account Security and Pledge Agreement. Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the combined statements of operations.

PROPERTY AND EQUIPMENT

The initial values of property and equipment established in conjunction with the refinancing transaction and the capital lease were recorded at fair value based upon appraisals. Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the shorter of the estimated useful lives of the assets or the lease term and includes amortization on capital leases. The assets are depreciated as follows:

                Furnishings and equipment                             5 years
                Buildings                                            30 years

                        Prime Care One, LLC and PC1, LLC

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statement. Other intangible assets will continue to be amortized over their useful lives. The Company adopted the new rules on accounting for goodwill and other intangible assets on January 1, 2002.

Intangible assets of $6,273,313 established in conjunction with the refinancing transaction consist of the following: systems and procedures (staffing criteria, care plans, outcome tracking, billing procedures, and other related items); assembled workforce; referral networks; and reputational capital (name recognition). The intangible assets are being amortized over a five-year life. Total amortization expense for 2002 was $313,667. Amortization expense is expected to be $1,254,663 per year for 2003-2006 and $940,995 in 2007.

DEFERRED FINANCING COSTS

Deferred financing costs at December 31, 2002 represent costs associated with the refinancing transaction and are being amortized using the straight-line method over the term of the lease. The deferred financing costs at December 31, 2001, relating to the notes payable of the Company, were fully amortized during 2002. Total amortization expense was $165,690 and $603,343 for 2002 and 2001, respectively.

NET RESIDENT SERVICE REVENUE, ACCOUNTS RECEIVABLE AND ESTIMATED THIRD-PARTY PAYOR SETTLEMENTS

Resident service revenue for assisted living is reported at net realizable amounts from residents for services rendered. The residents of the facilities pay their residency fees on a month-to-month basis. Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain services are based on fee schedules.

                        Prime Care One, LLC and PC1, LLC

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET RESIDENT SERVICE REVENUE, ACCOUNTS RECEIVABLE AND ESTIMATED THIRD-PARTY PAYOR SETTLEMENTS (CONTINUED)

Prior to January 1, 1999, net resident service revenue included retroactive adjustments, which were accrued on an estimated basis in the period the related services were rendered. These amounts were adjusted in future periods as final settlements were determined. The Company was reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports, which are audited by the Medicare fiscal intermediary. The Company recorded changes in estimates and received final settlements related to prior year cost reports, which resulted in an increase in net patient service revenue of approximately $208,000 in 2001. At December 31, 2002, all cost reports for 1998 and prior have been settled with the intermediary.

Revenues from the Medicare and Medicaid programs accounted for approximately 8% of the Company's resident service revenue for 2002 and 2001. Medicare and Medicaid receivables accounted for approximately 42% and 65% of accounts receivable at December 31, 2002 and 2001, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

INCOME TAXES

Taxes on the Company's income are liabilities of the Company's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements. No provision has been made, as amounts of obligations are not material.

                        Prime Care One, LLC and PC1, LLC

3. ASSETS LIMITED AS TO USE

Assets limited as to use represent cash funds held in accordance with the Cash Management and Pooling Agreement, as follows:

                                                                            DECEMBER 31
                                                                       2002            2001
                                                                 ---------------   -------------
Collection account                                               $             -   $   1,177,639
Furniture, fixtures and equipment reserve account                        343,856         254,161
Cash management account                                                  709,478               -
                                                                 ---------------   -------------
                                                                       1,053,334       1,431,800
Less current portion                                                  (1,053,334)     (1,177,639)
                                                                 ---------------   -------------
                                                                 $             -   $     254,161
                                                                 ===============   =============

Effective September 30, 2002, the Operator collects and deposits all gross revenues (after payment of operating expenses and the base management fee), and deposits the FF&E Reserve Payments, pursuant to the provisions of the Clearing Account Agreement and the Cash Management and Pooling Agreement.

The landlord of the properties has established reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment of the properties (FF&E Reserve). Deposits to the FF&E Reserve are made every four weeks as follows: 2% of gross revenues or $350 per bed, whichever is greater, with respect to the period beginning on September 30, 2002 and ending on the last day of the third full fiscal year, 3% of gross revenues for the fourth through the tenth lease years; and 3.5% of gross revenues every lease year thereafter. Funds in the FF&E Reserve relating to the properties are the property of the tenants.

Prior to September 30, 2002, the assets of the Collection account were used to reimburse the Operator of the Facilities and service the senior and subordinated debt incurred by the Company. The Company was in default on paying interest in 2001 and through September 30, 2002.

                        Prime Care One, LLC and PC1, LLC

4. PROPERTY AND EQUIPMENT

The Company's property and equipment under capital leases (at December 31, 2002) and property and equipment owned (at December 31, 2001) are as follows:

                                               DECEMBER 31
                                          2002            2001
                                      -------------   ------------
Land                                  $   5,639,202   $  6,903,000
Buildings                                28,874,996     48,356,475
Furnishings and equipment                 2,047,127      4,940,502
                                      -------------   ------------
                                         36,561,325     60,199,977
Accumulated depreciation                   (334,846)   (11,811,411)
                                      -------------   ------------
                                      $  36,226,479   $ 48,388,566
                                      =============   ============

As part of the Refinancing and Acquisition Agreement between the Company, its owners, and CNL on September 30, 2002, the Company transferred all of its properties to separate limited partnerships formed by CNL or its affiliates and CNL acquired all of the rights, title and interest in and to the properties. The transfer of the properties to CNL resulted in a loss in 2002 of $4,245,844.

The Company then entered into a 35-year capital lease with CNL, with an option to repurchase the Prime Care One, LLC facilities at the end of the term for a bargain price. The initial values of property and equipment established in conjunction with the capital lease at September 30, 2002 were recorded based upon appraisals. The appraised amounts were allocated based upon a proportion of the appraised amount to the total lease amount by property.

The Tanglewood facility was sold by the Company's lender in a foreclosure sale on September 4, 2001. As a result, the Company wrote off the carrying value of the property and equipment related to the Tanglewood facility of $12,137,045. The carrying value of the property and equipment less the proceeds received from foreclosure of $200,000 have been reflected as an extraordinary loss on foreclosure of a facility in the 2001 combined statement of operations.

                        Prime Care One, LLC and PC1, LLC

5. NOTES PAYABLE AND CAPITAL LEASES

The Company's notes payable and capital leases consists of the following:

                                                                                          DECEMBER 31
                                                                                      2002          2001
                                                                                  ------------   ------------
Note payable - Payment of $32,622,594 in September 2002 accepted as payment in
   full by the lender.                                                            $          -   $ 69,800,000

Subordinated note payable - Paid in full in September 2002.                                  -     10,000,000

Capital lease, payable to CNL Retirement PC1 Venice FL, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity
   date of September 30, 2037, secured by a lien on property                         6,800,826              -

Capital lease, payable to CNL Retirement PC1 New Jersey, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity
   date of September 30, 2037, secured by a lien on property                        13,966,909              -

Capital lease, payable to CNL Retirement PC1 Friendship Heights MD, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final
   maturity date of September 30, 2037, secured by a lien on property               20,630,446              -

Capital lease, payable to CNL Retirement PC1 North Carolina, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity
   date of September 30, 2037, secured by a lien on property                         3,355,075              -
                                                                                  ------------   ------------
                                                                                  $ 44,753,256   $ 79,800,000
                                                                                  ============   ============

The Company was in default on paying interest and principal on the notes payable at December 31, 2001. The notes payable were classified as current in the accompanying December 31, 2001 financial statements. The unpaid interest had been accrued in the accompanying combined financial statements, but did not include amounts for late fees, which were estimated to be $5,445,700 at December 31, 2001. The notes payable were repaid or partially forgiven by the lender in 2002.

                        Prime Care One, LLC and PC1, LLC

5. NOTES PAYABLE AND CAPITAL LEASES (CONTINUED)

The Company and their owners entered into a Refinancing and Acquisition Agreement on September 30, 2002 with CNL Retirement Properties, Inc. (CNL) that included the refinancing of the notes payable of the Company. CNL provided $32,622,594 to Prime Care One, LLC to pay off the existing debt of $69,800,000 plus accrued interest of $435,626 and provided $10,000,000 to PC1, LLC to pay off its existing debt of $10,000,000, including accrued interest of $3,484,167. The former lender accepted the amounts advanced by CNL as payment in full on those debts, including any accrued interest to date. Prime Care One, LLC and Prime Care Two, LLC also jointly borrowed $4,470,000 to pay transfer, title, recording and closing costs of the transactions. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care One, LLC facilities at the end of the term for a predetermined amount. The lease also permits CNL to require the Company to purchase the properties at the end of the lease term for the same predetermined amount.

At September 30, 2002 and December 31, 2001, PC1, LLC had $7,111,549 and $6,854,285 outstanding under a Debt Service and Shortfall Advances Loan Agreement. The amount included accrued interest of $1,211,549 and $954,285, respectively. No payments were made during 2002 or 2001 on the Debt Service and Shortfall Advances Loan. Amounts due under the Debt Service and Shortfall Advances Loan were subordinate to amounts due by PC1, LLC under the subordinate debt from the Company's primary creditor. As part of the above refinancing transaction, the Debt Service and Shortfall Advances Loan with MSLS, including accrued interest, was extinguished. In addition, MSLS agreed to forgive amounts owed for subordinated management fees of $1,793,618 and other payables that had not been funded as of September 30, 2002 of $1,546,449.

The extinguishment of the notes payables with the lender and the forgiveness of certain liabilities by MSLS has been reflected as a gain on refinancing transaction of $51,548,815 in the 2002 combined statement of operations.

                        Prime Care One, LLC and PC1, LLC

5. NOTES PAYABLE AND CAPITAL LEASES (CONTINUED)

The Lease Agreements with CNL are interest only and the minimum annual rent is 10.5% beginning September 30, 2002 and will increase by 2.5% times the prior year's rate beginning January 1, 2004 and each lease year thereafter through the 29th year of the lease. There is a balloon payment of the principal amount of the lease at the end of the lease term. The minimum annual rent consists of the first-tier minimum rent which is 5% of the adjusted lease basis and the second-tier minimum rent which is the difference between the (1) adjusted lease basis multiplied by the adjusted lease rate for the fiscal year and (2) the first-tier minimum rent. In addition to minimum rent, the lease requires additional rent which will be payable based on various predetermined dollar amounts derived from achieving specific percentage occupancy levels beginning January 1, 2004.

The Company has calculated total lease payments over the life of the lease based upon the yearly increases noted above. Interest expense in the accompanying combined statement of operations reflects the average lease payment of 16.15% over the life of the lease. The difference between the average lease payment and the actual lease payment has been recorded as deferred interest in the accompanying combined financial statements.

The lease for the properties contains pooling terms, meaning that net operating profits with respect to all the properties are combined for the purpose of funding rental payments and the furniture, fixtures and equipment reserve account. In addition, the lease contains cross-default terms, meaning that if the tenant of any of the properties defaults on its obligations under the lease, CNL will have the ability to pursue its remedies under the lease with respect to all the properties, regardless of whether the tenant of any such property is in default under the lease.

There are various events which constitute an event of default under the lease agreement including failure to pay first-tier minimum rent, second-tier minimum rent or additional rent when due. However, CNL may not terminate the Lease Agreement for non-payment of second-tier minimum rent or additional rent.

                        Prime Care One, LLC and PC1, LLC

6. RIGHTS OF MEMBERS

As a limited liability company (LLC), the members are not personally responsible for the obligations of the Company. Prime Care One, LLC has two members: a holding company (PC1, LLC) and a managing member (Prime Care Corporation). The day-to-day management of the Company's business is exclusively vested in four managing directors. The managing member elects three of the managing directors and the limited member of the holding company elects one.

Under the terms of the Company's Operating Agreement, certain actions, as defined in the Operating Agreement, may not be initiated by the Company without unanimous consent of the members. These restrictions include issuing additional membership units, obtaining additional debt, purchasing real property, and filing for bankruptcy.

7. RELATED PARTY TRANSACTIONS

Prior to September 30, 2002, the Company paid an administrative fee to Prime Care Properties, LLC, a limited liability company that is the general member of PC1, LLC and whose members are also shareholders of the Company's managing member. Prime Care Properties, LLC waived the administrative fees for 2002 and 2001.

Under the terms of the Lease Agreement, Prime Care Management, LLC, a limited liability company whose members are also shareholders of the Company's managing member, shall be paid $75,000 per year in aggregate from all leased properties (including properties on Prime Care Two, LLC) as a first-tier administration fee. Prime Care Management, LLC is also entitled to a second-tier administration fee in the amount of 0.5% of gross revenues from the collective leased properties or $250,000 per year, whichever is greater, less the amount of the first-tier administration fee. The second-tier administration fee is subordinate to the payment of minimum rent. Total administration fees paid to Prime Care Management, LLC in 2002 under the Lease Agreement by the Company totaled $22,824.

                        Prime Care One, LLC and PC1, LLC

8. MANAGEMENT FEES

Under the terms of the previous operating agreements for the Facilities, dated April 11, 1997, Marriott Senior Living Services, Inc. (MSLS) operated the Facilities on behalf of the Company. The Company paid the Operator a base fee and a central administrative services (CAS) fee, which are both based on gross revenues. Through April 2002, the base fee was 5% of gross revenues and increased to 5.5% thereafter. The CAS fee was 2% of gross revenues throughout the term of the contract. The Company also paid an incentive fee to the Operator, which is 50% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2002 and 2001 under this agreement were $1,177,486 and $1,110,382, respectively, which consists solely of base and CAS fees.

The Company entered into a new operating agreement with MSLS effective September 30, 2002 with the initial term expiring in twenty years. The term may then be extended at the Operator's election for each of three successive periods, each period consisting of five years.

Under the new operating agreement, base management fees payable to MSLS for the operation of the properties are as follows: 3% of gross revenues through the 2007 fiscal year, 3.5% of gross revenues for the 2008 fiscal year through the 2012 fiscal year, and 4% of gross revenues for the remainder of the lease term. Notwithstanding the foregoing, in the event certain operating profit thresholds are achieved prior to the 2013 lease year, the base management fees will automatically increase to 4% of gross revenues and remain at such level for the remainder of the lease term. MSLS is also entitled to incentive management fees up to 15% of operating profit remaining after payment of minimum annual rent and a tenant administration fee. Rent payments due under the lease are subordinate to the payment of base management fees.

In addition to base management fees, the Operator is paid, as an operating expense, the amount of 2% of gross revenues as a central administrative services
(CAS) fee. The Operator must provide to each of the retirement communities certain central administrative services, which include: marketing and public relations services; human resources program development; information systems support and development; and centralized computer payroll services. Management fees for the period from September 30, 2002 through December 31, 2002 under this new agreement were $241,065, which consists solely of base and CAS fees.

                        Prime Care One, LLC and PC1, LLC

8. MANAGEMENT FEES (CONTINUED)

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the Operator who is then reimbursed by the Company. Consequently, the majority of accounts payable and accrued expenses at December 31, 2002 and 2001 reflect amounts due to the Operator.

In a press release dated December 30, 2002, Sunrise Assisted Living, Inc. announced it had entered into a definitive agreement with Marriott International, Inc. to acquire all of the outstanding stock of Marriott Senior Living Services, Inc. (MSLS). Under the terms of the Operating Agreements with MSLS, the Operating Agreements are automatically assumed by Sunrise Assisted Living, Inc. (Sunrise) when the sale of MSLS stock to Sunrise is completed.

COMBINED FINANCIAL STATEMENTS

Prime Care Two, LLC and PC2, LLC

Years Ended December 31, 2002 and 2001 with Report of Independent Auditors

                                    CONTENTS

Report of Independent Auditors..................................................    F-78

Audited Financial Statements

Combined Balance Sheets.........................................................    F-79
Combined Statements of Operations...............................................    F-80
Combined Statements of Members' Equity (Deficit)................................    F-81
Combined Statements of Cash Flows...............................................    F-82
Notes to Combined Financial Statements..........................................    F-83

                         Report of Independent Auditors

Board of Managers
Prime Care Two, LLC
PC2, LLC
Indianapolis, Indiana

We have audited the combined balance sheets of Prime Care Two, LLC and PC2, LLC as of December 31, 2002 and 2001, and the related combined statements of operations, members' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Prime Care Two, LLC and PC2, LLC at December 31, 2002 and 2001, and the combined results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP

Indianapolis, Indiana
February 28, 2003

                        Prime Care Two, LLC and PC2, LLC

                             Combined Balance Sheets

                                                                                    December 31
                                                                            2002                  2001
                                                                      ----------------      ----------------
ASSETS
Current assets:
    Cash and cash equivalents                                           $    222,243         $     375,769
    Restricted cash                                                        1,117,297                    --
    Accounts receivable, less allowance for doubtful accounts
       of $115,800 and $180,812 in 2002 and 2001                             827,004               426,040
    Current portion of assets limited as to use                              638,575                    --
    Prepaid expenses and other assets                                        272,028               269,394
                                                                        ------------         -------------
Total current assets                                                       3,077,147             1,071,203

Assets limited as to use, net of current portion                                  --                31,024
Property and equipment, net                                                       --            68,940,378
Property and equipment under capital leases, net                          55,668,149                    --
Other assets:
    Intangible assets, net of accumulated amortization
       of $328,214 in 2002                                                 6,236,075                    --
    Deferred financing costs, net of accumulated amortization
       of $497,206 and $2,816,524 in 2002 and 2001                         1,072,182               489,492
                                                                        ------------         -------------
Total other assets                                                         7,308,257               489,492
                                                                        ------------         -------------
Total assets                                                            $ 66,053,553         $  70,532,097
                                                                        ============         =============
LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable and accrued expenses                               $    710,193         $   2,890,579
    Accrued interest                                                         524,723             6,202,859
    Deferred interest                                                        876,177                    --
    Notes payable                                                                 --           101,000,000
                                                                        ------------         -------------
Total current liabilities                                                  2,111,093           110,093,438

Debt service and shortfall advances loan                                          --             4,000,000
Capital lease obligations                                                 64,966,744                    --
                                                                        ------------         -------------
Total liabilities                                                         67,077,837           114,093,438

MEMBERS' EQUITY (DEFICIT)
Managing member                                                                  100                   100
Holding company                                                           12,708,001            11,746,431
Retained earnings (deficit)                                              (13,732,385)          (55,307,872)
                                                                        ------------         -------------
Total members' equity (deficit)                                           (1,024,284)          (43,561,341)
                                                                        ------------         -------------
Total liabilities and members' equity (deficit)                         $ 66,053,553         $  70,532,097
                                                                        ============         =============

See accompanying notes

                        Prime Care Two, LLC and PC2, LLC

                        Combined Statements of Operations

                                                                               Years ended December 31
                                                                               2002                  2001
                                                                        ------------------     ---------------
OPERATING REVENUE:
    Net resident service revenue                                           $ 30,122,341          $27,888,238
    Other operating revenue                                                     122,666              120,478
                                                                           ------------          -----------
Total operating revenue                                                      30,245,007           28,008,716

OPERATING EXPENSES:
    Health care and resident services                                         8,555,086            7,496,096
    Activities                                                                  501,250              468,515
    Food service                                                              3,995,061            3,985,872
    Housekeeping and laundry                                                  1,006,548              878,452
    Plant operations and maintenance                                          2,386,934            2,132,954
    General and administrative                                                8,943,035            7,873,272
    Depreciation                                                              3,237,264            3,666,576
    Amortization                                                                825,420              743,014
    Interest                                                                  6,721,909            8,206,865
                                                                           ------------          -----------
Total operating expenses                                                     36,172,507           35,451,616
                                                                           ------------          -----------
                                                                             (5,927,500)          (7,442,900)
OTHER INCOME (EXPENSE):
    Investment income                                                             1,923                1,036
    Gain on extinguishment of debt                                           51,098,644                   --
    Loss on sale of property                                                 (3,597,580)                  --
                                                                           ------------          -----------
Total other income (expense)                                                 47,502,987                1,036
                                                                           ------------          -----------
NET INCOME (LOSS)                                                          $ 41,575,487          $(7,441,864)
                                                                           ============          ===========

See accompanying notes

                        Prime Care Two, LLC and PC2, LLC

                Combined Statements of Members' Equity (Deficit)

                                                  Managing                   Holding         Retained
                                      Number      Member's      Number      Company's        Earnings
                                     of Units      Equity      of Units       Equity         (Deficit)            Total
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, January 1, 2001                  1     $      100          99    $ 11,746,431    $  (47,866,008)   $  (36,119,477)
Net loss                                  --             --          --              --        (7,441,864)       (7,441,864)
                                     -------     ----------    --------    ------------    --------------    --------------
Balances, December 31, 2001                1            100          99      11,746,431       (55,307,872)      (43,561,341)
Contribution of restricted cash           --             --          --       1,211,570                --         1,211,570
Distribution to Prime Care
   Properties, LLC                        --             --          --        (250,000)               --          (250,000)
Net income                                --             --          --              --        41,575,487        41,575,487
                                     -------     ----------    --------    ------------    --------------    --------------
Balances, December 31, 2002                1     $      100          99    $ 12,708,001    $  (13,732,385)   $   (1,024,284)
                                     =======     ==========    ========    ============    ==============    ==============

See accompanying notes

                        Prime Care Two, LLC and PC2, LLC

                        Combined Statements of Cash Flows

                                                                               Years ended December 31
                                                                            2002                  2001
                                                                     ------------------     -----------------
OPERATING ACTIVITIES
Net income (loss)                                                        $41,575,487           $(7,441,864)
Adjustments to reconcile net income (loss) to net cash
    used in operating activities:
    Gain on extinguishment of debt                                       (51,098,644)                   --
    Loss on sale of property                                               3,597,580                    --
    Depreciation                                                           3,237,264             3,666,576
    Amortization                                                             825,420               743,014
    Bad debt expense                                                         (30,836)               92,641
    Changes in operating assets and liabilities:
       Accounts receivable                                                  (370,128)               59,542
       Restricted cash                                                    (1,117,297)                   --
       Estimated third-party payor settlements                                    --               (15,312)
       Prepaid expenses and other assets                                      (2,634)               34,766
       Accounts payable and accrued expenses                                 168,802              (348,936)
       Deferred interest                                                     876,177                    --
       Accrued interest                                                      448,725             2,550,940
                                                                         -----------           -----------
Net cash used in operating activities                                     (1,890,084)             (658,633)

INVESTING ACTIVITIES
Purchase of property and equipment                                          (126,904)             (139,258)
Proceeds received from transfer of property                               64,966,744                    --
Change in assets limited as to use                                          (607,551)               30,922
                                                                         -----------           -----------
Net cash provided by (used in) investing activities                       64,232,289              (108,336)

FINANCING ACTIVITIES
Contribution of restricted cash                                            1,211,570                    --
Distribution to Prime Care Properties, LLC                                  (250,000)                   --
Payment of deferred financing costs                                       (1,079,895)                   --
Payment on notes payable                                                 (62,377,406)                   --
Increase in debt service and shortfall advances loan                              --              359,332
                                                                         -----------           -----------
Net cash provided by (used in) financing activities                      (62,495,731)              359,332
                                                                         -----------           -----------
Net decrease in cash and cash equivalents                                   (153,526)             (407,637)
Cash and cash equivalents beginning of year                                  375,769               783,406
                                                                         -----------           -----------
Cash and cash equivalents end of year                                    $   222,243            $  375,769
                                                                         ===========           ===========

SUPPLEMENTAL CASH FLOWS INFORMATION
Interest paid                                                            $(5,397,021)          $ 4,794,123
                                                                         ===========           ===========

See accompanying notes

                        Prime Care Two, LLC and PC2, LLC

                     Notes to Combined Financial Statements
                                December 31, 2002

1. ORGANIZATION

Prime Care Two, LLC and PC2, LLC (Company) were organized as limited liability companies in May 1997 under the laws of the State of Indiana and commenced operations during 1997. The financial statements have been combined since Prime Care Two, LLC is owned 99% by PC2, LLC, a special purpose holding company. The remaining 1% is owned by Prime Care 2 Corp., the managing member. PC2, LLC is owned 47.5% by Prime Care Properties, LLC and 52.5% by an outside investor. All significant intercompany transactions have been eliminated.

The Company owned seven senior-living residential facilities (Facilities) known as Brighton Gardens. The Facilities are located in Raleigh, North Carolina; Brentwood, Tennessee; Stamford, Connecticut; Middletown, New Jersey; Buckhead, Georgia; Naples, Florida; and Winston-Salem, North Carolina. The Facilities offer various combinations of assisted living, specialized care for Alzheimers patients and skilled nursing services. The Facilities are managed by Marriott Senior Living Services, Inc. (MSLS or Operator).

The Company and their owners entered into a Refinancing and Acquisition Agreement on September 30, 2002 with CNL Retirement Properties, Inc. (CNL) that included the refinancing of the notes payable of the Company. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care Two, LLC facilities at the end of the term for a bargain price. (See Note 5).

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RESTRICTED CASH

Restricted cash represents the amount contributed per the Refinancing and Acquisition Agreement, which shall serve as a lease guaranty to fund any operating shortfalls related to the properties. The restricted cash shall be held in escrow in an interest bearing account at CNL Bank pursuant to the Deposit Account Pledge Agreement, and at CNL's sole election, used to fund payments of minimum rent, property expenses, and the administration fee.

                        Prime Care Two, LLC and PC2, LLC

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ASSETS LIMITED AS TO USE

Assets limited as to use are cash and miscellaneous cash equivalents held by CNL Bank under a Cash Management and Pooling Agreement at December 31, 2002. Assets limited as to use at December 31, 2001 were cash and miscellaneous cash equivalents held by a collateral agent under a Collection Account Security and Pledge Agreement. Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the combined statements of operations.

PROPERTY AND EQUIPMENT

The initial values of property and equipment established in conjunction with the refinancing transaction and the capital lease were recorded at fair value based upon appraisals. Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the shorter of the estimated useful lives of the assets or the lease term and includes amortization on capital leases. The assets are depreciated as follows:

          Furnishings and equipment                   5 years
          Buildings                                  30 years

INTANGIBLE ASSETS

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statement. Other intangible assets will continue to be amortized over their useful lives. The Company adopted the new rules on accounting for goodwill and other intangible assets on January 1, 2002.

Intangible assets of $6,564,289 established in conjunction with the refinancing transaction consist of the following: systems and procedures (staffing criteria, care plans, outcome tracking, billing procedures, and other related items); assembled workforce; referral networks; and reputational capital (name recognition). The intangible assets are being amortized over a five-year life. Total amortization expense for 2002 was $328,214. Amortization expense is expected to be $1,312,858 per year for 2003-2006 and $984,643 in 2007.

                        Prime Care Two, LLC and PC2, LLC

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED FINANCING COSTS

Deferred financing costs at December 31, 2002 represent costs associated with the refinancing transaction and are being amortized using the straight-line method over the term of the lease. The deferred financing costs at December 31, 2001, relating to the notes payable of the Company, were fully amortized during 2002. Total amortization expense was $497,206 and $743,014 for 2002 and 2001, respectively.

NET RESIDENT SERVICE REVENUE, ACCOUNTS RECEIVABLE AND ESTIMATED THIRD-PARTY PAYOR SETTLEMENTS

Resident service revenue for assisted living is reported at net realizable amounts from residents for services rendered. The residents of the facilities pay their residency fees on a month-to-month basis. Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Effective January 1, 1999, services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain services are based on fee schedules.

Revenues from the Medicare and Medicaid programs accounted for approximately 7% and 5% of the Company's resident service revenue for 2002 and 2001, respectively. Medicare and Medicaid receivables accounted for approximately 24% and 43% of accounts receivable at December 31, 2002 and 2001, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

                        Prime Care Two, LLC and PC2, LLC

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Taxes on the Company's income are liabilities of the Company's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements. No provision has been made, as amounts of obligations are not material.

3. ASSETS LIMITED AS TO USE

Assets limited as to use represent cash funds held in accordance with the Cash Management and Pooling Agreement, as follows:

                                                                                     DECEMBER 31
                                                                              2002                 2001
                                                                        ---------------       --------------
Collection account                                                      $           -         $           -
Furniture, fixtures and equipment reserve account                              498,791               31,024
Cash management account                                                        139,784                    -
                                                                        --------------        -------------
                                                                               638,575               31,024
Less current portion                                                          (638,575)                   -
                                                                        --------------        -------------
                                                                        $            -        $      31,024
                                                                        ==============        =============

Effective September 30, 2002, the Operator collects and deposits all gross revenues (after payment of operating expenses and the base management fee), and deposits the FF&E Reserve Payments, pursuant to the provisions of the Clearing Account Agreement and the Cash Management and Pooling Agreement.

The landlord of the properties has established reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment of the properties (FF&E Reserve). Deposits to the FF&E Reserve are made every four weeks as follows: 2% of gross revenues or $350 per bed, whichever is greater, with respect to the period beginning on September 30, 2002 and ending on the last day of the third full fiscal year, 3% of gross revenues for the fourth through the tenth lease years; and 3.5% of gross revenues every lease year thereafter. Funds in the FF&E Reserve relating to the properties are the property of the tenants.

                        Prime Care Two, LLC and PC2, LLC

3. ASSETS LIMITED AS TO USE (CONTINUED)

Prior to September 30, 2002, the assets of the Collection account were used to reimburse the Operator of the Facilities and service the senior and subordinated debt incurred by the Company. The Company was in default on paying interest in 2001 and through September 30, 2002.

4. PROPERTY AND EQUIPMENT

The Company's property and equipment under capital leases (at December 31, 2002) and property and equipment owned (at December 31, 2001) are as follows:

                                                                            DECEMBER 31
                                                                     2002                  2001
                                                            --------------------     -----------------
Land                                                        $        9,023,760       $      9,311,040
Buildings                                                           44,322,156             67,600,592
Furnishings and equipment                                            2,830,218              7,637,758
                                                            ------------------       ----------------
                                                                    56,176,134             84,549,390
Accumulated depreciation                                              (507,985)           (15,609,012)
                                                            ------------------       ----------------
                                                            $       55,668,149       $     68,940,378
                                                            ==================       ================

As part of the Refinancing and Acquisition Agreement between the Company, its owners, and CNL on September 30, 2002, the Company transferred all of its properties to separate limited partnerships formed by CNL or its affiliates and CNL acquired all of the rights, title and interest in and to the properties. The transfer of the properties to CNL resulted in a loss in 2002 of $3,597,580.

The Company then entered into a 35-year capital lease with CNL, with an option to repurchase the Prime Care Two, LLC facilities at the end of the term for a bargain price. The initial values of property and equipment established in conjunction with the capital lease at September 30, 2002 were recorded based upon appraisals. The appraised amounts were allocated based upon a proportion of the appraised amount to the total lease amount by property.

                        Prime Care Two, LLC and PC2, LLC

5. NOTES PAYABLE AND CAPITAL LEASES

The Company's notes payable and capital leases consists of the following:

                                                                                                   DECEMBER 31
                                                                                           2002                  2001
                                                                                   --------------------   -------------------
Note payable - Payment of  $53,377,406 in September 2002 accepted as
   payment in full by the lender.                                                   $              -         $   92,000,000

Subordinated note payable - Paid in full in September 2002.                                        -              9,000,000

Capital leases, payable to CNL Retirement PC1 North Carolina, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity
   date of September 30, 2037, secured by a lien on property                              17,410,116                      -

Capital  lease,  payable to CNL  Retirement  PC1  Brentwood  TN, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a
   final maturity date of September 30, 2037, secured by a lien on property                6,619,471                      -

Capital  lease,  payable  to CNL  Retirement  PC1  Stamford  CT, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a
   final maturity date of September 30, 2037, secured by a lien on property               14,145,719                      -

Capital  lease,  payable  to CNL  Retirement  PC1  New  Jersey,  LP, interest at an initial rate of 10.5%, interest only payable monthly, with a
   final maturity date of September 30, 2037, secured by a lien on property               12,969,455                      -

Capital  lease,  payable  to CNL  Retirement  PC1  Buckhead  GA, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a
   final maturity date of September 30, 2037, secured by a lien on property                7,979,636                      -

Capital  lease,  payable  to  CNL  Retirement  PC1  Naples  FL,  LP, interest at an initial rate of 10.5%, interest only payable monthly, with a
   final maturity date of September 30, 2037, secured by a lien on property                5,842,347                      -
                                                                                    ----------------         --------------
                                                                                    $     64,966,744         $  101,000,000
                                                                                    ================         ==============

                        Prime Care Two, LLC and PC2, LLC

5. NOTES PAYABLE AND CAPITAL LEASES (CONTINUED)

The Company was in default on paying interest and principal on the notes payable at December 31, 2001. The notes payable were classified as current in the accompanying December 31, 2001 combined financial statements. The Company was charged a termination fee of $456,491 in 2001, which has been reflected as additional interest expense in the 2001 combined statement of operations. The unpaid interest had been accrued in the accompanying combined financial statements, but did not include amounts for late fees, which were estimated to be $7,410,900 at December 31, 2001. The notes payable were repaid or partially forgiven by the lender in 2002.

The Company and their owners entered into a Refinancing and Acquisition Agreement on September 30, 2002 with CNL Retirement Properties, Inc. (CNL) that included the refinancing of the notes payable of the Company. CNL provided $53,377,406 to Prime Care Two, LLC to pay off the existing debt of $92,000,000 plus accrued interest of $2,422,580 and provided $9,000,000 to PC2, LLC to pay off its existing debt of $9,000,000, including accrued interest of $2,814,250. The former lender accepted the amounts advanced by CNL as payment in full on those debts, including any accrued interest to date. Prime Care One, LLC and Prime Care Two, LLC also jointly borrowed $4,470,000 to pay transfer, title, recording and closing costs of the transactions. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care Two, LLC facilities at the end of the term for a predetermined amount. The lease also permits CNL to require the Company to purchase the properties at the end of the lease term for the same predetermined amount.

At September 30, 2002 and December 31, 2001, PC2, LLC had $4,890,023 and $4,681,873 outstanding under a Debt Service and Shortfall Advances Loan Agreement. The amount included accrued interest of $890,023 and $681,873, respectively. No payments were made during 2002 or 2001 on the Debt Service and Shortfall Advances Loan. Amounts due under the Debt Service and Shortfall Advances Loan were subordinate to amounts due by PC2, LLC under the subordinate debt from the Company's primary creditor. As part of the above refinancing transaction, the Debt Service and Shortfall Advances Loan with MSLS, including accrued interest, was extinguished. In addition, MSLS agreed to forgive amounts owed for subordinated management fees of $1,967,464 and other payables that had not been funded as of September 30, 2002 of $381,733.

                        Prime Care Two, LLC and PC2, LLC

5. NOTES PAYABLE AND CAPITAL LEASES (CONTINUED)

The extinguishment of the notes payables with the lender and the forgiveness of certain liabilities by MSLS has been reflected as a gain on refinancing transaction of $51,098,643 in the 2002 combined statement of operations.

The Lease Agreements with CNL are interest only and the minimum annual rent is 10.5% beginning September 30, 2002 and will increase by 2.5% times the prior year's rate beginning January 1, 2004 and each lease year thereafter through the 29th year of the lease. There is a balloon payment of the principal amount of the lease at the end of the lease term. The minimum annual rent consists of the first-tier minimum rent which is 5% of the adjusted lease basis and the second-tier minimum rent which is the difference between the (1) adjusted lease basis multiplied by the adjusted lease rate for the fiscal year and (2) the first-tier minimum rent. In addition to minimum rent, the lease requires additional rent which will be payable based on various predetermined dollar amounts derived from achieving specific percentage occupancy levels beginning January 1, 2004.

The Company has calculated total lease payments over the life of the lease based upon the yearly increases noted above. Interest expense in the accompanying combined statement of operations reflects the average lease payment of 16.15% over the life of the lease. The difference between the average lease payment and the actual lease payment has been recorded as deferred interest in the accompanying combined financial statements.

The lease for the properties contains pooling terms, meaning that net operating profits with respect to all the properties are combined for the purpose of funding rental payments and the furniture, fixtures and equipment reserve account. In addition, the lease contains cross-default terms, meaning that if the tenant of any of the properties defaults on its obligations under the lease, CNL will have the ability to pursue its remedies under the lease with respect to all the properties, regardless of whether the tenant of any such property is in default under the lease.

There are various events which constitute an event of default under the lease agreement including failure to pay first-tier minimum rent, second-tier minimum rent or additional rent when due. However, CNL may not terminate the Lease Agreement for non-payment of second-tier minimum rent or additional rent.

                        Prime Care Two, LLC and PC2, LLC

6. RIGHTS OF MEMBERS

As a limited liability company (LLC), the members are not personally responsible for the obligations of the Company. Prime Care Two, LLC has two members: a holding company (PC2, LLC) and a managing member (Prime Care 2 Corp.). The day-to-day management of the Company's business is exclusively vested in four managing directors. The managing member elects three of the managing directors and the limited member of the holding company elects one.

Under the terms of the Company's Operating Agreement, certain actions, as defined in the Operating Agreement, may not be initiated by the Company without unanimous consent of the members. These restrictions include issuing additional membership units, obtaining additional debt, purchasing real property, and filing for bankruptcy.

7. RELATED PARTY TRANSACTIONS

Prior to September 30, 2002, the Company paid an administrative fee to Prime Care Properties, LLC, a limited liability company that is the general member of PC2, LLC and whose members are also shareholders of the Company's managing member. Prime Care Properties, LLC was entitled to receive only $57,200 each year commencing on January 1, 2000. Total administrative fees paid to Prime Care Properties, LLC through September 30, 2002 and for all of 2001 were $42,993 and $57,200, respectively.

Under the terms of the Lease Agreement, Prime Care Management, LLC, a limited liability company whose members are also shareholders of the Company's managing member, shall be paid $75,000 per year in aggregate from all leased properties (including properties of Prime Care One, LLC) as a first-tier administration fee. Prime Care Management, LLC is also entitled to a second-tier administration fee in the amount of 0.5% of gross revenues from the collective leased properties or $250,000 per year, whichever is greater, less the amount of the first-tier administration fee. The second-tier administration fee is subordinate to the payment of minimum rent. Total administration fees paid to Prime Care Management, LLC in 2002 under the Lease Agreement by the Company totaled $39,942.

                        Prime Care Two, LLC and PC2, LLC

8. MANAGEMENT FEES

Under the terms of the previous operating agreements for the Facilities, Marriott Senior Living Services operated the Facilities on behalf of the Company. The Company paid the Operator a base fee and a central administrative services (CAS) fee, which are both based on gross revenues. The base fee was 5% of gross revenues and the CAS fee was 2% of gross revenues. The Company also paid an incentive fee to the Operator, which is 25% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2002 and 2001 under this agreement were $1,618,966 and $1,952,380, respectively, which consist solely of base and CAS fees.

The Company entered into a new operating agreement with MSLS effective September 30, 2002 with the initial term expiring in twenty years. The term may then be extended at the Operator's election for each of three successive periods, each period consisting of five years.

Under the new operating agreement, base management fees payable to MSLS for the operation of the properties are as follows: 3% of gross revenues through the 2007 fiscal year, 3.5% of gross revenues for the 2008 fiscal year through the 2012 fiscal year, and 4% of gross revenues for the remainder of the lease term. Notwithstanding the foregoing, in the event certain operating profit thresholds are achieved prior to the 2013 lease year, the base management fees will automatically increase to 4% of gross revenues and remain at such level for the remainder of the lease term. MSLS is also entitled to incentive management fees up to 15% of operating profit remaining after payment of minimum annual rent and a tenant administration fee. Rent payments due under the lease are subordinate to the payment of base management fees.

In addition to base management fees, the Operator is paid, as an operating expense, the amount of 2% of gross revenues as a central administrative services
(CAS) fee. The Operator must provide to each of the retirement communities certain central administrative services, which include: marketing and public relations services; human resources program development; information systems support and development; and centralized computer payroll services. Management fees for the period from September 30, 2002 through December 31, 2002 under this new agreement were $346,097, which consists solely of base and CAS fees.

                        Prime Care Two, LLC and PC2, LLC

8. MANAGEMENT FEES (CONTINUED)

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the Operator who is then reimbursed by the Company. Consequently, the majority of accounts payable and accrued expenses at December 31, 2002 and 2001 reflect amounts due to the Operator.

In a press release dated December 30, 2002, Sunrise Assisted Living, Inc. announced it had entered into a definitive agreement with Marriott International, Inc. to acquire all of the outstanding stock of Marriott Senior Living Services, Inc. (MSLS). Under the terms of the Operating Agreements with MSLS, the Operating Agreements are automatically assumed by Sunrise Assisted Living, Inc. (Sunrise) when the sale of MSLS stock to Sunrise is completed.

                            Prime Care One Portfolio
                  (A Group of Related Properties to be Acquired
                       by CNL Retirement Properties, Inc.)

                          Combined Financial Statements

                  Years ended December 31, 2001, 2000 and 1999

                                              CONTENTS
Report of Independent Auditors.......................................................................    F-95

Combined Audited Financial Statements

Combined Balance Sheets..............................................................................    F-96
Combined Statements of Operations and Deficit........................................................    F-97
Combined Statements of Cash Flows....................................................................    F-98
Notes to Combined Financial Statements...............................................................    F-99

                         Report of Independent Auditors

To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.

We have audited the combined balance sheets of the Prime Care One Portfolio (a Group of Related Properties to be Acquired by CNL Retirement Properties, Inc.) (the Company) as of December 31, 2001 and 2000, and the related combined statements of operations and deficit and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Prime Care One Portfolio at December 31, 2001 and 2000, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying combined financial statements have been prepared assuming the Prime Care One Portfolio will continue as a going concern. The Company has incurred significant operating losses and is in a deficit position. In addition, the Company is in default on paying debt service as described in Note 5. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The combined financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

                                                            /s/Ernst & Young LLP

Indianapolis, Indiana
February 22, 2002,
except for Note 9 as to
which the date is
September 30, 2002

                            Prime Care One Portfolio
  (A Group of Related Properties to be Acquired by CNL Retirement Properties,
                                      Inc.)

                             Combined Balance Sheets

                                                                        December 31
                                                                  2001             2000
                                                               ------------    ------------
ASSETS
Current assets:
   Cash and cash equivalents                                   $    468,304    $    308,147
   Accounts receivable, less allowance for doubtful accounts
     of $83,998 and $59,374 in 2001 and 2000                        416,518         399,882
   Current portion of assets limited as to use                    1,177,639         279,862
   Inventory                                                        132,669         123,900
   Prepaid expenses and other assets                                123,465         153,492
                                                               ------------    ------------
Total current assets                                              2,318,595       1,265,283

Assets limited as to use, net of current portion                    254,161         266,050
Property and equipment, net                                      48,388,566      50,838,508
Other assets:
   Loan closing costs, net of accumulated amortization
     of $1,337,126 and $1,055,533 in 2001 and 2000                   70,837         352,430
   Deferred financing costs, net of accumulated amortization
     of $1,523,250 and $1,201,500 in 2001 and 2000                   85,500         407,250
                                                               ------------    ------------
Total other assets                                                  156,337         759,680
                                                               ------------    ------------
Total assets                                                   $ 51,117,659    $ 53,129,521
                                                               ============    ============

LIABILITIES AND DEFICIT
Current liabilities:
   Accounts payable and accrued expenses                       $  5,393,815    $  5,195,670
   Accrued interest                                               2,127,059       1,677,327
   Note payable                                                  69,800,000      70,000,000
                                                               ------------    ------------
Total current liabilities                                        77,320,874      76,872,997

Advances from PC1, LLC                                            5,900,000       5,900,000
                                                               ------------    ------------
Total liabilities                                                83,220,874      82,772,997
Deficit                                                         (32,103,215)    (29,643,476)
                                                               ------------    ------------
Total liabilities and deficit                                  $ 51,117,659    $ 53,129,521
                                                               ============    ============

See accompanying notes

                            Prime Care One Portfolio
(A Group of Related Properties to be Acquired by CNL Retirement Properties,
                                      Inc.)

                  Combined Statements of Operations and Deficit

                                                     Years ended December 31
                                              2001           2000            1999
                                          ------------    ------------    ------------
OPERATING REVENUE:
   Net resident service revenue           $ 20,333,426    $ 18,255,477    $ 17,816,606
   Other operating revenue                     107,231         149,049          27,352
                                          ------------    ------------    ------------
Total operating revenue                     20,440,657      18,404,526      17,843,958

OPERATING EXPENSES:
   Health care and resident services         4,902,799       4,513,387       4,081,692
   Activities                                  312,627         330,467         301,308
   Food service                              2,519,105       2,698,701       2,662,388
   Housekeeping and laundry                    694,154         670,373         609,521
   Plant operations and maintenance          1,385,811       1,353,351       1,264,976
   General and administrative                4,933,764       4,989,775       4,760,776
   Depreciation                              2,590,224       2,557,531       2,505,380
   Amortization of loan closing and
     deferred financing costs                  603,343         603,343         603,342
   Interest                                  4,979,558       6,453,928       5,639,835
                                          ------------    ------------    ------------
Total operating expenses                    22,921,385      24,170,856      22,429,218
                                          ------------    ------------    ------------
LOSS FROM OPERATIONS                        (2,480,728)     (5,766,330)     (4,585,260)
Nonoperating income - investment income         20,989          99,080         100,536
                                          ------------    ------------    ------------
NET LOSS                                    (2,459,739)     (5,667,250)     (4,484,724)

DEFICIT AT BEGINNING OF YEAR               (29,643,476)    (23,528,449)    (17,746,922)
Distributions                                       --        (447,777)     (1,296,803)
                                          ------------    ------------    ------------
DEFICIT AT END OF YEAR                    $(32,103,215)   $(29,643,476)   $(23,528,449)
                                          ============    ============    ============

See accompanying notes

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

                        Combined Statements of Cash Flows

                                                                 Years ended December 31
                                                            2001           2000           1999
                                                         -----------    -----------    -----------
OPERATING ACTIVITIES
Net loss                                                 $(2,459,739)   $(5,667,250)   $(4,484,724)
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
   Depreciation                                            2,590,224      2,557,531      2,505,380
   Amortization                                              603,343        603,343        603,342
   Bad debt expense                                           57,773         53,596          5,080
   Changes in operating assets and liabilities:
     Accounts receivable                                     (74,409)        76,387        883,030
     Estimated third-party payor settlements                      --         27,707         18,385
     Inventory                                                (8,769)         2,700         40,071
     Prepaid expenses and other assets                        30,027        (65,649)        41,193
     Accounts payable and accrued expenses                   198,145     (6,164,557)     1,766,928
     Accrued interest                                        449,732      1,084,934         92,088
     Deferred entrance fees                                       --             --        (57,945)
                                                         -----------    -----------    -----------
Net cash provided by (used in) operating activities        1,386,327     (7,491,258)     1,412,828

INVESTING ACTIVITIES
Purchase of property and equipment, net                     (140,282)      (328,195)      (206,301)
Change in assets limited as to use                          (885,888)     2,381,635        280,338
                                                         -----------    -----------    -----------
Net cash provided by (used in) investing activities       (1,026,170)     2,053,440         74,037

FINANCING ACTIVITIES
Distributions to members                                          --       (447,777)    (1,296,803)
Payments made on note payable                               (200,000)            --             --
Advances from PC1, LLC                                            --      5,900,000             --
                                                         -----------    -----------    -----------
Net cash provided by (used in) financing activities         (200,000)     5,452,223     (1,296,803)
                                                         -----------    -----------    -----------
Net increase in cash and cash equivalents                    160,157         14,405        190,062
Cash and cash equivalents beginning of year                  308,147        293,742        103,680
                                                         -----------    -----------    -----------
Cash and cash equivalents end of year                    $   468,304    $   308,147    $   293,742
                                                         ===========    ===========    ===========

SUPPLEMENTAL CASH FLOWS INFORMATION
Interest paid                                            $ 4,409,129    $ 5,368,994    $ 5,547,747
                                                         ===========    ===========    ===========

See accompanying notes

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

                     Notes to Combined Financial Statements

                                December 31, 2001

1. ORGANIZATION

The Prime Care One Portfolio (Company) consists of four senior-living residential facilities (Facilities) known as Brighton Gardens. The Facilities are located in Venice, Florida; Mountainside, New Jersey; Friendship Heights, Maryland; and Charlotte, North Carolina. The Facilities offer various combinations of assisted living, specialized care for Alzheimers patients and skilled nursing services. The Facilities are managed by Marriott Senior Living Services, Inc. (MSLS or Operator). The Facilities are part of a group of senior-living residential facilities to be acquired by CNL Retirement Properties, Inc. as more fully described in Note 9.

The Company is part of Prime Care One, LLC, a limited liability company organized in 1997. Prime Care One, LLC is owned 99% by PC1, LLC, a special purpose holding company, and 1% by Prime Care Corporation, the managing member. PC1, LLC is owned 24.24% by Prime Care Properties, LLC and 75.76% by outside investors.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared to present the combined financial results of the Company and are presented for purposes of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses and properties.

The combined financial statements reflect the historical accounts of the Company including all debt and related costs which were cross-collateralized between the Facilities and an additional senior-living facility not being acquired by CNL Retirement Properties, Inc. Management believes the Company's interest, amortization and general and administrative expenses on a stand-alone basis may have been different had the Company operated as unaffiliated entities.

USE OF ESTIMATES

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

               Notes to Combined Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ASSETS LIMITED AS TO USE

Assets limited as to use are cash and miscellaneous cash equivalents held by a collateral agent under a Collection Account Security and Pledge Agreement (Pledge Agreement). Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the statement of operations.

PROPERTY AND EQUIPMENT

Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the expected estimated useful lives as follows:

Furnishings and equipment                             5 years
Buildings                                            30 years

LOAN CLOSING AND DEFERRED FINANCING COSTS

Loan closing and deferred financing costs are being amortized using the straight-line method over the term of the debt. Total amortization expense was $603,343 in 2001 and 2000 and $603,342 in 1999.

NET RESIDENT SERVICE REVENUE, ACCOUNTS RECEIVABLE AND ESTIMATED THIRD-PARTY PAYOR SETTLEMENTS

Resident service revenue for assisted living is reported at net realizable amounts from residents for services rendered. The residents of the facilities pay their residency fees on a month-to-month basis. Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Effective January 1, 1999, services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain services are based on fee schedules.

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

               Notes to Combined Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Prior to January 1, 1999, net resident service revenue included retroactive adjustments, which were accrued on an estimated basis in the period the related services were rendered. These amounts were adjusted in future periods as final settlements were determined. The Company was reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports, which are audited by the Medicare fiscal intermediary. The Company recorded changes in estimates and received final settlements related to prior year cost reports, which resulted in an increase in net patient service revenue of approximately $198,000 in 2001 and a decrease in net patient service revenue of approximately $412,000 in 2000. At December 31, 2001, all cost reports for 1998 and prior have been settled with the intermediary.

Revenues from the Medicare and Medicaid programs accounted for approximately 8%, 5% and 6% of the Company's resident service revenue for 2001, 2000 and 1999, respectively. Medicare and Medicaid receivables accounted for approximately 65% and 62% of accounts receivable at December 31, 2001 and 2000, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

INCOME TAXES

Taxes on the Company's income are liabilities of the Prime Care One, LLC's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements.

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

               Notes to Combined Financial Statements (continued)

3. ASSETS LIMITED AS TO USE

Assets limited as to use represent cash funds held by a collateral agent in accordance with the Pledge Agreement, as follows:

                                                            December 31
                                                        2001           2000
                                                    -----------    -----------
Collection account                                  $ 1,177,639    $   279,862
Furniture, fixtures and equipment reserve account       254,161        266,050
                                                    -----------    -----------
                                                      1,431,800        545,912
Less current portion                                 (1,177,639)      (279,862)
                                                    -----------    -----------
                                                    $   254,161    $   266,050
                                                    ===========    ===========

The assets of the Collection account are used to reimburse the Operator of the Facilities and service the senior debt incurred by the Company as well as the subordinated debt incurred by the holding company. The Company is in default on paying interest in 2001 and 2000. Thus, the lender takes any excess funds after operating expenses are paid and puts those funds in their suspense account. At December 31, 2001 and 2000, $622,356 and $2,009,013, respectively, of interest payments were being held in the lenders suspense account. The Company anticipates the amounts will ultimately be applied to pay accrued interest on debt, thus accrued interest has been reduced by the corresponding amount in the accompanying financial statements at December 31, 2001 and 2000.

4. PROPERTY AND EQUIPMENT

The Company's property and equipment are as follows:

                                     December 31
                                 2001            2000
                            ------------    ------------
Land                        $  6,903,000    $  6,903,000
Buildings                     48,356,475      48,356,475
Furnishings and equipment      4,940,502       4,800,220
                            ------------    ------------
                              60,199,977      60,059,695
Accumulated depreciation     (11,811,411)     (9,221,187)
                            ------------    ------------
                            $ 48,388,566    $ 50,838,508
                            ============    ============

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

               Notes to Combined Financial Statements (continued)

5. NOTE PAYABLE

The note payable consists of the following:

                                                                                         December 31
                                                                                      2001          2000
                                                                                  ------------   -----------
Note payable - Interest is payable monthly based upon the 30 day LIBOR rate +
   2.75% (4.89% at 12/31/01). Principal payments until maturity vary based upon the Company's cash flow with final payment due July 1, 2000, by reason of acceleration of the note by the lender. The note is collateralized by
   substantially all of the Company's assets, including a first mortgage.         $ 69,800,000   $70,000,000
                                                                                  ============   ===========

The Company is in default on paying interest and principal on the note as of December 31, 2001 and 2000. The note payable has been classified as current in the accompanying financial statements, since the due date of the note was accelerated to July 1, 2000. The unpaid interest has been accrued in the accompanying financial statements, but does not include amounts for late fees, which are estimated to be $5,445,700 and $1,949,000 at December 31, 2001 and 2000, respectively.

Under the terms of the Pledge Agreement, the Company is required to maintain certain deposits with a trustee. Such deposits are included with assets limited as to use. The Pledge Agreement also includes a number of restrictive covenants that limit the Company's ability to incur additional debt or significantly change the nature of its operations.

6. RELATED PARTY TRANSACTIONS

Under the terms of the Company's Operating Agreement, the Company pays an administrative fee to Prime Care Properties, LLC, a limited liability company that is the general member of the Company's holding company and whose members are also shareholders of the Company's managing member. Prime Care Properties, LLC waived the administrative fees for 2001, 2000 and 1999.

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

               Notes to Combined Financial Statements (continued)

6. RELATED PARTY TRANSACTIONS (CONTINUED)

As part of the original acquisition of the Facilities, the Company's holding company obtained additional subordinated financing from the Company's primary creditor of $10,000,000. Certain assets limited as to use have been pledged to service the subordinated debt and these payments are recorded by the Company as distributions to the holding company. Distributions to the holding company for debt service totaled $0, $447,777 and $1,296,803 during 2001, 2000 and 1999, respectively. Even though there is no requirement under any agreement, the Company will continue to make distributions, to the extent that funds are available, to the holding company in order for it to fund its debt service.

Prime Care One, LLC's holding company has $5,900,000 available under a Debt Service and Shortfall Advances Loan Agreement with MSLS. The holding company borrowed the entire amount available during 2000 and advanced this amount, on a non-interest basis, to the Company. At December 31, 2001 and 2000, the holding company had $6,854,285 and $6,380,932 outstanding under this Debt Service and Shortfall Advances Loan Agreement. The amount includes accrued interest of $954,285 and $480,932, respectively, which is not charged to the Company. Even though there is no requirement under any agreement, the Company will make payments, to the extent that funds are available, to the holding company in order for it to repay amounts borrowed. No payments were made during 2001 and 2000. Amounts due by the holding company under the Debt Service and Shortfall Advances Loan are subordinate to amounts due by the holding company under the subordinate debt from the Company's primary creditor.

7. MANAGEMENT FEES

Under the terms of operating agreements for the Facilities, dated April 11, 1997, Marriott Senior Living Services operates the Facilities on behalf of the Company. The initial terms of the agreements expire December 31, 2021 and may be renewed for five five-year periods at the option of the Operator. The agreements cannot be terminated by the Company without approval of its lender and may be subject to a termination fee should approval be granted.

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

               Notes to Combined Financial Statements (continued)

7. MANAGEMENT FEES (CONTINUED)

The Company pays the Operator a base fee and a central administrative services
(CAS) fee, which are both based on gross revenues. Through April 2002, the base fee is 5% of gross revenues and will increase to 5.5% thereafter. The CAS fee is 2% of gross revenues throughout the term of the contract. The Company also pays an incentive fee to the Operator, which is 50% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2001, 2000 and 1999 were $1,425,758, $1,280,698 and $1,239,362, respectively, which consists solely of base and CAS fees.

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the Operator who is then reimbursed by the Company. Consequently, the majority of accounts payable and accrued expenses at December 31, 2001 and 2000 reflect amounts due to the Operator.

8. GOING CONCERN

The Company has incurred significant operating losses during the years ending December 31, 2001, 2000 and 1999 and is in a negative members' equity position at December 31, 2001 and 2000. The Company is in default on paying interest on their debt during 2001 and 2000. In addition, the Company has obtained all amounts available from their holding company's Debt Service and Shortfall Advances Loan. All of these conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to negotiate with the lender to restructure the Company's debt. As of February 22, 2002, no formal plan or agreement has been reached. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

               Notes to Combined Financial Statements (continued)

9. SUBSEQUENT EVENT (UNAUDITED)

The Company, together with Prime Care Two, LLC and their owners, entered into a Refinancing Agreement on September 30, 2002 with CNL Retirement Properties, Inc.
(CNL) that included the refinancing of the mortgage debt on the four facilities in the Prime Care One Portfolio. CNL provided $31,392,562 to Prime Care One, LLC to pay off the existing debt of $69,800,000 plus accrued interest on the Prime Care One Portfolio and $10,000,000 to PC1, LLC to pay off its existing debt, including accrued interest. The former lender accepted the amounts advanced by CNL as payment in full on those debts, including any accrued interest to date. Prime Care One, LLC and Prime Care Two, LLC also jointly borrowed $4,470,000 to pay transfer, title, recording and closing costs of the transactions. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care One Portfolio at the end of the term for a bargain price. In addition, the accrued subordinated management fees and debt service advances loans, including accrued interest, from MSLS have been extinguished.

                               Prime Care Two, LLC

                              Financial Statements

                  Years ended December 31, 2001, 2000 and 1999

                                    CONTENTS

Report of Independent Auditors.....................................   F-108

Audited Financial Statements

Balance Sheets.....................................................   F-109
Statements of Operations...........................................   F-110
Statements of Members' Equity (Deficit)............................   F-111
Statements of Cash Flows...........................................   F-112
Notes to Financial Statements......................................   F-113

                         Report of Independent Auditors

Board of Managers
Prime Care Two, LLC
Indianapolis, Indiana

We have audited the balance sheets of Prime Care Two, LLC as of December 31, 2001 and 2000, and the related statements of operations, members' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prime Care Two, LLC at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Prime Care Two, LLC will continue as a going concern. As more fully described in Note 9, the Company has incurred significant operating losses and has negative members' equity. In addition, the Company is in default on paying debt service as described in Note 5. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 9. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

                                                           /s/ Ernst & Young LLP

February 22, 2002,
except for Note 10 as to
which the date is
September 30, 2002

                               Prime Care Two, LLC

                                 Balance Sheets

                                                                          December 31
                                                                     2001             2000
                                                                -------------    -------------
ASSETS
Current assets:
    Cash and cash equivalents                                   $     375,769    $     783,406
    Accounts receivable, less allowance for doubtful accounts
       of $180,812 and $140,088 in 2001 and 2000                      426,040          578,223
    Inventory and other assets                                        269,394          304,160
                                                                -------------    -------------
Total current assets                                                1,071,203        1,665,789

Assets limited as to use                                               31,024           61,946
Property and equipment, net                                        68,940,378       72,467,696
Other assets:
    Loan closing costs, net of accumulated amortization of
       $1,046,079 and $798,876 in 2001 and 2000                       189,937          437,140
    Deferred financing costs, net of accumulated amortization
       of $1,770,445 and $1,356,445 in 2001 and 2000                  299,555          713,555
                                                                -------------    -------------
Total other assets                                                    489,492        1,150,695
                                                                -------------    -------------
Total assets                                                    $  70,532,097    $  75,346,126
                                                                =============    =============

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable and accrued expenses                       $   2,890,579    $   3,239,515
    Accrued interest                                                3,662,236        2,298,796
    Estimated third-party payor settlements                                --           15,312
    Note payable                                                   92,000,000       92,000,000
                                                                -------------    -------------
Total current liabilities                                          98,552,815       97,553,623

Advances from PC2, LLC                                              4,000,000        4,000,000
                                                                -------------    -------------
Total liabilities                                                 102,552,815      101,553,623

MEMBERS' EQUITY (DEFICIT)
Managing member                                                           100              100
Holding company                                                    11,746,431       11,746,431
Deficit                                                           (43,767,249)     (37,954,028)
                                                                -------------    -------------
Total members' equity (deficit)                                   (32,020,718)     (26,207,497)
                                                                -------------    -------------
Total liabilities and members' equity (deficit)                 $  70,532,097    $  75,346,126
                                                                =============    =============

See accompanying notes

                               Prime Care Two, LLC

                            Statements of Operations

                                                           Years ended December 31
                                                    2001            2000            1999
                                                ------------    ------------    ------------
OPERATING REVENUE:
    Net resident service revenue                $ 27,888,238    $ 26,819,493    $ 23,152,340
    Other operating revenue                          120,478         140,859          96,765
                                                ------------    ------------    ------------
Total operating revenue                           28,008,716      26,960,352      23,249,105

OPERATING EXPENSES:
    Health care and resident services              7,496,096       7,126,018       6,246,511
    Activities                                       468,515         509,910         450,154
    Food service                                   3,985,872       4,322,264       4,059,164
    Housekeeping and laundry                         878,452         903,853         783,735
    Plant operations and maintenance               2,132,954       2,132,462       1,950,963
    General and administrative                     7,873,272       8,388,079       7,797,319
    Depreciation                                   3,666,576       3,623,736       3,999,939
    Amortization of loan closing and deferred
       financing costs                               661,203         661,203         661,192
    Interest                                       6,660,033       8,330,625       7,166,499
                                                ------------    ------------    ------------
Total operating expenses                          33,822,973      35,998,150      33,115,476
                                                ------------    ------------    ------------
LOSS FROM OPERATIONS                              (5,814,257)     (9,037,798)     (9,866,371)
Nonoperating income - investment income                1,036          33,477          16,109
                                                ------------    ------------    ------------
NET LOSS                                        $ (5,813,221)   $ (9,004,321)   $ (9,850,262)
                                                ============    ============    ============

See accompanying notes

                               Prime Care Two, LLC

                     Statements of Members' Equity (Deficit)

                                               Managing                      Holding
                                 Number        Member's        Number       Company's
                                of Units        Equity        of Units        Equity          Deficit          Total
                              ------------   ------------   ------------   ------------    ------------    ------------
Balances, January 1, 1999                1   $        100             99   $ 13,495,637    $(19,099,445)   $ (5,603,708)
Distribution to members                 --             --             --     (1,143,070)             --      (1,143,070)
Net loss                                --             --             --             --      (9,850,262)     (9,850,262)
                              ------------   ------------   ------------   ------------    ------------    ------------
Balances, December 31, 1999              1            100             99     12,352,567     (28,949,707)    (16,597,040)
Distribution to members                 --             --             --       (606,136)             --        (606,136)
Net loss                                --             --             --             --      (9,004,321)     (9,004,321)
                              ------------   ------------   ------------   ------------    ------------    ------------
Balances, December 31, 2000              1            100             99     11,746,431     (37,954,028)    (26,207,497)
Net loss                                --             --             --             --      (5,813,221)     (5,813,221)
                              ------------   ------------   ------------   ------------    ------------    ------------
Balances, December 31, 2001              1   $        100             99   $ 11,746,431    $(43,767,249)   $(32,020,718)
                              ============   ============   ============   ============    ============    ============

See accompanying notes

                               Prime Care Two, LLC

                            Statements of Cash Flows

                                                                Years ended December 31
                                                           2001           2000           1999
                                                       -----------    -----------    -----------
OPERATING ACTIVITIES
Net loss                                               $(5,813,221)   $(9,004,321)   $(9,850,262)
Adjustments to reconcile net loss to net cash
    used by operating activities:
    Depreciation                                         3,666,576      3,623,736      3,999,939
    Amortization                                           661,203        661,203        661,192
    Bad debt expense                                        92,641        237,132         81,605
    Changes in operating assets and liabilities:
       Accounts receivable                                  59,542        185,638       (419,760)
       Estimated third-party payor settlements             (15,312)       117,261        (85,222)
       Inventory and other assets                           34,766         37,622        (24,706)
       Accounts payable and accrued expenses              (348,936)      (210,910)     1,807,338
       Accrued interest                                  1,363,440      1,620,466         40,876
       Deferred revenue                                         --             --        (53,397)
                                                       -----------    -----------    -----------
Net cash used by operating activities                     (299,301)    (2,732,173)    (3,842,397)

INVESTING ACTIVITIES
Acquisition of property and equipment                     (139,258)      (380,628)       (62,783)
Change in assets limited as to use                          30,922        647,825        212,164
                                                       -----------    -----------    -----------
Net cash provided by (used in) investing activities       (108,336)       267,197        149,381

FINANCING ACTIVITIES
Advances from PC2, LLC                                          --      2,822,122      3,835,561
Advances from Marriott Senior Living Services                   --             --      1,177,878
Distributions to members                                        --       (606,136)    (1,143,070)
                                                       -----------    -----------    -----------
Net cash provided by financing activities                       --      2,215,986      3,870,369
                                                       -----------    -----------    -----------
Net increase (decrease) in cash and cash equivalents      (407,637)      (248,990)       177,353
Cash and cash equivalents beginning of year                783,406      1,032,396        855,043
                                                       -----------    -----------    -----------
Cash and cash equivalents end of year                  $   375,769    $   783,406    $ 1,032,396
                                                       ===========    ===========    ===========

SUPPLEMENTAL CASH FLOWS INFORMATION
Interest paid                                          $ 4,794,123    $ 6,659,606    $ 7,147,211
                                                       ===========    ===========    ===========

See accompanying notes

                               Prime Care Two, LLC

                          Notes to Financial Statements

                                December 31, 2001

1. ORGANIZATION

Prime Care Two, LLC (Company) was organized as a limited liability company in May 1997 under the laws of the State of Indiana and commenced operations during 1997. The Company owns seven senior-living residential facilities (Facilities) known as Brighton Gardens. The Facilities are located in Raleigh, North Carolina; Brentwood, Tennessee; Stamford, Connecticut; Middletown, New Jersey; Buckhead, Georgia; Naples, Florida; and Winston-Salem, North Carolina. The Facilities offer various combinations of assisted living, specialized care for Alzheimers patients and skilled nursing services. The Facilities are managed by Marriott Senior Living Services, Inc. (MSLS or Operator).

The Company is owned 99% by PC2, LLC, a special purpose holding company, and 1% by Prime Care 2 Corp., the managing member. PC2, LLC is owned 24.24% by Prime Care Properties, LLC and 75.76% by outside investors.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ASSETS LIMITED AS TO USE

Assets limited as to use are cash and miscellaneous cash equivalents held by a collateral agent under a Collection Account Security and Pledge Agreement (Pledge Agreement). Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the statement of operations.

                               Prime Care Two, LLC

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the expected estimated useful lives as follows:

Furnishings and equipment                             5 years
Buildings                                            30 years

LOAN CLOSING AND DEFERRED FINANCING COSTS

Loan closing and deferred financing costs are being amortized using the straight-line method over the term of the debt. Total amortization expense was $661,203 for 2001 and 2000 and $661,192 for 1999.

NET RESIDENT SERVICE REVENUE, ACCOUNTS RECEIVABLE AND ESTIMATED THIRD-PARTY PAYOR SETTLEMENTS

Resident service revenue for assisted living is reported at net realizable amounts from residents for services rendered. The residents of the facilities pay their residency fees on a month-to-month basis. Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Effective January 1, 1999, services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain services are based on fee schedules.

Revenues from the Medicare and Medicaid programs accounted for approximately 5% of the Company's resident service revenue for both 2001 and 2000 and 3% for 1999. Medicare and Medicaid receivables accounted for approximately 43% and 23% of accounts receivable at December 31, 2001 and 2000, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

                               Prime Care Two, LLC

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Taxes on the Company's income are liabilities of the Company's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements.

3. ASSETS LIMITED AS TO USE

Assets limited as to use represents cash funds held by a collateral agent in accordance with the Pledge Agreement, as follows:

                                                        December 31
                                                      2001       2000
                                                    --------   --------
Furniture, fixtures and equipment reserve account   $ 31,024   $ 61,946
                                                    ========   ========

The assets of the Collection account are used to reimburse the Operator of the Facilities and service the senior debt incurred by the Company as well as the subordinated debt incurred by the Company's holding company. The Company is in default on paying interest in 2001 and 2000. Thus, the lender takes any excess funds after operating expenses are paid and puts those funds in their suspense account. At December 31, 2001 and 2000, $233,539 and $2,733,560, respectively, of interest payments are being held in the lenders suspense account. The Company anticipates the amounts will ultimately be applied to pay the accrued interest on the debt, thus accrued interest has been reduced by the corresponding amount in the accompanying financial statements at December 31, 2001 and 2000.

                               Prime Care Two, LLC

4. PROPERTY AND EQUIPMENT

The Company's property and equipment are as follows:

                                     December 31
                                 2001            2000
                            ------------    ------------
Land                        $  9,311,040    $  9,311,040
Buildings                     67,600,592      67,600,592
Furnishings and equipment      7,637,758       7,498,500
                            ------------    ------------
                              84,549,390      84,410,132
Accumulated depreciation     (15,609,012)    (11,942,436)
                            ------------    ------------
                            $ 68,940,378    $ 72,467,696
                            ============    ============

On March 22, 2000 the Company, the Company's holding company, the managing member and Marriott Senior Living Services (MSLS) entered into a restructuring agreement and release. The agreement provided for, among other things, the reduction of the purchase price by $7,400,000 with respect to the properties originally purchased from MSLS related entities in 1997. The $7,400,000 has been reflected as a reduction in the December 31, 2000 property and equipment balances.

5. NOTE PAYABLE

The note payable consists of the following:

                                                                                        December 31
                                                                                     2001          2000
                                                                                -------------   -----------
Note payable - Interest is payable monthly based upon the 30 day LIBOR rate +
   2.50% (4.64% at 12/31/01). Principal payments are based upon the Company's cash flow with final payment due September 12, 2002. The note is collateralized by substantially all of the Company's assets, including a
   first mortgage.                                                              $  92,000,000   $92,000,000
                                                                                =============   ===========

The Company is in default on paying interest on the note payable as of December 31, 2001 and 2000. The note payable has been classified as current in the accompanying financial statements even though a Notice of Acceleration of the debt has not been received from the lender as of the report date. However, the Company was charged a termination fee of $456,491 in 2001, which has been reflected as additional interest expense in the combined statement of operations. The unpaid interest has been accrued in the accompanying financial statements, but does not include amounts for late fees, which are estimated to be $7,410,900 and $2,747,000 at December 31, 2001 and 2000, respectively.

                               Prime Care Two, LLC

5.  NOTE PAYABLE (CONTINUED)

Under the terms of the Pledge Agreement, the Company is required to maintain certain deposits with a trustee. Such deposits are included with assets limited as to use. The Pledge Agreement also includes a number of restrictive covenants that limit the Company's ability to incur additional debt or significantly change the nature of its operations.

6. RIGHTS OF MEMBERS

As a limited liability company (LLC), the members are not personally responsible for the obligations of the Company. The Company has two members: a holding company (PC2, LLC) and a managing member (Prime Care 2 Corp.). The day-to-day management of the Company's business is exclusively vested in four managing directors. The managing member elects three of the managing directors and the Class B members of the holding company elect one.

Under the terms of the Company's Operating Agreement, certain actions, as defined in the Operating Agreement, may not be initiated by the Company without unanimous consent of the members until the Company's senior debt is fully paid. These restrictions include issuing additional membership units, obtaining additional debt, purchasing real property, and filing for bankruptcy.

7. RELATED PARTY TRANSACTIONS

Under the terms of the Company's Operating Agreement, the Company pays an administrative fee to Prime Care Properties, LLC, a limited liability company that is the Class A member of the Company's holding company and whose members are also shareholders of the Company's managing member. Until Prime Care Properties, LLC is entitled to payments of its administrative fee due under the Administrative Agreement on a current basis, they shall be entitled to receive only $57,200 each year commencing on January 1, 2000. Total administrative fees paid to Prime Care Properties, LLC for 2001 and 2000 were $57,200.

As part of the acquisition of the Facilities, the Company's holding company obtained additional subordinated financing from the Company's primary creditor of $9,000,000. Certain assets limited as to use have been pledged to service the subordinated debt and these payments are recorded by the Company as distributions to the holding company. Distributions to the holding company for debt service totaled $0, $606,136 and $1,143,070 during 2001, 2000 and 1999, respectively. Even though there is no requirement under any agreement, the Company will continue to make distributions, to the extent that funds are available, to the holding company in order for it to fund its debt service.

                               Prime Care Two, LLC

7. RELATED PARTY TRANSACTIONS (CONTINUED)

The Company's holding company had borrowed $7,400,000 under a Debt Service and Shortfall Advances Loan with MSLS during 1998 and 1999 and subsequently advanced this amount to the Company. As discussed in Note 4, the Company, the Company's holding company, the managing member and MSLS entered into a restructuring agreement and release whereby the borrowings of $7,400,000 outstanding under the existing Debt Service and Shortfall Advances Loan were used to fund the MSLS obligation with respect to the purchase price reduction. In addition, the agreement revised the Debt Service and Shortfall Advances Loan to allow for new borrowings up to $4,000,000. The Company subsequently received advances from the holding company of $4,000,000 from the new Debt Service and Shortfall Advances loan. Even though there is no requirement under any agreement, the Company will make payments, to the extent that funds are available, to the holding company to repay amounts advanced. No payments were made during 2001, 2000 or 1999. Amounts due by the holding company under the Debt Service and Shortfall Advances Loan are subordinate to amounts due by the holding company under the subordinate debt from the Company's primary creditor.

8. MANAGEMENT FEES

Under the terms of operating agreements for the Facilities, Marriott Senior Living Services operates the Facilities on behalf of the Company. The initial terms of the agreements expire December 31, 2022 and may be renewed for five five-year periods at the option of the Operator. The agreements cannot be terminated by the Company without approval of its lender and may be subject to a termination fee should approval be granted.

The Company pays the Operator a base fee and a central administrative services
(CAS) fee, which are both based on gross revenues. Through September 2002, the base fee is 5% of gross revenues and will increase to 5.5% thereafter. The CAS fee is 2% of gross revenues throughout the term of the contract. The Company also pays an incentive fee to the Operator, which is 25% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2001, 2000 and 1999 approximated $1,952,000, $1,862,000 and $1,632,000, respectively, which consist solely of base and CAS fees.

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the Operator who is then reimbursed by the Company. Consequently, the majority of accounts payable and accrued expenses at December 31, 2001 and 2000 reflect amounts due to the Operator.

                               Prime Care Two, LLC

9. GOING CONCERN

The Company has incurred significant operating losses during the years ending December 31, 2001, 2000 and 1999 and is in a negative members' equity position at December 31, 2001 and 2000. The Company is currently not generating positive cash flow from operations. The Company is in default on paying interest on their debt during 2001 and 2000. In addition, the Company has obtained all amounts available from their holding company's Debt Service and Shortfall Advances Loan. All of these conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to negotiate with the lender to restructure the Company's debt. As of February 22, 2002, no formal plan or agreement has been reached. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

10. SUBSEQUENT EVENT (UNAUDITED)

The Company, together with Prime Care One, LLC and their owners, entered into a Refinancing Agreement on September 30, 2002 with CNL Retirement Properties, Inc.
(CNL) that included the refinancing of the seven facilities owned by Prime Care Two, LLC. CNL provided $54,607,438 to Prime Care Two, LLC to pay off its existing debt of $92,000,000, plus accrued interest, and $9,000,000 to PC2, LLC to pay off its existing debt, plus accrued interest. The former lender accepted the amounts advanced by CNL as payment in full on those debts, including any accrued interest to date. Prime Care One, LLC and Prime Care Two, LLC also jointly borrowed $4,470,000 to pay transfer, title, recording and closing costs of the transactions. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care Two facilities at the end of the term for a bargain price. In addition, the accrued subordinated management fees and debt service advances loans, including accrued interest, from MSLS have been extinguished.

MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES

Combined Financial Statements

Fiscal Years ended December 28, 2001, December 29, 2000 and December 31, 1999 With Report of Independent Auditors

CONTENTS

Report of Independent Auditors..............................................  F-121

Unaudited Combined Statements of Operations for the thirty-six weeks ended September 6, 2002 and September 7, 2001....................  F-122

Combined Statements of Operations for the fiscal years ended
     December 28, 2001, December 29, 2000 and December 31, 1999.............  F-123

Combined Balance Sheets as of September 6, 2002 (unaudited),
     December 28, 2001 and December 29, 2000................................  F-124

Unaudited Combined Statements of Cash Flows for the thirty-six weeks ended September 6, 2002 and September 7, 2001....................  F-125

Combined Statements of Cash Flows for the fiscal years ended
     December 28, 2001, December 29, 2000 and December 31, 1999.............  F-126

Combined Statement of Equity for the thirty-six weeks ended
     September 6, 2002 (unaudited) and the fiscal years ended
     December 28, 2001, December 29, 2000 and December 31, 1999.............  F-127

Notes to Combined Statements................................................  F-128

                         REPORT OF INDEPENDENT AUDITORS

    Board of Directors

    Marriott International, Inc.

         We have audited the accompanying combined financial statements of Marriott Senior Living Services Twenty-One Communities (as defined in Note 1) as of December 28, 2001 and December 29, 2000 and the related combined statements of operations, equity, and cash flows for each of the three fiscal years in the period ended December 28, 2001. These financial statements are the responsibility of the management of Marriott Senior Living Services, Inc., a wholly-owned subsidiary of Marriott International, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Marriott Senior Living Services Twenty-One Communities, as of December 28, 2001 and December 29, 2000, and the results of their operations and their cash flows for each of the three fiscal years in the period ended December 28, 2001, in conformity with accounting principles generally accepted in the United States.

                                                      /s/ Ernst & Young LLP

McLean, Virginia

January 9, 2003

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
         THIRTY-SIX WEEKS ENDED SEPTEMBER 6, 2002 AND SEPTEMBER 7, 2001
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                  THIRTY-SIX WEEKS ENDED
                                                ---------------------------
                                                SEPTEMBER 6,   SEPTEMBER 7,
                                                    2002           2001
                                                ------------   ------------
REVENUES
  Resident fees..............................     $ 79,046       $ 64,869
                                                  --------       --------

EXPENSES
  Community operating expenses...............       59,365         52,481
  Depreciation and amortization..............        9,086          8,542
  General and administrative.................        3,950          3,685
  Facilities development and pre-opening.....          178            970
  Provision for doubtful accounts............           63            336
                                                  --------       --------
                                                    72,642         66,014
                                                  --------       --------
INCOME (LOSS) BEFORE INCOME TAXES                    6,404         (1,145)
  Provision (benefit) for income taxes.......        2,498           (447)
                                                  --------       --------
NET INCOME (LOSS)............................     $  3,906       $   (698)
                                                  ========       ========

                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
  FISCAL YEARS ENDED DECEMBER 28, 2001, DECEMBER 29, 2000 AND DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                               2001       2000        1999
                                             --------   --------    --------
REVENUES
 Resident fees............................   $ 97,819   $ 70,242    $ 48,273
                                             --------   --------    --------

EXPENSES
Community operating expenses..............     75,641     57,185      35,249
Depreciation and amortization.............     12,975     10,849       8,014
General and administrative................      5,292      3,830       2,293
Facilities development and pre-opening....      1,207      3,194       2,603
Provision for doubtful accounts...........        309        261          44
                                             --------   --------    --------
                                               95,424     75,319      48,203
                                             --------   --------    --------
INCOME (LOSS) BEFORE INCOME TAXES.........      2,395     (5,077)         70
Provision (benefit) for income taxes......        934     (1,980)         27
                                             --------   --------    --------
NET INCOME (LOSS).........................   $  1,461   $ (3,097)   $     43
                                             ========   ========    ========

                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                             COMBINED BALANCE SHEETS
           SEPTEMBER 6, 2002, DECEMBER 28, 2001 AND DECEMBER 29, 2000
                                 (IN THOUSANDS)

                                                         SEPTEMBER 6,   DECEMBER 28,   DECEMBER 29,
                                                             2002           2001           2000
                                                         ------------   ------------   ------------
                                                          (UNAUDITED)
                          ASSETS

Current assets
   Cash and equivalents...............................     $  2,511       $  1,176       $  1,246
   Inventories, at lower of average cost or market....          481            430            530
   Accounts receivable, net of an allowance of $418,
    $461 and $295, respectively.......................        3,340          2,930          2,364
   Other..............................................            -             45             62
                                                           --------       --------       --------
     Total current assets.............................        6,332          4,581          4,202
                                                           --------       --------       --------

Property and equipment, net...........................      327,146        334,637        330,131
Other.................................................        2,240          1,726          1,983
                                                           --------       --------       --------
     Total assets.....................................     $335,718       $340,944       $336,316
                                                           ========       ========       ========

                  LIABILITIES AND EQUITY

Current liabilities
   Accounts payable...................................     $  3,280       $  3,116       $  2,324
   Accrued payroll and benefits.......................        3,661          3,670          3,411
   Current maturities of lifecare bonds...............        8,312          8,211          8,013
   Current portion of deferred revenue from
     nonrefundable lifecare fees......................        4,511          3,894          3,780
   Other accrued expenses.............................        5,949          9,940          7,500
                                                           --------       --------       --------
     Total current liabilities........................       25,713         28,831         25,028
                                                           --------       --------       --------

Lifecare bonds........................................       76,585         76,485         75,748
Deferred revenue from nonrefundable lifecare fees.....       16,254         16,498         14,918
Security deposits.....................................        1,163          1,041          1,182
Other.................................................        4,285          3,884          5,065
                                                           --------       --------       --------
     Total liabilities................................      124,000        126,739        121,941

Equity................................................      211,718        214,205        214,375
                                                           --------       --------       --------
Total liabilities and equity..........................     $335,718       $340,944       $336,316
                                                           ========       ========       ========

                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
         THIRTY-SIX WEEKS ENDED SEPTEMBER 6, 2002 AND SEPTEMBER 7, 2001
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                  THIRTY-SIX WEEKS ENDED
                                                                ---------------------------
                                                                SEPTEMBER 6,   SEPTEMBER 7,
                                                                    2002           2001
                                                                ------------   ------------
OPERATING ACTIVITIES
   Net income (loss).........................................     $  3,906        $   (698)
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts.........................           63             336
     Depreciation and amortization...........................        9,086           8,542
   Working capital changes:
     Accounts receivable.....................................         (473)         (1,035)
     Inventories.............................................          (51)             69
     Other assets............................................         (469)         (1,653)
     Accounts payable and accrued expenses...................       (3,435)          1,079

     Security deposits.......................................          122            (125)
     Deferred revenue........................................          373           2,291
                                                                  --------        --------
   Net cash provided by nonrefundable activities.............        9,122           8,806
                                                                  --------        --------

INVESTING ACTIVITIES
   Capital expenditures......................................       (1,595)        (13,496)
                                                                  --------        --------
   Net cash used in investing activities.....................       (1,595)        (13,496)
                                                                  --------        --------

FINANCING ACTIVITIES
   Proceeds from lifecare bonds, net.........................          201              72
   Net (repayments to) advances from Marriott Senior Living
     Services, Inc...........................................       (6,393)          4,272
                                                                  --------        --------
   Net cash (used in) provided by financing activities.......       (6,192)          4,344
                                                                  --------        --------

INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS........................................        1,335            (346)
CASH AND EQUIVALENTS, beginning of period....................        1,176           1,246
                                                                  --------        --------
CASH AND EQUIVALENTS, end of period..........................     $  2,511        $    900
                                                                  ========        ========

                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
  FISCAL YEARS ENDED DECEMBER 28, 2001, DECEMBER 29, 2000 AND DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                                    2001         2000         1999
                                                                 ----------   ----------   ----------
OPERATING ACTIVITIES
   Net income (loss)..........................................   $   1,461    $  (3,097)   $      43
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts..........................         309          261           44
     Depreciation and amortization............................      12,975       10,849        8,014
   Working capital changes:
     Accounts receivable......................................        (875)        (224)       3,032
     Inventories..............................................         100         (155)         (67)
     Other assets.............................................         274        1,531       (3,881)
     Accounts payable and accrued expenses....................       2,310        8,014         (781)
     Security deposits........................................        (141)         106          162
     Deferred revenue from nonrefundable fees.................       1,694        1,746        1,381
                                                                 ---------    ---------    ---------
   Net cash provided by operating activities..................      18,107       19,031        7,947
                                                                 ---------    ---------    ---------

INVESTING ACTIVITIES
   Capital expenditures.......................................     (17,481)     (41,072)    (129,633)
                                                                 ---------    ---------    ---------
   Net cash used in investing activities......................     (17,481)     (41,072)    (129,633)
                                                                 ---------    ---------    ---------

FINANCING ACTIVITIES
   Proceeds from lifecare bonds, net..........................         935        1,683          284
   Net (repayments to) advances from Marriott Senior Living
        Services, Inc.........................................      (1,631)      20,415      120,444
                                                                 ---------    ---------    ---------
   Net cash (used in) provided by financing activities........        (696)      22,098      120,728
                                                                 ---------    ---------    ---------

(DECREASE) INCREASE IN CASH AND EQUIVALENTS...................         (70)          57         (958)
CASH AND EQUIVALENTS, beginning of year.......................       1,246        1,189        2,147
                                                                 ---------    ---------    ---------
CASH AND EQUIVALENTS, end of year.............................   $   1,176    $   1,246    $   1,189
                                                                 =========    =========    =========

                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                          COMBINED STATEMENT OF EQUITY
  SEPTEMBER 6, 2002, DECEMBER 28, 2001, DECEMBER 29, 2000 AND DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                            EQUITY
-------------------------------------------------------------------
Balance, January 1, 1999................................  $  76,570
Net income..............................................         43
Net advances from Marriott Senior Living Services, Inc..    120,444
-------------------------------------------------------------------
Balance, December 31, 1999..............................    197,057
Net loss................................................     (3,097)
Net advances from Marriott Senior Living Services, Inc..     20,415
-------------------------------------------------------------------
Balance, December 29, 2000..............................    214,375
Net income..............................................      1,461
Net repayments to Marriott Senior Living Services, Inc..     (1,631)
-------------------------------------------------------------------
Balance, December 28, 2001..............................    214,205
Net income (unaudited)..................................      3,906
Net repayments to Marriott Senior Living Services, Inc.
 (unaudited)............................................     (6,393)
-------------------------------------------------------------------
Balance, September 6, 2002 (unaudited)..................  $ 211,718
===================================================================

                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                          NOTES TO COMBINED STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Marriott Senior Living Services, Inc. ("MSLS" or the "Company"), a wholly-owned subsidiary of Marriott International, Inc. ("MI") operates independent full-service and assisted living senior living communities and provides related senior care services. Most communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by MSLS are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

The combined financial statements present the financial position, results of operations, and cash flows associated with twenty-one communities owned by MSLS (the "Communities"). See Subsequent Events.

All material intercompany transactions and balances between Communities included in these combined financial statements have been eliminated. The Communities are as follows:

Bellevue                  Northridge             Salt Lake City
Edgewood                  Oklahoma City          Santa Rosa
Greenville                Palm Springs           Snohomish
Fairfax                   Pleasant Hills         Tulsa
Hoffman Estates           Plymouth               Vinings
Hemet                     Quadrangle             Willoughby
Lynnwood                  Rancho Mirage          Yorba Linda

The Communities utilize MI's centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by the Communities is deposited in and commingled with MI's general corporate funds. Similarly, operating expenses, including salaries as the Communities do not have any employees, capital expenditures and other cash requirements of the properties were paid by MI and charged to the Communities. General and administrative expenses are allocated by MI to MSLS, which are then allocated to the Communities. In the opinion of management, the methods for allocating costs are reasonable.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

Interim Period Financial Statements

The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States have been condensed or omitted. MSLS believes the disclosures made are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of September 6, 2002 and the results of operations and cash flows associated for the 36 weeks periods ended September 6, 2002 and September 7, 2001. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

Fiscal Year

The fiscal year ends on the Friday nearest to December 31. All fiscal years presented include 52 weeks.

REVENUE RECOGNITION

Resident fees are generated primarily from monthly charges for independent living units and assisted living suites and related senior care services The revenues are recognized monthly based on the terms of the residents' agreements. Advance payments received for services are deferred until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a "fee for service" basis for supplemental items requested by residents. Ancillary revenue, including health care services, is recognized as the services are provided.

Continuing Care Agreements

Residents of certain communities (the "Lifecare Communities") are required to sign a continuing care agreement ("Care Agreement") with MSLS. The Care Agreements stipulate, among other things, the amount of all entry fees and monthly fees, the type of residential unit being provided, and MSLS's obligation to provide both health care and non-health care services. In addition, the Care Agreements provide MSLS with the right to increase future monthly fees. The Care Agreements are terminated upon the receipt of a written termination notice from the resident or the death of the resident. The Care Agreements are guaranteed by MI.

When the present value of estimated costs to be incurred under Care Agreements exceeds estimated revenues, the present value of such excess costs are accrued currently. The calculation assumes a future increase in the monthly revenue commensurate with the monthly cost. The calculation currently results in an expected positive net present value cash flow and, as such, no liability has been recorded in the accompanying combined financial statements.

         The components of the entry fees for Lifecare Communities are as follows:

         A. Lifecare Bonds - This component is refundable to the resident or the resident's estate upon termination or cancellation of the Care Agreement. Lifecare Bonds are non-interest bearing and, depending on the type of plan, are equal to either 100, 95, 90 or 50 percent of the total entry fee less any additional occupant lifecare fee. As these obligations are considered security deposits, interest is not imputed on these obligations in accordance with APB 21.

         b. Lifecare Fee - This component is nonrefundable and equals the total entry fee less the component described in a.

Deferred Revenue from Nonrefundable Lifecare Fees

The nonrefundable portion of the entry fees as discussed above are deferred and recognized as revenue over the actuarially expected term of each resident's contract, which is generally over 7 to 9 years. Deferred revenue from nonrefundable fees for leased communities totaled $20,392,000 and $18,698,000 at December 28, 2001 and December 29, 2000, respectively.

Future Healthcare Services

Certain resident and admission agreements entitle residents to receive limited health care services up to defined maximums. A portion of the monthly fees from residents entitled to these services is deferred and recognized as revenue as the related health care services are provided.

Contractual Adjustments

A portion of the revenue is attributable to patients whose bills are paid by Medicare or Medicaid under contractual arrangements. In 1999, Medicare changed from finalizing reimbursed covered costs through retroactive adjustments based on agency reviews to a Prospective Payment System ("PPS") for most of the Communities. This eliminated the need for provisions for estimated Medicare and Medicaid settlements. There are no receivables for estimated third-party payor settlements at December 28, 2001 or December 29, 2000.

Comprehensive Income

There are no items of other comprehensive income in any period presented in these financial statements.

Cash and Equivalents

All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

Allowance for Doubtful Accounts

The Communities record an allowance for doubtful accounts when a receivable is deemed uncollectible.

Valuation of Long-Lived Assets

The carrying values of long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an asset is expected to generate cash flows less than the asset's carrying value at the lowest level of identifiable cash flows, a loss for the difference between the asset's carrying amount and its fair value is recognized.

New Accounting Standards

The Communities adopted SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" in the first quarter of 2002. The adoption of SFAS 144 did not have a material financial statement impact.

PROPERTY AND EQUIPMENT

                                                     2001       2000
                                                   --------   --------
                                                      (in thousands)
Land                                               $ 40,457   $ 40,147
Building improvements                               325,563    309,764
Furniture and equipment                              34,881     29,153
Construction in progress                              1,163      5,519
                                                   --------   --------
                                                    402,064    384,583
Less: accumulated depreciation and amortization      67,427     54,452
                                                   --------   --------
                                                   $334,637   $330,131
                                                   ========   ========

Property and equipment are recorded at cost, including interest, rent and real estate taxes incurred during development and construction. Interest capitalized as a cost of property and equipment totaled $1,046,000 in 2001 and $4,280,000 in 2000. The cost of improvements that extend the useful life of property and equipment are capitalized when incurred. All repairs and maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (three to forty years).

OTHER ASSETS

Included in other long-term assets are cash escrow reserves for working capital, which are required by various states. These restricted cash amounts, which are held in segregated accounts, totaled $1,289,000 as of December 28, 2001 and December 29, 2000.

INCOME TAXES

The Communities are owned by MSLS, but do not constitute all of the assets of MSLS. These financial statements have been prepared assuming the properties to be sold were the only assets of a stand-alone C- corporation taxed at a 35% federal income tax rate and an assumed 4% state income tax rate (net of a federal benefit).

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair values of current assets and current liabilities are assumed to be equal to their reported carrying amounts. Valuations for lifecare bonds are determined based on the expected future payments discounted at estimated market rates, adjusted, as applicable, for the existence of guarantees by MI. Lifecare bonds are repaid when tenants die or move out. The average lifecare bond maturity was assumed to be 8 years based on mortality tables. The fair value of Lifecare bonds was estimated to be $56,632,000 and $56,006,000 at December 28, 2001, and December 29, 2000, respectively.

CONTINGENT LIABILITIES

On July 5, 2002, MSLS filed an action against the general contractor in connection with the building of one of the Communities, seeking damages for breach of contract and negligence relating to delays in the opening of the Community, and for numerous construction defects. MSLS is seeking damages in excess of $4 million. On August 21, 2002, the general contractor answered and filed a cross-complaint, seeking damages from MSLS in excess of $1.3M. MSLS intends to vigorously defend against this claim, however at this time the outcome of both of the lawsuits is uncertain and MSLS cannot estimate the potential gain or loss that will ultimately be recorded.

MSLS, as well as MI and other subsidiaries of MI, are named parties to pending legal proceedings in the ordinary course of business, which, in management's opinion, will not have a material impact on the results of the Communities.

SUBSEQUENT EVENTS (UNAUDITED)

On December 20, 2002, twelve of the twenty-one communities were sold for $89,359,000 to CNL Retirement Properties, Inc. (CNL). MSLS will record a pre-tax loss of approximately $21,000,000 during the fourth quarter as a result of the sale.

On December 30, 2002, MI entered a definitive agreement to sell the remaining nine communities to CNL. CNL will assume the lifecare bonds associated with the nine communities. The sale of the nine communities and the assumption of the lifecare bonds will result in an estimated pre-tax gain of approximately $36,000,000, which will be recorded when the transaction closes, which is estimated to occur in the first quarter of 2003.

MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES

Combined Financial Statements

Fiscal Years ended January 3, 2003, December 28, 2001 and December 29, 2000 With Report of Independent Auditors

CONTENTS

Report of Independent Auditors...........................................  F-133

Unaudited Combined Statements of Operations for the twelve
     weeks ended March 28, 2003 and March 22, 2002.......................  F-134

Combined Statements of Operations for the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000............  F-135

Combined Balance Sheets as of March 28, 2003 (unaudited),
     January 3, 2003 and December 28, 2001...............................  F-136

Unaudited Combined Statements of Cash Flows for the twelve
     weeks ended March 28, 2003 and March 22, 2002.......................  F-137

Combined Statements of Cash Flows for the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000............  F-138

Combined Statement of Equity for the twelve weeks ended
     March 28, 2003 (unaudited) and the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000............  F-139

Notes to Combined Statements.............................................  F-140

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
CNL Retirement Properties, Inc.

         We have audited the accompanying combined financial statements of Marriott Senior Living Services Nine Communities (as defined) as of January 3, 2003 and December 28, 2001 and the related combined statements of operations, equity, and cash flows for each of the three fiscal years in the period ended January 3, 2003. These financial statements are the responsibility of the management of Marriott Senior Living Services, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Marriott Senior Living Services Nine Communities, as of January 3, 2003 and December 28, 2001 and the results of their operations and their cash flows for each of the three fiscal years in the period ended January 3, 2003, in conformity with accounting principles generally accepted in the United States.

McLean, Virginia                                           /s/ Ernst & Young LLP
March 28, 2003

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
              TWELVE WEEKS ENDED MARCH 28, 2003 AND MARCH 22, 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                    TWELVE WEEKS ENDED
                                             ---------------------------------
                                             MARCH 28, 2003     MARCH 22, 2002
                                             --------------     --------------
REVENUES
  Resident fees...........................       $19,080            $16,720
                                                 -------            -------

EXPENSES
  Community operating expenses............        14,127             12,432
  Depreciation and amortization...........         1,874              1,982
  General and administrative..............           954                836
  Facilities development and pre-opening..             -                178
  Provision for doubtful accounts.........            57                 56
                                                 -------            -------
                                                  17,012             15,484
                                                 -------            -------
INCOME BEFORE INCOME TAXES................         2,068              1,236
  Provision for income taxes..............           807                482
                                                 -------            -------
NET INCOME................................       $ 1,261            $   754
                                                 =======            =======

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
   FISCAL YEARS ENDED JANUARY 3, 2003, DECEMBER 28, 2001 AND DECEMBER 29, 2000
                                 (IN THOUSANDS)

                                                 2002      2001      2000
                                               -------   -------   -------
REVENUES
   Resident fees............................   $77,239   $63,940   $47,376
                                               -------   -------   -------

EXPENSES
   Community operating expenses.............    57,101    47,701    33,917
   Depreciation and amortization............     8,706     7,953     6,452
   General and administrative...............     3,862     3,197     2,369
   Facilities development and pre-opening...       180       907     3,373
   Provision for doubtful accounts..........       286       175        79
                                               -------   -------   -------
                                                70,135    59,933    46,190
                                               -------   -------   -------
INCOME BEFORE INCOME TAXES..................     7,104     4,007     1,186
   Provision for income taxes...............     2,771     1,563       462
                                               -------   -------   -------
NET INCOME..................................   $ 4,333   $ 2,444   $   724
                                               =======   =======   =======

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                             COMBINED BALANCE SHEETS
              MARCH 28, 2003, JANUARY 3, 2003 AND DECEMBER 28, 2001
                                 (IN THOUSANDS)

                                                         MARCH 28, 2003   JANUARY 3, 2003   DECEMBER 28, 2001
                                                         --------------   ---------------   -----------------
                                                          (UNAUDITED)
                          ASSETS

Current assets
   Cash and equivalents...............................      $  1,117         $    424            $  1,018
   Inventories, at lower of average cost or market....           419              390                 335
   Accounts receivable, net of an allowance of $390,
     $348 and $307, respectively......................         2,381            3,583               2,568
   Other..............................................           621              327                 347
                                                            --------         --------            --------
     Total current assets.............................         4,538            4,724               4,268
                                                            --------         --------            --------
Property and equipment, net...........................       214,290          213,646             220,051
Other.................................................         2,081            2,000               1,290
                                                            --------         --------            --------
     Total assets.....................................      $220,909         $220,370            $225,609
                                                            ========         ========            ========

                  LIABILITIES AND EQUITY

Current liabilities
   Accounts payable...................................      $  2,175         $  2,143            $  1,265
   Accrued payroll and benefits.......................         2,380            2,926               2,842
   Current maturities of lifecare bonds...............         8,620            8,620               8,669
   Current portion of deferred revenue from
     nonrefundable lifecare fees......................         9,347            9,162               8,025
   Other accrued expenses.............................         2,082            2,243               2,230
                                                            --------         --------            --------
     Total current liabilities........................        24,604           25,094              23,031
                                                            --------         --------            --------

Lifecare bonds........................................        79,080           79,459              80,114
Deferred revenue from nonrefundable lifecare fees.....        17,516           17,099              15,875
Security deposits.....................................           116              133                 166
                                                            --------         --------            --------
     Total liabilities................................       121,316          121,785             119,186

Equity................................................        99,593           98,585             106,423
                                                            --------         --------            --------
Total liabilities and equity..........................      $220,909         $220,370            $225,609
                                                            ========         ========            ========

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
              TWELVE WEEKS ENDED MARCH 28, 2003 AND MARCH 22, 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                       TWELVE WEEKS ENDED
                                                                -------------------------------
                                                                MARCH 28, 2003   MARCH 22, 2002
                                                                --------------   --------------
OPERATING ACTIVITIES
   Net income................................................      $ 1,261          $   754
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts.........................           57               56
     Depreciation and amortization...........................        1,874            1,982
   Working capital changes:
     Accounts receivable.....................................        1,145              640
     Inventories.............................................          (29)             (13)
     Other assets............................................         (375)             319
     Accounts payable and accrued expenses...................         (675)             300
     Security deposits.......................................          (17)             (11)
     Deferred revenue........................................          602              603
                                                                   -------          -------
   Net cash provided by operating activities.................        3,843            4,630
                                                                   -------          -------

INVESTING ACTIVITIES
   Capital expenditures......................................       (2,518)            (833)
                                                                   -------          -------
   Net cash used in investing activities.....................       (2,518)            (833)
                                                                   -------          -------

FINANCING ACTIVITIES
   Repayments of lifecare bonds, net.........................         (379)            (598)
   Net repayments to Marriott Senior Living
     Services, Inc...........................................         (253)          (2,866)
                                                                   -------          -------
   Net cash used in financing activities.....................         (632)          (3,464)
                                                                   -------          -------

INCREASE IN CASH AND CASH EQUIVALENTS........................          693              333
CASH AND EQUIVALENTS, beginning of period....................          424            1,018
                                                                   -------          -------
CASH AND EQUIVALENTS, end of period..........................      $ 1,117          $ 1,351
                                                                   =======          =======

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
   FISCAL YEARS ENDED JANUARY 3, 2003, DECEMBER 28, 2001 AND DECEMBER 29, 2000
                                 (IN THOUSANDS)

                                                                  2002        2001        2000
                                                                --------    --------    --------
OPERATING ACTIVITIES
   Net income.................................................   $  4,333    $  2,444    $    724
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts..........................        286         175          79
     Depreciation and amortization............................      8,706       7,953       6,452
   Working capital changes:
     Accounts receivable......................................     (1,301)       (438)       (512)
     Inventories..............................................        (55)         71         (44)
     Other assets.............................................       (690)        359       1,162
     Accounts payable and accrued expenses....................        975         927         (12)
     Security deposits........................................        (33)       (131)         21
     Deferred revenue from nonrefundable fees.................      2,361         170         506
                                                                 --------    --------    --------
   Net cash provided by operating activities..................     14,582      11,530       8,376
                                                                 --------    --------    --------

INVESTING ACTIVITIES
   Capital expenditures.......................................     (2,301)    (16,032)    (27,451)
                                                                 --------    --------    --------
   Net cash used in investing activities......................     (2,301)    (16,032)    (27,451)
                                                                 --------    --------    --------

FINANCING ACTIVITIES
   (Repayments of)  proceeds from lifecare bonds, net.........       (704)       (114)      1,442
   Net (repayments to) advances from Marriott Senior Living
        Services, Inc.........................................    (12,171)      4,256      18,266
                                                                 --------    --------    --------
   Net cash (used in) provided by financing activities........    (12,875)      4,142      19,708
                                                                 --------    --------    --------

(DECREASE) INCREASE IN CASH AND EQUIVALENTS...................       (594)       (360)        633
CASH AND EQUIVALENTS, beginning of year.......................      1,018       1,378         745
                                                                 --------    --------    --------

CASH AND EQUIVALENTS, end of year.............................   $    424    $  1,018    $  1,378
                                                                 ========    ========    ========

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                          COMBINED STATEMENT OF EQUITY
    MARCH 28, 2003, JANUARY 3, 2003, DECEMBER 28, 2001 AND DECEMBER 29, 2000
                                 (IN THOUSANDS)

                                                               EQUITY
-----------------------------------------------------------------------
Balance, January 1, 2000..................................   $  80,733
Net income................................................         724
Net advances from Marriott Senior Living Services, Inc....      18,266
----------------------------------------------------------------------
Balance, December 29, 2000................................      99,723
Net income................................................       2,444
Net advances from Marriott Senior Living Services, Inc....       4,256
----------------------------------------------------------------------
Balance, December 28, 2001................................     106,423
Net income................................................       4,333
Net repayments to Marriott Senior Living Services, Inc....     (12,171)
----------------------------------------------------------------------
Balance, January 3,  2003.................................      98,585
Net income (unaudited)....................................       1,261
Net repayments to Marriott Senior Living Services, Inc....
 (unaudited)..............................................        (253)
----------------------------------------------------------------------
Balance, March 28, 2003 (unaudited).......................   $  99,593
======================================================================

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                          NOTES TO COMBINED STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

         Marriott Senior Living Services, Inc. ("MSLS" or the "Company"), a wholly-owned subsidiary of Marriott International, Inc. ("MI") prior to MI's sale of the stock of MSLS to Sunrise Senior Living, Inc. on March 28, 2003, operates independent full-service and assisted living senior living communities and provides related senior care services. Most communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by MSLS are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

         The combined financial statements present the financial position, results of operations, and cash flows associated with nine communities owned by MSLS (the "Communities"). These communities were sold to CNL Retirement Properties, Inc. ("CNL") on March 28, 2003 for approximately $167,564,000.

All material intercompany transactions and balances between Communities included in these combined financial statements have been eliminated. The Communities are as follows:

Edgewood                      Quadrangle
Fairfax                       Rancho Mirage
Greenville                    Salt Lake City
Northridge                    Yorba Linda
Palm Springs

         Through March 28, 2003, the Communities utilized MI's centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by the Communities was deposited in and commingled with MI's general corporate funds. Similarly, operating expenses, including salaries as the Communities do not have any employees, capital expenditures and other cash requirements of the properties were paid by MI and charged to the Communities. General and administrative expenses were allocated by MI to MSLS, which were then allocated to the Communities. In the opinion of management, the methods for allocating costs were reasonable.

Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

Interim Period Financial Statements

         The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States have been condensed or omitted. MSLS believes the disclosures made are adequate to make the interim financial information presented not misleading.

         In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of March 28, 2003 and the results of operations and cash flows associated for the 12 weeks periods ended March 28, 2003 and March 22, 2002. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

Fiscal Year

         The fiscal year ends on the Friday nearest to December 31. The 2002 fiscal year includes 53 weeks, while the 2001 and 2000 fiscal years include 52 weeks.

Revenue Recognition

         Resident fees are generated primarily from monthly charges for independent living units and assisted living suites and related senior care services. The revenues are recognized monthly based on the terms of the residents' agreements. Advance payments received for services are deferred until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a "fee for service" basis for supplemental items requested by residents. Ancillary revenue, including health care services, is recognized as the services are provided.

Continuing Care Agreements

         Residents of certain communities (the "Lifecare Communities") are required to sign a continuing care agreement ("Care Agreement") with MSLS. The Care Agreements stipulate, among other things, the amount of all entry fees and monthly fees, the type of residential unit being provided, and MSLS's obligation to provide both health care and non-health care services. In addition, the Care Agreements provide MSLS with the right to increase future monthly fees. The Care Agreements are terminated upon the receipt of a written termination notice from the resident or the death of the resident. The Care Agreements are guaranteed by MI.

         When the present value of estimated costs to be incurred under Care Agreements exceeds estimated revenues, the present value of such excess costs are accrued currently. The calculation assumes a future increase in the monthly revenue commensurate with the monthly cost. The calculation currently results in an expected positive net present value cash flow and, as such, no liability has been recorded in the accompanying combined financial statements.

         The components of the entry fees for Lifecare Communities are as follows:

         a. Lifecare Bonds - This component is refundable to the resident or the resident's estate upon termination or cancellation of the Care Agreement. Lifecare Bonds are non-interest bearing and, depending on the type of plan, are equal to either 100, 95, 90 or 50 percent of the total entry fee less any additional occupant lifecare fee. As these obligations are considered security deposits, interest is not imputed on these obligations in accordance with APB 21.

         b. Lifecare Fee - This component is nonrefundable and equals the total entry fee less the component described in a.

Deferred Revenue from Nonrefundable Lifecare Fees

         The nonrefundable portion of the entry fees as discussed above are deferred and recognized as revenue over the actuarially expected term of each resident's contract, which is generally over 7 to 9 years. Deferred revenue from nonrefundable fees totaled $26,261,000 and $23,900,000 at January 3, 2003 and December 28, 2001, respectively.

Future Healthcare Services

         Certain resident and admission agreements entitle residents to receive limited health care services up to defined maximums. A portion of the monthly fees from residents entitled to these services is deferred and recognized as revenue as the related health care services are provided.

Contractual Adjustments

         A portion of the revenue is attributable to patients whose bills are paid by Medicare or Medicaid under contractual arrangements. In 1999, Medicare changed from finalizing reimbursed covered costs through retroactive adjustments based on agency reviews to a Prospective Payment System ("PPS") for most of the Communities. This eliminated the need for provisions for estimated Medicare and Medicaid settlements. There are no receivables for estimated third-party payor settlements at January 3, 2003 or December 28, 2001.

Comprehensive Income

         There are no items of other comprehensive income in any period presented in these financial statements.

Cash and Equivalents

         All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

Allowance for Doubtful Accounts

         The Communities record an allowance for doubtful accounts when a receivable is deemed uncollectible.

Valuation of Long-Lived Assets

         The carrying values of long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an asset is expected to generate cash flows less than the asset's carrying value at the lowest level of identifiable cash flows, a loss for the difference between the asset's carrying amount and its fair value is recognized.

New Accounting Standards

         The Communities adopted SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" in the first quarter of 2002. The adoption of SFAS 144 did not have a material financial statement impact.

PROPERTY AND EQUIPMENT

                                                        2002       2001
                                                      --------   --------
                                                         (in thousands)
Land...............................................   $ 27,973   $ 27,915
Building improvements..............................    226,616    224,690
Furniture and equipment............................     20,403     22,505
Construction in progress...........................          2        827
                                                      --------   --------
                                                       274,994    275,937
Less: accumulated depreciation and amortization....     61,348     55,886
                                                      --------   --------
                                                      $213,646   $220,051
                                                      ========   ========

         Property and equipment are recorded at cost, including interest, rent and real estate taxes incurred during development and construction. Interest allocated by MSLS and capitalized as a cost of property and equipment was $ 0 in 2002 and $1,046,000 in 2001. The cost of improvements that extend the useful life of property and equipment are capitalized when incurred. All repairs and maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (three to forty years).

OTHER ASSETS

         Included in other long-term assets are cash escrow reserves for working capital, which are required by various states. These restricted cash amounts, which are held in segregated accounts, totaled $1,998,000 and $1,289,000 as of January 3, 2003 and December 28, 2001.

INCOME TAXES

         The Communities are owned by MSLS, but do not constitute all of the assets of MSLS. These financial statements have been prepared assuming the properties were the only assets of a stand-alone C- corporation taxed at a 35% federal income tax rate and an assumed 4% state income tax rate (net of a federal benefit).

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The fair values of current assets and current liabilities are assumed to be equal to their reported carrying amounts. Valuations for lifecare bonds are determined based on the expected future payments discounted at estimated market rates, adjusted, as applicable, for the existence of guarantees by MI. Lifecare bonds are repaid when tenants die or move out. The average lifecare bond maturity was assumed to be 8 years based on mortality tables. The fair value of Lifecare bonds was estimated to be $65,267,000 and $60,413,000 at January 3, 2003 and December 28, 2001, respectively.

CONTINGENT LIABILITIES

         MSLS, as well as MI and other subsidiaries of MI, are named parties to pending legal proceedings in the ordinary course of business, which, in management's opinion, will not have a material impact on the results of the Communities.

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES

Combined Financial Statements

Year ended December 31, 2002
With Report of Independent Auditors

CONTENTS

Report of Independent Auditors.....................................................   F-145

Combined Statements of Operations for the six months ended
     June 30, 2003 and 2002 (unaudited)............................................   F-146

Combined Statements of Operations for the year ended December 31, 2002.............   F-147

Combined Balance Sheets as of June 30, 2003 (unaudited) and December 31, 2002......   F-148

Combined Statements of Cash Flows for the six months ended
     June 30, 2003 and 2002 (unaudited)............................................   F-149

Combined Statements of Cash Flows for the year ended December 31, 2002.............   F-150

Notes to Combined Statements.......................................................   F-151

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
CNL Retirement Properties, Inc.

         We have audited the accompanying combined balance sheet of Sunrise Senior Living Services Fourteen Communities (as defined) as of December 31, 2002 and the related combined statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the management of CNL Retirement Properties, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Sunrise Senior Living Services Fourteen Communities at December 31, 2002 and the combined results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                                        /s/ Ernst & Young LLP
McLean, Virginia
October 14, 2003

               SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
                     SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                        SIX MONTHS ENDED
                                                 -----------------------------
                                                 JUNE 30, 2003   JUNE 30, 2002
                                                 -------------   -------------
REVENUES
  Resident fees...............................      $32,403         $33,780
                                                    -------         -------

EXPENSES
  Community operating expenses................       21,387          22,700
  General and administrative..................        3,784           2,776
  Real estate taxes...........................        1,297           1,253
  Rent expense, net of guarantor's fundings...        5,790           7,033
  Provision for doubtful accounts.............          145              18
                                                    -------         -------
                                                     32,403          33,780
                                                    -------         -------
INCOME BEFORE INCOME TAXES....................            -               -
  Provision for income taxes..................            -               -
                                                    -------         -------
NET INCOME....................................      $     -         $     -
                                                    =======         =======

                   See Notes To Combined Financial Statements

               SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
                        COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
                                 (IN THOUSANDS)

REVENUES
  Resident fees .............................   $67,788
                                                -------

EXPENSES
  Community operating expenses...............    46,502
  General and administrative.................     5,584
  Real estate taxes..........................     2,495
  Rent expense, net of guarantor's fundings..    12,923
  Provision for doubtful accounts............       284
                                                -------
                                                 67,788
                                                -------
INCOME BEFORE INCOME TAXES ..................         -
  Provision for income taxes ................         -
                                                -------
NET INCOME ..................................   $     -
                                                =======

                   See Notes To Combined Financial Statements

               SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
                             COMBINED BALANCE SHEETS
                       JUNE 30, 2003 AND DECEMBER 31, 2002
                                 (IN THOUSANDS)

                                                      JUNE 30, 2003    DECEMBER 31, 2002
                                                      -------------    -----------------
                                                       (UNAUDITED)
                          ASSETS
Current assets
   Cash and cash equivalents ......................      $2,324             $  522
   Restricted cash ................................         523                509
   Inventories, at lower of average cost or market          224                231
   Accounts receivable, net of an allowance of $402
     and  $424, respectively ......................       1,330              1,985
   Due from Manager ...............................       1,312              3,428
   Prepaid expenses ...............................           6                 46
                                                         ------             ------
     Total current assets .........................       5,719              6,721
                                                         ------             ------

Other .............................................         223                139
                                                         ------             ------
     Total assets .................................      $5,942             $6,860
                                                         ======             ======

            LIABILITIES AND COMMUNITIES' EQUITY

Current liabilities

   Due to Landlord ................................      $2,513             $2,010
   Accrued payroll and benefits ...................       1,717              1,893
   Accrued real estate taxes ......................         990                736
   Accounts payable and other accrued expenses ....         494              1,865
                                                         ------             ------
     Total current liabilities ....................       5,714              6,504
                                                         ------             ------

Security deposits .................................         228                356
                                                         ------             ------
     Total liabilities ............................       5,942              6,860

Communities' equity ...............................           -                  -
                                                         ------             ------
Total liabilities and Communities' equity .........      $5,942             $6,860
                                                         ======             ======

                   See Notes To Combined Financial Statements

               SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
                SIX MONTHS ENDED JUNE 30, 2003 AND JUNE 30, 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                SIX MONTHS ENDED
                                                                       -----------------------------------
                                                                       JUNE 30, 2003         JUNE 30, 2002
                                                                       -------------         -------------
OPERATING ACTIVITIES
   Net income ................................................         $           -         $           -
   Adjustments to reconcile to cash  provided  by  operations:
     Provision for doubtful accounts  ........................                   145                    18
   Working capital changes:
     Restricted cash..........................................                   (14)                  (76)
     Accounts receivable  ....................................                   510                   311
     Inventories..............................................                     7                    11
     Due from Manager.........................................                 2,116                   537
     Other assets  ...........................................                   (44)                 (127)
     Accounts payable and accrued expenses....................                (1,293)                  179
     Due to Landlord .........................................                   503                   211
     Security deposits .......................................                  (128)                  (42)
                                                                       -------------         -------------
   Net cash  provided by operating activities  ...............                 1,802                 1,022
                                                                       -------------         -------------

   Net cash provided by investing activities  ................                     -                    -
                                                                       -------------         -------------

   Net cash provided by financing activities  ................                     -                    -
                                                                       -------------         -------------

INCREASE IN CASH AND CASH EQUIVALENTS  .......................                 1,802                 1,022
CASH AND CASH EQUIVALENTS, beginning of period  ..............                   522                   737
                                                                       -------------         -------------
CASH AND CASH EQUIVALENTS, end of period  ....................         $       2,324         $       1,759
                                                                       =============         =============

                   See Notes To Combined Financial Statements

               SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2002
                                 (IN THOUSANDS)

OPERATING ACTIVITIES
   Net income .........................................   $     -
   Adjustments to reconcile to cash used in operations:
     Provision for doubtful accounts ..................       284
   Working capital changes:
     Restricted cash ..................................       122
     Accounts receivable ..............................    (1,158)
     Inventories ......................................         6
     Due from manager .................................      (476)
     Other assets .....................................      (138)
     Accounts payable and accrued expenses ............       146
     Due to Landlord ..................................     1,069
     Security deposits ................................       (70)
                                                          -------
   Net cash used in operating activities ..............      (215)

   Net cash used in investing activities ..............         -
                                                          -------

   Net cash used in financing activities ..............         -
                                                          -------

DECREASE IN CASH AND CASH EQUIVALENTS .................      (215)
CASH AND CASH EQUIVALENTS, beginning of year ..........       737
                                                          -------
CASH AND CASH EQUIVALENTS, end of year ................   $   522
                                                          =======

                   See Notes To Combined Financial Statements

               SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
                          NOTES TO COMBINED STATEMENTS

1.       ORGANIZATION AND NATURE OF BUSINESS

         The Sunrise Senior Living Services Fourteen Communities (the "Communities") consists of fourteen assisted living retirement communities. The Communities were developed by Marriott Senior Living Services, Inc. ("MSLS") between 1997 and 1999 as Brighton Gardens by Marriott facilities. In April 2000, the Communities were sold to a third-party purchaser who then leased the Communities to Senior Care Associates, LLC (the "Tenant"). On January 2, 2003, Marriott International, Inc. ("MI") purchased 100% of the ownership interests in various limited liability companies that owned the Communities (collectively, the "Landlords"). Prior to March 28, 2003, MSLS was a wholly-owned subsidiary of MI and operated and managed the fourteen Communities. On March 28, 2003, MI sold the stock of MSLS to Sunrise Senior Living, Inc. ("Sunrise"). Upon MI's sale of stock to Sunrise, Sunrise Senior Living Services, Inc., a wholly-owned subsidiary of Sunrise, assumed operations of the Communities. Additionally, the Brighton Gardens by Marriott brand was changed to a Sunrise brand. On August 29, 2003, the Communities were sold to CNL Retirement Properties, Inc. ("CNL").

         The Communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by the operators are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party. The fourteen Communities and their locations are as follows:

Sunrise of Columbia                         Columbia, Maryland
Sunrise of Dunwoody                         Atlanta, Georgia
Sunrise of Florham Park                     Florham Park, New Jersey
Sunrise of Greensboro                       Greensboro, North Carolina
Sunrise of Northville                       Plymouth, Michigan
Sunrise of Omaha                            Omaha, Nebraska
Sunrise of Prairie Village                  Prairie Village, Kansas
Sunrise of St. Charles                      St. Charles, Illinois
Sunrise of Tampa                            Tampa, Florida
Sunrise of Tuckerman Lane                   Rockville, Maryland
Sunrise of Washington Township              Dayton, Ohio
Sunrise of Westlake                         Westlake, Ohio
Sunrise of West Orange                      West Orange, New Jersey
Sunrise of Wheaton                          Wheaton, Illinois

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

         The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented for the purpose of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses and properties. The Communities are operated under leasing structures, which were treated as operating leases for financial reporting purposes (see Note 3). The combined financial statements reflect the combined operations of the fourteen Communities.

         Prior to March 28, 2003, the Communities utilized MI's centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by the Communities was deposited in and commingled with MI's general corporate funds. Similarly, operating expenses, including salaries, as the Communities do not have any employees, capital expenditures and other cash requirements of the properties were paid by MI and charged to the Communities. MI allocated general and administrative expenses to MSLS, which were then allocated to the Communities. Upon MI's sale of MSLS stock to Sunrise on March 28,2003, Sunrise assumed operations of the Communities. In the opinion of management, the methods for allocating costs were reasonable. Net amounts due from the operators as a result of centralized processing and accounting are recorded as Due from Manager. Management fees incurred were $4,740,000 for the year ended December 31, 2002 and $2,261,000 and $2,330,000 for the six months ended June 30, 2003 and 2002, respectively.

Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

Interim Period Financial Statements

         The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The Communities' management believes the disclosures made are adequate to make the interim financial information presented not misleading.

         In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of June 30, 2003 and the results of operations and cash flows associated for the six months ended June 30, 2003 and 2002. Interim results are not necessarily indicative of fiscal year performance because of short-term variations.

Revenue Recognition

         Resident fees are generated primarily from monthly charges assisted living units and related senior care services. The revenues are recognized monthly based on the terms of the residents' agreements. Advance payments received for services are deferred until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a "fee for service" basis for supplemental items requested by residents. Ancillary revenue, including health care services, is recognized as the services are provided.

Comprehensive Income

         There are no items of other comprehensive income in any period presented in these financial statements.

Cash and Equivalents

         All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

Allowance for Doubtful Accounts

         The Communities record an allowance for doubtful accounts when a receivable is deemed uncollectible.

Communities' Equity

         In accordance with the provisions of certain credit enhancement agreements between MI, the Landlords and the Tenant, MI has guaranteed the Tenant's obligations under the lease agreements described in Note 3, including the payment of minimum annual rent and other operating expenses. The Communities operated at a breakeven level due to MI funding net operating shortfalls during the year ended December 31, 2002, and the six months ended June 30, 2003 and 2002. There were no contributions or distributions made by the Tenant during any period presented.

3.       LEASES

         The Communities are operated under leasing structures, which are treated as operating leases for financial reporting purposes. The leases have initial terms of 25 years and provide for minimum annual rent in an aggregate amount of approximately $19,140,000 throughout the term of the leases. In accordance with provisions of the leases and certain credit enhancement agreements between MI, the Landlords and the Tenant, MI guaranteed the Tenant's obligations to pay minimum rent due under the leases. During the year ended December 31, 2002, and the six months ended June 30, 2003 and 2002, MI funded approximately $6,217,000, $3,780,000 and $2,537,000, respectively, to the Landlords for payment of minimum annual rent. MI's fundings have not been reflected in the accompanying combined financial statements as the credit enhancement agreements were terminated on August 29, 2003 as part of MI's sale of the Communities to CNL and MI's fundings were not repaid.

4.       RESTRICTED CASH

         Included in restricted cash are resident security deposits, which are held in segregated accounts as required by various states, and reserves for the replacement of furniture, fixtures and equipment ("FF&E"), as required by provisions of the lease agreements. As of June 30, 2003 and December 31, 2002, restricted cash amounts related to resident security deposits were approximately $197,000 and $316,000, respectively, and deposits held in an FF&E reserve totaled approximately $326,000 and $193,000, respectively.

5.       INCOME TAXES

         The Communities operated at a breakeven level for the year ended December 31, 2002 and the six months ended June 30, 2003 and 2002. Additionally, there are no temporary differences. Therefore, no provision or benefit for income taxes has been recorded.

6.       COMMITMENTS AND CONTINGENCIES

         The Communities are subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the ultimate liability with respect to those proceedings and claims will not materially affect the combined financial position, operations, or liquidity of the Communities.

7.       SUBSEQUENT EVENT

         On August 29, 2003, CNL purchased the fourteen Communities from MI and simultaneously amended and restated the existing lease agreements, which were assumed by a new tenant, Solomon Holdings I - The Triangle, LLC. The leases were modified to reflect new economic terms, such as minimum annual rent and required FF&E reserves, for this transaction. In addition, MI was released of its obligation to guarantee minimum annual rent.

As a result of this transaction, the Communities' aggregate future minimum lease payments due under the leases are as follows (in thousands):

2003                       $        5,555
2004                               18,124
2005                               19,053
2006                               20,447
2007                               21,061
Thereafter                        484,014
                           --------------
                           $      568,254
                           ==============

SUNRISE SENIOR LIVING, INC. SIXTEEN COMMUNITIES

Combined Financial Statements

Year ended December 31, 2002
With Report of Independent Auditors


CONTENTS

Report of Independent Auditors..............................................................      F-155

Combined Financial Statements

Combined Balance Sheets as of September 30, 2003 (unaudited) and December
     31, 2002...............................................................................      F-156

Combined Statements of Operations for the nine months ended September 30,
     2003 (unaudited) and for the year ended December 31, 2002..............................      F-157

Combined Statements of Changes in Partners' Capital for the nine months ended
     September 30, 2003 (unaudited) and for the year ended December 31, 2002................      F-158

Combined Statements of Cash Flows for the nine months ended September 30,
     2003 (unaudited) and for the year ended December 31, 2002..............................      F-159

Notes to Combined Financial Statements......................................................      F-160

                         Report of Independent Auditors

Board of Directors
Sunrise Senior Living, Inc.

We have audited the accompanying combined balance sheet as of December 31, 2002 of Sunrise Senior Living, Inc. Sixteen Communities (as defined in Note 1), and the related combined statements of operations, changes in partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of Sunrise Senior Living, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 2002 of Sunrise Senior Living, Inc. Sixteen Communities (as defined in Note 1), and the combined results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP

McLean, Virginia
December 5, 2003

                 Sunrise Senior Living, Inc. Sixteen Communities

                             Combined Balance Sheets

                                                                              SEPTEMBER 30,          DECEMBER 31,
                                                                                  2003                  2002
                                                                              -------------         -------------
                                                                               (Unaudited)
ASSETS HELD FOR SALE:
Current assets:
   Cash and cash equivalents                                                  $   2,387,687         $   1,941,527
   Accounts receivable, less allowance of $218,691 and $266,750,
     respectively                                                                   981,726               686,431
   Notes receivable - affiliate                                                           -             1,162,638
   Prepaid expenses and other current assets                                        137,165               261,521
                                                                              -------------         -------------
Total current assets                                                              3,506,578             4,052,117

Property and equipment, net                                                     137,484,549           130,509,819
Restricted cash                                                                     759,987               464,385
Deferred financing costs, less accumulated amortization of $1,318,100
  and $997,702, respectively                                                        290,518               425,632
Pre-rental costs, less accumulated amortization of  $2,526,258 and
  $2,259,609, respectively                                                                -               226,127
                                                                              -------------         -------------
Total assets                                                                  $ 142,041,632         $ 135,678,080
                                                                              =============         =============

LIABILITIES HELD FOR SALE AND PARTNERS' CAPITAL
Current liabilities:
   Accounts payable and accrued expenses                                      $     774,027         $     899,695
   Net payables to affiliates                                                     7,641,017             7,713,462
   Deferred revenue                                                                  74,533                90,034
   Current maturities of long-term debt                                          78,602,525            17,457,437
   Other current liabilities                                                          5,273                 5,484
                                                                              -------------         -------------
Total current liabilities                                                        87,097,375            26,166,112

Long-term debt, less current maturities                                          28,229,086            90,062,210
                                                                              -------------         -------------
Total liabilities                                                               115,326,461           116,228,322

Partners' capital                                                                26,715,171            19,449,758
                                                                              -------------         -------------
Total liabilities and partners' capital                                       $ 142,041,632         $ 135,678,080
                                                                              =============         =============

See accompanying notes.

                 Sunrise Senior Living, Inc. Sixteen Communities

                        Combined Statements of Operations

                                                                            NINE MONTHS ENDED        YEAR ENDED
                                                                              SEPTEMBER 30,          DECEMBER 31,
                                                                                  2003                   2002
                                                                            -----------------       -------------
                                                                               (Unaudited)
Operating revenues:
   Resident fees                                                              $  32,849,111         $  40,884,441

Operating expenses:

   Labor                                                                         10,483,740            13,507,340
   Food                                                                           1,733,841             2,111,404
   General and administrative                                                     9,371,609            10,654,664
   Management fees                                                                2,535,806             3,307,306
   Depreciation and amortization                                                    266,649             4,783,460
                                                                              -------------         -------------
                                                                                 24,391,645            34,364,174
                                                                              -------------         -------------
Income from operations                                                            8,457,466             6,520,267

Other income (expense):
   Interest income                                                                   75,874               129,540
   Interest expense                                                              (4,760,650)           (7,222,198)
                                                                              -------------         -------------
                                                                                 (4,684,776)           (7,092,658)
                                                                              -------------         -------------
Net income (loss)                                                             $   3,772,690         $    (572,391)
                                                                              =============         =============

See accompanying notes.

                 Sunrise Senior Living, Inc. Sixteen Communities

               Combined Statements of Changes in Partners' Capital

                                                                            NINE MONTHS ENDED        YEAR ENDED
                                                                              SEPTEMBER 30,          DECEMBER 31,
                                                                                  2003                   2002
                                                                            -----------------       -------------
                                                                               (Unaudited)
Partners' capital, beginning of year                                          $  19,449,758         $  20,022,149
   Net income (loss)                                                              3,772,690              (572,391)
   Buyout of minority partner's interest, net                                     3,492,723                     -
                                                                              -------------         -------------
Partners' capital, end of year                                                $  26,715,171         $  19,449,758
                                                                              =============         =============

See accompanying notes.

                 Sunrise Senior Living, Inc. Sixteen Communities

                        Combined Statements of Cash Flows

                                                                            NINE MONTHS ENDED         YEAR ENDED
                                                                              SEPTEMBER 30,          DECEMBER 31,
                                                                                  2003                  2002
                                                                            -----------------       -------------
                                                                              (Unaudited)
OPERATING ACTIVITIES
Net income (loss)                                                             $   3,772,690         $    (572,391)
Adjustments to reconcile net income (loss) to net cash provided by
  (used in) operating activities:
   Provision for bad debts                                                          122,417               106,667
   Depreciation and amortization                                                    266,649             4,783,460
   Amortization of financing costs                                                  320,398               374,072
   Accrued interest on note receivable - affiliate                                        -               (90,000)
   Changes in operating assets and liabilities:
     Accounts receivable                                                           (417,712)              (96,170)
     Prepaid expenses and other current assets                                      124,356              (190,177)
     Accounts payable and accrued expenses                                         (125,668)           (1,037,097)
     Net payables to affiliates                                                     (72,445)           (7,322,711)
     Deferred revenue                                                               (15,501)              (47,954)
     Other current liabilities                                                         (211)                1,227
                                                                              -------------         -------------
Net cash provided by (used in) operating activities                               3,974,973            (4,091,074)
                                                                              -------------         -------------

INVESTING ACTIVITIES
Increase in restricted cash                                                        (295,602)             (100,436)
Investment in property and equipment                                             (2,431,807)           (4,437,104)
Pre-rental costs paid                                                               (40,522)             (333,686)
                                                                              -------------         -------------
Net cash used in investing activities                                            (2,767,931)           (4,871,226)
                                                                              -------------         -------------

FINANCING ACTIVITIES
Financing costs paid                                                               (185,284)             (378,875)
Repayment of long-term debt                                                      (4,783,981)          (16,874,019)
Additional borrowings under long-term debt                                        4,095,945            25,201,721
Repayments from notes receivable - affiliate                                        112,438                     -
                                                                              -------------         -------------
Net cash (used in) provided by financing activities                                (760,882)            7,948,827
                                                                              -------------         -------------
Net increase (decrease) in cash and cash equivalents                                446,160            (1,013,473)

Cash and cash equivalents at beginning of year                                    1,941,527             2,955,000
                                                                              -------------         -------------
Cash and cash equivalents at end of year                                      $   2,387,687         $   1,941,527
                                                                              =============         =============

See accompanying notes

                 Sunrise Senior Living, Inc. Sixteen Communities

                     Notes to Combined Financial Statements

1. ORGANIZATION

Sunrise Senior Living, Inc. (formerly Sunrise Assisted Living, Inc.) ("SALI") is a provider of senior living services. Senior living services include providing a residence, meals, and nonmedical assistance to elderly residents for a monthly fee. The services provided by SALI are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their families, or another responsible party.

The Sunrise Senior Living, Inc. Sixteen Communities include the combined financial statements associated with sixteen communities owned by affiliates of SALI (the "Communities"). The Communities were sold to CNL Retirement Properties Inc. ("CNL") on September 30, 2003 (see Note 7). The Communities are included in the following legal entities, as described below:

ADG on Sheepshead Bay, L.L.C.
Atlantic-Sunrise, L.L.C.
Sunrise Assisted Living Limited Partnership
Sunrise Assisted Living Limited Partnership VIII
Sunrise Farmington Hills Assisted Living, L.L.C.
Sunrise Poland Assisted Living, L.L.C.
Sunrise Raleigh Assisted Living, L.L.C.

ADG on Sheepshead Bay, L.L.C. was formed November 16, 1998 under the laws of the State of New York and will terminate on December 31, 2098. ADG on Sheepshead Bay, L.L.C. owns and operates the Sheepshead Bay assisted living facility.

Atlantic-Sunrise, L.L.C. was formed January 19, 1999 and began operations on January 28, 1999 under the laws of the State of New York and will terminate on December 31, 2098. Atlantic-Sunrise, L.L.C. owns and operates the Mill Basin facility.

Sunrise Assisted Living Limited Partnership ("SALLP") was formed May 5, 1994 under the laws of the Commonwealth of Virginia and began operations on June 8, 1994 and will terminate on January 1, 2044. SALLP operates fifteen assisted living and independent facilities in the Commonwealth of Virginia, Maryland, Florida, and Washington. The following communities under SALLP are included in these combined financial statements: Arlington, Bluemont Park, Countryside, Falls Church, Frederick, Leesburg, and Mercer Island. Bluemont Park and Countryside represent three and two communities, respectively.

Sunrise Assisted Living Limited Partnership VIII was formed October 19, 1995 under the laws of the State of California and will terminate on October 1, 2045. Sunrise Assisted Living Limited Partnership VIII owns and operates the Santa Rosa facility.

                 Sunrise Senior Living, Inc. Sixteen Communities

1. ORGANIZATION (CONTINUED)

Sunrise Farmington Hills Assisted Living, L.L.C. was formed July 8, 1999 under the laws of the State of Michigan and will terminate on December 31, 2099. Sunrise Farmington Hills Assisted Living, L.L.C. owns and operates the Farmington Hills North facility.

Sunrise Poland Assisted Living, L.L.C. was formed December 22, 1997 under the laws of the State of Ohio and will terminate on December 31, 2099. Sunrise Poland Assisted Living, L.L.C. owns and operates the Poland facility.

Sunrise Raleigh Assisted Living, L.L.C. was formed October 22, 1996 under the laws of the State of North Carolina and will terminate upon dissolution of the L.L.C. agreement or terms of the agreement or by operation of law. Sunrise Raleigh Assisted Living, L.L.C. owns and operates the Raleigh facility.

Sunrise Senior Living Management, Inc. (previously Sunrise Assisted Living Management Inc.) (SALMI), a wholly owned subsidiary of SALI, is the manager of the Communities (see Note 4).

All material intercompany transactions and balances between the Communities included in these combined financial statements have been eliminated.

As of and for the nine months ended September 30, 2003, the assets and liabilities associated with the Communities were classified as held for sale by SALI due to their intention to sell the Communities within the year. As such, no depreciation was recorded on the property and equipment from January 1, 2003 through September 30, 2003. The December 31, 2002 combined balance sheet has presented all assets and liabilities as held for sale in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                 Sunrise Senior Living, Inc. Sixteen Communities

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTERIM PERIOD FINANCIAL STATEMENTS

The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements in accordance with accounting principles generally accepted in the United States have been condensed or omitted. The Communities believe the disclosures made are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of September 30, 2003, and the results of operations and cash flows associated with the nine-month period ended September 30, 2003. Interim results are not necessarily indicative of fiscal year performance because of short-term variations.

CASH AND CASH EQUIVALENTS

The Communities consider all investments purchased with an original maturity of three months or less to be cash equivalents.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Communities provide an allowance for doubtful accounts on their outstanding receivables based on their collection history.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost or stepped up value (see Note 6). Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Property and equipment are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected cash flows are not sufficient to recover its carrying amount. The Communities measure an impairment loss by comparing the fair value of the asset to its carrying amount. Fair value of an asset is calculated as the present value of expected future cash flows. Based on management's estimation process, no impairment losses were recorded as of December 31, 2002.

                 Sunrise Senior Living, Inc. Sixteen Communities

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED FINANCING COSTS

Costs incurred in connection with obtaining permanent financing for community-owned facilities have been deferred and amortized over the term of the financing.

PRE-RENTAL COSTS

Costs incurred to initially rent facilities are capitalized and amortized over 12 months. All other pre-rental costs are expensed as incurred.

REVENUE RECOGNITION

Operating revenue consists of resident fee revenue, including resident community fees. Generally, resident community fees are received from potential residents upon occupancy. Resident community fees are recognized as income over the first 90 days of the resident's stay and are ratably refundable if the prospective resident does not move into the property or moves out of the property within 90 days. All other resident fee revenue is recognized when services are rendered. Agreements with residents are for a term of one year and are cancelable by residents with 30 days' written notice.

CONTINGENT LIABILITIES

The Communities are named parties to pending legal proceedings in the ordinary course of business, which, in management's opinion will not have a material impact on the results of the Communities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and cash equivalents and long-term debt approximate their fair values at September 30, 2003 (unaudited) and December 31, 2002.

INCOME TAXES

The Communities are treated as a Partnership for income tax purposes. Accordingly, no provision for income taxes has been included in the accompanying financial statements, as all attributes of income and loss pass through pro rata to the partners on their respective income tax returns in accordance with the limited partnership or Limited Liability Company agreement.

                 Sunrise Senior Living, Inc. Sixteen Communities

3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                              ASSET LIVES   SEPTEMBER 30, 2003   DECEMBER 31, 2002
                                              ----------------------------------------------------
                                                                (Unaudited)
Land and improvements                         10-15 years      $ 24,127,327        $  24,052,969
Buildings and improvements                       40 years       127,203,404          121,625,455
Furniture and equipment                        3-10 years        15,264,633           13,942,210
                                                               ---------------------------------
                                                                166,595,364          159,620,634
Less: accumulated depreciation                                  (29,110,815)         (29,110,815)
                                                               ---------------------------------
                                                               $137,484,549        $ 130,509,819
                                                               =================================

Depreciation expense was $0 and $4,279,503 for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002, respectively. No depreciation was recorded for the nine months ended September 30, 2003, as the property and equipment was held for sale.

4. AFFILIATE TRANSACTIONS

MANAGEMENT SERVICES

The Communities have entered into a management agreement (the "Agreement") with SALMI to manage the Communities. The Agreement provides for management fees to be paid monthly, based on a percentage of each of the Communities' gross operating revenues.

NOTE RECEIVABLE

In January 1999, Sheepshead Bay, in which SALI has a controlling interest, accepted a $500,000 promissory note ("ADG Note") from a minority partner. The ADG Note accrues interest at 10% per annum, which is due annually beginning February 22, 2000. The principal balance plus accrued and unpaid interest is due on February 22, 2009. This note and accrued interest was included as consideration for the buyout of the minority partner's interest on September 29, 2003 (see Note 6).

In 2001, Mill Basin, in which SALI has a controlling interest, accepted a $500,000 promissory note ("AMB Note") from a minority partner. The AMB Note accrues interest at 8% per annum, which is due annually beginning March 2002. The principal balance plus accrued interest and unpaid interest were due in March 2010.

This note and accrued interest was included as consideration for the buyout of the minority partner's interest on September 29, 2003 (see Note 6).

                 Sunrise Senior Living, Inc. Sixteen Communities

4. AFFILIATE TRANSACTIONS (CONTINUED)

RECEIVABLES AND PAYABLES

The Communities have net payables due to SALMI and affiliates of $7,641,017 and $7,713,462 at September 30, 2003 (unaudited) and December 31, 2002, respectively, as a result of management services.

5. LONG-TERM DEBT

Long-term debt consists of the following:

                                              SEPTEMBER 30,    DECEMBER 31,
                                                  2003             2002
                                              -----------------------------
                                               (Unaudited)
Multi-property blanket first mortgage         $  59,947,562    $ 60,534,206
Revolving credit facilities                       4,760,000       4,760,000
Line of credit                                            -       4,036,000
Other mortgages and notes payable                42,124,049      38,189,441
                                              -----------------------------
                                              $ 106,831,611    $107,519,647
Current maturities                              (78,602,525)    (17,457,437)
                                              -----------------------------
                                              $  28,229,086    $ 90,062,210
                                              =============================

SALI entered into a multi-property blanket first mortgage in June 1994 that is collateralized by a blanket first mortgage on all assets of SALLP, consisting of 10 properties. In May 2001, SALI modified its multi-property blanket first mortgage to extend the maturity date from May 31, 2001 to May 31, 2004 at a fixed rate of interest equal to 8.20%.

In December 2001, SALI entered into an approximately $4.8 million revolving credit facility collateralized by the Raleigh Community. The revolving credit facility matures in November 2006, subject to a five-year extension and accrues interest at LIBOR plus 1.2% (2.32% at September 30, 2003 (unaudited) and 2.58% at December 2002).

At December 31, 2002, the Farmington Hills Community is collateral for approximately $4.0 million of debt under a line of credit associated with a subsidiary of SALI. This debt accrues interest at LIBOR plus 2.0% and is due in June 2004. The debt was repaid in January of 2003 when the Farmington Hills Community obtained debt of $4.1 million, as described below.

                 Sunrise Senior Living, Inc. Sixteen Communities

5. LONG-TERM DEBT (CONTINUED)

The other mortgages and notes payable relate to four properties: Santa Rosa, Mill Basin, Sheepshead Bay, and Farmington Hills, whereby outstanding balances are collaterized by the total assets of the respective property. Payments of principal and interest are made monthly. Variable interest rates range from LIBOR plus 2.0% to 2.5% (3.12% at September 30, 2003 and 3.88% at December 2002) or the prime rate (4.00% at September 30, 2003 and 4.25% at December 31, 2002). Fixed rate debt is at 6.875%.

The Sheepshead Bay Community had debt with another lender of $16.0 million that was repaid in June 2002. The debt accrued interest at LIBOR plus 1.80%. In conjunction with the repayment, the Community recorded additional interest expense for the unamortized financing costs of approximately $75,000 during the year ended December 31, 2002.

Interest paid totaled $4,482,075 and $6,640,187 for the nine months ended September 30, 2003 (unaudited) and the year ended December 31, 2002, respectively. Interest capitalized for the year ended December 31, 2002 was approximately $180,000.

Restricted cash consists of real estate tax escrows, operating reserves and capital reserves related to the Communities' debt agreements and resident deposits.

6. PARTNER'S CAPITAL (UNAUDITED)

On September 29, 2003, an affiliate of SALI purchased the minority partner's interest of $0.8 million in the Mill Basin and Sheepshead Bay Communities for approximately $4.3 million in cash and the forgiveness of approximately $1.0 million of the note receivable from affiliate. As a result of the repurchase, property and equipment related to these two communities were stepped up to fair value by approximately $4.5 million, based on the market value of the recapitalized communities. This transaction is considered a non-cash transaction in the combined statement of cash flows as no cash was used by the Communities to consummate the repurchase of minority interests.

7. SUBSEQUENT EVENTS (UNAUDITED)

On September 30, 2003, SALI completed the sale of its 100 percent interest in the Communities to CNL for an aggregate purchase price of $158 million. SALI will continue to operate the Communities under long-term management contracts.

EDENCARE SENIOR LIVING SERVICES, L.P.

Consolidated Financial Statements

Year ended December 31, 2002
With Report of Independent Auditors

CONTENTS

Pro Forma Consolidated Financial Statements (unaudited)

Pro Forma Consolidated Balance Sheet as of September 30, 2003...................................        F-169

Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2003.....        F-170

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2002.............        F-171

Report of Independent Auditors..................................................................        F-172

Consolidated Financial Statements

Consolidated Balance Sheets as of September 30, 2003 (unaudited) and December 31, 2002..........        F-173

Consolidated Statements of Operations for the nine months ended September 30,
     2003 and 2002 (unaudited) and for the year ended December 31, 2002.........................        F-174

Consolidated Statements of Partners' Deficit for the nine months ended
     September 30, 2003 (unaudited) and for the year ended December 31, 2002....................        F-175

Consolidated Statements of Cash Flows for the nine months ended September 30,
     2003 and 2002 (unaudited) and for the year ended December 31, 2002.........................        F-176

Notes to Consolidated Financial Statements......................................................        F-177

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On November 25, 2003, the Company acquired substantially all of the operating assets of EdenCare Senior Living Services, L.P. ("EdenCare"). These Properties are described as the EdenCare Portfolio One Properties and the EdenCare Portfolio Two Properties in the "Business - Property Acquisitions" section of this Prospectus Supplement. The audited financial statements of EdenCare for the year ended December 31, 2002 are included following the Unaudited Pro Forma Consolidated Financial Statements. As of September 30, 2003 and December 31, 2002, EdenCare's assets included one and two Properties, respectively, that were not purchased by the Company. The following Unaudited Pro Forma Consolidated Balance Sheet of EdenCare as of September 30, 2003 gives effect to the elimination of the Property not purchased by the Company.

The Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2003 and the year ended December 31, 2002, give effect to the elimination of the revenues and expenses of the operating assets of EdenCare that were not purchased by the Company.

This pro forma financial information is presented for informational purposes only and does not purport to be indicative of EdenCare's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                      EDENCARE SENIOR LIVING SERVICES, L.P.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2003

                                                                                        Pro Forma
                                                                   Historical          Adjustments          Pro Forma
                                                                 -------------        -------------       -------------
                          ASSETS

Current assets:
    Cash and cash equivalents                                    $   1,763,522          $  (514,542)      $   1,248,980
    Accounts receivable, net                                           188,227              (12,621)            175,606
    Funds held in escrow                                             3,254,723             (103,831)          3,150,892
    Prepaid expenses and other current assets                          105,693              (15,637)             90,056
                                                                 -------------        -------------       -------------
Total current assets                                                 5,312,165             (646,631)          4,665,534

Property and equipment, net of accumulated depreciation of
    $20,372,653                                                    167,305,000          (10,001,336)        157,303,664

Deferred financing costs, less accumulated amortization of
    $4,288,095                                                         674,849                   --             674,849
                                                                 -------------        -------------       -------------
                                                                 $ 173,292,014        $ (10,647,967)      $ 162,644,047
                                                                 =============        =============       =============

LIABILITIES AND PARTNERS' DEFICIT

Current liabilities:
    Trade accounts payable and accrued expenses                    $ 6,285,434        $  (1,355,694)        $ 4,929,740
    Accrued interest                                                14,280,041             (176,485)         14,103,556
    Current maturities of long-term debt                           149,787,930              (69,569)        149,718,361
                                                                 -------------        -------------       -------------
Total current liabilities                                          170,353,405           (1,601,748)        168,751,657

Long-term debt, less current maturities                             23,687,769           (8,189,917)         15,497,852

Minority interest                                                    1,111,317                   --           1,111,317

Partners' deficit                                                  (21,860,477)            (856,302)        (22,716,779)
                                                                 -------------        -------------       -------------
                                                                 $ 173,292,014          (10,647,967)      $ 162,644,047
                                                                 =============        =============       =============

      See accompanying notes to unaudited pro forma consolidated financial statements.

                      EDENCARE SENIOR LIVING SERVICES, L.P.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2003

                                                                               Pro Forma
                                                           Historical         Adjustments         Pro Forma
                                                         ---------------    ---------------    ---------------
Operating revenue:
    Resident fees                                        $    42,518,198    $    (2,267,130)   $    40,251,068
    Management services income and consulting revenues           132,750           (132,750)                --
                                                         ---------------    ---------------    ---------------
Total operating revenue                                       42,650,948         (2,399,880)        40,251,068

Operating expenses:
    Community operating expenses                              31,589,164         (1,833,823)        29,755,341
    General and administrative expenses                        3,392,371                 --          3,392,371
    Depreciation and amortization                              5,103,469           (274,944)         4,828,525
                                                         ---------------    ---------------    ---------------
Total operating expenses                                      40,085,004         (2,108,767)        37,976,237
                                                         ---------------    ---------------    ---------------

    Income from operations                                     2,565,944           (291,113)         2,274,831

Other income (expense):
    Investment income                                             26,417                 --             26,417
    Gain on disposal of subsidiaries                             192,320           (192,320)                --
    Interest expense, net of amounts capitalized              (8,552,950)           564,494         (7,988,456)
                                                         ---------------    ---------------    ---------------
Total other expense                                           (8,334,213)           372,174         (7,962,039)

Minority interest in income of consolidated limited
    partnerships                                                 (43,913)                --            (43,913)
                                                         ---------------    ---------------    ---------------
Net loss                                                 $    (5,812,182)   $        81,061    $    (5,731,121)
                                                         ===============    ===============    ===============

      See accompanying notes to unaudited pro forma consolidated financial statements.

                      EDENCARE SENIOR LIVING SERVICES, L.P.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002

                                                                               Pro Forma
                                                           Historical         Adjustments         Pro Forma
                                                         ---------------    ---------------    ---------------
Operating revenue:
    Resident fees                                        $    51,288,313    $    (4,303,881)   $    46,984,432
    Management services income and consulting revenues           247,303           (230,003)            17,300
                                                         ---------------    ---------------    ---------------
Total operating revenue                                       51,535,616         (4,533,884)        47,001,732

Operating expenses:
    Community operating expenses                              41,368,473         (3,364,880)        38,003,593
    General and administrative expenses                        4,721,949                 --          4,721,949
    Depreciation and amortization                              7,096,480           (482,652)         6,613,828
                                                         ---------------    ---------------    ---------------
Total operating expenses                                      53,186,902         (3,847,532)        49,339,370
                                                         ---------------    ---------------    ---------------

    Loss from operations                                      (1,651,286)          (686,352)        (2,337,638)

Other income (expense):
    Investment income                                             52,105                 --             52,105
    Gain on disposal of subsidiaries                             858,506                 --            858,506
    Interest expense, net of amounts capitalized             (12,723,747)           899,741        (11,824,006)
                                                         ---------------    ---------------    ---------------
Total other expense                                          (11,813,136)           899,741        (10,913,395)

Minority interest in losses of consolidated limited
    partnerships                                                  20,498                 --             20,498
                                                         ---------------    ---------------    ---------------
Net loss                                                 $   (13,443,924)   $       213,389    $   (13,230,535)
                                                         ===============    ===============    ===============

      See accompanying notes to unaudited pro forma consolidated financial statements.

                         Report of Independent Auditors

Board of Directors
EdenCare Senior Living Services, L.P.

We have audited the accompanying consolidated balance sheet of EdenCare Senior Living Services, L.P. (the "Partnership") as of December 31, 2002, and the related consolidated statements of operations, partners' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of EdenCare Senior Living Services, L.P. as of December 31, 2002, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP
Atlanta, Georgia
April 11, 2003

                      EdenCare Senior Living Services, L.P.

                           Consolidated Balance Sheets

                                                                     SEPTEMBER 30,         DECEMBER 31,
                                                                         2003                  2002
                                                                     ----------------------------------
                                                                     (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                         $  1,763,522          $  1,898,916
   Accounts receivable, net of allowance for doubtful accounts            188,227               300,862
     of $112,653 at December 31, 2002
   Funds held in escrow                                                 3,254,723             2,588,903
   Prepaid expenses and other current assets                              105,693               806,199
                                                                     ----------------------------------
 Total current assets                                                   5,312,165             5,594,880

 Property and equipment, net of accumulated depreciation              167,305,000           174,850,650

Deferred financing costs, less accumulated amortization
  of $3,528,546 at December 31, 2002                                      674,849             1,360,360
                                                                     ----------------------------------
                                                                     $173,292,014          $181,805,890
                                                                     ==================================

LIABILITIES AND PARTNERS' DEFICIT
Current liabilities:
   Trade accounts payable                                            $    872,793          $  1,171,303
   Accrued interest                                                    14,280,041            11,164,274
   Accrued salaries and benefits                                        1,422,045             1,741,424
   Accrued property taxes                                               1,585,653             1,036,918
   Accrued insurance                                                    1,005,610             1,567,355
   Other accruals                                                       1,399,333             2,778,274
   Current maturities of long-term debt                               149,787,930             1,246,164
                                                                     ----------------------------------
Total current liabilities                                             170,353,405            20,705,712

Long-term debt, less current maturities                                23,687,769           176,081,069
Minority interests                                                      1,111,317             1,067,404

Partners' deficit                                                     (21,860,477)          (16,048,295)
                                                                     ----------------------------------
                                                                     $173,292,014          $181,805,890
                                                                     ==================================

See accompanying notes.

                      EdenCare Senior Living Services, L.P.

                      Consolidated Statements of Operations

                                                                       NINE MONTHS ENDED                 YEAR ENDED
                                                                         SEPTEMBER 30,                  DECEMBER 31,
                                                                   2003                 2002                2002
                                                               -----------------------------------------------------
                                                                (Unaudited)          (Unaudited)
Operating revenue:
  Resident fees                                                $ 42,518,198         $ 37,709,752        $ 51,288,313
  Management services income and
    consulting revenues                                             132,750              167,002             247,303
                                                               -----------------------------------------------------
Total operating revenue                                          42,650,948           37,876,754          51,535,616

Operating expenses:
  Community operating expenses                                   31,589,164           30,631,452          41,368,473
  General and administrative expenses                             3,392,371            3,372,376           4,721,949
  Depreciation and amortization                                   5,103,469            5,054,570           7,096,480
                                                               -----------------------------------------------------
Total operating expenses                                         40,085,004           39,058,398          53,186,902
                                                               -----------------------------------------------------
  Income (Loss) from operations                                   2,565,944           (1,181,644)         (1,651,286)

Other income (expense):
  Investment income                                                  26,417               48,712              52,105
  Gain on disposal of subsidiaries                                  192,320              858,506             858,506
  Interest expense, net of amounts capitalized                   (8,552,950)          (9,614,336)        (12,723,747)
                                                               -----------------------------------------------------
Total other expense                                              (8,334,213)          (8,707,118)        (11,813,136)

Minority interest in (income) losses of consolidated
  limited partnerships                                              (43,913)              17,124              20,498
                                                               -----------------------------------------------------
Net loss                                                       $ (5,812,182)        $ (9,871,638)       $(13,443,924)
                                                               =====================================================

See accompanying notes.
                                      F-174

                      EdenCare Senior Living Services, L.P.

                  Consolidated Statements of Partners' Deficit

Balance at January 1, 2002                                $  (3,817,896)
   Capital contribution                                         338,999
   Other comprehensive                                          874,526
   Net loss                                                 (13,443,924)
                                                          -------------
Balance at December 31, 2002                                (16,048,295)
   Net loss (Unaudited)                                      (5,812,182)
                                                          -------------
Balance at September 30, 2003 (Unaudited)                 $ (21,860,477)
                                                          =============

See accompanying notes.

                      EdenCare Senior Living Services, L.P.

                      Consolidated Statements of Cash Flows

                                                                            NINE MONTHS ENDED               YEAR ENDED
                                                                              SEPTEMBER 30,                DECEMBER 31,
                                                                        2003                2002               2002
                                                                    ---------------------------------------------------
                                                                     (Unaudited)         (Unaudited)
OPERATING ACTIVITIES
Net loss                                                            $ (5,812,182)       $ (9,871,638)     $ (13,443,924)
Adjustment to reconcile net loss to net cash used in
   operating activities:
     Depreciation and amortization                                     5,103,469           5,054,570          7,096,480
     Minority interests                                                   43,913             (17,124)           (20,498)
     Net change in fair value of interest rate collar                          -             874,526            874,526
     Changes in operating assets and liabilities:
       Accounts receivable                                               112,635             (96,553)           (13,522)
       Prepaid expenses, security deposits and other assets              700,506             381,564                868
       Accounts payable and accrued expenses                           1,105,927           1,380,822          4,826,501
                                                                    ---------------------------------------------------
Net cash provided by (used in) operating activities                    1,254,268          (2,293,833)          (679,569)

INVESTING ACTIVITIES
Disposition of property and equipment                                  3,902,714             385,289            297,126
Purchases of and additions to property and equipment                    (571,686)           (426,657)          (568,876)
                                                                    ---------------------------------------------------
Net cash provided by (used in) investing activities                    3,331,028             (41,368)          (271,750)

FINANCING ACTIVITIES
Capital contributions by partners                                              -             338,999            338,999
Proceeds from long-term debt borrowings                                        -           1,018,397          1,018,397
Long-term debt payments                                               (3,851,534)           (421,565)          (562,087)
Redemptions of funds held in escrow                                     (665,820)            142,745            142,745
Payment of deferred financing costs                                     (203,336)                  -           (115,228)
                                                                    ---------------------------------------------------
Net cash provided by (used in) financing activities                   (4,720,690)          1,078,576            822,826
                                                                    ---------------------------------------------------
Decrease in cash                                                        (135,394)         (1,256,625)          (128,493)
Cash and cash equivalents at beginning of year                         1,898,916           2,027,409          2,027,409
                                                                    ---------------------------------------------------
Cash and cash equivalents at end of year                            $  1,763,522        $    770,784      $   1,898,916
                                                                    ===================================================

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest, net of amount capitalized                   $  5,437,000        $  6,351,000      $   8,201,000
                                                                    ===================================================

See accompanying notes.

                      EdenCare Senior Living Services, L.P.

                   Notes to Consolidated Financial Statements

                                December 31, 2002

1. INTERIM PERIOD FINANCIAL STATEMENTS

The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States have been condensed or omitted. Management believes the disclosures made are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Partnership as of September 30, 2003 and the results of operations and cash flows associated for the nine month periods ended September 30, 2003 and 2002. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

2. ORGANIZATION

EdenCare Senior Living Services, L.P. (the "Partnership") was organized in December 1996 for the purpose of developing, purchasing and managing assisted living, independent and special care communities throughout the United States. Assisted living services provide a residence, meals and nonmedical assistance to elderly residents for a monthly fee. The Partnership's services generally are not covered by health insurance. Accordingly, monthly fees for assisted living and other services are generally payable by the residents, their families or other responsible parties. The Partnership generally does not require any collateral or security interest from the residents.

The Partnership was capitalized and commenced operations in January 1997. On August 28, 1998, the Partnership agreement was amended and restated to create a new class of equity whereby the ownership structure was divided into Class A Equity (the original capital partners) and Class B Equity. On November 6, 2001, the Partnership agreement was further amended and restated to create three additional classes of equity whereby the ownership structure was divided between Class A, Class B, Class C, Class D and Class E Equity.

                      EdenCare Senior Living Services, L.P.

2. ORGANIZATION (CONTINUED)

The Partnership's ownership structure is composed of Class A Equity (32.3%), Class B Equity (10.2%), Class C Equity (50%) and Class E Equity (7.5%). The Class A Equity ownership structure is as follows: General Partner- Assisted Living Capital Partners, L.P. (60%) and Limited Partners- JMI/Greystar Realty Partners, L.P. (11%), CFP, L.P. (8%) and Manager Assisted Living Partners, L.P. (21%). The Class B Equity ownership structure is as follows (all Limited Partners): ESLS Investment LTD., an Ohio L.L.C. (80%), CFP/Assisted Living Partnership, L.P. (10%) and JMI/Greystar Assisted Living Partners, L.P. (10%). The Class C Equity is wholly owned by EdenCare Investment Group, LLC, an investment holding company owned by CFP/Assisted Living Partners, L.P. (44.6%), JMI/Greystar Assisted Living Partners, L.P. (49.1%), ESLS Investment LTD., an Ohio L.L.C. (4.8%) and certain members of the Partnership's senior management (1.5%). The Class D Equity is wholly owned by Assisted Living Capital Partners, L.P. The Class E Equity is wholly owned by EdenCare Management, L.P.

The Partnership expires at the earlier of August 26, 2098 or one of the following dissolution events:(1) the determination of the management committee to dissolve the Partnership; (2) the withdrawal or retirement from the Partnership by the General Partner; (3) the disposition of all or substantially all of the Partnership's property and the determination by the management committee not to continue acquisition and development of projects; (4) the adjudication of Partnership bankruptcy or (5) the filing for relief or reorganization in bankruptcy. The General Partner may not withdraw from the Partnership without the prior written consent of all of the Limited Partners, and a Limited Partner may not voluntarily withdraw from the Partnership without the consent of the General Partner.

Losses are allocated first to the Partners in proportion to their respective capital account balances to the extent thereof and based upon the type of partnership units held, and next, to the General Partner to the extent future allocations of net losses to a limited partner would cause such limited partner to have a capital account deficit. Under the Class A Equity agreement, the General Partner made total capital contributions of $20,000,000. Under the Class B Equity agreement, the Class B Equity Limited Partners made total capital contributions of $25,000,000. Under the Class C Equity agreement, The Class C Equity Limited Partners made total capital contributions of $5,502,000. Under the Class D Equity agreement, the General Partner converted $5,426,190 of unpaid principal and accrued interest owed by the Partnership to the General Partner under a promissory note into Class D Equity during the year ended December 31, 2002. Under the Class E Equity agreement, the Class E Equity limited partners made total capital contributions of $999.

                      EdenCare Senior Living Services, L.P.

2. ORGANIZATION (CONTINUED)

The Partnership's financial statements have been prepared assuming that the Partnership will continue to meet its obligations. The Partnership has incurred losses from operations and maintains an accumulated deficit at December 31, 2002 of approximately $16,048,000. The financial statements do not include any adjustments to the recoverability and classification of liabilities that might be necessary should the Partnership be unable to continue as a going concern.

The Partnership's continuation is dependent on its ability to generate sufficient cash flows and profitability to meet its obligations on a timely basis and comply with debt obligations. The Partnership believes its cash flows and profitability are affected by the general trends in the assisted living industry and by the individual factors at a community level that determine profitability, such as occupancy level, expense controls, and availability of qualified staff, among others. The Partnership has instituted plans at each operating unit that are designed to increase profitability and cash flow from operations during future periods. The Partnership expects that these plans, as well as corporate initiatives, will facilitate improvements in the business operations. However, the Partnership cannot assure future increased profitability and cash flows. The Partnership also intends to refinance or seek new financing for certain of its debt obligations which become due in 2004. There can be no assurances that the Partnership will be successful in obtaining additional financing.

3. SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND CONSOLIDATION

The Partnership develops, owns and operates 27 assisted living, independent and special care communities located in Alabama, Florida, Kentucky, Georgia, North Carolina, South Carolina and Texas. In addition, the Partnership manages two assisted living communities located in Georgia and South Carolina.

The consolidated financial statements include wholly and majority owned subsidiaries that manage, own and develop assisted living communities organized as limited partnerships whose limited partnership interests are directly owned and whose general partnership interest is directly or indirectly owned by the Partnership. All significant intercompany transactions and accounts have been eliminated.

                      EdenCare Senior Living Services, L.P.

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Operating revenues consist of resident fee revenue and management services income. Resident fee revenue is recognized when services are rendered. Agreements with residents are for a term of one year and are cancelable by the Partnership or residents with thirty days notice. Management services income is comprised of revenue from management contracts and revenue from consulting contracts. Revenue from management contracts is recognized in the month in which it is earned in accordance with the terms of the management contracts. Revenue from consulting contracts is recognized over the term of the respective consulting contracts.

Property and equipment are recorded at the lower of cost or fair value if indicators of impairment exist as described below and include interest and property taxes capitalized during the construction period, as well as other costs directly related to the development and construction of communities. Internal costs related to the purchase of existing communities are expensed as incurred. Maintenance and repairs are charged to expense as incurred. Depreciation is computed once the asset is placed in service using the straight-line method over the estimated useful lives ranging from three to ten years for furniture and equipment, 15 years for building improvements and forty years for buildings.

PROPERTY AND EQUIPMENT

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 ("SFAS 144"), Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 supercedes Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. The adoption of SFAS 144 had no effect on the Partnership's results of operations. The Partnership records impairment losses on long-lived assets used in operations when events or circumstances indicate that the assets may be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the net book value of those assets. If the carrying amount exceeds the expected future cash flows, the Partnership measures the amount of impairment by comparing the book value of the asset to its fair value.

                      EdenCare Senior Living Services, L.P.

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED FINANCING COSTS

Deferred financing costs consist of loan costs, fees and other expenses incurred in connection with obtaining various financing for Partnership-owned communities. Such costs have been deferred and are amortized over the term of the loan using the effective interest method.

CASH AND CASH EQUIVALENTS

The Partnership considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

INCOME TAXES

The Partnership was formed as a limited partnership; accordingly, the results of its operations are to be included in the income tax returns of the partners. Thus, no income taxes are provided in the consolidated financial statements of the Partnership. The Partnership's corporate subsidiaries are subject to income taxes. Income taxes are provided using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis (temporary differences). The Partnership's corporate subsidiaries did not have income for financial reporting or income tax purposes for the year ended December 31, 2002, and losses for financial reporting and income tax purposes were insignificant.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                      EdenCare Senior Living Services, L.P.

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Partnership to significant concentrations of credit risk consist principally of cash, funds held in escrow, accounts receivable, and long-term debt. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of residents comprising the Partnership's resident base. The majority of the Partnership's long-term debt and related funds held in escrow are through a limited number of financial institutions.

RECENT ACCOUNTING PRONOUNCEMENTS

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt. As a result, gains and losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria in APB No. 30. SFAS No. 44, Accounting for Intangible Assets of Motor Carriers, was issued to establish accounting requirements for the effects of transition to the provisions of the Motor Carrier Act of 1980. Because those transitions have been completed, SFAS No. 44 is no longer necessary. SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements, amended SFAS No. 4, and is no longer necessary because SFAS No. 4 has been rescinded. SFAS 145 amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The provisions of SFAS 145 related to the recision of SFAS No. 4 will be applied in fiscal years beginning after May 15, 2002. The provisions of SFAS No. 145 related to SFAS No. 13 are effective for transactions occurring after May 15, 2002, with early application encouraged. All other provisions of SFAS 145 are effective for financial statements issued on or after May 15, 2002, with early application encouraged. The adoption of SFAS 145 did not have a material impact on the Partnership's financial statements.

                      EdenCare Senior Living Services, L.P.

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS 146"). SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and supercedes Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the cost is incurred rather than when a plan of exit or disposal is committed to. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Partnership does not expect there to be a material impact on its consolidated financial position, results of operations, or cash flows as a result of adopting this accounting standard.

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. This interpretation will significantly change current practice in the accounting for and disclosure of guarantees. Guarantees meeting the characteristics described in the Interpretation are required to be initially recorded at fair value, which is different from the general current practice of recording a liability only when a loss is probable and reasonably estimable. The interpretation's initial recognition and initial measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The interpretation also requires a guarantor to make significant new disclosures for virtually all guarantees even if the likelihood of the guarantor's having to make payments under the guarantee is remote. The interpretation's disclosure requirements are effective for the Partnership's 2002 financial statements.

                      EdenCare Senior Living Services, L.P.

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities. This interpretation requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of this interpretation apply to variable interest entities created after January 31, 2003 and apply to existing variable interest entities in years beginning after June 15, 2003. The Partnership does not expect there to be a material impact on its financial position, results of operations or cash flows as a result of adopting this accounting standard.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising expenses were approximately $1,813,000 for the year ended December 31, 2002.

4. FUNDS HELD IN ESCROW

Funds held in escrow consist of operating deficit and working capital reserve funds under certain mortgage note arrangements which are available to satisfy current obligations relating to the operating and working capital needs of certain of the Partnership's assisted living communities. In addition, the Partnership is required under certain mortgages payable to escrow funds to satisfy current property tax obligations of certain of the Partnership's assisted living communities. Funds held in escrow also contains funds held for insurance programs in certain states. The Partnership has invested such funds in money market accounts and government backed insured deposits.

                      EdenCare Senior Living Services, L.P.

5. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2002:

                                                         2002
                                                     -------------
Land                                                 $  15,379,000
Buildings and building improvements                    162,550,000
Furniture and equipment                                 13,742,000
                                                     -------------
                                                       191,671,000
Less accumulated depreciation                          (16,820,000)
                                                     -------------
                                                     $ 174,851,000
                                                     =============

6. JOINT VENTURES

The Partnership maintains a joint venture agreement with a third party. The joint venture is structured as single asset limited partnership whereby the third party has joint ownership with the Partnership. The Partnership holds a 50% interest in its joint venture (in Georgia) and the operating results of the joint venture are included in the Partnership's consolidated financial statements.

7. DISPOSITION

In May 2002, the Partnership divested an assisted living community located in Georgia. In conjunction with this transaction, the Partnership received gross sale proceeds of $2,975,000 and recorded a net gain on disposal of assets in the amount of approximately $859,000. The Partnership repaid the related mortgage note from gross sales proceeds in the amount of approximately $1,750,000.

                      EdenCare Senior Living Services, L.P.

8. LONG-TERM DEBT

Long-term debt at December 31, 2002 is summarized as follows:

Mortgage notes payable in installments which include interest based on LIBOR plus 2.5% to 3.0% with monthly principal and accrued interest payments
   ranging from $14,000 to $21,000 (a)                                                      $  18,038,000

HUD guaranteed mortgage notes payable in installments which include interest ranging from 8.25% to 8.55% with monthly principal and accrued interest
   payments ranging from $18,000 to $66,000 (b)                                                15,477,000

Construction loans bearing interest based on LIBOR plus 2.4% to 3.0% with
   monthly interest payments ranging from $18,000 to $56,000 (c)                              122,616,000

Loans bearing interest at 15% to 17%, final maturities in 2004 (d)                             16,550,000

Loans bearing interest at 18% due in full July 30, 2004 (e)
                                                                                                3,646,000

Unsecured note payable bearing interest at 9% payable in monthly installments,
   principal due in full January 1, 2004                                                        1,000,000

                                                                                            -------------
                                                                                              177,327,000

Less current portion of notes payable and long-term debt                                       (1,246,000)
                                                                                            -------------
                                                                                            $ 176,081,000
                                                                                            =============

(a) Mortgages payable for assisted living communities acquired are collateralized by the majority of assets of the respective communities. Principal payments are due in accordance with a 25-year amortization schedule with remaining unpaid principal and interest due January 1, 2004.

                      EdenCare Senior Living Services, L.P.

8. LONG-TERM DEBT (CONTINUED)

     The mortgages contain provisions whereby certain operating deficit reserves are held in escrow and are available to satisfy obligations relating to the operating and working capital needs of certain of the assisted living communities covered by these mortgage notes. In addition, the mortgage notes require certain amounts to be escrowed monthly to satisfy current property tax obligations of the communities.

(b) HUD guaranteed mortgages payable for three assisted living communities. Principal payments are due in accordance with a 40-year amortization schedule.

     The mortgages contain provisions whereby certain operating deficit reserves are held in escrow and are available to satisfy obligations relating to the operating and working capital needs of certain of the assisted living communities covered by these mortgage notes. In addition, the mortgage notes require certain amounts to be escrowed monthly to satisfy current property tax obligations of the communities.

(c) Construction loans payable for assisted living, independent living and special care communities. The loans are collateralized by the majority of assets of the respective communities. The loans bear interest based on LIBOR plus 2.4% to 3.0%. The loans are due from January 1, 2004 with extension options to August 31, 2004 upon attainment of certain financial ratios.

     The construction loans contain provisions whereby certain operating deficit reserves are held in escrow and are available to satisfy obligations relating to the operating and working capital needs of certain of the assisted living communities covered by these loans. In addition, the construction loans require certain amounts to be escrowed monthly to satisfy current property tax obligations of the communities.

     The aggregate proceeds available under the loans are approximately $123,000,000 of which $122,616,000 had been drawn as of December 31, 2002.
     The loans include proceeds available to fund cash operating losses of the communities subsequent to completion of construction. These operating loss fundings are drawn on a monthly basis in arrears.

                      EdenCare Senior Living Services, L.P.

8. LONG-TERM DEBT (CONTINUED)

(d) The Partnership maintains an agreement with Prudential Real Estate Investors whereby its Strategic Performance Fund - II, Inc. had agreed to provide financing up to an aggregate of $20,000,000 for general corporate purposes.

     The property-specific financing is fully cross-defaulted and cross-collateralized. The loans are designed to approximate 10% of the total development costs of the related assisted living or independent communities and are subordinate to the primary mortgages at the communities.

     The loans bear interest at an annual base rate of 10%. Upon maturity, the Partnership will be required to make additional interest payments based upon the lender's stated internal rate of return (15% - 17%). Base interest is payable monthly in arrears with the additional interest component being due in full upon maturity of the loan. The loans mature at the same date as the primary mortgage at each community. The loans provide for the deferral of base rate interest until certain consolidated Partnership cash flow and liquidity measurements are attained.

(e) The Partnership maintains an agreement with Rockbridge Capital, Inc. to provide financing up to an aggregate of $3,794,314 for general corporate purposes. The property-specific financing is guaranteed by the Partnership and is fully cross-defaulted and cross-collateralized.

     The loans bear interest a base annual rate of 10%. Of the aggregate loan amount, $696,044 was reserved to be drawn for base interest payments. At December 31, 2002, this reserved amount had been fully drawn. Upon maturity, the Partnership will be required to make additional interest payments based upon the lender's stated internal rate of return (18%). Base interest is payable monthly in arrears (if there is available cash flow) with the additional interest component being due in full upon maturity of the loan. The loans mature on January 1, 2004.

                      EdenCare Senior Living Services, L.P.

8. LONG-TERM DEBT (CONTINUED)

Approximate principal maturities of the long-term debt as of December 31, 2002 are as follows:

2003                                   $   1,246,000
2004                                     153,051,000
2005                                       7,953,000
2006                                         155,000
2007                                         168,000
Thereafter                                14,754,000
                                       -------------
                                       $ 177,327,000
                                       =============

In 2000, the Partnership entered into two three-year accreting interest rate collars having notional principal amounts of $19,247,148 and $12,753,170 with a Strategic Performance Fund - II as a result of a provision of the Partnership's 1998 credit agreement requiring the Partnership to maintain a form of interest rate protection. The collars qualified as a cash flow hedge under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). The collar agreements included a 30 day settlement provision for which the Partnership made payments to the financial institution in instances in which 30-day LIBOR dropped below a floor of 6.0 % (accreting floor beginning at 5.25% and 5.375% in year one, 5.75% in year two, 6.0% in year three) or received payments from the financial institution in instances where the 30-day LIBOR exceeded the designated rate ceiling of 8.59%. The interest rate collars expired in July and August of 2002, and the related liabilities of $874,526 were reversed through comprehensive income at the expiration dates.

9. COMMITMENTS AND CONTINGENCIES

The Partnership leases certain office equipment and vehicles. The majority of the leases are for a term of 36 months. In addition, the Partnership leases its corporate office facility under a 60-month lease with a third party. Rent expense under such leases during the year ended December 31, 2002 totaled approximately $444,000.

                      EdenCare Senior Living Services, L.P.

9. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Future minimum rental commitments for these noncancelable operating leases are as follows in each of the years ended December 31:

2003                              $433,000
2004                               232,000
2005                               183,000
2006                                27,000

The Partnership is involved from time to time in various legal proceedings incident to the normal conduct of its business. Based upon communication with legal counsel, in the opinion of management, the disposition of all such proceedings is not expected to have a material adverse effect on the Partnership's financial position, results of its operations or cash flows.

The Partnership has established a liability insurance trust related to assisted living and independent living communities in certain states. Reserves relating to the insurance trust are included in funds held in escrow and accrued insurance in the accompanying consolidated balance sheet.

10. 401(k) SAVINGS PLAN

The Partnership has a 401(k) Savings Plan (the "Plan") covering all eligible employees. Employee contributions to the Plan are made at predetermined rates elected by the employee, up to 15 percent of the employee's salary. Additionally, the Partnership may elect to match a portion of the employee's contribution. The Partnership made contributions of approximately $41,000 to the Plan for the year ended December 31, 2002.

                      EdenCare Senior Living Services, L.P.

11. COMPREHENSIVE LOSS

The components of comprehensive loss are as follows for the year ended December 31, 2002:

Net loss                                                   $(13,443,924)
Net change in fair value of interest rate collar                874,526
                                                           ------------
Comprehensive loss                                         $(12,569,398)
                                                           ============

12. SUBSEQUENT EVENTS

In March 2003, the Partnership divested an assisted living community located in North Carolina. In conjunction with this transaction, the Partnership received gross sale proceeds of $3,995,000. The Partnership repaid the related mortgage note from gross proceeds of the sale in the amount of approximately $3,179,000.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES

Combined Financial Statements

Year ended December 31, 2003
With Report of Independent Certified Public Accountants

CONTENTS

Report of Independent Certified Public Accountants..........................................      F-193

Combined Financial Statements

Combined Balance Sheets as of December 31, 2003 and 2002....................................      F-194

Combined Statements of Operations for the years ended December 31, 2003,
     2002 and 2001..........................................................................      F-195

Combined Statements of Changes in Equity for the years ended December 31, 2003,
     2002 and 2001..........................................................................      F-196

Combined Statements of Cash Flows for the years ended December 31, 2003,
     2002 and 2001..........................................................................      F-197

Notes to Combined Financial Statements......................................................      F-198

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Boards of Directors, Members and Partners of
Horizon Bay Senior Communities Twenty Communities

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in equity and of cash flows present fairly, in all material respects, the financial position of Horizon Bay Senior Communities Twenty Communities (the "Communities"), as defined in Note 1, at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Communities' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2, the Company adopted the provisions of Statement of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets in 2002.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
March 3, 2004

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
COMBINED BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

                                                                                2003                  2002
ASSETS
Current assets
     Cash and cash equivalents                                             $   4,287,002         $   3,071,653
     Accounts receivable, net                                                  2,126,811             1,284,394
     Prepaid expenses and other current assets                                 1,821,864               527,206
     Assets held for sale                                                    403,433,510                     -
                                                                           -------------         -------------
                 Total current assets                                        411,669,187             4,883,253
                                                                           -------------         -------------
Restricted assets
     Life care contract minimum liquid reserve fund                            1,132,112             2,001,731
     Tenant security deposits, restricted cash                                 1,260,515             1,561,440
     Debt reserve fund and other deposits                                              -             6,700,998
                                                                           -------------         -------------
                 Total restricted assets                                       2,392,627            10,264,169
                                                                           -------------         -------------
Property, plant and equipment, net                                                     -           393,817,130
Deferred financing fees, net                                                           -             2,648,679
                                                                           -------------         -------------
                 Total assets                                              $ 414,061,814         $ 411,613,231
                                                                           =============         =============
LIABILITIES AND EQUITY
Current liabilities
     Accounts payable                                                      $   1,895,596         $   5,064,788
     Accrued wages and payroll expenses                                        1,817,092             1,856,495
     Other accrued expenses and prepaid rent                                   3,121,576             2,560,696
     Accrued real estate and property taxes                                    1,797,100             2,262,474
     Reserve for workers' compensation                                           865,870               500,000
     Reserve for general and professional liability                            2,500,000             2,000,000
     Current portion of long-term debt                                                 -             8,303,880
     Debt associated with assets held for sale                               293,291,314                     -
                                                                           -------------         -------------
                 Total current liabilities                                   305,288,548            22,548,333

Long-term debt, net of current portion                                                 -           272,019,095
Refundable security deposits                                                     920,570             1,382,515
Refundable deposits                                                            1,841,770             2,732,054
Unearned entrance fees                                                         1,788,032             1,863,068
                                                                           -------------         -------------
                 Total liabilities                                           309,838,920           300,545,065
Commitments and contingencies

Equity                                                                       104,222,894           111,068,166
                                                                           -------------         -------------
                                                                           $ 414,061,814         $ 411,613,231
                                                                           =============         =============

         The accompanying notes are an integral part of these financial statements.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
COMBINED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                             2003                  2002                  2001
REVENUES
Monthly service and earned entrance fees                 $ 104,322,111         $ 101,652,757         $ 93,839,612
Other                                                        1,375,765             1,536,213            2,286,721
                                                         -------------         -------------         ------------
                 Total revenues                            105,697,876           103,188,970           96,126,333
                                                         -------------         -------------         ------------
EXPENSES
Community operations                                        62,251,131            59,153,208           57,324,633
Management fees                                              5,004,114             4,905,488            4,590,377
Real estate taxes                                            4,206,169             4,270,261            3,766,789
Depreciation and amortization                               11,902,147            11,826,181           11,393,367
Impairment of operating properties                                   -             6,000,000              307,643
                                                         -------------         -------------         ------------
                 Total expenses                             83,363,561            86,155,138           77,382,809
                                                         -------------         -------------         ------------
Operating income                                            22,334,315            17,033,832           18,743,524
                                                         -------------         -------------         ------------
Other income (expense)
     Interest income                                            31,716                86,124              198,662
     Interest expense                                      (15,356,095)          (18,168,101)         (20,920,014)
                                                         -------------         -------------         ------------
                 Total other income (expense)              (15,324,379)          (18,081,977)         (20,721,352)
                                                         -------------         -------------         ------------
                 Net income (loss)                       $   7,009,936         $  (1,048,145)        $ (1,977,828)
                                                         =============         =============         ============

         The accompanying notes are an integral part of these financial statements.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
COMBINED STATEMENTS OF CHANGES IN EQUITY
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

BALANCE AT JANUARY 1, 2001                                            $ 116,256,263

Reclassification of amounts receivable from parent                      (14,532,822)
Net loss                                                                 (1,977,828)
                                                                      -------------
BALANCE AT DECEMBER 31, 2001                                             99,745,613

Reclassification of amounts payable to parent                            12,370,698
Net loss                                                                 (1,048,145)
                                                                      -------------
BALANCE AT DECEMBER 31, 2002                                            111,068,166

Reclassification of amounts receivable from parent                      (13,855,208)
Net income                                                                7,009,936
                                                                      -------------
BALANCE AT DECEMBER 31, 2003                                          $ 104,222,894
                                                                      =============

         The accompanying notes are an integral part of these financial statements.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                             2003              2002             2001
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                        $   7,009,936    $  (1,048,145)   $  (1,977,828)
Adjustments and other changes to reconcile net
 income (loss) to net cash provided by operating
 activities - increase (decrease) in cash
     Depreciation and amortization                          11,902,147       11,826,181       11,393,367
     Amortization of deferred financing fees                 1,852,611        1,546,332        1,439,803
     Impairment of value on operating properties                     -        6,000,000          307,643
     Accounts receivable, net                                 (842,417)          53,752         (115,659)
     Prepaids and other current assets                      (1,294,658)       2,227,380       (1,436,627)
     Unearned entrance fees                                    (75,036)        (400,465)        (480,683)
     Accounts payable and other current liabilities         (3,113,089)       3,561,170         (225,348)
     Reserve for workers' compensation                         365,870                -         (162,282)
     Reserve for general and professional liability            500,000                -        2,000,000
     Refundable security deposits and entrance fees         (1,352,229)        (909,998)        (816,480)
                                                         -------------    -------------    -------------
                 Net cash provided by operating
                  activities                                14,953,135       22,856,207        9,925,906
                                                         -------------    -------------    -------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                         (14,921,761)     (28,580,797)      (4,062,904)
Increase (decrease) in restricted assets                     4,821,872       (2,289,100)       1,091,362
                                                         -------------    -------------    -------------
                 Net cash used in investing activities     (10,099,889)     (30,869,897)      (2,971,542)
                                                         -------------    -------------    -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Member (distributions) contributions, net                  (13,855,208)      12,370,698      (14,532,822)
Proceeds from notes payable and long-term debt             135,975,000                -       12,000,000
Repayment of notes payable and long-term debt             (123,006,661)      (3,133,909)      (4,494,097)
Deferred financing fees                                     (2,751,028)        (268,124)        (447,820)
                                                         -------------    -------------    -------------
                 Net cash (used in) provided by
                  financing activities                      (3,637,897)       8,968,665       (7,474,739)
                                                         -------------    -------------    -------------
Increase (decrease) in cash and cash equivalents             1,215,349          954,975         (520,375)

CASH AND CASH EQUIVALENTS
Beginning of period                                          3,071,653        2,116,678        2,637,053
                                                         -------------    -------------    -------------
End of period                                            $   4,287,002    $   3,071,653    $   2,116,678
                                                         =============    =============    =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Cash paid for interest                                   $  15,889,304    $  16,088,560    $  19,469,265

         The accompanying notes are an integral part of these financial statements.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

1.   ORGANIZATION AND NATURE OF BUSINESS

     The Horizon Bay Senior Communities Twenty Communities (the "Communities") consists of nineteen primarily independent living communities owned by WHSLC Realty, L.L.C. (WHSLC) and one community owned by WHSLC and WHSLH Realty, L.L.C. (WHSLH) (affiliated with Whitehall Street Real Estate Limited Partnerships and Goldman, Sachs & Co.).

     WHSLC was formed July 31, 1997 as a limited liability company pursuant to the Delaware Limited Liability Company Act. The Members of WHSLC are WHSLH and Senior Lifestyle Contribution Company, L.L.C. WHSLC was established to acquire and hold, directly or indirectly through one or more subsidiaries, equity interests in congregate, assisted living and nursing home properties.

     The Communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by the operators are generally not covered by health or other insurance and, therefore, monthly fees are generally payable by the resident, their family or another responsible party. The twenty communities each represent a separate legal entity in either the limited liability company or limited partnership form and are as follows: Carrington Point, Cherry Hills Club, East Bay Manor, Emerald Bay Manor, Greenwich Bay Manor, Heritage Palmeras, Heron's Run, Newport Place, North Bay Manor, Pinecrest Place, Prosperity Oaks, Sakonnet Bay Manor, South Bay Manor, The Park at Golf Mill, The Park at Olympia Fields, The Park at Riverchase, The Pointe at Newport Place, Treemont Retirement Community, Waterside Retirement Estates, and West Bay Manor.

     WHSLC entered into an agreement in December 2003, which was subsequently amended in 2004, to sell the communities to CNL Retirement Corp. (CNL) for approximately $562,000,000 (Note 8). The amendments extended certain dates within the due diligence period and clarified certain terms of the agreement regarding environmental remediation.

2.   SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented for the purpose of complying with the Securities and Exchange Commission's rules and regulations regarding businesses acquired and to be acquired. The Communities will be operated under leasing structures between CNL and WHSLC and/or affiliates. The combined financial statements reflect the combined net assets and operations of the Communities. All significant intercompany transactions and balances within the Communities have been eliminated.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may ultimately differ from estimates, and such differences could be material.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of bank demand deposits, overnight repurchase/sweep accounts, which are typically invested in Euro-based instruments, and highly liquid debt instruments with maturities of three months or less when purchased.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS

     Credit losses are provided for in the financial statements based on management's best estimate of collectibility.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 3 to 30 years. Property and equipment of the Communities are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected cash flows are not sufficient to recover its carrying amount. The Communities measure an impairment loss by comparing the fair value of the asset to its carrying amount. Fair value is determined by utilizing the discounted cash flow method.

     Construction in progress includes direct costs related to acquisition, development and construction of facilities.

     DEFERRED FINANCING COSTS

     Costs incurred in connection with obtaining financing for Communities-owned facilities have been deferred and amortized on a straight-line basis over the term of the new financing. These costs include loan origination fees, legal fees, rate cap fees and other costs directly related to obtaining the financing. The amortization of these costs is included in interest expense.

     RESTRICTED ASSETS

     Restricted assets include debt service reserve funds under loan agreements, state statutes, tenant security deposits, escrow for real estate taxes, and cash collateralized for issued letters of credit.

     OBLIGATION TO PROVIDE FUTURE SERVICES

     One of the facilities included in the Communities annually calculates the present value of the net cost of future services and use of facilities to be provided to current residents and compares that amount with the balance of deferred revenue from unearned entrance fees. If the present value of the net cost of future services and use of facilities exceeds the deferred revenue from entrance fees, a liability is recorded (obligation to provide future services and use of facilities) with a corresponding charge to income. The present value of the net cost of future services and uses of facilities did not exceed the revenue anticipated, and therefore, no future service obligation was recorded at December 31, 2003 or 2002.

     REVENUE RECOGNITION

     Operating revenue consists of monthly services, which includes rent, assistance and other related services. Monthly services are recorded at the time such services are provided to tenants. Other revenue consists primarily of resident community fees recognized as income when received. Agreements with residents are generally for a term of one year and are cancelable by residents with thirty days notice.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

     The Communities have one facility that offers life care contracts whereby the residents pay an entrance fee upon move-in, as well as a monthly rental payment. Earned entrance fees are one-time nonrecurring fees collected from tenants upon signing of the agreement and are amortized over the residents' life expectancy.

     ADVERTISING

     All costs associated with advertising and promoting the property are expensed in the year incurred. Advertising expense was approximately $1,275,000, $1,300,000 and $1,300,000 for the years ended December 31,
     2003, 2002, and 2001, respectively.

     INCOME TAXES

     No provision (benefit) for income taxes is provided on the net income
     (loss) of the Communities since it is reported by the members or partners on their respective income tax returns.

     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, accounts receivable, prepaid expenses and other current assets, other assets, accounts payable, refundable security deposits and accrued expenses approximate fair value because of the short-term maturity of these instruments.

     The carrying amounts of refundable deposits may not approximate fair value since these liabilities are not short-term in nature. However, since these liabilities do not have specified maturity dates, management believes it is not practicable to determine their fair value.

     Based on the borrowing rates currently available to the Communities' debt with similar terms, management believes that the carrying value of notes payable and long-term debt approximates the fair value of the debt. Additionally, a significant portion of the Communities' debt bears interest at variable rates.

     RECLASSIFICATIONS

     Certain reclassifications of prior year amounts have been made to conform to current year presentation.

     NEW ACCOUNTING PRONOUNCEMENTS

     On January 1, 2002, the Communities adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting for the impairment or disposal of long-lived assets, primarily property and equipment.

     Management believes there are no other new accounting pronouncements for which adoption will have a material impact on the Communities' financial statements.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

3.   PROPERTY AND EQUIPMENT, INCLUDING ASSETS HELD FOR SALE

     Property and equipment at December 31, 2003, which is reflected as held for sale, and 2002 consists of the following:

                                                    2003                 2002
Land and improvements                          $  35,049,633       $    34,653,913
Buildings and improvements                       407,848,014           369,605,904
Equipment                                         16,603,936            15,593,975
Construction in progress                           1,135,777            25,858,000
                                               -------------       ---------------
                                                 460,637,360           445,711,792
Less: accumulated depreciation                   (63,800,616)          (51,894,662)
                                               -------------       ---------------
                                                 396,836,744           393,817,130

Less: assets held for sale                      (396,836,744)                    -
                                               -------------       ---------------
                                               $           -       $   393,817,130
                                               =============       ===============

     In 2002 and 2001, the Communities recognized impairments on two of its properties. To recognize the impairments, the Communities reduced the carrying value of buildings by a total of $6,307,643 at December 31, 2003 and 2002.

     There were no impairments recorded on the Communities' properties in 2003.

     DISPOSITION OF ASSETS

     In December 2003, WHSLC committed to a formalized plan and initiated actions under this plan to sell to CNL its interest in all of the real and personal property, debt reserve funds, and the related mortgage debt related to the Communities. The Communities' assets and liabilities that were part of this formalized plan have been classified as held for sale on the balance sheet at December 31, 2003. Completion of the sale of WHSLC's interest in the Communities is anticipated to occur in 2004 (Note 8). There were no adjustments recorded during 2003 to the carrying value for these assets and liabilities for impairment.

     The major components of assets and liabilities held for sale at December 31, 2003 are as follows:

ASSETS
Debt reserve fund and other deposits                     $   3,049,670
Deferred financing fees, net                             $   3,547,096
Property, plant and equipment                            $ 396,836,744

LIABILITIES
Long-term debt                                           $ 293,291,314

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

4.   LONG-TERM DEBT

     Long-term debt at December 31, 2003 relates to assets held for sale. Amounts outstanding at the end of 2003 and 2002 are as follows:

                                                                                    2003                 2002
DMBS plus 90 basis points (approximately 2.2% and 2.2% at December 31,
 2003 and 2002, respectively) master credit facility payable to a mortgage corporation and subject to $163,000,000 revolving credit facility. Due in October 2005. Collateralized by the real estate of the underlying facilities. Cross-defaulted with the Communities' other loans
 in the master credit facility.                                                 $ 110,445,500        $ 112,287,000

LIBOR plus 2.50%, at a minimum of 7.45% (7.45% at December 31, 2002)
 mortgage notes payable to bank. Final payment made in 2003.
 Collateralized by the real estate of the underlying facilities and partially guaranteed by the Communities. Cross-defaulted with the
 Communities' other loans with the same bank.                                               -           54,883,627

LIBOR plus 4%, at a minimum of 8% at December 31, 2002; master credit facility payable to a mortgage corporation and subject to $55,000,000 non-revolving construction and mini-perm facility; refinanced in 2003.
 Collateralized by the real estate of the underlying facilities and cross-defaulted with the Communities' other obligations with the same
 mortgage corporation.                                                                      -           22,590,545

8.17% mortgage note payable in monthly installments of $283,042 including interest; final payment due April 15,  2005. The mortgage is collateralized by the real estate of one facility. The note is
 guaranteed by WHSLC up  to $10 million.                                           33,187,586           33,786,550

LIBOR plus 2.35% (approximately 3.77% at December 31, 2002), mortgage note payable to bank; final payment made on September 30, 2003. The
 mortgage was collateralized by the real estate of two facilities.                          -            6,977,154

7.875% mortgage note, payable in monthly installments of $95,900 including interest; final payment due in December 2038. The mortgage
 is collateralized by the real estate of one facility.                             13,683,228           13,753,981

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

8% mortgage note, payable in monthly installments of $75,094 including interest; final payment made in 2003. The mortgage was collateralized
 by the real estate of one facility.                                                        -           10,415,470

8% mortgage note, payable in monthly installments of $64,605 including interest; final payment made in 2003. The mortgage was collateralized
 by the real estate of one facility.                                                        -            7,143,620

10.125% mortgage note, payable in monthly installments of $58,600 including interest; final payment made in 2003 The mortgage was
 collateralized by the real estate of one facility.                                         -            6,615,028

LIBOR plus 4%, at a minimum of 7.5% (7.5% at December 31, 2002)
 promissory note payable to a bank in monthly installments of $10,000, final payment made in 2003. The note was collateralized by real estate,
 fixed assets, and accounts receivable at one facility.                                     -           11,870,000

DMBS plus 104 basis points (approximately 2.2% at December 31, 2003)
 master credit facility payable to a mortgage corporation and subject to a $82,235,000 revolving credit facility. The note is due May 2008 and is
 collateralized by the real estate of the underlying facilities.                   82,235,000                    -

LIBOR plus 370 basis points at a minimum of 5.95% (5.95% at December
 31, 2003) master credit facility payable to a mortgage corporation and subject to a $56,900,000 credit facility. The note is due May 2008 and is
 collateralized by the real estate of the underlying facilities.                   48,740,000                    -

6.5% mortgage note payable due November 2004. The mortgage is collateralized by the real estate of one facility. The note is guaranteed
 by WHSLC.                                                                          5,000,000                    -
                                                                                -------------        -------------
                                                                                  293,291,314          280,322,975

Less: amounts related to assets held for sale                                    (293,291,314)                   -
Less: current portion of long-term debt                                                     -           (8,303,880)
                                                                                -------------        -------------
                                                                                $           -        $ 272,019,095
                                                                                =============        =============

     The credit facilities and significant mortgages contain debt covenant compliance requirements. Certain debt requires a debt service coverage ratio before actual management fees of 1.0 to 1.0 in the aggregate with an aggregate debt service coverage ratio, after assumed management fees, of
     1.25 to 1.0. Coverage ratios for individual properties after assumed management fees of 1.10 to 1.0 is required for the individual affected properties. Certain occupancy ratios are required to be maintained. In addition, certain loan to value ratios are required.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

     As of December 31, 2002, the Communities were not in compliance with a debt covenant related to the net operating income and occupancy requirements at one of its properties. This loan had a scheduled maturity of September 30, 2003 and was refinanced in 2003. At December 31, 2002, the balance was classified as a current liability.

     Scheduled principal payments on long-term debt, which relate to assets held for sale, over the next five years, as of December 31, 2003, are as follows:

YEAR ENDING
2004                                       $   1,206,031
2005                                         117,186,622
2006                                           1,867,013
2007                                           2,002,238
2008                                         158,201,340
Subsequent to 2008                            12,828,070
                                           -------------
                                           $ 293,291,314
                                           =============

5.   RELATED PARTY TRANSACTIONS

     Pursuant to various management agreements, the Communities pay management fees to Horizon Bay Management, L.L.C. ("Horizon Bay") which is owned 100% by WHSLH. The amounts incurred for management fees were $5,004,114, $4,905,488, and $4,590,377 for the years ended December 31, 2003, 2002 and
     2001, respectively. Management fees range from 4% to 5.5% of net revenue of the operating entities.

      The Communities routinely borrow and repay amounts to WHSLC on an uncollateralized and non-interest bearing basis. Such amounts relate to operational activities, property and equipment expenditures and the facilitation of cash management. The Communities were due a net amount of $13,855,208 and $14,532,822 at December 31, 2003 and 2001, respectively, and owed a net amount of $12,370,698 as of December 31, 2002. In conjunction with the aforementioned transaction between CNL and WHSLC, such amounts outstanding at the end of 2003, 2002 and 2001 have been reclassified to equity in the accompanying financial statements.

6.   COMMITMENTS AND CONTINGENCIES

     RENOVATIONS

     As of December 31, 2003, the Communities had substantially completed the renovation of several facilities. These renovation costs have been included in construction in progress and are approximately $1,136,000 and $25,739,000 at December 31, 2003 and 2002, respectively. There were no material commitments related to these projects at December 31, 2003.

     CONDOMINIUM INTERESTS AND SHARED SERVICE AGREEMENTS

     Two of the Communities' facilities are members of condominium associations and they each own an interest in their respective condominiums and share expenses with the other association members. These expenses may be contractual in nature. The two Communities own and operate the assisted living and congregate care portions of their respective buildings, and the other owners own and operate the skilled nursing portions of the facilities.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

     ASSERTED AND UNASSERTED CLAIMS

     The Communities are involved in various claims and legal proceedings as part of their ongoing operations. Claims have been assessed against the Communities by various claimants. The claims are in various stages of processing and some may ultimately be brought to trial. There are no known incidents occurring through December 31, 2003 that may result in the assertion of additional claims not provided for in the accompanying financial statements, however, other claims may be asserted in the future arising from services provided to residents and patients in the past. While it is possible that settlement of asserted claims and claims which may be assessed in the future could result in liabilities in excess of amounts, management believes that the excess liability, if any, will not materially affect the Communities' financial position, results of operations, or cash flows.

     DEBT GUARANTEE

     In connection with the Communities' acquisition of a portfolio of properties, the Communities are a guarantor of bank debt on two properties that the Communities do not own. The owner of these properties has defaulted under the terms of the loan agreements and is currently in the process of refinancing these loans. In the event that the bank would demand immediate repayment of the outstanding loan balance, the Communities have the ultimate obligation to repay the outstanding loan of approximately $3,500,000 in its entirety. However, management has obtained what it believes to be reasonable evidence that the value of the underlying loan collateral (for the two properties which are both completed and operational) is equal to or greater than the outstanding loan balance. Therefore, management has not accrued a liability for the guaranteed loan amount at December 31, 2003.

     LETTERS OF CREDIT

     The Communities are contingently liable to insurance carriers under general and professional and workers' compensation programs and have provided cash collateralized letters of credit aggregating $312,901 and $1,137,000 as of December 31, 2003 and 2002, respectively.

7.   INSURANCE

     The Communities carry various insurance coverages from commercial carriers. Some of the policies provide for a deductible amount. Losses related to deductible amounts are accrued based upon the Communities' estimates of the aggregate liability for claims incurred using certain actuarial assumptions and based on prior Communities' experience. The Communities' insurance programs consist of the following:

     WORKERS' COMPENSATION INSURANCE PROGRAM

     The Communities have a pre-funded, incurred retrospective program which does not include any self-insurance provisions. A prior self-funded program has continued to process and pay outstanding claims relative to incidents which occurred prior to December 1, 2000. The Communities have an accrual for known and potential claims related to the self-funded program of approximately $866,000 and $500,000 as of December 31, 2003 and 2002, respectively.

     GENERAL LIABILITY AND PROFESSIONAL MALPRACTICE INSURANCE

     Effective January 1, 2001, the Communities' general and professional liability insurance coverages were converted from a guaranty cost with no deductible to a claims-made policy. All valid claims incurred prior to January 1, 2001 will be the responsibility of the insurance company and the Communities will not have any exposure. Under the Communities' claims-made policy, valid

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

     claims at each location are limited to $1,000,000 per occurrence with a $3,000,000 limit per location and a $15,000,000 aggregate policy limit. The Communities' deductible for valid claims under the claims-made policy range from $100,000 to $5,000,000 per occurrence. The Communities have recorded an accrual for known and estimated incurred but not reported claims of approximately $2,500,000 and $2,000,000 as of December 31, 2003 and 2002,
     respectively.

     EMPLOYEE HEALTH BENEFITS PROGRAM

     The Communities have a fully-insured health and welfare plan to provide benefits to eligible employees.

8.   SUBSEQUENT EVENT

     In February 2004 WHSLC sold 19 of the 20 properties to CNL Retirement Properties, Inc. (CNL) for approximately $257.7 million in cash plus debt assumption of approximately $279.6 million, for a total purchase price of $537.3 million. Horizon Bay simultaneously entered into a 15 year contract with CNL to manage the properties. Horizon Bay also entered into separate fifteen year lease agreements for each of the sold properties. The lease agreements obligate Horizon Bay to pay base annual rent of $37.4 million for the balance of 2004. Horizon Bay will pay $45.9 million, $50.0 million, $52.9 million and $54.4 million in years 2005, 2006, 2007 and 2008, respectively. Subsequent to the closing of the sale in February 2004, WHSLC will still own one property out of the 20 included in these financial statements, which is encumbered with $13.7 million of mortgage debt. WHSLC has entered into a sale agreement for this property, which is expected to close in 2004. The negotiated sales price for this property is $25.3 million. WHSLC will enter into a sale and lease back of this one remaining property with CNL; this sale and leaseback will become effective upon closing.

MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES

Combined Statement of Certain Revenues and Certain Expenses

Year ended December 31, 2003
With Report of Independent Auditors

CONTENTS

Report of Independent Auditors...............................................................    F-208

Combined Statement of Certain Revenues and Certain Expenses for the year ended
     December 31, 2003.......................................................................    F-209

Notes to Combined Statement of Certain Revenues and Certain Expenses.........................    F-210

                         REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS
MEDICAL OFFICE PROPERTIES, INC.

We have audited the accompanying Combined Statement of Certain Revenues and Certain Expenses of the Medical Office Properties Twenty-Two Properties (as defined in Note 1) for the year ended December 31, 2003. The Combined Statement of Certain Revenues and Certain Expenses is the responsibility of the management of Medical Office Properties, Inc. Our responsibility is to express an opinion on the Combined Statement of Certain Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Certain Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statement of Certain Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Certain Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Certain Revenues and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing of Form S-11 of CNL Retirement Properties, Inc., and is not intended to be a complete presentation of the Medical Office Properties Twenty-Two Properties' revenues and expenses.

In our opinion, the Combined Statement of Certain Revenues and Certain Expenses referred to above presents fairly, in all material respects, the combined certain revenues and certain expenses described in Note 1 of the Medical Office Properties Twenty-Two Properties for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

                                                 /s/ Ernst & Young LLP

McLean, Virginia
March 2, 2004

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                     COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

                                                        YEAR ENDED
                                                     DECEMBER 31, 2003
                                                     -----------------
CERTAIN REVENUES:
Minimum rent                                           $  26,034,959
Recoveries from tenants                                    3,145,737
Other property revenues                                    1,068,013
                                                       -------------

Total certain revenues                                    30,248,709

CERTAIN EXPENSES:
Operating Expenses
Maintenance                                                3,574,837
Taxes                                                      2,888,446
Utilities                                                  2,268,661
Insurance                                                    614,748
Administrative                                               692,389
Other operating                                              178,299
                                                       -------------
Total Operating Expenses                                  10,217,380
                                                       -------------

EXCESS OF CERTAIN REVENUES OVER
CERTAIN EXPENSES                                       $  20,031,329
                                                       -------------

                             See accompanying notes

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                 NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 2003

1. ORGANIZATION AND BASIS FOR PRESENTATION

The accompanying combined statement of certain revenues and certain expenses relates to the operations of twenty-two medical office properties owned by Medical Office Properties, Inc. (the "Properties"). Medical Office Properties, Inc. has entered into a purchase and sale agreement to sell the Properties to CNL Retirement Properties, Inc. for $256,500,000.

This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement includes the operations of the Properties for the twelve-month period ended December 31, 2003. Further, the statement is not representative of the actual operations for the period presented as certain revenues and certain expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in future operations of the Properties have been excluded. Such items include management fee expense, interest expense, depreciation and amortization expense, and interest income. The Properties are as follows:

PROPERTY                              LOCATION
--------                              --------
4204 Tech Drive                       Durham, NC
4228 Tech Drive                       Durham, NC
4223 Tech Drive                       Durham, NC
4323 Ben Franklin                     Durham, NC
AMC I                                 Aurora, CO
AMC II                                Aurora, CO
BayCare                               Pinellas County, FL
Boardwalk                             Irving, TX
Chesapeake                            Chesapeake, VA
Corpus Christi                        Corpus Christi, TX
Dorsey                                Ellicott City, MD
Encino                                Encino, CA
Largo                                 Largo, FL
Las Colinas                           Irving, TX
Medplace                              Houston, TX
Plano                                 Plano, TX
Randolph                              Rockville, MD
Rocky Mountain                        Denver, CO
Sherman Oaks                          Sherman Oaks, CA
Tampa Medical                         Tampa, FL
Valencia                              Santa Clarita, CA
Yorktown                              Fairfax, VA

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Properties lease space to tenants, for which such tenants are charged minimum rent that is recognized on a straight-line basis over the terms of the respective leases

Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred. Additional rental income is recognized as earned.

USE OF ESTIMATES

The preparation of the combined statement of certain revenues and certain expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined statement of certain revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                 NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

3. LEASING ACTIVITIES

The Properties have noncancellable leases with tenants requiring monthly payments of specified minimum rent. Future minimum rental commitments under the noncancellable operating leases at December 31, 2003 are as follows:

Year ending December 31,
2004                                            $  24,084,000
2005                                               21,131,000
2006                                               19,073,000
2007                                               16,890,000
2008                                               14,143,000
Thereafter                                         35,988,000
                                                -------------

                                                $ 131,309,000
                                                =============

4. GROUND LEASES

Certain of the Properties are subject to ground leases, which have lease termination dates ranging from 2006 to 2053. The Properties incurred approximately $69,000 of ground lease expense in 2003. Future ground lease payments required under these leases are as follows:

Year ending December 31,
2004                                            $   119,000
2005                                                119,000
2006                                                118,000
2007                                                115,000
2008                                                115,000
Thereafter                                        5,131,000
                                                -----------

                                                $ 5,717,000
                                                ===========

                                   APPENDIX A

                                     FORM OF
                                REINVESTMENT PLAN

                                     FORM OF
                                REINVESTMENT PLAN

         CNL RETIREMENT PROPERTIES, INC., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

         1. Reinvestment of Distributions. Bank of New York, the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

                  (a) The Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at a fixed offering price to be set forth in the prospectus, which initially will be $9.50 per Share.

                  (b) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

                  (c) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

                  (d) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

                  (e) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

                  (f) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

         2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may be) in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly distribution option are not eligible to participate in the Reinvestment Plan, unless the Board of Directors elects to make Distributions to all stockholders on a monthly basis.

         3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

         4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

         5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

         6.       Suitability.

                  (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. ("CSC"), will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

                  (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

                  (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

                  (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

                  (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

         7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

         8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. In the event the proceeds from the sale of Shares are used to acquire properties or to invest in loans or other permitted investments, the Company will pay acquisition fees of 4.0% of the purchase price of the Shares sold pursuant to the Reinvestment Plan. The Company may also pay approximately 0.64%, 0.01% and 0.25% to affiliates as reimbursement for organizational and offering expenses, due diligence expenses and acquisition expenses, respectively. As a result, aggregate fees and expenses payable to affiliates of the Company will total approximately 4.90% of the proceeds of reinvested Distributions.

         9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

         10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

         11.      Termination.

                  (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates, unless the Board of Directors elects to make Distributions to all stockholders on a monthly basis.

                  (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

                  (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Distributions in the Participant's account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

         12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Relations Department, CNL Securities Corp., Post Office Box 4920, Orlando, Florida 32802-4920, if to the Company, or to Bank of New York, 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

         13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix B contains certain relevant summary information concerning certain prior public programs (the "Prior Public Programs") sponsored by two of the Company's principals and their Affiliates (collectively, the "Sponsor") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc., to invest in hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in retirement properties leased on a triple-net basis.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

DESCRIPTION OF TABLES

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2003. The following is a brief description of the Tables:

         TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

         Table I presents information on a percentage basis showing the experience of the Sponsor in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1999 and December 2003.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         TABLE II - COMPENSATION TO SPONSOR

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the Sponsor of the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the Sponsor in connection with one of the Prior Public Programs, the offering of which became fully subscribed between January 1999 and December 2003, through December 31, 2003, and for the remaining Prior Public Programs, the offerings of which became fully subscribed between January 1998 and December 2002, through December 31, 2002. The Table also shows the amounts paid to the Sponsor from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2003, in connection with one of the Prior Public Programs, and for the remaining Prior Public Programs commencing with inception through December 31, 2002. Information regarding the remaining Prior Public Programs through December 31, 2003, will be provided in a Post-Effective Amendment to the Registration Statement once this information is available.

         TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

         Table III presents a summary of operating results for the period from inception through December 31, 2003, of the Prior Public Programs, the offerings of which became fully subscribed between January 1999 and December 2003.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         TABLE IV - RESULTS OF COMPLETED PROGRAMS

         Table IV is omitted from this Appendix B because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

         TABLE V - SALES OR DISPOSAL OF PROPERTIES

         Table V provides information regarding the sale or disposal of properties owned by one of the Prior Public Programs between January 2001 and December 2003, and for the remaining Prior Public Programs between January 2000 and December 2002. Information regarding the sale or disposal of properties owned by the remaining Prior Public Programs between January 2001 and December 2003, will be provided in a Post-Effective Amendment to the Registration Statement once this information is available.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                    CNL Hospitality
                                                    Properties, Inc.
                                                   -----------------
                                                    (Notes 1 and 2)
Dollar amount offered                              $ 2,437,349,502
                                                   ===============

Dollar amount raised                                         100.0%
                                                   ---------------

Less offering expenses:

   Selling commissions and discounts                          (7.5)
   Organizational expenses                                    (3.0)
   Marketing support and due diligence expense
     reimbursement fees (includes amounts
     reallowed to unaffiliated entities)                      (0.5)
                                                   ---------------
                                                             (11.0)
                                                   ---------------
Reserve for operations                                          --
                                                   ---------------
Percent available for investment                              89.0%
                                                   ===============
Acquisition costs:

   Cash down payment                                          84.5%
   Acquisition fees paid to affiliates                         4.5
   Loan costs                                                   --
                                                   ---------------
Total acquisition costs                                       89.0%
                                                   ===============
Percent leveraged (mortgage financing divided
   by total acquisition costs)                                48.4%

Date offering began                                7/09/97, 6/17/99,
                                                    9/15/00, 4/23/02
                                                        and 02/05/03

Length of offering (in months)                     23, 15, 20, and 9,
                                                        respectively

Months to invest 90% of amount available              29, 16 and 22,
   for investment measured from date of offering        respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000, and upon completion of the 2000 Offering on September 14, 2000, the Company received approximately $450,000,000, including $3,375,474 (337,547 shares) issues pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for the sale up to $450,000,000 of shares of common stock (the "2002 Offering"). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002 and upon completion of the 2002 Offering on February 5, 2003, the Company had received approximately $450,000,000 including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the Hospitality Properties REIT registered for the sale of up to $1.75 billion of Shares of Common Stock (the "2003 Offering"). As of December 31, 2003, the Hospitality Properties REIT had received subscription proceeds of $1,112,277,877 (39,274,968 shares) from its 2003 Offering, including $16,674,866 (1,667,487 shares) issued pursuant to the reinvestment plan.

Note 2: The amounts shown represent the combined results of the CHP Initial Offering, 1999, 2000 and the 2002 Offering only, due to the fact that the 2003 Offering was not yet fully subscribed at December 31, 2003.

     Past performance is not necessarily indicative of future performance.

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                                  CNL Hospitality
                                                  Properties, Inc.   Other Programs
                                                  ----------------   --------------
                                                  (Notes 2 and 3)       (Note 1)
Date offering commenced                           7/9/97, 6/17/99,
                                                  9/15/00, 4/23/02
                                                      and 02/05/03      (Note 1)

Dollar amount raised                              $  2,437,349,502      (Note 1)
                                                  ================   ==============
Amount paid to sponsor from proceeds
   of offering:
     Selling commissions and discounts                 182,801,213
     Real estate commissions                                    --
     Acquisition fees                                  109,680,728
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                           12,186,748
                                                  ----------------   --------------
Total amount paid to sponsor                           304,668,689      (Note 1)
                                                  ================   ==============
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
     2003 (Note 6)                                     127,948,000      111,466,353
     2002 (Note 6)                                      84,484,672      167,271,966
     2001 (Note 6)                                      62,826,759      101,478,002
     2000 (Note 6)                                      45,528,919     (103,119,307)
     1999                                               13,348,795               NA
     1998                                                2,985,455               NA
     1997                                                   29,358               NA
Amount paid to sponsor from operations
   (administrative, accounting and
   management fees) (Notes 5 and 7):
     2003                                               15,061,000        3,093,990
     2002                                                7,824,672        7,333,973
     2001                                                4,418,759        8,241,644
     2000                                                1,878,358        5,489,273
     1999                                                  458,634               NA
     1998                                                  208,490               NA
     1997                                                    6,889               NA
Dollar amount of property sales and
   refinancing before deducting payments
   to sponsor:
     Cash                                                       --      786,418,991
     Notes                                                      --        2,030,581
Amount paid to sponsors from property
   sales and refinancing:
     Real estate commissions                                    --               --
     Incentive fees                                             --               --
Other (Notes 3 and 4)                                   73,669,384        4,480,309

Note 1: Other Programs in the table above includes prior public programs sponsored by CNL whose offerings were fully subscribed prior to January 1, 2000. This column present payments to the sponsor during the three years ended December 31, 2003 by the CNL Income Funds (18 limited partnerships) and CNL Restaurant Properties, Inc. (the "Restaurant Properties REIT"), a REIT, all of which invested in triple-net leased restaurant properties. A total of approximately $1.36 billion was raised from 1986 to 1999 for these programs.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration

     Past performance is not necessarily indicative of future performance.

Note 2
   (Continued:)   Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties
                  REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the
                  Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares)
                  issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality
                  Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). The 2002
                  Offering commenced immediately following the completion of the 2000 Offering on April 23, 2003, and upon completion of the 2002 Offering on February 5, 2003, the Company had received approximately $450,000,000 including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the Hospitality
                  Properties REIT registered for the sale of up to $1.75 billion of Shares of Common Stock (the "2003 Offering"). As of
                  December 31, 2003, the Hospitality Properties REIT had received subscription proceeds of $1,112,277,877 (39,274,968 shares) from its 2003 Offering, including $16,674,866
                  (1,667,487 shares) issued pursuant to the reinvestment plan.
                  The amounts shown represent the combined results of the CHP
                  Initial Offering, the 1999 Offering, the 2000 Offering, the
                  2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2003.

Note 3: CNL Hospitality Corp., the advisor of the Hospitality Properties REIT, is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the years ended December 31, 2003, 2002, 2001 and 2000, the Hospitality Properties REIT paid the advisor approximately $42.2 million, $7.5 million, $8.8 million and $8.0 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hospitality Properties REIT. These acquisition fees were not paid using proceeds from the offerings. The advisor of the Hospitality Properties REIT is also entitled to receive fees in connection with the development, construction or renovation of a property, generally equal to 4% of project costs. During the years ended December 31, 2003, 2002 and 2001, the Hospitality Properties REIT paid the advisor $2,612,000, $1,895,579 and $2,107,404, respectively, relating to these fees.

Note 4: During the years ended December 31, 2000, 2001 and 2002, the Restaurant Properties REIT (included in "Other Programs") incurred $1,493,436, $1,493,436 and $1,493,437, respectively, of soliciting dealer servicing fees payable to the sponsor, and during the years ended December 31, 2002 and 2001, the Hospitality Properties REIT incurred $293,000 and $293,002, respectively, in soliciting dealer servicing fees payable to the sponsor.

Note 5: In connection with its 1999 Offering, the Hospitality Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Hospitality Properties REIT at a price of $12.00 during the five year period commencing the date the 1999 Offering began. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. During the year ended December 31, 2000, the Hospitality Properties REIT issued 960,900 Soliciting Dealer Warrants to CNL Securities Corp.

Note 6: In September 1999, the Restaurant Properties REIT (included in "Other Programs") acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 7: On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, the Restaurant Properties REIT ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. The Restaurant Properties REIT continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

      Past performance is not necessarily indicative of future performance.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                          RESTAURANT PROPERTIES, INC.

                                                             1994            1995             1996             1997
                                                         (Notes 1, 23     (Notes 23        (Notes 23       (Notes 2, 23
                                                            and 26)         and 26)          and 26)          and 26)
                                                         ------------   --------------   --------------   --------------
Continuing Operations:
  Gross revenue (Note 24)                                 $       --    $     539,776    $   4,363,456    $  15,516,102
  Equity in earnings of unconsolidated joint
    venture                                                       --               --               --               --
  Gain (loss) on sale of assets (Notes 7, 15, 18,
    21 and 23)                                                    --               --               --               --
  Provision for losses on assets (Notes 12, 14,
    17, 23 and 26)                                                --               --               --               --
  Sale of real estate (Notes 23 and 24)                           --               --               --               --
  Interest income                                                 --          119,355        1,843,228        3,941,831
  Less: Operating expenses (Notes 5, 23 and 26)                   --         (186,145)        (908,924)      (2,066,962)
        Transaction costs                                         --               --               --               --
        Net decrease in value of mortgage
          loans held for sale, net of related
          hedge                                                   --               --               --               --
        Interest expense (Notes 23 and 26)                        --               --               --               --
        Cost of real estate sold (Notes 23
          and 24)                                                 --               --               --               --
        Depreciation and amortization
          (Notes 23 and 26)                                       --         (104,131)        (521,871)      (1,795,062)
        Loss on termination of cash flow
          hedge accounting                                        --               --               --               --
        Advisor acquisition expense
          (Note 16)                                               --               --               --               --
        Minority interest in (income)/loss of
          consolidated joint ventures                             --              (76)         (29,927)         (31,453)
Discontinued Operations:
  Earnings/(loss) from discontinued operations,
    net (Notes 23 and 26)                                         --               --               --               --
  Gain on disposal of discontinued operations,
    net (Notes 23 and 26)                                         --               --               --               --
  Income tax benefit                                              --               --               --               --
Cumulative effect of accounting change                            --               --               --               --
                                                          ----------    -------------    -------------    -------------
Net income (loss) - GAAP basis                                    --          368,779        4,745,962       15,564,456
                                                          ==========    =============    =============    =============
Taxable income
  - from operations (Note 8)                                      --          379,935        4,894,262       15,727,311
                                                          ==========    =============    =============    =============
  - from gain (loss) on sale (Notes 7, 15, 18
      and 21)                                                     --               --               --          (41,115)
                                                          ==========    =============    =============    =============
Cash generated from (used in) operations
  (Notes 4 and 5)                                                 --          498,459        5,482,540       17,076,214
Cash generated from sales (Notes 7, 15, 18
  and 21)                                                         --               --               --        6,289,236
Cash generated from refinancing                                   --               --               --               --
                                                          ----------    -------------    -------------    -------------
Cash generated from (used in) operations, sales
  and refinancing                                                 --          498,459        5,482,540       23,365,450
Less: Cash distributions to investors (Note 9)
       - from operating cash flow (Note 4)                        --         (498,459)      (5,439,404)     (16,854,297)
       - from sale of properties                                  --               --               --               --
       - from cash flow from prior period                         --               --               --               --
       - from return of capital (Note 10)                         --         (136,827)              --               --
                                                          ----------    -------------    -------------    -------------
Cash generated (deficiency) after cash
  distributions                                                   --         (136,827)          43,136        6,511,153
Special items (not including sales of real estate
  and refinancing):
       Subscriptions received from stockholders                   --       38,454,158      100,792,991      222,482,560
       Sale of common stock to CNL Fund
         Advisors, Inc.                                      200,000               --               --               --
       Retirement of shares of common stock
         (Note 13)                                                --               --               --               --
       Contributions from minority interest of
          consolidated joint venture                              --          200,000           97,419               --
       Distributions to minority interest                         --               --          (39,121)         (34,020)
       Payment of stock issuance costs
         (Note 20)                                               (19)      (3,680,704)      (8,486,188)     (19,542,862)
       Acquisition of land and buildings on
         operating leases (Note 4)                                --      (18,835,969)     (36,104,148)    (143,542,667)
       Investment in direct financing leases
         (Note 4)                                                 --       (1,364,960)     (13,372,621)     (39,155,974)
       Proceeds from sales of equipment direct
         financing leases                                         --               --               --          962,274

      Past performance is not necessarily indicative of future performance.

     1998            1999            2000             2001           2002
 (Notes 3, 23    (Notes 3, 23     (Notes 23        (Notes 23       (Notes 23          2003
   and 26)          and 26)         and 26)          and 26)        and 26)         (Note 26)
--------------  --------------  --------------   --------------  --------------  --------------
$  29,560,219   $  57,979,792   $  83,618,889    $ 104,327,440   $  92,134,457   $  81,797,052


       16,018          97,307          97,559           98,561         100,493         107,702

           --      (1,851,838)       (721,230)      (1,136,997)       (347,179)       (157,488)

     (269,149)     (6,989,195)     (9,365,818)     (41,487,374)     (9,625,354)    (14,250,404)
           --              --              --      128,479,972     209,497,908              --
    8,984,546      13,335,146      29,794,446       46,676,272      39,899,581      34,393,394
   (3,493,160)    (12,830,157)    (28,508,769)     (32,477,683)    (31,763,002)    (26,349,946)
           --      (6,798,803)    (10,315,116)              --              --              --


           --        (551,011)     (6,854,932)      (5,070,213)     (5,368,261)     (1,852,941)
           --     (10,205,197)    (47,612,460)     (69,750,191)    (58,400,715)    (50,575,760)

           --              --              --     (118,537,146)   (193,178,891)             --

   (3,658,617)     (8,382,082)    (17,565,604)     (17,715,411)    (13,132,656)    (12,521,181)

           --              --              --       (8,060,600)             --        (501,500)

           --     (76,333,516)             --               --              --              --

      (30,156)        (41,678)      1,023,730       (1,250,245)     (2,408,702)     (1,913,277)


    1,042,707       2,733,898       9,336,468       (4,871,981)     (3,396,637)       (410,711)

           --              --              --               --      11,578,657      28,329,974
           --              --              --               --              --       6,345,551
           --              --              --       (3,840,902)             --              --
-------------   -------------   -------------    -------------   -------------   -------------
   32,152,408     (49,837,334)      2,927,163      (24,451,498)     35,589,693      42,440,465
=============   =============   =============    =============   =============   =============

   33,553,390      58,152,473      28,881,542       22,681,442       3,205,385      33,044,614
=============   =============   =============    =============   =============   =============

     (149,948)       (789,861)     (2,696,079)      (9,518,197)    (10,831,314)     (6,089,087)
=============   =============   =============    =============   =============   =============

   39,116,275     307,261,214    (155,961,649)      48,733,308     111,588,697     108,372,363

    2,385,941       5,302,433      12,833,063       12,658,578      67,084,608      25,312,090
           --              --              --               --              --              --
-------------   -------------   -------------    -------------   -------------   -------------

   41,502,216     312,563,647    (143,128,586)      61,391,886     178,673,305     133,684,453

  (39,116,275)    (60,078,825)             --      (48,733,308)    (67,990,684)    (68,244,434)
           --              --              --               --              --              --
     (265,053)             --     (66,329,582)     (17,733,389)             --              --
      (67,821)             --              --               --              --              --
-------------   -------------   -------------    -------------   -------------   -------------

    2,053,067     252,484,822    (209,458,168)      (5,074,811)    110,636,412      65,440,019


  385,523,966         210,736              --        3,691,600       9,750,000              --

           --              --              --               --              --              --

     (639,528)        (50,891)             --               --          (4,709)

           --         740,621          39,922               --              --              --
      (34,073)        (66,763)       (146,601)        (234,002)     (1,484,386)     (1,867,258)

  (34,579,650)       (737,190)     (1,493,436)      (1,493,436)     (1,493,437)     (1,493,437)

 (200,101,667)   (286,411,210)   (160,901,355)     (26,051,869)     (7,211,699)             --

  (47,115,435)    (63,663,720)    (15,368,629)              --              --              --

           --       2,252,766       1,848,664               --              --              --

      Past performance is not necessarily indicative of future performance.

                                                       1994         1995          1996         1997
                                                   (Notes 1, 23   (Notes 23    (Notes 23    (Notes 2, 23
                                                      and 26)      and 26)      and 26)        and 26)
                                                   ------------  -----------  ------------  ------------
     Proceeds from sale of consolidated
       partnership interest (Note 19)                      --            --            --            --
     Proceeds from sale of securities                      --            --            --            --
     Proceeds from borrowing from affiliate
       (Note 22)                                           --            --            --            --
     Investment in joint venture                           --            --            --            --
     Increase in restricted cash                           --            --            --            --
     Purchase of other investments (Note 4)                --            --            --            --
     Investment in mortgage, equipment and
       other notes receivable (Note 4)                     --            --   (13,547,264)  (16,923,383)
     Collections on mortgage, equipment and
       other notes receivable (Note 4)                     --            --       133,850       250,732
     Redemption of (investment in)
       certificates of deposit                             --            --            --    (2,000,000)
     Proceeds from the issuance of bonds                   --            --            --            --
     Payment on bonds                                      --            --            --            --
     Proceeds from borrowing on credit
       facility, note payable and subordinated
       note payable                                        --            --     3,666,896    19,721,804
     Payment on credit facility and note
       payable                                             --            --      (145,080)  (20,784,577)
     Reimbursement of organization,
       acquisition, and deferred offering and
       stock issuance costs paid on behalf of
       CNL Restaurant Properties, Inc.
       by related parties                            (199,036)   (2,500,056)     (939,798)   (2,857,352)
     Decrease (increase) in intangibles and
       other assets                                        --      (628,142)   (1,103,896)           --
     Proceeds from borrowings on mortgage
       warehouse facilities                                --            --            --            --
     Payments on mortgage warehouse
       facilities                                          --            --            --            --
     Payments of loan and bond issuance costs              --            --            --            --
     Other                                                 --            --       (54,533)       49,001
                                                   ----------    ----------   -----------   -----------
Cash generated (deficiency) after cash
  distributions and special items                         945    11,507,500    30,941,643     5,136,689
                                                   ==========    ==========   ===========   ===========
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
  - from operations (Notes 8 and 25)                       --            20            61            67
                                                   ==========    ==========   ===========   ===========
  - from recapture                                         --            --            --            --
                                                   ==========    ==========   ===========   ===========
Capital gain (loss) (Notes 7, 15, 18 and 21)               --            --            --            --
                                                   ==========    ==========   ===========   ===========
Cash distributions to investors:
  Source (on GAAP basis):
  - from investment income                                 --            19            59            66
  - from capital gain                                      --            --            --            --
  - from investment income from prior period               --            --            --            --
  - from return of capital (Note 10)                       --            14             8             6
                                                   ----------    ----------   -----------   -----------
Total distributions on GAAP basis (Note 11):               --            33            67            72
                                                   ==========    ==========   ===========   ===========
  Source (on cash basis):
  - from sales                                             --            --            --            --
  - from refinancing                                       --            --            --            --
  - from operations (Note 4)                               --            26            67            72
  - from cash flow from prior period                       --            --            --            --
  - from return of capital (Note 10)                       --             7            --            --
                                                   ----------    ----------   -----------   -----------
Total distributions on cash basis (Note 11)                --            33            67            72
                                                   ==========    ==========   ===========   ===========
Total cash distributions as a percentage of
  original $1,000 investment (Note 6)                    0.00%         5.34%         7.06%         7.45%
Total cumulative cash distributions per
  $1,000 investment from inception                         --            33           100           172
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented (original
  total acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties in
  program) (Notes 7, 15, 18 and 21)                       N/A           100%          100%         100%

     Past performance is not necessarily indicative of future performance.

    1998            1999           2000           2001           2002
(Notes 3, 23    (Notes 3, 23    (Notes 23      (Notes 23       (Notes 23        2003
   and 26)         and 26)       and 26)         and 26)        and 26)       (Note 26)
-------------  -------------  -------------   -------------  -------------  -------------

          --             --      1,187,238              --             --             --
          --             --      7,720,997         982,050             --             --

          --             --             --       8,708,400     11,750,000     18,709,603
    (974,696)      (187,452)            --         (10,000)      (150,000)            --
          --             --     (1,875,838)     (9,055,564)     6,357,321     (7,887,421)
 (16,083,055)            --     (2,831,779)             --             --             --

 (10,724,398)   (31,004,345)   (11,130,607)    (11,457,682)    (6,606,837)            --

   1,555,623      3,894,067      8,334,231       9,325,173     15,481,478     29,075,354

          --      2,000,000             --              --             --             --
          --             --    280,906,000     177,222,667             --     24,905,561
          --             --     (2,422,469)    (10,065,808)   (16,435,554)   (19,402,557)


   7,692,040    439,941,245    397,538,000      63,948,887    249,333,516     34,104,800

      (8,039)   (61,580,289)  (586,425,008)   (159,064,801)   (90,875,084)   (66,750,919)




  (4,574,925)    (1,492,310)            --              --             --             --

  (6,281,069)    (1,862,036)      (377,755)             --             --             --

          --     27,101,067    301,227,438     325,264,212    189,901,470    124,126,661

          --   (352,808,966)    (7,718,739)   (358,859,850)  (474,312,483)  (176,371,771)
          --     (5,947,397)   (20,891,532)     (9,633,523)       (22,557)    (2,231,032)
     (95,101)            --             --              --             --         19,064
------------   ------------   ------------    ------------   ------------   ------------

  75,613,060    (77,188,245)   (22,239,426)     (2,458,357)    (5,345,049)    20,376,667
============   ============   ============    ============   ============   ============




          63             73             30              15             --             30
============   ============   ============    ============   ============   ============
          --             --             --              --             --             --
============   ============   ============    ============   ============   ============
          --             --             --              --             --             --
============   ============   ============    ============   ============   ============


          60             --              3              --             40             47
          --             --             --              --             --             --
          --             --             --              --             --             --
          14             76             73              76             36             28
------------   ------------   ------------    ------------   ------------   ------------
          74             76             76              76             76             75
============   ============   ============    ============   ============   ============

          --             --             --              --             --             --
          --             --             --              --             --             --
          73             76             --              55             76             75
           1             --             76              21             --             --
          --             --             --              --             --             --
------------   ------------   ------------    ------------   ------------   ------------
          74             76             76              76             76             75
============   ============   ============    ============   ============   ============

       7.625%         7.625%         7.625%          7.625%         7.625%         7.625%

         246            322            398             474            550            625






         100%           100%           100%            100%           100%           100%

     Past performance is not necessarily indicative of future performance.

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc. (the "Restaurant Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, the Restaurant Properties REIT registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of the Restaurant Properties REIT commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, the Restaurant Properties REIT had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings, investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant Properties REIT.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, the Restaurant Properties REIT sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8: Taxable income presented is before the dividends paid deduction.

Note 9:           For the years ended December 31, 2003, 2002, 2001, 2000, 1999,
                  1998, 1997, 1996 and 1995, 39%, 0%, 21%, 40%, 97%, 84.87%,
                  93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 61%, 100%, 79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%,
                  respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2003, 2002, 2001, 2000, 1999,
                  1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

     Past performance is not necessarily indicative of future performance.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note
                  16). During the year ended December 31, 2001, the Restaurant Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended December 31, 1998, the Restaurant Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of the Restaurant Properties REIT elected to implement the Restaurant Properties REIT's redemption plan. Under the redemption plan, the Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Restaurant Properties REIT agreed to redeem fractional shares (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.

Note 14: During the year ended December 31, 1999, the Restaurant Properties REIT recorded provisions for losses on buildings in the amount of $6,989,195 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, the Restaurant Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the year ended December 31, 2000, 2001, 2002 and 2003 the Restaurant Properties REIT recorded provision for losses on assets in the amount of $9,365,818, $41,487,374, $9,625,354 and $14,250,400, respectively, for financial reporting purposes relating to several properties and mortgage loans. The tenants of these properties or borrowers under the mortgage loans experienced financial difficulties and/or ceased payment of rents or debt service under the terms of their lease agreements or loan agreements. For the properties, the allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001, 2002 and 2003, respectively, and the estimated net realizable value for these properties. For the mortgage loans, the provision for loss represents the differences between the carrying value of the loan and its net realizable value.

Note 18: During the year ended December 31, 2000, the Restaurant Properties REIT sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $721,230 for financial reporting purposes (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).

Note 19: During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

     Past performance is not necessarily indicative of future performance.

Note 20: An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in the Restaurant Properties REIT in connection with such offering. An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000, 2001, 2002 and 2003 the Restaurant Properties REIT incurred $300,206, $1,493,437, $1,493,436, $1,493,436,
                  $1,493,437 and $1,493,437 of such fees, respectively, which were paid in January 1999, 2000, 2001, 2002, 2003 and 2004, respectively.

Note 21: During the year ended December 31, 2001, 2002 and 2003, the Restaurant Properties REIT sold several properties held for investment which resulted in total aggregate losses of $1,136,997, $347,179 and $157,488, respectively, for financial reporting purposes. In addition, during the year ended December 31, 2001, the Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.

Note 22: During the year ended December 31, 2001, an affiliate of the Restaurant Properties REIT advanced $6.0 million to the Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended December 31, 2001, the Restaurant Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the Restaurant Properties REIT under the same terms of the previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock. As of December 31, 2002, the affiliate had advanced an additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances. During 2003, the affiliate advanced $18.7 million to the Restaurant Properties REIT under the same terms as previous advances.

Note 23: Effective January 1, 2002, the Restaurant Properties REIT adopted Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FASB #144"). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 1998, 1999, 2000 and 2001 to conform to the 2002 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996 and 1997 have not been restated or reclassified to conform to the 2002 presentation.

Note 24: Starting in 2001, the Restaurant Properties REIT began designating certain properties as held for sale and began selling these properties to private investors as an alternative to retaining the properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December 31, 2001 are presented as discontinued operations (see Note
                  23).

Note 25: For the year ended December 31, 2002, 100% of the distributions to stockholders were deemed return of capital for federal income tax purposes.

Note 26: As discussed in Note 23, and in accordance with FASB #144, any properties identified as held for sale or sold through December 31, 2003, have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 1999, 2000, 2001 and 2002 to conform to the 2003 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 have not been restated or reclassified to conform to the 2003 presentation. During the year ended December 31, 2003, the Restaurant Properties REIT adopted the provisions of FIN 46 and restated certain amounts in the operating results for the years ended December 31, 2001, 2002 and 2003.

     Past performance is not necessarily indicative of future performance.

                                    TABLE III
                      Operating Results of Prior Programs
                        CNL HOSPITALITY PROPERTIES, INC.

                                                             1996         1997                          1999
                                                           (Note 1)     (Note 1)        1998          (Note 2)
                                                          ----------  -----------  --------------  --------------
Gross revenue                                             $      --   $       --   $   1,316,599   $   4,230,995
Dividend income (Note 10)                                        --           --              --       2,753,506
Interest and other income                                        --       46,071         638,862       3,693,004
Less: Operating expenses                                         --      (22,386)       (257,646)       (802,755)
      Interest expense                                           --           --        (350,322)       (248,094)
      Depreciation and amortization                              --         (833)       (388,554)     (1,267,868)
      Equity in loss of unconsolidated
        subsidiary after deduction of
        preferred stock dividends (Note 10)                      --           --              --        (778,466)
      Minority interest                                          --           --              --         (64,334)
Benefit from Income Taxes                                        --           --              --              --
Income from Continuing Operations                                --           --              --              --
                                                          ---------   ----------   -------------   -------------
Net income - GAAP basis                                          --       22,852         958,939       7,515,988
                                                          =========   ==========   =============   =============
Taxable income
     - from operations (Note 6)                                  --       46,071         609,304       7,613,284
                                                          =========   ==========   =============   =============
     - from gain (loss) on sale                                  --           --              --              --
                                                          =========   ==========   =============   =============
Cash generated from operations (Notes
  3 and 4)                                                       --       22,469       2,776,965      12,890,161
Less: Cash distributions to investors (Note 7)
       - from operating cash flow                                --      (22,469)     (1,168,145)    (10,765,881)
       - from sale of properties                                 --           --              --              --
       - from cash flow from prior period                        --           --              --              --
       - from return of capital (Note 8)                         --       (7,307)             --              --
                                                          ---------   ----------   -------------   -------------
Cash generated (deficiency) after cash
  distributions                                                  --       (7,307)      1,608,820       2,124,280
Special items (not including sales of real
  estate and refinancing):
       Subscriptions received from
         stockholders                                            --   11,325,402      31,693,678     245,938,907
       Sale of common stock to CNL
         Hospitality Corp. (formerly CNL
         Hospitality Advisors, Inc.)                        200,000           --              --              --
       Proceeds from mortgage loans and other
         notes payable                                           --           --              --              --
       Contribution from minority interest                       --           --              --       7,150,000
       Distributions to holders of minority
         interest                                                --           --              --              --
       Stock issuance costs                                (197,916)  (1,979,371)     (3,948,669)    (26,472,318)
       Acquisition of land, buildings and
         equipment                                               --           --     (28,752,549)    (85,089,887)
       Acquisition of RFS                                        --           --              --              --
       Investment in unconsolidated subsidiary                   --           --              --     (39,879,638)
       Deposit on property and other investments                 --           --              --              --
       Acquisition of additional interest CNL
         Hotel Investors, Inc.                                   --           --              --              --
       Redemption of (investment in) certificate of
         deposit                                                 --           --      (5,000,000)             --
       Increase in restricted cash                               --           --         (82,407)       (193,223)
       Proceeds of borrowing on line of credit                   --           --       9,600,000              --
       Payment on mortgage loans and line of credit              --           --              --      (9,600,000)
       Payment of other notes                                    --           --              --              --
       Payment of loan costs                                     --           --         (91,262)        (47,334)
       Decrease (increase) in intangibles and
         other assets                                            --     (463,470)       (676,026)     (5,068,727)
       Retirement of shares of common stock                      --           --              --        (118,542)
       Due from related parties - offering expenses              --           --              --              --
       Other                                                     --       (7,500)          7,500              --
                                                          ---------   ----------   -------------   -------------
Cash generated (deficiency) after cash
  distributions and special items                             2,084    8,867,754       4,359,085      88,743,518
                                                          =========   ==========   =============   =============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
  - from operations (Note 6)                                     --            7              25              48
                                                          =========   ==========   =============   =============
  - from recapture                                               --           --              --              --
                                                          =========   ==========   =============   =============
Capital gain (loss) (Note 7)                                     --           --              --              --
                                                          =========   ==========   =============   =============

     Past performance is not necessarily indicative of future performance.

      2000               2001            2002             2003
    (Note 2)           (Note 2)        (Note 2)         (Note 2)
----------------   ----------------  -------------  ----------------
$    26,681,838    $    79,728,000    217,742,000   $   550,174,000
      2,780,063                 --             --                --
      6,637,318          9,289,000      7,784,000         6,966,000
     (3,311,988)       (22,514,000)  (130,886,000)     (392,582,000)
     (2,383,449)       (15,635,000)   (23,125,000)      (58,040,000)
     (7,830,456)       (22,281,000)   (37,810,000)      (79,876,000)


       (386,627)        (7,968,000)   (17,256,000)      (23,970,000
     (1,516,237)        (1,291,000)      (639,000)          778,000
             --                 --             --         1,321,000
             --                 --             --         1,222,000
---------------    ---------------   ------------   ---------------
     20,670,462         19,328,000     15,810,000         5,993,000
===============    ===============   ============   ===============

     14,507,032         16,938,386     24,804,256        24,674,829
===============    ===============   ============   ===============
             --                 --             --                --
===============    ===============   ============   ===============

     43,650,561         58,408,000     76,660,000       112,887,000

    (28,082,275)       (48,410,000)   (74,217,000)     (112,887,000)
             --                 --             --                --
             --                 --             --                --
             --                 --             --       (17,074,000)
---------------    ---------------   ------------   ---------------

     15,568,286          9,998,000      2,443,000       (17,074,000)



    203,684,044        286,069,000    489,111,000     1,169,496,000


             --                 --             --                --

    102,081,950      1,379,907,000    118,720,000       866,912,000
             --                 --

    (10,217,828)        (2,896,000)      (530,000)         (380,000)
    (24,808,156)       (34,723,000)   (51,640,000)     (113,211,000)

   (310,711,912)      (351,621,000)  (446,520,000)   (1,224,313,000)
             --                 --             --      (450,350,000)
    (10,174,209)       (30,804,000)   (53,099,000)         (727,000)
             --                 --    (10,300,407)      (24,985,000)

    (17,872,573)                --             --                --

      5,000,000                 --             --                --
     (2,988,082)        (6,106,000)   (12,425,000)      (29,241,000)
             --          7,500,000     16,579,000            (6,000)
             --         (1,184,000)    (1,931,000)       (4,730,000)
             --                 --    (26,607,000)       (2,533,000)
     (1,342,713)        (4,932,000)    (2,395,000)       (9,751,000)

      2,510,090        (11,611,000)   (29,643,000)      (81,996,000)
     (2,503,484)        (2,313,000)    (2,391,000)       (6,591,000)
             --         (1,411,000)            --                --
             --                 --             --                --
---------------    ---------------   ------------   ---------------

    (51,774,587)       (6,044,000)    (10,628,000)       70,520,000
===============    ===============   ============   ===============




             38                 26             25                14
===============    ===============   ============   ===============
             --                 --             --                --
===============    ===============   ============   ===============
             --                 --             --                --
===============    ===============   ============   ===============

     Past performance is not necessarily indicative of future performance.

                                                1996      1997             1999
                                              (Note 1)  (Note 1)  1998   (Note 2)
                                              --------  --------  -----  --------
Cash distributions to investors
    Source (on GAAP basis)
    - from investment income                        --        3     40        47
    - from capital gain                             --       --     --        --
    - from investment income from
       prior period                                 --       --     --        --
    - from return of capital (Note 8)               --        1      9        21
                                              --------  -------   ----   -------
Total distributions on GAAP basis
   (Note 9)                                         --        4     49        68
                                              ========  =======   ====   =======
   Source (on cash basis)
    - from sales                                    --       --     --        --
    - from refinancing                              --       --     --        --
    - from operations                               --        3     49        68
    - from cash flow from prior period              --       --     --        --
    - from return of capital (Note 8)               --        1     --        --
                                              --------  -------   ----   -------
Total distributions on cash basis (Note 9)          --        4     49        68
                                              ========  =======   ====   =======
Total cash distributions as a percentage
    of original $1,000 investment (Notes
    5 and 11)                                      N/A     3.00%  4.67%     7.19%
Total cumulative cash distributions per
    $1,000 investment from inception               N/A        4     53       121
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties
    in program)                                    N/A      N/A    100%      100%

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality
                  Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). As of December 31, 2002, the Hospitality Properties REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2003.

Note 2: The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering, 2002 Offering and the 2003 Offering, as applicable. For the years ended December 31, 2001, 2002 and 2003 the amounts were restated in connection with the adoption of FIN46R and have been rounded to thousands.

Note 3: Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hospitality Properties REIT.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

     Past performance is not necessarily indicative of future performance.

  2000       2001       2002       2003
(Note 2)   (Note 2)   (Note 2)   (Note 2)
--------   --------   --------   --------


     53         30         16          3
     --         --         --         --

     --         --         --
     20         45         60         72
-------    -------    -------    -------

     73         75         76         75
=======    =======    =======    =======

     --         --         --         --
     --         --         --         --
     73         75         76         65
     --         --         --         --
     --         --         --         10
-------    -------    -------    -------
     73         75         76         75
=======    =======    =======    =======

   7.38%     7.688%      7.75%      7.75%

    194        269        345        420

    100%       100%       100%       100%

Note 6: Taxable income presented is before the dividends paid deduction.

Note 7:           For the years ended December 31, 2003, 2002, 2001, 2000, 1999,
                  1998 and 1997, approximately 39%, 51%, 52%, 63%, 75%, 76% and
                  100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 61%, 49%, 48%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2003, 2002, 2001, 2000, 1999,
                  1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10: In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the years ended after December 31, 2001.

Note 11: Certain data for columns representing less than 12 months have been annualized.

     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL Income Fund, Ltd.:
   Popeye's -
     Merritt Island, FL (2)         12/31/86   09/13/00             676,503         --           --               --    676,503
   Golden Corral -
     Salisbury, MD (2) (11)         12/04/86   11/30/00             665,001         --           --               --    665,001
   Wendy's -
     Mesquite, TX (2)               09/29/86   02/20/02           1,064,259         --           --               --  1,064,259
   Burger King -
     Orlando, FL (30)               11/12/86   06/18/02             613,553         --           --               --    613,553

CNL Income Fund II, Ltd.:
   KFC -
     Jacksonville, FL (2)           09/01/87   06/15/00             601,400         --           --               --    601,400
   Popeye's -
     Sanford, FL (2)                06/28/87   09/13/00             631,359         --           --               --    631,359
   Popeye's -
     Altamonte Springs, FL (2)      02/11/87   09/13/00             494,052         --           --               --    494,052
   Popeye's -
     Apopka, FL (2)                 01/19/88   09/13/00             615,618         --           --               --    615,618
   IHOP -
     Peoria, AZ (20)                11/18/99   08/27/01             836,160         --           --               --    836,160
   KFC -
     Bay City, TX (2)               12/18/87   09/10/01             548,874         --           --               --    548,874
   Burger King -
     San Antonio, TX (2)            05/15/87   06/26/02             747,510         --           --               --    747,510
   Denny's -
     Casper, WY (2) (38)            09/15/87   08/09/02             346,252         --           --               --    346,252
   Denny's -
     Rock Springs, WY (2)           09/18/87   08/09/02             204,659         --           --               --    204,659
   Golden Corral -
     Tomball, TX                    05/13/87   10/10/02             458,175         --           --               --    458,175
   Golden Corral -
     Pineville, LA                  06/18/97   12/18/02             262,425         --           --               --    262,425

CNL Income Fund III, Ltd.:
   Popeye's -
     Plant City, FL                 04/12/88   09/13/00             507,365         --           --               --    507,365
   Golden Corral -
     Washington, IL (2) (3)         11/20/87   11/29/01             586,132         --           --               --    586,132
   Golden Corral -
     Schereville, IN (2) (23)       11/19/87   09/11/01             810,550         --           --               --    810,550
   Po' Folks -
     Titusville, FL (28)            10/30/87   01/09/02             121,558         --           --               --    121,558
   Burger King -
     Montgomery, AL (2) (36)        01/28/99   05/17/02              78,294         --      320,000               --    398,294
   Golden Corral -
     Altus, OK (2)                  10/14/87   09/27/02             307,785         --           --               --    307,785
   Red Oak Steakhouse -
     Canton Township, MI (2) (37)   08/18/88   09/30/02             106,315         --      640,000               --    746,315

                                               Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                    ----------------------------------------
                                                                                    Excess
                                                    Total                        (deficiency)
                                                acquisition cost,                 of property
                                     Original       capital                     operating cash
                                     mortgage     improvements                   receipts over
                                    financing     closing and                        cash
          Property                     (7)       soft costs (1)      Total     expenditures (19)
------------------------------------------------------------------------------------------------
CNL Income Fund, Ltd.:
   Popeye's -
     Merritt Island, FL (2)                --             518,409    518,409             909,409
   Golden Corral -
     Salisbury, MD (2) (11)                --             741,900    741,900           1,326,574
   Wendy's -
     Mesquite, TX (2)                      --             848,000    848,000           1,351,586
   Burger King -
     Orlando, FL (30)                      --             487,500    487,500             911,938

CNL Income Fund II, Ltd.:
   KFC -
     Jacksonville, FL (2)                  --             441,000    441,000             715,685
   Popeye's -
     Sanford, FL (2)                       --             560,000    560,000             850,322
   Popeye's -
     Altamonte Springs, FL (2)             --             426,568    426,568             684,445
   Popeye's -
     Apopka, FL (2)                        --             545,561    545,561             794,039
   IHOP -
     Peoria, AZ (20)                       --             764,975    764,975             125,468
   KFC -
     Bay City, TX (2)                      --             446,827    446,827             767,761
   Burger King -
     San Antonio, TX (2)                   --             703,500    703,500           1,251,201
   Denny's -
     Casper, WY (2) (38)                   --             566,700    566,700             872,849
   Denny's -
     Rock Springs, WY (2)                  --             667,900    667,900             928,587
   Golden Corral -
     Tomball, TX                           --             807,583    807,583           1,434,457
   Golden Corral -
     Pineville, LA                         --             645,400    645,400           1,115,813

CNL Income Fund III, Ltd.:
   Popeye's -
     Plant City, FL                        --             606,409    606,409             616,913
   Golden Corral -
     Washington, IL (2) (3)                --             690,500    690,500           1,083,951
   Golden Corral -
     Schereville, IN (2) (23)              --             694,100    694,100           1,053,524
   Po' Folks -
     Titusville, FL (28)                   --             714,117    714,117             166,684
   Burger King -
     Montgomery, AL (2) (36)               --             941,358    941,358             261,836
   Golden Corral -
     Altus, OK (2)                         --             557,900    557,900             920,131
   Red Oak Steakhouse -
     Canton Township, MI (2) (37)          --             924,921    924,921           1,309,270

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)                10/21/88   06/29/00           1,056,475         --           --               --  1,056,475
   Shoney's -
     Temple Terrace, FL (2)         06/27/89   07/06/00           1,293,286         --           --               --  1,293,286
   Shoney's -
     Punta Gorda, FL (2)            02/02/89   07/06/00           1,060,297         --           --               --  1,060,297
   Big Boy -
     Topeka, KS (2)                 12/22/88   11/20/00             496,362         --           --               --    496,362
   Taqueria Jalisco -
     Corpus Christi, TX (2)         04/01/91   06/19/01             390,000         --           --               --    390,000
   Bellissimos Family
   Restaurant -
     Palm Bay, FL                   01/10/89   08/17/01             289,894         --           --               --    289,894
   Po' Folks -
     Titusville, FL (28)            10/30/87   01/09/02              44,052         --           --               --     44,052

CNL Income Fund V, Ltd.:
   Hardee's -
     Belding, MI                    03/08/89   03/03/00             124,346         --           --               --    124,346
   Denny's -
     Daleville, IN (2)              02/06/89   03/02/01             300,386         --           --               --    300,386
   Denny's -
     Huron, OH (2) (6)              05/19/89   01/15/02             260,956         --           --               --    260,956
   Market Street Buffet and Bakery -
     West Lebanon, NH (2)           07/10/89   01/17/02             654,530         --           --               --    654,530
   Taco Bell -
     Bountiful, UT (2)              08/17/89   01/28/02           1,039,998         --           --               --  1,039,998
   Burger King -
     Lawrenceville, GA (2)          06/27/89   06/20/02             847,000         --           --               --    847,000

CNL Income Fund VI, Ltd.:
   Popeye's -
     Jacksonville, FL               04/30/90   09/13/00             478,062         --           --               --    478,062
   Popeye's -
     Tallahassee, FL                04/30/90   09/13/00             619,696         --           --               --    619,696
   Popeye's -
     Jacksonville, FL               04/30/90   09/13/00             523,672         --           --               --    523,672
   Popeye's -
     Jacksonville, FL               04/30/90   09/13/00             450,418         --           --               --    450,418
     Captain D's -
     Chester, PA (4)                02/09/90   05/22/01              83,000         --           --               --     83,000
   IHOP -
     Dublin, CA (14)                11/12/99   06/28/01           1,274,672         --           --               --  1,274,672
   IHOP -
     Round Rock, TX (21)            10/27/99   10/05/01           1,163,216         --           --               --  1,163,216
   Denny's -
     Cheyenne, WY                   12/19/89   12/21/01             290,800         --           --               --    290,800
   KFC -
     Caro, MI (35)                  04/02/90   11/15/02             396,840         --           --               --    396,840

                                                  Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ----------------------------------------
                                                                                       Excess
                                                       Total                        (deficiency)
                                                   acquisition cost,                 of property
                                        Original       capital                     operating cash
                                        mortgage     improvements                   receipts over
                                       financing     closing and                        cash
          Property                        (7)       soft costs (1)      Total     expenditures (19)
---------------------------------------------------------------------------------------------------
CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)                          --             614,500    614,500           1,038,530
   Shoney's -
     Temple Terrace, FL (2)                   --           1,155,705  1,155,705           1,496,453
   Shoney's -
     Punta Gorda, FL (2)                      --             947,500    947,500           1,271,574
   Big Boy -
     Topeka, KS (2)                           --             708,800    708,800             878,942
   Taqueria Jalisco -
     Corpus Christi, TX (2)                   --             622,310    622,310             331,788
   Bellissimos Family
   Restaurant -
     Palm Bay, FL                             --           1,070,822  1,070,822           1,250,729
   Po' Folks -
     Titusville, FL (28)                      --             258,795    258,795              60,406

CNL Income Fund V, Ltd.:
   Hardee's -
     Belding, MI                              --             630,432    630,432             250,715
   Denny's -
     Daleville, IN (2)                        --             547,600    547,600             589,375
   Denny's -
     Huron, OH (2) (6)                        --             448,100    448,100             764,529
   Market Street Buffet and Bakery -
     West Lebanon, NH (2)                     --           1,159,990  1,159,990            (29,353)
   Taco Bell -
     Bountiful, UT (2)                        --             614,249    614,249           1,053,833
   Burger King -
     Lawrenceville, GA (2)                    --             797,778    797,778           1,290,366

CNL Income Fund VI, Ltd.:
   Popeye's -
     Jacksonville, FL                         --             406,477    406,477             491,262
   Popeye's -
     Tallahassee, FL                          --             488,817    488,817             658,801
   Popeye's -
     Jacksonville, FL                         --             423,591    423,591             530,389
   Popeye's -
     Jacksonville, FL                         --             383,089    383,089             454,566
     Captain D's -
     Chester, PA (4)                          --             550,000    550,000             786,617
   IHOP -
     Dublin, CA (14)                          --           1,166,160  1,166,160             175,195
   IHOP -
     Round Rock, TX (21)                      --           1,076,103  1,076,103             192,394
   Denny's -
     Cheyenne, WY                             --             765,500    765,500           1,058,493
   KFC -
     Caro, MI (35)                            --             348,855    348,855             651,265

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL Income Fund VII, Ltd.:
   Shoney's
     Pueblo, CO                     08/21/90   06/20/00           1,005,000         --           --               --  1,005,000
   Popeye's -
     Lake City, FL                  04/30/90   09/13/00             598,959         --           --               --    598,959
   Popeye's -
     Jacksonville, FL               04/30/90   09/13/00             417,581         --           --               --    417,581
   Popeye's -
     Jacksonville, FL               04/30/90   09/13/00             494,680         --           --               --    494,680
   Popeye's -
     Brunswick, GA                  04/30/90   09/13/00             535,947         --           --               --    535,947
   Popeye's -
     Jacksonville, FL               04/30/90   09/13/00             345,168         --           --               --    345,168
   KFC -
     Friendswood, TX                06/13/90   12/14/00             725,000         --           --               --    725,000
   Church's -
     Daytona Beach, FL (22)         01/16/91   11/27/01             213,482         --      103,581               --    317,063
   Church's
     Gainesville, FL                01/16/91   11/29/01             182,750         --           --               --    182,750
   Johnnies -
     Saddlebrook, FL                04/04/90   12/21/01             698,050         --           --               --    698,050
   Burger King -
     Columbus, OH (31)              09/27/91   06/03/02             218,833         --           --               --    218,833
   Burger King -
     Pontiac, MI (31)               09/27/91   06/27/02             130,073         --           --               --    130,073
   Jack in the Box -
     Mansfield, TX (34)             03/20/97   08/23/02             799,084         --           --               --    799,084

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL              06/12/91   07/06/00           1,135,380         --           --               --  1,135,380
   Shoney's -
     Brooksville, FL                02/18/91   07/06/00             940,013         --           --               --    940,013
   Shoney's -
     Sun City, FL                   03/04/91   07/06/00           1,327,317         --           --               --  1,327,317
   Popeye's -
     Jacksonville, FL               09/28/90   09/13/00             420,006         --           --               --    420,006
   Golden Corral -
     Middleburg Heights, OH (12)    05/31/96   03/21/01             236,740         --           --               --    236,740
   Quincy's -
     Statesville, NC                10/10/91   05/25/01             877,000         --           --               --    877,000
   Burger King -
     Baseball City, FL              06/18/91   05/02/02           1,184,559         --           --               --  1,184,559
   Burger King -
     Columbus, OH (31)              09/27/91   06/03/02             447,392         --           --               --    447,392
   Burger King -
     Pontiac, MI (31)               09/27/91   06/27/02             265,926         --           --               --    265,926
   Bakers Square -
     Libertyville, IL (33)          08/31/00   09/05/02           1,076,041         --           --               --  1,076,041

                                                   Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ----------------------------------------
                                                                                       Excess
                                                       Total                        (deficiency)
                                                   acquisition cost,                 of property
                                        Original       capital                     operating cash
                                        mortgage     improvements                   receipts over
                                       financing     closing and                        cash
          Property                        (7)       soft costs (1)      Total     expenditures (19)
---------------------------------------------------------------------------------------------------
CNL Income Fund VII, Ltd.:
   Shoney's
     Pueblo, CO                               --             961,582    961,582             984,472
   Popeye's -
     Lake City, FL                            --             485,455    485,455             641,608
   Popeye's -
     Jacksonville, FL                         --             376,323    376,323             452,824
   Popeye's -
     Jacksonville, FL                         --             384,936    384,936             515,888
   Popeye's -
     Brunswick, GA                            --             468,797    468,797             574,076
   Popeye's -
     Jacksonville, FL                         --             340,429    340,429             407,175
   KFC -
     Friendswood, TX                          --             485,951    485,951             671,580
   Church's -
     Daytona Beach, FL (22)                   --             318,188    318,188             396,488
   Church's
     Gainesville, FL                          --             183,872    183,872             239,254
   Johnnies -
     Saddlebrook, FL                          --           1,100,000  1,100,000           1,324,170
   Burger King -
     Columbus, OH (31)                        --             167,259    167,259             190,438
   Burger King -
     Pontiac, MI (31)                         --             211,050    211,050             238,235
   Jack in the Box -
     Mansfield, TX (34)                       --             617,155    617,155             351,952

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL                        --             924,646    924,646           1,040,086
   Shoney's -
     Brooksville, FL                          --             816,355    816,355             961,418
   Shoney's -
     Sun City, FL                             --           1,055,820  1,055,820           1,238,581
   Popeye's -
     Jacksonville, FL                         --             352,445    352,445             401,169
   Golden Corral -
     Middleburg Heights, OH (12)              --             236,740    236,740             127,155
   Quincy's -
     Statesville, NC                          --             893,422    893,422             997,232
   Burger King -
     Baseball City, FL                        --             873,857    873,857           1,096,005
   Burger King -
     Columbus, OH (31)                        --             341,952    341,952             389,340
   Burger King -
     Pontiac, MI (31)                         --             431,480    431,480             487,058
   Bakers Square -
     Libertyville, IL (33)                    --             960,000    960,000             187,961

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL Income Fund IX, Ltd.:
   Perkins -
     Williamsville, NY              12/20/91   05/15/00             693,350         --           --               --    693,350
   Denny's -
     Alliance, OH (16)              01/22/92   11/30/00                  --         --      200,000               --    200,000
   Denny's -
     Blufton, OH (17)               10/11/91   11/30/00                  --         --      300,000               --    300,000
   IHOP -
     Dublin, CA (14)                11/12/99   06/28/01             424,891         --           --               --    424,891
   Shoney's -
     Bedford, IN                    07/09/91   07/31/01             900,110         --           --               --    900,110
   Shell's Seafood Restaurant -
     Copley Township, OH            12/17/91   11/28/01           1,086,143         --           --               --  1,086,143
   Hardee's -
     Greenville, SC                 10/21/91   05/03/02             976,798         --           --               --    976,798
   Burger King -
     Greensboro, NC (29)            03/30/92   05/16/02             571,744         --           --               --    571,744
   Burger King -
     Columbus, OH (31)              09/27/91   06/03/02             549,515         --           --               --    549,515
   Burger King -
     Ashland, NH (32)               06/29/92   06/03/02             402,545         --           --               --    402,545
   Burger King -
     Pontiac, MI (31)               09/27/91   06/27/02             326,626         --           --               --    326,626
   Shoney's -
     Huntsville, AL                 10/04/91   08/20/02             951,528         --           --               --    951,528
   Bakers Square -
     Libertyville, IL (33)          08/31/00   09/05/02             554,324         --           --               --    554,324
   Hardee's -
     Farragut, TN                   10/09/91   12/18/02             886,300         --           --               --    886,300

CNL Income Fund X, Ltd.:
   Perkins -
     Lancaster, NY                  12/20/91   12/28/00             749,675         --           --               --    749,675
   IHOP -
     Peoria, AZ (20)                11/18/99   08/27/01             905,840         --           --               --    905,840
   Jack in the Box -
     San Marcos, TX                 03/03/99   04/23/02           1,161,055         --           --               --  1,161,055
   Burger King -
     Greensboro, NC (29)            03/30/92   05/16/02             571,744         --           --               --    571,744
   Burger King -
     Ashland, NH (32)               06/29/92   06/03/02             154,802         --           --               --    154,802
   Perkins -
     Ft. Pierce, FL                 02/04/92   12/20/02             329,175         --           --               --    329,175

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)            10/27/99   10/05/01             347,454         --           --               --    347,454
   Quincy's -
     Sebring, FL                    09/29/92   11/21/01           1,029,000         --           --               --  1,029,000

                                               Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                    ----------------------------------------
                                                                                    Excess
                                                    Total                        (deficiency)
                                                acquisition cost,                 of property
                                     Original       capital                     operating cash
                                     mortgage     improvements                   receipts over
                                    financing     closing and                        cash
          Property                     (7)       soft costs (1)      Total     expenditures (19)
------------------------------------------------------------------------------------------------
CNL Income Fund IX, Ltd.:
   Perkins -
     Williamsville, NY                     --             981,482    981,482             692,535
   Denny's -
     Alliance, OH (16)                     --             553,137    553,137             614,999
   Denny's -
     Blufton, OH (17)                      --             642,000    642,000             739,292
   IHOP -
     Dublin, CA (14)                       --             388,720    388,720              58,398
   Shoney's -
     Bedford, IN                           --             754,028    754,028             991,085
   Shell's Seafood Restaurant -
     Copley Township, OH                   --             870,713    870,713             692,662
   Hardee's -
     Greenville, SC                        --             760,405    760,405             957,261
   Burger King -
     Greensboro, NC (29)                   --             460,989    460,989             479,360
   Burger King -
     Columbus, OH (31)                     --             420,008    420,008             478,210
   Burger King -
     Ashland, NH (32)                      --             325,018    325,018             322,154
   Burger King -
     Pontiac, MI (31)                      --             529,969    529,969             598,234
   Shoney's -
     Huntsville, AL                        --             763,901    763,901           1,050,434
   Bakers Square -
     Libertyville, IL (33)                 --             494,545    494,545              96,829
   Hardee's -
     Farragut, TN                          --             707,025    707,025             940,825

CNL Income Fund X, Ltd.:
   Perkins -
     Lancaster, NY                         --           1,111,111  1,111,111             706,575
   IHOP -
     Peoria, AZ (20)                       --             828,723    828,723             135,923
   Jack in the Box -
     San Marcos, TX                        --           1,020,829  1,020,829             288,292
   Burger King -
     Greensboro, NC (29)                   --             460,989    460,989             479,360
   Burger King -
     Ashland, NH (32)                      --             124,989    124,989             123,887
   Perkins -
     Ft. Pierce, FL                        --           1,002,337  1,002,337             623,996

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)                   --             321,434    321,434              57,468
   Quincy's -
     Sebring, FL                           --           1,054,550  1,054,550           1,111,338

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL Income Fund XI, Ltd.
   (Continued):
   Burger King -
     Columbus, OH                   09/01/92   06/03/02             901,125         --           --               --    901,125
   Burger King -
     Ashland, NH (32)               06/29/92   06/03/02             915,559         --           --               --    915,559
   Burger King -
     East Detroit, MI               06/29/92   06/20/02             833,247         --           --               --    833,247

CNL Income Fund XII, Ltd.:
   Denny's -
     Cleveland, TN                  12/23/92   03/03/00             797,227         --           --               --    797,227
   Shoney's -
     Bradenton, FL                  03/22/93   07/06/00           1,227,907         --           --               --  1,227,907
   Golden Corral -
     Middleburg Heights, OH (12)    05/31/96   03/21/01           1,663,260         --           --               --  1,663,260
   Jack in the Box -
     Rialto, CA                     01/15/93   09/28/01           1,382,365         --           --               --  1,382,365
   Johnnies -
     Winter Haven, FL               08/09/93   10/02/01           1,090,297         --           --               --  1,090,297
   Jack in the Box -
     Arlington, TX                  01/15/93   04/23/02           1,248,205         --           --               --  1,248,205
   Burger King -
     Valdosta, GA                   08/24/93   08/30/02             623,661         --           --               --    623,661

CNL Income Fund XIII, Ltd.:
   Quincy's -
     Mount Airy, NC                 07/30/93   04/09/01             947,000         --           --               --    947,000
   Burger King -
     Dayton, OH                     07/30/93   06/03/02           1,049,863         --           --               --  1,049,863
   Lion's Choice -
     Overland Park, KS (5)          12/16/93   08/12/02           1,242,050         --           --               --  1,242,050

CNL Income Fund XIV, Ltd.:
   East Side Mario's -
     Columbus, OH                   11/10/94   09/22/00           1,631,946         --           --               --  1,631,946
   Golden Corral -
     Paris, TX (13)                 07/26/96   05/25/01             400,000         --           --               --    400,000
   Razzleberries -
     Las Vegas, NV                  07/08/94   02/01/02           1,143,753         --           --               --  1,143,753
   Long John Silver's -
     Laurens, SC                    03/25/94   08/05/02             155,249         --           --               --    155,249
   Golden Corral -
     Greeley, CO                    12/13/94   09/25/02           1,306,595         --           --               --  1,306,595
   Checker's -
     Merriam, KS                    03/31/94   11/07/02             323,175         --           --               --    323,175

                                               Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                    ----------------------------------------
                                                                                    Excess
                                                    Total                        (deficiency)
                                                acquisition cost,                 of property
                                     Original       capital                     operating cash
                                     mortgage     improvements                   receipts over
                                    financing     closing and                        cash
          Property                     (7)       soft costs (1)      Total     expenditures (19)
------------------------------------------------------------------------------------------------
CNL Income Fund XI, Ltd.
   (Continued):
   Burger King -
     Columbus, OH                          --             714,413    714,413             798,711
   Burger King -
     Ashland, NH (32)                      --             739,228    739,228             732,715
   Burger King -
     East Detroit, MI                      --             761,501    761,501             779,593

CNL Income Fund XII, Ltd.:
   Denny's -
     Cleveland, TN                         --             622,863    622,863             530,741
   Shoney's -
     Bradenton, FL                         --           1,000,000  1,000,000             898,776
   Golden Corral -
     Middleburg Heights, OH (12)           --           1,663,260  1,663,260             893,350
   Jack in the Box -
     Rialto, CA                            --           1,033,072  1,033,072             936,833
   Johnnies -
     Winter Haven, FL                      --           1,172,608  1,172,608           1,117,762
   Jack in the Box -
     Arlington, TX                         --             966,466    966,466             937,794
   Burger King -
     Valdosta, GA                          --             510,432    510,432             648,558

CNL Income Fund XIII, Ltd.:
   Quincy's -
     Mount Airy, NC                        --             968,134    968,134             755,601
   Burger King -
     Dayton, OH                            --             905,717    905,717           1,032,534
   Lion's Choice -
     Overland Park, KS (5)                 --           1,029,449  1,029,449             964,561

CNL Income Fund XIV, Ltd.:
   East Side Mario's -
     Columbus, OH                          --           1,631,946  1,631,946           1,103,012
   Golden Corral -
     Paris, TX (13)                        --             501,276    501,276             255,146
   Razzleberries -
     Las Vegas, NV                         --           1,006,514  1,006,514             631,310
   Long John Silver's -
     Laurens, SC                           --             448,796    448,796             257,444
   Golden Corral -
     Greeley, CO                           --           1,184,810  1,184,810           1,015,365
   Checker's -
     Merriam, KS                           --             284,609    284,609             269,328

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL Income Fund XV, Ltd.:
   Long John Silver's
     Lexington, NC                  10/22/94   01/12/00             562,130         --           --               --    562,130
   Quincy's -
     Greer, SC (15)                 06/13/94   04/06/01             233,000         --      467,000               --    700,000
   Jack in the Box -
     Woodland Hills, CA             07/29/94   04/19/01           1,253,728         --           --               --  1,253,728
   Golden Corral -
     Paris, TX (13)                 07/26/96   05/25/01             400,000         --           --               --    400,000
   Jack in the Box -
     Altadena, CA                   07/29/94   10/04/01             937,250         --           --               --    937,250
   Jack in the Box -
     Redlands, CA                   07/29/94   02/15/02           1,300,882         --           --               --  1,300,882
   Long John Silver's -
     Medina, OH                     10/05/94   09/30/02             395,205         --           --               --    395,205
   Checker's -
     Stratford, NJ                  05/27/94   12/27/02             350,802         --           --               --    350,802

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Columbia Heights, MN           12/18/95   09/29/00             575,777         --           --               --    575,777
   Denny's -
     Marana, AZ                     02/13/95   03/30/01           1,145,045         --           --               --  1,145,045
   Boston Market -
     St. Cloud, MN                  09/15/95   11/28/01             647,365         --           --               --    647,365
   Big Boy -
     Las Vegas, NV                  05/31/95   12/11/01           1,059,264         --           --               --  1,059,264
   Denny's -
     Mesquite, TX                   08/31/95   03/28/02             448,675         --           --               --    448,675
   Jack in the Box -
     Rancho Cordova, CA             10/31/94   06/04/02           1,325,054         --           --               --  1,325,054
   Denny's -
     Bucyrus, OH (26)               06/08/95   08/07/02             144,915         --           --               --    144,915

CNL Income Fund XVII, Ltd.:
   Popeye's -
     Warner Robins, GA              11/04/96   09/13/00             607,361         --           --               --    607,361
   Boston Market -
     Long Beach, CA                 12/05/96   10/17/00             529,633         --           --               --    529,633
   Boston Market -
     Houston, TX                    06/19/96   01/19/01             782,648         --           --               --    782,648
   Mr. Fable's -
     Kentwood, MI                   09/05/95   06/21/01             681,300         --           --               --    681,300
   Boston Market -
     Inglewood, CA                  07/24/96   09/06/01             298,300         --           --               --    298,300

                                               Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                    ----------------------------------------
                                                                                    Excess
                                                    Total                        (deficiency)
                                                acquisition cost,                 of property
                                     Original       capital                     operating cash
                                     mortgage     improvements                   receipts over
                                    financing     closing and                        cash
          Property                     (7)       soft costs (1)      Total     expenditures (19)
------------------------------------------------------------------------------------------------
CNL Income Fund XV, Ltd.:
   Long John Silver's
     Lexington, NC                         --             646,203    646,203             234,243
   Quincy's -
     Greer, SC (15)                        --             946,933    946,933             649,756
   Jack in the Box -
     Woodland Hills, CA                    --             939,806    939,806             648,254
   Golden Corral -
     Paris, TX (13)                        --             501,276    501,276             255,146
   Jack in the Box -
     Altadena, CA                          --             709,812    709,812             528,007
   Jack in the Box -
     Redlands, CA                          --             973,020    973,020             758,150
   Long John Silver's -
     Medina, OH                            --             812,056    812,056             285,620
   Checker's -
     Stratford, NJ                         --             287,391    287,391             271,787

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Columbia Heights, MN                  --             939,972    939,972             226,734
   Denny's -
     Marana, AZ                            --             719,234    719,234             587,377
   Boston Market -
     St. Cloud, MN                         --           1,075,093  1,075,093             502,978
   Big Boy -
     Las Vegas, NV                         --           1,160,553  1,160,553             476,249
   Denny's -
     Mesquite, TX                          --             987,353    987,353             480,530
   Jack in the Box -
     Rancho Cordova, CA                    --             900,290    900,290             705,521
   Denny's -
     Bucyrus, OH (26)                      --             540,000    540,000             385,051

CNL Income Fund XVII, Ltd.:
   Popeye's -
     Warner Robins, GA                     --             563,148    563,148             257,018
   Boston Market -
     Long Beach, CA                        --             832,280    832,280             156,091
   Boston Market -
     Houston, TX                           --             812,696    812,696             323,963
   Mr. Fable's -
     Kentwood, MI                          --             855,609    855,609             272,268
   Boston Market -
     Inglewood, CA                         --             857,488    857,488             196,478

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL Income Fund XVII, Ltd.
(Continued):
   Jack in the Box -
     El Dorado, CA                  09/26/96   09/25/01           1,510,463         --           --               --  1,510,463
   Denny's -
     Mesquite, NV                   04/25/96   03/29/02             771,800         --           --               --    771,800
   Wendy's -
     Knoxville, TN                  07/30/96   05/31/02           1,045,425         --           --               --  1,045,425
   Bakers Square -
     Wilmette, IL                   01/31/00   06/27/02           1,682,371         --           --               --  1,682,371
   Jack in the Box -
     Mansfield, TX (34)             03/20/97   08/23/02             212,415         --           --               --    212,415

CNL Income Fund XVIII, Ltd.:
   Boston Market -
     Timonium, MD                   07/13/97   06/29/01             848,550         --           --               --    848,550
   Jack in the Box -
     Henderson, NV                  06/30/97   07/12/01           1,278,046         --           --               --  1,278,046
   IHOP -
     Santa Rosa, CA                 05/21/97   12/28/01           1,664,829         --           --               --  1,664,829
   On the Border -
     San Antonio, TX                09/02/97   05/08/02             470,304         --           --               --    470,304
   Boston Market -
     San Antonio, TX                08/18/97   05/29/02             481,325         --           --               --    481,325
   Boston Market -
     Raleigh, NC (27)               01/23/97   08/07/02             714,050         --           --               --    714,050

CNL APF Partners, LP:
   Big Boy -
     Guadalupe, AZ                  04/16/97   03/23/01             883,685         --           --               --    883,685
   Tumbleweed's -
     Nashville, TN                  08/01/97   04/20/01             525,050         --           --               --    525,050
   Boston Market -
     Vacaville, CA                  05/06/97   05/08/01           1,064,430         --           --               --  1,064,430
   Big Boy -
     Independence, MO               01/19/99   05/22/01             524,513         --           --               --    524,513
   Big Boy -
     Belleville, IL (9)             02/26/99   06/13/01             375,000         --           --               --    375,000
   Tumbleweeds -
     Clarksville, TN                02/10/98   06/15/01             803,050         --           --               --    803,050
   Big Boy -
     Grandview, MO                  02/26/99   06/29/01             516,235         --           --               --    516,235
   Pizza Hut -
     Toledo, OH                     12/05/96   06/29/01             148,528         --           --               --    148,528
   Shoney's -
     Indian Harbor Beach, FL        01/24/97   08/13/01             457,016         --           --               --    457,016
   Black-eyed Pea -
     Wichita, KS                    10/01/97   08/15/01             300,000         --           --               --    300,000

                                               Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                    ----------------------------------------
                                                                                    Excess
                                                    Total                        (deficiency)
                                                acquisition cost,                 of property
                                     Original       capital                     operating cash
                                     mortgage     improvements                   receipts over
                                    financing     closing and                        cash
          Property                     (7)       soft costs (1)      Total     expenditures (19)
------------------------------------------------------------------------------------------------
CNL Income Fund XVII, Ltd.
(Continued):
   Jack in the Box -
     El Dorado, CA                         --           1,097,220  1,097,220             581,924
   Denny's -
     Mesquite, NV                          --           1,186,460  1,186,460             494,461
   Wendy's -
     Knoxville, TN                         --             783,748    783,748             484,686
   Bakers Square -
     Wilmette, IL                          --           1,627,273  1,627,273             380,572
   Jack in the Box -
     Mansfield, TX (34)                    --             164,054    164,054              93,557

CNL Income Fund XVIII, Ltd.:
   Boston Market -
     Timonium, MD                          --           1,140,100  1,140,100             302,665
   Jack in the Box -
     Henderson, NV                         --           1,067,175  1,067,175             494,105
   IHOP -
     Santa Rosa, CA                        --           1,286,364  1,286,364             598,179
   On the Border -
     San Antonio, TX                       --           1,225,163  1,225,163             190,705
   Boston Market -
     San Antonio, TX                       --             857,595    857,595               9,631
   Boston Market -
     Raleigh, NC (27)                      --           1,225,686  1,225,686             511,581

CNL APF Partners, LP:
   Big Boy -
     Guadalupe, AZ                         --           1,706,768  1,706,768             140,439
   Tumbleweed's -
     Nashville, TN                         --           1,308,411  1,308,411             362,588
   Boston Market -
     Vacaville, CA                         --           1,437,474  1,437,474             358,396
   Big Boy -
     Independence, MO                      --           1,253,699  1,253,699              65,156
   Big Boy -
     Belleville, IL (9)                    --             761,074    761,074             (17,597)
   Tumbleweeds -
     Clarksville, TN                       --           1,440,247  1,440,247             229,692
   Big Boy -
     Grandview, MO                         --             962,290    962,290              36,150
   Pizza Hut -
     Toledo, OH                            --             328,381    328,381             (21,742)
   Shoney's -
     Indian Harbor Beach, FL               --             693,304    693,304              68,946
   Black-eyed Pea -
     Wichita, KS                           --             660,748    660,748             305,701

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Tumbleweed Southwest Mesquite
     Grill & Bar - Hermitage, TN    02/10/98   09/24/01             871,496         --           --               --    871,496
   Tumbleweed Southwest Mesquite
     Grill & Bar - Cookeville, TN   08/01/97   09/26/01             844,905         --           --               --    844,905
   Big Boy -
     Granite City, IL               01/19/99   09/28/01             595,148         --           --               --    595,148
   Big Boy -
     Taylor, MI                     08/19/99   10/16/01             887,731         --           --               --    887,731
   Boston Market -
     Cedar Park, TX                 04/02/97   10/31/01             875,000         --           --               --    875,000
   Shoney's -
     Phoenix, AZ                    03/24/98   11/26/01             399,285         --           --               --    399,285
   Burger King -
     Atlanta, GA                    06/09/98   12/21/01             418,050         --           --               --    418,050
   Barbwires Steakhouse -
     Lawrence, KS                   08/01/97   12/28/01             718,000         --           --               --    718,000
   Boston Market -
     Jessup, MD                     05/06/97   02/19/02             324,343         --           --               --    324,343
   Black-eyed Pea -
     Herndon, VA                    07/14/98   02/22/02             815,875         --           --               --    815,875
   TGI Friday's -
     El Paso, TX                    08/14/98   03/19/02           1,594,729         --           --               --  1,549,729
   Big Boy -
     Las Vegas, NV                  08/20/97   04/19/02             981,540         --           --               --    981,540
   Big Boy -
     Overland Park, KS              02/26/99   04/26/02             577,580         --           --               --    577,580
   Burger King -
     Tappahannock, VA               03/16/99   05/16/02           1,089,779         --           --               --  1,089,779
   Burger King -
     Prattville, AL                 01/28/99   05/17/02             497,867         --           --               --    497,867
   Burger King -
     Tuskegee, AL                   01/28/99   05/17/02             397,867         --           --               --    397,867
   Burger King -
     Montgomery, AL                 01/28/99   05/17/02             797,867         --           --               --    797,867
   Burger King -
     Montgomery, AL                 01/28/99   05/17/02             397,867         --           --               --    397,867
   Black-eyed Pea -
     McKinney, TX                   12/30/98   05/31/02           1,149,064         --           --               --  1,149,064
   Black-eyed Pea -
     Forestville, MD (10)           10/01/97   06/01/02                  --         --           --               --         --
   Burger King -
     Coon Rapids, MN                03/16/99   06/03/02           1,078,973         --           --               --  1,078,973
   Burger King -
     Rochester, NH                  03/16/99   06/03/02           1,193,284         --           --               --  1,193,284

                                               Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                    ----------------------------------------
                                                                                    Excess
                                                    Total                        (deficiency)
                                                acquisition cost,                 of property
                                     Original       capital                     operating cash
                                     mortgage     improvements                   receipts over
                                    financing     closing and                        cash
          Property                     (7)       soft costs (1)      Total     expenditures (19)
------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Tumbleweed Southwest Mesquite
     Grill & Bar - Hermitage, TN           --           1,410,719  1,410,719             191,005
   Tumbleweed Southwest Mesquite
     Grill & Bar - Cookeville, TN          --           1,471,963  1,471,963             386,178
   Big Boy -
     Granite City, IL                      --           1,037,579  1,037,579              10,800
   Big Boy -
     Taylor, MI                            --           1,227,132  1,227,132              61,898
   Boston Market -
     Cedar Park, TX                        --             827,223    827,223              71,386
   Shoney's -
     Phoenix, AZ                           --             482,368    482,368             (91,021)
   Burger King -
     Atlanta, GA                           --             926,261    926,261             227,653
   Barbwires Steakhouse -
     Lawrence, KS                          --           1,448,598  1,448,598             179,747
   Boston Market -
     Jessup, MD                            --           1,243,060  1,243,060             107,266
   Black-eyed Pea -
     Herndon, VA                           --           1,279,118  1,279,118             354,530
   TGI Friday's -
     El Paso, TX                           --           1,602,944  1,602,944             577,055
   Big Boy -
     Las Vegas, NV                         --           1,658,000  1,658,000             114,934
   Big Boy -
     Overland Park, KS                     --           1,037,383  1,037,383              (7,476)
   Burger King -
     Tappahannock, VA                      --             857,826    857,826             285,470
   Burger King -
     Prattville, AL                        --           1,018,519  1,018,519             285,895
   Burger King -
     Tuskegee, AL                          --             972,222    972,222             267,501
   Burger King -
     Montgomery, AL                        --           1,296,296  1,296,296             362,395
   Burger King -
     Montgomery, AL                        --           1,018,519  1,018,519             289,495
   Black-eyed Pea -
     McKinney, TX                          --           1,644,856  1,644,856             304,736
   Black-eyed Pea -
     Forestville, MD (10)                  --             643,925    643,925             477,253
   Burger King -
     Coon Rapids, MN                       --             844,815    844,815             288,892
   Burger King -
     Rochester, NH                         --             963,499    963,499             318,314

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Burger King -
     Columbus, OH                   03/16/99   06/03/02             950,938         --           --               --    950,938
   Burger King -
     Asheboro, NC                   03/16/99   06/03/02           1,513,213         --           --               --  1,513,213
   Hardee's -
     Gulf Shores, AL                03/16/99   06/13/02             904,861         --           --               --    904,861
   Burger King -
     Lancaster, OH                  03/16/99   06/14/02           1,321,822         --           --               --  1,321,822
   Burger King -
     John's Island, SC              03/16/99   06/14/02           1,289,282         --           --               --  1,289,282
   IHOP -
     Elk Grove, CA                  08/20/97   06/17/02           2,085,346         --           --               --  2,085,346
   Hardee's -
     Tusculum, TN                   03/16/99   06/17/02             653,460         --           --               --    653,460
   Pollo Tropical -
     Miami, FL                      09/22/98   06/20/02           1,302,936         --           --               --  1,302,936
   Burger King -
     St. Paul, MN                   03/16/99   06/26/02             849,273         --           --               --    849,273
   Texas Roadhouse -
     Joilet, IL                     02/25/00   06/27/02           1,940,745         --           --               --  1,940,745
   Black-eyed Pea -
     Phoenix, AZ                    09/30/97   06/28/02             281,000         --           --               --    281,000
   Black-eyed Pea -
     Mesa, AZ                       09/30/97   06/28/02           1,710,000         --           --               --  1,710,000
   Black-eyed Pea
     Phoenix, AZ                    09/30/97   06/28/02             425,000         --           --               --    425,000
   Black-eyed Pea
     Tucson, AZ                     09/30/97   06/28/02             234,000         --           --               --    234,000
   Jack in the Box -
     Fresno, CA                     05/22/98   07/18/02           1,244,289         --           --               --  1,244,289
   Black-eyed Pea
     Phoenix, AZ                    09/30/97   07/19/02             580,000         --           --               --    580,000
   Jack in the Box -
     Austin, TX                     10/05/99   07/22/02           1,384,759         --           --               --  1,384,759
   Black-eyed Pea -
     Albuquerque, NM (10)           01/00/00   07/26/02                  --         --           --               --         --
   Big Boy -
     St. Clairsville, OH            12/18/98   07/29/02             339,300         --           --               --    339,300
   Jack in the Box -
     Fort Worth, TX                 01/11/00   08/05/02           1,141,653         --           --               --  1,141,653
   Jack in the Box -
     Menlo Park, CA                 12/30/99   08/22/02           1,772,360         --           --               --  1,772,360
   Arby's -
     Lawrenceville, GA              02/08/00   08/26/02           1,422,750         --           --               --  1,422,750
   Darry's -
     Louisville, KY                 06/11/97   08/28/02           1,840,800         --           --               --  1,840,800

                                               Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                    ----------------------------------------
                                                                                    Excess
                                                    Total                        (deficiency)
                                                acquisition cost,                 of property
                                     Original       capital                     operating cash
                                     mortgage     improvements                   receipts over
                                    financing     closing and                        cash
          Property                     (7)       soft costs (1)      Total     expenditures (19)
------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Burger King -
     Columbus, OH                          --             744,585    744,585             257,877
   Burger King -
     Asheboro, NC                          --           1,228,831  1,228,831             436,666
   Hardee's -
     Gulf Shores, AL                       --             914,337    914,337             320,113
   Burger King -
     Lancaster, OH                         --             799,195    799,195             364,070
   Burger King -
     John's Island, SC                     --           1,077,802  1,077,802             367,639
   IHOP -
     Elk Grove, CA                         --           1,540,356  1,540,356             751,308
   Hardee's -
     Tusculum, TN                          --             666,045    666,045             233,604
   Pollo Tropical -
     Miami, FL                             --           1,318,182  1,318,182             392,816
   Burger King -
     St. Paul, MN                          --             747,713    747,713             271,528
   Texas Roadhouse -
     Joilet, IL                            --           1,745,014  1,745,014             384,473
   Black-eyed Pea -
     Phoenix, AZ                           --             641,371    641,371             265,557
   Black-eyed Pea -
     Mesa, AZ                              --           1,600,000  1,600,000             522,239
   Black-eyed Pea
     Phoenix, AZ                           --             641,254    641,254             282,585
   Black-eyed Pea
     Tucson, AZ                            --             641,871    641,871             251,809
   Jack in the Box -
     Fresno, CA                            --             972,841    972,841             394,246
   Black-eyed Pea
     Phoenix, AZ                           --             645,471    645,471             207,379
   Jack in the Box -
     Austin, TX                            --           1,289,945  1,289,945             299,499
   Black-eyed Pea -
     Albuquerque, NM (10)                  --             666,355    666,355             238,206
   Big Boy -
     St. Clairsville, OH                   --           1,144,209  1,144,209             169,976
   Jack in the Box -
     Fort Worth, TX                        --           1,062,145  1,062,145             223,450
   Jack in the Box -
     Menlo Park, CA                        --           1,546,740  1,546,740             368,611
   Arby's -
     Lawrenceville, GA                     --           1,374,986  1,374,986             314,054
   Darry's -
     Louisville, KY                        --           1,481,448  1,481,448             514,069

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Black-eyed Pea -
     Killeen, TX                    12/18/98   09/05/02           1,133,800         --           --               --  1,133,800
   IHOP -
     Fairfax, VA                    06/18/97   09/06/02           2,268,911         --           --               --  2,268,911
   Black eyed Pea -
     Oklahoma City, OK              03/26/97   09/10/02             475,000         --           --               --    475,000
   Arby's -
     Circleville, OH                09/09/99   09/10/02             993,900         --           --               --    993,900
   Black eyed Pea -
     Waco, TX (10)                  10/01/97   09/13/02              70,000         --           --               --     70,000
   Hardee's -
     Iuka, MS                       03/16/99   09/18/02             594,413         --           --               --    594,413
   Hardee's -
     Warrior, AL                    03/16/99   09/18/02             667,050         --           --               --    667,050
   Hardee's -
     Horn Lake, MS                  03/16/99   09/20/02             818,263         --           --               --    818,263
   Jack in the Box -
     Corning, CA                    09/17/99   09/24/02           1,266,556         --           --               --  1,266,556
   Bennigan's -
     Batavia, IL                    10/21/99   09/25/02           2,595,121         --           --               --  2,595,121
   Shoney's -
     Titusville, FL                 03/31/02   09/26/02             686,200         --           --               --    686,200
   Pollo Tropical -
     Sunrise, FL                    09/30/98   09/26/02           1,457,533         --           --               --  1,457,533
   Hardee's -
     Biscoe, NC                     03/16/99   09/27/02             564,984         --           --               --    564,984
   Black-eyed Pea -
     Bedford, TX                    03/26/97   09/30/02             921,175         --           --               --    921,175
   Black-eyed Pea -
     Norman, OK                     11/09/98   09/30/02           1,091,708         --           --               --  1,091,708
   Black-eyed Pea -
     Mesa, AZ                       11/30/98   09/30/02           1,325,500         --           --               --  1,325,000
   Hardee's -
     Aynor, SC                      03/16/99   09/30/02             586,189         --           --               --    586,189
   Denny's
     McKinney, TX                   06/05/96   10/02/02             600,000         --           --               --    600,000
   Black-eyed Pea -
     Scottsdale, AZ (10)            04/17/97   10/02/02                  --         --           --               --         --
   Arby's
     Renton, WA                     09/14/99   10/18/02           1,406,197         --           --               --  1,406,197
   Pizza-Hut -
     Belle, WV                      05/17/96   10/21/02              47,500         --           --               --     47,500
   Pizza Hut -
     Collinsville, IL               04/02/97   10/25/02             801,953         --           --               --    801,953
   Burger King -
     Tampa, FL                      08/19/99   10/28/02             770,306         --           --               --    770,306

                                                  Cost of Properties
                                                Including Closing and
                                                     Soft Costs
                                      ----------------------------------------
                                                                                      Excess
                                                      Total                        (deficiency)
                                                  acquisition cost,                 of property
                                       Original       capital                     operating cash
                                       mortgage     improvements                   receipts over
                                      financing     closing and                        cash
          Property                       (7)       soft costs (1)      Total     expenditures (19)
--------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Black-eyed Pea -
     Killeen, TX                             --           1,386,948  1,386,948             257,250
   IHOP -
     Fairfax, VA                             --           1,709,091  1,709,091             906,669
   Black eyed Pea -
     Oklahoma City, OK                       --             617,022    617,022             268,734
   Arby's -
     Circleville, OH                         --             925,329    925,329             237,321
   Black eyed Pea -
     Waco, TX (10)                           --             661,682    661,682             280,179
   Hardee's -
     Iuka, MS                                --             616,476    616,476             233,121
   Hardee's -
     Warrior, AL                             --             627,937    627,937             238,440
   Hardee's -
     Horn Lake, MS                           --             833,058    833,058             319,101
   Jack in the Box -
     Corning, CA                             --           1,158,524  1,158,524             314,769
   Bennigan's -
     Batavia, IL                             --           2,429,907  2,429,907             729,536
   Shoney's -
     Titusville, FL                          --                  --         --             (82,318)
   Pollo Tropical -
     Sunrise, FL                             --           1,454,545  1,454,545             527,258
   Hardee's -
     Biscoe, NC                              --             522,853    522,853             199,708
   Black-eyed Pea -
     Bedford, TX                             --             620,336    620,336             224,003
   Black-eyed Pea -
     Norman, OK                              --           1,429,799  1,429,799             335,124
   Black-eyed Pea -
     Mesa, AZ                                --           1,677,152  1,677,152             228,704
   Hardee's -
     Aynor, SC                               --             546,022    546,022             209,884
   Denny's
     McKinney, TX                            --           1,014,221  1,014,221             484,416
   Black-eyed Pea -
     Scottsdale, AZ (10)                     --             769,863    769,863             (31,203)
   Arby's
     Renton, WA                              --           1,286,545  1,286,545             261,304
   Pizza-Hut -
     Belle, WV                               --              47,485     47,485              13,301
   Pizza Hut -
     Collinsville, IL                        --             795,476    795,476             (55,653)
   Burger King -
     Tampa, FL                               --           1,057,404  1,057,404               5,224

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Big Boy -
     O'Fallon, MO                   01/19/99   10/31/02             679,925         --           --               --    679,925
   Golden Corral -
     Hopkinsville, KY               02/19/97   11/07/02             924,057         --           --               --    924,057
   Jack in the Box -
     Los Angeles, CA                01/04/99   12/10/02           1,793,802         --           --               --  1,793,802
   Hardee's
     Columbia, TN                   03/16/99   12/12/02             859,259         --           --               --    859,259
   Golden Corral -
     Olathe, KS                     10/02/97   12/19/02           1,751,760         --           --               --  1,751,760
   Darryl's -
     Hampton, VA                    06/11/97   12/19/02             871,290         --           --               --    871,290
   Jack in the Box -
     Humble, TX                     02/03/97   12/20/02           1,265,506         --           --               --  1,265,506
   Hardee's -
     Chalkville, AL                 03/16/99   12/20/02             680,428         --           --               --    680,428
   TGI Friday's -
     Lakeland, FL                   07/20/99   12/20/02             834,234         --           --               --    834,234
   Pollo Tropical -
     Miami, FL                      09/22/98   12/23/02           1,079,144         --           --               --  1,079,144
   Golden Corral -
     Universal City, TX             08/04/95   12/30/02             959,975         --           --               --    959,975
   Darryl's -
     Nashville, TN                  06/11/97   01/15/03             684,800         --           --               --    684,800
   Darryl's -
     Huntsville, AL                 06/11/97   01/29/03             312,205         --           --               --    312,205
   Jack in the Box -
     Humble, TX                     11/04/99   01/31/03           1,228,066         --           --               --  1,228,066
   Darryl's -
     Knoxville, TN                  06/11/97   02/18/03             381,800         --           --               --    381,800
   Darryl's -
     Evansville, IN                 06/11/97   02/21/03             455,458         --           --               --    455,458
   Sophia's House of Pancakes -
     Benton Harbor, MI              02/06/99   02/24/03             447,550         --           --               --    447,550
   Big Boy -
     Mansfield, OH                  01/27/99   02/28/03             379,791         --           --               --    379,791
   Hardee's -
     Petal, MS                      03/16/99   03/17/03             751,320         --           --               --    751,320
   Kentucky Fried Chicken -
     Gretna, LA                     05/11/99   04/21/03             497,300         --           --               --    497,300
   Black Eyed Pea -
     Albuquerque, NM                10/01/97   04/25/03             380,752         --           --               --    380,752
   Golden Corral -
     Liberty, MO                    10/23/97   06/16/03           1,463,800         --           --               --  1,463,800
   Denny's -
     Shawnee, OK                    09/06/95   06/24/03             691,325         --           --               --    691,325

                                               Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                    ----------------------------------------
                                                                                    Excess
                                                    Total                        (deficiency)
                                                acquisition cost,                 of property
                                     Original       capital                     operating cash
                                     mortgage     improvements                   receipts over
                                    financing     closing and                        cash
          Property                     (7)       soft costs (1)      Total     expenditures (19)
------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Big Boy -
     O'Fallon, MO                          --           1,017,250  1,017,250             (54,647)
   Golden Corral -
     Hopkinsville, KY                      --           1,260,576  1,260,576             255,379
   Jack in the Box -
     Los Angeles, CA                       --           1,575,414  1,575,414             591,448
   Hardee's
     Columbia, TN                          --             787,764    787,764             319,094
   Golden Corral -
     Olathe, KS                            --           1,577,340  1,577,340             791,627
   Darryl's -
     Hampton, VA                           --           1,203,391  1,203,391             595,216
   Jack in the Box -
     Humble, TX                            --             932,112    932,112             566,284
   Hardee's -
     Chalkville, AL                        --             608,445    608,445             248,876
   TGI Friday's -
     Lakeland, FL                          --           1,711,517  1,711,517              85,755
   Pollo Tropical -
     Miami, FL                             --           1,227,273  1,227,273             402,650
   Golden Corral -
     Universal City, TX                    --             994,152    994,152             747,387
   Darryl's -
     Nashville, TN                         --           1,185,158  1,185,158             574,421
   Darryl's -
     Huntsville, AL                        --           1,367,490  1,367,490             676,144
   Jack in the Box -
     Humble, TX                            --           1,119,706  1,119,706             350,984
   Darryl's -
     Knoxville, TN                         --           1,231,653  1,231,653             568,874
   Darryl's -
     Evansville, IN                        --           1,458,656  1,458,656             685,272
   Sophia's House of Pancakes -
     Benton Harbor, MI                     --           1,144,209  1,144,209             149,874
   Big Boy -
     Mansfield, OH                         --           1,085,571  1,085,571             151,051
   Hardee's -
     Petal, MS                             --             671,514    671,514             282,741
   Kentucky Fried Chicken -
     Gretna, LA                            --             749,106    749,106             155,564
   Black Eyed Pea -
     Albuquerque, NM                       --             667,290    667,290             216,972
   Golden Corral -
     Liberty, MO                           --           1,290,325  1,290,325             781,468
   Denny's -
     Shawnee, OK                           --           1,095,244  1,095,244             876,351

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Shoney's -
     Cocoa Beach, FL                02/28/02   07/02/03             846,413         --           --               --    846,413
   Hardee's -
     Johnson City, TN               03/16/99   07/15/03             965,117         --           --               --    965,117
   Roadhouse Grill -
     Roswell, GA                    03/29/00   08/15/03             949,800         --           --               --    949,800
   Darryl's -
     Raleigh, NC                    06/11/97   08/21/03           1,275,700         --           --               --  1,275,700
   Darryl's -
     Pensacola, FL                  06/11/97   09/24/03           1,314,713         --           --               --  1,314,713
   Golden Corral -
     Columbia, TN                   12/03/96   09/29/03             802,600         --           --               --    802,600
   Boston Market -
     Newport News, VA               07/16/97   09/30/03             751,018         --           --               --    751,018
   Randy's Steak and Seafood -
     Murfreesboro, TN               08/05/97   09/30/03             826,125         --           --               --    826,125
   Golden Corral -
     Winchester, KY                 06/05/97   10/01/03           1,784,192         --           --               --  1,784,192
   Hardee's -
     Rock Hill, SC                  03/16/99   10/03/03             767,702         --           --               --    767,702
   Golden Corral -
     Mobile, AL                     12/30/97   10/16/03           1,808,386         --           --               --  1,808,386
   Golden Corral -
     Enid, OK                       11/24/97   11/04/03           1,387,130         --           --               --  1,387,130
   Golden Corral -
     Muskogee, OK                   04/27/98   11/04/03           1,567,218         --           --               --  1,567,218
   Golden Corral -
     Edmond, OK                     07/20/98   11/04/03           1,625,782         --           --               --  1,625,782
   Roadhouse Grill -
     Columbus, OH                   11/16/99   12/08/03             889,069         --           --               --    889,069

CNL Funding 2000-A, LP:
   Steak & Ale -
     Palm Harbor, FL                06/16/98   06/14/02           1,241,943         --           --               --  1,241,943
   Steak & Ale Restaurant -
     Austin, TX                     06/16/98   07/02/02           1,437,468         --           --               --  1,437,468
   Denny's -
     Santee, SC                     03/16/99   11/21/02             583,000         --           --               --    583,000

Maple & Main Orlando, LLC (18):
   Exxon -
     Punta Gorda, FL                11/0203    11/05/03             807,432         --           --               --    807,432
   Checker's -
     Tampa, FL                      09/16/03   12/31/03           1,193,775         --           --               --  1,193,775

                                               Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                    ----------------------------------------
                                                                                    Excess
                                                    Total                        (deficiency)
                                                acquisition cost,                 of property
                                     Original       capital                     operating cash
                                     mortgage     improvements                   receipts over
                                    financing     closing and                        cash
          Property                     (7)       soft costs (1)      Total     expenditures (19)
------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Shoney's -
     Cocoa Beach, FL                       --           1,200,000  1,200,000             (71,331)
   Hardee's -
     Johnson City, TN                      --             759,531    759,531             362,827
   Roadhouse Grill -
     Roswell, GA                           --           1,849,940  1,849,940             218,627
   Darryl's -
     Raleigh, NC                           --           1,754,946  1,754,946             932,657
   Darryl's -
     Pensacola, FL                         --           1,057,526  1,057,526             479,075
   Golden Corral -
     Columbia, TN                          --           1,308,074  1,308,074             527,864
   Boston Market -
     Newport News, VA                      --           1,011,492  1,011,492             358,243
   Randy's Steak and Seafood -
     Murfreesboro, TN                      --           1,425,234  1,425,234             455,622
   Golden Corral -
     Winchester, KY                        --           1,216,826  1,216,826             903,531
   Hardee's -
     Rock Hill, SC                         --             660,104    660,104             332,232
   Golden Corral -
     Mobile, AL                            --           1,379,370  1,379,370           1,037,100
   Golden Corral -
     Enid, OK                              --           1,172,141  1,172,141             762,928
   Golden Corral -
     Muskogee, OK                          --           1,219,036  1,219,036             766,217
   Golden Corral -
     Edmond, OK                            --           1,516,169  1,516,169             898,804
   Roadhouse Grill -
     Columbus, OH                          --           1,754,536  1,754,536             200,097

CNL Funding 2000-A, LP:
   Steak & Ale -
     Palm Harbor, FL                       --           1,232,558  1,232,558             504,926
   Steak & Ale Restaurant -
     Austin, TX                            --           1,372,093  1,372,093             568,339
   Denny's -
     Santee, SC                            --             678,340    678,340             251,554

Maple & Main Orlando, LLC (18):
   Exxon -
     Punta Gorda, FL                       --             754,450    754,450                  --
   Checker's -
     Tampa, FL                             --             756,039    756,039                  --

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
RAI Restaurants, Inc. (18):
   Denny's -
     Orlando, FL                    12/01/02   06/27/03           1,329,635         --           --               --  1,329,635
   Denny's -
     Brooksville, FL                12/01/02   08/29/03           1,041,192         --           --               --  1,041,192
   Denny's -
     Orange City, FL                12/01/02   09/30/03           1,281,012         --           --               --  1,281,012
   Denny's -
     Palm Coast, FL                 12/01/02   12/23/03             999,951         --           --               --    999,951

South Street Investments, Inc. (18):
   Denny's -
     Apopka, FL                     11/20/02   09/26/03             508,538         --           --               --    508,538

CNL Restaurant Property Services,
   Inc. (18):
   Black Angus -
     Boise, ID                      08/14/00   02/20/01           1,776,590         --           --               --  1,776,590
   Jack in the Box -
     Murietta, CA                   04/13/97   02/23/01           1,129,320         --           --               --  1,129,320
   Arby's -
     Kendallville, IN               07/10/96   04/06/01             792,940         --           --               --    792,940
   Black Angus -
     Folsom, CA                     12/04/00   04/24/01           2,581,569         --           --               --  2,581,569
   Jack in the Box -
     Kingsburg, CA                  04/10/97   06/11/01           1,169,090         --           --               --  1,168,840
   Jack in the Box -
     Garland, TX                    09/27/97   07/26/01           1,085,654         --           --               --  1,085,654

CNL Restaurant Investors Properties,
   LLC (18):
   Arby's -
     Atlanta, GA                    12/07/00   03/30/01             214,900  1,212,813           --               --  1,427,713
   Arby's -
     Peoria, AZ                     03/03/01   04/19/01             154,871  1,200,463           --               --  1,355,335
   Arby's -
     Baxter, MN                     02/20/01   05/31/01              66,351    892,834           --               --    959,185
   Arby's -
     Eagan, MN                      02/20/01   06/29/01             106,348    880,945           --               --    987,293
   Arby's -
     St. Louis Park, MN             02/20/01   06/29/01             119,843    941,178           --               --  1,061,022
   Arby's -
     Willmar, MN                    02/20/01   07/18/01              44,507    704,324           --               --    748,831
   Arby's -
     Pooler, GA                     09/01/00   07/31/01             109,662  1,212,893           --               --  1,322,555
   Arby's -
     White Bear Township, MN        02/20/01   08/07/01              84,441    955,346           --               --  1,039,787
   Arby's -
     Coon Rapids, MN                02/20/01   08/28/01             168,982  1,281,068           --               --  1,450,050

                                                  Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ----------------------------------------
                                                                                       Excess
                                                       Total                        (deficiency)
                                                   acquisition cost,                 of property
                                        Original       capital                     operating cash
                                        mortgage     improvements                   receipts over
                                       financing     closing and                        cash
          Property                        (7)       soft costs (1)      Total     expenditures (19)
---------------------------------------------------------------------------------------------------
RAI Restaurants, Inc. (18):
   Denny's -
     Orlando, FL                              --             859,437    859,437              65,356
   Denny's -
     Brooksville, FL                          --             910,000    910,000              66,305
   Denny's -
     Orange City, FL                          --           1,175,000  1,175,000              89,408
   Denny's -
     Palm Coast, FL                           --             889,549    889,549              91,267

South Street Investments, Inc. (18):
   Denny's -
     Apopka, FL                               --             467,800    467,800                  --

CNL Restaurant Property Services,
   Inc. (18):
   Black Angus -
     Boise, ID                                --           1,534,238  1,534,238             120,971
   Jack in the Box -
     Murietta, CA                             --             952,485    952,485             377,385
   Arby's -
     Kendallville, IN                         --             739,628    739,628             421,717
   Black Angus -
     Folsom, CA                               --           2,166,867  2,166,867             146,487
   Jack in the Box -
     Kingsburg, CA                            --           1,001,073  1,001,073             428,186
   Jack in the Box -
     Garland, TX                              --             936,119    936,119             367,842

CNL Restaurant Investors Properties,
   LLC (18):
   Arby's -
     Atlanta, GA                       1,212,813                  --  1,212,813              60,359
   Arby's -
     Peoria, AZ                        1,200,463                  --  1,200,463              40,467
   Arby's -
     Baxter, MN                          893,855                  --    893,855              26,023
   Arby's -
     Eagan, MN                           882,968                  --    882,968              33,246
   Arby's -
     St. Louis Park, MN                  943,340                  --    943,340              35,241
   Arby's -
     Willmar, MN                         707,592                  --    707,592              41,253
   Arby's -
     Pooler, GA                        1,223,108                  --  1,223,108             117,724
   Arby's -
     White Bear Township, MN             960,915                  --    960,915             148,790
   Arby's -
     Coon Rapids, MN                   1,288,536                  --  1,288,536              90,298

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                      Selling Price, Net of
                                                                                Closing Costs and GAAP Adjustments
                                                             -----------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP            Total
------------------------------------------------------------------------------------------------------------------------------------
CNL Restaurant Investors Properties,
  LLC (18):
     (Continued):
     Arby's -
         Eden Prairie, MN                02/20/01  09/07/01     107,288         936,215       --            --            1,043,503
     Arby's -
         Carmel, IN                      10/13/00  09/26/01     142,925       1,297,484       --            --            1,440.409
     Arby's -
         Winston Salem, NC               04/01/01  10/03/01     123,645       1,090,250       --            --            1,213,895
     Arby's -
         Carrboro, NC                    11/16/00  10/11/01     155,473       1,111,725       --            --            1,267,198
     Arby's -
         Cottage Grove, MN               02/02/01  11/27/01      61,878         703,412       --            --              765,290
     Arby's -
         Minnetonka, MN                  02/02/01  12/13/01     120,202         907,130       --            --            1,027,332
     Arby's -
         Maple Grove, MN                 02/02/01  12/14/01     150,455       1,176,200       --            --            1,326,655
     Arby's -
         Plymouth, MN                    02/02/01  12/21/01     100,063         846,616       --            --              946,679
     Arby's -
         Plymouth, MN                    02/02/01  12/21/01     120,817         899,893       --            --            1,020,710
     Arby's -
         New Castle, PA                  09/21/00  12/28/01      70,999       1,074,459       --            --            1,145,458
     Arby's -
         Oak Park Heights, MN            02/20/01  02/08/02     108,400         860,199       --            --              968,599
     Arby's -
         Greenwood, IN                   09/07/01  02/21/02     106,134       1,051,402       --            --            1,157,535
     Arby's -
         Hudson, WI                      02/20/01  03/06/02     141,804         949,356       --            --            1,091,160
     Arby's -
         Wauseon, OH                     04/10/01  03/11/02     101,408         700,080       --            --              801,488
     Arby's -
         St. Paul, MN                    02/20/01  03/21/02      87,658         713,993       --            --              801,651
     Arby's -
         Richfield, MN                   02/20/01  04/03/02     120,587       1,035,063       --            --            1,155,650
     Arby's -
         Crystal, MN                     02/20/01  04/17/02     113,810         945,740       --            --            1,059,550
     Arby's -
         Hopkins, MN                     02/20/01  04/26/02      90,927         829,399       --            --              920,326
     Arby's -
         Rochester, MN                   02/20/01  05/02/02     101,643         817,845       --            --              919,488
     Arby's -
         Apple Valley, MN                02/20/01  05/17/02     178,105       1,315,159       --            --            1,493,264
     Arby's -
         Pell City, AL                   09/18/01  06/21/02     102,875         936,662       --            --            1,039,537
     Arby's -
         East Huntington, PA             09/01/01  07/15/02     153,028       1,103,332       --            --            1,256,360

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Restaurant Investors Properties,
  LLC (18):
     (Continued):
     Arby's -
         Eden Prairie, MN                  942,798          --              942,798        51,912
     Arby's -
         Carmel, IN                      1,308,411          --            1,308,411       131,560
     Arby's -
         Winston Salem, NC               1,098,081          --            1,098,081        58,269
     Arby's -
         Carrboro, NC                    1,123,886          --            1,123,886       106,362
     Arby's -
         Cottage Grove, MN                 710,074          --              710,074        63,567
     Arby's -
         Minnetonka, MN                    916,844          --              916,844        78,525
     Arby's -
         Maple Grove, MN                 1,188,796          --            1,188,796       102,167
     Arby's -
         Plymouth, MN                      855,682          --              855,682        75,302
     Arby's -
         Plymouth, MN                      909,529          --              909,529        80,041
     Arby's -
         New Castle, PA                  1,088,971          --            1,088,971       145,107
     Arby's -
         Oak Park Heights, MN              870,487          --              870,487        10,593
     Arby's -
         Greenwood, IN                   1,051,402          --            1,051,402           330
     Arby's -
         Hudson, WI                        963,121          --              963,121        15,707
     Arby's -
         Wauseon, OH                       704,249          --              704,249         7,174
     Arby's -
         St. Paul, MN                      724,346          --              724,346         9,604
     Arby's -
         Richfield, MN                   1,051,406          --            1,051,406        16,798
     Arby's -
         Crystal, MN                       960,672          --              960,672        15,913
     Arby's -
         Hopkins, MN                       842,495          --              842,495        14,275
     Arby's -
         Rochester, MN                     831,824          --              831,824        15,757
     Arby's -
         Apple Valley, MN                1,337,639          --            1,337,639        23,636
     Arby's -
         Pell City, AL                     938,824          --              938,824         2,860
     Arby's -
         East Huntington, PA             1,115,401          --            1,115,401        18,068

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Restaurant Investors Properties,
  LLC (18)
     (Continued):
     Arby's -
         Florence, AL                    10/01/01  08/22/02     176,044       1,182,056       --            --          1,358,100
     Arby's -
         Troy, AL                        09/21/01  08/22/02     134,632         920,681       --            --          1,055,313
     Arby's -
         Muskegon, MI                    11/15/01  08/29/02     183,565       1,255,825       --            --          1,439,390
     Arby's -
         Greenville, MI                  07/25/02  10/31/02     196,093       1,074,766       --            --          1,270,860
     Arby's -
         Cullman, AL                     09/05/01  11/13/02     175,467         993,620       --            --          1,169,087
     Arby's -
         Evansville, IN                  04/01/02  11/15/02     166,901       1,080,328       --            --          1,247,229
     Arby's -
         Youngstown, OH                  04/10/02  11/27/02     109,192         903,118       --            --          1,012,310
     Arby's -
         Union City, TN                  09/04/02  12/30/02     207,127       1,158,879       --            --          1,366,005
     Arby's -
         Northwood, OH                   08/30/02  01/06/03     176,585       1,028,037       --            --          1,204,623
     Arby's -
         Winston-Salem, NC               09/06/02  01/27/03     253,741       1,098,131       --            --          1,351,872
     Arby's -
         Sikeston, MO                    10/15/02  02/05/03     244,103       1,168,224       --            --          1,412,328
     Arby's -
         Bowling Green, OH               09/23/02  02/12/03     288,402       1,261,682       --            --          1,550,084
     Arby's -
         Norcross, GA                    09/10/02  02/13/03     229,246       1,028,037       --            --          1,257,283
     Arby's -
         Montgomery, AL                  09/12/02  02/13/03     193,702       1,121,495       --            --          1,315,197
     Arby's -
         Buffalo, MN                     12/13/02  04/11/03     180,594         943,925       --            --          1,124,519
     Arby's -
         Bellevue, PA                    07/30/02  04/11/03     165,264         731,856       --            --            897,120
     Arby's -
         Toledo, OH                      09/30/02  04/15/03     217,636       1,074,766       --            --          1,292,402
     Arby's -
         Frankfort, IN                   08/08/02  05/19/03     266,795         986,104       --            --          1,252,899
     Arby's -
         Cullman, AL                     10/01/02  06/12/03     243,834       1,095,601       --            --          1,339,435
     Arby's -
         Albany, OR                      06/30/03  10/23/03     263,501         697,045       --            --            960,546
     Arby's -
         Birmingham, AL                  06/18/03  12/31/03     545,151       1,247,573       --            --          1,792,724

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Restaurant Investors Properties,
  LLC (18)
     (Continued):
     Arby's -
         Florence, AL                    1,196,262          --            1,196,262        17,628
     Arby's -
         Troy, AL                          931,745          --              931,745        10,910
     Arby's -
         Muskegon, MI                    1,261,682          --            1,261,682         6,545
     Arby's -
         Greenville, MI                  1,074,766          --            1,074,766          (198)
     Arby's -
         Cullman, AL                     1,001,853          --            1,001,853         8,373
     Arby's -
         Evansville, IN                  1,089,280          --            1,089,280        26,999
     Arby's -
         Youngstown, OH                    909,500          --              909,500         8,019
     Arby's -
         Union City, TN                  1,158,879          --            1,158,879        (2,918)
     Arby's -
         Northwood, OH                   1,028,037          --            1,028,037          (124)
     Arby's -
         Winston-Salem, NC               1,098,131          --            1,098,131          (132)
     Arby's -
         Sikeston, MO                    1,168,224          --            1,168,224            24
     Arby's -
         Bowling Green, OH               1,261,682          --            1,261,682           177
     Arby's -
         Norcross, GA                    1,028,037          --            1,028,037           372
     Arby's -
         Montgomery, AL                  1,121,495          --            1,121,495           165
     Arby's -
         Buffalo, MN                       943,925          --              943,925         2,623
     Arby's -
         Bellevue, PA                      734,403          --              734,403         2,706
     Arby's -
         Toledo, OH                      1,074,766          --            1,074,766           243
     Arby's -
         Frankfort, IN                     989,536          --              989,536         3,532
     Arby's -
         Cullman, AL                     1,098,131          --            1,098,131         2,505
     Arby's -
         Albany, OR                        699,498          --              699,498         2,963
     Arby's -
         Birmingham, AL                  1,247,573          --            1,247,573          (164)

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18):
     Jack in the Box -
         Surprise, AZ                    09/25/00  01/19/01     159,023       1,379,621       --            --          1,538,644
     Jack in the Box -
         Baton Rouge, LA                 07/06/00  01/31/01       9,972       1,473,571       --            --          1,483,542
     Jack in the Box -
         Burley, ID                      09/22/00  01/31/01          --         951,027       --            --            951,027
     Jack in the Box -
         Las Vegas, NV                   10/01/00  01/03/01     254,521       1,615,000       --            --          1,869,521
     Jack in the Box -
         Peoria, AZ                      09/15/00  03/08/01     112,352       1,247,170       --            --          1,359,522
     Jack in the Box -
         Cleburne, TX                    09/21/00  01/31/01       4,598       1,118,539       --            --          1,123,137
     Jack in the Box -
         Fresno, CA                      09/15/00  04/26/01     129,458         950,196       --            --          1,079,653
     Jack in the Box -
         Bakersfield, CA                 09/19/00  03/27/01      80,199         973,493       --            --          1,053,692
     Pizza Hut -
         Miami, FL                       10/06/00  06/29/01      69,130         588,593       --            --            657,723
     IHOP -
         Hiram, GA                       10/12/00  04/16/01      97,519       1,432,800       --            --          1,530,319
     IHOP -
         Jacksonville, NC                10/12/00  06/25/01      47,442       1,367,919       --            --          1,415,361
     IHOP -
         Pueblo, CO                      10/12/00  06/19/01      91,901       1,296,394       --            --          1,388,295
     Jack in the Box -
         Bermuda Dunes, CA               03/28/01  06/29/01     210,654       1,256,197       --            --          1,466,851
     Jack in the Box -
         Manteca, CA                     05/14/01  06/11/01     236,673       1,432,260       --            --          1,668,934
     Jack in the Box -
         Austin, TX (9)                  07/20/00  05/25/01          --         550,587       --            --            550,587
     IHOP -
         Littleton, CO                   12/28/00  07/20/01     141,982       1,860,395       --            --          2,002,377
     IHOP -
         Oklahoma City, OK               10/12/00  07/26/01     165,306       1,831,346       --            --          1,996,652
     Baker's Square -
         Anaheim, CA                     05/14/01  07/26/01     306,267       1,576,144       --            --          1,882,411
     Arby's -
         Southington, CT                 07/21/00  07/27/01     125,178         908,371       --            --          1,033,549
     Vicorp Village Inn -
         Scottsdale, AZ                  05/14/01  07/30/01     151,366         999,284       --            --          1,150,650
     IHOP -
         Shreveport, LA                  10/12/00  08/03/01      87,476       1,450,490       --            --          1,537,966

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18):
     Jack in the Box -
         Surprise, AZ                    1,379,621          --            1,379,621        49,506
     Jack in the Box -
         Baton Rouge, LA                 1,483,542          --            1,483,542        80,121
     Jack in the Box -
         Burley, ID                        951,027          --              951,027        41,109
     Jack in the Box -
         Las Vegas, NV                   1,615,000          --            1,615,000        62,903
     Jack in the Box -
         Peoria, AZ                      1,254,037          --            1,254,037        53,180
     Jack in the Box -
         Cleburne, TX                    1,123,137          --            1,123,137        38,489
     Jack in the Box -
         Fresno, CA                        958,117          --              958,117        56,075
     Jack in the Box -
         Bakersfield, CA                   978,854          --              978,854        45,750
     Pizza Hut -
         Miami, FL                         589,199          --              589,199        44,786
     IHOP -
         Hiram, GA                       1,438,400          --            1,438,400        70,497
     IHOP -
         Jacksonville, NC                1,371,599          --            1,371,599        92,458
     IHOP -
         Pueblo, CO                      1,303,550          --            1,303,550        85,560
     Jack in the Box -
         Bermuda Dunes, CA               1,259,276          --            1,259,276        32,187
     Jack in the Box -
         Manteca, CA                     1,432,260          --            1,432,260        10,937
     Jack in the Box -
         Austin, TX (9)                    550,587          --              550,587            --
     IHOP -
         Littleton, CO                   1,869,159          --            1,869,159        90,731
     IHOP -
         Oklahoma City, OK               1,842,950          --            1,842,950       126,315
     Baker's Square -
         Anaheim, CA                     1,577,273          --            1,577,273        34,744
     Arby's -
         Southington, CT                   909,091          --              909,091        95,881
     Vicorp Village Inn -
         Scottsdale, AZ                  1,000,000          --            1,000,000        26,369
     IHOP -
         Shreveport, LA                  1,460,875          --            1,460,875       112,077

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18):
     (Continued):
     Baker's Square -
         Rohnert Park, CA                05/14/01  08/06/01     246,540       1,270,898       --            --          1,517,438
     Village Inn -
         Aurora, CO                      05/14/01  08/08/01      40,903       1,543,233       --            --          1,584,136
     Village Inn -
         Denver, CO                      05/14/01  08/08/01     142,900         880,551       --            --          1,023,451
     IHOP -
         Huntsville, AL                  10/12/00  08/14/01      97,307       1,593,307       --            --          1,690,614
     Ruby Tuesday's -
         Orlando, FL                     05/30/00  08/17/01     156,571       1,598,221       --            --          1,754,792
     Pizza Hut -
         Miami, FL                       10/06/00  08/17/01      84,357         646,698       --            --            731,055
     IHOP -
         Statesboro, GA                  10/12/00  08/21/01      68,915       1,072,888       --            --          1,141,803
     Village Inn -
         Tempe, AZ                       05/14/01  08/24/01     149,028       1,043,952       --            --          1,192,980
     IHOP -
         San Antonio, TX                 12/28/00  08/27/01      76,227       1,594,606       --            --          1,670,833
     Jack in the Box -
         Coppell, TX                     03/28/01  08/29/01     170,623       1,608,077       --            --          1,778,700
     Village Inn -
         Denver, CO                      05/14/01  08/30/01     168,884       1,270,898       --            --          1,439,782
     TGI Friday's -
         Roseville, CA                   03/12/01  08/31/01     109,946       2,931,613       --            --          3,041,559
     Pizza Hut -
         Pembroke Pines, FL              10/06/00  08/31/01      52,912         397,968       --            --            450,880
     Village Inn -
         Ogden, UT                       05/14/01  09/18/01     146,763         907,784       --            --          1,054,547
     Pizza Hut -
         Key Largo, FL                   10/06/00  09/20/01      73,845         578,862       --            --            652,707
     Baker's Square -
         Hoffman Estates, IL             05/14/01  09/20/01     151,812       1,089,341       --            --          1,241,153
     Village Inn -
         Broomfield, CO                  05/14/01  09/20/01     184,629       1,134,730       --            --          1,319,359
     IHOP -
         Harrisonburg, VA                12/28/01  09/21/01     129,619       1,426,704       --            --          1,556,323
     Pizza Hut -
         Miami, FL                       10/06/00  09/21/01      95,727         710,011       --            --            805,738
     Jack in the Box -
         The Colony, TX                  09/15/00  09/28/01      86,043       1,313,521       --            --          1,399,564
     IHOP -
         Birmingham, AL                  10/12/00  10/12/01     178,092       1,362,594       --            --          1,540,686

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18):
     (Continued):
     Baker's Square -
         Rohnert Park, CA                1,272,727          --            1,272,727        31,889
     Village Inn -
         Aurora, CO                      1,545,456          --            1,545,456        40,127
     Village Inn -
         Denver, CO                        881,818          --              881,818        28,503
     IHOP -
         Huntsville, AL                  1,604,715          --            1,604,715       128,194
     Ruby Tuesday's -
         Orlando, FL                     1,611,142          --            1,611,142       193,571
     Pizza Hut -
         Miami, FL                         650,000          --              650,000        70,642
     IHOP -
         Statesboro, GA                  1,078,800          --            1,078,800        94,429
     Village Inn -
         Tempe, AZ                       1,045,455          --            1,045,455        32,022
     IHOP -
         San Antonio, TX                 1,603,687          --            1,603,687        89,761
     Jack in the Box -
         Coppell, TX                     1,616,034          --            1,616,034        67,526
     Village Inn -
         Denver, CO                      1,272,727          --            1,272,727        33,045
     TGI Friday's -
         Roseville, CA                   2,949,827          --            2,949,827       141,497
     Pizza Hut -
         Pembroke Pines, FL                400,000          --              400,000        37,304
     Village Inn -
         Ogden, UT                         909,091          --              909,091        34,339
     Pizza Hut -
         Key Largo, FL                     581,818          --              581,818        57,260
     Baker's Square -
         Hoffman Estates, IL             1,090,909          --            1,090,909        41,867
     Village Inn -
         Broomfield, CO                  1,136,364          --            1,136,364        43,611
     IHOP -
         Harrisonburg, VA                1,434,579          --            1,434,579        99,922
     Pizza Hut -
         Miami, FL                         713,636          --              713,636        58,013
     Jack in the Box -
         The Colony, TX                  1,332,122          --            1,332,122       131,045
     IHOP -
         Birmingham, AL                  1,370,975          --            1,370,975       135,065

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Village Inn -
         Naperville, IL                  05/14/01  10/24/01     155,181       1,019,762       --            --          1,174,943
     Village Inn -
         Tucson, AZ                      05/14/01  10/25/01     178,784       1,133,069       --            --          1,311,853
     RT -
         Las Vegas, NV                   07/17/00  11/05/01     199,079       1,785,377       --            --          1,984,456
     Jack in the Box -
         Charlotte, NC                   08/28/00  11/08/01      62,882       1,282,493       --            --          1,345,375
     Bakers Square -
         Rolling Meadows, FL             05/14/01  11/27/01     123,563         928,427       --            --          1,051,990
     TGIF Friday's -
         Albuquerque, NM                 01/08/01  12/14/01     137,493       2,401,376       --            --          2,538,869
     Bakers Square -
         Blaine, MN                      05/14/01  12/20/01       5,880       1,335,029       --            --          1,340,909
     Village Inn -
         Omaha, NE                       05/14/01  12/21/01     147,260       1,185,687       --            --          1,332,947
     Village Inn -
         Lincoln, NE                     05/14/01  12/19/01     148,006       1,040,870       --            --          1,188,876
     IHOP -
         Macon, GA                       12/28/00  12/10/01      28,518       1,246,710       --            --          1,275,228
     Bakers Square -
         Elk Grove, IL                   05/14/01  12/21/01     134,250         995,615       --            --          1,129,865
     Bakers Square -
         Gurnee, IL                      05/14/01  12/03/01     268,799       1,855,464       --            --          2,124,263
     Taco Cabana -
         Plugerville, TX                 12/29/00  12/05/01      30,596       1,444,219       --            --          1,474,815
     Taco Cabana -
         Pasadena, TX                    12/29/00  12/05/01      20,240         955,406       --            --            975,646
     Taco Cabana -
         Austin, TX                      12/29/00  12/05/01      24,947       1,177,594       --            --          1,202,541
     Taco Cabana -
         Houston, TX #177                02/29/00  12/05/01      19,769         933,188       --            --            952,957
     Taco Cabana -
         Houston, TX #144                12/29/00  12/05/01      29,653       1,399,782       --            --          1,429,435
     Taco Cabana -
         San Antonio, TX                 12/29/00  12/14/01      23,534       1,110,938       --            --          1,134,472
     Taco Cabana -
         Houston, TX                     12/29/00  12/14/01      28,242       1,333,125       --            --          1,361,367
     Taco Cabana -
         Houston, TX                     12/29/00  01/04/02      26,785       1,153,066       --            --          1,179,851
     Taco Cabana -
         Austin, TX                      12/29/00  01/04/02      25,137       1,082,108       --            --          1,107,245

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Village Inn -
         Naperville, IL                  1,022,727          --            1,022,727        42,657
     Village Inn -
         Tucson, AZ                      1,136,364          --            1,136,364        47,518
     RT -
         Las Vegas, NV                   1,800,000          --            1,800,000        55,017
     Jack in the Box -
         Charlotte, NC                   1,308,411          --            1,308,411       146,378
     Bakers Square -
         Rolling Meadows, FL               931,818          --              931,818        47,329
     TGIF Friday's -
         Albuquerque, NM                 2,430,996          --            2,430,996       141,808
     Bakers Square -
         Blaine, MN                      1,340,909          --            1,340,909        80,287
     Village Inn -
         Omaha, NE                       1,190,909          --            1,190,909        71,306
     Village Inn -
         Lincoln, NE                     1,045,455          --            1,045,455        62,597
     IHOP -
         Macon, GA                       1,258,065          --            1,258,065       109,912
     Bakers Square -
         Elk Grove, IL                   1,000,000          --            1,000,000        59,875
     Bakers Square -
         Gurnee, IL                      1,863,636          --            1,863,636       111,586
     Taco Cabana -
         Plugerville, TX                 1,474,815          --            1,474,815       131,766
     Taco Cabana -
         Pasadena, TX                      975,646          --              975,646        87,168
     Taco Cabana -
         Austin, TX                      1,202,541          --            1,202,541       107,440
     Taco Cabana -
         Houston, TX #177                  952,957          --              952,957        85,140
     Taco Cabana -
         Houston, TX #144                1,429,435          --            1,429,435       127,711
     Taco Cabana -
         San Antonio, TX                 1,134,472          --            1,134,472       101,358
     Taco Cabana -
         Houston, TX                     1,361,367          --            1,361,367       121,630
     Taco Cabana -
         Houston, TX                     1,179,852          --            1,179,852        26,766
     Taco Cabana -
         Austin, TX                      1,107,246          --            1,107,246        25,119

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Bakers Square -
         Normal, IL                      05/14/01  01/09/02     188,577       1,469,683       --            --          1,658,260
     IHOP -
         Nacogdoches, TX                 12/28/00  01/18/02     105,773       1,388,437       --            --          1,494,210
     IHOP -
         McAllen, TX                     12/28/00  02/15/02     120,708       1,427,813       --            --          1,548,521
     Pizza Hut -
         Dania, FL                       10/06/00  2/19/02       40,920         292,892       --            --            333,812
     Jack in the Box -
         Plano, TX                       09/25/01  02/26/02     147,787       1,719,706       --            --          1,867,493
     IHOP -
         Kennewick, WA                   12/20/01  02/27/02     152,934       1,626,400       --            --          1,779,334
     Jack in the Box -
         Stephenville, TX                03/28/01  02/28/02     164,069       1,344,498       --            --          1,508,567
     Village Inn -
         Coralville, IA                  05/14/01  02/28/02     159,126       1,070,921       --            --          1,230,046
     Taco Cabana -
         San Antonio, TX                 12/29/00  03/05/02      33,261       1,214,659       --            --          1,247,920
     Jack in the Box -
         San Antonio, TX                 09/26/01  03/06/02     135,343       1,442,978       --            --          1,578,322
     Krystal -
         Rincon, GA                      09/15/00  03/11/02      57,088       1,015,712       --            --          1,072,800
     Village Inn -
         Davenport, IA                   05/14/01  03/15/02     182,384       1,219,097       --            --          1,401,481
     Jack in the Box
         Katy, TX                        09/25/01  03/18/02     123,072       1,376,098       --            --          1,499,170
     IHOP -
         Albuquerque, NM                 10/29/01  03/19/02     161,229       1,660,447       --            --          1,821,676
     IHOP -
         Lafayette, LA                   12/28/00  03/19/02      87,911       1,548,629       --            --          1,636,540
     Jack in the Box -
         Round Rock, TX                  09/19/00  03/20/02     134,634       1,226,470       --            --          1,361,104
     Jack in the Box -
         Concord, NC                     07/07/00  03/22/02     126,308       1,296,102       --            --          1,422,410
     Jack in the Box -
         Cedar Hill, TX                  12/20/01  03/22/02     120,438       1,388,773       --            --          1,509,211
     IHOP -
         Brownsville, TX                 12/28/00  03/28/02      88,052       1,456,628       --            --          1,544,680
     IHOP -
         San Marco, TX                   12/20/01  03/28/02     156,600       1,509,200       --            --          1,665,800
     Bakers Square -
         Maple Grove, MN                 05/14/01  03/29/02     200,077       1,354,552       --            --          1,554,629

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Bakers Square -
         Normal, IL                      1,477,273          --            1,477,273         6,796
     IHOP -
         Nacogdoches, TX                 1,401,869          --            1,401,869        15,380
     IHOP -
         McAllen, TX                     1,443,318          --            1,443,318        18,025
     Pizza Hut -
         Dania, FL                         295,455          --              295,455         5,279
     Jack in the Box -
         Plano, TX                       1,728,972          --            1,728,972        14,854
     IHOP -
         Kennewick, WA                   1,627,500          --            1,627,500         2,842
     Jack in the Box -
         Stephenville, TX                1,361,617          --            1,361,617        19,729
     Village Inn -
         Coralville, IA                  1,077,273          --            1,077,273         8,156
     Taco Cabana -
         San Antonio, TX                 1,247,920          --            1,247,920        34,289
     Jack in the Box -
         San Antonio, TX                 1,456,085          --            1,456,085        11,979
     Krystal -
         Rincon, GA                      1,028,215          --            1,028,215        21,369
     Village Inn -
         Davenport, IA                   1,227,273          --            1,227,273         8,905
     Jack in the Box
         Katy, TX                        1,385,410          --            1,385,410        12,373
     IHOP -
         Albuquerque, NM                 1,664,998          --            1,664,998         4,653
     IHOP -
         Lafayette, LA                   1,566,820          --            1,566,820        20,424
     Jack in the Box -
         Round Rock, TX                  1,257,009          --            1,257,009        40,447
     Jack in the Box -
         Concord, NC                     1,331,738          --            1,331,738        46,935
     Jack in the Box -
         Cedar Hill, TX                  1,392,479          --            1,392,479         5,497
     IHOP -
         Brownsville, TX                 1,471,963          --            1,471,963        18,921
     IHOP -
         San Marco, TX                   1,511,250          --            1,511,250         2,990
     Bakers Square -
         Maple Grove, MN                 1,363,636          --            1,363,636        10,198

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     IHOP -
         Ammon, ID                       12/28/00  04/05/02      83,477       1,433,491       --            --          1,516,968
     Home Town Buffet -
         Visalia, CA                     12/28/01  04/10/02     329,510       2,409,694       --            --          2,739,205
     TB/KFC
         Gun Barrel City, TX             10/31/00  04/19/02      29,711         922,295       --            --            952,006
     Tahoe Joes
         Roseville, CA                   12/28/01  04/23/02     414,477       2,965,855       --            --          3,380,332
     Old Country Buffet
         Glendale, AZ                    12/28/01  04/25/02     246,584       1,818,524       --            --          2,065,108
     Home Town Buffet
         Temecula, CA                    12/28/01  04/26/02     298,731       2,000,577       --            --          2,299,308
     Village Inn
         Johnston, IA                    05/14/01  04/29/02     121,465         812,100       --            --            933,565
     Old Country Buffet
         Woodbury, MN                    12/28/01  04/29/02     191,917       1,600,461       --            --          1,792,378
     Bakers Square -
         Orland Park, IL                 05/14/01  04/30/02     292,465       1,940,017       --            --          2,232,482
     Pizza-Hut
         Oakland Park, FL                10/06/00  05/03/02      83,765         652,145       --            --            735,910
     Jack in the Box
         Magnolia, TX                    08/30/01  05/03/02     101,729       1,245,406       --            --          1,347,135
     IHOP -
         Westminister, CO                12/20/01  05/03/02     229,223       1,831,730       --            --          2,060,953
     Jack in the Box -
         Baton Rouge, LA                 12/20/01  05/03/02     185,925       1,405,359       --            --          1,591,284
     Village Inn
         Roy, UT                         05/14/01  05/06/02     142,392         933,183       --            --          1,075,575
     Home Town Buffet -
         Loma Linda, CA                  12/28/01  05/07/02     447,446       3,046,175       --            --          3,493,621
     Home Town Buffet -
         Champaign, IL                   12/28/01  05/08/02     195,577       1,768,682       --            --          1,964,259
     Jack in the Box -
         Baytown, TX                     09/19/00  05/10/02     108,115       1,141,081       --            --          1,249,196
     IHOP -
         Norman, OK                      10/12/00  05/13/02     219,316       1,554,570       --            --          1,773,886
     IHOP -
         Rockford, IL                    12/20/01  05/15/02     148,323       1,646,238       --            --          1,794,561
     Rio Bravo -
         Fayetteville, AR                06/29/00  05/17/02     147,141       1,171,240       --            --          1,318,381
     Bakers Square -
         Onalaska, WI                    05/14/01  05/17/02     119,693         924,167       --            --          1,043,860

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     IHOP -
         Ammon, ID                       1,451,613          --            1,451,613        19,833
     Home Town Buffet -
         Visalia, CA                     2,409,000          --            2,409,000          (773)
     TB/KFC
         Gun Barrel City, TX               931,818          --              931,818        17,313
     Tahoe Joes
         Roseville, CA                   2,965,000          --            2,965,000        (1,077)
     Old Country Buffet
         Glendale, AZ                    1,818,000          --            1,818,000        (1,856)
     Home Town Buffet
         Temecula, CA                    2,000,000          --            2,000,000          (746)
     Village Inn
         Johnston, IA                      818,182          --              818,182         6,761
     Old Country Buffet
         Woodbury, MN                    1,600,000          --            1,600,000          (612)
     Bakers Square -
         Orland Park, IL                 1,954,545          --            1,954,545        16,742
     Pizza-Hut
         Oakland Park, FL                  659,091          --              659,091         6,512
     Jack in the Box
         Magnolia, TX                    1,260,198          --            1,260,198        13,660
     IHOP -
         Westminister, CO                1,836,750          --            1,836,750         5,100
     Jack in the Box -
         Baton Rouge, LA                 1,412,154          --            1,412,154         7,539
     Village Inn
         Roy, UT                           940,909          --              940,909         8,152
     Home Town Buffet -
         Loma Linda, CA                  3,045,000          --            3,045,000          (619)
     Home Town Buffet -
         Champaign, IL                   1,768,000          --            1,768,000          (848)
     Jack in the Box -
         Baytown, TX                     1,173,149          --            1,173,149        40,830
     IHOP -
         Norman, OK                      1,577,745          --            1,577,745        51,274
     IHOP -
         Rockford, IL                    1,650,750          --            1,650,750         5,243
     Rio Bravo -
         Fayetteville, AR                1,200,000          --            1,200,000        39,827
     Bakers Square -
         Onalaska, WI                      931,818          --              931,818         8,241

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Ruby Tuesday -
         University Place, WA            08/23/00  05/31/02     133,340       1,574,504       --            --          1,707,844
     Pizza Hut -
         Pembroke Pines, FL              10/06/00  05/31/02      20,692         359,803       --            --            380,495
     Pizza Hut -
         N. Miami, FL                    10/06/00  05/31/02      15,365         267,154       --            --            282,519
     Bakers Square -
         Rochester, MN                   05/14/01  05/31/02     172,761       1,352,440       --            --          1,525,200
     Bakers Square -
         Stillwater, MN                  05/14/01  05/31/02     141,347         991,789       --            --          1,133,136
     Home Town Buffet -
         Louisville, KY                  12/28/01  05/31/02     199,891       1,500,579       --            --          1,700,470
     Old Country Buffet -
         Mesa, AZ                        12/28/01  06/03/02     306,624       2,115,024       --            --          2,421,648
     IHOP -
         Shreveport, LA                  10/12/00  06/04/02     207,681       1,643,127       --            --          1,850,808
     IHOP -
         Jonesboro, AR                   10/12/00  06/05/02     152,295       1,328,505       --            --          1,480,800
     Taco Cabana -
         Dallas, Texas                   12/29/00  06/06/02      33,359         987,667       --            --          1,021,026
     HomeTown Buffet -
         Oklahoma City, OK #737          12/28/01  06/13/02     204,563       1,455,705       --            --          1,592,205
     HomeTown Buffet -
         Oklahoma City, OK               12/28/01  06/13/02     136,500       1,955,947       --            --          2,160,510
     Jack in the Box -
         Corsicana, TX                   06/30/00  06/14/02      69,849       1,083,639       --            --          1,153,488
     Ruby Tuesday
         Port Lucie, FL                  06/06/00  06/14/02     119,187       1,583,384       --            --          1,702,571
     Bakers Square -
         Bradley, IL                     05/14/01  06/20/02     256,960       1,509,030       --            --          1,765,990
     IHOP -
         Evansville, IN                  03/29/02  06/20/02     166,194       1,469,696       --            --          1,635,890
     IHOP -
         Buford, GA                      03/29/02  06/20/02     212,950       1,679,961       --            --          1,892,911
     Taco Cabana -
         San Antonio, TX #107            12/29/00  06/26/02     <34,711>        921,822       --            --            887,111
     Taco Cabana -
         Universal City, TX              12/29/00  06/26/02     <40,496>      1,075,459       --            --          1,034,963
     Taco Cabana -
         Austin, TX                      12/29/00  06/26/02     <54,547>      1,448,578       --            --          1,394,031
     Taco Cabana -
         San Antonio, TX #130            12/29/00  06/26/02     <52,067>      1,382,733       --            --          1,330,666

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Ruby Tuesday -
         University Place, WA            1,590,909          --            1,590,909        40,555
     Pizza Hut -
         Pembroke Pines, FL                363,636          --              363,636        13,021
     Pizza Hut -
         N. Miami, FL                      270,000          --              270,000         5,191
     Bakers Square -
         Rochester, MN                   1,363,636          --            1,363,636        12,750
     Bakers Square -
         Stillwater, MN                  1,000,000          --            1,000,000         9,350
     Home Town Buffet -
         Louisville, KY                  1,500,000          --            1,500,000          (726)
     Old Country Buffet -
         Mesa, AZ                        2,114,000          --           2,1114,000        (1,045)
     IHOP -
         Shreveport, LA                  1,663,150          --            1,663,150        33,799
     IHOP -
         Jonesboro, AR                   1,348,500          --            1,348,500        56,238
     Taco Cabana -
         Dallas, Texas                   1,021,026          --            1,021,026        27,228
     HomeTown Buffet -
         Oklahoma City, OK #737          1,455,000          --            1,455,000        (1,031)
     HomeTown Buffet -
         Oklahoma City, OK               1,955,000          --            1,955,000          (767)
     Jack in the Box -
         Corsicana, TX                   1,118,650          --            1,118,650        52,045
     Ruby Tuesday
         Port Lucie, FL                  1,607,399          --            1,607,399        12,328
     Bakers Square -
         Bradley, IL                     1,522,727          --            1,522,727        15,133
     IHOP -
         Evansville, IN                  1,471,963          --            1,471,963         2,753
     IHOP -
         Buford, GA                      1,682,243          --            1,682,243         2,729
     Taco Cabana -
         San Antonio, TX #107              952,957          --              952,957        33,569
     Taco Cabana -
         Universal City, TX              1,111,783          --            1,111,783        39,164
     Taco Cabana -
         Austin, TX                      1,497,504          --            1,497,504        52,752
     Taco Cabana -
         San Antonio, TX #130            1,429,436          --            1,429,436        50,354

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Taco Cabana -
         Dallas, TX #136                 12/29/00  06/26/02     <44,463>      1,180,810       --            --          1,136,347
     Taco Cabana -
         Houston, TX #143                12/29/00  06/26/02     <47,108>      1,251,044       --            --          1,203,936
     Taco Cabana -
         San Antonio, TX #158            12/29/00  06/26/02     <49,918>      1,325,668       --            --          1,275,750
     Taco Cabana -
         Schertz, TX                     12/29/00  06/26/02     <40,331>      1,071,069       --            --          1,030,738
     Taco Cabana -
         Houston, TX                     12/29/00  06/26/02     <52,933>      1,404,681       --            --          1,351,748
     Taco Cabana -
         Houston, TX #174                12/29/00  06/26/02     <35,537>        943,770       --            --            908,233
     Taco Cabana -
         Katy, TX                        12/29/00  06/26/02     <40,331>      1,071,069       --            --          1,030,738
     Taco Cabana -
         Arlington, TX                   12/29/00  06/26/02     <38,843>      1,031,563       --            --            992,719
     Taco Cabana -
         Houston, TX #241                12/29/00  06/26/02     <49,670>      1,319,084       --            --          1,269,414
     Taco Cabana -
         Denton, TX                      12/29/00  06/26/02     <44,463>      1,180,810       --            --          1,136,347
     Baker Square -
         Bolingbrook, IL                 05/14/01  06/28/02     289,661       1,621,644       --            --          1,911,305
     IHOP -
         Harlingen, TX                   09/28/01  06/28/02     169,260       1,611,009       --            --          1,780,269
     Old Country Buffet -
         Madison, WI                     12/28/01  06/28/02     233,107       2,092,013       --            --          2,325,120
     HomeTown Buffet -
         Wichita, KS                     12/28/01  06/28/02     224,736       2,000,969       --            --          2,225,704
     Old Country Buffet -
         Mechanicsburg, PA               12/28/01  06/28/02     153,548       1,818,880       --            --          1,972,429
     IHOP -
         Rocky Mount, NC                 10/12/00  06/28/02      73,833       1,504,517       --            --          1,578,350
     JIB -
         Hickory, NC                     03/28/01  06/28/02     196,658       1,455,112       --            --          1,651,770
     HomeTown Buffet -
         Louisville, KY                  12/28/01  06/28/02     113,298       1,145,554       --            --          1,258,853
     Old Country Buffet -
         Franklin, OH                    12/28/01  06/28/02     129,930       1,318,638       --            --          1,448,568
     Pizza Hut -
         El Reno, OK                     01/18/02  06/28/02      51,697         367,573       --            --            419,270
     Bakers Square -
         Mt. Prospect, IL                05/14/01  07/02/02     278,538       1,914,440       --            --          2,192,978
     Old Country Buffet -
         Onalaska, WI                    12/28/01  07/10/02     146,806       1,455,705       --            --          1,602,511

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Taco Cabana -
         Dallas, TX #136                 1,220,693          --            1,220,693        38,129
     Taco Cabana -
         Houston, TX #143                1,293,299          --            1,293,299        45,558
     Taco Cabana -
         San Antonio, TX #158            1,370,443          --            1,370,443        76,694
     Taco Cabana -
         Schertz, TX                     1,107,246          --            1,107,246        39,004
     Taco Cabana -
         Houston, TX                     1,452,125          --            1,452,125        51,153
     Taco Cabana -
         Houston, TX #174                  975,647          --              975,647        34,369
     Taco Cabana -
         Katy, TX                        1,107,246          --            1,107,246        21,178
     Taco Cabana -
         Arlington, TX                   1,066,404          --            1,066,404        28,981
     Taco Cabana -
         Houston, TX #241                1,363,637          --            1,363,637        48,036
     Taco Cabana -
         Denton, TX                      1,220,693          --            1,220,693        43,001
     Baker Square -
         Bolingbrook, IL                 1,636,364          --            1,636,364        16,147
     IHOP -
         Harlingen, TX                   1,619,998          --            1,619,998        (1,134)
     Old Country Buffet -
         Madison, WI                     2,091,000          --            2,091,000        (1,199)
     HomeTown Buffet -
         Wichita, KS                     2,000,000          --            2,000,000        (1,147)
     Old Country Buffet -
         Mechanicsburg, PA               1,818,000          --            1,818,000        (1,523)
     IHOP -
         Rocky Mount, NC                 1,528,300          --            1,528,300        33,625
     JIB -
         Hickory, NC                     1,481,564          --            1,481,564        28,329
     HomeTown Buffet -
         Louisville, KY                  1,145,000          --            1,145,000          (660)
     Old Country Buffet -
         Franklin, OH                    1,318,000          --            1,318,000          (760)
     Pizza Hut -
         El Reno, OK                       368,764          --              368,764         1,591
     Bakers Square -
         Mt. Prospect, IL                1,931,818          --            1,931,818        19,310
     Old Country Buffet -
         Onalaska, WI                    1,455,000          --            1,455,000        (1,020)

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Pizza Hut -
         Taylor, TX                      01/25/02  07/11/02      44,204         251,186       --            --            295,390
     IHOP -
         Cathedral City, CA              03/29/02  07/18/02     255,633       1,506,263       --            --          1,759,896
     Jack in the Box -
         Shelby, NC                      09/19/00  07/19/02     130,680       1,282,602       --            --          1,413,282
     Jack in the Box -
         Simpsonville, SC                09/26/01  07/19/02     102,456       1,485,174       --            --          1,587,630
     Old Country Buffet -
         Cincinnati, OH                  12/28/01  07/22/02     140,678         975,569       --            --          1,116,247
     OCB -
         Bourbonnais, IL                 12/28/01  07/23/02     128,046       1,273,743       --            --          1,401,789
     HomeTown Buffet -
         Rockford, IL                    12/28/01  07/23/02     260,488       2,274,326       --            --          2,534,814
     Pizza-Hut -
         Belton, TX                      01/25/02  07/24/02     109,036         615,776       --            --            724,812
     IHOP -
         Covington, LA                   03/29/02  07/26/02     222,517       1,716,670       --            --          1,939,187
     IHOP -
         Flourissant, MO                 03/29/02  07/30/02     151,617       1,548,233       --            --          1,699,850
     Jack in the Box -
         Rock Hill, SC                   09/15/00  08/05/02     106,828       1,143,510       --            --          1,250,338
     Jack in the Box -
         Greer, SC                       09/25/01  08/05/02     111,253       1,454,109       --            --          1,565,361
     Jack in the Box -
         Conroe, TX                      09/15/00  08/09/02     143,657       1,412,719       --            --          1,556,376
     Pizza Hut -
         Waco, TX (Baylor)               01/18/02  08/13/02      98,648         550,444       --            --            649,092
     Jack in the Box -
         Greenville, SC                  09/25/01  08/16/02     117,001       1,530,054       --            --          1,647,054
     Bakers Square -
         Eau Claire, WI                  05/14/01  08/20/02     190,268       1,169,094       --            --          1,359,362
     Bakers Square -
         Springfield, IL                 05/14/01  08/20/02     151,166       1,079,164       --            --          1,230,330
     Old Country Buffet -
         Mankato, MN                     12/28/01  08/20/02     179,487       1,637,118       --            --          1,816,605
     Jack in the Box -
         Baton Rouge, LA                 08/23/00  08/22/02      79,926       1,127,994       --            --          1,207,920
     TB/KFC -
         Center, TX                      10/31/00  08/30/02      15,631         852,554       --            --            868,185
     IHOP -
         Shawnee, OK                     12/20/01  08/30/02     144,543       1,434,527       --            --          1,579,070
     HomeTown Buffet -
         Medford, OR                     02/15/02  09/05/02     390,166       2,410,406       --            --          2,800,571

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Pizza Hut -
         Taylor, TX                        252,000          --              252,000         1,112
     IHOP -
         Cathedral City, CA              1,509,346          --            1,509,346         3,182
     Jack in the Box -
         Shelby, NC                      1,322,836          --            1,322,836        50,638
     Jack in the Box -
         Simpsonville, SC                1,503,608          --            1,503,608        21,487
     Old Country Buffet -
         Cincinnati, OH                    975,000          --              975,000          (821)
     OCB -
         Bourbonnais, IL                 1,273,000          --            1,273,000        (1,087)
     HomeTown Buffet -
         Rockford, IL                    2,273,000          --            2,273,000        (1,941)
     Pizza-Hut -
         Belton, TX                        618,282          --              618,282         2,875
     IHOP -
         Covington, LA                   1,720,183          --            1,720,183         2,971
     IHOP -
         Flourissant, MO                 1,551,402          --            1,551,402         3,922
     Jack in the Box -
         Rock Hill, SC                   1,181,275          --            1,181,275        46,288
     Jack in the Box -
         Greer, SC                       1,474,257          --            1,474,257        22,417
     Jack in the Box -
         Conroe, TX                      1,459,375          --            1,459,375        57,750
     Pizza Hut -
         Waco, TX (Baylor)                 553,145          --              553,145         3,009
     Jack in the Box -
         Greenville, SC                  1,551,255          --            1,551,255        24,584
     Bakers Square -
         Eau Claire, WI                  1,181,818          --            1,181,818        13,617
     Bakers Square -
         Springfield, IL                 1,090,909          --            1,090,909        12,569
     Old Country Buffet -
         Mankato, MN                     1,636,000          --            1,636,000        (1,503)
     Jack in the Box -
         Baton Rouge, LA                 1,167,135          --            1,167,135        48,323
     TB/KFC -
         Center, TX                        863,636          --              863,636        10,412
     IHOP -
         Shawnee, OK                     1,441,500          --            1,441,500         7,947
     HomeTown Buffet -
         Medford, OR                     2,409,000          --            2,409,000        (2,071)

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     HomeTown Buffet -
         Manchester, CT                  12/28/01  09/13/02     171,290       1,774,390       --            --          1,945,681
     Jack in the Box -
         Kilgore, TX                     06/27/02  09/18/02      95,181       1,093,811       --            --          1,188,992
     IHOP -
         Bristol, VA                     12/28/00  09/20/02      82,611       1,350,001       --            --          1,432,612
     Bakers Square -
         Akron, OH                       05/14/01  09/27/02     243,619       1,257,883       --            --          1,501,502
     Texas Roadhouse -
         Peoria, IL                      06/25/02  09/30/02     422,739       2,127,261       --            --          2,550,000
     Jack in the Box -
         Mesa, AZ                        06/27/02  10/04/02     202,549       1,475,706       --            --          1,678,254
     Pizza Hut -
         Rockmart, GA                    01/18/02  11/06/02      66,876         366,030       --            --            432,906
     Ruby Tuesday -
         Angola, IN                      07/01/01  11/08/02      83,924       1,415,770       --            --          1,499,694
     Krystals -
         Pelham, AL                      09/15/00  11/14/02     103,023         910,619       --            --          1,013,642
     HomeTown Buffets -
         Hilliard, OH                    12/28/01  11/22/02     200,829       1,615,595       --            --          1,816,424
     IHOP -
         Enid, OK                        09/28/01  12/05/02     213,823       1,323,224       --            --          1,537,046
     IHOP -
         Kansas City, MO                 03/29/02  12/05/02     218,978       1,500,970       --            --          1,719,949
     Perkins -
         Millington, TN                  05/24/02  12/06/02     163,718       1,111,111       --            --          1,274,829
     Perkins -
         Mankato, MN                     09/13/02  12/10/02     180,448       1,193,299       --            --          1,373,747
     Ruby Tuesday -
         Island Park, NY                 02/27/01  12/18/02     100,483       1,782,108       --            --          1,882,592
     Pizza Hut -
         Woodville, TX                   01/18/02  12/19/02      41,310         351,085       --            --            392,396
     Krystals -
         Trenton, GA                     09/15/00  12/20/02     130,970         896,970       --            --          1,027,940
     Pizza Hut -
         Bethany, OK                     01/18/02  01/10/03      87,368         475,014       --            --            562,382
     Jack in the Box -
         Las Vegas, NV                   09/26/02  02/13/03     415,356       1,650,496       --            --          2,065,852
     TGIF -
         Springfield, OH                 12/22/00  02/13/03     230,344       1,977,911       --            --          2,208,255
     Pizza Hut - 19th Street -
         Waco, TX                        01/18/02  03/11/03      68,010         401,190       --            --            469,200
     Captain D's -
         Gadsden, AL                     12/26/02  03/13/03      78,361         709,219       --            --            787,580

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     HomeTown Buffet -
         Manchester, CT                  1,773,000          --            1,773,000        (1,469)
     Jack in the Box -
         Kilgore, TX                     1,097,200          --            1,097,200         4,625
     IHOP -
         Bristol, VA                     1,373,272          --            1,373,272        25,525
     Bakers Square -
         Akron, OH                       1,272,727          --            1,272,727        16,331
     Texas Roadhouse -
         Peoria, IL                      2,134,177          --            2,134,177        10,527
     Jack in the Box -
         Mesa, AZ                        1,482,598          --            1,482,598         7,435
     Pizza Hut -
         Rockmart, GA                      368,764          --              368,764         2,914
     Ruby Tuesday -
         Angola, IN                      1,426,713          --            1,426,713        29,521
     Krystals -
         Pelham, AL                        928,108          --              928,108        26,012
     HomeTown Buffets -
         Hilliard, OH                    1,614,000          --            1,614,000        (1,717)
     IHOP -
         Enid, OK                        1,336,499          --            1,336,499         4,742
     IHOP -
         Kansas City, MO                 1,509,346          --            1,509,346         8,575
     Perkins -
         Millington, TN                  1,111,111          --            1,111,111           756
     Perkins -
         Mankato, MN                     1,193,299          --            1,193,299         1,108
     Ruby Tuesday -
         Island Park, NY                 1,800,000          --            1,800,000        21,046
     Pizza Hut -
         Woodville, TX                     354,013          --              354,013         3,077
     Krystals -
         Trenton, GA                       915,294          --              915,294        26,769
     Pizza Hut -
         Bethany, OK                       479,393          --              479,393         4,624
     Jack in the Box -
         Las Vegas, NV                   1,660,823          --            1,660,823        12,266
     TGIF -
         Springfield, OH                 2,039,614          --            2,039,614        69,637
     Pizza Hut - 19th Street -
         Waco, TX                          405,640          --              405,640         4,680
     Captain D's -
         Gadsden, AL                       709,905          --              709,905           801

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Jack in the Box -
         San Antonio, TX                 09/26/02  03/14/03     290,469       1,158,678       --            --          1,449,147
     Jack in the Box -
         Round Rock, TX                  08/28/02  03/20/03     343,381       1,213,042       --            --          1,556,423
     Captain D's -
         Dothan, AL                      12/26/02  04/17/03     123,815         811,417       --            --            935,232
     Captain D's -
         Hopkinsville, KY                12/26/02  04/10/03     179,825         931,252       --            --          1,111,078
     Captain D's -
         Arab, AL                        12/26/02  04/30/03      87,733         596,217       --            --            683,950
     Captain D's -
         Crosslanes, WV                  12/26/02  04/21/03      56,254         464,941       --            --            521,195
     Taco Bell/KFC -
         Kaufman, TX                     10/31/00  05/06/03      (5,471)      1,025,569       --            --          1,020,098
     Jack in the Box -
         Yermo, CA                       08/26/02  05/06/03     353,295       1,602,027       --            --          1,995,322
     Captain D's -
         Montgomery, AL                  12/26/02  05/05/03     122,218         803,925       --            --            926,143
     Captain D's -
         Louisville, KY                  12/26/02  05/16/03     156,801         874,967       --            --          1,031,768
     Jack in the Box -
         Houston, TX                     09/26/02  05/20/03     277,860       1,030,231       --            --          1,308,091
     Jack in the Box -
         Paris, TX                       12/30/02  05/16/03     256,226       1,100,586       --            --          1,356,812
     Captain D's -
         Nashville, TN                   12/26/02  05/07/03      59,917         755,657       --            --            815,574
     Jack in the Box -
         Killeen, TX                     09/26/02  05/01/03     254,498       1,167,552       --            --          1,422,050
     Ground Round -
         Maple Grove, MN                 04/01/01  05/09/03      66,423       2,021,281       --            --          2,087,704
     Captain D's -
         Greenville, AL                  12/26/02  06/11/03     120,046         707,627       --            --            827,673
     Captain D's -
         Russellville, AL                12/26/02  06/27/03      71,941         658,889       --            --            730,830
     Captain D's -
         Madison, AL                     12/26/02  06/27/03      79,858         555,438       --            --            635,296
     Captain D's -
         Crossville, TN                  12/26/02  06/27/03      59,996         539,752       --            --            599,748
     Captain D's -
         Clinton, MS                     12/26/02  06/12/03      69,788         558,725       --            --            628,513
     Captain D's -
         Louisville, KY                  12/26/02  06/17/03      93,048         583,512       --            --            676,560

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Jack in the Box -
         San Antonio, TX                 1,167,783          --            1,167,783        10,111
     Jack in the Box -
         Round Rock, TX                  1,244,536          --            1,244,536        12,825
     Captain D's -
         Dothan, AL                        812,600          --              812,600         1,469
     Captain D's -
         Hopkinsville, KY                  932,610          --              932,610         1,578
     Captain D's -
         Arab, AL                          597,086          --              597,086         1,207
     Captain D's -
         Crosslanes, WV                    465,619          --              465,619           744
     Taco Bell/KFC -
         Kaufman, TX                     1,045,455          --            1,045,455        36,878
     Jack in the Box -
         Yermo, CA                       1,622,463          --            1,622,463        21,343
     Captain D's -
         Montgomery, AL                    805,495          --              805,495         1,657
     Captain D's -
         Louisville, KY                    876,676          --              876,676         1,873
     Jack in the Box -
         Houston, TX                     1,041,674          --            1,041,674        12,633
     Jack in the Box -
         Paris, TX                       1,107,472          --            1,107,472         7,774
     Captain D's -
         Nashville, TN                     757,133          --              757,133         1,568
     Jack in the Box -
         Killeen, TX                     1,180,521          --            1,180,521        13,303
     Ground Round -
         Maple Grove, MN                 2,045,454          --            2,045,454        43,003
     Captain D's -
         Greenville, AL                    709,362          --              709,362         1,917
     Captain D's -
         Russellville, AL                  660,505          --              660,505         1,962
     Captain D's -
         Madison, AL                       556,800          --              556,800         1,654
     Captain D's -
         Crossville, TN                    541,076          --              541,076         1,607
     Captain D's -
         Clinton, MS                       560,095          --              560,095         1,523
     Captain D's -
         Louisville, KY                    584,943          --              584,943         1,640

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                 Selling Price, Net of
                                                           Closing Costs and GAAP Adjustments
                                                 -----------------------------------------------------
                                                                      Purchase
                                                   Cash                money    Adjustments
                                                 received  Mortgage   mortgage   resulting
                                                  net of    balance    taken       from
                               Date     Date of  closing    at time   back by   application
          Property           Acquired    Sale     costs     of sale   program     of GAAP      Total
------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Captain D's -
     Eufaula, AL             12/26/02  06/25/03    75,941    540,684     --         --         616,625
   Captain D's -
     Alabaster, AL           12/26/02  06/13/03   160,117    897,029     --         --       1,057,147
   Jack in the Box -
     Greenville, SC          01/16/03  06/13/03   274,469  1,317,214     --         --       1,591,684
   Jack in the Box -
     Marble Falls, TX        01/16/03  06/19/03   192,889  1,042,342     --         --       1,235,231
   Jack in the Box -
     San Diego, CA           01/16/03  06/18/03   394,649  2,104,372     --         --       2,499,021
   Arby's -
     Fraser, MI              09/11/01  06/20/03   185,909  1,042,073     --         --       1,227,982
   Arby's -
     Waterbury, CT           07/21/00  06/18/03   137,156    788,538     --         --         925,694
   Arby's -
     Orange, CT              07/21/00  06/18/03    87,401    518,182     --         --         605,583
   Captain D's -
     Laurel, MS              12/26/02  07/28/03    84,051    539,415     --         --         623,466
   Captain D's -
     Columbia, SC            12/26/02  07/17/03    83,877    606,787     --         --         690,664
   Texas Roadhouse -
     Roseville, MI           10/31/02  07/23/03   406,111  2,039,884     --         --       2,445,995
   Texas Roadhouse -
     Christianburg, VA       09/30/02  07/31/03   322,112  1,385,329     --         --       1,707,441
   Jack in the Box -
     Cookeville, TN          01/16/03  07/10/03   316,102  1,795,328     --         --       2,111,430
   Captain D's -
     Tupelo, MS              12/26/02  07/31/03   127,363    776,694     --         --         904,057
   Captain D's -
     Andalusia, AL           12/26/02  08/06/03   104,171    681,695     --         --         785,866
   Captain D's -
     Princeton, KY           12/26/02  08/07/03    74,770    555,446     --         --         630,216
   Ruby Tuesday -
     Tampa, FL               03/12/03  08/11/03   269,583  2,090,743     --         --       2,360,326
   Burger King -
     Wichita, KS             04/01/03  08/15/03   248,142  1,337,789     --         --       1,585,931
   Jack in the Box -
     Conover, NC             01/16/03  08/21/03   201,282  1,267,189     --         --       1,468,471
   Jack in the Box -
     Salinas, CA             12/30/02  08/29/03   490,183  1,493,196     --         --       1,983,379
   Captain D's -
     Franklin, KY            12/26/02  08/29/03   157,118  1,007,252     --         --       1,164,370

                                     Cost of Properties
                                   Including Closing and
                                         Soft Costs
                             -----------------------------------
                                                                      Excess
                                            Total                  (deficiency)
                                         acquisition               of property
                                        cost, capital             operating cash
                             Original   improvements              receipts over
                             mortgage      closing                     cash
                             financing     and soft                expenditures
          Property              (7)       costs (1)      Total         (19)
--------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Captain D's -
     Eufaula, AL               542,010       --          542,010       1,592
   Captain D's -
     Alabaster, AL             899,229       --          899,229       2,460
   Jack in the Box -
     Greenville, SC          1,326,457       --        1,326,457      11,407
   Jack in the Box -
     Marble Falls, TX        1,049,655       --        1,049,655       9,398
   Jack in the Box -
     San Diego, CA           2,119,137       --        2,119,137      18,848
   Arby's -
     Fraser, MI              1,045,546       --        1,045,546      17,829
   Arby's -
     Waterbury, CT             795,455       --          795,455      43,701
   Arby's -
     Orange, CT                522,727       --          522,727      68,944
   Captain D's -
     Laurel, MS                541,010       --          541,010       1,747
   Captain D's -
     Columbia, SC              608,581       --          608,581       1,915
   Texas Roadhouse -
     Roseville, MI           2,066,730       --        2,066,730      29,148
   Texas Roadhouse -
     Christianburg, VA       1,405,951       --        1,405,951      22,386
   Jack in the Box -
     Cookeville, TN          1,811,148       --        1,811,148      18,316
   Captain D's -
     Tupelo, MS                778,990       --          778,990       2,746
   Captain D's -
     Andalusia, AL             684,057       --          684,057       2,443
   Captain D's -
     Princeton, KY             557,371       --          557,371       1,842
   Ruby Tuesday -
     Tampa, FL               2,096,898       --        2,096,898       6,904
   Burger King -
     Wichita, KS             1,340,909       --        1,340,909       2,751
   Jack in the Box -
     Conover, NC             1,280,651       --        1,280,651      15,714
   Jack in the Box -
     Salinas, CA             1,509,782       --        1,509,782      18,707
   Captain D's -
     Franklin, KY            1,010,743       --        1,010,743       3,786

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                 Selling Price, Net of
                                                           Closing Costs and GAAP Adjustments
                                                 -----------------------------------------------------
                                                                      Purchase
                                                   Cash                money    Adjustments
                                                 received  Mortgage   mortgage   resulting
                                                  net of    balance    taken       from
                               Date     Date of  closing    at time   back by   application
          Property           Acquired    Sale     costs     of sale   program     of GAAP      Total
------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Jack in the Box -
     Simpsonville, SC        01/16/03  08/29/03   207,480  1,194,139     --         --       1,401,619
   Jack in the Box -
     Anderson, SC            01/16/03  09/16/03   261,828  1,296,208     --         --       1,558,036
   Casa Ole -
     Conroe, TX              04/16/03  09/15/03   119,734    771,309     --         --         891,043
   Captain D's -
     Warrensburg, CO         12/26/02  09/23/03    86,915    553,996     --         --         640,911
   Black Angus -
     Lone Tree, CO           05/16/02  09/19/03   274,517  2,685,785     --         --       2,960,302
   Captain D's -
     Bluefield, WV           12/26/02  09/05/03   146,431    959,496     --         --       1,105,927
   Captain D's -
     Ozark, AL               12/26/02  09/15/03    86,262    551,785     --         --         638,047
   Captain D's -
     Pearl, MS               12/26/02  09/11/03   103,074    656,502     --         --         759,576
   Jack in the Box -
     Austin, TX              09/26/02  09/15/03   355,976  1,338,759     --         --       1,694,735
   Village Inn -
     Virginia Beach, VA      06/16/03  09/26/03   453,559  1,894,510     --         --       2,348,069
   Captain D's -
     Cahokia, IL             12/26/02  09/24/03    97,626    625,492     --         --         723,118
   Captain D's -
     Birmingham, AL          12/26/02  09/24/03    89,973    577,550     --         --         667,523
   Jack in the Box -
     Simpsonville, SC        01/16/03  09/30/03   180,793  1,185,093     --         --       1,365,886
   Jack in the Box -
     Charlotte, NC           01/16/03  09/30/03   323,819  1,571,639     --         --       1,895,458
   Village Inn -
     Rio Rancho, NM          06/16/03  10/10/03   181,556    776,610     --         --         958,166
   Wendy's -
     Knoxville, TN           06/13/03  10/22/03   211,061  1,001,097     --         --       1,212,158
   Wendy's -
     Dayton, TN              06/13/03  10/28/03   115,511    814,846     --         --         930,357
   Jack in the Box -
     Uvalde, TX              01/16/03  10/31/03   208,018  1,075,470     --         --       1,283,488
   Baker's Square -
     St. Paul, MN            06/16/03  10/31/03   218,930  1,369,024     --         --       1,587,954
   Baker's Square -
     Dearborn, MI            06/16/03  11/06/03   141,169  1,282,503     --         --       1,423,672
   Baker's Square -
     Taylor, MI              06/16/03  11/07/03   235,315  1,153,258     --         --       1,388,573
   Baker's Square -
     Fresno, CA              06/16/03  11/20/03   302,249  1,133,375     --         --       1,435,624

                                     Cost of Properties
                                   Including Closing and
                                         Soft Costs
                             -----------------------------------
                                                                      Excess
                                            Total                  (deficiency)
                                         acquisition               of property
                                        cost, capital             operating cash
                             Original   improvements              receipts over
                             mortgage      closing                     cash
                             financing     and soft                expenditures
          Property              (7)       costs (1)      Total         (19)
--------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Jack in the Box -
     Simpsonville, SC        1,206,826       --        1,206,826      15,535
   Jack in the Box -
     Anderson, SC            1,312,350       --        1,312,350      18,287
   Casa Ole -
     Conroe, TX                775,000       --          775,000       4,395
   Captain D's -
     Warrensburg, CO           556,200       --          556,200       2,464
   Black Angus -
     Lone Tree, CO           2,702,533       --        2,702,533      48,363
   Captain D's -
     Bluefield, WV             963,314       --          963,314       3,970
   Captain D's -
     Ozark, AL                 553,981       --          553,981       2,378
   Captain D's -
     Pearl, MS                 659,114       --          659,114       2,400
   Jack in the Box -
     Austin, TX              1,362,587       --        1,362,587      25,277
   Village Inn -
     Virginia Beach, VA      1,900,000       --        1,900,000       8,997
   Captain D's -
     Cahokia, IL               627,981       --          627,981       2,792
   Captain D's -
     Birmingham, AL            579,848       --          579,848       2,578
   Jack in the Box -
     Simpsonville, SC        1,199,851       --        1,199,851      18,183
   Jack in the Box -
     Charlotte, NC           1,591,210       --        1,591,210      24,113
   Village Inn -
     Rio Rancho, NM            780,000       --          780,000       3,299
   Wendy's -
     Knoxville, TN             996,669       --          996,669       4,877
   Wendy's -
     Dayton, TN                811,242       --          811,242       4,143
   Jack in the Box -
     Uvalde, TX              1,090,848       --        1,090,848      17,468
   Baker's Square -
     St. Paul, MN            1,375,000       --        1,375,000       8,657
   Baker's Square -
     Dearborn, MI            1,290,000       --        1,290,000       7,815
   Baker's Square -
     Taylor, MI              1,160,000       --        1,160,000       7,327
   Baker's Square -
     Fresno, CA              1,140,000       --        1,140,000       8,258

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                  Selling Price, Net of
                                                            Closing Costs and GAAP Adjustments
                                                 ------------------------------------------------------


                                                                       Purchase
                                                   Cash                 money    Adjustments
                                                 received   Mortgage   mortgage   resulting
                                                  net of     balance    taken       from
                               Date     Date of  closing     at time   back by   application
          Property           Acquired    Sale     costs      of sale   program     of GAAP      Total
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Village Inn -
     St. Petersburg, FL      06/16/03  12/16/03    269,803  1,141,622     --         --       1,411,425
   Johnny Carino's -
     Houston, TX             01/21/03  12/22/03    359,788  1,962,475     --         --       2,322,263
   Wendy's -
     Clinton, TN             06/13/03  12/30/03     222,804   998,671     --         --       1,221,475
   O'Charley's -
     Plainville (Avon), IN   10/17/03  12/30/03    275,191  2,697,512     --         --       2,972,703
   Johnny Carino's -
     Austin, TX              12/30/02  12/31/03    446,723  1,958,587     --         --       2,405,310
   Jack in the Box -
     Rock Hill, SC           01/16/03  12/31/03    231,483  1,046,466     --         --       1,277,949

CNL Funding 2002-A, LP
   (18):
   Jack in the Box -
     Marana, AZ              05/15/01  08/17/01    163,730  1,076,685     --         --       1,240,414
   Jack in the Box -
     St. George, UT          07/12/01  12/04/01    231,916  1,580,962     --         --       1,812,878
   Jack in the Box -
     Pumpkin Center, CA      08/30/02  11/09/01    128,563  1,206,531     --         --       1,335,094
   Black Angus -
     Las Vegas, NV           10/11/01  11/19/01    545,658  2,675,155     --         --       3,220,813
   Jack in the Box -
     Harrington, TX          05/31/01  11/29/01    144,639  1,280,652     --         --       1,430,291
   Black Angus -
     Phoenix, AZ             08/02/01  03/29/02    308,838  1,962,499     --         --       2,271,337
   Black Angus -
     Goodyear, AZ            07/23/01  05/01/02    305,468  1,855,849     --         --       2,161,317
   Jack in the Box -
     Charlotte, NC           08/30/01  06/14/02    152,691  1,450,809     --         --       1,603,500
   Jack in the Box -
     Baton Rouge, LA         08/30/01  07/12/02     80,374  1,145,280     --         --       1,225,654
   Jack in the Box -
     Lake Zurich, IL         09/26/01  12/20/02    440,278  2,215,642     --         --       2,655,920
   Bennigans -
     Killeen, TX             08/07/01  12/30/02    285,025  1,897,117     --         --       2,182,142

CNL Net Lease Investors, LP
   (18):
   JIB -
     Arlington, TX (8)       09/25/02  09/25/02  1,096,799        --      --         --       1,096,799
   Burger King -
     Jackson, MI (8)         09/25/02  09/25/02    958,464        --      --         --         958,464
   IHOP -
     Buffalo Grove, IL (8)   09/25/02  09/25/02  1,591,656        --      --         --       1,591,656

                                     Cost of Properties
                                   Including Closing and
                                         Soft Costs
                             -----------------------------------
                                                                      Excess
                                            Total                  (deficiency)
                                         acquisition               of property
                                        cost, capital             operating cash
                             Original   improvements              receipts over
                             mortgage      closing                     cash
                             financing     and soft                expenditures
          Property              (7)       costs (1)      Total         (19)
--------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Village Inn -
     St. Petersburg, FL      1,150,000           --    1,150,000       9,548
   Johnny Carino's -
     Houston, TX             2,000,000           --    2,000,000      40,760
   Wendy's -
     Clinton, TN               996,669           --      996,669       7,376
   O'Charley's -
     Plainville (Avon), IN   2,704,545           --    2,704,545      17,164
   Johnny Carino's -
     Austin, TX              2,000,000           --    2,000,000      44,704
   Jack in the Box -
     Rock Hill, SC           1,065,349           --    1,065,349      21,553

CNL Funding 2002-A, LP
   (18):
   Jack in the Box -
     Marana, AZ              1,078,143           --    1,078,143      27,638
   Jack in the Box -
     St. George, UT          1,588,785           --    1,588,785      62,317
   Jack in the Box -
     Pumpkin Center, CA      1,210,280           --    1,210,280      22,265
   Black Angus -
     Las Vegas, NV           2,675,155           --    2,675,155      31,169
   Jack in the Box -
     Harrington, TX          1,285,047           --    1,285,047      68,509
   Black Angus -
     Phoenix, AZ             1,967,245           --    1,967,245      13,445
   Black Angus -
     Goodyear, AZ            1,862,193           --    1,862,193      11,485
   Jack in the Box -
     Charlotte, NC           1,467,708           --    1,467,708      17,149
   Jack in the Box -
     Baton Rouge, LA         1,160,007           --    1,160,007      16,487
   Jack in the Box -
     Lake Zurich, IL         2,246,512           --    2,246,512      39,380
   Bennigans -
     Killeen, TX             1,925,583           --    1,925,583      31,785

CNL Net Lease Investors, LP
   (18):
   JIB -
     Arlington, TX (8)              --    1,096,799    1,096,799          --
   Burger King -
     Jackson, MI (8)                --      958,464      958,464          --
   IHOP -
     Buffalo Grove, IL (8)          --    1,591,656    1,591,656          --

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                  Selling Price, Net of
                                                            Closing Costs and GAAP Adjustments
                                                 ------------------------------------------------------
                                                                       Purchase
                                                   Cash                 money    Adjustments
                                                 received   Mortgage   mortgage   resulting
                                                  net of     balance    taken       from
                               Date     Date of  closing     at time   back by   application
          Property           Acquired    Sale     costs      of sale   program     of GAAP      Total
-------------------------------------------------------------------------------------------------------
CNL Net Lease Investors, LP
   (18):
   (Continued):
   Arby's-Lee's
     Summit, MO (8)          09/25/02  09/25/02    956,778         --     --         --         956,778
   Krispy Kreme -
     Clive, IA (8)           09/25/02  09/25/02    719,193         --     --         --         719,193
   Boston Market
     Eden Prairie, MN (8)    09/25/02  09/25/02  1,096,256         --     --         --       1,096,256
   Denny's -
     Glenwood Springs, CO    09/25/02  09/30/02     71,421    724,289     --         --         795,710
   JIB -
     Apple Valley, CA        09/25/02  10/29/02    195,846  1,125,979     --         --       1,321,825
   Jack in the Box -
     Calexico, CA            09/25/02  11/08/02    267,747  1,380,933     --         --       1,648,680
   IHOP -
     Smyrna, GA              09/25/02  11/15/02    258,136  1,487,570     --         --       1,745,706
   IHOP -
     Las Vegas, NV           09/25/02  11/19/02    224,805  1,532,903     --         --       1,757,708
   Arby's -
     Lafayette, IN           09/25/02  11/21/02    142,253  1,233,489     --         --       1,375,742
   JIB -
     Pomona, CA              09/25/02  12/06/02    230,597  1,256,692     --         --       1,487,290
   IHOP -
     Bend, OR                09/25/02  12/10/02    196,621  1,335,109     --         --       1,531,730
   JIB -
     Woodinville, WA         09/25/02  12/12/02    238,915  1,416,445     --         --       1,655,360
   IHOP -
     Chico, CA               09/25/02  12/16/02    237,578  1,704,094     --         --       1,941,672
   IHOP -
     Phoenix, AZ             09/25/02  12/16/02    257,508  1,421,205     --         --       1,678,713
   Denny's -
     Grand Prairie, TX       09/25/02  12/18/02    166,695    641,605     --         --         808,300
   JIB -
     Stockton, CA            09/25/02  12/19/02    123,370  1,194,990     --         --       1,318,360
   JIB -
     Altadena, CA            09/25/02  12/19/02    238,359  1,568,973     --         --       1,807,332
   IHOP -
     Madera, CA              09/25/02  12/20/02    221,369  1,517,381     --         --       1,738,750
   JIB -
     Los Angeles, CA         09/25/02  12/20/02    281,609  1,440,875     --         --       1,722,484
   Stone Grill -
     Henderson, NV           09/25/02  12/20/02    129,187    315,790     --         --         444,977
   JIB -
     Veradale, WA            09/25/02  12/20/02    152,024  1,432,938     --         --       1,584,962
   Denny's -
     Tulsa, OK               09/25/02  12/23/02    111,276     87,719     --         --         198,995

                                     Cost of Properties
                                   Including Closing and
                                         Soft Costs
                             -----------------------------------
                                                                      Excess
                                            Total                  (deficiency)
                                         acquisition               of property
                                        cost, capital             operating cash
                             Original   improvements              receipts over
                             mortgage      closing                     cash
                             financing     and soft                expenditures
          Property              (7)       costs (1)      Total         (19)
--------------------------------------------------------------------------------
CNL Net Lease Investors, LP
   (18):
   (Continued):
   Arby's-Lee's
     Summit, MO (8)                 --      956,778      956,778         --
   Krispy Kreme -
     Clive, IA (8)                  --      719,193      719,193         --
   Boston Market
     Eden Prairie, MN (8)           --    1,096,256    1,096,256         --
   Denny's -
     Glenwood Springs, CO      724,289           --      724,289     (2,560)
   JIB -
     Apple Valley, CA        1,125,979           --    1,125,979       (390)
   Jack in the Box -
     Calexico, CA            1,380,873           --    1,380,873       (431)
   IHOP -
     Smyrna, GA              1,487,640           --    1,487,640       (255)
   IHOP -
     Las Vegas, NV           1,533,114           --    1,533,114          4
   Arby's -
     Lafayette, IN           1,234,521           --    1,234,521      1,632
   JIB -
     Pomona, CA              1,256,583           --    1,256,583       (501)
   IHOP -
     Bend, OR                1,334,916           --    1,334,916       (674)
   JIB -
     Woodinville, WA         1,416,512           --    1,416,512       (421)
   IHOP -
     Chico, CA               1,706,088           --    1,706,088      2,084
   IHOP -
     Phoenix, AZ             1,422,679           --    1,422,679      1,492
   Denny's -
     Grand Prairie, TX         643,812           --      643,812    (17,570)
   JIB -
     Stockton, CA            1,195,358           --    1,195,358         44
   JIB -
     Altadena, CA            1,569,349           --    1,569,349       (104)
   IHOP -
     Madera, CA              1,517,799           --    1,517,799        (23)
   JIB -
     Los Angeles, CA         1,441,506           --    1,441,506        319
   Stone Grill -
     Henderson, NV             316,876           --      316,876       (501)
   JIB -
     Veradale, WA            1,434,470           --    1,434,470      1,591
   Denny's -
     Tulsa, OK                  88,021           --       88,021     (8,056)

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                  Selling Price, Net of
                                                            Closing Costs and GAAP Adjustments
                                                 ------------------------------------------------------
                                                                       Purchase
                                                   Cash                 money    Adjustments
                                                 received   Mortgage   mortgage   resulting
                                                  net of     balance    taken       from
                               Date     Date of  closing     at time   back by   application
          Property           Acquired    Sale     costs      of sale   program     of GAAP      Total
-------------------------------------------------------------------------------------------------------
CNL Net Lease Investors, LP
   (18):
   (Continued):
   Chipolte Mexican Grill -
     Redlands, CA            09/25/02  12/26/02   184,168     947,782     --         --       1,131,950
   Arby's -
     Boise, ID               09/25/02  12/27/02   144,299     880,157     --         --       1,024,456
   IHOP -
     Las Vegas, NV - 752     09/25/02  12/30/02   301,535   1,654,627     --         --       1,956,162
   IHOP -
     Chesapeake, VA          09/25/02  12/30/02   224,282   1,596,258     --         --       1,820,540
   JIB -
     Sacramento, CA          09/25/02  12/31/02   121,340   1,230,480     --         --       1,351,820
   JIB -
     Delano, CA              09/25/02  12/31/02   218,259   1,193,558     --         --       1,411,817
  LJS -
     Pasadena, TX            09/25/02  01/10/03    84,314     653,823     --         --         738,137
   Jack in the Box -
     Caldwell, ID            09/25/02  01/14/03   249,924   1,249,841     --         --       1,499,765
   IHOP -
     Addison, TX             09/25/02  01/14/03   280,886   1,469,922     --         --       1,750,808
   IHOP -
     Arlington, TX           09/25/02  01/15/03   239,534   1,338,182     --         --       1,577,716
   Jack in the Box -
     Centralia, WA           09/25/02  01/17/03   176,522   1,108,218     --         --       1,284,740
   Denny's -
     Fort Worth, TX          09/25/02  01/17/03     5,513      75,058     --         --          80,571
   IHOP -
     Merced, CA              09/25/02  01/24/03   258,486   1,669,950     --         --       1,928,436
   Denny's -
     Port Charlotte, FL      09/25/02  01/29/03   254,391   1,260,009     --         --       1,514,400
   KFC -
     Virginia Beach, VA      09/25/02  01/30/03   151,884     861,262     --         --       1,013,146
   Checkers -
     Orlando, FL             09/25/02  02/04/03    33,051     479,392     --         --         512,443
   IHOP -
     Vernon Hills, IL        09/25/02  02/05/03   142,285   1,677,299     --         --       1,819,584
   IHOP -
     Pasadena, TX            09/25/02  02/07/03   189,401   1,238,542     --         --       1,427,943
   Denny's -
     Surfside Beach, SC      09/25/02  02/10/03   191,178     973,222     --         --       1,164,400
   Blackbear BBQ & Grill -
     Clinton, MO             09/25/02  02/11/03   111,135     149,853     --         --         260,988
   El Ranchito -
     Cheraw, SC              09/25/02  02/12/03    74,238     119,882     --         --         194,120
   IHOP -
     Orland Park, IL         09/25/02  02/12/03   237,989   1,496,687     --         --       1,734,676

                                     Cost of Properties
                                   Including Closing and
                                         Soft Costs
                             -----------------------------------
                                                                      Excess
                                            Total                  (deficiency)
                                         acquisition               of property
                                        cost, capital             operating cash
                             Original   improvements              receipts over
                             mortgage      closing                     cash
                             financing     and soft                expenditures
          Property              (7)       costs (1)      Total         (19)
--------------------------------------------------------------------------------
CNL Net Lease Investors, LP
   (18):
   (Continued):
   Chipolte Mexican Grill -
     Redlands, CA              948,249       --          948,249        229
   Arby's -
     Boise, ID                 879,752       --          879,752     (1,105)
   IHOP -
     Las Vegas, NV - 752     1,654,674       --        1,654,674       (737)
   IHOP -
     Chesapeake, VA          1,595,915       --        1,595,915     (1,328)
   JIB -
     Sacramento, CA          1,230,859       --        1,230,859        (85)
   JIB -
     Delano, CA              1,193,846       --        1,193,846       (125)
  LJS -
     Pasadena, TX              653,146       --          653,146     (1,059)
   Jack in the Box -
     Caldwell, ID            1,249,541       --        1,249,541       (933)
   IHOP -
     Addison, TX             1,469,295       --        1,469,295     (1,299)
   IHOP -
     Arlington, TX           1,338,259       --        1,338,259       (392)
   Jack in the Box -
     Centralia, WA           1,109,947       --        1,109,947      1,738
   Denny's -
     Fort Worth, TX             75,447       --           75,447     (1,895)
   IHOP -
     Merced, CA              1,670,946       --        1,670,946        586
   Denny's -
     Port Charlotte, FL      1,261,536       --        1,261,536      6,452
   KFC -
     Virginia Beach, VA        862,729       --          862,729      1,631
   Checkers -
     Orlando, FL               479,298       --          479,298       (171)
   IHOP -
     Vernon Hills, IL        1,678,249       --        1,678,249        749
   IHOP -
     Pasadena, TX            1,237,835       --        1,237,835       (927)
   Denny's -
     Surfside Beach, SC        973,354       --          973,354         80
   Blackbear BBQ & Grill -
     Clinton, MO               150,894       --          150,894      4,808
   El Ranchito -
     Cheraw, SC                120,715       --          120,715     (3,748)
   IHOP -
     Orland Park, IL         1,497,535       --        1,497,535        131

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                  Selling Price, Net of
                                                            Closing Costs and GAAP Adjustments
                                                 ------------------------------------------------------
                                                                       Purchase
                                                   Cash                 money    Adjustments
                                                 received   Mortgage   mortgage   resulting
                                                  net of     balance    taken       from
                               Date     Date of  closing     at time   back by   application
          Property           Acquired    Sale     costs      of sale   program     of GAAP      Total
-------------------------------------------------------------------------------------------------------
CNL Net Lease Investors, LP
   (18):
   (Continued):
   JIB -
     Phoenix, AZ             09/25/02  02/19/03   318,477   1,369,163     --         --       1,687,640
   JIB -
     Fontana, CA             09/25/02  02/19/03   354,596   1,617,580     --         --       1,972,176
   Jack in the Box -
     Puyallup, WA            09/25/02  02/20/03   208,776   1,442,584     --         --       1,651,360
   JIB -
     Nampa, ID               09/25/02  02/28/03   133,479   1,182,901     --         --       1,316,380
   Arby's -
     Indianapolis, IN        09/25/02  03/07/03   146,983   1,290,641     --         --       1,437,624
   Golden Corral -
     Sherman, TX             09/25/02  03/14/03   144,018   1,334,643     --         --       1,478,661
   Denny's -
     Independence, MO        09/25/02  03/18/03    75,774     879,026     --         --         954,800
   Jack in the Box -
     New Caney, TX           09/25/02  03/26/03   235,592   1,081,827     --         --       1,317,419
   IHOP -
     Columbia, SC            09/25/02  03/27/03   199,074   1,421,913     --         --       1,620,987
   Golden Corral -
     Longmont, CO            09/25/02  03/28/03   102,544   1,129,798     --         --       1,232,342
   IHOP -
     Coeur D'Alene, ID       09/25/02  03/28/03   194,492   1,371,918     --         --       1,566,410
   IHOP -
     Hoffman Estates, IL     09/25/02  03/31/03   220,665   1,620,411     --         --       1,841,076
   Hardees -
     Hattiesburg, MS         09/25/02  04/04/03   112,845     952,123     --         --       1,064,968
   Arby's -
     Greenville, AL          09/25/02  04/04/03    42,568     347,029     --         --         389,597
   Jack in the Box -
     Peoria, AZ              09/25/02  04/04/03   276,589   1,286,205     --         --       1,562,794
   Denny's
     Goodyear, AZ            09/25/02  04/08/03   104,888   1,234,312     --         --       1,339,200
   Long John Silvers -
     Olathe, KS              09/25/02  04/17/03   113,541     687,429     --         --         800,970
   Wendy's -
     Escondido, CA           09/25/02  05/09/03   230,220   1,602,354     --         --       1,832,574
   Golden Corral -
     Jacksonville, FL        09/25/02  05/15/03   199,967   1,673,863     --         --       1,873,830
   Jack in the Box -
     Santa Maria, CA         09/25/02  05/20/03   246,072   1,345,328     --         --       1,591,400
   Jack in the Box -
     Post Falls, ID          09/25/02  05/22/03  (311,305)  1,256,355     --         --         945,050
   Golden Corral -
     Garden City, KS         09/25/02  05/30/03   201,188     964,009     --         --       1,165,197

                                     Cost of Properties
                                   Including Closing and
                                         Soft Costs
                             -----------------------------------
                                                                      Excess
                                            Total                  (deficiency)
                                         acquisition               of property
                                        cost, capital             operating cash
                             Original   improvements              receipts over
                             mortgage      closing                     cash
                             financing     and soft                expenditures
          Property              (7)       costs (1)      Total         (19)
--------------------------------------------------------------------------------
CNL Net Lease Investors, LP
   (18):
   (Continued):
   JIB -
     Phoenix, AZ             1,368,852       --        1,368,852       (235)
   JIB -
     Fontana, CA             1,621,168       --        1,621,168      4,515
   Jack in the Box -
     Puyallup, WA            1,442,429       --        1,442,429        (11)
   JIB -
     Nampa, ID               1,185,224       --        1,185,224      3,311
   Arby's -
     Indianapolis, IN        1,289,765       --        1,289,765     (1,240)
   Golden Corral -
     Sherman, TX             1,344,925       --        1,344,925     11,110
   Denny's -
     Independence, MO          878,925       --          878,925       (531)
   Jack in the Box -
     New Caney, TX           1,084,227       --        1,084,227      2,136
   IHOP -
     Columbia, SC            1,421,690       --        1,421,690       (939)
   Golden Corral -
     Longmont, CO            1,138,018       --        1,138,018      9,457
   IHOP -
     Coeur D'Alene, ID       1,372,193       --        1,372,193       (296)
   IHOP -
     Hoffman Estates, IL     1,621,562       --        1,621,562        650
   Hardees -
     Hattiesburg, MS           951,381       --          951,381     (1,090)
   Arby's -
     Greenville, AL            348,619       --          348,619      1,586
   Jack in the Box -
     Peoria, AZ              1,287,666       --        1,287,666      1,232
   Denny's
     Goodyear, AZ            1,233,526       --        1,233,526    (11,939)
   Long John Silvers -
     Olathe, KS                690,258       --          690,258      2,995
   Wendy's -
     Escondido, CA           1,614,754       --        1,614,754     12,790
   Golden Corral -
     Jacksonville, FL        1,691,381       --        1,691,381     18,292
   Jack in the Box -
     Santa Maria, CA         1,346,677       --        1,346,677        994
   Jack in the Box -
     Post Falls, ID          1,256,928       --        1,256,928       (225)
   Golden Corral -
     Garden City, KS           974,016       --          974,016     11,189

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                  Selling Price, Net of
                                                            Closing Costs and GAAP Adjustments
                                                 ------------------------------------------------------
                                                                       Purchase
                                                   Cash                 money    Adjustments
                                                 received   Mortgage   mortgage   resulting
                                                  net of     balance    taken       from
                               Date     Date of  closing     at time   back by   application
          Property           Acquired    Sale     costs      of sale   program     of GAAP      Total
-------------------------------------------------------------------------------------------------------
CNL Net Lease Investors, LP
   (18)
   (Continued):
   IHOP -
     Lithia Springs, GA      09/25/02  06/02/03   221,383   1,352,517     --         --       1,573,900
   Japan Express -
     Lincolnton, NC          09/25/02  06/11/03    16,243     460,557     --         --         476,800
   Denny's -
     McAlester, OK           09/25/02  06/24/03   122,576     608,549     --         --         731,125
   Denny's -
     Yukon, OK               09/25/02  06/24/03  (467,777)    950,152     --         --         482,375
Golden Corral -
     Bartlesville, OK        09/25/02  06/26/03   107,249     806,482     --         --         913,731
   Jack in the Box -
     Beaumont, TX            09/25/02  07/11/03   221,438   1,201,362     --         --       1,422,800
   Jack in the Box -
     Decatur, TX             09/25/02  07/16/03   191,779   1,147,023     --         --       1,338,802
   Denny's -
     Enid, OK                09/25/02  08/11/03    25,602      88,942     --         --         114,544
   Jack in the Box -
     Irving, TX              09/25/02  08/15/03   277,222   1,514,638     --         --       1,791,860
   Golden Corral -
     Nacogdoches, TX         09/25/02  08/28/03    95,416     916,379     --         --       1,011,795
   Burger King -
     Maplewood, MN           09/25/02  09/08/03   235,232     683,943     --         --         919,175
   Long John Silvers -
     Independence, MO        09/25/02  09/17/03   184,834     936,247     --         --       1,121,081
   Remington Grill -
     Sanford, NC             09/25/02  09/22/03    15,420     420,129     --         --         435,549
   Golden Corral -
     Weslaco, TX             09/25/02  09/26/03   367,183     952,057     --         --       1,319,240
   Golden Corral -
     Ada, OK                 09/25/02  09/30/03   107,394     933,094     --         --       1,040,488
   Golden Corral -
     Abilene, TX             09/25/02  10/14/03   514,520   1,426,972     --         --       1,941,492
   Golden Corral -
     Shawnee, OK             09/25/02  11/04/03   399,131     967,722     --         --       1,366,853
   Jack in the Box,
     Ontario, OR             09/25/02  12/31/03   198,809   1,010,637     --         --       1,209,446

CNL Restaurant Capital, LP
   (24):
   Applebees -
     Salinas, CA             02/10/97  04/26/02   449,350   1,600,000     --         --       2,049,350
   Fazoli's -
     Cordova, TN (25)        12/28/01  06/28/02   638,052          --     --         --         638,052
   Fazoli's -
     Collierville, TN (25)   12/23/99  08/08/02   667,882          --     --         --         667,882

                                     Cost of Properties
                                   Including Closing and
                                         Soft Costs
                             -----------------------------------
                                                                      Excess
                                            Total                  (deficiency)
                                         acquisition               of property
                                        cost, capital             operating cash
                             Original   improvements              receipts over
                             mortgage      closing                     cash
                             financing     and soft                expenditures
          Property              (7)       costs (1)      Total         (19)
--------------------------------------------------------------------------------
CNL Net Lease Investors, LP
   (18)
   (Continued):
   IHOP -
     Lithia Springs, GA      1,357,533           --    1,357,533      4,861
   Japan Express -
     Lincolnton, NC            458,047           --      458,047     (2,852)
   Denny's -
     McAlester, OK             603,793           --      603,793     (5,996)
   Denny's -
     Yukon, OK                 948,836           --      948,836     (2,101)
Golden Corral -
     Bartlesville, OK          799,214           --      799,214     (8,512)
   Jack in the Box -
     Beaumont, TX            1,202,905           --    1,202,905      1,243
   Jack in the Box -
     Decatur, TX             1,146,569           --    1,146,569       (925)
   Denny's -
     Enid, OK                   90,536           --       90,536     (6,326)
   Jack in the Box -
     Irving, TX              1,514,477           --    1,514,477       (712)
   Golden Corral -
     Nacogdoches, TX           928,333           --      928,333     12,741
   Burger King -
     Maplewood, MN             681,042           --      681,042     (2,940)
   Long John Silvers -
     Independence, MO          932,101           --      932,101     (5,004)
   Remington Grill -
     Sanford, NC               417,044           --      417,044     (3,635)
   Golden Corral -
     Weslaco, TX               968,060           --      968,060     17,334
   Golden Corral -
     Ada, OK                   947,919           --      947,919     16,153
   Golden Corral -
     Abilene, TX             1,451,948           --    1,451,948     26,636
   Golden Corral -
     Shawnee, OK               986,246           --      986,246     16,502
   Jack in the Box,
     Ontario, OR             1,008,829           --    1,008,829     (2,471)

CNL Restaurant Capital, LP
   (24):
   Applebees -
     Salinas, CA                    --    1,496,871    1,496,871         --
   Fazoli's -
     Cordova, TN (25)               --      501,969      501,969         --
   Fazoli's -
     Collierville, TN (25)          --      621,070      621,070         --

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                  Selling Price, Net of
                                                            Closing Costs and GAAP Adjustments
                                                 ------------------------------------------------------
                                                                       Purchase
                                                   Cash                 money    Adjustments
                                                 received   Mortgage   mortgage   resulting
                                                  net of     balance    taken       from
                               Date     Date of  closing     at time   back by   application
          Property           Acquired    Sale     costs      of sale   program     of GAAP      Total
-------------------------------------------------------------------------------------------------------
CFD Holdings, LLC:
   Denny's -
     Plant City, FL (25)     09/30/02  05/23/03  1,182,921      --        --         --       1,182,921
   Denny's -
     Fort Pierce, FL (25)    09/30/02  11/14/03    846,101      --        --         --         846,101
   Denny's -
     Orlando, FL (25)        09/30/02  12/03/03  1,072,542      --        --         --       1,072,542

                                     Cost of Properties
                                   Including Closing and
                                         Soft Costs
                             -----------------------------------
                                                                      Excess
                                            Total                  (deficiency)
                                         acquisition               of property
                                        cost, capital             operating cash
                             Original   improvements              receipts over
                             mortgage      closing                     cash
                             financing     and soft                expenditures
          Property              (7)       costs (1)      Total         (19)
--------------------------------------------------------------------------------
CFD Holdings, LLC:
   Denny's -
     Plant City, FL (25)        --        1,059,831    1,059,831     15,227
   Denny's -
     Fort Pierce, FL (25)       --          793,145      793,145     46,896
   Denny's -
     Orlando, FL (25)           --          949,611      949,611     62,823

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.

(3) Excess (deficiency) of property operating cash receipts over cash expenditures includes $20,000 of lease termination income.

(4) Excess (deficiency) of property operating cash receipts over cash expenditures includes $175,000 of lease termination income.

(5) Cash received net of closing costs includes $147,750 of lease termination income.

(6) Excess (deficiency) of property operating cash receipts over cash expenditures includes $52,676 of lease termination income.

(7) Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.

(8) Each property was sold to one of the CNL Income Funds, which are Prior Public Programs and affiliates of the Chairman and Vice Chairman of the Board of Directors of CNL Restaurant Properties, Inc. The CNL Net Lease Investors, LP sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale.

(9) This property was being constructed and was sold prior to completion of construction.

(10) CNL APF Partners LP did not own the land related to this property. The tenant defaulted under the terms of the lease with the landlord of the land lease and CNL APF Partners LP, the landlord of the building lease. CNL APF Partners, LP was not successful at finding a replacement tenant and would have been obligated to pay rent to the landlord of the land in order to preserve its interest in the building. CNL APF Partners, LP decided to abandon the rights to the building to eliminate the obligation to pay rent to the landlord of the land parcel.

(11) Cash received net of closing costs includes $35,863 received as a lease termination fee.

(12) CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL Income Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.

(13) CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income Fund XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's percentage interest in the property owned by Woodridge Joint Venture.

(14) CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income Fund IX, Ltd. owned a 25 percent interest in the property in Dublin, California. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX, Ltd. represent each partnership percentage interest in the property.

(15) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.

(16) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $123,102 in December 2008.

(17) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $184,652 in December 2008.

(18) Information in this table includes properties sold by Maple & Main Orlando, LLC; RAI Restaurants, Inc.; South Street Investments, Inc.; CNL Restaurant Property Services, Inc.; CNL Restaurant Investors Properties, LLC; CNL Funding 2001-A, LP; CNL Funding 2002-A LP and CNL Net Lease Investors LP, subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating long-term triple net leases on real estate with the intent of selling these properties to third parties.

      Past performance is not necessarily indicative of future performance.

(19) Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.

(20) CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income Fund X, Ltd. owned a 52 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund X, Ltd. represent each partnership's percentage interest owned by Peoria Joint Venture.

(21) CNL Income Fund VI, Ltd. owned a 77 percent interest and CNL Income Fund XI, Ltd. owned a 23 percent interest in the property in Round Rock, Texas. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property.

(22) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.

(23) Cash received net of closing costs includes $60,000 received as a lease termination fee.

(24) Information in this table includes properties sold by CNL Financial Services, LP and CNL Restaurant Capital, LP, subsidiaries of CNL Restaurant Properties, Inc.

(25) The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.

(26) Excess (deficiency) of property operating cash receipts over cash expenditures includes $31,215 of lease termination income.

(27) Excess (deficiency) of property operating cash receipts over cash expenditures includes $100,000 of lease termination income.

(28) CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund IV, Ltd. owned a 26.6 percent interest in this joint venture. The amounts presented for CNL Income Fund III, Ltd. and CNL Income Fund, IV, Ltd. represent each partnership's percentage interest in the property owned by Titusville Joint Venture.

(29) CNL Income Fund IX, Ltd. and CNL Income Fund, X, Ltd. each owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd. and CNL Income Fund X, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments III.

(30) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.

(31) CNL Income Fund VII, Ltd. owned an 18 percent interest, CNL Income Fund VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd., CNL Income Fund, VIII, Ltd. and CNL Income Fund IX, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments II.

(32) CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X, Ltd. owned a 10.51 percent interest and CNL Income fund XI, Ltd. owned a 62.16 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property owned by Ashland Joint Venture.

(33) CNL Income Fund VIII, Ltd. owned a 66 percent interest and CNL Income Fund IX, Ltd. owned a 34 percent interest in the property owned by this tenancy in common. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund, IX, Ltd. represent each partnership's percentage interest in the property owned by CNL VIII & IX Tenants in Common.

(34) CNL Income Fund VII, Ltd. owned a 79 percent interest and CNL Income Fund XVII, Ltd. owned a 21 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund, XVII, Ltd. represent each partnership's percentage interest in the property owned by CNL Mansfield Joint Venture.

(35) CNL Income Fund VI, Ltd. owned a 66.14 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Caro Joint Venture. A third party owned the remaining 33.86 percent interest in this joint venture.

(36) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10 percent per annum and provided for 35 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in August 2002.

(37) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.5 percent per annum. In December 2002, the Partnership negotiated for an early payoff at a reduced amount and received a balloon payment which included $606,800 of the outstanding principal balance.

(38) Cash received net of closing costs includes $232,578 of insurance proceeds received after the building was destroyed by fire.

                                   APPENDIX C

                             SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT                                            (CNL(TM) LOGO)
CNL RETIREMENT PROPERTIES, INC.                      Retirement Properties, Inc.

1.______________________INVESTMENT______________________________________________

     This is an (check one):   [ ] Initial       [ ] Additional Investment
                                   Investment        in this offering

     MAKE INVESTMENT CHECK PAYABLE TO: SouthTrust Bank

     This subscription is in the amount of $________________ for the purchase of _________ Shares ($10.00 per Share). The minimum initial subscription is 500 Shares ($5,000) (except in states with higher minimum purchase requirements).

2.______________________FORM OF OWNERSHIP_______________________________________

    (Select only one)

[ ]IRA                                            [ ] INDIVIDUAL
[ ]SEP/IRA                                        [ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (all parties must sign)
[ ]ROTH IRA                                       [ ] HUSBAND AND WIFE AS COMMUNITY PROPERTY
[ ]KEOGH (H.R. 10)                                    (two signatures required)
[ ]PENSION OR PROFIT SHARING PLAN                 [ ] A MARRIED PERSON SEPARATE PROPERTY (one signature required)
[ ]TRUST (include title and signature pages)      [ ] TENANTS IN COMMON
   [ ]TAXABLE    [ ] TAX EXEMPT                   [ ] CUSTODIAN FOR___________________________________________________________
[ ]CHARITABLE REMAINDER TRUST                         Under the[ ]  UGMA of the State of______________________________________
[ ]NON-PROFIT ORGANIZATION                                     [ ]  UTMA of the State of______________________________________
                                                  [ ] CORPORATION OR PARTNERSHIP (Corporate Resolution or Partnership Agreement
                                                      must be attached)

3.______________________INVESTOR INFORMATION____________________________________

     Name(s) and address will be recorded exactly as printed below. Please print name(s) in which Shares are to be registered. Include trust name if applicable. If IRA or qualified plan, include both investor and custodian names and Taxpayer ID numbers. Complete the Investor Mailing Address to receive informational mailings.

     ________________________________________    _______________________________
     1st Registration Name                       Investor Social Security Number

     ________________________________________    _______________________________
     2nd Registration Name                       Taxpayer ID Number

     ________________________________________    _______________________________
     Address                                     Custodian Account Number

     ________________________________________    _______________________________
     City/State/Zip                              Custodian Phone Number

     ________________________________________    _______________________________
     Investor Mailing Address (IRA Accounts)     Investor E-mail Address

     ________________________________________    _______________________________
     City/State/Zip                              Daytime Phone Number

     [ ] U.S. citizen                         [ ] U.S. citizen residing outside
                                                  the U.S.
     [ ] Foreign citizen, country __________  [ ] Check this box if you are subject to backup withholding

4.______________________DISTRIBUTIONS___________________________________________

     Complete this section only to enroll in the Distribution Reinvestment Plan or to direct distribution payments to a party other than the one indicated in Section 3. Choose Option a or b. IRA ACCOUNTS MAY NOT DIRECT DISTRIBUTIONS WITHOUT THE CUSTODIAN'S APPROVAL.

     a. [ ] DISTRIBUTION REINVESTMENT PLAN (see Prospectus for more details)

     b. [ ] DIRECT DEPOSIT Please include a voided check. (Non-Custodian Investors Only)

     I authorize CNL Investment Company or its Agent (collectively, "CNL") to deposit my distribution to my checking or savings account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

     Financial Institution______________________________________________________

     Address____________________________________________________________________

     City/State/Zip_____________________________________________________________

     Account Type (check one):  [ ]  Checking   [ ]  Savings

     Account Number___________________ Bank ABA Routing Number__________________

5.______________________SUBSCRIBER SIGNATURES___________________________________

     TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN SECTION 3].

     Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

     (a)  I have received the Prospectus for CNL Retirement Properties, Inc.
                                                _____________   ________________
                                                Initials        Initials

     (b) I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000, or (ii) a net worth (as previously described) of at least $45,000 and an annual gross income of at least $45,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards and How to Subscribe."
                                                _____________   ________________
                                                Initials        Initials

     X                                  X
     _______________________  _________  ___________________________   _________
       Signature of Investor  Date       Signature of Joint Investor   Date

6.______________________BROKER INFORMATION _____________________________________

     The Broker's Financial Advisor must sign below to complete order. Financial Advisor hereby warrants that he is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence.

     Broker/Dealer or RIA Name

        [ ] Check if employed by new Broker/Dealer or RIA since last sale of CNL Shares.

     Financial Advisor Name_____________________________________________________

     Advisor Mailing Address_______________________ [ ] Check if updated address

     City/State/Zip_____________________________________________________________

     Advisor Number_______________________ Telephone Number_____________________

     E-mail Address_______________________ Fax Number___________________________

[ ] TELEPHONIC SUBSCRIPTION   [ ] DEFERRED COMMISSION OPTION            (Please refer to the Prospectus for details.)
                                  (not available to CA investors)

     [ ] Check if registered representative is buying shares net of commission.

     [ ] REGISTERED INVESTMENT ADVISER (RIA): All sales of securities must be made through a Broker/Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker/Dealer which is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker/Dealer.

     The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects;
     (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; and (v) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

     I understand this subscription agreement is for CNL Retirement Properties, Inc.

     X                                      X
     ___________________________  ________   ________________________   ________
     Financial Advisor Signature  Date       Branch Manager Signature   Date
                                             (If required by Broker/Dealer)

     All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Company.

              RETURN TO: CNL Investor Administration - PO Box 1033
                           - Orlando, FL - 32802-1033
                OVERNIGHT DELIVERY: CNL Investor Administration
                - 450 South Orange Avenue - Orlando, FL - 32801 CNL INVESTOR ADMINISTRATION: tel (407) 650-1000
                - toll-free (866) 650-0650 - fax (407) 650-1231

     FOR OFFICE USE ONLY*

     Sub.#___________________  Admit Date______________  Amount_________________

     Check#__________________  Region _________________  W/S _________Rev. 03/04

                                   APPENDIX D

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

                         CNL RETIREMENT PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                      OF PROPERTIES ACQUIRED FROM INCEPTION
                            THROUGH FEBRUARY 16, 2004
                FOR THE YEAR ENDED DECEMBER 31, 2003 (UNAUDITED)

         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction for medical office building Properties for which the Company had initial commitments to acquire as of February 16, 2004. The statement presents unaudited estimated taxable operating results for medical office building Properties as if the Properties (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2003 and (ii) and been operational during the period January 1, 2003 through December 31, 2003. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                                Medical Office Portfolio One
                                                     Properties (1) (2)
                                                ----------------------------
Estimated Taxable Operating Results Before
     Dividends Paid Deduction:

Rental Income                                             $25,886,000

Expense Recoveries (3)                                      3,146,000

Property Operating Expenses                                (8,897,000)

Real Estate Taxes                                          (2,889,000)

Asset Management Fees (4)                                  (1,539,000)

Interest Expense (5) (6) (7) (8) (9)                       (5,213,000)

General and Administrative Expenses                        (1,026,000)
                                                          -----------
Estimated Cash Available from Operations                    9,468,000

Depreciation and Amortization
    Expense (10) (11)                                      (7,117,000)
                                                          -----------
Estimated Taxable Operating Results Before
    Dividends Paid Deduction                              $ 2,351,000
                                                          ===========

                                  See Footnotes

------------------------

FOOTNOTES:

(1) The Aurora-I, Aurora-II, Clearwater, Irving-Boardwalk, Chesapeake, Largo, Columbia, Encino, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Houston, Corpus Christi, Plano, Rockville, Denver, Sherman Oaks, Tampa, Valencia and Fairfax Properties are hereinafter referred to as "Medical Office Portfolio One Properties."

(2) The majority of the medical office buildings are expected to be leased on a "gross" basis for five to ten years. Under a "gross" lease, the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities and insurance, and the Company will be responsible for the balance. The 22 medical office buildings will have a total of approximately 345 tenants and the buildings will be managed by 11 regional third-party property managers.

(3) Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred.

(4) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Retirement Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(5) In connection with the acquisition of the Aurora-I and Aurora-II Properties, the Company plans to assume approximately $10 million in existing debt from the current owner, comprised of two loans with a commercial lender. It is expected that the loans will bear interest at a weighted average fixed rate of 8.24% and that the loans will require principal and interest payments until maturity on October 1, 2009. It is estimated that the Company will incur $150,000 in loan costs which will be amortized under the straight-line method over the term of the loans.

(6) In connection with the purchase of the Irving Boardwalk, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Sherman Oaks, Tampa, Valencia and Fairfax Properties, the Company plans to assume 58 million in existing debt from the current owner, comprised of seven loans with a commercial lender. It is expected that the loans will bear interest at a weighted average fixed rate of 5.38%. It is expected that Sherman Oaks Property and Valencia Property loans, in an aggregate amount of $14.9 million, will require interest only payments through August 2004 and thereafter will require principal and interest payments through maturity. The remaining five loans are expected to require principal and interest payments until maturity. The maturity dates range from August 2008 to February 2013. It is estimated that the Company will incur $871,000 in loan costs which will be amortized under the straight-line method over the term of the loans.

(7) In connection with the acquisition of the Columbia Property, the Company plans to assume $4 million in existing debt from the current owner. It is expected that the loan will bear interest at 7.87% and that the loan will require principal and interest payments until maturity on August 1, 2009. It is estimated that the Company will incur $59,000 in loan costs which will be amortized under the straight-line method over the term of the loan.

(8) In connection with the acquisition of the Encino Property, the Company plans to assume $7.6 million in existing debt from the current owner. It is expected that the loan will bear interest at 5.78% and that the loan will require principal and interest payments until maturity on January 1, 2013. It is estimated that the Company will incur $114,000 in loan costs which will be amortized under the straight-line method over the term of the loan.

(9) In connection with the acquisition of the Denver Property, the Company plans to assume $4.8 million in existing debt from the current owner. It is expected that the loan will bear interest at 7.34% and that the loan will require principal and interest payments until maturity on July 1, 2010. It is estimated that the Company will incur $71,000 in loan costs which will be amortized under the straight-line method over the term of the loan.

(10) The federal income tax basis of the depreciable portion of the Medical Office Portfolio One Properties is $195,661,000 for buildings and $17,326,000 for tenant improvements. Buildings are depreciated using the straight-line method over 39 years and tenant improvements are depreciated using the straight-line method over the remaining term of the leases.

(11) Leasing commissions totaling $7,300,000 will be amortized under the straight-line method over the remaining term of each lease. The amount also includes amortization of a lease intangible asset totaling $11,962,000 which will be amortized using the straight-line method over 39 years.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statements:

      The following financial statements are included in this Prospectus Supplement dated June 14, 2004.

      (1)   Pro Forma Consolidated Balance Sheet as of March 31, 2004

      (2) Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2004

      (3) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2003

      (4) Notes to Pro Forma Consolidated Financial Statements for the quarter ended March 31, 2004 and the year ended December 31, 2003

      (5) Condensed Consolidated Balance Sheets as of March 31, 2004 and December 31, 2003

      (6) Condensed Consolidated Statements of Earnings for the quarters ended March 31, 2004 and 2003

      (7) Condensed Consolidated Statements of Stockholders' Equity for the quarter ended March 31, 2004 and the year ended December 31, 2003

      (8) Condensed Consolidated Statements of Cash Flows for the quarters ended March 31, 2004 and 2003

      (9) Notes to Condensed Consolidated Financial Statements for the quarters ended March 31, 2004 and 2003

      Other Financial Statements:

      The following other financial statements are included in this Prospectus Supplement.

      Medical Office Properties Twenty-Two Properties

      (10)  Report of Independent Registered Public Accounting Firm

      (11) Combined Statement of Certain Revenues and Certain Expenses for the three months ended March 31, 2004 (unaudited)

      (12) Combined Statement of Certain Revenues and Certain Expenses for the year ended December 31, 2003

      (13)  Notes to Combined Statement of Certain Revenues and Certain Expenses

      The following other financial information is included in this Prospectus Supplement.

      Sunrise Senior Living, Inc. (formerly Sunrise Assisted Living, Inc.)

      (14) Summarized financial information presented for Sunrise Senior Living, Inc. as of March 31, 2004, December 31, 2003 and December 31, 2002, and the three months ended March 31, 2004, and the years ended December 31, 2003, December 31, 2002 and December 31, 2001

      The following financial statements are included in the Prospectus.

      (15)  Pro Forma Consolidated Balance Sheet as of December 31, 2003

      (16) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2003

      (17) Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 2003

      (18) Report of Independent Certified Public Accountants for CNL Retirement Properties, Inc.

      (19)  Consolidated Balance Sheets as of December 31, 2003 and 2002

      (20) Consolidated Statements of Earnings for the years ended December 31, 2003, 2002 and 2001

      (21) Consolidated Statements of Stockholders' Equity for the years ended December 31, 2003, 2002 and 2001

      (22) Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001

      (23) Notes to Consolidated Financial Statements for the years ended December 31, 2003, 2002 and 2001

      (24) Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2003

      (25) Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2003

      Other Financial Statements:

      The following other financial information is included in the Prospectus.

      Sunrise Assisted Living, Inc.

      (26) Summarized financial information presented for Sunrise Assisted Living, Inc. as of December 31, 2003 and December 31, 2002, and the years ended December 31, 2003, December 31, 2002 and December 31, 2001

      The following other financial statements are included in the Prospectus.

      American Retirement Communities Portfolio (A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)

      (27)  Report of Independent Certified Public Accountants

      (28)  Combined Balance Sheets as of December 31, 2001 and 2000

      (29) Combined Statements of Operations and Changes in Equity for the Years Ended December 31, 2001 and 2000

      (30) Combined Statements of Cash Flows for the Years Ended December 31, 2001 and 2000

      (31) Notes to Combined Financial Statements for the Years Ended December 31, 2001 and 2000

      (32)  Combining Balance Sheet as of December 31, 2001

      (33) Combining Statement of Operations and Changes in Equity for the Year Ended December 31, 2001

      (34)  Combining Statement of Cash Flows for the Year Ended December 31,
            2001

      Prime Care One, LLC and PC1, LLC

      (35)  Report of Independent Auditors

      (36)  Combined Balance Sheets as of December 31, 2002 and 2001

      (37) Combined Statements of Operations for the years ended December 31, 2002 and 2001

      (38) Combined Statements of Members' Equity (Deficit) for the years ended December 31, 2002 and 2001

      (39) Combined Statements of Cash Flows for the years ended December 31, 2002 and 2001

      (40) Notes to Combined Financial Statements for the years ended December 31, 2002 and 2001

      Prime Care Two, LLC and PC2, LLC

      (41)  Report of Independent Auditors

      (42)  Combined Balance Sheets as of December 31, 2002 and 2001

      (43) Combined Statements of Operations for the years ended December 31, 2002 and 2001

      (44) Combined Statements of Members' Equity (Deficit) for the years ended December 31, 2002 and 2001

      (45) Combined Statements of Cash Flows for the years ended December 31, 2002 and 2001

      (46) Notes to Combined Financial Statements for the years ended December 31, 2002 and 2001

      Prime Care One Portfolio (A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)

      (47)  Report of Independent Auditors

      (48)  Combined Balance Sheets as of December 31, 2001 and 2000

      (49) Combined Statements of Operations and Deficit for the years ended December 31, 2001, 2000 and 1999

      (50) Combined Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999

      (51) Notes to Combined Financial Statements for the years ended December 31, 2001, 2000 and 1999

      Prime Care Two, LLC

      (52)  Report of Independent Auditors

      (53)  Balance Sheets as of December 31, 2001 and 2000

      (54) Statements of Operations for the years ended December 31, 2001, 2000 and 1999

      (55) Statements of Members' Equity (Deficit) for the years ended December 31, 2001, 2000 and 1999

      (56) Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999

      (57) Notes to Financial Statements for the years ended December 31, 2001, 2000 and 1999

      Marriott Senior Living Services Twenty-One Communities

      (58)  Report of Independent Auditors

      (59) Unaudited Combined Statements of Operations for the thirty-six weeks ended September 6, 2002 and September 7, 2001

      (60) Combined Statements of Operations for the fiscal years ended December 28, 2001, December 29, 2000 and December 31, 1999

      (61) Combined Balance Sheets as of September 6, 2002 (unaudited), December 28, 2001 and December 29, 2000

      (62) Unaudited Combined Statements of Cash Flows for the thirty-six weeks ended September 6, 2002 and September 7, 2001

      (63) Combined Statements of Cash Flows for the fiscal years ended December 28, 2001, December 29, 2000 and December 31, 1999

      (64) Combined Statement of Equity for the thirty-six weeks ended September 6, 2002 (unaudited) and the fiscal years ended December 28, 2001, December 29, 2000 and December 31, 1999

      (65)  Notes to Combined Statements

      Marriott Senior Living Services Nine Communities

      (66)  Report of Independent Auditors

      (67) Unaudited Combined Statements of Operations for the twelve weeks ended March 28, 2003 and March 22, 2002

      (68) Combined Statements of Operations for the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000

      (69) Combined Balance Sheets as of March 28, 2003 (unaudited), January 3, 2003 and December 28, 2001

      (70) Unaudited Combined Statements of Cash Flows for the twelve weeks ended March 28, 2003 and March 22, 2002

      (71) Combined Statements of Cash Flows for the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000

      (72) Combined Statement of Equity for the twelve weeks ended March 28, 2003 (unaudited) and the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000

      (73)  Notes to Combined Statements

      Sunrise Senior Living Services Fourteen Communities

      (74)  Report of Independent Auditors

      (75) Unaudited Combined Statements of Operations for the six months ended June 30, 2003 and 2002

      (76)  Combined Statements of Operations for the year ended December 31,
            2002

      (77) Combined Balance Sheets as of June 30, 2003 (unaudited) and December 31, 2002

      (78) Unaudited Combined Statements of Cash Flows for the six months ended June 30, 2003 and 2002

      (79)  Combined Statements of Cash Flows for the year ended December 31,
            2002

      (80)  Notes to Combined Statements

      Sunrise Senior Living, Inc. Sixteen Communities

      (81)  Report of Independent Auditors

      (82) Combined Balance Sheets as of September 30, 2003 (unaudited) and December 31, 2002

      (83) Combined Statements of Operations for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002

      (84) Combined Statements of Changes in Partners' Capital for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002

      (85) Combined Statements of Cash Flows for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002

      (86)  Notes to Combined Financial Statements

      EdenCare Senior Living Services, L.P.

      (87)  Pro Forma Consolidated Balance Sheet as of September 30, 2003

      (88)  Pro Forma Consolidated Statement of Operations as of September 30,
            2003

      (89)  Pro Forma Consolidated Statement of Operations as of December 31,
            2002

      (90)  Report of Independent Auditors

      (91) Consolidated Balance Sheets as of September 30, 2003 (unaudited) and December 31, 2002

      (92) Consolidated Statements of Operations for the nine months ended September 30, 2003 and 2002 (unaudited) and for the year ended December 31, 2002

      (93) Consolidated Statements of Partners' Deficit for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002

      (94) Consolidated Statements of Cash Flows for the nine months ended September 30, 2003 and 2002 (unaudited) and for the year ended December 31, 2002

      (95)  Notes to Consolidated Financial Statements

      Horizon Bay Senior Communities Twenty Communities

      (96)  Report of Independent Certified Public Accountants

      (97)  Combined Balance Sheets as of December 31, 2003 and 2002

      (98) Combined Statements of Operations for the year ended December 31, 2003, 2002 and 2001

      (99) Combined Statements of Changes in Equity for the year ended December 31, 2003, 2002 and 2001

      (100) Combined Statements of Cash Flows for the year ended December 31, 2003, 2002 and 2001

      (101) Notes to Combined Financial Statements

      Medical Office Properties Twenty-Two Properties

      (102) Report of Independent Auditors

      (103) Combined Statement of Certain Revenues and Certain Expenses for the year ended December 31, 2003

      (104) Notes to Combined Statement of Certain Revenues and Certain Expenses

   All other Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

      (b)   Exhibits:

      1.1 Form of Managing Dealer Agreement (Previously filed as Exhibit 1.1 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

      1.2   Form of Participating Broker Agreement (Filed herewith.)

      3.1 Articles of Amendment and Restatement of CNL Retirement Properties, Inc. dated July 28, 2003 (Previously filed as Exhibit 3.8 to the Registrant's Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)

      3.2   CNL Health Care Properties, Inc. Bylaws (Previously filed as Exhibit
            3.2 to the Registrant's Form 10-K filed March 5, 1999 and incorporated herein by reference.)

      3.3 Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

      3.4 Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc. (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

      4.1 Articles of Amendment and Restatement of CNL Retirement Properties, Inc. dated July 28, 2003 (Previously filed as Exhibit 3.8 to the Registrant's Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)

      4.2   CNL Health Care Properties, Inc. Bylaws (Previously filed as Exhibit
            3.2 to the Registrant's Form 10-K filed March 5, 1999 and incorporated herein by reference.)

      4.3 Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

      4.4 Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc. (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

      4.5 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

      5 Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Retirement Properties, Inc. (Previously filed as Exhibit 5 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

      8 Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Retirement Properties, Inc. (Previously filed as Exhibit 8 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

      10.1 Form of Escrow Agreement between CNL Retirement Properties, Inc. and SouthTrust Bank (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

      10.2  Advisory Agreement (Filed herewith.)

      10.3 Form of Joint Venture Agreement (Previously filed as Exhibit 10.3 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

      10.4  Form of Indemnification and Put Agreement (Previously filed as
            Exhibit 10.4 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

      10.5 Form of Unconditional Guaranty of Payment and Performance (Previously filed as Exhibit 10.5 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

      10.6 Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

      10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit 10.7 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

      10.8 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

      10.9 Indemnification Agreement between CNL Health Care Properties, Inc. and Thomas J. Hutchison III dated February 29, 2000. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, David W. Dunbar, Timothy S. Smick, Edward A. Moses, Jeanne
            A. Wall and Lynn E. Rose, dated September 15, 1998, Phillip M. Anderson, Jr. dated February 19, 1999, James W. Duncan dated February 22, 2002, Stuart J. Beebe dated July 15, 2002, and Marcel Verbaas dated April 19, 2004 (Previously filed as Exhibit 10.2 to the Registrant's Form 10-Q filed May 3, 2000 and incorporated herein by reference.)

      10.10 Agreement of Limited Partnership of CNL Health Care Partners, LP (Previously filed as Exhibit 10.10 to Post-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2000 and incorporated herein by reference.)

      10.11 Purchase and Sale Agreement between CNL Health Care Partners, LP and Marriott Senior Living Services, Inc., relating to the Brighton Gardens(R) by Marriott(R) -- Orland Park, Illinois (Previously filed as Exhibit 10.11 to the Registrant's Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

      10.12 Lease Agreement between CNL Health Care Partners, LP and BG Orland Park, LLC dated April 20, 2000, relating to the Brighton Gardens(R) by Marriott(R) -- Orland Park, Illinois (Previously filed as Exhibit
            10.12 to the Registrant's Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

      10.13 Revolving Line of Credit Agreement with CNL Health Care Properties, Inc., CNL Health Care Partners, LP and Colonial Bank, dated April 20, 2000 (Previously filed as Exhibit 10.13 to the Registrant's Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

      10.14 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Broadway Plaza at Pecan Park - Arlington, Texas (Previously filed as Exhibit 10.14 to Post-Effective Amendment No. Six to the Registrant's Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

      10.15 Lease Agreement between CNL Retirement - AM/Texas, LP and ARC Pecan Park, L.P. dated November 9, 2001, relating to the Broadway Plaza at Pecan Park - Arlington, Texas (Previously filed as Exhibit 10.15 to Post-Effective Amendment No. Six to the Registrant's Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

      10.16 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Homewood Residence of Boca Raton - Boca Raton, Florida (Previously filed as Exhibit 10.16 to Post-Effective Amendment No. Six to the Registrant's Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

      10.17 Lease Agreement between CNL Retirement - AM/Florida, LP and ARC Boca Raton, Inc. dated November 9, 2001, relating to the Homewood Residence of Boca Raton - Boca Raton, Florida (Previously filed as
            Exhibit 10.17 to Post-Effective Amendment No. Six to the Registrant's Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

      10.18 Lease Agreement between CNL Retirement Corp. and ARC Holley Court, LLC dated February 11, 2002, relating to the Holley Court Terrace - Oak Park, Illinois (Previously filed as Exhibit 10.18 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

      10.19 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and ARC Holley Court, LLC, as Seller, relating to the Holley Court Terrace - Oak Park, Illinois (Previously filed as
            Exhibit 10.19 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

      10.20 Lease Agreement between CNL Retirement - AM/Florida, LP and ARC Coconut Creek, LLC dated February 11, 2002, relating to the Homewood Residence of Coconut Creek - Coconut Creek, Florida (Previously filed as Exhibit 10.20 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

      10.21 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Homewood Residence of Coconut Creek - Coconut Creek, Florida (Previously filed as Exhibit 10.21 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

      10.22 Lease Agreement between CNL Retirement - AM/Colorado LP and ARC Greenwood Village, Inc. dated March 21, 2002, relating to the Heritage Club at Greenwood Village - Greenwood Village, Colorado (Previously filed as Exhibit 10.22 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed May 10, 2002 and incorporated herein by reference.)

      10.23 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Heritage Club at Greenwood Village - Greenwood Village, Colorado (Previously filed as Exhibit 10.23 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed May 10, 2002 and incorporated herein by reference.)

      10.24 Loan Agreement between ARC Holley Court, LLC, as Borrower, and GMAC Commercial Mortgage Corporation, as Lender, relating to the Holley Court Terrace - Oak Park, Illinois (Previously filed as Exhibit
            10.24 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed May 10, 2002 and incorporated herein by reference.)

      10.25 Lease Agreement between CNL Retirement Camarillo CA, LP and HRA Management Corporation dated May 16, 2002 relating to the Brighton Gardens of Camarillo - Camarillo, California (Previously filed as
            Exhibit 10.25 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

      10.26 Lease Agreement between CNL Retirement Towson MD, LP and HRA Management Corporation dated May 16, 2002 relating to the Brighton Gardens of Towson - Towson, Maryland (Previously filed as Exhibit
            10.26 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

      10.27 Lease Agreement between CNL Retirement Clayton OH, LP and HRA Management Corporation dated May 17, 2002 relating to the Marriott MapleRidge of Clayton - Clayton, Ohio (Previously filed as Exhibit
            10.27 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

      10.28 Lease Agreement between CNL Retirement Dartmouth MA, LP and HRA Management Corporation dated May 16, 2002 relating to the Marriott MapleRidge of Dartmouth - Dartmouth, Massachusetts (Previously filed as Exhibit 10.28 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

      10.29 Lease Agreement between CNL Retirement Laguna Creek CA, LP and HRA Management Corporation dated May 16, 2002 relating to the Marriott MapleRidge of Laguna Creek - Elk Grove, California (Previously filed as Exhibit 10.29 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

      10.30 Purchase and Sale Agreement between Marriott Senior Living Services, Inc., VCS, Inc. and MSLS - MapleRidge, Inc., as Sellers, Marriott International, Inc. and CNL Retirement MA1, LP, as Purchaser, and HRA Management Corporation, as Tenant, relating to the Brighton Gardens of Camarillo - Camarillo, California; Brighton Gardens of Towson - Towson, Maryland; Marriott MapleRidge of Clayton - Clayton, Ohio; Marriott MapleRidge of Dartmouth - Dartmouth, Massachusetts; and Marriott MapleRidge of Laguna Creek - Elk Grove, California (Previously filed as Exhibit 10.30 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

      10.31 Loan Agreement between Five Pack Retirement 2002, LLC, Lender, and CNL Retirement Clayton OH, LP, CNL Retirement Laguna Creek CA, LP, CNL Retirement Camarillo CA, LP, CNL Retirement Dartmouth MA, LP, CNL Retirement Towson MD, LP, Borrowers, and U.S. Bank, National Association, Collateral Agent, relating to the Brighton Gardens of Camarillo - Camarillo, California; Brighton Gardens of Towson - Towson, Maryland; Marriott MapleRidge of Clayton - Clayton, Ohio; Marriott MapleRidge of Dartmouth - Dartmouth, Massachusetts; and Marriott MapleRidge of Laguna Creek - Elk Grove, California (Previously filed as Exhibit 10.31 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

      10.32 Loan Agreement between General Electric Capital Corporation, as Lender, and CNL Retirement - AM/Colorado, LP, as Borrower, dated August 8, 2002, relating to the Heritage Club at Greenwood Village - Greenwood Village, Colorado (Previously filed as Exhibit 10.25 to the Registrant's Form 10-Q filed November 14, 2003 and incorporated herein by reference.)

      10.33 Mortgage Loan Agreement between CNL Retirement Properties, Inc., as Lender, and DSTS, LLC, as Borrower, dated August 12, 2002, relating to the Vero Beach, Florida land (Previously filed as Exhibit 10.26 to the Registrant's Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

      10.34 Refinancing and Acquisition Agreement dated September 30, 2002, between CNL Retirement Partners, LP, and Prime Care Properties, LLC, PC1, LLC, PC2, LLC, Prime Care One, LLC, Prime Care Two, LLC and Thomas E. Phillippe, Jr., relating to the Brighton Gardens of Venice
            - Venice, Florida; Brighton Gardens of Mountainside - Mountainside, New Jersey; Brighton Gardens of

            Friendship Heights - Chevy Chase, Maryland; Brighton Gardens of Charlotte - Charlotte, North Carolina; Brighton Gardens of Winston-Salem - Winston Salem, North Carolina; Brighton Gardens of Raleigh - Raleigh, North Carolina; Brighton Gardens of Brentwood - Brentwood, Tennessee; Brighton Gardens of Stamford - Stamford, Connecticut; Brighton Gardens of Middleton - Middleton, New Jersey; Brighton Gardens of Buckhead - Atlanta, Georgia; and Brighton Gardens of Naples - Naples, Florida (Previously filed as Exhibit
            10.27 to the Registrant's Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

      10.35 Lease Agreement dated September 30, 2002, between CNL Retirement PC1 Naples FL, LP, CNL Retirement PC1 Venice FL, LP, CNL Retirement PC1 New Jersey, LP, CNL Retirement PC1 Friendship Heights MD, LP, CNL Retirement PC1 North Carolina, LP, CNL Retirement PC1 Stamford CT, LP, CNL Retirement PC1 Buckhead GA, LP and CNL Retirement PC1 Brentwood TN, LP, as Lessors, Prime Care One, LLC and Prime Care Two, LLC, as Lessees, relating to the Brighton Gardens of Venice - Venice, Florida; Brighton Gardens of Mountainside - Mountainside, New Jersey; Brighton Gardens of Friendship Heights - Chevy Chase, Maryland; Brighton Gardens of Charlotte - Charlotte, North Carolina; Brighton Gardens of Winston-Salem - Winston Salem, North Carolina; Brighton Gardens of Raleigh - Raleigh, North Carolina; Brighton Gardens of Brentwood - Brentwood, Tennessee; Brighton Gardens of Stamford - Stamford, Connecticut; Brighton Gardens of Middleton - Middleton, New Jersey; Brighton Gardens of Buckhead - Atlanta, Georgia; and Brighton Gardens of Naples - Naples, Florida (Previously filed as Exhibit 10.28 to the Registrant's Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

      10.36 Ground Lease Agreement between CNL Retirement ER1, LP and Peabody Campus, LLC dated October 10, 2002, relating to the Brooksby Village Continuing Care Retirement Community - Peabody, Massachusetts (Previously filed as Exhibit 10.36 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

      10.37 Purchase and Sale Agreement between CNL Retirement ER1, LP, as Buyer, and Peabody Campus, LLC, as Seller, relating to the Brooksby Village Continuing Care Retirement Community - Peabody, Massachusetts (Previously filed as Exhibit 10.37 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

      10.38 Lease Agreement between CNL Retirement AM/Tennessee LP and Homewood at Brookmont Terrace, LLC dated October 31, 2002, relating to the Homewood Residence at Brookmont Terrace - Nashville, Tennessee (Previously filed as Exhibit 10.38 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

      10.39 Purchase and Sale Agreement between CNL Retirement Corp., as Buyer, and Homewood at Brookmont Terrace, LLC, as Seller, relating to the Homewood Residence at Brookmont Terrace - Nashville, Tennessee (Previously filed as Exhibit 10.39 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

      10.40 Lease Agreement between CNL Retirement MA3 Washington, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Bellevue - Bellevue, Washington (Previously filed as Exhibit 10.40 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

      10.41 Lease Agreement between CNL Retirement MA2 Illinois, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Hoffman Estates - Hoffman Estates, Illinois (Previously filed as Exhibit 10.41 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

      10.42 Lease Agreement between CNL Retirement MA3 Oklahoma, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Oklahoma City - Oklahoma City, Oklahoma (Previously filed as Exhibit 10.42 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

      10.43 Lease Agreement between CNL Retirement MA3 California, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Santa Rosa - Santa Rosa, California (Previously filed as Exhibit 10.43 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

      10.44 Lease Agreement between CNL Retirement MA2 Oklahoma, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Tulsa - Tulsa, Oklahoma (Previously filed as
            Exhibit 10.44 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

      10.45 Lease Agreement between CNL Retirement MA3 Georgia, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Vinings - Atlanta, Georgia (Previously filed as
            Exhibit 10.45 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

      10.46 Lease Agreement between CNL Retirement MA3 Washington, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Hearthside of Lynnwood - Lynnwood, Washington (Previously filed as
            Exhibit 10.46 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

      10.47 Lease Agreement between CNL Retirement MA3 Washington, LP and Eleven Pack Management Corp. dated December 20, 2002, relating to the Hearthside of Snohomish - Snohomish, Washington (Previously filed as
            Exhibit 10.47 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

      10.48 Lease Agreement between CNL Retirement MA2 California, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the MapleRidge of Hemet - Hemet, California (Previously filed as Exhibit
            10.48 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

      10.49 Lease Agreement between CNL Retirement MA2 Massachusetts, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the MapleRidge of Plymouth - Plymouth, Massachusetts (Previously filed as Exhibit 10.49 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

      10.50 Lease Agreement between CNL Retirement MA2 Ohio, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the MapleRidge of Willoughby - Willoughby, Ohio (Previously filed as Exhibit 10.50 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

      10.51 Lease Agreement between CNL Retirement MA2 Arkansas, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the Pleasant Hills Retirement Community - Little Rock, Arkansas (Previously filed as Exhibit 10.51 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

      10.52 Purchase and Sale Agreement between Marriott Senior Living Services, Inc., MSLS-MapleRidge, Inc., and Marriott International, Inc., as Sellers, and CNL Retirement MA2, LP, as Purchaser, CNL Retirement Partners, LP as the Orland Park Owner and Eight Pack Management Corp., as Tenant, relating to the Brighton Gardens of Hoffman Estates - Hoffman Estates, Illinois; Brighton Gardens of Tulsa - Tulsa, Oklahoma; MapleRidge of Hemet - Hemet, California; MapleRidge of Plymouth -

            Plymouth, Massachusetts; MapleRidge of Willoughby - Willoughby, Ohio and Pleasant Hills Retirement Community - Little Rock, Arkansas (Previously filed as Exhibit 10.52 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

      10.53 Purchase and Sale Agreement between Marriott Senior Living Services, Inc., MSLS-MapleRidge, Inc., and Marriott International, Inc., as Sellers, and CNL Retirement MA3, LP, as Purchaser, and Eleven Pack Management Corp., as Tenant, relating to the Brighton Gardens of Bellevue - Bellevue, Washington; Brighton Gardens of Oklahoma City - Oklahoma City, Oklahoma; Brighton Gardens of Santa Rosa - Santa Rosa, California; Brighton Gardens of Vinings - Atlanta, Georgia; Hearthside of Lynnwood - Lynnwood, Washington and Hearthside of Snohomish - Snohomish, Washington (Previously filed as Exhibit 10.53 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

      10.54 Credit Agreement dated as of March 17, 2003 by and among CNL Retirement Partners, LP, as Borrower, CNL Retirement GP Corp., as a Parent and Guarantor, CNL Retirement LP Corp., as a Parent and Guarantor, CNL Retirement Properties, Inc. and each of the other Guarantors, Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, as Sole Lead Arranger and as Book Manager, and the financial institutions party hereto and their assignees under Section 11.7, as Lenders (Previously filed as Exhibit 10.54 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

      10.55 Purchase and Sale Agreement between Marriott Continuing Care, LLC, as Sellers, and Marriott International, Inc. and CNL Retirement MA3, LP, as Purchaser, relating to the Fairfax Continuing Care Retirement Community - Fort Belvoir, Virginia and the Quadrangle Continuing Care Retirement Community - Haverford, Pennsylvania (Previously filed as Exhibit 10.48 to the Registrant's Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

      10.56 Lease Agreement between CNL Retirement MA3 Virginia, LP and Marriott Continuing Care, LLC dated March 28, 2003, relating to the Fairfax Continuing Care Retirement Community - Fort Belvoir, Virginia (Previously filed as Exhibit 10.49 to the Registrant's Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

      10.57 Lease Agreement between CNL Retirement MA3 Pennsylvania, LP and Marriott Continuing Care, LLC dated March 28, 2003, relating to the Quadrangle Continuing Care Retirement Community - Haverford, Pennsylvania (Previously filed as Exhibit 10.50 to the Registrant's Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

      10.58 Assumption and Reimbursement Agreement between Marriott International, Inc., as Assignor, Marriott Continuing Care, LLC, as Assignor, CNL Retirement Properties, Inc., as Assignee, CNL Retirement MA3 Pennsylvania, LP, as Assignee, and CNL Retirement MA3 Virginia, LP, as Assignee, dated March 28, 2003 (Previously filed as
            Exhibit 10.51 to the Registrant's Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

      10.59 Purchase and Sale Agreement by and among WEC 99C-1, LLC, WEC 99C-2, LLC, WEC 99C-3, LLC, WEC 99C-4, LLC, WEC 99C-5, LLC, WEC 99C-6, LLC, WEC 99C-7, LLC, WEC 99C-8, LLC, WEC 99C-9, LLC, WEC 99C-10, LLC, WEC 99C-11, LLC, WEC 99C-12, LLC, WEC 99C-13, LLC, WEC 99C-14, LLC,
            respectively, as Sellers, and CNL Retirement Properties, Inc., as Purchaser dated August 29, 2003 (Previously filed as Exhibit 10.59 to Post-Effective Amendment No. Three to the Registrant's Registration Statement on Form S-11 filed October 21 ,2003 and incorporated herein by reference.)

      10.60 Purchase and Sale Agreement by and among Sunrise Assisted Living Limited Partnership, Sunrise Farmington Hills Assisted Living, L.L.C., Atlantic-Sunrise, LLC, Sunrise Poland Assisted Living, L.L.C., Sunrise Raleigh Assisted Living, LLC, Sunrise Assisted Living Limited Partnership VIII, L.P., and ADG on Sheepshead Bay, LLC, as Seller and CNL Retirement Corp., as Purchaser and Twenty

            Pack Management Corp., as Tenant dated September 29, 2003 (Previously filed as Exhibit 10.60 to Post-Effective Amendment No. Three to the Registrant's Registration Statement on Form S-11 filed October 21, 2003 and incorporated herein by reference.)

      10.61 Pooling Agreement by and among Sunrise Senior Living Management, Inc., as Manager and Twenty Pack Management Corp., Sunrise Five Forks Assisted Living, L.L.C., Sunrise Development, Inc. and Sunrise Madison Senior Living, L.L.C., as Owners and CNL Retirement Sun 1, LP, CNL Retirement Sun 1 Beverly Hills CA, LP, CNL Retirement Sun 1 Cresskill NJ, LP, CNL Retirement Sun 1 Edmonds WA, LP, CNL Retirement Sun 1 Lilburn GA, LP and CNL Retirement Sun 1 Madison NJ, LP, as Landlords dated September 30, 2003 (Previously filed as
            Exhibit 10.61 to Post-Effective Amendment No. Three to the Registrant's Registration Statement on Form S-11 filed October 21, 2003 and incorporated herein by reference.)

      10.62 Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 19, 2003 (Previously filed as Exhibit 10.62 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

      10.63 First Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 30, 2003 (Previously filed as Exhibit 10.63 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

      10.64 Second Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 31, 2003 (Previously filed as Exhibit 10.64 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

      10.65 Third Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 5, 2004 (Previously filed as Exhibit
            10.65 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

      10.66 Fourth Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 16, 2004 (Previously filed as Exhibit 10.66 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

      10.67 Fifth Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 20, 2004 (Previously filed as Exhibit 10.67 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

      10.68 Sixth Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated February 2, 2004 (Previously filed as Exhibit 10.68 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

      10.69 Seventh Amendment to Purchase and Sale Agreement by and among Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated February 6, 2004 (Previously filed as Exhibit 10.69 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

      10.70 Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated December 19, 2003 (Previously filed as Exhibit 10.70 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

      10.71 First Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated December 31, 2003 (Previously filed as Exhibit
            10.71 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

      10.72 Second Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated January 5, 2004 (Previously filed as Exhibit
            10.72 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

      10.73 Third Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated January 20, 2004 (Previously filed as Exhibit
            10.73 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

      10.74 Fourth Amendment to Purchase and Sale Agreement by and between Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated February 6, 2004 (Previously filed as Exhibit
            10.74 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

      10.75 Purchase and Sale Agreement by and between CNL Retirement Properties, Inc., as Purchaser, Medical Office Properties, Inc., as parent of the Sellers, and the Property Owners of the Medical Office Properties, Inc. Medical Office Building Portfolio, individually, a Seller, and collectively, as Sellers, dated March 4, 2004 (Filed herewith.)

      21.   Subsidiaries of the Registrant (Filed herewith.)

      23.1 Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated June 10, 2004 (Filed herewith.)

      23.2 Consent of Greenberg Traurig, LLP (Contained in its opinions previously filed as Exhibits 5 and 8 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

      23.3 Consent of Ernst & Young LLP, Independent Auditors, dated June 10, 2004 (Filed herewith.)

      23.4 Consent of Ernst & Young LLP, Independent Auditors, dated June 10, 2004 (Filed herewith.)

      23.5 Consent of Ernst & Young LLP, Independent Auditors, dated June 10, 2004 (Filed herewith.)

      23.6 Consent of Ernst & Young LLP, Independent Auditors, dated June 10, 2004 (Filed herewith.)

      23.7 Consent of Ernst & Young LLP, Independent Auditors, dated June 10, 2004 (Filed herewith.)

      23.8 Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated June 10, 2004 (Filed herewith.)

      24    Power of Attorney (Filed herewith.)

                                    TABLE VI

                      ACQUISITION OF PROPERTIES BY PROGRAMS

      Table VI presents information concerning the acquisition of real properties by the public real estate limited partnerships and the unlisted public REITS sponsored by Affiliates of the Company through December 31, 2003. The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.

                                    TABLE VI

                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                       CNL Income            CNL Income            CNL Income            CNL Income
                                          Fund,                Fund II,             Fund III,             Fund IV,
                                           Ltd.                  Ltd.                 Ltd.                  Ltd.
                                       ----------            ----------            ----------            ----------
                                        (Note 2)              (Note 3)              (Note 4)              (Note 5)
Locations                                AL,AZ,CA,FL,          AL,AZ,CO,FL,          AL,AZ,CA,CO,          AL,DC,FL,GA,
                                         GA,LA,MD,OK,          GA,IL,IN,KS,          FL,GA,IA,IL,          IL,IN,KS,MA,
                                         PA,TX,VA,WA           LA,MI,MN,MO,          IN,KS,KY,MD,          MD,MI,MS,NC,
                                                               NC,NM,OH,TN,          MI,MN,MO,NC,          OH,PA,TN,TX,
                                                               TX, WA,WY             NE,OK,TX              VA


Type of property                          Restaurants           Restaurants           Restaurants           Restaurants

Gross leasable space
   (sq. ft.) or number                       22 units              50 units              40 units              47 units
   of units and total
   square feet of units                    80,314 s/f           190,753 s/f           170,944 s/f           166,494 s/f

Dates of purchase                  2/18/86 - 12/31/97    2/11/87 - 11/18/99    2/11/87 - 10/25/99    10/30/87 - 1/19/99

Cash down payment (Note 1)         $       13,435,137    $       27,417,112    $       25,000,031    $       28,643,526

Contract purchase price
   plus acquisition fee            $       13,361,435    $       27,266,696    $       24,891,350    $       28,541,500

Other cash expenditures
   expensed                                        --                    --                    --                    --

Other cash expenditures
   capitalized                                 73,702               150,416               108,681               102,026
                                   ------------------    ------------------    ------------------    ------------------

Total acquisition cost (Note 1)    $       13,435,137    $       27,417,112    $       25,000,031    $       28,643,526
                                   ==================    ==================    ==================    ==================

Note 1: This amount was derived from capital contributions or proceeds from partners or stockholders, respectively, and net sales proceeds reinvested in other properties. With respect to CNL Retirement Properties, Inc., amounts were also advanced under its line of credit to facilitate the acquisition of these properties. With respect to CNL Hospitality Properties, Inc. amounts were also advanced under its line of credit or through permanent financing to facilitate the acquisition of these properties.

Note 2: The partnership owns a 50% interest in a joint venture which owns a restaurant property. In addition, the partnership owns a 12.17% interest in one restaurant property held as tenants-in-common with affiliates. The partnership previously owned a 50% interest in two separate joint ventures which each owned a restaurant property.

Note 3: The partnership owns a 49% and a 50% interest in two separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 33.87%, a 57.91%, a 47%, a 37.01%, a 39.39%, and a 13.38% interest in six restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 48% interest in a joint venture which owned a restaurant property. In addition, the partnership previously owned a 64% interest in a joint venture which owned two restaurant properties at different times.

Note 4: The partnership owns a 69.07% and a 46.88% interest in two separate joint ventures which each own one restaurant property. In addition, the partnership owns a 33%, a 9.84%, a 25.87%, and a 20% interest in four restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 73.4% interest in a joint venture which owned a restaurant property.

Note 5: The partnership owns a 51%, a 57%, a 96.1%, a 68.87%, and a 35.71% interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 53% and a 76% interest in two restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 26.6% interest in a joint venture which owned a restaurant property.

                                       CNL Income            CNL Income            CNL Income            CNL Income
                                         Fund V,               Fund VI,             Fund VII,            Fund VIII,
                                          Ltd.                   Ltd.                 Ltd.                  Ltd.
                                       ----------            ----------            ----------            ----------
                                        (Note 6)              (Note 7)              (Note 8)             (Note 9)
Locations                                AZ,FL,GA,IL,    AR,AZ,CA,FL,GA,ID,       AL,AZ,CO,FL,GA,          AZ,CO,FL,IL,
                                         IN,MI,NH,NY,    IL,IN,KS,MA,MD,MI,       IN,LA,MI,MN,NC,          IN,LA,MI,MN,
                                         OH,SC,TN,TX,    MN,NC,NE,NM,NY,OH,       NE,OH,PA,SC,TN,          NC,NY,OH,OR,
                                         UT, WA          OK,PA,TN,TX,VA,WA,       TX,UT,WA                 TN,TX,VA,WI
                                                         WY
Type of property                          Restaurants           Restaurants           Restaurants           Restaurants

Gross leasable space
   (sq. ft.) or number                       36 units              67 units              59 units              55 units
   of units and total
   square feet of units                   149,519 s/f           272,158 s/f           235,628 s/f           244,702 s/f

Dates of purchase                   2/6/89 - 12/14/99      5/1/87 - 11/7/03      1/5/90 - 9/25/02     4/30/90 - 9/25/02

Cash down payment (Note 1)          $      26,459,769    $       50,194,827      $     37,154,958     $      41,739,720

Contract purchase price
   plus acquisition fee             $      26,077,897    $       49,674,318      $     36,488,276     $      41,206,994

Other cash expenditures
   expensed                                        --                    --                    --                    --

Other cash expenditures
   capitalized                                381,872               520,509               666,682               532,726
                                    -----------------    ------------------      ----------------     -----------------

Total acquisition cost (Note 1)     $      26,459,769    $       50,194,827      $     37,154,958     $      41,739,720
                                    =================    ==================      ================     =================

Note 6: The partnership owns a 43% and a 53.12% interest in two separate joint ventures which each own a restaurant property. In addition, the partnership owns a 42.09% and a 27.78% interest in two restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 48.9% and a 66.5% interest in two separate joint ventures which each owned a restaurant property.

Note 7: The partnership owns a 3.9%, a 14.46%, a 50%, and a 64.29% interest in four separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 74%, an 18%, a 23.04%, a 34.74%, a 46.2%, an 85%, a 60%, an 80%, a 14.2%, a 9.5%, and a 25%
         interest in eleven restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 66.14% interest in a joint venture which owned a restaurant property. The partnership also previously owned a 36% interest in a joint venture which owned two restaurant properties at different times. In addition, the partnership previously owned a 51.67%, a 77%, and a 75% interest in three restaurant properties held separately as tenants-in-common with affiliates.

Note 8: The partnership owns an 83.3%, a 4.79%, an 18%, a 79%, a 56%, a 14%, a 68.75%, and a 36.88% interest in eight separate joint ventures. Six of the joint ventures each own one restaurant property and the other joint venture owns five restaurant properties. In addition, the partnership owns a 71%, a 53%, a 35.64%, and a 43% interest in four restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 51.1% interest in a joint venture which owned a restaurant property. One of the joint ventures previously owned one additional restaurant property and one of the joint ventures previously owned two additional restaurant properties. In addition, the partnership previously owned a 48.33% interest in a restaurant property held as tenants-in-common with an affiliate.

Note 9: The partnership owns an 85.54%, an 87.68%, a 36.8%, a 34%, and a 10% interest in five separate joint ventures. Four of the joint ventures each own one restaurant property and the other joint venture owns five restaurant properties. In addition, the partnership owns a 66%, a 19.3%, a 10%, and a 17% interest in four restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 12.46% interest in a joint venture which owned a restaurant property. One of the joint ventures previously owned two additional restaurant properties. In addition, the partnership previously owned a 66% interest in a restaurant property held as tenants-in-common with an affiliate.

                                       CNL Income            CNL Income           CNL Income             CNL Income
                                        Fund IX,               Fund X,             Fund XI,               Fund XII,
                                          Ltd.                   Ltd.                Ltd.                    Ltd.
                                       ----------            ----------           ----------             ----------
                                        (Note 10)             (Note 11)            (Note 12)              (Note 13)
Locations                                AL,CA,CO,FL,          AL,AZ,CA,CO,          AL,AZ,CA,CO,          AL,AZ,CA,CO,
                                         GA,IL,IN,LA,          FL,GA,ID,IL,          CT,FL,GA,KS,          FL,GA,IA,IN,
                                         MD,MI,MN,MS,          IN,LA,MI,MO,          LA,MA,MI,MS,          LA,MO,MS,NC,
                                         NC,NH,NY,OH,          MT,NC,NE,NH,          NC,NH,NM,OH,          NM,OH,SC,TN,
                                         SC,TN,TX              NM,NY,OH,PA,          OK,PA,SC,TX,          TX,WA
                                                               SC,TN,TX,WA           VA,WA

Type of property                          Restaurants           Restaurants           Restaurants           Restaurants

Gross leasable space
   (sq. ft.) or number                       55 units              60 units              50 units              58 units
   of units and total
   square feet of units                   242,175 s/f           259,222 s/f           214,924 s/f           244,910 s/f

Dates of purchase                   8/31/90 - 9/25/02     11/5/91 - 11/7/03    5/18/92 - 12/23/03     10/16/92 -9/25/02

Cash down payment (Note 1)          $      41,519,232     $      44,083,506    $       43,909,776     $      49,541,814

Contract purchase price plus
   acquisition fee                  $      40,776,871     $      43,381,008    $       43,314,331     $      49,044,383

Other cash expenditures
   expensed                                        --                    --                    --                    --

Other cash expenditures
   capitalized                                742,361               702,498               595,445               497,431
                                    -----------------     -----------------    ------------------     -----------------
Total acquisition cost (Note 1)     $      41,519,232     $      44,083,506    $       43,909,776     $      49,541,814
                                    =================     =================    ==================     =================

Note 10: The partnership owns a 50%, a 45.2%, a 27.33%, and a 60% interest in four separate joint ventures. Two of the joint ventures own one restaurant property and the other two joint ventures own five restaurant properties each. In addition, the partnership owns a 67%, a 29%, a 15%, and a 34% interest in four restaurant properties held separately as tenants-in-common with affiliates. Two of the joint ventures previously owned one additional restaurant property each and one of the joint ventures owned two additional restaurant properties. In addition, the partnership previously owned a 25% and a 34% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 11: The partnership owns a 50%, an 88.26%, a 40.95%, a 10.51%, and a 10% interest in five separate joint ventures. Four of the joint ventures own one restaurant property each and the other joint venture owns five restaurant properties. In addition, the partnership owns a 13%, a 6.69%, an 81.65%, and a 12% interest in four restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 52% and a 69.06% interest in two separate joint ventures which each owned one restaurant property. In addition, one of the joint ventures previously owned one additional restaurant property.

Note 12: The partnership owns a 62.16%, a 77.33%, an 85%, a 76.6%, and a 42.8%
         interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 72.58%, an 85.8%, a 90.5%, a 38%, and a 26% interest in five restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 23% interest in a restaurant property held as tenants-in-common with an affiliate.

Note 13: The partnership owns a 31.13%, a 59.05%, an 18.61%, a 27.72%, a 55%, and an 80% interest in six separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 57% interest in a restaurant property held as tenants-in-common with an affiliate. The partnership previously owned an 87.54% interest in a joint venture which owned a restaurant property.

                                       CNL Income             CNL Income           CNL Income            CNL Income
                                       Fund XIII,              Fund XIV,            Fund XV,             Fund XVI,
                                          Ltd.                   Ltd.                 Ltd.                  Ltd.
                                       ----------             ----------           ----------            ----------
                                       (Note 14)              (Note 15)             (Note 16)             (Note 17)
Locations                                AL,AR,AZ,CA,          AL,AZ,CO,FL,          AL,CA,FL,GA,          AL,AZ,CA,CO,
                                         CO,FL,GA,IN,          GA,IL,KS,LA,          KS,KY,MN,MO,          DC,FL,GA,ID,
                                         KS,LA,MD,MO,          MN,MO,MS,NC,          MS,NC,NJ,NM,          IN,KS,LA,MN,
                                         NC,OH,PA,SC,          NJ,NV,OH,SC,          OH,OK,PA,SC,          MO,NC,NM,NV,
                                         TN,TX,VA              TN,TX,VA              TN,TX,VA              OH,PA,TN,TX,
                                                                                                           UT,WI

Type of property                          Restaurants           Restaurants           Restaurants           Restaurants

Gross leasable space
   (sq. ft.) or number                       54 units              72 units              63 units              56 units
   of units and total
   square feet of units                   190,534 s/f           233,819 s/f           222,926 s/f           221,917 s/f

Dates of purchase                   5/18/93 - 11/7/03     9/27/93 - 11/7/03     4/28/94 - 11/7/03   10/21/94 - 12/23/03

Cash down payment (Note 1)          $      39,292,980     $      49,912,433    $       45,197,288   $        49,085,424

Contract purchase price plus
   acquisition fee                  $      38,924,854     $      49,486,052    $       44,809,998   $        48,695,961

Other cash expenditures
   expensed                                        --                    --                    --                    --

Other cash expenditures
   capitalized                                368,126               426,381               390,290               389,463
                                    -----------------     -----------------    ------------------   -------------------

Total acquisition cost (Note 1)     $      39,292,980     $      49,912,433    $       45,197,288   $        49,085,424
                                    =================     =================    ==================   ===================

Note 14: The partnership owns a 50% and a 27.8% interest in two separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 66.13%, a 63.09%, a 47.83%, a 41%, and a 10%
         interest in five restaurant properties held separately as tenants-in-common with affiliates.

Note 15: The partnership owns a 50% interest in three separate joint ventures and a 72.2%, a 39.94%, an 11%, and a 44% interest in four additional joint ventures. Six of the joint ventures each own one restaurant property and the other joint venture owns five restaurant properties. In addition, the partnership owns a 26% and a 10% interest in two restaurant properties held separately as tenants-in-common with affiliates. One of the joint ventures previously owned three additional properties.

Note 16: The partnership owns a 50% interest in a joint venture which owns five restaurant properties and a 23.62% and a 31.25% interest in two separate joint ventures, each of which owns one restaurant property. In addition, the partnership owns a 16%, a 15%, a 59%, a 17%, and a 68% interest in five restaurant properties held separately as tenants-in-common with affiliates. One of the joint ventures previously owned three additional properties.

Note 17: The partnership owns a 32.35%, a 19.72%, and a 21% interest in three separate joint ventures which each own one restaurant property. In addition, the partnership owns an 80.44%, a 40.42%, an 83%, a 20%, and a 79% interest in five restaurant properties held separately as tenants-in-common with affiliates.

                                      CNL Restaurant         CNL Income            CNL Income         CNL Hospitality
                                        Properties,          Fund XVII,            Fund XVIII,           Properties,
                                            Inc.                Ltd.                  Ltd.                   Inc.
                                      --------------         ----------            ----------         ---------------
                                        (Note 18)             (Note 19)             (Note 20)            (Note 21)
Locations                                AL,AR,AZ,CA,          CA,FL,GA,IL,          AZ,CA,CO,FL,          AL,AZ,CA,CO,
                                         CO,CT,DE,FL,          IN,MD,MI,NC,          GA,IL,KY,MD,          CT,DE,FL,GA,
                                         GA,IA,ID,IL,          NE,NV,OH,SC,          MN,NC,NV,NY,          HI,IL,IN,KS,
                                         IN,KS,KY,LA,          TN,TX,WA,WI           OH,PA,TN,TX,          KY,LA,MA,MD,
                                         MD,MI,MN,MO,                                VA                    ME,MI,MN,MO,
                                         MS,NC,NE,NH,                                                      MS,NC,NE,NJ,
                                         NJ,NM,NV,NY,                                                      NV,NY,OK,OR,
                                         OH,OK,OR,PA,                                                      PA,RI,SC,TN,
                                         RI,SC,SD,TN,                                                      TX,UT,VA,WA,
                                         TX,UT,VA,WA,                                                      WI,D.C.,
                                         WI,WV                                                             CANADA

Type of property                          Restaurants           Restaurants           Restaurants                Hotels

Gross leasable space
   (sq. ft.) or number                    1,211 units              39 units              30 units             Note 22 *
   of units and total
   square feet of units                 5,385,340 s/f           165,544 s/f           152,527 s/f

Dates of purchase                   6/30/95- 12/30/03     12/20/95- 9/25/02    12/27/96 - 6/26/02    7/31/98 - 12/18/03

Cash down payment (Note 1)          $   1,420,477,104     $      34,701,715    $       35,377,348   $     3,169,325,949

Contract purchase price plus
   acquisition fee                  $   1,418,331,573     $      34,635,251    $       35,270,361   $     3,331,933,738

Other cash expenditures
   expensed                                        --                    --                    --                    --

Other cash expenditures
   capitalized                              2,145,531                66,464               106,987            79,749,207
                                    -----------------     -----------------    ------------------   -------------------

Total acquisition cost (Note 1)     $   1,420,477,104     $      34,701,715    $       35,377,348   $     3,411,682,945
                                    =================     =================    ==================   ===================

Note 18: In May 1998, CNL Restaurant Properties, Inc. formed an operating partnership, CNL APF Partners, LP, to acquire and hold properties subsequent to the formation of CNL APF Partners, LP. CNL Restaurant Properties, Inc. has a 100% ownership interest in the general and limited partners (which are wholly owned subsidiaries) of CNL APF Partners, LP. CNL Restaurant Properties, Inc. and CNL APF Partners, LP own an 85.47%, 59.22% and a 74.57% interest in three separate joint ventures, and 80% in six separate joint ventures. Each joint venture owns one restaurant property. On June 1, 2000, CNL Restaurant Properties, Inc. formed CNL Restaurant Capital, LP and transferred certain assets and operations to it in exchange for a combined general and limited partnership interest. As of December 31, 2003, CNL Restaurant Properties, Inc. owned a 96.26% interest in CNL Restaurant Capital, LP.

Note 19: The partnership owns a 60.06%, an 86%, and a 40% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 19.56%, a 27.42%, a 36.91%, a 25%, a 24%, and a 90% interest in six restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned an 80% and a 30.94% interest in two separate joint ventures which each owned one restaurant property. In addition, one of the joint ventures previously owned one additional property.

Note 20: The partnership owns a 39.93%, a 57.2% and a 19.78% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns an 80.7% and an 18.35% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 21: In June 1998, CNL Hospitality Properties, Inc. formed an operating partnership, CNL Hospitality Partners, LP, to acquire and hold its interest in properties. CNL Hospitality Properties, Inc. has a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of CNL Hospitality Partners, LP. CNL Hospitality Properties, Inc. has a 100% ownership interest in CNL Hotel Investors, Inc. which owns seven hotel properties. In November 1999, CNL Hospitality Properties, Inc. acquired an 89% interest in CNL Philadelphia Annex, LLC (formerly Courtyard Annex, L.L.C.) to own and lease one hotel property. In December 2000, CNL

           *Excludes two properties under construction

Note 21
continued:
         Hospitality Properties, Inc., through subsidiaries, acquired a 44% interest in Desert Ridge Resort Partners, LLC, a joint venture with an affiliate of Marriott International, Inc. and a partnership in which an affiliate of the advisor is the general partner, which owns one resort property. In July 2001, CNL Hospitality Properties, Inc., through subsidiaries, acquired a 49% interest in WB Resort Partners, L.P., a joint venture with an affiliate of Marriott International, Inc. and a partnership in which an affiliate of the advisor is the general partner, which owns one resort property. In September 2001, CNL Hospitality Properties, Inc., through subsidiaries, acquired a 70% interest in CNL HHC Partners, LP, a joint venture with Hilton Hotels Corporation, which owns four hotel properties. In November 2001, CNL Hospitality Properties, Inc., through subsidiaries, acquired an 85% interest in CNL IHC Partners, LP, a joint venture with Interstate Property Corporation, which owns two hotel properties. In June 2002, CNL Hospitality Properties, Inc., through subsidiaries, acquired a 50% interest in CY-SF Hotel Parent, LP, a joint venture with an affiliate of Marriott International, Inc., which owns one hotel. In December 2002, CNL Hospitality Properties, through subsidiaries, acquired a 75% interest in CNL HHC Partners II, LP, a joint venture with Hilton Hotels Corporation which owns two properties. In August 2003, CNL Hospitality Properties, through subsidiaries, acquired a 66.67% interest in HT/CNL Metro Hotels, L.P. with an affiliate of Hersha Hospitality Trust, which owns one hotel. In August 2003, CNL Hospitality Properties, through subsidiaries, acquired a 85% interest in Dearborn Hotel Partners, LP with an affiliate of FORD, which owns one hotel. In December 2003, CNL Hospitality Properties, through subsidiaries, acquired a 75% interest in CNL HHC Partners III, LP with an affiliate of Hilton, which owns two hotels. In December 2003, CNL Hospitality Properties, through subsidiaries, acquired a 70% interest in CNL KSL Partners, LP with an affiliate of KSL Recreation Corporation, which owns one hotel.

Note 22: As of December 31, 2003, the 128 operating hotels owned by CNL Hospitality Properties, Inc. and its unconsolidated subsidiaries had approximately 29,000 rooms.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. One to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 10, 2004.

                                      CNL RETIREMENT PROPERTIES, INC.
                                      (Registrant)

                                      By: /s/ Thomas J. Hutchison III
                                          --------------------------------------
                                          Thomas J. Hutchison III
                                          Chief Executive Officer and President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Robert A. Bourne and James M. Seneff, Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre-and post-effective amendments in connection with the registration statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. One to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signatures                                 Title                        Date
         ----------                                 -----                        ----
/s/ James M. Seneff, Jr.                Chairman of the Board                June 10, 2004
--------------------------------
James M. Seneff, Jr.

/s/ Robert A. Bourne                    Vice Chairman of the Board           June 10, 2004
--------------------------------        and Treasurer
Robert A. Bourne

/s/ Thomas J. Hutchison III             Chief Executive Officer and          June 10, 2004
--------------------------------        President
Thomas J. Hutchison III                 (Principal Executive Officer)

/s/ Stuart J. Beebe                     Chief Financial Officer              June 10, 2004
--------------------------------        and Executive Vice President
Stuart J. Beebe                         (Principal Financial
                                        and Accounting Officer)

/s/ David W. Dunbar                     Independent Director                 June 10, 2004
--------------------------------
David W. Dunbar

/s/ James W. Duncan, Jr.                Independent Director                 June 10, 2004
--------------------------------
James W. Duncan, Jr.

/s/ Edward A. Moses                     Independent Director                 June 10, 2004
--------------------------------
Edward A. Moses

                                  EXHIBIT INDEX

Exhibits                                                                                   Page
--------                                                                                   ----
  1.1         Form of Managing Dealer Agreement (Previously filed as Exhibit 1.1 to
              Pre-Effective Amendment No. Two to the Registrant's Registration
              Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

  1.2         Form of Participating Broker Agreement (Filed herewith.)

  3.1         Articles of Amendment and Restatement of CNL Retirement Properties,
              Inc. dated July 28, 2003 (Previously filed as Exhibit 3.8 to the
              Registrant's Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)

  3.2         CNL Health Care Properties, Inc. Bylaws (Previously filed as Exhibit
              3.2 to the Registrant's Form 10-K filed March 5, 1999 and incorporated herein by reference.)

  3.3         Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc.
              (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 31,
              2000 and incorporated herein by reference.)

  3.4         Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc.
              (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed June 25,
              2003 and incorporated herein by reference.)

  4.1         Articles of Amendment and Restatement of CNL Retirement Properties,
              Inc. dated July 28, 2003 (Previously filed as Exhibit 3.8 to the
              Registrant's Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)

  4.2         CNL Health Care Properties, Inc. Bylaws (Previously filed as Exhibit
              3.2 to the Registrant's Form 10-K filed March 5, 1999 and incorporated herein by reference.)

  4.3         Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc.
              (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 31,
              2000 and incorporated herein by reference.)

  4.4         Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc.
              (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed June 25,
              2003 and incorporated herein by reference.)

  4.5         Form of Reinvestment Plan (Included in the Prospectus as Appendix A and
              incorporated herein by reference.)

  5           Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Retirement Properties, Inc. (Previously filed as Exhibit 5 to Pre-Effective Amendment No. Two to the Registrant's
              Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

  8           Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Retirement Properties, Inc. (Previously filed as
              Exhibit 8 to Pre-Effective Amendment No. Two to the Registrant's
              Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

  10.1        Form of Escrow Agreement between CNL Retirement Properties, Inc. and
              SouthTrust Bank (Previously filed as Exhibit 10.1 to Pre-Effective
              Amendment No. Two to the Registrant's Registration Statement on Form
              S-11 filed March 23, 2004 and incorporated herein by reference.)

  10.2        Advisory Agreement (Filed herewith.)

  10.3 Form of Joint Venture Agreement (Previously filed as Exhibit 10.3 to the Registrant's Registration Statement on Form S-11 filed March 5,
              1998 and incorporated herein by reference.)

  10.4        Form of Indemnification and Put Agreement (Previously filed as Exhibit
              10.4 to the Registrant's Registration Statement on Form S-11 filed
              March 5, 1998 and incorporated herein by reference.)

  10.5        Form of Unconditional Guaranty of Payment and Performance (Previously
              filed as Exhibit 10.5 to the Registrant's Registration Statement on
              Form S-11 filed March 5, 1998 and incorporated herein by reference.)

  10.6        Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the
              Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

  10.7        Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit 10.7 to the
              Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

  10.8        Form of Reinvestment Plan (Included in the Prospectus as Appendix A and
              incorporated herein by reference.)

  10.9        Indemnification Agreement between CNL Health Care Properties, Inc. and
              Thomas J. Hutchison III dated February 29, 2000. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, David W. Dunbar,
              Timothy S. Smick, Edward A. Moses, Jeanne A. Wall and Lynn E. Rose,
              dated September 15, 1998, Phillip M. Anderson, Jr. dated February 19,
              1999, James W. Duncan dated February 22, 2002, Stuart J. Beebe dated
              July 15, 2002, and Marcel Verbaas dated April 19, 2004 (Previously filed as Exhibit 10.2 to the Registrant's Form 10-Q filed May 3, 2000 and incorporated herein by reference.)

  10.10       Agreement of Limited Partnership of CNL Health Care Partners, LP
              (Previously filed as Exhibit 10.10 to Post-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23,
              2000 and incorporated herein by reference.)

  10.11       Purchase and Sale Agreement between CNL Health Care Partners, LP and
              Marriott Senior Living Services, Inc., relating to the Brighton
              Gardens(R) by Marriott(R) -- Orland Park, Illinois (Previously filed as
              Exhibit 10.11 to the Registrant's Registration Statement on Form S-11
              filed May 19, 2000 and incorporated herein by reference.)

  10.12       Lease Agreement between CNL Health Care Partners, LP and BG Orland
              Park, LLC dated April 20, 2000, relating to the Brighton Gardens(R) by
              Marriott(R) -- Orland Park, Illinois (Previously filed as Exhibit 10.12 to the Registrant's Registration Statement on Form S-11 filed May 19,
              2000 and incorporated herein by reference.)

  10.13       Revolving Line of Credit Agreement with CNL Health Care Properties,
              Inc., CNL Health Care Partners, LP and Colonial Bank, dated April 20,
              2000 (Previously filed as Exhibit 10.13 to the Registrant's
              Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

  10.14       Real Estate Purchase and Sale Contract between CNL Retirement Corp., as
              Buyer, and American Retirement Corporation, as Seller, relating to the
              Broadway Plaza at Pecan Park - Arlington, Texas (Previously filed as
              Exhibit 10.14 to Post-Effective Amendment No. Six to the Registrant's
              Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

  10.15       Lease Agreement between CNL Retirement - AM/Texas, LP and ARC Pecan
              Park, L.P. dated November 9, 2001, relating to the Broadway Plaza at
              Pecan Park - Arlington, Texas (Previously filed as Exhibit 10.15 to
              Post-Effective Amendment No. Six to the Registrant's Registration
              Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

  10.16       Real Estate Purchase and Sale Contract between CNL Retirement Corp., as
              Buyer, and American Retirement Corporation, as Seller, relating to the
              Homewood Residence of Boca Raton - Boca Raton, Florida (Previously
              filed as Exhibit 10.16 to Post-Effective Amendment No. Six to the
              Registrant's Registration Statement on Form S-11 filed November 29,
              2001 and incorporated herein by reference.)

  10.17       Lease Agreement between CNL Retirement - AM/Florida, LP and ARC Boca
              Raton, Inc. dated November 9, 2001, relating to the Homewood Residence of Boca Raton - Boca Raton, Florida (Previously filed as Exhibit 10.17 to Post-Effective Amendment No. Six to the Registrant's Registration
              Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

  10.18       Lease Agreement between CNL Retirement Corp. and ARC Holley Court, LLC dated February 11, 2002, relating to the Holley Court Terrace - Oak
              Park, Illinois (Previously filed as Exhibit 10.18 to Post-Effective
              Amendment No. Seven to the Registrant's Registration Statement on Form
              S-11 filed February 28, 2002 and incorporated herein by reference.)

  10.19       Real Estate Purchase and Sale Contract between CNL Retirement Corp., as
              Buyer, and ARC Holley Court, LLC, as Seller, relating to the Holley
              Court Terrace - Oak Park, Illinois (Previously filed as Exhibit 10.19 to Post-Effective Amendment No. Seven to the Registrant's Registration
              Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

  10.20       Lease Agreement between CNL Retirement - AM/Florida, LP and ARC Coconut
              Creek, LLC dated February 11, 2002, relating to the Homewood Residence of Coconut Creek - Coconut Creek, Florida (Previously filed as Exhibit
              10.20 to Post-Effective Amendment No. Seven to the Registrant's
              Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

  10.21       Real Estate Purchase and Sale Contract between CNL Retirement Corp., as
              Buyer, and American Retirement Corporation, as Seller, relating to the
              Homewood Residence of Coconut Creek - Coconut Creek, Florida
              (Previously filed as Exhibit 10.21 to Post-Effective Amendment No.
              Seven to the Registrant's Registration Statement on Form S-11 filed
              February 28, 2002 and incorporated herein by reference.)

  10.22       Lease Agreement between CNL Retirement - AM/Colorado LP and ARC
              Greenwood Village, Inc. dated March 21, 2002, relating to the Heritage
              Club at Greenwood Village - Greenwood Village, Colorado (Previously
              filed as Exhibit 10.22 to Pre-Effective Amendment No. One to the
              Registrant's Registration Statement on Form S-11 filed May 10, 2002 and incorporated herein by reference.)

  10.23       Real Estate Purchase and Sale Contract between CNL Retirement Corp., as
              Buyer, and American Retirement Corporation, as Seller, relating to the
              Heritage Club at Greenwood Village - Greenwood Village, Colorado
              (Previously filed as Exhibit 10.23 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed May 10,
              2002 and incorporated herein by reference.)

  10.24       Loan Agreement between ARC Holley Court, LLC, as Borrower, and GMAC
              Commercial Mortgage Corporation, as Lender, relating to the Holley
              Court Terrace - Oak Park, Illinois (Previously filed as Exhibit 10.24 to Pre-Effective Amendment No. One to the Registrant's Registration
              Statement on Form S-11 filed May 10, 2002 and incorporated herein by reference.)

  10.25       Lease Agreement between CNL Retirement Camarillo CA, LP and HRA
              Management Corporation dated May 16, 2002 relating to the Brighton
              Gardens of Camarillo - Camarillo, California (Previously filed as
              Exhibit 10.25 to Post-Effective Amendment No. One to the Registrant's
              Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

  10.26       Lease Agreement between CNL Retirement Towson MD, LP and HRA Management
              Corporation dated May 16, 2002 relating to the Brighton Gardens of
              Towson - Towson, Maryland (Previously filed as Exhibit 10.26 to
              Post-Effective Amendment No. One to the Registrant's Registration
              Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

  10.27       Lease Agreement between CNL Retirement Clayton OH, LP and HRA
              Management Corporation dated May 17, 2002 relating to the Marriott
              MapleRidge of Clayton - Clayton, Ohio (Previously filed as Exhibit
              10.27 to Post-Effective Amendment No. One to the Registrant's
              Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

  10.28       Lease Agreement between CNL Retirement Dartmouth MA, LP and HRA
              Management Corporation dated May 16, 2002 relating to the Marriott
              MapleRidge of Dartmouth - Dartmouth, Massachusetts (Previously filed as
              Exhibit 10.28 to Post-Effective Amendment No. One to the Registrant's
              Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

  10.29       Lease Agreement between CNL Retirement Laguna Creek CA, LP and HRA
              Management Corporation dated May 16, 2002 relating to the Marriott
              MapleRidge of Laguna Creek - Elk Grove, California (Previously filed as
              Exhibit 10.29 to Post-Effective Amendment No. One to the Registrant's
              Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

  10.30       Purchase and Sale Agreement between Marriott Senior Living Services,
              Inc., VCS, Inc. and MSLS - MapleRidge, Inc., as Sellers, Marriott
              International, Inc. and CNL Retirement MA1, LP, as Purchaser, and HRA
              Management Corporation, as Tenant, relating to the Brighton Gardens of
              Camarillo - Camarillo, California; Brighton Gardens of Towson - Towson,
              Maryland; Marriott MapleRidge of Clayton - Clayton, Ohio; Marriott
              MapleRidge of Dartmouth - Dartmouth, Massachusetts; and Marriott
              MapleRidge of Laguna Creek - Elk Grove, California (Previously filed as
              Exhibit 10.30 to Post-Effective Amendment No. One to the Registrant's
              Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

  10.31       Loan Agreement between Five Pack Retirement 2002, LLC, Lender, and CNL
              Retirement Clayton OH, LP, CNL Retirement Laguna Creek CA, LP, CNL
              Retirement Camarillo CA, LP, CNL Retirement Dartmouth MA, LP, CNL
              Retirement Towson MD, LP, Borrowers, and U.S. Bank, National
              Association, Collateral Agent, relating to the Brighton Gardens of
              Camarillo - Camarillo, California; Brighton Gardens of Towson - Towson,
              Maryland; Marriott MapleRidge of Clayton - Clayton, Ohio; Marriott
              MapleRidge of Dartmouth - Dartmouth, Massachusetts; and Marriott
              MapleRidge of Laguna Creek - Elk Grove, California (Previously filed as
              Exhibit 10.31 to Post-Effective Amendment No. One to the Registrant's
              Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

  10.32       Loan Agreement between General Electric Capital Corporation, as Lender, and CNL Retirement - AM/Colorado, LP, as Borrower, dated August 8,
              2002, relating to the Heritage Club at Greenwood Village - Greenwood
              Village, Colorado (Previously filed as Exhibit 10.25 to the
              Registrant's Form 10-Q filed November 14, 2003 and incorporated herein by reference.)

  10.33       Mortgage Loan Agreement between CNL Retirement Properties, Inc., as
              Lender, and DSTS, LLC, as Borrower, dated August 12, 2002, relating to the Vero Beach, Florida land (Previously filed as Exhibit 10.26 to the
              Registrant's Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

  10.34       Refinancing and Acquisition Agreement dated September 30, 2002, between
              CNL Retirement Partners, LP, and Prime Care Properties, LLC, PC1, LLC,
              PC2, LLC, Prime Care One, LLC, Prime Care Two, LLC and Thomas E.
              Phillippe, Jr., relating to the Brighton Gardens of Venice - Venice,
              Florida; Brighton Gardens of Mountainside - Mountainside, New Jersey;
              Brighton Gardens of Friendship Heights - Chevy Chase, Maryland;
              Brighton Gardens of Charlotte - Charlotte, North Carolina; Brighton
              Gardens of Winston-Salem - Winston Salem, North Carolina; Brighton
              Gardens of Raleigh - Raleigh, North Carolina; Brighton Gardens of
              Brentwood - Brentwood, Tennessee; Brighton Gardens of Stamford -
              Stamford, Connecticut; Brighton Gardens of Middleton - Middleton, New
              Jersey; Brighton Gardens of Buckhead -

              Atlanta, Georgia; and Brighton Gardens of Naples - Naples, Florida
              (Previously filed as Exhibit 10.27 to the Registrant's Form 10-Q filed
              November 14, 2002 and incorporated herein by reference.)

  10.35       Lease Agreement dated September 30, 2002, between CNL Retirement PC1
              Naples FL, LP, CNL Retirement PC1 Venice FL, LP, CNL Retirement PC1 New
              Jersey, LP, CNL Retirement PC1 Friendship Heights MD, LP, CNL
              Retirement PC1 North Carolina, LP, CNL Retirement PC1 Stamford CT, LP,
              CNL Retirement PC1 Buckhead GA, LP and CNL Retirement PC1 Brentwood TN,
              LP, as Lessors, Prime Care One, LLC and Prime Care Two, LLC, as
              Lessees, relating to the Brighton Gardens of Venice - Venice, Florida;
              Brighton Gardens of Mountainside - Mountainside, New Jersey; Brighton
              Gardens of Friendship Heights - Chevy Chase, Maryland; Brighton Gardens
              of Charlotte - Charlotte, North Carolina; Brighton Gardens of
              Winston-Salem - Winston Salem, North Carolina; Brighton Gardens of
              Raleigh - Raleigh, North Carolina; Brighton Gardens of Brentwood -
              Brentwood, Tennessee; Brighton Gardens of Stamford - Stamford,
              Connecticut; Brighton Gardens of Middleton - Middleton, New Jersey;
              Brighton Gardens of Buckhead - Atlanta, Georgia; and Brighton Gardens
              of Naples - Naples, Florida (Previously filed as Exhibit 10.28 to the
              Registrant's Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

  10.36       Ground Lease Agreement between CNL Retirement ER1, LP and Peabody
              Campus, LLC dated October 10, 2002, relating to the Brooksby Village
              Continuing Care Retirement Community - Peabody, Massachusetts
              (Previously filed as Exhibit 10.36 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February
              14, 2003 and incorporated herein by reference.)

  10.37       Purchase and Sale Agreement between CNL Retirement ER1, LP, as Buyer, and Peabody Campus, LLC, as Seller, relating to the Brooksby Village
              Continuing Care Retirement Community - Peabody, Massachusetts
              (Previously filed as Exhibit 10.37 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February
              14, 2003 and incorporated herein by reference.)

  10.38       Lease Agreement between CNL Retirement AM/Tennessee LP and Homewood at
              Brookmont Terrace, LLC dated October 31, 2002, relating to the Homewood
              Residence at Brookmont Terrace - Nashville, Tennessee (Previously filed as Exhibit 10.38 to Post-Effective Amendment No. Four to the
              Registrant's Registration Statement on Form S-11 filed February 14,
              2003 and incorporated herein by reference.)

  10.39       Purchase and Sale Agreement between CNL Retirement Corp., as Buyer, and
              Homewood at Brookmont Terrace, LLC, as Seller, relating to the Homewood
              Residence at Brookmont Terrace - Nashville, Tennessee (Previously filed as Exhibit 10.39 to Post-Effective Amendment No. Four to the
              Registrant's Registration Statement on Form S-11 filed February 14,
              2003 and incorporated herein by reference.)

  10.40       Lease Agreement between CNL Retirement MA3 Washington, LP and Eleven
              Pack Management Corp. dated December 20, 2002, relating to the Brighton
              Gardens of Bellevue - Bellevue, Washington (Previously filed as Exhibit
              10.40 to Post-Effective Amendment No. Four to the Registrant's
              Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

  10.41       Lease Agreement between CNL Retirement MA2 Illinois, LP and Eight Pack
              Management Corp. dated December 20, 2002, relating to the Brighton
              Gardens of Hoffman Estates - Hoffman Estates, Illinois (Previously
              filed as Exhibit 10.41 to Post-Effective Amendment No. Four to the
              Registrant's Registration Statement on Form S-11 filed February 14,
              2003 and incorporated herein by reference.)

  10.42       Lease Agreement between CNL Retirement MA3 Oklahoma, LP and Eleven Pack
              Management Corp. dated December 20, 2002, relating to the Brighton
              Gardens of Oklahoma City - Oklahoma City, Oklahoma (Previously filed as
              Exhibit 10.42 to Post-Effective Amendment No. Four to the Registrant's
              Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

  10.43       Lease Agreement between CNL Retirement MA3 California, LP and Eleven
              Pack Management Corp. dated December 20, 2002, relating to the Brighton
              Gardens of Santa Rosa - Santa Rosa, California (Previously filed as
              Exhibit 10.43 to Post-Effective Amendment No. Four to the Registrant's
              Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

  10.44       Lease Agreement between CNL Retirement MA2 Oklahoma, LP and Eight Pack
              Management Corp. dated December 20, 2002, relating to the Brighton
              Gardens of Tulsa - Tulsa, Oklahoma (Previously filed as Exhibit 10.44 to Post-Effective Amendment No. Four to the Registrant's Registration
              Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

  10.45       Lease Agreement between CNL Retirement MA3 Georgia, LP and Eleven Pack
              Management Corp. dated December 20, 2002, relating to the Brighton
              Gardens of Vinings - Atlanta, Georgia (Previously filed as Exhibit
              10.45 to Post-Effective Amendment No. Four to the Registrant's
              Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

  10.46       Lease Agreement between CNL Retirement MA3 Washington, LP and Eleven
              Pack Management Corp. dated December 20, 2002, relating to the
              Hearthside of Lynnwood - Lynnwood, Washington (Previously filed as
              Exhibit 10.46 to Post-Effective Amendment No. Four to the Registrant's
              Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

  10.47       Lease Agreement between CNL Retirement MA3 Washington, LP and Eleven
              Pack Management Corp. dated December 20, 2002, relating to the
              Hearthside of Snohomish - Snohomish, Washington (Previously filed as
              Exhibit 10.47 to Post-Effective Amendment No. Four to the Registrant's
              Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

  10.48       Lease Agreement between CNL Retirement MA2 California, LP and Eight
              Pack Management Corp. dated December 20, 2002, relating to the
              MapleRidge of Hemet - Hemet, California (Previously filed as Exhibit
              10.48 to Post-Effective Amendment No. Four to the Registrant's
              Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

  10.49       Lease Agreement between CNL Retirement MA2 Massachusetts, LP and Eight
              Pack Management Corp. dated December 20, 2002, relating to the
              MapleRidge of Plymouth - Plymouth, Massachusetts (Previously filed as
              Exhibit 10.49 to Post-Effective Amendment No. Four to the Registrant's
              Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

  10.50       Lease Agreement between CNL Retirement MA2 Ohio, LP and Eight Pack
              Management Corp. dated December 20, 2002, relating to the MapleRidge of
              Willoughby - Willoughby, Ohio (Previously filed as Exhibit 10.50 to
              Post-Effective Amendment No. Four to the Registrant's Registration
              Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

  10.51       Lease Agreement between CNL Retirement MA2 Arkansas, LP and Eight Pack
              Management Corp. dated December 20, 2002, relating to the Pleasant
              Hills Retirement Community - Little Rock, Arkansas (Previously filed as
              Exhibit 10.51 to Post-Effective Amendment No. Four to the Registrant's
              Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

  10.52       Purchase and Sale Agreement between Marriott Senior Living Services,
              Inc., MSLS-MapleRidge, Inc., and Marriott International, Inc., as
              Sellers, and CNL Retirement MA2, LP, as Purchaser, CNL Retirement
              Partners, LP as the Orland Park Owner and Eight Pack Management Corp.,
              as Tenant, relating to the Brighton Gardens of Hoffman Estates -
              Hoffman Estates, Illinois; Brighton Gardens of Tulsa - Tulsa, Oklahoma;
              MapleRidge of Hemet - Hemet, California; MapleRidge of Plymouth -
              Plymouth, Massachusetts; MapleRidge of Willoughby - Willoughby, Ohio
              and Pleasant Hills Retirement Community - Little Rock, Arkansas

              (Previously filed as Exhibit 10.52 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February
              14, 2003 and incorporated herein by reference.)

  10.53       Purchase and Sale Agreement between Marriott Senior Living Services,
              Inc., MSLS-MapleRidge, Inc., and Marriott International, Inc., as
              Sellers, and CNL Retirement MA3, LP, as Purchaser, and Eleven Pack
              Management Corp., as Tenant, relating to the Brighton Gardens of
              Bellevue - Bellevue, Washington; Brighton Gardens of Oklahoma City -
              Oklahoma City, Oklahoma; Brighton Gardens of Santa Rosa - Santa Rosa,
              California; Brighton Gardens of Vinings - Atlanta, Georgia; Hearthside
              of Lynnwood - Lynnwood, Washington and Hearthside of Snohomish -
              Snohomish, Washington (Previously filed as Exhibit 10.53 to
              Post-Effective Amendment No. Four to the Registrant's Registration
              Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

  10.54       Credit Agreement dated as of March 17, 2003 by and among CNL Retirement
              Partners, LP, as Borrower, CNL Retirement GP Corp., as a Parent and
              Guarantor, CNL Retirement LP Corp., as a Parent and Guarantor, CNL
              Retirement Properties, Inc. and each of the other Guarantors, Bank of
              America, N.A., as Administrative Agent, and Banc of America Securities
              LLC, as Sole Lead Arranger and as Book Manager, and the financial institutions party hereto and their assignees under Section 11.7, as
              Lenders (Previously filed as Exhibit 10.54 to Pre-Effective Amendment
              No. One to the Registrant's Registration Statement on Form S-11 filed
              March 24, 2003 and incorporated herein by reference.)

  10.55       Purchase and Sale Agreement between Marriott Continuing Care, LLC, as
              Sellers, and Marriott International, Inc. and CNL Retirement MA3, LP,
              as Purchaser, relating to the Fairfax Continuing Care Retirement
              Community - Fort Belvoir, Virginia and the Quadrangle Continuing Care
              Retirement Community - Haverford, Pennsylvania (Previously filed as
              Exhibit 10.48 to the Registrant's Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

  10.56       Lease Agreement between CNL Retirement MA3 Virginia, LP and Marriott
              Continuing Care, LLC dated March 28, 2003, relating to the Fairfax
              Continuing Care Retirement Community - Fort Belvoir, Virginia
              (Previously filed as Exhibit 10.49 to the Registrant's Form 10-Q filed
              May 15, 2003 and incorporated herein by reference.)

  10.57       Lease Agreement between CNL Retirement MA3 Pennsylvania, LP and
              Marriott Continuing Care, LLC dated March 28, 2003, relating to the
              Quadrangle Continuing Care Retirement Community - Haverford,
              Pennsylvania (Previously filed as Exhibit 10.50 to the Registrant's
              Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

  10.58       Assumption and Reimbursement Agreement between Marriott International,
              Inc., as Assignor, Marriott Continuing Care, LLC, as Assignor, CNL
              Retirement Properties, Inc., as Assignee, CNL Retirement MA3
              Pennsylvania, LP, as Assignee, and CNL Retirement MA3 Virginia, LP, as
              Assignee, dated March 28, 2003 (Previously filed as Exhibit 10.51 to the Registrant's Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

  10.59       Purchase and Sale Agreement by and among WEC 99C-1, LLC, WEC 99C-2,
              LLC, WEC 99C-3, LLC, WEC 99C-4, LLC, WEC 99C-5, LLC, WEC 99C-6, LLC,
              WEC 99C-7, LLC, WEC 99C-8, LLC, WEC 99C-9, LLC, WEC 99C-10, LLC, WEC
              99C-11, LLC, WEC 99C-12, LLC, WEC 99C-13, LLC, WEC 99C-14, LLC,
              respectively, as Sellers, and CNL Retirement Properties, Inc., as
              Purchaser dated August 29, 2003 (Previously filed as Exhibit 10.59 to
              Post-Effective Amendment No. Three to the Registrant's Registration
              Statement on Form S-11 filed October 21 ,2003 and incorporated herein by reference.)

  10.60       Purchase and Sale Agreement by and among Sunrise Assisted Living
              Limited Partnership, Sunrise Farmington Hills Assisted Living, L.L.C.,
              Atlantic-Sunrise, LLC, Sunrise Poland Assisted Living, L.L.C., Sunrise
              Raleigh Assisted Living, LLC, Sunrise Assisted Living Limited
              Partnership VIII, L.P., and ADG on Sheepshead Bay, LLC, as Seller and
              CNL Retirement Corp., as Purchaser and Twenty Pack Management Corp., as
              Tenant dated September 29, 2003 (Previously filed as Exhibit 10.60 to
              Post-Effective Amendment No. Three

              to the Registrant's Registration Statement on Form S-11 filed October
              21, 2003 and incorporated herein by reference.)

  10.61       Pooling Agreement by and among Sunrise Senior Living Management, Inc., as Manager and Twenty Pack Management Corp., Sunrise Five Forks
              Assisted Living, L.L.C., Sunrise Development, Inc. and Sunrise Madison
              Senior Living, L.L.C., as Owners and CNL Retirement Sun 1, LP, CNL
              Retirement Sun 1 Beverly Hills CA, LP, CNL Retirement Sun 1 Cresskill
              NJ, LP, CNL Retirement Sun 1 Edmonds WA, LP, CNL Retirement Sun 1
              Lilburn GA, LP and CNL Retirement Sun 1 Madison NJ, LP, as Landlords
              dated September 30, 2003 (Previously filed as Exhibit 10.61 to
              Post-Effective Amendment No. Three to the Registrant's Registration
              Statement on Form S-11 filed October 21, 2003 and incorporated herein by reference.)

  10.62       Purchase and Sale Agreement by and among Riverchase Assisted Living,
              Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management -
              Carrington Pointe, L.L.C., Integrated Living Communities of West Palm
              Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior
              Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity
              Limited Partnership, Integrated Living Communities of Sarasota, L.L.C.,
              Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay
              Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership,
              Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership,
              Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor,
              L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of
              Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as
              Purchaser dated December 19, 2003 (Previously filed as Exhibit 10.62 to
              Pre-Effective Amendment No. Two to the Registrant's Registration
              Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

  10.63       First Amendment to Purchase and Sale Agreement by and among Riverchase
              Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated
              Management - Carrington Pointe, L.L.C., Integrated Living Communities
              of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited
              Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior
              Lifestyle Prosperity Limited Partnership, Integrated Living Communities
              of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior
              Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay
              Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay
              Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership,
              South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living
              Communities of Dallas, L.P., collectively, as Sellers, and CNL
              Retirement Corp., as Purchaser dated December 30, 2003 (Previously filed as Exhibit 10.63 to Pre-Effective Amendment No. Two to the
              Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

  10.64       Second Amendment to Purchase and Sale Agreement by and among Riverchase
              Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated
              Management - Carrington Pointe, L.L.C., Integrated Living Communities
              of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited
              Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior
              Lifestyle Prosperity Limited Partnership, Integrated Living Communities
              of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior
              Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay
              Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay
              Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership,
              South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living
              Communities of Dallas, L.P., collectively, as Sellers, and CNL
              Retirement Corp., as Purchaser dated December 31, 2003 (Previously filed as Exhibit 10.64 to Pre-Effective Amendment No. Two to the
              Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

  10.65       Third Amendment to Purchase and Sale Agreement by and among Riverchase
              Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated
              Management - Carrington Pointe, L.L.C., Integrated Living Communities
              of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited
              Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior
              Lifestyle Prosperity Limited Partnership, Integrated Living Communities
              of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior
              Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay
              Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay
              Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership,
              South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living
              Communities of Dallas, L.P., collectively, as Sellers, and CNL
              Retirement Corp., as Purchaser dated January 5, 2004 (Previously filed as Exhibit 10.65 to

              Pre-Effective Amendment No. Two to the Registrant's Registration
              Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

  10.66       Fourth Amendment to Purchase and Sale Agreement by and among Riverchase
              Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated
              Management - Carrington Pointe, L.L.C., Integrated Living Communities
              of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited
              Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior
              Lifestyle Prosperity Limited Partnership, Integrated Living Communities
              of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior
              Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay
              Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay
              Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership,
              South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living
              Communities of Dallas, L.P., collectively, as Sellers, and CNL
              Retirement Corp., as Purchaser dated January 16, 2004 (Previously filed as Exhibit 10.66 to Pre-Effective Amendment No. Two to the Registrant's
              Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

  10.67       Fifth Amendment to Purchase and Sale Agreement by and among Riverchase
              Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated
              Management - Carrington Pointe, L.L.C., Integrated Living Communities
              of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited
              Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior
              Lifestyle Prosperity Limited Partnership, Integrated Living Communities
              of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior
              Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay
              Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay
              Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership,
              South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living
              Communities of Dallas, L.P., collectively, as Sellers, and CNL
              Retirement Corp., as Purchaser dated January 20, 2004 (Previously filed as Exhibit 10.67 to Pre-Effective Amendment No. Two to the Registrant's
              Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

  10.68       Sixth Amendment to Purchase and Sale Agreement by and among Riverchase
              Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated
              Management - Carrington Pointe, L.L.C., Integrated Living Communities
              of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited
              Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior
              Lifestyle Prosperity Limited Partnership, Integrated Living Communities
              of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior
              Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay
              Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay
              Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership,
              South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living
              Communities of Dallas, L.P., collectively, as Sellers, and CNL
              Retirement Corp., as Purchaser dated February 2, 2004 (Previously filed as Exhibit 10.68 to Pre-Effective Amendment No. Two to the Registrant's
              Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

  10.69       Seventh Amendment to Purchase and Sale Agreement by and among
              Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C.,
              Integrated Management - Carrington Pointe, L.L.C., Integrated Living
              Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport
              Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership,
              Senior Lifestyle Prosperity Limited Partnership, Integrated Living
              Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C.,
              Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald
              Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North
              Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited
              Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and
              Integrated Living Communities of Dallas, L.P., collectively, as
              Sellers, and CNL Retirement Corp., as Purchaser dated February 6, 2004
              (Previously filed as Exhibit 10.69 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23,
              2004 and incorporated herein by reference.)

  10.70       Purchase and Sale Agreement by and between Niles Lifestyle Limited
              Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated
              December 19, 2003 (Previously filed as Exhibit 10.70 to Pre-Effective
              Amendment No. Two to the Registrant's Registration Statement on Form
              S-11 filed March 23, 2004 and incorporated herein by reference.)

  10.71       First Amendment to Purchase and Sale Agreement by and between Niles
              Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as
              Purchaser dated December 31, 2003 (Previously filed as Exhibit 10.71 to
              Pre-Effective Amendment No. Two to the Registrant's Registration
              Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

  10.72       Second Amendment to Purchase and Sale Agreement by and between Niles
              Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as
              Purchaser dated January 5, 2004 (Previously filed as Exhibit 10.72 to
              Pre-Effective Amendment No. Two to the Registrant's Registration
              Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

  10.73       Third Amendment to Purchase and Sale Agreement by and between Niles
              Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as
              Purchaser dated January 20, 2004 (Previously filed as Exhibit 10.73 to
              Pre-Effective Amendment No. Two to the Registrant's Registration
              Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

  10.74       Fourth Amendment to Purchase and Sale Agreement by and between Niles
              Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as
              Purchaser dated February 6, 2004 (Previously filed as Exhibit 10.74 to
              Pre-Effective Amendment No. Two to the Registrant's Registration
              Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

  10.75       Purchase and Sale Agreement by and between CNL Retirement Properties,
              Inc., as Purchaser, Medical Office Properties, Inc., as parent of the
              Sellers, and the Property Owners of the Medical Office Properties, Inc.
              Medical Office Building Portfolio, individually, a Seller, and collectively, as Sellers, dated March 4, 2004 (Filed herewith.)

  21.         Subsidiaries of the Registrant (Filed herewith.)

  23.1        Consent of PricewaterhouseCoopers LLP, Independent Certified Public
              Accountants, dated June 10, 2004 (Filed herewith.)

  23.2        Consent of Greenberg Traurig, LLP (Contained in its opinions previously filed as Exhibits 5 and 8 to Pre-Effective Amendment No. Two to the
              Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

  23.3        Consent of Ernst & Young LLP, Independent Auditors, dated June 10, 2004
              (Filed herewith.)

  23.4        Consent of Ernst & Young LLP, Independent Auditors, dated June 10, 2004
              (Filed herewith.)

  23.5        Consent of Ernst & Young LLP, Independent Auditors, dated June 10, 2004
              (Filed herewith.)

  23.6        Consent of Ernst & Young LLP, Independent Auditors, dated June 10, 2004
              (Filed herewith.)

  23.7        Consent of Ernst & Young LLP, Independent Auditors, dated June 10, 2004
              (Filed herewith.)

  23.8        Consent of PricewaterhouseCoopers LLP, Independent Certified Public
              Accountants, dated June 10, 2004 (Filed herewith.)

  24          Power of Attorney (Filed herewith.)